    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 19, 2001

                           REGISTRATION NO. 333-54011

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   -----------

                         POST-EFFECTIVE AMENDMENT NO. 8
                                       TO
                                    FORM S-1

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   -----------

                             ICON INCOME FUND EIGHT
          ICON Income Fund Eight B L.P., a Delaware limited partnership
        (Exact name of registrant as specified in governing instruments)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

                                      7394
            (Primary Standard Industrial Classification Code Number)

                                   13-4101114
                     (I.R.S. Employer Identification Number)

                 111 CHURCH STREET, WHITE PLAINS, NEW YORK 10601
                (914) 993-1700 (Address, including zip code, and
                        telephone number, including area
               code, of registrant's principal executive offices)

              LOUIS J.C. CUSANO, SENIOR VICE PRESIDENT AND COUNSEL
                               ICON Capital Corp.
                              599 Lexington Avenue
                                   Suite 2705
                            New York, New York 10022
                                 (212) 418-4705
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            Joseph S. Radovsky, Esq.
                              Adam P. Siegman, Esq.
                       Greene Radovsky Maloney & Share LLP
                       Four Embarcadero Center, Suite 4000
                         San Francisco, California 94111
                             (counsel to registrant)
                                   -----------
         This Post-Effective Amendment to the Registration Statement shall hereafter become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, or on such date as the Commission, acting pursuant to said
Section 8(c), may determine.

                          ICON INCOME FUND EIGHT B L.P.

                                   SUPPLEMENT

                             DATED JANUARY 19, 2001

                               TO PROSPECTUS DATED
                                  MAY 19, 2000


SUMMARY

         We are providing you with this supplement, dated January 19, 2001, to update and revise the prospectus, dated May 19, 2000. This supplement forms a part of, and must be accompanied or preceded by, the prospectus.

         The primary purposes of this supplement are to:

         - Describe the current status of the offering of the Partnership and our equipment acquisition efforts,

         -  Update the experts section of the prospectus, and

         - Update the financial information of the Partnership and ICON Capital Corp., the general partner of the Partnership.

YOU SHOULD THOROUGHLY REVIEW THE PROSPECTUS AND THIS SUPPLEMENT PRIOR TO SUBSCRIBING FOR UNITS IN THE PARTNERSHIP.

STATUS OF THE OFFERING AND EQUIPMENT ACQUISITION EFFORTS


As of January 16, 2001, 235,586.3706 limited partner units of the Partnership had been sold, and limited partners had contributed capital of $23,558,637.06 to the Partnership.

As of January 19, 2001, the total price paid for all equipment purchased by the Partnership since its inception was $80,206,153; the sources for the funds used to acquire the equipment consisted of $64,281,747 in debt and $15,924,406 from the proceeds of the offering.

Our efforts in connection with the acquisition, leasing and financing of equipment for the Partnership as of January 19, 2001 are listed below. We describe below in greater detail transactions representing approximately ten percent or more of the offering proceeds raised through January 16, 2001. Each of the companies listed is a lessee of the equipment identified.

CSK AUTO CORP.

CSK Auto Corp. is the largest retailer of automotive parts and accessories in the western United States and is among the top five after-market automotive retailers in the nation. The Partnership acquired equipment, subject to a lease, which is used in 44 CSK Auto Corp. retail stores. The lease matures in July of 2004. The equipment, which cost $2,071,798, consists of store furniture, fixtures, point of sale computers, monitors, printers and various equipment needed for the installation and running of the stores. The equipment cost per location averages $47,000. The return conditions require CSK Auto Corp. to return either all or none of the equipment.

REGUS BUSINESS CENTERS CORP.

Regus Business Centers Corp. ("Regus") is widely considered the global leader in supplying fully furnished, equipped and staffed executive office space. The Partnership acquired all furniture, fixtures, office equipment and telecommunications equipment at four Regus Business Centers, subject to a 4-year lease to Regus, for a cost of $5,303,090.

PETSMART INC.

PetsMart Inc. is the industry leader in pet products. The Partnership acquired all equipment in PetsMart Inc.'s regional distribution center in Columbus, Ohio, subject to a 4-year lease to PetsMart Inc. for a price of $3,397,802 in cash. The equipment is comprised of conveyor systems used for fulfillment needs at the distribution center.

SCANDINAVIAN AIRLINES SYSTEM

Scandinavian Airlines System ("SAS") is one of the world's leading airlines, serving Sweden, Denmark and Norway. SAS operates a fleet of 177 aircraft. The Partnership, through a joint venture with two other programs we manage, entered into a sale-leaseback transaction in December 2000 involving a Boeing 767-300ER model aircraft, one of 14 such aircraft that SAS operates in transcontinental passenger service. The lease with SAS is for a 28-month term and SAS has the option to renew the lease, upon 12 months' notice, at the fair market value of the aircraft but in no event less than the required monthly amortization of principal and interest on the debt incurred to acquire the aircraft. The Partnership's contribution to the cost of the aircraft was $42,734,799, which constituted 96% of the total cost.

GENERAL ELECTRIC COMPANY

General Electric Company ("GE") holds the number one or number two market share in a range of industries, from broadcasting to power plant parts manufacturing. GE is a diversified company and produces aircraft engines, locomotives and other transportation equipment, appliance (kitchen and laundry equipment), lighting, electric distribution and control equipment, generators and turbines, nuclear reactors, medical imaging equipment and plastics. GE has leased various machine tools and forklifts on terms ranging from two to six years from a joint venture between the Partnership and three other programs we manage. The machine tools and forklifts were acquired subject to this lease. The Partnership's contribution to the cost of these machine tools and forklift was $5,540,478, which constituted 87.69% of the total cost.

LUCENT TECHNOLOGIES INC.

Lucent Technologies Inc. ("Lucent") is one of North America's leading makers of telecom equipment and software. The Bell Laboratories division develops many of Lucent's products, but the company has become a force in the broadband networking market through acquisitions. Many of Lucent's customers are telecom providers such as AT&T. Lucent has leased various items of manufacturing equipment on terms ranging from one to three years from a joint venture between the Partnership and three other programs we manage. The equipment was acquired subject to this lease and the Partnership's contribution to the cost of this manufacturing equipment was $3,463,621, which constituted 87.69% of the total cost.

PERRIER GROUP OF AMERICA, INC.

Perrier Group of America, Inc. ("Perrier") is a division of the Perrier Vittel Group, a subsidiary of Nestle SA. Perrier began in 1976 with a single brand of bottled water and has since grown, through expansion and acquisition, to be one of the largest bottled water producers in the world. Today, Perrier owns a bottled water portfolio of ten regional brands and imports four international brands. Perrier leases customized beverage trucks from a joint venture between the Partnership and three other programs we manage with remaining lease terms ranging from one to three years. The trucks were acquired subject to this lease and the Partnership's contribution to the cost of the trucks was $5,950,424, which constituted 87.69% of the total cost.

For comparative purposes, the information above is also set forth in chart form:

CSK AUTO CORP.
Lease Financing of:                                  Computers and furniture
Lease Term:                                          4 Years
Equipment Cost:                                      $2,071,798
Debt Specifically Incurred to Acquire Equipment:     None




REGUS BUSINESS CENTERS CORP.
Lease Financing of:                                  Telecommunications equipment and furniture
Lease Term:                                          4 Years
Equipment Cost    :                                  $5,303,090
Debt Specifically Incurred to Acquire Equipment:     None

PETSMART INC.
Lease Financing of:                                  Conveyor systems
Lease Term:                                          4 Years
Equipment Cost:                                      $3,397,802
Debt Specifically Incurred to Acquire Equipment:     None




SCANDINAVIAN AIRLINES SYSTEM
Lease Financing of:                                  Aircraft
Lease Term:                                          28 months
Equipment Cost Contributed by Partnership:           $42,734,799
Total Equipment Cost:                                $44,515,416
Debt Incurred by Partnership to Acquire Equipment:   $40,583,083
Total Debt Incurred to Acquire Equipment:            $42,274,045

GENERAL ELECTRIC COMPANY
Lease Financing of:                                  Machine Tools & Fork Lifts
Lease Term:                                          2 to 6 Years
Equipment Cost Contributed by Partnership:           $5,540,478
Total Equipment Cost:                                $6,316,815
Debt Incurred by Partnership to Acquire Equipment:   $4,122,267
Total Debt Incurred to Acquire Equipment:            $4,699,883

LUCENT TECHNOLOGIES INC.
Lease Financing of:                                  Manufacturing Equipment
Lease Term:                                          1 to 3 Years
Equipment Cost Contributed by Partnership:           $3,463,621
Total Equipment Cost:                                $3,948,947
Debt Incurred by Partnership to Acquire Equipment:   $1,449,145
Total Debt Incurred to Acquire Equipment:            $1,652,200

PERRIER GROUP OF AMERICA, INC.
Lease Financing of:                                  Beverage Trucks
Lease Term:                                          1 to 3 Years
Equipment Cost Contributed by Partnership:           $5,950,424
Total Equipment Cost:                                $6,784,202
Debt Incurred by Partnership to Acquire Equipment:   $4,141,079
Total Debt Incurred to Acquire Equipment:            $4,721,330


In addition to the transactions described above, the Partnership, through a joint venture with three other programs we manage, acquired miscellaneous equipment which is leased to thirty-one lessees. The Partnership contributed $11,744,140 to the cost of this equipment (which constituted 87.69% of the total cost) and incurred $6,986,173 of debt.

JOINT OWNERSHIP OF EQUIPMENT

The aircraft leased to SAS is owned by a joint venture in which the Partnership has a 96% interest, ICON Cash Flow Partners, L.P., Seven has a 2% interest, and ICON Income Fund Eight A L.P. has a 2% interest. The equipment leased to GE, Lucent and Perrier, as well as the miscellaneous equipment described immediately above, is owned by a joint venture in which the Partnership has a 87.69% interest, ICON Cash Flow Partners, L.P., Six has a 1% interest, ICON Cash Flow Partners, L.P., Seven has a 10.31% interest, and ICON Income Fund Eight A L.P. has a 1% interest. In each of these equipment-owning joint ventures in which the Partnership has an interest: (i) the Partnership and the joint-owner(s) have identical investment objectives and participate on the same terms and conditions; (ii) the compensation payable to us or our affiliates by the Partnership and the joint-owner(s) is identical, after taking into account each joint owner's level of ownership; and (iii) the Partnership has a right of first refusal to purchase the equipment, on a pro-rata basis, if a joint-owner desires to sell its interest in the equipment.

FINANCING

During November 2000, the Partnership entered into a one year Credit Agreement with Imperial Bank that provides the Partnership the ability to borrow up to $7 million. Each borrowing under the Credit Agreement must be collateralized by Partnership lease investments. Principal amounts outstanding are required to be repaid as the underlying lease collateral is reduced. Borrowings under the Credit Agreement bear interest at the rate of one percent (1.00%) per annum in excess of the prime rate.

The Partnership drew down $7 million from its line of credit with Imperial Bank to acquire some of the equipment described above. The aggregate amount of non-recourse financing incurred by the Partnership in the acquisition of the above-described equipment totaled $57,281,747. Therefore, the aggregate indebtedness incurred by the Partnership to acquire the equipment totals $64,281,747.

MANAGEMENT'S DISCUSSION AND ANALYSIS

         The following should be considered when reviewing the financial statements of the Partnership which follow.

         LIQUIDITY AND CAPITAL RESOURCES

         The Partnership's primary source of funds for the period June 14, 2000 to September 30, 2000 were capital contributions, net of offering expenses of $11,424,688, and net proceeds received from borrowings of $1,325,772. Net cash provided by operating activities was $108,801. The Partnership intends to continue to purchase equipment and fund cash distributions utilizing funds from capital contributions, cash from operations and additional borrowings.

         Cash distributions to limited partners, which were paid monthly commencing in July 2000, totaled $138,992.

         RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2000

         For the three months ended September 30, 2000, the Partnership purchased and leased equipment with an initial cost of $5,303,088 to one lessee.

         Revenues for the three months ended September 30, 2000 were $220,432, representing finance income of $187,029 and interest income of $33,403. Expenses for the three months ended September 30, 2000 were $123,499, representing management fees - General Partner of $54,603, general and administrative of $4,922, amortization of initial direct costs of $10,654, administrative expense reimbursements - General Partner of $21,929 and interest expense of $31,391. Net income for the three months ended September 30, 2000 was $96,933. The net income per weighted average limited partnership unit was $1.33.

         RESULTS OF OPERATIONS FROM DATE OF INCEPTION TO SEPTEMBER 30, 2000

         For the period from February 7, 2000 (date of inception) to September 30, 2000, the Partnership purchased and leased equipment with an initial cost of $7,374,886 to two lessees.

         As the Partnership commenced operations on June 14, 2000, results of operations from date of inception to September 30, 2000 do not reflect a full nine months activity. Revenues from date of inception to September 30, 2000 were $238,305, expenses totaled $129,626 and net income was $108,679. The net income per weighted average limited partnership unit was $1.83.

COMPENSATION OF THE GENERAL PARTNER

In connection with the equipment acquisitions described above, Acquisition Fees in an amount equal to 3.0% of the original equipment cost have been paid or will be paid to us. In addition, the Underwriting Fee, Sales Commission and O & O Expense Allowance will be paid according to the provisions of the prospectus set forth on pages 18 through 20.

UPDATE OF THE EXPERTS SECTION

The section of the prospectus on page 84 under the heading "Experts" is updated and replaced by the following:

EXPERTS

The audited balance sheet of the Partnership as of February 7, 2000, and the audited financial statements of ICON Capital Corp. as of March 31, 2000, 1999 and 1998 and for each of the years then ended, have been included herein in reliance upon the reports of KPMG LLP, independent certified public accountants, appearing elsewhere herein, upon the authority of said firm as experts in accounting and auditing.

                          INDEX TO FINANCIAL STATEMENTS

ICON INCOME FUND EIGHT B L.P.                                                             PAGE
-----------------------------                                                             ----
Unaudited Financial Statements--September 30, 2000                                         8
           Balance Sheet at September 30, 2000                                             9
           Statement of Operations for the Three Months Ended
              September 30, 2000 and the Period February 7, 2000 (date of inception)
              to September 30, 2000                                                        10
           Statement of Changes in Partners' Equity for the Period
              February 7, 2000 (date of inception) to September 30, 2000 11
           Statement of Cash Flows for the Period February 7, 2000 (date of inception)
              to September 30, 2000                                                        12
           Notes to Financial Statements                                                   13


ICON CAPITAL CORP.
------------------

Unaudited Financial Statements--September 30, 2000                                         14
           Balance Sheets at September 30, 2000 and March 31, 2000                         15
           Statements of Income for the Six Months Ended September 30, 2000 and 1999       16
           Statements of Changes in Stockholder's Equity for the Year Ended
              March 31, 2000 and for the Six Months Ended September 30, 2000               17
           Statements of Cash Flows for the Six Months Ended September 30, 2000 and 1999   18
           Notes to Financial Statements                                                   20

Audited Financial Statements--March 31, 2000 and 1999                                      23
           Independent Auditors' Report                                                    24
           Balance Sheets at March 31, 2000 and 1999                                       25
           Statements of Income for the Years Ended March 31, 2000 and 1999                26
           Statements of Changes in Stockholder's Equity for the Years
              Ended March 31, 2000 and 1999                                                27
           Statements of Cash Flows for the Years Ended March 31, 2000 and 1999            28
           Notes to Financial Statements                                                   29

                          ICON INCOME FUND EIGHT B L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

                              FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2000

                                   (UNAUDITED)

                          ICON INCOME FUND EIGHT B L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

                                  BALANCE SHEET

                               SEPTEMBER 30, 2000

                                   (UNAUDITED)


         Assets
         ------

Cash                                                                                            $    4,272,805
                                                                                                --------------

Investment in finance leases
   Minimum rents receivable                                                                          8,175,031
   Estimated unguaranteed residual values                                                            1,002,643
   Initial direct costs                                                                                209,297
   Unearned income                                                                                  (2,379,850)
                                                                                                --------------
                                                                                                     7,007,121

   Accounts receivable - affiliates                                                                    650,000
                                                                                                --------------
   Other assets                                                                                        850,866
                                                                                                --------------

Total assets                                                                                    $   12,780,792
                                                                                                ==============

         Liabilities and Partners' Equity
         --------------------------------

Note payable                                                                                    $    1,325,772
Accounts payable                                                                                        61,976
                                                                                                --------------
                                                                                                     1,387,748

Commitments and Contingencies

Partners' equity
   General Partner                                                                                         756
   Limited Partners (132,054.19 units outstanding,
     $100 per unit original issue price)                                                            11,392,288
                                                                                                --------------

        Total partners' equity                                                                      11,393,044
                                                                                                --------------

Total liabilities and partners' equity                                                          $   12,780,792
                                                                                                ==============




See accompanying notes to financial statements.

                          ICON INCOME FUND EIGHT B L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

                             STATEMENT OF OPERATIONS

                                   (UNAUDITED)

                                                                                                   For the Period
                                                               For the Three Months              February 7, 2000 to
                                                             Ended September 30, 2000            September 30, 2000
                                                             ------------------------            -------------------

Revenues
    Finance income                                                   $   187,029                    $   204,649
    Interest income                                                       33,403                         33,656
                                                                     -----------                    -----------

    Total revenues                                                       220,432                        238,305
                                                                     -----------                    -----------

Expenses
    Management fees - General Partner                                     54,603                         57,018
    General and administrative                                             4,922                          6,373
    Amortization of initial direct costs                                  10,654                         11,949
    Administrative expense reimbursements
      - General Partner                                                   21,929                         22,895
    Interest expense                                                      31,391                         31,391
                                                                     -----------                    -----------

Total expenses                                                           123,499                        129,626
                                                                     -----------                    -----------

Net income                                                           $    96,933                    $   108,679
                                                                     ===========                    ===========

Net Income allocable to:
    Limited partners                                                 $    95,964                    $   107,592
    General Partner                                                          969                          1,087
                                                                     -----------                    -----------

                                                                     $    96,933                    $   108,679
                                                                     ===========                    ===========
Weighted average number of limited
  partnership units outstanding                                           72,094                         58,772
                                                                     ===========                    ===========

Net income per weighted average
  limited partnership unit                                           $     1.33                     $      1.83
                                                                     ==========                     ===========




See accompanying notes to financial statements.

                          ICON INCOME FUND EIGHT B L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

                    STATEMENT OF CHANGES IN PARTNERS' EQUITY

            FOR THE PERIOD FROM FEBRUARY 7, 2000 (DATE OF INCEPTION)
                              TO SEPTEMBER 30, 2000

                                   (UNAUDITED)

                                       Return of                   Investment          Limited          General
                                        Capital        Income       Partners           Partner           Total
                                      -----------     --------   ---------------     ------------    ---------------
Initial partners
  capital contributions                                          $         1,000     $      1,000    $         2,000

Proceeds from issuance
----------------------
  of limited partnership
  units (132,054.19 units)                                            13,205,419              -           13,205,419

Sales and offering expenses                                           (1,782,731)             -           (1,782,731)

Cash distribution                      $   .53       $   1.83           (138,992)          (1,331)          (140,323)

Net income                                                               107,592            1,087            108,679
                                                                 ---------------     ------------    ---------------

Balance at September 30, 2000                                    $    11,392,288     $        756    $    11,393,044
                                                                 ===============     ============    ===============





See accompanying notes to financial statements.

                          ICON INCOME FUND EIGHT B L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

                             STATEMENT OF CASH FLOWS

            FOR THE PERIOD FROM FEBRUARY 7, 2000 (DATE OF INCEPTION)
                              TO SEPTEMBER 30, 2000

                                   (UNAUDITED)


Cash flows provided from operating activities:
    Net income                                                                      $       108,679
                                                                                    ---------------
    Adjustments to reconcile net income to net cash
      provided by operating activities:
      Amortization of initial direct costs 11,949 Changes in operating assets and liabilities:
        Collection of principal receivables                                                 575,331
        Accounts receivable - affiliates                                                   (650,000)
        Accounts payable                                                                     61,976
        Other assets                                                                            866
                                                                                    ---------------

          Total adjustments                                                                     122
                                                                                    ---------------

        Net cash provided by operating activities                                           108,801
                                                                                    ---------------

Cash flows from investing activities:
    Equipment purchased                                                                  (7,374,886)
    Initial direct costs                                                                   (221,247)
    Other assets                                                                           (850,000)
                                                                                    ---------------

        Net cash used for investing activities                                           (8,446,133)
                                                                                    ---------------
Cash flows provided by financing activities:
    Initial partners capital contribution                                                     2,000
    Proceeds from note payable                                                            3,977,317
    Issuance of limited partnership units, net of offering expenses                      11,422,688
    Payment on note payable                                                              (2,651,545)
    Cash distributed to partners                                                           (140,323)
                                                                                    ---------------

        Net cash provided by financing activities                                        12,610,137
                                                                                    ---------------

Cash at end of period                                                               $     4,272,805
                                                                                    ===============


See accompanying notes to financial statements.

                          ICON INCOME FUND EIGHT B L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

                          NOTES TO FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2000
                                   (UNAUDITED)

1.    ORGANIZATION

      ICON Income Fund Eight B L.P. (the "Partnership") was formed on February 7, 2000 (date of inception) as a Delaware limited partnership with an initial capitalization of $2,000. It was formed to acquire various types of equipment, to lease such equipment to third parties and, to a lesser degree, to enter into secured financing transactions. The Partnership's maximum offering is $75,000,000. The Partnership commenced business operations on its initial closing date, June 14, 2000, with the admission of 15,815.51 limited partnership units at $100 per unit representing $1,581,551 of capital contributions. As of September 30, 2000, 116,238.68 additional units had been admitted in to the partnership with aggregate gross proceeds of $11,623,868 bringing the total admission to 132,054.19 units totaling $13,205,419 in capital contributions.

      The General Partner of the Partnership is ICON Capital Corp. (the "General Partner"), a Connecticut corporation. The General Partner manages and controls the business affairs of the Partnership's equipment, leases and financing transactions under a management agreement with the Partnership.

2.    COMMITMENT AND CONTINGENCIES

      The Partnership has not applied for an advance ruling from the Internal Revenue Service; however, in the opinion of counsel the Partnership will be classified as a Partnership and not as an association taxable for U.S. Federal income tax purposes. In the absence of a ruling, there cannot be assurance that the Partnership will not constitute an association taxable as a corporation.

3.    RELATED PARTY TRANSACTIONS

       Fees and expenses paid or accrued by the Partnership to the General Partner or its affiliates for the period ended September 30, 2000 were as follows:


           Organization and offering expenses                 $          462,190    Charged to equity
           Underwriting commissions                                      264,108    Charged to equity
           Acquisition fees                                            1,071,247    Capitalized
           Management fees                                                57,018    Charged to operations
           Administrative expense reimbursements                          22,895    Charged to operations
                                                              ------------------

                                                              $        1,877,458
                                                              ==================

         During the period ended September 30, 2000 the Partnership entered into a binding purchase agreement to purchase a portfolio of lease investments. An acquisition fee of $850,000 was paid to the General Partner in the period with respect to this acquisition. This amount was included in the caption Other assets on the September 30, 2000 balance sheet.

                               ICON CAPITAL CORP.

                              FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2000

                                   (UNAUDITED)

                               ICON CAPITAL CORP.

                                 BALANCE SHEETS

                                   (UNAUDITED)

                                                               September 30,           March 31,
                                                                   2000                  2000
                                                                   ----                  ----
         ASSETS
Cash                                                       $        425,103               123,572
Receivables from Parent                                           2,144,375             3,327,769
Receivables from managed partnerships                                97,418               567,715
Prepaid and other assets                                            570,105               322,908
Deferred charges                                                    418,421               112,103
Loans receivable - related parties                                  432,265                -
Fixed assets and leasehold improvements, at cost, less
 accumulated depreciation and amortization of $1,031,058
 and $793,733                                                     1,790,027             1,522,602
                                                           ----------------      ----------------

Total assets                                               $      5,877,714      $      5,976,669
                                                           ================      ================

         LIABILITIES AND STOCKHOLDERS' EQUITY

Payable to managed partnership                             $        600,000      $        -
Accounts payable and accrued expenses                               284,149               498,328
Capital lease obligations                                         1,536,833             1,269,503
Loan payable                                                        403,420               476,541
Deferred income                                                     850,000                -
Deferred state income taxes                                          79,885                47,073
Deferred gain on sale of furniture and fixtures                     563,804               660,456
                                                           ----------------      ----------------

Total liabilities                                                 4,318,091             2,951,901
                                                           ----------------      ----------------

Commitments and contingencies

Stockholder's equity:
Common stock:  no par value; $10 stated
    value; authorized 3,000 shares;
    issued and outstanding 1,500 shares                                            15,000                15,000
  Additional paid-in capital                                                      716,200               716,200
  Retained earnings                                                               828,423             3,393,568
                                                                         ----------------      ----------------
                                                                                1,559,623             4,124,768

Note receivable from stockholder                                                    -                (1,100,000)
                                                                         ----------------      ----------------

Total stockholder's equity                                                      1,559,623             3,024,768
                                                                         ----------------      ----------------

Total liabilities and stockholder's equity                               $      5,877,714      $      5,976,669
                                                                         ================      ================

See accompanying notes to financial statements.

                               ICON CAPITAL CORP.

                              STATEMENTS OF INCOME

                     FOR THE SIX MONTHS ENDED SEPTEMBER 30,

                                   (UNAUDITED)

                                                                  2000              1999
                                                                  ----              ----
Revenues:

     Fees - managed partnerships                               $   6,235,717    $   6,595,469
     Servicing fee                                                   148,795          131,413
     Interest income                                                  50,648           29,226
                                                               -------------    -------------

     Total revenues                                                6,435,160        6,756,108
                                                               -------------    -------------

Expenses:

     General and administrative fee - ICON Holdings Corp.          4,180,882        4,625,544
     Selling, general and administrative                           1,138,306          962,398
     Amortization of deferred charges                                299,864          548,694
     Depreciation and amortization, net of deferred gain             140,673          151,274
     Interest expense                                                100,789           77,636
                                                               -------------    -------------

          Total expenses                                           5,860,514        6,365,546
                                                               -------------    -------------

Income before provision for income taxes                             574,646          390,562

Provision for income taxes                                           229,858          175,753
                                                               -------------    -------------

Net income                                                     $     344,788    $     214,809
                                                               =============    =============






See accompanying notes to financial statements.

                               ICON CAPITAL CORP.

                  STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY

                      FOR THE YEAR ENDED MARCH 31, 2000 AND
                   FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2000

                                   (UNAUDITED)


                               COMMON STOCK                                                 NOTE
                               ------------         ADDITIONAL                           RECEIVABLE          TOTAL
                           SHARES       STATED        PAID-IN          RETAINED             FROM          STOCKHOLDER'S
                        OUTSTANDING     VALUE         CAPITAL          EARNINGS          STOCKHOLDER         EQUITY
                        -----------  -----------   -------------    --------------    ---------------   ---------------
March 31, 1999              1,500    $   15,000    $    716,200     $    2,972,771    $    (1,100,000)  $    2,603,971

Net income                  -              -              -                420,797             -               420,797

March 31, 2000              1,500        15,000         716,200          3,393,568         (1,100,000)       3,024,768

Dividends                   -              -              -             (2,909,933)         1,100,000       (1,809,933)

Net Income                  -              -              -                344,788             -               344,788
                        -----------  -----------   -------------    --------------    ---------------   ---------------

September 30, 2000          1,500    $   15,000    $    716,200     $      828,423    $        -        $    1,559,623
                        ===========  ===========   =============    ==============    ===============   ===============




See accompanying notes to financial statements.

                               ICON CAPITAL CORP.

                            STATEMENTS OF CASH FLOWS

                     FOR THE SIX MONTHS ENDED SEPTEMBER 30,

                                   (UNAUDITED)

                                                                   2000                  1999
                                                              -------------     --------------
Cash flows from operating activities:
   Net income                                                 $     344,788      $     214,809
   Adjustments to reconcile net income
     to net cash provided by operating activities:
     Depreciation and amortization                                  140,673            151,274
     Amortization of deferred charges                               299,864            548,694
     Deferred state income taxes                                     32,812            175,753
     Changes in operating assets and liabilities:
       Receivables from Parent                                     (158,345)        (1,366,383)
       Receivables from managed partnerships                        470,297            317,194
       Payable to managed partnership                               600,000              -
       Deferred income                                              850,000              -
       Prepaid and other assets                                    (247,197)           (24,175)
       Accounts payable and accrued expenses                       (214,179)          (281,494)
                                                              -------------     --------------

         Net cash provided by (used in) operating activities      2,118,713           (264,328)
                                                              -------------     --------------

Cash flows from investing activities:
   Collection of loans receivable - related parties                   9,474               -
   Purchases of fixed assets and leasehold improvements             (40,327)           (20,842)
   Increase in deferred charges                                    (606,182)          (268,721)
                                                              -------------     --------------
   Net cash (used in) investing activities                         (637,035)          (289,563)
                                                              -------------     --------------
Cash flows from financing activities:
   Dividends paid                                                  (909,933)              -
   Repayment of loan payable                                        (73,121)              -
   Principal payments on capital lease obligations                 (197,093)           (96,973)
                                                              -------------     --------------

   Net cash (used in) financing activities                       (1,180,147)           (96,973)
                                                              -------------     --------------

Net increase (decrease) in cash                                     301,531           (650,864)

Cash, beginning of period                                           123,572            774,338
                                                              -------------     --------------

Cash, end of period                                           $     425,103      $     123,474
                                                              =============     ==============





See accompanying notes to financial statements.

                               ICON CAPITAL CORP.

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

     During the six months ended September 30, 2000 and 1999 non-cash activities included the following:

                                                            2000              1999
                                                            ----              ----
Dividend paid by liquidation of demand promissory
  note receivable from stockholder                   $     1,100,000   $           -
Note receivable from stockholder                          (1,100,000)              -
Dividend paid by reducing receivables from Parent            900,000               -
Receivables from Parent                                     (900,000)              -
Loans receivable - related parties                           441,739               -
Receivables from Parent                                     (441,739)              -
Addition to fixed assets                                     464,423               -
Addition to Capital lease obligations                       (464,423)              -
                                                     ---------------     ---------------

                                                     $            -         $      -
                                                     ===============     ===============

Cash paid for interest consisted of $100,789 and $77,636 for the six month periods ended September 30, 2000 and 1999 respectively. Cash paid for income taxes consisted of $52,330 and $2,894 for the six month periods ended September 30, 2000 and 1999, respectively.

                               ICON CAPITAL CORP.

                          NOTES TO FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2000

                                   (UNAUDITED)

(1)      BASIS OF ACCOUNTING AND PRESENTATION

         The accompanying financial statements of ICON Capital Corp., (the "Company") are unaudited and reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of financial position and operating results for the interim periods. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. Management believes that the disclosures made are adequate to prevent the information from being misleading. The financial statements should be read in conjunction with the Company's March 31, 2000 and 1999 audited financial statements. The results of operations for the six months ended September 30, 2000 and 1999 are not necessarily indicative of the results of operations for the entire fiscal years ending March 31, 2001 and 2000.

(2)      FEES - MANAGED PARTNERSHIPS

         The Company is the general partner and manager of ICON Cash Flow Partners, L.P., Series B, ICON Cash Flow Partners, L.P., Series C, ICON Cash Flow Partners, L.P., Series D, ICON Cash Flow Partners, L.P., Series E, ICON Cash Flow Partners L.P. Six, ICON Cash Flow Partners L.P. Seven, ICON Income Fund Eight A L.P. and ICON Income Fund Eight B L.P. (collectively the "Partnerships"), which are publicly registered equipment leasing limited partnerships. The Partnerships were formed for the purpose of acquiring equipment and leasing such equipment to third parties.

         The Company earns fees from the Partnerships for the organization and offering of each Partnership and for the acquisition and management of their investments. The Company is also entitled to reimbursement from the Partnerships for certain administrative expenses incurred by it on behalf of the Partnerships. Organization and offering fees are earned based on investment units sold and are recognized at each closing. Acquisition fees are earned based on the purchase price or the principal amount of each transaction entered into. Management fees are earned for managing the Partnership's equipment leasing and financing transactions and are based upon payment of rental obligations from lease and financing transactions.

(3)      RELATED PARTY TRANSACTIONS

         The Company had receivables from the managed partnerships of $97,418 and $567,715 at September 30, 2000 and March 31, 2000, respectively. These amounts represent fees that have been earned by the Company and are immediately payable. The Company also had a payable to a managed partnership of $600,000 at September 30, 2000, which was paid in December 2000.

                               ICON CAPITAL CORP.

         ICON Receivables 1998-A ("!998-A"), a non consolidated affiliate of ICON Holdings Corp. (the "Parent" or "Holdings"), was formed for the purpose of acquiring, warehousing and securitizing a portfolio of leases. The Company, as servicer, earns a servicing fee from 1998-A. This servicing fee is earned monthly and is based on the discounted lease balance of 1998-A's outstanding lease pool.

         During the six month period ended September 30, 2000, the Company declared dividends of $2,909,933 of which $1,100,000 was used by the Parent to liquidate a $1,100,000 demand promissory note payable to the Company. This $1,100,000 demand promissory note was reflected in the March 31, 2000 balance sheet as a reduction of stockholders' equity.

         During the six month period ended September 30, 2000, the Company received from the Parent two notes totaling $441,739, issued by affiliates of the Parent. These two notes were received as a partial settlement of amounts owing the Company by the Parent. These two notes are reflected as Loans receivable - related parties on the September 30, 2000 balance sheet and had an outstanding balance of $432,265 as of September 30, 2000. The notes are collateralized by a pool of third party leases and a building.

         The Company has periodically made cash advances to its Parent to cover general and administrative expenses, its allocated portion of income taxes and for other corporate purposes. As of September 30, 2000, receivables from Parent of $2,144,375 represented such cash advanced to Holdings, net of general and administrative fees and federal and state tax obligations payable to Holdings.

         It is anticipated that the Company will in the future, continue to periodically advance monies to Holdings for general and administrative expenses, income taxes and for other corporate purposes. It is expected that substantially all current and future receivables due from Holdings, which result from these periodic cash advances, will be realized by applying such amounts against future general and administrative fees and income taxes payable by the Company to Holdings.

(4)      CAPITAL LEASE OBLIGATIONS

                                                                             SEPTEMBER 30,          MARCH 31,
                                                                                 2000                 2000
                                                                                 ----                 ----

         Various obligations under capital leases, payable
         in monthly installments through June 2005                         $    1,536,833       $    1,269,503
                                                                           ==============       ==============

         During the six month period ended September 30, 2000 the Company leased fixed assets under capital lease agreements and incurred $464,423 in new capital lease obligations.

(5)      DEFERRED INCOME

         Deferred income represents acquisition fees received by the Company as a result of the execution of a binding purchase agreement on behalf of ICON Income Fund Eight B L.P. to purchase a portfolio of lease investments. The deferred income amount will be recognized in income upon consummation of the lease portfolio acquisition transaction.

                               ICON CAPITAL CORP.

                              FINANCIAL STATEMENTS

                             MARCH 31, 2000 AND 1999

                   (WITH INDEPENDENT AUDITORS' REPORT THEREON)

                          INDEPENDENT AUDITORS' REPORT





The Board of Directors
ICON Capital Corp.:

We have audited the accompanying balance sheets of ICON Capital Corp. as of March 31, 2000 and 1999, and the related statements of income, changes in stockholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ICON Capital Corp. as of March 31, 2000 and 1999, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.



                                             KPMG LLP


October 5, 2000
New York, New York

                               ICON CAPITAL CORP.

                                 BALANCE SHEETS

                                    MARCH 31,


                                                                                 2000                  1999
                                                                                 ----                  ----
         ASSETS

Cash                                                                     $        123,572               774,338
Receivables from Parent                                                         3,327,769             1,505,986
Receivables from managed partnerships                                             567,715               475,000
Prepaid and other assets                                                          322,908               269,898
Deferred charges                                                                  112,103               792,437
Fixed assets and leasehold improvements, at cost, less accumulated
  depreciation and amortization of $793,773 and $318,078                        1,522,602             1,937,646
                                                                         ----------------      ----------------

Total assets                                                             $      5,976,669      $      5,755,305
                                                                         ================      ================

         LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued expenses                                    $        498,328      $        693,907
Capital lease obligations                                                       1,269,503             1,557,081
Loan payable                                                                      476,541                -
Deferred state income taxes                                                        47,073                46,585
Deferred gain on sale of furniture and fixtures                                   660,456               853,761
                                                                         ----------------      ----------------

Total liabilities                                                               2,951,901             3,151,334
                                                                         ----------------      ----------------

Commitments and contingencies

Stockholder's equity:
Common stock:  no par value; $10 stated
    value; authorized 3,000 shares;
    issued and outstanding 1,500 shares                                            15,000                15,000
  Additional paid-in capital                                                      716,200               716,200
  Retained earnings                                                             3,393,568             2,972,771
                                                                         ----------------      ----------------

                                                                                4,124,768             3,703,971

Note receivable from stockholder                                               (1,100,000)           (1,100,000)
                                                                         ----------------      ----------------

Total stockholder's equity                                                      3,024,768             2,603,971
                                                                          ----------------      -----------------

Total liabilities and stockholder's equity                               $      5,976,669      $      5,755,305
                                                                         ================      ================



See accompanying notes to financial statements.

                               ICON CAPITAL CORP.

                              STATEMENTS OF INCOME

                          FOR THE YEARS ENDED MARCH 31,

                                                                                   2000                 1999
                                                                                   ----                 ----

Revenues:

     Fees - managed partnerships                                            $      13,434,863    $     14,057,423
     Servicing fee                                                                    256,246             302,188
     Interest income and other                                                         38,931              40,680
     Management fees - ICON Securities Corp.                                           -                  758,039
                                                                            -----------------    ----------------

     Total revenues                                                                13,730,040          15,158,330
                                                                            -----------------    ----------------

Expenses:

     General and administrative fee - ICON Holdings Corp.                           8,827,990           1,627,506
     Selling, general and administrative                                            2,460,999           8,950,128
     Amortization of deferred charges                                               1,306,754           1,344,012
     Depreciation and amortization, net of deferred gain (Note 7)                     282,391             249,729
     Interest expense                                                                 150,578             174,493
                                                                            -----------------    ----------------

          Total expenses                                                           13,028,712          12,345,868
                                                                            -----------------    ----------------

     Income before provision for income taxes                                         701,328           2,812,462

     Provision for income taxes                                                       280,531           1,170,591
                                                                            -----------------    ----------------

     Net income                                                             $         420,797    $      1,641,871
                                                                            =================    ================






See accompanying notes to financial statements.

                               ICON CAPITAL CORP.

                  STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY

                   FOR THE YEARS ENDED MARCH 31, 2000 AND 1999


                                 COMMON STOCK                                          NOTE              TOTAL
                                 ------------        ADDITIONAL                     RECEIVABLE          STOCK-
                              SHARES     STATED        PAID-IN       RETAINED          FROM            HOLDER'S
                           OUTSTANDING    VALUE        CAPITAL       EARNINGS       STOCKHOLDER         EQUITY
                           -----------   ------        -------       --------       -----------         ------

March 31, 1998                  1,500   $   15,000  $    716,200  $     1,330,900  $   (1,100,000) $       962,100

Net income                        -           -            -            1,641,871           -            1,641,871
                              -------   ----------  ------------  ---------------  --------------  ---------------

March 31, 1999                  1,500       15,000       716,200        2,972,771      (1,100,000)       2,603,971

Net income                        -           -            -              420,797           -              420,797
                              -------   ----------  ------------  ---------------  --------------  ---------------

March  31, 2000                 1,500   $   15,000  $    716,200  $     3,393,568  $   (1,100,000) $     3,024,768
                              =======   ==========  ============  ===============  ==============  ===============





See accompanying notes to financial statements.

                               ICON CAPITAL CORP.

                            STATEMENTS OF CASH FLOWS

                          FOR THE YEARS ENDED MARCH 31,

                                                                                 2000                  1999
                                                                                 ----                  ----

Cash flows from operating activities:
   Net income                                                             $        420,797      $      1,641,871
   Adjustments to reconcile net income
     to net cash provided by operating activities:
      Depreciation and amortization                                                282,391               249,729
      Amortization of deferred charges                                           1,306,754             1,344,012
      Deferred state income taxes                                                      488                15,053
      Changes in operating assets and liabilities:
         Receivables from Parent                                                (1,821,783)              767,496
         Receivables from managed partnerships                                     (92,715)             (134,010)
         Prepaid and other assets                                                  (53,010)              (43,043)
         Accounts payable and accrued expenses                                    (195,579)             (369,755)
                                                                          -----------------     -----------------

         Net cash (used in) provided by operating activities                      (152,657)            3,471,353
                                                                          ----------------      ----------------

Cash flows from investing activities:
   Purchases of fixed assets and leasehold improvements                            (60,652)             (511,038)
   Increase in deferred charges                                                   (626,420)           (1,612,179)
                                                                          -----------------     -----------------
   Net cash used in investing activities                                          (687,072)           (2,123,217)
                                                                          -----------------     -----------------
Cash flows from financing activities:
   Proceeds from loan payable                                                      500,000                  -
   Repayment of loans payable                                                      (23,459)           (2,000,000)
   Proceeds from sale leaseback of furniture and fixtures                            -                 1,500,000
   Principal payments on capital lease obligations                                (287,578)             (253,201)
                                                                          -----------------     -----------------

   Net cash provided by (used in) financing activities                             188,963              (753,201)
                                                                          ----------------      -----------------

Net (decrease) increase in cash                                                   (650,766)              594,935

Cash, beginning of period                                                          774,338               179,403
                                                                          ----------------      -----------------

Cash, end of period                                                       $        123,572      $        774,338
                                                                          ================      ================

Cash paid for interest                                                    $        150,578      $        174,493
                                                                          ----------------      ----------------

Cash paid for income taxes $                                                         8,946          $      9,925
                                                                          ----------------      -----------------


See accompanying notes to financial statements.

                               ICON CAPITAL CORP.

                          NOTES TO FINANCIAL STATEMENTS

                                 MARCH 31, 2000


(1)  ORGANIZATION

     ICON Capital Corp. (the "Company") is a wholly owned subsidiary of ICON Holdings Corp. ("Holdings" or "Parent"). The primary activity of the Company is the development, marketing and management of publicly registered equipment leasing limited partnerships.

     The Company is the general partner and manager of ICON Cash Flow Partners, L.P., Series B ("ICON Cash Flow B"), ICON Cash Flow Partners, L.P. Series C ("ICON Cash Flow C"), ICON Cash Flow Partners L.P., Series D ("ICON Cash Flow D"), ICON Cash Flow Partners L.P., Series E ("ICON Cash Flow E") , ICON Cash Flow Partners L.P. Six ("ICON Cash Flow Six"), ICON Cash Flow Partners L.P. Seven ("ICON Cash Flow Seven"), and ICON Income Fund Eight A L.P. ("ICON Eight A") and ICON Income Fund Eight B L.P. ("ICON Eight B") (collectively the "Partnerships"), which are publicly registered equipment leasing limited partnerships. The Partnerships were formed for the purpose of acquiring equipment and leasing such equipment to third parties. The Company's investments in the Partnerships are included in prepaid and other assets. The Company was also the General Partner of ICON Cash Flow Partners, L.P., Series A, which was liquidated in the year 2000.

     The Company earns fees from the Partnerships on the sale of Partnership units. Additionally, the Company also earns acquisition and management fees and shares in Partnership cash distributions.

     The following table identifies pertinent offering information by the
Partnerships:

                                          Date Operations                   Date Ceased             Gross Proceeds
                                               Began                      Offering Units                Raised
                                               -----                      --------------                ------

         ICON Cash Flow B               September 22, 1989             November 15, 1990          $     20,000,000
         ICON Cash Flow C               January 3, 1991                June 20, 1991                    20,000,000
         ICON Cash Flow D               September 13, 1991             June 5, 1992                     40,000,000
         ICON Cash Flow E               June 5, 1992                   July 31, 1993                    61,041,151
         ICON Cash Flow Six             March 31, 1994                 November 8, 1995                 38,385,712
         ICON Cash Flow Seven           January 19, 1996               September 16,1998                99,999,683
         ICON Eight A                   October 14, 1998               May 17, 2000                     75,000,000
         ICON Eight B                   May 25, 2000                           (1)                       3,040,096
                                                                                                  ----------------

                                                                                                  $    357,466,642
                                                                                                  ================

         (1) Gross proceeds raised through June 26, 2000.

     ICON Eight B was formed on February 7, 2000 with an initial capital contribution of $2,000 and began offering its units to suitable investors on May 25,2000. The offering period for ICON Eight B will end on the earlier of May 19, 2001 or when ICON Eight B raises $75,000,000. In the event the offering does not reach $75,000,000 by May 19, 2001, ICON Eight B may extend the offering period for up to one year.

                                                 ICON CAPITAL CORP.

(2)  SIGNIFICANT ACCOUNTING POLICIES

     (a) BASIS OF ACCOUNTING AND PRESENTATION

         The Company's financial statements have been prepared on the historical cost basis of accounting using the accrual basis. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     (b) REVENUE RECOGNITION

         The Company earns fees from the Partnerships for the organization and offering of each Partnership and for the acquisition, management and administration of their investments. Organization and offering fees are earned based on investment units sold and are recognized at each closing. Acquisition fees are earned based on the purchase price paid or the principal amount of each transaction entered into. Management and administrative fees are earned for managing the Partnership's equipment leasing and financing transactions. Management and administrative fees are earned upon payment of rental obligations from lease and financing transactions.

         See note 4 for a discussion of servicing fee revenue.

     (c) DEFERRED CHARGES

         Under the terms of the Partnerships' agreements, the Company is entitled to be reimbursed for the costs of organizing and offering the units of the Partnerships from the gross proceeds raised, subject to certain limitations, based on the number of investment units sold. The unamortized balance of these costs are reflected on the balance sheets as deferred charges and are being amortized over the offering periods.

     (d) FIXED ASSETS AND LEASEHOLD IMPROVEMENTS

         Fixed assets, which consists primarily of a capital lease, is recorded at cost and is being depreciated over three to five years using the straight-line method. Leasehold improvements are also recorded at cost and are being amortized over the estimated useful lives of the improvements, or the term of the lease, if shorter, using the straight-line method.

     (e) INCOME TAXES

         The Company accounts for its income taxes following the liability method as provided for in Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes."

         The Company's activity is included in the consolidated Federal income tax returns of Holdings. The Company provides for income taxes as if it were a stand alone entity. See Note (6).

                               ICON CAPITAL CORP.

(F)      RECLASSIFICATIONS

         Certain 1999 amounts have been reclassified to conform to the current year presentation.

(3)  STOCKHOLDER'S EQUITY

     As of March 31, 2000, the Company held a demand promissory note for $1,100,000 from Holdings. The note is without interest, except in the case of default, at which time the note would bear interest at the rate of 18%. The note is reflected for financial statement reporting purposes as a reduction of stockholders' equity and was retired by Holdings subsequent to March 31, 2000 (See Note 4).

(4)  RELATED PARTY TRANSACTIONS

     The Company earns fees from the Partnerships for the organization and offering of each Partnership and for the acquisition, management and administration of their investments. The balance sheet item "Receivables from managed partnerships" relates to such fees, which have been earned by the Company but not paid by the Partnerships.

     Prior to January 1, 1999, all personnel of the ICON Holdings group were employed by, and all expenses were paid by, the Company. Effective January 1, 1999, management made the decision to implement certain organizational changes, and corporate resources, including but not limited to personnel, were reallocated between the Company, Holdings, and other subsidiaries of Holdings in an effort to more accurately align revenues and expenses among the functions of the companies. Management also eliminated the management fee paid to the Company by ICON Securities Corp. (also wholly owned by Holdings).

     The Company has periodically made cash advances to its Parent to cover general and administrative expenses, its allocated portion of income taxes and for other corporate purposes. As of March 31, 2000, receivables from Parent of $3,327,769 represented such cash advanced to Holdings, net of general and administrative fees and federal and state tax obligations payable to Holdings. $1,341,739 of the March 31, 2000 balance was settled subsequent to year end with the remaining balance applied to general and administrative fees and income taxes incurred by the Company during fiscal 2001.

     It is anticipated that the Company will, in the future, continue to periodically advance monies to Holdings for general and administrative expenses, income taxes and for other corporate purposes. It is expected that substantially all future receivables due from Holdings, which result from these periodic cash advances, will be realized by applying such amounts against future general and administrative fees and income taxes payable by the Company to Holdings.

     Subsequent to March 31, 2000 the Company declared dividends of $2,909,933 of which $1,100,000 was used by Holdings to retire the $1,100,000 demand promissory note payable to the Company (See Note 3).

     ICON Receivables 1998-A, ("1998-A"), a non consolidated affiliate of Holdings, was formed for the purpose of acquiring, warehousing and securitizing a portfolio of leases. The Company, as servicer, earns a servicing fee from 1998-A. This fee is earned monthly and is based on the discounted lease balance of 1998-A's outstanding lease pool. (See Note 7 for a discussion of a related party sale leaseback transaction.)

                               ICON CAPITAL CORP.

(5)  PREPAID AND OTHER ASSETS

Included in prepaid and other assets are unamortized insurance costs, the Company's investment in the Partnerships and security deposits.

(6)  INCOME TAXES

     The provision for income taxes for the years ended March 31, 2000 and 1999 consisted of the following:

                                                                                      2000               1999
                                                                                      ----               ----
     Current:
         Federal                                                             $     211,034       $    665,620
         State                                                                      67,497            212,162
                                                                             -------------       ------------

             Total current                                                         278,531            877,782
                                                                             -------------       ------------

     Deferred:
         Federal                                                                     1,512            220,066
         State                                                                         488             72,743
                                                                             -------------       ------------

             Total deferred                                                          2,000            292,809
                                                                             -------------       ------------

     Total                                                                   $     280,531       $  1,170,591
                                                                             =============       ============

     Deferred income taxes at both dates are primarily the result of temporary differences relating to the carrying value of fixed assets, the investments in the Partnerships and deferred charges.

     ICON Holdings Corp. files a consolidated federal income tax return and a combined return for certain states which include the operating results of the Company. The Company's allocable share of the consolidated federal tax expense and combined state tax expense is reflected on the books of the Company on a separate entity basis. Deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities. The Company's share of current and deferred federal tax obligations and its share of current and deferred combined state tax obligations are recorded as reductions of receivables from Holdings. Deferred federal and state income taxes netted against such receivables were $831,172 and $829,660 at March 31, 2000 and 1999, respectively. The deferred state income tax liabilities on the balance sheet at March 31, 2000 and 1999 are related to states where the company files as a separate entity.

                               ICON CAPITAL CORP.

     The following table reconciles income taxes computed at the federal statutory rate to the Company's effective tax rate for the years ended March 31, 2000 and 1999:

                                                                    2000                           1999
                                                                    ----                           ----

                                                              Tax         Rate               Tax         Rate
                                                              ---         ----               ---         ----

     Federal statutory                                 $     238,452      34.00%        $    956,237     34.00%
     State income taxes, net of Federal tax effect            44,870       6.40              188,037      6.69
     Meals and entertainment exclusion                           698        .10               24,293       .86
     Other                                                    (3,489)      (.50)               2,024       .07
                                                       -------------     ------         ------------    ------
     Total                                             $     280,531      40.00%        $  1,170,591     41.62%
                                                       =============     ======         ============    ======


(7)     SALE LEASEBACK

        On July 31, 1998 the Company entered into an agreement to sell a portion of its fixed assets to 1998-A, for $1,500,000 based upon a third party appraisal. 1998-A simultaneously leased the fixed assets back to the Company. Under the lease, the Company agreed to pay 60 equal monthly installments of $31,255 with the first payment due August 1998. The lease contains an option to purchase the assets at the end of the term for one dollar ($1.00). The Company treated the transaction as a sale of assets and recorded a deferred gain on sale in the amount of $966,522. The deferred gain is being amortized against depreciation expense on a straight-line basis over the remaining useful life of the assets sold. The capital lease obligation is included on the March 31, 2000 and 1999 balance sheets in "Capital lease obligations."

(8)     LOAN PAYABLE AND CAPITAL LEASE OBLIGATIONS

        The Company entered into a Loan and Security Agreement on December 9, 1999 with TKO Finance Corporation under which it borrowed a total of $500,000 in two traunches of $250,000. The total $500,000 loan bears interest at 11.5% per annum and is payable in monthly installments of $16,465 through December 2002, with a final payment of $17,448 due on January 1, 2003. The loan is secured by a lien on all the assets of the Company. The repayment schedule of the loan is as follows:

                                 Year Ended
                                  March 31,
                                  ---------

                                    2001                      $     150,549
                                    2002                            168,804
                                    2003                            157,188
                                                              -------------

                                    Total                     $     476,541
                                                              =============

                               ICON CAPITAL CORP.

        The repayment schedule of various obligations under capital leases (see note 7), payable in monthly installments, matures as follows:

                                 Year Ended
                                  March 31,
                                  ---------

                                    2001                      $     470,433
                                    2002                            462,711
                                    2003                            419,214
                                    2004                            137,141
                                                              -------------
                                                                  1,489,499
                                    Less amounts
                                    representing interest           219,996
                                                              -------------

                                    Total                     $   1,269,503
                                                              =============


 (9)    COMMITMENTS

        The Company entered into a Guarantee Agreement with M & T Bank on December 8, 1999. Under the Agreement the Company guaranteed payment of an $875,000 mortgage loan obligation owed by a non-consolidated affiliate of the Company. The mortgage loan obligation matures as follows:

                                Fiscal Year Ending
                                     March 31,                       Amount
                                     ---------                       ------

                                      2001                       $      6,229
                                      2002                              6,805
                                      2003                              7,435
                                      2004                              8,122
                                      2005                            845,423
                                                                 ------------

                                      Total                      $    874,014
                                                                 ============

                               ICON CAPITAL CORP.

      The Company was obligated under operating leases for office space through the year 2005. The leases were transferred to Holdings effective January 1, 1999. See note 4. Although all rental obligations were transferred to Holdings, a portion of the leases remain in the Company's name. The future minimum rental commitments under non-cancelable operating leases, which will be paid by Holdings, but which are currently in the Company's name are due as follows:

                                FISCAL YEAR ENDING
                                     MARCH 31,                       AMOUNT
                                     ---------                       ------
                                      2001                       $    606,683
                                      2002                            620,703
                                      2003                            616,393
                                      2004                            540,900
                                      2005                            360,600
                                                                 ------------

                                      Total                      $  2,745,279
                                                                 ============


                         ICON INCOME FUND EIGHT B L.P.
        CROSS REFERENCE SHEET REQUIRED BY ITEM 501(B) OF REGULATION S-K


ITEM NUMBER AND CAPTION                                             LOCATION IN PROSPECTUS
-----------------------                                             ----------------------
                   1.   Forepart of the Registration Statement and  Cover Pages of Registration Statement and
                          Outside Front Cover Page of Prospectus      Prospectus

                   2.   Inside Front and Outside Back Cover         Cover Page; Back Page
                          Pages of Prospectus

                   3.   Summary Information, Risk Factors and       Summary of the Offering; Risk Factors
                          Ratio of Earnings to Fixed Charges

                   4.   Use of Proceeds                             Sources and Uses of Offering Proceeds; Our
                                                                      Compensation; Investment Objectives and
                                                                      Policies

                   5.   Determination of Offering Price                                 *

                   6.   Dilution                                                        *

                   7.   Selling Security Holders                                        *

                   8.   Plan of Distribution                        Cover Pages; Plan of Distribution

                   9.   Description of Securities to be Registered  Cover Pages; Summary of the Offering;
                                                                      Summary of the Partnership Agreement;
                                                                      Partnership Agreement

                  10.   Interests of Named Experts and Counsel      Experts; Legal Matters

                  11.   Information with Respect to the Registrant  Summary of the Offering; Management;
                                                                      Investment Objectives and Policies;
                                                                      Summary of the Partnership Agreement;
                                                                      Financial Statements

                  12.   Disclosure of Commission Position on        Fiduciary Responsibility; Partnership
                          Indemnification for Securities Act          Agreement
                          Liabilities

------------------------

*   Omitted because the item is inapplicable or the answer is negative.

                                     [LOGO]

                         ICON INCOME FUND EIGHT B L.P.
                         $75,000,000 (MAXIMUM OFFERING)
                 750,000 UNITS OF LIMITED PARTNERSHIP INTEREST
                    (MINIMUM CAPITALIZATION OF 12,000 UNITS)
                                $100.00 PER UNIT
                     MINIMUM INVESTMENT: 25 UNITS ($2,500)
                (10 UNITS OR $1,000 FOR IRAS OR QUALIFIED PLANS)

                                                            Price         Sales         Proceeds
                                                          to Public    Commissions   to Partnership
                                                          ---------    -----------   --------------
Per Unit                                                 $       100   $       10     $        90
Minimum Offering of 12,000 Units                         $ 1,200,000   $  120,000     $ 1,080,000
Maximum Offering of 750,000 Units                        $75,000,000   $7,500,000     $67,500,000


THESE ARE SPECULATIVE SECURITIES AND THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 7, WHICH INCLUDE THE
FOLLOWING:

  * The profitability of this investment cannot be estimated

  * We will receive substantial fees, only some of which are related to the amount of distributions you receive

  * You may be unable to resell the units and therefore you should be prepared to hold them for the life of the Partnership

  * We manage other similar partnerships and so we are subject to conflicts of interest

    This prospectus describes an investment in units of ICON Income Fund Eight B L.P., which is an equipment leasing program. We, ICON Capital Corp., have formed the Partnership as its general partner.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    Notice to Pennsylvania investors: Because the minimum amount of this offering is less than $3,750,000 (a maximum to minimum offering ratio of 20:1), you are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of investments.

    This prospectus is dated May 19, 2000.


    You must meet the requirements described below to invest in the Partnership. Because we do not have direct knowledge of your financial situation, we will rely on what you tell us. In addition, brokers (sometimes called selling dealers) must have reasonable grounds to believe that this investment is suitable for you. Consequently, it is important that the information you provide is complete and accurate. When evaluating your suitability for this investment using the standards listed below, keep in mind that net worth does not include the value of your home furnishings, personal automobiles and the equity in your home.

INVESTOR SUITABILITY

    You must meet our basic suitability requirements to invest. In general, you must either have:

        (1) a net worth of at least $30,000 PLUS $30,000 of annual gross income; or

        (2) a net worth of at least $75,000.

    CERTAIN STATE REQUIREMENTS

    Residents of Alabama, Arizona, Arkansas, California, Indiana, Iowa, Kansas, Maine, Michigan, Minnesota, Nebraska, New Hampshire, New Mexico, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, South Dakota, Texas, Vermont and Washington must have either of the following in order to invest:

        (1) a net worth of at least $45,000 PLUS $45,000 of annual gross income; or

        (2) a net worth of at least $150,000.

    Residents of Massachusetts and North Carolina must have either of the following in order to invest:

        (1) a net worth of at least $60,000 PLUS $60,000 of annual gross income; or

        (2) a net worth of at least $225,000.

    If you are a Nebraska or Pennsylvania resident, your investment may not exceed 10% of your net worth. If you are an Ohio resident, your investment may not exceed 10% of your liquid net worth.

    WHO SHOULD INVEST

    You should only invest if you:

    - are prepared to hold this investment for 8-10 years, comprised of the period ending 5 years from when we complete the offering which is called the reinvestment period and the following 1-3 years when we will liquidate the assets of the Partnership;

    - have no need for this investment to be liquid except for cash that you may receive from monthly distributions; and

    - are prepared to assume the substantial risks associated with this investment.

MINIMUM INVESTMENT

    The minimum number of units you must purchase is 25. Residents of Nebraska must purchase a minimum of 50 units. For IRAs and qualified plans, you must purchase at least 10 units.

    THE USE OF FORECASTS IN THIS OFFERING IS PROHIBITED. ANY REPRESENTATIONS TO THE CONTRARY AND ANY PREDICTIONS, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFIT OR TAX CONSEQUENCE WHICH MAY FLOW FROM AN INVESTMENT IN THIS PROGRAM IS NOT PERMITTED.

See the section of this prospectus entitled "INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES" and the Subscription Agreement for a more detailed explanation of state suitability requirements.

                               TABLE OF CONTENTS

    We include cross-references in this prospectus to section captions where you can find further related discussions. The following table provides the pages on which these captions are located. In this prospectus, "general partner," "we," "us" and "our" refer to ICON Capital Corp., the general partner of the Partnership.

SUMMARY OF THE OFFERING.....................................    1
  Investment Objectives and Policies........................    1
  Summary of Certain Risk Factors...........................    1
  Uses of Offering Proceeds.................................    2
  Our Compensation..........................................    3
  Our Relationship to the Partnership is Not Free of
    Conflicts...............................................    3
  Our Fiduciary Responsibility..............................    3
  Other Offerings We Sponsor and Manage.....................    3
  Management; Financial Statements..........................    4
  Federal Income Tax Considerations.........................    4
  Capitalization............................................    4
  Summary of the Partnership Agreement......................    4
  Restrictions on Your Ability to Transfer Units............    4
  Plan of Distribution......................................    5

RISK FACTORS................................................    7
  Partnership Risks.........................................    7
  Investment Risks..........................................   11
  Federal Income Tax Risks and ERISA Risks..................   13

SOURCES AND USES OF OFFERING PROCEEDS.......................   16

OUR COMPENSATION............................................   18
  Organization and Offering Stage...........................   18
  Operational Stage.........................................   19
  Interest in Profits or Losses.............................   22

CONFLICTS OF INTEREST.......................................   24
  No Arm's Length Negotiation of Agreements.................   24
  Our Compensation..........................................   24
  Effect of Leverage on Our Compensation....................   24
  Competition with the Partnership for Equipment............   25
  Our Liability for Partnership Obligations; Our
    Determination of Reserves...............................   26
  Joint Ventures............................................   26
  Lease Referrals...........................................   26
  Participation of an Affiliate in this Offering............   26
  Tax Matters Partner.......................................   26

FIDUCIARY RESPONSIBILITY....................................   27
  Conflicts.................................................   27
  Indemnification...........................................   27
  Investor Remedies.........................................   28

OUR OTHER PROGRAMS..........................................   29

RELATIONSHIPS WITH SOME OF OUR AFFILIATES...................   32

MANAGEMENT..................................................   33
  The General Partner.......................................   33
  Our Affiliates............................................   34

                                      iii


INVESTMENT OBJECTIVES AND POLICIES..........................   35
  General...................................................   35
  Acquisition Policies and Procedures.......................   35
  Leases and Financing Transactions.........................   36
  Transaction Approval Procedures...........................   38
  Credit Review Procedures..................................   38
  Equipment.................................................   38
  Portfolio Acquisitions....................................   40
  Other Investments.........................................   40
  Interim Financing.........................................   40

CASH DISTRIBUTIONS..........................................   41
  Monthly Cash Distributions................................   41
  First Cash Distributions to the Limited Partners..........   42
  Reinvestment of Undistributed Cash in Additional
    Equipment, Leases and Financing Transactions............   42
  Distribution of Cash From Sales of the Partnership's
    Investments.............................................   42
  Reinvestment of Distributions.............................   42

FEDERAL INCOME TAX CONSEQUENCES.............................   43
  Opinion of Tax Counsel....................................   43
  Classification as a Partnership...........................   43
  Taxation of Partnerships in General.......................   43
  Publicly Traded Partnerships..............................   44
  Taxation of Distributions.................................   45
  Partnership Income versus Partnership Distributions.......   46
  Allocations of Profits and Losses.........................   46
  Deductibility of Losses; Passive Losses, Tax Basis and "At
    Risk" Limitation........................................   47
  Deductions for Organizational and Offering Expenses;
    Start-Up Costs..........................................   49
  Tax Treatment of Leases...................................   49
  Cost Recovery.............................................   49
  Limitations on Cost Recovery Deductions...................   50
  Deferred Payment Leases...................................   51
  Sale or Other Disposition of Partnership Property.........   51
  Sale or Other Disposition of Partnership Interest.........   52
  Treatment of Cash Distributions upon Redemption...........   52
  Gifts of Units............................................   53
  Consequence of No Section 754 Election....................   53
  Tax Treatment of Termination of the Partnership Pursuant
    to the Partnership Agreement............................   53
  Audit by the IRS..........................................   53
  Alternative Minimum Tax...................................   54
  Interest Expense..........................................   55
  Self-Employment Income and Tax............................   55
  Limited Deductions for Activities not Engaged in for
    Profit..................................................   55
  Foreign Source Taxable Income.............................   56
  Registration, Interest and Penalties......................   56
  State and Local Taxation..................................   57
  Foreign Investors.........................................   58
  Tax Treatment of Certain Trusts and Estates...............   58
  Taxation of Employee Benefit Plans and Other Tax-exempt
    Organizations...........................................   58
  Corporate Investors.......................................   58

INVESTMENT BY QUALIFIED PLANS...............................   59
  Fiduciaries under ERISA...................................   59

                                       iv



  Prohibited Transactions Under ERISA and the Tax Code......   59
  Plan Assets...............................................   60
  Other ERISA Considerations................................   61

CAPITALIZATION..............................................   62

MANAGEMENT'S DISCUSSION OF FINANCIAL CONDITION..............   63

SUMMARY OF THE PARTNERSHIP AGREEMENT........................   64
  Establishment and Nature of the Partnership...............   64
  Name and Address..........................................   64
  Purposes and Powers.......................................   64
  Duration of Partnership...................................   64
  Capital Contributions.....................................   64
  Powers of the Partners....................................   65
  Limitations on Our Powers.................................   65
  Indemnification...........................................   66
  Liability of Partners.....................................   67
  Non-assessability of Units................................   67
  Distribution of Distributable Cash From Operations and
    From Sales..............................................   67
  Allocation of Profits and Losses..........................   68
  Withdrawal of the General Partner.........................   68
  Transfer of Units.........................................   69
  Dissolution and Winding-up................................   69
  Access to Books and Records...............................   70
  Meetings and Voting Rights of Limited Partners............   70
  Amending the Partnership Agreement........................   70

TRANSFER OF UNITS...........................................   72
  Withdrawal................................................   72
  Restrictions on the Transfer of Units.....................   72
  Limited Right to Redeem Units.............................   73
  Consequences of Transfer..................................   74

REPORTS TO LIMITED PARTNERS.................................   75
  Annual Reports............................................   75
  Quarterly Reports.........................................   75

PLAN OF DISTRIBUTION........................................   76
  General...................................................   76
  Segregation of Subscription Payments......................   76

INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS;
  SUBSCRIPTION PROCEDURES...................................   78
  General Suitability Considerations........................   78
  Minimum Investment........................................   78
  Suitability Standard for Qualified Plans and IRAs.........   79
  Suitability Standard for Other Fiduciaries................   79
  Additional Considerations for IRAs, Qualified Plans, and
    Tax-Exempt Entities.....................................   79
  Transfer of Units.........................................   80
  Additional Transfer Restriction for Residents of
    California..............................................   80
  Subscriber Representations................................   80
  Conflicts of Interest.....................................   81
  Co-signature by Selling Dealer............................   81
  Binding Effect of the Partnership Agreement...............   82
  Citizenship...............................................   82
  How to Subscribe..........................................   83


                                       v


SALES MATERIAL..............................................   83

EXPERTS.....................................................   84

LEGAL MATTERS...............................................   84

ADDITIONAL INFORMATION......................................   84

TABULAR INFORMATION CONCERNING PRIOR PUBLIC PROGRAMS........   85

FINANCIAL STATEMENTS........................................   85

Exhibit A-- Amended and Restated Agreement of Limited
           Partnership of Icon Income Fund Eight B L.P.

Exhibit B-- Prior Performance Tables for the Prior Public
           Programs

Exhibit C-- Subscription Documents

                                       vi

                            SUMMARY OF THE OFFERING

    This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus, including "RISK FACTORS," carefully before making an investment decision.

    ICON Income Fund Eight B L.P. is an equipment leasing program formed on February 7, 2000. The Partnership will primarily engage in the business of leasing equipment and acquiring residual interests in leased equipment. To a lesser degree, the Partnership will make loans that are secured by equipment to businesses we determine are creditworthy and engage in any other business activities that are consistent with the Partnership's objectives and in which the Partnership may lawfully engage.

    We expect that most of the net proceeds we raise from this offering will be invested in equipment that is or will be leased, and this will produce passive income for federal income tax purposes. We call the users of leased equipment lessees. Some of the proceeds may be loaned to users of equipment. We call these loans financing transactions, and we call the businesses that use the equipment which is subject to a loan borrowers. The financing transactions, and some leases, will produce portfolio income rather than passive income for federal income tax purposes.

    We anticipate that the Partnership will complete its reinvestment period 5 years from the date we complete our offer to sell units for the Partnership, but the reinvestment period may be extended at our discretion. We will then sell the Partnership's investments in the ordinary course of business within a further period ending from 8 to 10 years after we begin offering units. You should expect to hold your units for the full term of the Partnership, which is 8 to 10 years from the time you invest.

INVESTMENT OBJECTIVES AND POLICIES

    We have four investment objectives:

    (1) INVEST IN EQUIPMENT AND FINANCING TRANSACTIONS: to invest at favorable prices in a diversified portfolio of primarily used equipment having long lives, high resale values, and, to a lesser degree, in financing transactions that are secured by equipment to creditworthy businesses at attractive rates of interest.

    (2) MAKE CASH DISTRIBUTIONS: to make substantially tax-deferred cash distributions during the early years of the Partnership, beginning the month after the month you are admitted as a limited partner;

    (3) DIVERSIFICATION TO REDUCE RISK: to purchase a diversified portfolio of equipment subject to leases or financing transactions with creditworthy lessees or borrowers. A diverse portfolio comprised of various types of equipment and a range of maturity dates makes it less likely that changes in any one market sector will significantly impact the Partnership. Creditworthy lessees and borrowers lessen the Partnership's risk of economic loss due to bankruptcy of a lessee or borrower. We also intend to emphasize investments in used, long-lived, low obsolescence equipment to reduce the impact of economic depreciation; and

    (4) PROVIDE A FAVORABLE TOTAL RETURN: provide you a total return on your investment which, by the time we sell the Partnership's equipment and other assets, compares favorably with other illiquid investments that do not guarantee a return of principal.

SUMMARY OF CERTAIN RISK FACTORS

    This investment involves a higher degree of risk. In addition to this summary of certain risks, you should read the entire section of this prospectus entitled "RISK FACTORS" before making an investment decision.

    PARTNERSHIP RISKS

    - The ultimate composition of the Partnership's investment portfolio is currently unknown.

    - The Partnership's success will partially depend on the residual values of the equipment we acquire for them.

    - If only the minimum offering size is raised, the Partnership may not be able to diversify its investments.

    - The Partnership could incur losses if an equipment lessee or borrower defaults.

    - Losses as a result of equipment lessee defaults may be greater if the Partnership acquires the leased equipment with borrowed funds.

    - The Partnership will be subject to various conflicts of interest arising out of its relationships to us and our affiliates, including the fact that our compensation from the Partnership is not the result of an arm's length negotiation.

    INVESTMENT RISKS

    - You will have limited voting rights and no management authority.

    - There is no guarantee you will receive a return comparable to that of investors in similar programs we sponsored and manage.

    - The amount of distributions you will receive, and your return from this investment, is difficult to predict.

    - The rate of monthly cash distributions is not fixed.

    - There is no secondary market for units so your ability to transfer them is limited.

    FEDERAL INCOME TAX RISKS

    - If the IRS classifies the Partnership as a corporation, you will lose tax benefits.

    - You may incur tax liability in excess of the cash distributions you receive.

    - There are limitations on your ability to deduct Partnership losses. This investment may cause you to pay additional taxes.

USES OF OFFERING PROCEEDS

    Assuming all of the units are sold, we will:

    - invest at least 80.40% of the funds we receive from investors in equipment and financing transactions, and in a reserve of at least 1%; and

    - use the remaining 19.60% of the funds to pay fees and expenses relating to this offering and organizing the Partnership.

    Assuming only the minimum number of units (12,000) are sold for the Partnership, we will:

    - invest at least 75% of the funds we receive from investors in equipment, leases and financing transactions, and in a reserve of at least 1%; and

    - use the remaining 25% of the funds to pay fees and expenses relating to this offering and organizing the Partnership.

OUR COMPENSATION

    The dealer-manager, which is a company affiliated with us, will select the brokers, manage this offering, and be compensated for those and other services. We will acquire the assets for and manage the business of the Partnership. The section of this prospectus entitled "OUR COMPENSATION" details the estimated amount and range of each item of compensation that we and the dealer-manager will be paid. The most significant items are:

    - approximately 19.60% of the proceeds from the offering (assuming we sell all 750,000 units) will pay fees and expenses relating to this offering and organizing the Partnership. We and our affiliates will receive approximately 11.60% of the proceeds and 8.0% will be paid to unrelated brokers;

    - we are entitled to a management fee of between 2% and 5% of gross rental payments under the leases and 2% of payments on financing transactions;

    - initially, we will receive 1% and the investors as a group (sometimes called limited partners) will receive 99% of cash distributions from the Partnership's operations and sales. This will continue until the limited partners have received what we call payout, which is a total cash distribution equal to the amount of their investment plus an 8.0% cumulative annual return on their investment; and

    - after payout, 10% of cash distributions from sales and operations will be paid to us and 90% shall be paid to the limited partners, but if at payout the limited partners as a group have not received cash distributions equal to at least 150% of their investment, we will continue to receive only 1% of cash distributions, and accrue 9%, until the limited partners receive distributions equal to 150% of their total investment.

OUR RELATIONSHIP TO THE PARTNERSHIP IS NOT FREE OF CONFLICTS

    The Partnership will be subject to conflicts of interest because of our relationship to it. These conflicts may include:

    - the lack of arm's length negotiations in determining our compensation;

    - competition with other leasing programs that we sponsor for the acquisition, lease, financing or sale of equipment and investment in financing transactions;

    - competition with our affiliates for the acquisition, lease, financing or sale of equipment and investment in financing transactions; and

    - competition for management services with other leasing programs that we or our affiliates sponsor.

    In addition to the fiduciary duty that we owe you as the general partner of the Partnership, the Partnership Agreement contains provisions to minimize conflicts between us, our affiliates and you. See "CONFLICTS OF INTEREST" and "SUMMARY OF THE PARTNERSHIP AGREEMENT."

OUR FIDUCIARY RESPONSIBILITY

    We will act as fiduciary to the Partnership. However, the Partnership will indemnify us for many of our acts on its behalf and we will be permitted to take actions that may involve a conflict of interest. See "CONFLICTS OF INTEREST."

OTHER OFFERINGS WE SPONSOR AND MANAGE

    We sponsor, and are currently managing, six other public leasing programs with objectives similar to those of the Partnership. See "OUR OTHER PROGRAMS" and Exhibit B for more detailed information about such other programs.

MANAGEMENT; FINANCIAL STATEMENTS

    We are the sole general partner of the Partnership. We are a Connecticut corporation located at 111 Church Street, White Plains, New York 10601 (telephone 914-993-1700). We will manage and control the affairs of the Partnership. See "MANAGEMENT" for a description of our officers and other key personnel who will be responsible on our behalf to manage the Partnership's business. Our financial statements and those of the Partnership are located in "FINANCIAL STATEMENTS" section of this prospectus.

FEDERAL INCOME TAX CONSIDERATIONS

    See "FEDERAL INCOME TAX CONSEQUENCES" for a discussion of significant federal income tax issues pertinent to you. That section also describes a legal opinion regarding federal income tax matters that we have received which addresses the material federal income tax issues that may be relevant to you if you are an individual U.S. citizen or resident. If you are not an individual, you need to consult with your tax advisor to determine if you would face any special tax consequences because of an investment in the Partnership.

    We have obtained an opinion from Greene Radovsky Maloney & Share LLP, our tax counsel, concerning the Partnership's classification for federal income tax purposes. See "FEDERAL INCOME TAX CONSEQUENCES--Classification as a Partnership." The opinion states that tax counsel has reviewed the summaries of federal income tax consequences to investors and of certain tax-exempt entities, including qualified plans, set forth in this prospectus under the captions "RISK FACTORS--Federal Income Tax Risks and ERISA Risks" and "FEDERAL INCOME TAX CONSEQUENCES" and "INVESTMENT BY QUALIFIED PLANS." Tax counsel believes that the statements and conclusions in these sections of the prospectus are correct under present tax law.

CAPITALIZATION

    The section of the prospectus entitled "CAPITALIZATION" includes a table showing the Partnership's current and projected capitalization, after deduction of the costs of this offering and organizing the Partnership.

SUMMARY OF THE PARTNERSHIP AGREEMENT

    The relationship between you, the limited partners, and us, the general partner, is governed by the Partnership Agreement. You should be particularly aware that under the Partnership Agreement:

    - you will have limited voting rights;

    - your units will not be freely transferable and, even if transferable, can probably only be sold at a substantial discount to the price you paid for them; and

    - the fiduciary duty that we owe you has been modified because of our sponsorship of other similar programs. This was done to avoid conflicts in fiduciary standards that would otherwise apply to the sponsor of only one such program.

See "FIDUCIARY RESPONSIBILITY," "SUMMARY OF THE PARTNERSHIP AGREEMENT," "TRANSFER OF UNITS" and "REPORTS TO LIMITED PARTNERS" for further details.

RESTRICTIONS ON YOUR ABILITY TO TRANSFER UNITS

    The Partnership Agreement restricts your ability to transfer units. These restrictions are imposed so that the Partnership is not treated as a "publicly traded Partnership," which would make it subject to taxation as a corporation. See "FEDERAL INCOME TAX CONSEQUENCES--Publicly Traded Partnerships." As a result of these restrictions, you will be unable to transfer your units in a given year if the total transfer limits for the Partnership have been reached during that particular year. See "TRANSFER OF UNITS."

PLAN OF DISTRIBUTION

    THE OFFERING--The Partnership is offering between 12,000 and 750,000 units, with a maximum offering amount of $75,000,000. We do not guarantee that any specified amount of money will be raised. The dealer-manager and the brokers will offer the units for sale.

    OFFERING PERIOD--We anticipate the offering of units in the Partnership most likely will close one year from the date hereof. In no event will the offering close later than 24 months from the date of this Prospectus. The applicable state securities authority in most states must approve our continuing the offering for more than one year after it commences. We may terminate the offering of units in the Partnership at any time.

    MINIMUM OFFERING--Unless the Partnership receives subscriptions for 12,000 units prior to the completion of its offering period, no units will be issued, and all funds received in connection with its offering will be promptly refunded to investors. Although we (and our affiliates) may buy up to 10% of the total units purchased, not more than 600 of the units we purchase will be included in determining whether the minimum offering size for the Partnership has been achieved.

    ESCROW AGENT; DISTRIBUTION OF ESCROW INTEREST--We will deposit and hold your investment in an interest-bearing escrow account at a national bank until:

    - the minimum offering size of $1,200,000 has been received, excluding investments from Pennsylvania residents; or

    - one year after the offering begins, whichever comes first.

    If you are a Pennsylvania resident, your investment is subject to the further conditions that:

    - it must be held in escrow until at least $3,750,000 (5% of the maximum offering of $75,000,000) has been received; and

    - you are offered the opportunity to rescind your investment if $3,750,000 has not been received within 120 days following the date your funds are received by the escrow agent, and every 120 days thereafter, during the period of the offering in Pennsylvania.

While your investment is held in escrow, your money will be invested in savings or money-market accounts bearing interest at prevailing rates. This will occur from the time the investment is deposited with the escrow agent until:

    - you are admitted to the Partnership as a limited partner;

    - if you are a Pennsylvania investors, the end of the 120-day period following the effective date of the offering during which your money was received. During this period, aggregate subscriptions of $3,750,000 must be satisfied for you to be admitted as a limited partner, or you will have the option to have your investment refunded; or

    - one year from the time the offering period began, whichever comes first.

The interest earned on your investment will be paid to you upon admission to the Partnership. If you are not admitted as a limited partner of the Partnership, the interest will be paid when your investment funds are returned.

    SUBSCRIPTION--You must fill out a Subscription Agreement, attached as Exhibit C to this prospectus, in order to purchase units. By subscribing for units, you will be deemed to have made all of the representations and warranties contained in the Subscription Agreement and you will be bound by all of the terms of the Subscription Agreement and of the Partnership Agreement.

    CLOSINGS--The initial closing of the offering for the Partnership will be held after subscriptions for at least 12,000 units have been received by the escrow agent. At that time, subscribers for at least that number of units may be admitted to the Partnership as limited partners. After the initial closing, the Partnership intends to hold daily closings until the offering is completed or terminated.

                                  RISK FACTORS

    THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ THE FOLLOWING RISKS AND THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE PURCHASING UNITS. THE PARTNERSHIP'S BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE ADVERSELY AFFECTED BY ANY OF THE FOLLOWING RISKS, WHICH COULD RESULT IN THE PARTNERSHIP FAILING TO PROVIDE THE EXPECTED RETURNS ON YOUR INVESTMENT OR EVEN A LOSS OF A PORTION OF YOUR INVESTMENT.

    THIS PROSPECTUS ALSO CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS BASED UPON CURRENT EXPECTATIONS THAT INVOLVE RISKS AND UNCERTAINTIES. THESE STATEMENTS RELATE TO OUR FUTURE PLANS, OBJECTIVES, EXPECTATIONS AND INTENTIONS, AND THE ASSUMPTIONS UNDERLYING OR RELATING TO ANY OF THESE STATEMENTS. THESE STATEMENTS MAY BE IDENTIFIED BY THE USE OF WORDS SUCH AS "EXPECTS," "ANTICIPATES," "INTENDS," AND "PLANS" AND SIMILAR EXPRESSIONS. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE DISCUSSED IN THESE STATEMENTS. FACTORS THAT COULD CONTRIBUTE TO SUCH DIFFERENCES INCLUDE THOSE DISCUSSED BELOW AND ELSEWHERE IN THIS PROSPECTUS.

PARTNERSHIP RISKS

    THE ULTIMATE COMPOSITION OF THE PARTNERSHIP'S INVESTMENT PORTFOLIOS IS
     CURRENTLY UNKNOWN

    The ultimate composition of the Partnership's investment portfolio cannot be predicted, as there is no way of anticipating what types of equipment and financing transactions will be available on reasonable terms at the times the Partnership is ready to invest its funds. We may vary the Partnership's investment portfolio or may invest in financing transactions (which may have lower profit potential than investments in equipment) to a greater degree than currently anticipated. However, once the minimum number of units (12,000) is sold, it is our intention to invest all net offering proceeds and undistributed cash flow in equipment and financing transactions, as described in the section entitled "INVESTMENT OBJECTIVES AND POLICIES."

    THE PARTNERSHIP'S SUCCESS WILL PARTIALLY DEPEND ON THE RESIDUAL VALUES OF
     THE EQUIPMENT WE ACQUIRE FOR THEM

    A significant part of the value of any equipment leasing transaction is the potential value of the equipment once the primary lease term expires. We call this value, which is realized upon the expiration of the lease, the residual value. Your ultimate investment return will partly depend upon the residual value at the time of the equipment's sale or re-lease, and certain assets may have little or no value at that time. The amount of this residual value will depend to a significant extent on:

    - our ability to acquire or enter into lease agreements that preserve or enhance the value of the equipment during the Partnership's ownership period until the leases expire;

    - our ability to maximize the value of the equipment upon its sale or re-lease when the lease expires;

    - market conditions prevailing at lease expiration;

    - the cost of new equipment at the time we are remarketing used equipment;

    - the extent to which technological developments during the lease term reduce the market for a certain type of used equipment; and

    - the strength of the economy.

    IF ONLY THE MINIMUM OFFERING SIZE IS RAISED THE PARTNERSHIP MAY NOT BE ABLE
     TO DIVERSIFY ITS INVESTMENTS

    The Partnership may begin operations with minimum capitalization of approximately $1,200,000. Our ability to diversify the Partnership's investments, and its potential to provide attractive returns, could be adversely affected by having only the minimum amount of funds at our disposal. If only the minimum number of units are sold, the Partnership will not be able to achieve as much portfolio diversification as it could with more capital. See "SOURCES AND USES OF OFFERING PROCEEDS."

    IF ANY USED EQUIPMENT THAT IS ACQUIRED HAS NOT BEEN PROPERLY MAINTAINED, THE
     PARTNERSHIP MAY RECEIVE LESS RESIDUAL VALUE THAN EXPECTED

    We expect to significantly invest in used equipment. See "INVESTMENT OBJECTIVES AND POLICIES--General" and "--Equipment." To prudently do so, we plan to inspect large items of used equipment prior to purchase, and will seek to obtain representations from the sellers and lessees of seasoned and used equipment that:

    - the equipment has been maintained in compliance with the terms of their leases;

    - that neither the seller, as lessor, nor the lessee, is in violation of any material terms of such leases; and

    - the equipment is in good operating condition and repair and that the lessee has no defenses to rents payable for the equipment resulting from its condition.

    The Partnership would have rights against the seller of the equipment for any losses arising from a breach of representations made to the Partnership, and against the lessee for default under the lease. There is no assurance, however, that these rights would make the Partnership whole for all of its investment in the transaction or its expected returns on the transaction if lessees stop making rental payments in full due to undetected problems or issues. There is also no assurance that an inspection of used equipment prior to purchasing it will reveal defects.

    THE PARTNERSHIP MAY INVEST IN OPTIONS THAT COULD BECOME UNPROFITABLE IF THE
     PARTY GRANTING THE OPTION FILES FOR BANKRUPTCY

    The Partnership may acquire options to purchase equipment for a fixed price at a future date, typically at the end of a lease term. In the event of a bankruptcy by the party granting the option, the Partnership might be unable to enforce the option or recover the option price paid.

    THE PARTNERSHIP COULD INCUR LOSSES IF A LESSEE OR BORROWER DEFAULTS

    If a lessee or borrower defaults on its payment obligations, the Partnership would need to attempt to repossess the equipment or, in the case of financing transactions, attempt to foreclose on the collateral securing the financing transaction. The Partnership might be unable (1) to repossess the equipment or foreclose on the collateral at all or, in the event of bankruptcy, only after significant delay, or (2) to sell or re-lease the repossessed equipment or foreclosed collateral on terms comparable to those under the original lease. In these cases, the Partnership might sustain a significant loss of anticipated revenues, resulting in the inability to fully recover its investment.

    If a lessee defaults on a lease which was purchased by the Partnership using borrowed funds, the entire proceeds from the repossessed equipment must first go to repay the related lender of the borrowed funds. Only after that repayment would any of the remaining proceeds from the equipment be available to the Partnership. In such a circumstance, the Partnership's entire investment in such equipment might be lost.

    LOSSES AS A RESULT OF LESSEE DEFAULTS MAY BE GREATER IF THE PARTNERSHIP
     ACQUIRES THE LEASED EQUIPMENT WITH BORROWED FUNDS

    Although we expect the Partnership to acquire some of its investments for cash, we intend to have the Partnership borrow to acquire additional investments and generate additional revenues. A lien on the equipment that is being financed and the related leases will secure such borrowings. Although borrowing permits the Partnership to acquire a greater number and variety of investments, it may also increase the Partnership's risk of loss. For example, if a lessee defaults in the payment of rentals due under a lease that has been assigned to a lender, then the lender could cause the repossession and liquidation of the equipment and the Partnership might not recover its investment in that item of equipment.

    EXCESSIVE DEFAULTS IN SECURITIZATIONS MAY RESULT IN PARTNERSHIP LOSSES

    The Partnership may invest in special purpose entities formed to acquire pools of leases and financing transactions. These pools, which are often described as "securitizations," would typically consist of many hundreds or thousands of leases or financing transactions. Each pool will have a loss reserve for the percentage of its transactions that it projects will default. If the actual default experience of a pool in which the Partnership invests is worse than the loss reserve, the Partnership's return on its investment in the pool could be reduced or eliminated, or the investment itself, could be lost.

    LEASING EQUIPMENT IN FOREIGN COUNTRIES MAY BE RISKIER THAN LEASING IN THE
     UNITED STATES

    If the Partnership leases equipment outside the United States, regulations of other countries will apply which may adversely effect the Partnership's title to equipment in those countries. Foreign courts may not recognize judgments obtained in United States courts, and different accounting or financial reporting practices may make it difficult to judge lessees' and borrowers' financial viability, heightening the risk of default and the loss of the Partnership's investments.

    It may be difficult for the Partnership to repossess its equipment if a foreign lessee defaults. The Partnership may have difficulty enforcing its rights under the lease or financing transaction. Moreover, foreign jurisdictions may confiscate equipment. Use of equipment in a foreign country will be subject to that country's tax laws, which may impose unanticipated taxes. While we will seek to require the lessees and borrowers to reimburse the Partnership for all taxes on the use of the equipment and require them to maintain insurance covering the risks of confiscation of the equipment, there is no assurance that we will be successful or that insurance reimbursements will be adequate to allow for recovery of and a return on foreign investments.

    THE PARTNERSHIP COULD INCUR LOSSES AS A RESULT OF FOREIGN CURRENCY
     FLUCTUATION

    The Partnership may enter into foreign leasing or financing transactions for which they would receive payments in foreign currencies. In these cases, the Partnership may enter into a contract to protect from fluctuations in the currency exchange rate. These contracts, known as hedge contracts, would allow the Partnership to receive a fixed U.S. dollar equivalent for these payments regardless of fluctuations in the currency exchange rate. If the lease or financing payments were disrupted due to default by the lessee or borrower, the Partnership would probably continue to meet its obligations under the hedge contract by acquiring the foreign currency equivalent of the missing payments, but at possibly unfavorable exchange rates.

    Furthermore, when the Partnership acquires a residual interest in foreign equipment, it may be impossible to hedge foreign currency exposure with respect to residual values since the amount and timing of receipt of the residual interest is unpredictable. This could positively or negatively affect the Partnership's income from such a transaction, as measured in U.S. dollars.

    INVESTMENT IN JOINT VENTURES MAY SUBJECT THE PARTNERSHIP TO RISKS RELATING
     TO ITS CO-INVESTORS

    The Partnership Agreement permits the Partnership to invest in joint ventures. Investing in joint ventures involves additional risks not present when directly entering into leases or financing transactions. These risks include the possibility that the Partnership's co-investors might become bankrupt or have economic or business interests or goals that are inconsistent with those of the Partnership and want to manage the joint ventures in ways that do not maximize the return to the Partnership. Among other things, actions by a co-investor might subject leases or financing transactions that are owned by the joint venture to liabilities greater than those contemplated by the Partnership. Also, when more than one person controls a joint venture, there might be a stalemate on decisions, including a proposed sale or other transfer of any leases or financing transactions at unfavorable prices or terms.

    WE MAY BE UNABLE TO OBTAIN INSURANCE FOR CERTAIN TYPES OF LOSSES

    While the leases and financing transactions will generally require lessees and borrowers to have comprehensive insurance and assume the risk of loss, some losses, such as from war or earthquakes, may be either uninsurable or not economically insurable. Furthermore, not all possible contingencies affecting equipment can be anticipated or insured against. If such a disaster would occur to the equipment or collateral securing the leases and financing transactions, the Partnership could suffer a total loss of investments in affected equipment.

    THE PARTNERSHIP COULD SUFFER LOSSES IF IT FAILS TO MAINTAIN EQUIPMENT
     REGISTRATION

    Aircraft and marine vessels are subject to registration requirements by the Federal Aviation Administration and United States Coast Guard, respectively. Railroad cars, over-the-road vehicles and other equipment may also be subject to governmental registration requirements. Failing to register these types of equipment or losing the registration could result in substantial penalties, forced liquidation of the equipment and/or the inability to operate and lease the equipment.

    UNDETECTED YEAR 2000 PROBLEMS

    Most computer programs have been written using two digits rather than four to define the applicable year. As a result, the programs are not designed to make the transition to the year 2000. This computer software problem is commonly referred to as the "year 2000" issue. Computer programs with date-sensitive applications may, if not modified, fail or miscalculate dates, causing system failures, the inability to process transactions or other disruptions of operations. We use third-party software in managing the Partnership and we are communicating with key software vendors to ensure that these systems are year 2000 compliant. If lessees and borrowers were to have year 2000 problems, then their lease and financing payments to the Partnership could be delayed or missed. Although the impact of the year 2000 issue will depend on how lessees and borrowers address the issue, each of them will have a material self-interest in resolving any year 2000 issue. As of the date of this prospectus, we have not experienced any material year 2000 problems, nor are we aware of any material problems experienced by any lessee or borrower.

    CONFLICTS OF INTEREST

    The Partnership will be subject to various conflicts of interest arising out of its relationship to us and our affiliates. See "CONFLICTS OF INTEREST." These conflicts may include:

    - the lack of separate legal representation and arm's length negotiations regarding compensation payable to us;

    - the fact that we will receive more fees for acquiring equipment and financing transactions if the Partnership utilizes debt to fund these transactions;

    - the lack of prohibitions in the Partnership Agreement on our ability to compete with the Partnership for equipment acquisitions and other types of business;

    - our discretion to determine when to distribute cash flow to the limited partners or to the Partnership's reserve account could be affected by the fact that deficient reserves relative to the Partnership's contingent liabilities may expose us to liability to creditors of the Partnership;

    - our opportunities to earn fees for referring a prospective lessee to lessors other than the Partnership;

    - the fact that the dealer-manager, who is affiliated with us and is not an independent securities firm, will review and investigate the Partnership and the information in this prospectus;

    - our ability as tax matters partner to negotiate with the IRS to settle tax disputes that would bind the Partnership and the limited partners might not be in your best interest given your tax situation; and

    - our decisions as to when and whether to sell a jointly owned assets when the co-owner is another program we manage.

    WE WILL NOT DEVOTE OUR TIME EXCLUSIVELY TO MANAGING THE PARTNERSHIP

    The Partnership will not employ its own full-time officers, directors or employees. Instead, we will supervise and control the business affairs of the Partnership. Our officers and employees will only devote the amount of time they think is necessary to conduct the Partnership's business. See "CONFLICTS OF INTEREST."

    Equipment leases have sometimes been held by the courts to be loan transactions subject to state usury laws that limit the interest rate that can be charged. Although we anticipate structuring the leases to avoid usury laws, there can be no assurance that we will be successful in doing this.

    IF A LEASE WERE DETERMINED TO BE A LOAN, IT WOULD BE SUBJECT TO USURY LAWS

    Equipment leases have sometimes been held by the courts to be loan transactions subject to state usury laws, which limit the interest rate that can be charged. Although we anticipate entering into or acquiring leases which we believed are structured so that they avoid being deemed loans, and would therefore not be subject to the usury laws, there can be no assurance that we will be successful in doing this. Loans at usurious interest rates are subject to a reduction in the amount of interest due under the loans. Financing transactions are also subject to the usury laws.

INVESTMENT RISKS

    YOU WILL HAVE LIMITED VOTING RIGHTS AND NO MANAGEMENT AUTHORITY

    We will make all management decisions for the Partnership, including determining which equipment it will purchase and which financing transactions it will enter into. The success of the Partnership will depend on the quality of the investment decisions we make, particularly relating to the acquisition of equipment and financing transactions and the re-leasing and disposition of equipment. You are not permitted to take part in managing the Partnership or establishing the Partnership's investment objectives or policies. Accordingly, you should not invest unless you are willing to entrust all aspects of Partnership management to us.

    Generally, you will only be able to vote on extraordinary matters, such as a proposed amendment to the Partnership Agreement. For any matter submitted for your vote, the consent of limited partners owning not less than a majority of a Partnership's units is required for approval. The Partnership Agreement provides that units we own are not counted in determining the percentage of units necessary for a vote concerning:

    - our removal as general partner; or

    - any transaction between the Partnership and us. See Section 13.2 of the Partnership Agreement, entitled "Limited Voting Rights of the Limited Partners."

    THERE IS NO GUARANTEE YOU WILL RECEIVE A RETURN COMPARABLE TO THAT OF
     INVESTORS IN SIMILAR PROGRAMS WE SPONSORED AND MANAGE

    You should not assume that you will experience investment results or returns comparable to those experienced by investors in any other programs we sponsored and manage. You should also keep in mind that a portion of distributions made to date by other programs we sponsored and manage has included a return of investors' capital contributions. See Table III that appears in Exhibit B. Additionally, three similar programs that we sponsored and manage, although with different management than those programs currently have, experienced losses of a portion of their investments in 1991 and 1992 due primarily to lessee bankruptcies. Regularly scheduled distributions of cash to limited partners were not interrupted by these losses, however.

    LOSSES COULD EXCEED RESERVES RESULTING IN REDUCED DISTRIBUTIONS

    While we will do our best to avoid and minimize losses and to establish adequate reserves for losses, Partnership losses could exceed those reserves. If so, there could be a reduction in your distributions. The Partnership will initially set aside 1% of the offering proceeds as reserves for losses. After the reinvestment period, the reserves will be not less than the smaller of 1% of the offering proceeds or 1% of the Partnership's aggregate adjusted capital accounts.

    THE AMOUNT OF DISTRIBUTIONS YOU WILL RECEIVE AND YOUR RETURN FROM THIS
     INVESTMENT IS DIFFICULT TO PREDICT

    We arrived at the initial rate of cash distribution by estimating what we believe is a sustainable rate of distribution during the reinvestment period. The actual distribution rate may be greater or less than the initial rate of distribution during the reinvestment period if we deem it prudent to revise the rate. Furthermore, over the entire life of the Partnership the actual rate of return on your investment may be greater than or less than the rate of distribution. If the rate of return on your investment were ultimately less than the initial distribution rate, then some of your distributions would include a return of some of your investment. Until assets have been liquidated and cash has been distributed, the final calculation of the return on your investment cannot be determined. There is no assurance that you will achieve any specified rate of return on your investment. See "CASH DISTRIBUTIONS--Monthly Cash Distributions."

    THE RATE OF MONTHLY CASH DISTRIBUTIONS IS NOT FIXED

    While we intend to make monthly cash distributions from the Partnership's cash flows, we may determine it is in the best interest of the Partnership to periodically change the amount of the cash distributions you receive or not make any distributions in some months. During the liquidation period, regularly scheduled distributions will decrease because there will be fewer leases and financing transactions available to generate cash flow, although it is expected that lump sums will be distributed from time to time if and when large assets are sold. See "CASH DISTRIBUTIONS--Monthly Cash Distributions."

    THERE IS NO SECONDARY MARKET FOR UNITS SO YOUR ABILITY TO TRANSFER THEM IS
     LIMITED

    The units are limited partnership interests. In order to avoid treatment as a "publicly traded partnership," Treasury Department regulations prohibit us from creating or participating in a "secondary market" for the units. Your ability to sell or otherwise transfer your units, other than at a substantial discount, is extremely limited. You must view your investment in the Partnership as a long-term, illiquid investment. See "TRANSFER OF UNITS."

    IF YOU CHOOSE TO REDEEM YOUR UNITS YOU MAY NOT RECEIVE YOUR FULL CAPITAL
     ACCOUNT BALANCE

    Beginning the second full quarter following the final closing date of this offering, you may request that the Partnership redeem up to 100% of your units. The Partnership is under no obligation to do so, however, and will not maintain any cash reserve for this purpose. If we allow the Partnership to redeem your units, the redemption price has been unilaterally set and is described in the section of this prospectus captioned "TRANSFER OF UNITS--Limited Right to Redeem." The redemption price may be less than the unreturned amount of your investment. If your units are redeemed, the redemption price will probably provide you a significantly lower value than the value you would realize by retaining your units for the duration of the Partnership.

FEDERAL INCOME TAX RISKS AND ERISA RISKS

    FEDERAL TAX CONSIDERATIONS IN GENERAL

    Although this investment may be appealing to certain investors for federal income tax purposes, you should invest based on economic rather than tax factors. While tax counsel has reviewed the section of the prospectus entitled "FEDERAL INCOME TAX CONSEQUENCES" for accuracy, their opinion about that section is limited largely to tax matters they believe are material to an individual taxpayer. Furthermore, the opinion is subject to assumptions concerning the future operations of the Partnership and is not binding on the IRS. In addition, the IRS has not ruled on any federal income tax issue in relation to the Partnership. Because your other income and expenses may affect the tax consequences of this investment, there can be no assurance that you will obtain the tax consequences described in this prospectus. You and your advisers should not only carefully review the "FEDERAL INCOME TAX CONSEQUENCES" section, but also carefully review your tax circumstances.

    Some of the tax consequences described are unclear because recent tax laws have not yet been interpreted. The tax benefits described may be challenged by the IRS upon audit of any tax return of the Partnership. If an audit adjusts the Partnership's tax return, you might have to adjust your income tax return as well. This might also result in an examination of your return for items unrelated to the Partnership, or an examination of your prior years' returns. You could incur substantial legal and accounting costs in contesting any IRS challenge, regardless of the outcome. The Partnership will not reimburse you for any legal and accounting expenses you incur because of an examination of your income tax return. Nor will the Partnership represent you in connection with an audit by the IRS of items unrelated to the Partnership. See "FEDERAL INCOME TAX CONSEQUENCES--Audit by the IRS."

    IF THE IRS CLASSIFIES THE PARTNERSHIP AS A CORPORATION, YOU WILL LOSE TAX
     BENEFITS

    If the IRS successfully contends that the Partnership should be treated as a "publicly traded partnership," the Partnership would then be treated as a corporation for federal income tax purposes rather than as a partnership. If so, all of the possible tax benefits of this investment could be eliminated and:

    - losses realized by the Partnership would not pass through to you;

    - the Partnership would be taxed at income tax rates applicable to corporations thereby reducing distributions to you; and

    - your distributions would be taxed as dividend income to the extent of current and accumulated earnings and profits.

    To minimize this possibility, Section 10 of the Partnership Agreement places restrictions on your ability to transfer units. See "FEDERAL INCOME TAX CONSEQUENCES--Publicly Traded Partnerships."

    THE PARTNERSHIP COULD LOSE COST RECOVERY OR DEPRECIATION DEDUCTIONS IF THE
     IRS TREATS ITS LEASES AS SALES OR FINANCINGS

    We expect that, for federal income tax purposes, the Partnership will be treated as the owner and lessor of the equipment it owns or co-owns and/or leases. However, the IRS may challenge the leases and instead assert that they are sales or financings. If the IRS determines that the Partnership is not the owner of its equipment, it would not be entitled to cost recovery, depreciation or amortization deductions, and its leasing income might be deemed to be portfolio income instead of passive income. See "FEDERAL INCOME TAX CONSEQUENCES--Tax Treatment of Leases" and "--Deductibility of Losses; Passive Losses, Tax Basis and "At Risk" Limitation."

    YOU MAY INCUR TAX LIABILITY IN EXCESS OF THE CASH DISTRIBUTIONS YOU RECEIVE

    Your tax liability from this investment may exceed the cash distributions you receive from it. While we expect that your taxable income from this investment for most years will be less than your cash distributions in those years, to the extent any Partnership debt is repaid with rental income or proceeds from equipment sales, taxable income could exceed the related cash distributions. Additionally, a sale of Partnership property may result in taxes in any year that are greater than the amount of cash from the sale and give you tax liability in excess of cash distributions.

    THERE ARE LIMITATIONS ON YOUR ABILITY TO DEDUCT PARTNERSHIP LOSSES

    Your ability to deduct losses generated by the Partnership is limited to the amounts that you have at risk in this activity. This is generally the amount of your investment, plus any profit allocations and minus any loss allocation and distributions. Additionally, your ability to deduct losses attributable to passive activities is restricted. Because the Partnership's operations will constitute passive activities, you can only use losses from the Partnership to offset passive income in calculating tax liability. Furthermore, passive losses may not be used to offset portfolio income. See "FEDERAL INCOME TAX CONSEQUENCES--Deductibility of Losses; Passive Losses, Tax Basis and "At Risk" Limitations."

    THE IRS MAY ALLOCATE MORE TAXABLE INCOME TO YOU THAN THE PARTNERSHIP
     AGREEMENT PROVIDES

    The IRS might successfully challenge our allocations of profits or losses. If so, the IRS would require reallocation of taxable income and loss, resulting in more taxable income or less loss for you than the Partnership Agreement allocates. See "FEDERAL INCOME TAX CONSEQUENCES--Allocations of Profits and Losses."

    IF YOU ARE A TAX-EXEMPT ORGANIZATION YOU WILL HAVE UNRELATED BUSINESS
     TAXABLE INCOME

    Tax-exempt organizations are nevertheless subject to unrelated business tax on unrelated business taxable income ("UBTI"). Such organizations are required to file federal income tax returns if they have UBTI from all sources in excess of $1,000 per year. The Partnership's leasing income will constitute UBTI, as will a portion of its income from financing transactions. See "FEDERAL INCOME TAX CONSEQUENCES--Taxation of Employee Benefit Plans and Other Tax-exempt Organizations."

    IF YOU ARE A FOREIGN INVESTOR YOU MIGHT BE SUBJECT TO U.S. TAX WITHHOLDING
     AND BE REQUIRED TO FILE U.S. TAX RETURNS

    Foreign investors should be aware that their share of the income from the Partnership might be subject to U.S. income tax withholding. Foreign investors may also be required to file U.S. income tax returns. See "FEDERAL INCOME TAX CONSEQUENCES--Foreign Investors."

    THIS INVESTMENT MAY CAUSE YOU TO PAY ADDITIONAL TAXES

    You may be required to pay alternative minimum tax in connection with this investment, as you will be allocated a ratable share of tax preference items. Our operation of the Partnership may lead to other adjustments that could also increase your alternative minimum tax. Alternative minimum tax is treated in the same manner as the regular income tax for purposes of making estimated tax payments. See "FEDERAL INCOME TAX CONSEQUENCES--Alternative Minimum Tax." You also may be subject to state and local taxation, such as income, franchise or personal property taxes in your state, as a result of this investment. The Partnership's use of equipment outside the U.S. might also subject the Partnership and you to income or other types of taxation in foreign countries.

    THE ASSETS OF THE PARTNERSHIP MAY BE PLAN ASSETS FOR ERISA PURPOSES

    ERISA and the tax code may apply what is known as the look-through rule to this investment. Under that rule, the assets of an entity in which a qualified plan or IRA has made an equity investment may constitute assets of the qualified plan or IRA. If you are a fiduciary of a qualified plan or IRA, you should consult with your advisor and carefully consider the effect of that treatment if that were it to occur. See "INVESTMENT BY QUALIFIED PLANS."

                     SOURCES AND USES OF OFFERING PROCEEDS

    The first table below is our best estimate of the use of the offering proceeds if only the minimum number of units (12,000) is sold. Because the Partnership has not made any acquisitions, we cannot precisely calculate some of the expenses below at this time, so the amounts may vary substantially from these estimates. The second table below is our estimate of our fees and expenses expressed as a percentage of total assets, assuming the maximum number of units (750,000) is sold. Assuming we sell the maximum number of units offered (750,000) and receive $75,000,000 of funds to invest in the Partnership, we project that we will invest 80.21% of the offering proceeds in leases and financing transactions.


                                                                             FEES AND EXPENSES
                                                                                 AS A % OF
                                                                          -----------------------
                                                       MINIMUM OFFERING    OFFERING
                                                       OF 12,000 UNITS     PROCEEDS      ASSETS
                                                       ----------------   ----------   ----------
Offering Proceeds(1)--Assets.........................     $1,200,000      $1,200,000   $2,883,333

Expenses:
Sales Commissions(2).................................        (96,000)          8.00%        3.33%
Underwriting Fees(3).................................        (24,000)          2.00%        0.83%
O&O Expense Allowance(4).............................        (42,000)          3.50%        1.46%
                                                          ----------      ----------   ----------
Public Offering Expenses.............................       (162,000)         13.50%        5.62%

Acquisition Fees(5)..................................        (86,500)          7.21%        3.00%

Fees and Expenses as % of Offering Proceeds(6).......                         20.71%

Fees and Expenses as % of Assets.....................                                       8.62%



                                                                           FEES AND EXPENSES
                                                                               AS A % OF
                                                                       --------------------------
                                                    MAXIMUM OFFERING    OFFERING
                                                    OF 750,000 UNITS    PROCEEDS        ASSETS
                                                    ----------------   -----------   ------------
Offering Proceeds(1)..............................     $75,000,000     $75,000,000   $182,291,677

Expenses:
Sales Commissions(2)..............................      (6,000,000)          8.00%          3.29%
Underwriting Fees(3)..............................      (1,500,000)          2.00%          0.82%
O&O Expense Allowance(4)..........................      (1,875,000)          2.50%          1.03%
                                                       -----------     -----------   ------------
Public Offering Expenses..........................      (9,375,000)         12.50%          5.14%

Acquisition Fees(5)...............................      (5,468,750)          7.29%          3.00%

Fees and Expenses as % of Offering Proceeds(6)....                          19.79%

Fees and Expenses as % of Assets..................                                          8.14%

------------------------

(1) Excluding $1,000 contributed by both the original limited partner and us to the Partnership at the time of its formation. Upon the initial closing date of the Partnership, the original limited partner will withdraw from the Partnership and his capital contribution of $1,000 will be refunded.

(2) The Partnership will pay brokers a sales commission of $8.00 per unit sold (8% of offering proceeds), but no sales commission will be paid on units sold to affiliated limited partners.

(3) The Partnership will pay ICON Securities Corp., an affiliate of ours who is acting as dealer-manager, an underwriting fee equal to $2.00 for each unit sold (2.0% of offering proceeds) for managing the offering and to reimburse it, on a non-accountable basis, for wholesaling fees and expenses.

(4) The Partnership will pay us organizational and operating expense allowance, called an O & O Expense Allowance, equal to $3.50 for each unit sold (3.5% of offering proceeds) if the offering results in offering proceeds of $25,000,000 or less. We will reduce the percentage of O & O expense allowance payable to us by the Partnership from 3.5% to 2.5% for offering proceeds exceeding $25,000,000 but less than $50,000,000; and from 2.5% to 1.5% for offering proceeds exceeding $50,000,000.

        The O & O Expense Allowance will be paid on a non-accountable basis, which means that the payment we receive may be less than, or greater than, the actual costs and expenses that we incur in:

       (a) organizing the Partnership and offering units for sale, which may include legal, accounting, printing, advertising and promotional expenses for preparing the Partnership for registration and then offering and distributing the units to the public; and

       (b) fees and expenses actually incurred and charged to us by the dealer-manager and prospective selling dealers. Due diligence fees and expenses are limited to an aggregate amount not to exceed the lesser of (a) one-half of 1% of the offering proceeds or (b) the amount permitted to be paid pursuant to Rule 2810 of the NASD Conduct Rules. We will pay all O&O expenses in excess of those previously noted, in the aggregate, without reimbursement from the Partnership.

(5) Acquisition fees are computed by multiplying 3.0% times the total purchase price of the Partnership's investments purchased with both offering proceeds and with the maximum allowable borrowings. The acquisition fees in the table are calculated assuming that, on average, total Partnership indebtedness will equal 67% of the purchase price of all investments.

(6) The Partnership intends to establish an initial reserve equal to 1.0% of offering proceeds, which will be maintained and used for insurance, certain repairs, replacements and miscellaneous contingencies.

                                OUR COMPENSATION

    The following table summarizes the types and estimated amounts of all compensation or distributions that we and our affiliates may be paid, directly or indirectly, by the Partnership. Some of this compensation will be paid regardless of the success or profitability of the Partnership's operations, and was not determined by arm's-length negotiations.

    Although some of the compensation described below may vary from the amounts projected, the total amounts of compensation payable to all persons, including us, is limited by provisions in the Partnership Agreement and the requirements of (a) the NASAA Guidelines, which have maximum compensation and minimum use of proceeds requirements and (b) the NASD's Conduct Rules (which limit selling compensation).

                        ORGANIZATION AND OFFERING STAGE


    TYPE OF COMPENSATION          METHOD OF COMPENSATION         ESTIMATED DOLLAR AMOUNT
-----------------------------  -----------------------------  -----------------------------
UNDERWRITING FEE--payable to   2.0% ($2.00 per unit) of the   $24,000 if the minimum
ICON Securities Corp., the     offering proceeds on all       offering of 12,000 units is
dealer-manager                 units sold.                    sold per Partnership, up to a
                                                              maximum of $1,500,000 if all
                                                              750,000 units are sold.

SALES COMMISSION--expected to  8.0% ($8.00 per unit) of the   Not determinable at this
be paid primarily to selling   offering proceeds from all     time.
dealers with only a small      units sold, other than for     If all units sold were sold
amount expected to be paid to  units sold to affiliated       by the dealer-manager, which
ICON Securities Corp.          limited partners which shall   we do not expect, the maximum
                               be sold on a net of sales      amount of sales commissions
                               commission basis.              that the dealer-manager could
                                                              receive would be $96,000 if
                                                              the minimum offering of
                                                              12,000 units is sold and
                                                              $6,000,000 if all 750,000
                                                              units are sold. In each case,
                                                              these amounts are calculated
                                                              without giving effect to
                                                              possible reduction of the
                                                              sales commissions due to
                                                              commissions that are not
                                                              payable for units purchased
                                                              by affiliated limited
                                                              partners, if any.

O & O EXPENSE ALLOWANCE--      3.5% ($3.50 per unit) of the   Not determinable at this
payable to us or the dealer-   first $25,000,000 of offering  time.
manager, or both, for          proceeds; 2.5% ($2.50 per      A minimum of $42,000 if the
organizational and offering    unit) of offering proceeds in  minimum offering of 12,000
expenses                       excess of $25,000,000 but      units is sold, up to a
                               less than $50,000,000; and     maximum of $1,875,000 if all
                               1.5% ($1.50 per unit) of       750,000 units are sold.
                               offering proceeds exceeding
                               $50,000,000, on a
                               non-accountable basis
                               (exclusive of sales
                               commissions) whether or not
                               incurred. We will pay actual
                               organizational and offering
                               expenses for this offering to
                               the extent such expenses
                               exceed the O & O




    TYPE OF COMPENSATION          METHOD OF COMPENSATION         ESTIMATED DOLLAR AMOUNT
-----------------------------  -----------------------------  -----------------------------
                               expense allowance.
                               We will pay or advance bona
                               fide due diligence fees and
                               expenses of the
                               dealer-manager and actual and
                               prospective selling dealers
                               on a fully accountable basis
                               from such allowance up to,
                               but not in excess, of the
                               lesser of the maximum amount
                               payable under the NASD
                               Conduct Rules, or 1/2 of 1%
                               of the offering proceeds.

                                     OPERATIONAL STAGE

ACQUISITION FEE--payable to    3.0% of                        Total acquisition fees would
us.                            (a) the purchase price paid    equal 11.5% of offering
                               by the Partnership to the      proceeds (or $138,000) if the
                               seller of each item of         minimum offering of 12,000
                               equipment acquired or          units is sold) and 7.10% of
                               residual value interest        offering proceeds (or
                               acquired; the fee includes     $5,328,102 if all 750,000
                               debt incurred or assumed or    units are sold). In both
                               debt which would be assumed    instances this assumes that
                               if the option to acquire a     total Partnership
                               residual value interest were   indebtedness will equal 67%
                               immediately exercised; and     of the purchase price of all
                               (b) the principal amount of    investments.
                               each financing transaction
                               entered into or acquired by
                               the Partnership.(1)
                               In calculating acquisition
                               fees, fees payable by or on
                               behalf of

------------------------
(1) Total acquisition fees paid from all sources is limited to 3.0% of offering proceeds, an amount equal to the LESSER of (a) 15.0% of offering proceeds or (b) the difference between (1) the maximum front-end fees allowable under the NASAA Guidelines and (2) all other front-end fees (i.e., sales commissions, underwriting fees and the O & O expense allowance, which total 13.5% of offering proceeds). Pursuant to the NASAA Guidelines, the maximum front-end fees which the Partnership may pay is 20% of offering proceeds (if no debt is employed by the Partnership to acquire its investments) which percentage is increased by .0625% for each 1% of indebtedness (up to a maximum of 80% of the cost of the Partnership's investments) so utilized. As a result, if the Partnership utilized indebtedness equal to 67% of the cost of the Partnership's investments, the Partnership would be able to pay total front-end fees equal to 19.60% of offering proceeds and acquisition fees would be limited to 7.5% of offering proceeds. As also described in the above table, we will be entitled to receive acquisition fees from the Partnership for evaluating, selecting, negotiating and closing the acquisition of the Partnership's equipment and entering into financing Transactions. In addition, sellers of equipment to the Partnership may pay fees to brokers or finders representing such sellers, but in no event may such brokers or finders include us or any of our affiliates.

    TYPE OF COMPENSATION          METHOD OF COMPENSATION         ESTIMATED DOLLAR AMOUNT
-----------------------------  -----------------------------  -----------------------------
                               the Partnership to
                               unaffiliated finders and
                               brokers will be deducted from
                               acquisition fees otherwise
                               payable to us. No finder's or
                               broker's fees may be paid to
                               any of our affiliates.
                               We will reduce or refund
                               acquisition fees if the
                               Partnership's investment in
                               equipment is less than the
                               greater of (a) 80% of the
                               offering proceeds reduced by
                               .0625% for each 1% of
                               borrowings encumbering the
                               Partnership's equipment, or
                               (b) 75% of the offering
                               proceeds.

MANAGEMENT FEE--payable to us  The LESSER of:                 Not determinable at this
for actively managing the      (i)(a) 5% of gross rental      time.
leasing, re-leasing,           payments from operating        We have agreed to
financing and refinancing of   lease, except operating        subordinate, without
Partnership leases and         leases for which management    interest, our receipt of
financing transactions         services are performed by      monthly payments of the
                               non-affiliates under our       management fees to the
                               supervision for which 1% of    limited partners' receipt of
                               annual gross rental payments   first cash distributions
                               shall be payable;              until the earlier of (1) the
                               (b) 2% of gross rental         limited partners' receipt of
                               payments and debt service      all accrued but previously
                               payments from fullpayout       unpaid, and current,
                               leases with net lease          installments of first cash
                               provisions, 2% of annual       distributions or
                               gross principal and interest   (2) expiration of the
                               payments from financing        reinvestment period. Any
                               transactions;                  management fee deferred will
                               (c) and 7% of gross rental     be deferred without interest
                               payments from equipment        during the reinvestment
                               operated by the Partnership    period until the limited
                               as provided in NASAA           partners have received all
                               Guidelines                     accrued and previously unpaid
                               Section IV.E.4(2); or          first cash distributions.
                               (ii) management fees which     Management fees payable with
                               are competitive and/or         respect to investments
                               customarily charged by others  acquired by the Partnership rendering similar services as  prior to the effective date
                               an ongoing                     of our withdrawal as general
                                                              partner will remain

------------------------

(2) If we provide both equipment management and additional services, relating to the continued and active operation of Partnership equipment, such as on-going marketing and re-leasing of equipment, hiring or arranging for the hiring of crews or operating personnel for the Partnership's equipment and similar services, we may charge the Partnership a management fee not to exceed 7.0% of the gross rental payments from equipment operated by the Partnership.

    TYPE OF COMPENSATION          METHOD OF COMPENSATION         ESTIMATED DOLLAR AMOUNT
-----------------------------  -----------------------------  -----------------------------
                               public activity in the same    payable to us despite our
                               geographic location for        withdrawal as and when the
                               similar equipment and          Partnership receives the
                               financing transactions.        rental proceeds from the
                                                              investments creating the
                                                              obligation to pay the
                                                              management fees.

CASH FLOW--share               Prior to payout, which is the  Not determinable at this
distributable to us            time when cash distributions   time.
                               in an amount equal to the sum
                               of the limited partners'
                               (1) capital contributions
                               and (2) an 8.0% cumulative
                               annual return thereon,
                               compounded daily, have been
                               made, distributions of
                               available cash from
                               operations and sales shall be
                               made 99% to the limited
                               partners and 1% to us. After
                               payout, distributions of
                               available cash shall be
                               distributed 90% to the
                               limited partners and 10% to
                               us, unless limited partners
                               have not received
                               distributions equal to 150%
                               of their investment, in which
                               case the ratio will remain
                               99:1 until that level of
                               distributions has been
                               achieved.

SUBORDINATED REMARKETING       For sales of equipment and     Not determinable at this
FEE--payable to us for         financing transactions, an     time.
arranging the sale of the      amount equal to the lesser of
Partnership's equipment        (1) 3.0% of the contract
financing transactions.        sales price for the
                               Partnership's investments, or
                               (2) one-half the normal
                               competitive commission
                               charged by unaffiliated
                               parties for such services in
                               light of the size, type and
                               location of the leases and
                               financing transactions. No
                               subordinated remarketing fee
                               will accrue or be payable for
                               any portion of cash from
                               sales which is reinvested in
                               additional Partnership
                               investments. Payment of the
                               subordinated remarketing fee
                               will be deferred until after
                               payout and will be made
                               without interest.

    TYPE OF COMPENSATION          METHOD OF COMPENSATION         ESTIMATED DOLLAR AMOUNT
-----------------------------  -----------------------------  -----------------------------
REIMBURSEMENT FOR OUT-OF-      The Partnership will           Not determinable at this
POCKET ACQUISITION EXPENSES    reimburse our affiliates and   time.
DIRECTLY ATTRIBUTABLE TO THE   us for some expenses incurred
ACQUISITION OF EQUIPMENT--     in connection with the
payable to us and our          Partnership's operations.
affiliates(3)

                         INTEREST IN PROFITS OR LOSSES

PARTNERSHIP'S PROFITS AND      We will be allocated shares    Not determinable at this
LOSSES FOR TAX                 of the Partnership's profits   time.
PURPOSES--share allocable to   and losses for tax purposes
us                             that generally approximate
                               our share of available cash
                               from operations and from
                               sales.

------------------------

(3) In the event we or an affiliate purchases equipment with our own funds in order to facilitate the later purchase by the Partnership, or borrows on behalf of the Partnership for any Partnership purpose, we or the affiliate will be entitled to receive interest on the funds expended on behalf of the Partnership until the Partnership purchases the equipment or repays the loan. Interest will be paid at a rate equal to that which would be charged by third-party financing institutions on comparable loans for the same purpose in the same geographic area.

        The O & O Expense Allowance will be paid on a non-accountable basis, which means that the payment we receive may be less than, or greater than, the actual costs and expenses that we incur in:

       (a) organizing the Partnership and offering units for sale, which may include legal, accounting, printing advertising and promotional expenses for preparing the Partnership for registration and then offering and distributing the units to the public; and

       (b) fees and expenses actually incurred and charged to us by the dealer-manager and prospective selling dealers. Due diligence fees and expenses are limited to an aggregate amount not to exceed the lesser of (a) one-half of 1% of the offering proceeds or (b) the amount permitted to be paid pursuant to Rule 2810 of the NASD Conduct Rules. We will pay all O&O expenses in excess of those previously noted, in the aggregate, without reimbursement from the Partnership.

    In addition to the O & O Expense Allowance, the Partnership will reimburse us and our affiliates for: (1) the actual costs of goods and materials used for or by the Partnership and obtained from unaffiliated parties; (2) expenses related to the purchase, operation, financing and disposition of the Partnership's leases and financing transactions incurred prior to the time that the Partnership has funds available to pay such expenses directly; and
(3) administrative services necessary to the prudent operation of the Partnership (such as accounting, professional, secretarial and investor relations staff, and capital items including computers and related equipment), not in excess of the lesser of our, or our affiliate's, costs, or 90% of the costs that the Partnership would be required to pay to independent parties for comparable services. The Partnership's annual reports to the limited partners will provide a breakdown of services performed by, and amounts reimbursed to, our affiliates and us.

    Section 6.4(i) of the Partnership Agreement limits the types and annual amounts of expenses of the Partnership that may actually be paid by the Partnership to us. No reimbursement is permitted for services for which we are entitled to compensation by way of a separate fee. Excluded from the allowable reimbursement, except as permitted under Section 6.4(i) of the Partnership Agreement, will be:

    (1) salaries, fringe benefits, travel expenses or other administrative items incurred by or allocated to any person with a controlling interest in us or any of our affiliates; and

    (2) expenses for rent, depreciation and utilities or for capital equipment or other administrative items, other than as specified provided in such
       Section 6.4(i).

    While the Partnership is not permitted to pay any remuneration to any of our or our affiliates' officers or directors for services on the Partnership's behalf, we or the dealer manager may apply any portion or none of the O & O Expense Allowance to defray such costs.

    We expect that the Partnership will also directly pay third parties for services provided to the Partnership from time to time. These services will include compensation to unaffiliated professionals for such matters as auditing, legal services, accountancy services and advice, tax services and advice, equipment and portfolio management and advice, and in any other area which we deem necessary and appropriate for the professional management of the affairs of the Partnership.

                             CONFLICTS OF INTEREST

    The Partnership will be subject to various conflicts of interest arising out of its relationship to us and our affiliates. There are some provisions in the Partnership Agreement that are intended to protect your interests when conflicts arise. Please review Sections 6.2 and 6.4 of the Partnership Agreement, which limits the actions we can take on behalf of the Partnership and limits our compensation from the Partnership. In addition, see "FIDUCIARY RESPONSIBILITY" for a discussion of our fiduciary obligations to you, which require us to consider your best interests in managing the Partnership's assets and affairs. The conflicts include the following:

NO ARM'S LENGTH NEGOTIATION OF AGREEMENTS

    We are represented by the same legal counsel as the Partnership and the dealer-manager. The limited partners, as a group, have not been represented by legal counsel and the Partnership's legal counsel has not acted on behalf of prospective investors nor conducted a review or investigation on their behalf. Therefore, none of the agreements and arrangements between the Partnership and either the dealer-manager or us was negotiated on an arm's length basis. The attorneys, accountants and other experts who perform services for the Partnership will also perform services for us, the dealer-manager, some of our affiliates and for other partnerships or ventures that we or our affiliates may sponsor. However, should a dispute arise between the Partnership and us, we will have the Partnership retain separate legal counsel to represent the Partnership in connection with the dispute.

OUR COMPENSATION

    We have unilaterally determined the compensation that we and the dealer-manager will be paid by the Partnership. However, we believe that the amount of compensation is representative of practices in the industry and complies with the NASAA Guidelines in effect on the date of this prospectus. Both we and the dealer-manager will receive substantial compensation upon the closing of this offering and upon, or from, the Partnership's acquisition, use and sale of its leases and financing transactions. We will make decisions involving these transactions in our sole discretion. See "OUR COMPENSATION."

    A conflict of interest may also arise from our decisions concerning the timing of the Partnership's purchases and sales of equipment or the termination of the Partnership, each of which events will have an effect on the timing and amounts of our compensation. In such circumstances, our interest in continuing the Partnership and receiving management fees, for example, may conflict with the interests of the limited partners in realizing an earlier return of their investment or distributions.

EFFECT OF LEVERAGE ON OUR COMPENSATION

    We intend to acquire the Partnership's investments with borrowings of approximately 67% of the aggregate purchase price of the Partnership's total investments, but the actual level of borrowings may vary and we are permitted to finance up to 80% of the aggregate purchase price of all the Partnership's investments if offering proceeds do not exceed $25,000,000. If offering proceeds do not exceed $25,000,000, we believe that higher leverage will best serve the Partnership by allowing it to own a greater diversity of equipment and spreading credit risk among a greater number of lessees than could be the case if lower leverage were utilized. Since our acquisition fees are based upon the purchase price of all equipment and financing transactions we acquire for the Partnership, including related borrowings, we would earn a greater amount of acquisition fees (subject to the limit on those fees) if a greater percent of debt were employed.

    If offering proceeds exceed $25,000,000, we have agreed to a pro rata limitation on borrowings. For example, if offering proceeds were $50,000,000, the permitted borrowing limit would be reduced from 80% of the aggregate purchase price of the Partnership's total investments to 75%. If offering proceeds reach the maximum offering size of $75,000,000, the limit would be reduced further to 67%. Following the offering period and to the extent the limits described above require leverage of less than 75%, the

Partnership's permitted leverage may rise to 75% when reinvestment proceeds are reinvested by the Partnership. See "OUR COMPENSATION."

COMPETITION WITH THE PARTNERSHIP FOR EQUIPMENT

    We and our affiliates are engaged directly and indirectly in the business of acquiring equipment for our own accounts as well as for other programs. In the future, we, or any of our affiliates, may form, sponsor, and act as a general partner of or as an advisor to other investment entities (including other public equipment ownership and leasing partnerships). Those entities could have investment objectives similar to the Partnership's and may be in a position to acquire the same investments at the same time as the Partnership. See "RELATIONSHIPS WITH SOME OF OUR AFFILIATES" and "MANAGEMENT" for a chart of and a description of our relationship to the Partnership.

    Until all capital contributions (the initial amounts invested by limited partners) have been invested or committed, used to pay permitted front-end fees or returned to limited partners as provided in the Partnership Agreement, all investment opportunities meeting the investment objectives of the Partnership (including equipment acquisition, financing, refinancing, leasing and re-leasing opportunities) shall be presented to the Partnership FIRST except in the following circumstances:

    - The required cash investment is greater than the cash that the Partnership has available for investment;

    - The amount of debt to be incurred or assumed is above levels that we believe are acceptable for the Partnership;

    - The equipment type is not appropriate to the Partnership's objectives, which include seeking to avoid concentrations of exposure to any one class of equipment;

    - The lessee's credit quality does not satisfy the Partnership's objectives of maintaining a high-quality portfolio with low credit losses while avoiding a concentrated exposure to any individual lessee or user;

    - The remaining lease or financing term extends beyond the date by which we must liquidate the Partnership's investments;

    - The Partnership's available cash flow is not commensurate with its need to make distributions during the Partnership's reinvestment period;

    - The structure of the proposed transaction, particularly the end-of-lease options governing the equipment, does not provide the opportunity to obtain the residual values needed to meet the Partnership's total return requirements; and

    - The transaction does not comply with the terms of the Partnership
      Agreement.

    The Partnership Agreement does not prohibit us or our affiliates from investing in equipment leases or acquiring financing transactions, and we can engage in acquisitions, financing, refinancing, leasing and re-leasing opportunities on our or their own behalf or on behalf of other partnerships. We and our affiliates shall have the right to take for our or their own account, or to recommend to any program we manage, any particular investment opportunity after considering the factors in the preceding paragraph.

    Any conflicts in determining and allocating investments between the Partnership and us or between the Partnership and another program will be resolved by the investment committee, which will evaluate the suitability of all prospective lease acquisitions and financing transactions for investment by the Partnership. If the investments available from time to time to the Partnership and to other programs we manage is less than the aggregate amount of investment then sought by them, the available investment will generally be allocated to the investment entity that has been seeking investments for the longest period of time.

    Conflicts may also arise between two or more investment programs (including the Partnership) that we or one of our affiliates advise or manage, or between one or more of investment programs and an affiliate of ours acting for its own account, which may be seeking to re-lease or sell similar equipment at the same time. In these cases, the first opportunity to re-lease or sell equipment will generally be allocated to the investment program attempting to re-lease or sell equipment that has been subject to the lease which expired first, or, if the leases expire simultaneously, the lease which was first to take effect. However, we may make exceptions to this general policy where equipment is subject to remarketing commitments with contrary provisions or where, in our judgment, other circumstances make applying this policy inequitable or not economically feasible for a particular investment program.

OUR LIABILITY FOR PARTNERSHIP OBLIGATIONS; OUR DETERMINATION OF RESERVES

    As a general rule, we are liable for the Partnership's liabilities to the extent that they exceed its assets (including reserves for working capital and contingent liabilities). We determine the amount of reserves and we allocate the Partnership's cash flow to maintain or increase the amount in the reserve account. Because we may be exposed to liability to creditors of the Partnership if there is a deficiency in the amount of reserves relative to the Partnership's contingent liabilities, we may have a conflict of interest in determining when to allocate cash flow for distribution to you or to the Partnership's reserve account.

JOINT VENTURES

    For added diversification, the Partnership may invest in joint ventures with other programs that we or others sponsor and manage. If the Partnership enters into a joint venture, we would have a fiduciary duty to the Partnership and to any other investment programs we manage that participate in it. Having these duties to several partnerships may result in conflicts in determining when and whether to dispose of any jointly owned investment. To minimize the likelihood of a conflict between these fiduciary duties, the Partnership Agreement restricts our ability to make investments in joint ventures by requiring that the joint investment comply with the investment criteria and investment objectives of the Partnership. See "RISK FACTORS--Partnership Risks."

LEASE REFERRALS

    From time to time, we may have the opportunity to earn fees for referring prospective equipment or financing transactions to a purchaser other than the Partnership. This could involve conflicts of interest because we would receive compensation as a result of the referral even though the Partnership would not receive any benefits. Section 6.5 of the Partnership Agreement provides that, if the Partnership has funds available for investment, we will not refer prospective equipment or financing transactions to third parties for compensation, unless, using the criteria listed above under "Competition with the Partnership for Equipment," we decide that the investment in question is inconsistent with the investment and diversification objectives of the Partnership.

PARTICIPATION OF AN AFFILIATE IN THIS OFFERING

    Units will be sold on a best-efforts basis through ICON Securities Corp. (the dealer-manager), who will receive underwriting fees for all units sold in addition to sales commissions for any units sold by its securities representatives. Because ICON Securities Corp. is affiliated with us, its review and investigation of the Partnership and the information provided in this prospectus will not have the benefit of a review and investigation by an independent securities firm in the capacity of a dealer-manager.

TAX MATTERS PARTNER

    We are the Partnership's tax matters partner for purposes of dealing with the Internal Revenue Service on any audit or other administrative proceeding before the IRS and/or any legal proceeding. As tax matters partner, we are empowered to negotiate with the IRS and to settle tax disputes, thereby binding the limited partners and the Partnership by any settlement. While we will seek to take into consideration your interest in agreeing to any settlement of any disputed items of Partnership's income and expense, there is no assurance that any settlement will be in the best interest of any specific limited partner given his or her specific tax situation.

                            FIDUCIARY RESPONSIBILITY

CONFLICTS

    GENERAL. The Partnership Agreement makes us accountable to the Partnership as a fiduciary. Therefore, we must always act with integrity and good faith, and exercise due diligence in conducting the business of the Partnership and in resolving conflicts of interest, subject to certain limitations set forth in the Partnership Agreement. By law, general partners are held to a duty of the highest good faith in conducting partnership affairs. This normally means that a general partner cannot engage in activities which might create an interest for itself that is adverse to that of the partnership of which it is the general partner. Because we and other investment programs that we manage or in the future may manage will acquire equipment and enter into financing transactions, we may be deemed to have a position adverse to the Partnership.

    MODIFICATION. Section 6.5 of the Partnership Agreement includes provisions to resolve conflicts of interest that may arise between the Partnership and other investment programs we manage with respect to particular investment opportunities that become available. We shall make investment opportunities available as described in that section of the Partnership Agreement. However, until all capital contributions have been invested or committed, used to pay permitted front-end fees or returned to limited partners as provided in the Partnership Agreement, all investment opportunities meeting the investment objectives of the Partnership shall be presented to the Partnership first. If two or more investment programs that we manage are in a position to lease the same equipment or provide the same financing, we will generally afford priority to the entity that has equipment which has been available for lease or sale or that has had funds available to invest for the longest period of time. We are not certain whether these provisions regarding allocating opportunities are enforceable.

    DETRIMENT AND BENEFIT. If the Partnership Agreement did not modify the general common law fiduciary duties, we could not serve as the general partner for the Partnership and any other investment program that might acquire, finance and lease equipment at the same time. The modification may operate as a detriment to you because there may be business opportunities that we will not make available to the Partnership.

    The foregoing modifications permit us to act as a general partner to more than one similar investment program, and we believe the Partnership should benefit from our resulting experience. The modifications also permit the Partnership to enter into joint ventures to acquire a larger and more diverse asset pool. However, the modifications relieve us and our affiliates of the strict fiduciary duty of a general partner acting as such for only one investment program at a time. The modifications attempt to resolve any conflicts arising from our management of multiple investment programs in a manner consistent with the expectations of the investors of all of these programs, our fiduciary duties and the Partnership's and other programs' investment objectives, especially including that of investment diversification.

INDEMNIFICATION

    The Partnership Agreement limits our liability to the Partnership and to you. The Partnership will indemnify us and our affiliates, from the Partnership's assets, for any liability, loss, cost and expense of litigation arising out of our acts or omissions provided that:

    (1) we or our affiliate made a determination in good faith that the action or inaction was in the best interests of the Partnership;

    (2) we or our affiliate were acting on behalf of or performing services for the Partnership; and

    (3) the course of conduct did not constitute negligence or misconduct on our part or that of our affiliate.

    As a result, your right to sue us for alleged breach of our fiduciary duty in conducting the affairs of the Partnership may be limited. However, we and each of our affiliates will be liable, responsible and accountable, and the Partnership will not be so liable for, liability, loss, cost or expense due to our or our affiliate's fraud, negligence, misconduct or breach of fiduciary duty to the Partnership or any partner, as determined by a court. The Partnership will not have to pay the cost of insurance that insures us or any affiliate for any liability for which we cannot be indemnified.

    In addition, we have agreed to indemnify the dealer-manager and the selling dealers against all losses, claims, damages, liabilities and expenses incurred by any of them (except those arising as a result of their own fraud, negligence or misconduct) in connection with the offer or sale of units. Any successful claim for indemnification would deplete the Partnership's assets by the amount paid and could reduce the amount of distributions subsequently made to you.

    The Partnership is not permitted to indemnify us, any of our affiliates, or any selling dealer for any losses, liabilities, litigation, settlement or any other costs or expenses arising out of an alleged violation of federal or state securities laws unless the following have occurred:

    (1) (a) there was a successful adjudication on the merits in favor of us, our affiliate or the selling dealer on each count of alleged securities laws violation;

       (b) the claims were dismissed on the merits by the court;

       (c) the court approved a settlement of the claims and indemnification regarding the costs of claims; plus

    (2) we have advised the court regarding the current position of the Securities and Exchange Commission, the Securities Divisions of the Commonwealths of Massachusetts and Pennsylvania, the States of Missouri and Texas and any other relevant regulatory body on the issue of indemnification for securities law violations.

INVESTOR REMEDIES

    There are a number of remedies available to you if you believe we have breached our fiduciary duty to you. You may sue on behalf of yourself and all other similarly situated limited partners (a class action) to recover damages, or you may bring suit on behalf of the Partnership (a derivative action) to recover damages from us or from third parties where we have failed or refused to enforce an obligation. Further, if you suffer losses resulting from violation of the anti-fraud provisions of federal or state securities laws in connection with the purchase or sale of units, you may be able to recover the losses from a selling dealer, the dealer-manager, or anyone associated with either of them. In addition, for investors that are employee benefit plans, case law applying the fiduciary duty concepts of ERISA to an insurance company in connection with an insurance contract might apply with equal force to us.

    We will provide quarterly and annual reports of operations and must, on demand, give you or your legal representative a copy of the Form 10-K and true and full information concerning the Partnership's affairs. Further, you may inspect or copy the Partnership's books and records at any time during normal business hours. See "SUMMARY OF THE PARTNERSHIP AGREEMENT--Access to Books and Records."

    This is a developing and constantly changing area of the law and this summary, which describes in general terms the remedies available to you if we breach our fiduciary duty, is based on statutes and judicial and administrative decisions as of the date of this prospectus. If you have questions concerning our duties or you believe that we have breached a fiduciary duty, you should consult your own counsel.

    In the opinion of the SEC, indemnifying an entity for liabilities arising under the Securities Act is contrary to public policy and therefore unenforceable. If we assert a claim against the Partnership for indemnification of such liabilities (other than for expenses incurred in a successful defense) under the Partnership Agreement or otherwise, the Partnership will submit to a court of competent jurisdiction the question of whether such indemnification is against public policy as expressed in the Securities Act.

                               OUR OTHER PROGRAMS

    We were formed in 1985 to finance and lease equipment, and sponsor and act as the general partner for publicly offered, income-oriented equipment leasing limited partnerships. In addition to the Partnership, we are the general partner of: ICON Cash Flow Partners, L.P., Series B; ICON Cash Flow Partners, L.P., Series C; ICON Cash Flow Partners, L.P., Series D; ICON Cash Flow
Partners, L.P., Series E; ICON Cash Flow Partners L.P. Six; ICON Cash Flow Partners L.P. Seven; and ICON Income Fund Eight A L.P., and we were the general partner of ICON Cash Flow Partners, L.P., Series A which was liquidated and dissolved in 1999. These limited Partnerships are referred to collectively as our prior public programs. All were publicly offered and are income-oriented equipment leasing limited partnerships with objectives similar to that of the Partnership. We and our affiliates have also engaged in the past, and may in the future engage in the business of brokering or acquiring equipment leasing or financing transactions which do not meet the investment criteria we have established for the Partnership and for our prior public programs (such as criteria for creditworthiness, equipment types, excess transaction size or concentration by lessee, location or industry).

              PRIOR PROGRAMS SUBSCRIPTIONS AS OF DECEMBER 31, 1999

                                                          NO. OF         TOTAL
LIMITED PARTNERSHIP                                      INVESTORS   SUBSCRIPTIONS
-------------------                                      ---------   -------------
Series A (dissolved in 1999)...........................      226      $ 2,504,500
Series B...............................................    1,756       20,000,000
Series C...............................................    1,741       20,000,000
Series D...............................................    3,060       40,000,000
Series E...............................................    3,753       61,041,151
L.P. Six...............................................    2,283       38,385,712
L.P. Seven.............................................    4,650       99,999,682
Eight A................................................    2,430       59,518,458

    Our prior public programs are all actively engaged in purchasing equipment and entering into and acquiring leases and financing transactions. As of December 31, 1999, our prior public programs had originated or acquired investments as follows:

                           INVESTMENTS ORIGINATED OR
                       ACQUIRED BY PRIOR PUBLIC PROGRAMS
                            AS OF DECEMBER 31, 1999
             (ALL AMOUNTS IN DOLLARS OF ORIGINAL ACQUISITION COST)

LIMITED PARTNERSHIP          LEASED EQUIPMENT   FINANCING TRANSACTIONS   TOTAL INVESTMENTS
-------------------          ----------------   ----------------------   -----------------
Series A...................    $  6,226,774          $ 1,556,694            $  7,783,468
Series B...................    $ 63,732,913          $ 4,068,058            $ 67,800,971
Series C...................    $ 69,021,386          $ 3,632,705            $ 72,654,090
Series D...................    $116,714,143          $20,596,614            $137,310,757
Series E...................    $243,851,134          $35,474,334            $279,325,468
L.P. Six...................    $152,822,820          $13,288,941            $166,111,761
L.P. Seven.................    $309,824,776          $ 1,556,908            $311,381,684
Eight A....................    $139,378,509          $         0            $139,378,509

    As of December 31, 1999, our prior public programs had leases and financing transactions under management (determined by the original cost of the investment acquired less the total original cost of assets sold) consisting of the dollar amounts shown below, and representing the percentages shown below, respectively, of the original cost of investments acquired.

                            INVESTMENT PORTFOLIO OF
                              PRIOR PROGRAMS AS OF
                               DECEMBER 31, 1999

LIMITED                                    LEASED       FINANCING        TOTAL
PARTNERSHIP                               EQUIPMENT    TRANSACTIONS   INVESTMENTS
-----------                              -----------   ------------   -----------
Series A...............................           --            --             --
Series B...............................  $ 1,377,689    $  582,976      1,960,665
Series C...............................    1,081,788     1,100,636      2,182,424
Series D...............................   17,016,650     1,915,899     18,932,549
Series E...............................   75,184,007    27,916,178    103,100,185
L.P. Six...............................   46,116,063     2,204,250     48,320,313
L.P. Seven.............................  274,823,670     1,903,741    276,727,411
Eight A................................  136,275,272                  136,275,272

    The percentages and amounts of cash distributions which represented investment income (after deductions for depreciation and amortization of initial direct costs of its investments) and a return of capital (corresponding to a portion of the depreciation deductions for the related equipment) for Series A through Eight A for each year from their dates of formation through December 31, 1999 are included in TABLE III of Exhibit B to the Prospectus. Additional investment information concerning such Programs as of December 31, 1999, is also included in Tables I, II and V of Exhibit B to the prospectus.

    Three of our prior public programs, Series A, Series B and Series C, experienced unexpected losses in 1992, which are shown on TABLE III of Exhibit B to Cumulative Supplement No. 3. Series A experienced losses of $133,569 in 1992 primarily related to the bankruptcy of Richmond Gordman
Stores, Inc. In 1992, Series B wrote down its residual positions by $506,690, $138,218 of which was related to the bankruptcy of Richmond Gordman Stores, Inc. and $368,472 of which was related to rapid obsolescence of equipment due to unexpected withdrawal of software support by the manufacturer. Series C wrote-down its residual position in 1992 by $1,412,365 relating to the bankruptcy of PharMor, Inc. which involved the reported misappropriation of funds by the management of that company and the overstatement of inventory on its audited financial statements.

    We have taken steps that has assisted Series A, and we believe will assist Series B and Series C in partially recovering its losses, including:

    (1) foregoing administrative expense reimbursements from July 1, 1991 through September 30, 1993, which we were otherwise entitled to receive, in the amount of $34,961 (Series A), $697,463 (Series B) and $859,961 (Series C);

    (2) reducing the annual cash distribution rate to 9% effective September 1, 1993 for Series A, B and C to make available additional funds for supplemental reinvestments for each of those programs;

    (3) effective September 30, 1993, deferring $38,081 in Series A management fees and, effective November 15, 1995 and June 19, 1996, eliminating Series B and C's obligation to pay $220,000 and $529,125, respectively, in accrued and future management fees;

    (4) effective January 1, 1994 reducing the management fees which Series A, Series B and Series C would each pay us to a flat rate of 2% and, effective January 1, 1995, further reducing the management fees which Series A pays us to a flat rate of 1%;

    (5) effective January 31, 1994, converting the variable rate borrowing facilities of Series A, B and C to fixed rate, term loan financings in the original principal amounts of $720,000, $1,600,000 and $1,500,000, respectively, to eliminate interest rate risk on the related portions of those programs' portfolios;

    (6) effective January 31, 1995, amending the partnership agreement of Series A, by vote of a majority of its limited partners, to:

       (a) extend the reinvestment period of Series A by not less than 2 nor more than 4 years;

       (b) authorize us to make loans to Series A for terms greater than twelve months and for up to $250,000; and

       (c) (as noted in clause (4), above) decrease the rate of management fees payable to us by Series A to a flat 1% of gross revenues from all of its leases and financing transactions (pursuant to the amendments, in February and March 1995, we lent $75,000 and $100,000, respectively, to Series A, which was converted to a capital contribution in September, 1997);

    (7) effective November 15, 1995, amending the partnership agreement of Series B, by vote of a majority of its limited partners, to:

       (a) extend the reinvestment period of Series B for up to four additional years and thereby delay the start and end of the liquidation period;

       (b) eliminate the obligation of Series B to pay us $220,000 of the $347,000 of accrued management fees and any future management fees; and

       (c) limit past management fees payable by Series B to $127,000 and require us to pay that amount to Series B as an additional capital contribution; and

    (8) effective June 19, 1996, amending the partnership agreement of Series C, by vote of a majority of its limited partners, to:

       (a) extend the reinvestment period of Series C for up to four and one-half additional years and thereby delay the start and the end of the liquidation period;

       (b) eliminate the obligation of series B to pay us $529,125 of the $634,125 of accrued management fees; and

       (c) limit past management fees payable by Series C to $105,000 and require us to pay that amount to Series C as an additional capital contribution.

We can provide no assurance that the forgoing steps will be successful in recovering the full amount of the losses of Series B and Series C. To the extent these efforts are not successful, and Series B or Series C do not earn sufficient amounts through their respective remaining periods of operations to recoup the losses, any of those programs so effected would not be able to return all of their respective investors' capital contributions.

    The information presented in this section of the prospectus concerning our prior public programs, as well as the information and data in the Tables included as Exhibit B for our prior public programs, represents our experience in the prior programs and are not audited. IF YOU PURCHASE UNITS IN THE PARTNERSHIP YOU WILL NOT HAVE ANY OWNERSHIP INTEREST IN ANY OTHER PROGRAM AS A RESULT OF YOUR PURCHASE. YOU SHOULD NOT ASSUME THAT YOU WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN OUR PRIOR PUBLIC PROGRAMS.

                   RELATIONSHIPS WITH SOME OF OUR AFFILIATES

    The following diagram shows our relationship to some of our affiliates. The solid lines indicate ownership and the broken lines indicate contractual relationships. All of the entities shown below are corporations except as otherwise indicated.

                                     [LOGO]

                                   MANAGEMENT


THE GENERAL PARTNER

    We are a Connecticut corporation formed in 1985 under the name ICON Properties, Inc. We changed our name on July 19, 1990 to more accurately reflect the scope and focus of our business activities. Our financial statements are presented in this prospectus show that our financial condition, with an aggregate maximum net worth in excess of one million dollars, is commensurate with the financial obligations we have assumed in the offering and in the operation of the Partnership. Our principal offices are located at 111 Church Street, White Plains, New York 10601 ((914) 993-1700), with additional offices located at 31 Milk Street, Suite 1111, Boston, Massachusetts 02109 ((617) 338-4292); Four Embarcadero Center, Suite 1810, San Francisco, California 94111 ((415) 981-4266) and 599 Lexington Avenue, Suite 2705, New York, NY 10022 ((212) 418-4700). Our officers, listed below, have extensive experience in selecting, acquiring, leasing, financing, managing and remarketing (re-leasing and selling) equipment.

    All services relating to the day-to-day management of equipment and entering into leases and financing transactions will be performed by us or under our direction. These services include collecting payments due from the lessees and borrowers, remarketing equipment which is off-lease, inspecting equipment, being a liaison with lessees and borrowers, supervising equipment maintenance, and monitoring performance by the lessees and borrowers of their obligations, including payment of rent or principal and interest and all operating expenses.

    Our officers and directors are:

Beaufort J. B. Clarke.....................  Chairman, Chief Executive Officer and
                                            Director
Paul B. Weiss.............................  President and Director
Thomas W. Martin..........................  Executive Vice President, Treasurer and
                                            Director
Allen V. Hirsch...........................  Senior Vice President
Louis J.C. Cusano.........................  Senior Vice President and Counsel

    Beaufort J. B. Clarke, 53, became our Chairman, Chief Executive Officer and Director and those of the dealer-manager as well in August of 1996. He was our President from August of 1996 until December 31, 1998. Prior to his present positions, Mr. Clarke was founder, President and Chief Executive Officer of Griffin Equity Partners, Inc. (a purchaser of equipment leasing portfolios) from October 1993 through August 1996. Prior to that, Mr. Clarke was President of Gemini Financial Holdings, Inc. (an equipment leasing company) from June 1990 through September 1993. Previously, Mr. Clarke was a Vice President of AT&T Systems Leasing. Mr. Clarke formerly was an attorney with Shearman and Sterling. Mr. Clarke received a B.A. degree from the University of Virginia and a J.D. degree from the University of South Carolina.

    Thomas W. Martin, 45, became our Executive Vice President, Treasurer and Director and those of the dealer-manager as well in August of 1996. Mr. Martin was the Executive Vice President and Chief Financial Officer of Griffin Equity Partners, Inc. from October 1993 to August 1996. Prior to that, Mr. Martin was Senior Vice President from April 1992 to October 1993 and he held the position of Vice President at Chancellor Corporation (an equipment leasing company) for 7 years. Mr. Martin has a B.S. degree from University of New Hampshire.

    Paul B. Weiss, 39, became our President and Director on January 1, 1999. Mr. Weiss was our Director and Executive Vice President responsible for lease acquisitions from November of 1996 until December 31, 1998. Mr. Weiss served as Executive Vice President and co-founder of Griffin Equity Partners, Inc. from October of 1993 through November of 1996. Prior to that, Mr. Weiss was Senior Vice President of Gemini Financial Holdings, Inc. from 1991 to 1993 and Vice President of Pegasus Capital Corporation (an equipment leasing company) from 1989 through 1991. Mr. Weiss has a B.A. in Economics from Connecticut College.

    Allen V. Hirsch, 46, joined us in December of 1996 as Senior Vice President. At that time Mr. Hirsch also became the President and Chief Executive Officer of the dealer-manager. Prior to joining us, Mr. Hirsch spent 16 years with PLM Financial Services and its affiliates, most recently as President of PLM Securities Corp. for four years. He also served as the Vice Chairman of the Board of PLM International (an equipment leasing company) from May of 1989 through June of 1996. Mr. Hirsch holds a B.S. degree in Civil Engineering from the University of Illinois, a M.S. degree in Transportation from the University of Maryland and a M.B.A. from Harvard Business School.

    Louis J.C. Cusano, Esq., 39, became our Senior Vice President and Counsel in June of 1999. Previously, from 1995 to 1999 Mr. Cusano was Executive Vice President and General Counsel to Nikko Hotel's Essex House Real Estate Corporation, a subsidiary of Japan Airlines' hotel and hospitality group. Prior to that, Mr. Cusano was an attorney with Dewey Ballantine and in private practice concentrating on leasing, corporate finance and real estate transactions. Mr. Cusano received a J.D. from the Boston University School of Law and a B.A. from the University of Virginia.

OUR AFFILIATES

    ICON Securities Corp., the dealer-manager, is a New York corporation and a wholly owned subsidiary of ICON Holdings Corp. It was formed in 1982 to manage the equity sales for investor programs sponsored by its affiliates. It is registered with the Securities and Exchange Commission and is a member of the National Association of Securities Dealers, Inc. and the Securities Investor Protection Corporation. ICON Securities Corp. is the dealer-manager of this offering.

                       INVESTMENT OBJECTIVES AND POLICIES

GENERAL

    INVESTMENT OBJECTIVES. The Partnership will purchase various types of equipment that it will lease or is already being leased at the time of purchase. The Partnership may enter into financing transactions where it loans funds to equipment users. The leases and financing transactions will primarily be with businesses located in North America and Europe that we determine are creditworthy. We have four investment objectives:

    (1) INVEST IN EQUIPMENT AND FINANCING TRANSACTIONS: to invest at favorable prices in a diversified portfolio of primarily used equipment having long lives and high resale values, and, to a lesser degree, in financing transactions that are secured by equipment to creditworthy businesses at attractive rates of interest;

    (2) MAKE CASH DISTRIBUTIONS: to make substantially tax-deferred cash distributions during the early years of the Partnership, beginning the month after the month you are admitted as a limited partner;

    (3) DIVERSIFICATION TO REDUCE RISK: to purchase a diversified portfolio of equipment subject to leases or financing transactions with creditworthy lessees or borrowers. A diverse portfolio comprised of various types of equipment and a range of maturity dates makes it less likely that changes in any one market sector will significantly impact the Partnership. Creditworthy lessees and borrowers lessen the Partnership's risk of economic loss due to bankruptcy of a lessee or borrower. We also intend to emphasize investments in used, long-lived, low obsolescence equipment to reduce the impact of economic depreciation; and

    (4) PROVIDE A FAVORABLE TOTAL RETURN: to provide you a total return on your investment which, by the time we sell the Partnership's equipment and other assets, compares favorably with other illiquid investments that do not guarantee a return of principal.

    We expect the Partnership initially to invest the sum of the following:

    - 75% of the funds received from investors, increasing to 80.40% if all of the units are sold; plus

    - borrowed funds in an amount up to a maximum of 80% of the purchase price of the Partnership's investment portfolio, declining to a maximum of 67% if all of the units are sold; plus

    - excess cash flow not held in reserve or distributed.

ACQUISITION POLICIES AND PROCEDURES

    We believe the Partnership can achieve significant benefits through buying long-lived, low obsolescence capital equipment both new and used and then, in the case of leases, leasing the equipment and, in the case of financing transactions, lending money to borrowers to finance their acquisition of equipment. We also believe that such equipment types can be supplemented, to a lesser degree, by higher obsolescence equipment in situations where it can be acquired on attractive terms. The principal investment for the Partnership will be the outright purchase of equipment which is already subject to lease. The Partnership will purchase equipment either in its own name or through a special purpose entity it owns. The Partnership may, in some case jointly purchase equipment with other programs we manage or unaffiliated third parties. From this type of investment, the Partnership should generate cash flow from leasing the equipment and should ultimately receive sales proceeds when it sells the equipment.

    Some of the Partnership's investments may consist of buying an option giving them the right to assume a lease or to purchase equipment in the future, at prices that we consider favorable. When the Partnership later exercises its option, it will directly or indirectly become the owner of the equipment. There would not be cash flow to the Partnership until it exercised its option, if at all. The Partnership may also, on occasion, make other commitments to lease, purchase or purchase options in equipment in the future on conditions that we believe are in the Partnership's best interest. A wide range of investment structures exists and we believe we have experience to tailor equipment investment structures to particular investment opportunities.

    The Partnership will primarily acquire equipment subject to an existing lease with a lessee that is not affiliated with us. In most instances we expect the Partnership to purchase used equipment from the current users or other leasing companies, or new equipment from manufacturers, dealers or proposed lessees. When we buy equipment from current users, we may enter sale-leaseback arrangements with them.

LEASES AND FINANCING TRANSACTIONS

    LEASES IN GENERAL. In a typical lease, the Partnership will lease equipment and the lessee will make periodic payments to the Partnership, usually of a fixed dollar amount, payable for a fixed own the length of time. The most important characteristic that distinguishes a lease from other financing arrangements involving equipment is that when the lessee's right to use the equipment ends upon the expiration of a lease, a significant part of the equipment's economic life remains. The value remaining after the expiration of the initial lease term is the residual value of the equipment. In most cases, the profitability of a lease transaction for the Partnership will depend on its ability to realize the equipment's residual value. In some of the Partnership's lease transactions, all of the return on its investments may come from the residual value of the leased equipment. These transactions are referred to by us as leveraged leases.

    LEVERAGED LEASES. We intend to have the Partnership borrow funds, or "leverage," as a means of acquiring and building a pool of investments and related receivables. When the Partnership enters into a leveraged lease, the Partnership will borrow funds from a lender and assign to the lender some or all of the cash rental payments (and perhaps a portion of the expected residual value of the equipment). The total of the scheduled rental payments and any portion of the residual value pledged to the lender are calculated to fully repay the loan. We anticipate that the net effect of any leveraged lease transaction will be that the Partnership's cash payment to buy the equipment will be lower than otherwise because the loan will defray a significant portion of the equipment's purchase price. The debt will primarily be non-recourse. That is, the lender will generally have no recourse to the assets of the Partnership other than to foreclose on the Partnership's interest in the lease securing the debt and dispose of the related equipment. The Partnership will retain the tax benefits of owning the equipment, as well as some or all of its residual value. See "FEDERAL INCOME TAX CONSEQUENCES--Tax Treatment of Leases."

    OPTIONS. The Partnership may purchase options to acquire equipment, usually for a fixed price, upon the expiration of an existing lease. The Partnership will acquire options when we believe the rental value of the equipment is significantly greater than the purchase price plus the option price.

    LEASE PROVISIONS. The terms and provisions of each lease will vary depending upon a number of factors including the type and intended use of the equipment, the business, operations and financial condition of the lessee, any regulatory considerations and the tax consequences and accounting treatment of the lease transaction.

    We anticipate that each lease will hold the lessee responsible for:

    (1) paying rent without deduction or offset of any kind;

    (2) bearing the risk of equipment loss and maintaining both casualty and liability insurance on the equipment;

    (3) paying sales, use or similar taxes relating to the lease or other use of the equipment;

    (4) indemnifying the Partnership against any liability resulting from any act or omission of the lessee or its agents;

    (5) maintaining the equipment in good working order and condition during the term of the lease; and

    (6) not permitting the assignment or sublease of the equipment without our prior written consent.

    The Partnership's leases will usually have terms ranging from 2 to 7 years. We also anticipate that most leases will not be cancelable during their initial terms. But, we may agree to allow cancellation of a lease if it appears to be in the Partnership's best interest, provided a lessee pays enough compensation to the Partnership so that the cancellation will not prevent the Partnership from achieving its objectives. At the end of each lease term, the lessee may have the option to buy the equipment or renew the lease, either at set prices or at prices tied to current fair market value.

    LEASES DENOMINATED IN FOREIGN CURRENCIES. The Partnership may acquire some leases where the rental payments are denominated in a currency other than United States dollars. If a lease is denominated in a major currency such as the pound sterling, deutsche mark or yen, which historically have stable exchange relationships with the dollar, dollar hedging may be unnecessary or not cost effective to protect the value of the rental payments. We expect to hedge leases denominated in more volatile currencies so as to reduce the risks associated with swings in exchange rates. To hedge a lease, the Partnership would enter into a hedge contract. Under such a contract the Partnership would receive a fixed number of United States dollars with respect to the rent and any other fixed, periodic payments due under a lease even if the exchange rate between the United States dollar and the currency the lease is denominated in changes over the lease term. We expect that the Partnership would enter into hedge contracts only if two additional requirements could be satisfied. First, the hedge transaction expenses would have to be low enough so that the return on the lease in question, even with these hedge transaction expenses taken into account, meets the Partnership's objectives. Second, the lessee whose lease obligations are being hedged must be superior from a credit standpoint since the Partnership would typically remain obligated under the hedge contract even if the lessee in question defaulted on the lease obligations being hedged. See "RISK FACTORS-- Partnership Risks."

    FINANCING TRANSACTIONS IN GENERAL. The Partnership will also invest in transactions that we will call financing transactions, which are loans or full-payout leases. While these transactions are frequently legally structured as leases, because the lessee has the right to use the equipment for its entire useful life, the transactions are treated as secured loans for most purposes. The nominal lessee, whom we will call the borrower, is treated as the owner from the outset of the transaction. The Partnership, the nominal lessor, is treated as a lender whose loan is secured by the equipment. Since the Partnership would not receive most of the residual value in this type of transaction, the profitability of the transaction would be primarily determined by the periodic payments it receives from the borrower during the term.

    Financing transactions can be documented in two ways. First, a lease could be utilized as described above. The lease would include a nominal or bargain purchase option at the end of the lease term. The borrower would be deemed the owner of the equipment from the inception of the transaction and the Partnership would be deemed a lender with a security interest in the equipment. Second, a written promissory note or other instrument indicating that the user has an irrevocable obligation to repay the principal amount of the note, together with interest, could be used. Payments by the user would be sufficient to return the Partnership's full cost associated with the financing transaction, together with an appropriate yield. Furthermore, the repayment obligation would be collateralized by a security interest in tangible or intangible personal property belonging to the user (in addition to the equipment) that our investment committee deems to be appropriate.

    SECURITIZATIONS. The Partnership may also invest in securitizations, often taking the form of an interest in a special purpose entity. The special purpose entity is created to accumulate a portfolio consisting primarily of middle market and small ticket leases or loans. When a suitably large portfolio of such leases or loans has been accumulated, the portfolio is rated by rating agencies such as Moody's Investors Services, Inc. or Fitch IBCA, and debt and equity interests in the portfolio are then sold to third party investors. The investors receive a return on their investments from the rents received by the special purpose entity from the leases and financing transactions owned by it. By combining a large number or relatively small transactions into one large one, having senior and subordinate investors and having the entity's obligations rated by rating agencies, the cost of financing the pool of transactions is substantially less than financing them individually. We anticipate that the Partnership may acquire subordinate interests in securitizations. Subordinate interest holders usually hope to receive a significantly higher percentage return on their investment than the senior lenders receive on theirs, in exchange for the greater risks associated with their subordinate position. The actual loss experience of the securitization lessees and borrowers determines whether a higher percentage return is actually realized.

TRANSACTION APPROVAL PROCEDURES

    We have established an investment committee, which has set, and may from time to time revise, standards and procedures for the review and approval of potential leases and financing transactions. The investment committee is responsible for supervising and approving significant individual transactions or portfolio purchases, as well as transactions that vary from standard credit criteria and policies. The investment committee will consist of at least two persons whom we designate. We expect that all four persons will be our officers and employees of those of one of our affiliates. The investment committee will make decisions by majority vote and will promptly complete a written report of all actions taken. As of the date of this prospectus, the members of the investment committee are Messrs. Clarke, Martin and Weiss.

    The investment committee will make investment decisions using the investment policies described in this prospectus and the undertakings set forth under "CONFLICTS OF INTEREST." All potential equipment acquisitions and financing transactions shall be evaluated on the basis of:

    - the extent to which the transaction appears to satisfy the Partnership's investment objectives;

    - the creditworthiness of the prospective lessee or borrower and the character of its business;

    - the type of equipment to be purchased for lease or which will secure the proposed financing transactions; and

    - to the extent deemed prudent, the availability of additional collateral and credit enhancements to secure the transaction in the event the potential lessee or borrower defaults.

CREDIT REVIEW PROCEDURES

    We maintain credit review procedures in reviewing potential lessees and borrowers. The procedures generally require the following:

    - an intensive and comprehensive analysis of a potential lessee's or borrower's current and past years' financial statements and, if appropriate, income tax returns and any and all additional information on the lessee or borrower's business which may help determine the ability of the lessee or borrower to meet its obligations;

    - for lessees and borrowers which do not have senior debt rated investment grade by an independent rating agency, independent verification of the potential lessee's or user's credit history, bank accounts, trade references, and credit reports from credit agencies such as Dun & Bradstreet, TRW, etc.; and

    - verification and review of the underlying equipment or other collateral.

EQUIPMENT

    "USED" EQUIPMENT. We anticipate that the majority of the Partnership's investments will be in used equipment, that is, equipment initially delivered to the current lessee more than two months prior to the Partnership's purchase of the equipment. Used equipment transactions can be advantageous because we will have the opportunity to analyze payment histories and compliance with other lease provisions, the condition of the equipment, and how it is used and maintained by the lessee and or user, prior to purchasing it. We will not make substantial equipment purchases without obtaining information and reports, and making inspections and surveys to determine the probably economic life, reliability and productivity of the equipment, as well as the competitive position, suitability and desirability of investing in the equipment compared with other investment opportunities.

    EQUIPMENT REGISTRATION. The ownership of some types of assets, most notably aircraft and marine vessels, over-the-road motor vehicles and rolling stock, is recorded in central registries maintained by states or, in case of rolling stock, aircraft and marine vessels, the federal government. Liens and encumbrances of such equipment are also recorded in the registries. Many foreign countries maintain similar registries for transportation assets as well. The registries permit a purchaser to independently confirm that the seller they are dealing with is the true owner of an asset and that the asset is free of liens. These registries also increase the likelihood that a lender can secure his security interest in an asset, thus reducing the cost of such loans.

    TYPES OF EQUIPMENT. We expect the Partnership to invest in the following types of equipment:

    - transportation equipment such as aircraft (including airframes, engines, avionics, parts and ground handling equipment), rail equipment (including boxcars, tank cars, hopper cars, flatcars, locomotives and various other equipment used by railroads in the maintenance of their railroad track), tractors, trailers, heavy duty trucks and intermodal (rail, over-the-road and marine) containers and chassis, and marine vessels (including towboats and barges);

    - machine tools and manufacturing equipment such as computer-and mechanically-controlled lathes, drill presses, vertical and horizontal milling machines, rotary and cylindrical grinders, metal fabrication and slitting equipment, and other metal forming equipment;

    - materials handling equipment such as fork-lifts and more specialized equipment for moving materials in warehouse or shipping or areas;

    - furniture and fixtures, store fixtures, display cases, freezers, manufacturing equipment, electronic test equipment, medical diagnostic and testing equipment (such as radiology equipment, sonographic equipment, patient monitoring equipment) and miscellaneous medical equipment (including lab test equipment, blood-gas analyzers, treatment room furniture);

    - office and management information systems equipment such as microcomputer management information systems, communication and related peripheral equipment and photocopying equipment and printing systems (such as electronic laser printers); and

    - other equipment which we expect to have a value in the future which would allow the Partnership to meet its objectives.

    ECONOMIC USEFUL LIVES OF EQUIPMENT. We will generally seek to buy equipment subject to leases having a remaining term greater than two years and, where, on expiration of the lease, at least one-third of the economic useful life of the equipment is likely to remain, based upon its age or utilization history. To maximize remarketing options and returns, we will seek to avoid investing in equipment that may become technologically obsolete or is otherwise of limited utility, for reasons including excessive wear and tear. However, we will make exceptions for equipment which we have reason to believe will contribute to the Partnership's overall objectives.

    PORTFOLIO REVIEW AND REMARKETING. We intend to evaluate the Partnership's investments at least annually, and more frequently if circumstances require, to determine whether each item of equipment and financing transaction should remain in the portfolios or should be sold. We will make that decision based upon the Partnership's operating results, general economic conditions, tax considerations, the nature and condition of items of equipment, the financial condition of the parties obligated to make payments under leases and financing transactions, alternate investment opportunities then available to the Partnership and other factors that we deem appropriate to the evaluation.

    Following the expiration of any lease, the Partnership will try to remarket the equipment by either (i) extending or renewing the lease with the existing lessee, (ii) leasing the equipment to a new lessee or (iii) selling the equipment to the existing lessee or a third party.

PORTFOLIO ACQUISITIONS

    The Partnership may purchase portfolios of equipment subject to leases and/or financing transactions. In evaluating a portfolio acquisition, we expect to follow one or more of the following procedures:

    - review for completeness and accuracy of documentation (a) the largest of the leases or financing transactions in the portfolio, and/or (b) a substantial random sampling of leases and financing transactions (particularly in the event that there is not a concentration of large transactions);

    - review and verify lessee and user payment histories where practicable;

    - evaluate underlying equipment or other collateral and verify their values;

    - obtain Dun & Bradstreet and/or TRW credit reports for a representative number of non-investment grade potential lessees and users; and

    - perform Uniform Commercial Code lien searches against selected potential lessees and users, as well as against the current holder of the portfolio.

    In connection with the acquisition of any portfolio, we may require that such acquisition be full or partially recourse to the current holder of the portfolio in the event any underlying lessee or user defaults.

OTHER INVESTMENTS

    The Partnership may also, from time to time, invest in other types of property, both real and personal, tangible and intangible, including contract rights, lease rights, debt instruments and equity interests in corporations, partnerships, affiliated programs, joint ventures, other entities. However, the Partnership may make such investments only in furtherance of its investment objectives, in accordance with its investment policies, and in relation to the acquisition of equipment or other transactions as described in this section of this prospectus. The Partnership may also repurchase its units if the repurchasing does not impair the operations of the Partnership's investment program.

INTERIM FINANCING

    We or any of our affiliates (but not our prior programs) may acquire equipment for the Partnership on an interim basis not to exceed six months, so long as the acquisition is in the best interest of the Partnership and the equipment is purchased by the Partnership for a price no greater than our cost for the equipment. Neither we nor our affiliates may benefit from the acquisition, except for allowable compensation to us as described in "OUR COMPENSATION." When we or an affiliate purchases equipment on this type of interim basis with our own funds in order to facilitate the ultimate purchase by the Partnership, we or our affiliates, as the case may be, will be entitled to receive interest on the funds expended on behalf of the Partnership at a rate equal to that which would be charged by third-party financing institutions on comparable loans for the same purpose in the same geographic area. But, the Partnership will not pay a higher rate of interest than that which we or our affiliate is paying if we or our affiliate either assumes an existing loan or borrows money to loan to the Partnership. The Partnership will pay interest on such funds or other loans until the Partnership buys the equipment or repays the other loan. Interest on these loans will begin to accrue on the date we or our affiliate buys the equipment. Any rental payments received or accrued by us or our affiliate prior to the sale of the equipment to the Partnership will either reduce the sales price of the equipment to the Partnership or will be assigned to the Partnership upon its purchase of the equipment. If a loan secured by equipment is assumed in connection with such an acquisition, the loan must have the same interest terms at the time the Partnership acquires the equipment as it had when we or our affiliate first acquired the equipment.

                               CASH DISTRIBUTIONS

    WHILE IT IS THE PARTNERSHIP'S OBJECTIVE TO MAKE THE MONTHLY CASH DISTRIBUTIONS TO THE PARTNERS AS DESCRIBED BELOW, WE CAN MAKE NO PREDICTION AS TO WHAT LEVEL OF DISTRIBUTIONS OR RETURN ON INVESTMENT, IF ANY, WILL BE ACHIEVED. NO SPECIFIC AMOUNT OF DISTRIBUTIONS IS GUARANTEED AND LIMITED PARTNERS BEAR A SIGNIFICANT RISK OF LOSS ON THIS INVESTMENT.

MONTHLY CASH DISTRIBUTIONS

    Section 8.1(a) of the Partnership Agreement provides that each limited partner is entitled to receive monthly cash distributions computed as described below. These distributions will be made for each period beginning with the month after the limited partner's admission to the Partnership, and ending with the expiration or termination of the reinvestment period, to the extent that cash from operations and from sales are available for this purpose. The reinvestment period is the Partnership's period of active investment and reinvestment, which ends 5 years after the Partnership's final closing date. The annual amount of these distributions will be computed by:

    (1) multiplying 10.75% by a limited partner's original investment; and then

    (2) reducing that amount by any portion of the original investment that has either been returned to the limited partner because the Partnership did not invest all of the offering proceeds or redeemed by the Partnership.

    A ratable portion (i.e., one-twelfth) of the annual distribution amount will be payable monthly.

    Available cash to make such distributions will be reduced by the following:
(a) the Partnership's expenses, the timing and amounts of which are expected to be largely non-discretionary; and (b) monies which we determine in our discretion to set aside as reserves or reinvest in additional investments. Thus, our decisions to establish additional reserves might affect the ability of the Partnership to make monthly cash distributions. Furthermore, the Partnership's ability to make cash distributions to the limited partners may be subject to restrictions imposed upon the Partnership by its banks or other lenders. See "-- Reinvestment of Undistributed Cash in Additional Equipment, Leases, and Financing Transactions."

    If available cash is insufficient in any calendar month to pay the full amount of the distributions described above, only the actual amount available is required to be distributed. These cash distributions will be noncumulative, meaning that if there is insufficient cash available to make the full distribution in a given month, the shortfall will not be made up in any subsequent monthly distribution. These cash distributions will also be computed on a non-compounded basis. That is to say the principal amount upon which the cash distributions is computed will not be increased as the result of the inability of the Partnership to distribute any monthly portion of the annual amount, or reduced by any distributions actually made in any prior period. We expect that a substantial portion of all of these cash distributions (e.g. the portion that exceeds taxable income for GAAP purposes) will be treated as a return of the limited partners original investment and that the balance of these distributions will be treated as a return on the original investment.

    The Partnership Agreement also provides that each limited partner is entitled to receive monthly cash distributions, if the scheduled distributions described above are inadequate, sufficient to permit the limited partners to pay federal, state and local income taxes resulting from the Partnership's operations. For this purpose, the Partnership Agreement assumes that all limited partners are subject to income taxation at a 31% cumulative tax rate on taxable distributions for GAAP purposes). These distributions will be made to the extent that available cash on hand is sufficient for that purpose.

    We anticipate that the monthly cash distributions, provided funds are available, will be made approximately 5 days after the end of each month, commencing in the first full month following the initial closing date, which is the date the minimum offering size is achieved. Since monthly cash distributions are subject to the availability of funds, there can be no assurance that any anticipated monthly distributions will be made.

FIRST CASH DISTRIBUTIONS TO THE LIMITED PARTNERS

    Our monthly management fees will be deferred until each limited partner receives all of what are called "first cash distributions." First cash distributions refer to all distributions limited partners receive on their unreturned investment up to an 8% annual cumulative return. Until the earlier of each limited partner receiving all accrued and unpaid first cash distributions or the end of the reinvestment period, our monthly management fees will be deferred, without interest. It is the objective of the Partnership to make the first cash distributions regardless of the number of units sold, subject only to the limitations described in "--Monthly Cash Distributions" above.

    The ratio of cash distributions to limited partners and to us is different before and after payout. See "OUR COMPENSATION--Operational Stage." Payout is the time when cash distributions have been made in an amount equal to the sum of the limited partners' investment in the Partnership plus an 8% cumulative annual return on their investment, compounded daily. Prior to payout, distributions will be made 99% to the limited partners and 1% to us. After payout, distributions will be tentatively targeted at 90% to the limited partners and 10% to us, but if the limited partners as a group have not received cash distributions equal to at least 150% of their investment, we will continue to only receive 1% of cash distributions (and accrue 9%) until the limited partners receive distributions equal to 150% of their total investment.

REINVESTMENT OF UNDISTRIBUTED CASH IN ADDITIONAL EQUIPMENT, LEASES AND FINANCING
  TRANSACTIONS

    During the reinvestment period, the Partnership intends to reinvest substantially all of its undistributed cash not held in reserve, as well as proceeds of financing not needed to pay current obligations, in additional equipment and financing transactions.

DISTRIBUTION OF CASH FROM SALES OF THE PARTNERSHIP'S INVESTMENTS

    After the reinvestment period, the Partnership will dispose of its equipment and liquidate all of its investments in financing transactions as soon as we deem it prudent, which may or may not be before the expiration of the remaining term of the related lease. The Partnership will then distribute to the partners substantially all the proceeds from those dispositions together with reserves and cash not previously distributed, less the estimated costs and expenses and projected disbursements and reserves required for orderly termination of the Partnership and the payment of any deferred management fees and subordinated remarketing fees, if any, which have accrued but not been paid. Distributions made after the reinvestment period will depend upon results of prior operations, the cash from sales of the Partnership's investments, and the amount of cash flow, if any, that the Partnership derives from the operation of its remaining investments during this later period.

REINVESTMENT OF DISTRIBUTIONS

    You may elect to have your distributions reinvested in additional units during the offering period of the Partnership. We will invest distributions not later than 30 days from the distribution date, to the extent that units are available for purchase. Any distributions that you choose to invest in units will be purchased at the public offering price. Commissions equal to 8.0% of the units' purchase price will be paid to the unaffiliated selling dealer responsible for your original purchase of units. You may choose to reinvest your distributions at any time by completing the authorization form that appears in Exhibit C, "Subscription Documents". Reinvestment of distributions will commence with the next distribution payable after the Partnership receives your authorization form or subscription agreement. We reserve the right to prohibit qualified plan investors from reinvesting their distributions if such participation would cause the underlying assets of the Partnership to constitute "plan assets." See "INVESTMENT BY QUALIFIED PLANS."

                        FEDERAL INCOME TAX CONSEQUENCES

    THIS SECTION DISCUSSES THE FEDERAL INCOME TAX CONSEQUENCES FOR AN INDIVIDUAL INVESTOR WHO IS AN U.S. CITIZEN OR RESIDENT. THE TAX CONSEQUENCES OF INVESTING IN THIS PARTNERSHIP WILL NOT BE THE SAME FOR ALL INVESTORS. A CAREFUL ANALYSIS OF YOUR PARTICULAR TAX SITUATION IS REQUIRED TO EVALUATE THIS INVESTMENT PROPERLY. THEREFORE, WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR.

    TAX TREATMENT FOR OTHER INVESTORS--SUCH AS TRUSTS, CORPORATIONS, TAX-EXEMPT ORGANIZATIONS AND EMPLOYEE BENEFIT PLANS, AND FOREIGN INVESTORS--ARE LIKELY TO SIGNIFICANTLY DIFFER FROM THE PRINCIPAL TAX CONSEQUENCES OUTLINED IN THIS SECTION. SEE "--FOREIGN INVESTORS," "--TAX TREATMENT OF CERTAIN TRUSTS AND ESTATES," "--TAXATION OF EMPLOYEE BENEFIT PLANS AND OTHER TAX-EXEMPT ORGANIZATIONS" AND "--CORPORATE INVESTORS." STATE AND LOCAL TAX CONSEQUENCES MAY DIFFER FROM THE FEDERAL INCOME TAX CONSEQUENCES DESCRIBED BELOW. SEE "--STATE AND LOCAL TAXATION."

OPINION OF TAX COUNSEL

    We have obtained a legal opinion from Greene Radovsky Maloney & Share LLP, our tax counsel, concerning the Partnership's classification as a partnership for federal tax purposes. The opinion of tax counsel on a number of tax issues is discussed in this prospectus. Tax counsel reviewed the summaries of federal tax consequences to individual investors of an investment in units and the federal tax consequences to some tax-exempt entities, including qualified plans, that are set forth in this Prospectus under the headings "RISK FACTORS--Federal Income Tax Risks and ERISA Risks" and "FEDERAL INCOME TAX CONSEQUENCES" and "INVESTMENT BY QUALIFIED PLANS." To the extent those summaries contain statements or conclusions of law, tax counsel is of the opinion that these statements or conclusions are correct under the present Internal Revenue Code, applicable current and proposed IRS regulations, current published administrative positions of the IRS, and judicial decisions.

    The opinion is based on the facts described in this prospectus and on additional facts that we provided to tax counsel about how we plan to operate the Partnership. Any alteration of Partnership activities from the description we gave to tax counsel may render the opinion unreliable. Furthermore, the opinion of tax counsel is based upon existing law, which is subject to change either prospectively or retroactively.

    You should note that the tax opinion represents only tax counsel's best legal judgment, and has no binding effect or official status of any kind. We cannot guarantee that the IRS will accept the conclusions set forth in tax counsel's opinion.

CLASSIFICATION AS A PARTNERSHIP

    Tax counsel have given us their opinion that, under current tax laws and regulations, the Partnership will be classified for tax purposes as a partnership and not as a corporation. We will not request a ruling from the IRS on this matter. Tax Counsel's opinion on this issue is based partially on our representations that: (1) the business of the Partnership will be conducted as described in this prospectus; and (2) the Partnership will not elect to be classified as an association taxable as a corporation.

TAXATION OF PARTNERSHIPS IN GENERAL

    For income tax purposes, a partnership is treated as a pass through entity. This means that the individual partners, and not the partnership, pay tax on partnership income and deduct the partnership's losses. As a limited partner, you will report your share of the Partnership's income, deductions, capital gains and losses on your federal tax return. You will also pay the taxes on your share of any taxable income earned by the Partnership.

    One tax advantage of a partnership is that its earnings are only taxed once by the federal government. The partnership files an informational return with the IRS, but has no tax liability. Because it pays no income taxes, the partnership has more income to distribute to its investors. By contrast, a corporation's earnings are effectively taxed twice. The corporation itself must pay corporate income taxes, reducing the amount available to distribute in dividends to its shareholders; the shareholders are then required to pay personal income taxes on the dividends they receive. Another tax advantage of partnerships is that investors often can deduct their share of any losses the partnership incurs; a corporation does not pass through deductible losses to investors.

    We believe that your most substantial tax risk from this investment would be for the IRS to treat the Partnership like a corporation for tax purposes, by classifying it as a "publicly traded partnership." Were that to happen, the Partnership would have to pay tax on its income, reducing the amount of income available it could distribute to you, and you would not be able to deduct your share of any losses. Such a classification could adversely affect your after-tax return, especially if the classification were to occur retroactively. Furthermore, a change in the Partnership's tax status would be treated as an exchange by the IRS, which could give rise to additional tax liabilities. See "--Publicly Traded Partnerships."

    Your ability to deduct losses generated by the Partnership is limited to the amounts that you have at risk in this investment. This is generally the amount of your investment, plus any profit allocations and minus any loss allocations and distributions. Additionally, your ability to deduct losses attributable to passive activities is restricted. Because the Partnership's operations will constitute passive activities, you can only use losses from the Partnership to offset passive income in calculating tax liability. Furthermore, passive losses may not be used to offset portfolio income.

    Leasing activities will generate the overwhelming majority of the Partnership's income. We expect that, for federal income tax purposes, the Partnership's equipment leases will be treated as true leases and the Partnership will be considered the owner and lessor of the equipment. The IRS may challenge the leases, however, and instead assert that they are sales or financings. This would result in the loss of cost recovery or depreciation deductions by the Partnership. See "--Tax Treatment of Leases."

PUBLICLY TRADED PARTNERSHIPS

    Some limited partnerships are classified for tax purposes as publicly traded partnerships, referred to as "PTPs." PTPs may be taxed as corporations. A PTP is a partnership in which interests are traded on an established securities market or are readily tradable on either a secondary market or the substantial equivalent of a secondary market. If the PTP derives less than 90% of its gross income from sources such as interest and dividends, rents from real property, and gains from the sale of real property, the PTP is taxed as a corporation.

    We do not intend to list the units in the Partnership on any market. Units are also not readily tradable on a secondary market, nor do we expect them to be in the future. Therefore, the Partnership will be a PTP only if the units become readily tradable on the substantial equivalent of a secondary market. Limited partnership interests do not become readily tradable merely because we provide information to limited partners regarding other partners' desires to buy or sell units to each other or occasionally arrange transfers between limited partners.

    Transfers made through a qualified matching service are also not counted. A matching service qualifies for this exclusion if it satisfies all seven of the following:

    (1) it consists of a system that lists customers' bid and ask quotes in order to match sellers and buyers;

    (2) deals occur either by matching the list of interested buyers to interested sellers or by bidding on listed interests;

    (3) sellers cannot enter into a binding agreement to sell their interest until at least 15 days after information regarding their offering is made available to potential buyers;

    (4) the closing of the sale does not occur until at least 45 days after information about the offering is made available;

    (5) the matching service only displays quotes that express interest in trading but do not represent firm commitments to buy or sell at the quoted price;

    (6) the seller's information is removed from the matching service within 120 days after the posting and, if removed for any reason other than a sale, no offer to sell from that seller is entered into the matching service for at least 60 days; and

    (7) the percentage of interests in the partnership capital or profits transferred during the tax year (other than through private transfers) does not exceed 10% of the total interests in partnership capital or profits.

    In the opinion of tax counsel, the IRS will not treat the Partnership as a PTP. This opinion is based in part on our representation to tax counsel that the units will not be listed on a securities exchange or NASDAQ and that, in accordance with Section 10.2(c) of the Partnership Agreement, we will refuse to permit any assignment of units which violates the "safe harbor" test described above. See "TRANSFER OF UNITS--Restrictions on the Transfer of Units."

    If the Partnership were classified as a PTP, it would be treated for federal income tax purposes as a corporation unless 90% or more of its income were to come from certain "qualified sources." The Partnership's business will be the leasing and financing of personal (but not real) property, and income from this source is not "qualified." Thus, if the Partnership were a PTP, it would be taxed as a corporation. The major consequences of corporate tax treatment would be that the Partnership's losses would not be passed through to the partners, and its income could be subject to corporate income tax. If the Partnership were taxed as a corporation, and particularly if the PTP classification were made retroactively, corporate taxation could have a substantial adverse effect on your after-tax return. Furthermore, the IRS would treat a change in tax status from a partnership to a PTP taxable as a corporation as an exchange that would give rise to tax liabilities for the limited partners if the Partnership's debt exceeded the tax basis of the Partnership's assets at the time of the change in tax status--even though limited partners likely would not receive cash distributions from the Partnership to cover such tax liabilities. See "--Classification as a Partnership" and "--Sale or Other Disposition of Partnership Interest."

TAXATION OF DISTRIBUTIONS

    As long as the Partnership is classified as a partnership under federal tax law, it will not be subject to federal income tax. Rather, you will be required to report your share of the Partnership's annual income, gains, losses, deductions, and credits on you federal income tax return, and to pay your share of any tax liabilities.

    You will be furnished with all information about the Partnership necessary to prepare your federal income tax return not later than 75 days after the end of each fiscal year. The Partnership will also file an annual partnership information return with the IRS. We will report our finances on an accrual basis and use a December 31 fiscal year. The Partnership's income and loss for the year will be allocated among the limited partners based on the number of units held by each limited partner during the year. If any partners hold their units for less than the entire year, they will be allocated a share proportional to the part of the year during which they held their units. For purposes of allocating income or loss among the partners, the Partnership will treat its operations as occurring ratably over each fiscal year--in other words, we will assume that income and loss are spread evenly over the fiscal year. Depreciation or other cost recovery with respect to equipment may create a deferral of tax liability. Larger cost recovery deductions in the early years may reduce or eliminate the Partnership's taxable income in the initial years of the Partnership's operations. This deferral, however, will be offset in later years, when smaller depreciation and cost recovery deductions will offset less Partnership income, while an increasing portion of the Partnership's revenue must be applied to reduce debt principal. In later years, it is possible that taxable income will exceed cash distributions.

    You do not have to pay income tax on cash distributions that exceed your share of the Partnership's taxable income. The excess will reduce your tax basis for your units, however. Your tax basis will also increase or decrease annually based on your allocable share of the Partnership's income or loss for the year. Any cash distributions you receive that exceed both your share of the Partnership's taxable income and your tax basis will be taxable to you, generally as capital gains, provided the units are capital assets in your hands.

    The Partnership intends to make sufficient cash distributions to enable you to pay your federal income taxes on your share of taxable income. To determine how much cash will be necessary to cover your tax liability, we will assume that all limited partners are in the highest marginal federal income tax bracket, and we will determine the amount without regard to any surtaxes.

PARTNERSHIP INCOME VERSUS PARTNERSHIP DISTRIBUTIONS

    The taxable income reported to you each year by the Partnership will not equal the cash distributions that you receive. The difference between reported income and cash distributions arises primarily from two facts: first, depreciation and other cost recovery deductions reduce the Partnership's taxable income but not its cash available for distribution. Conversely, the Partnership revenues that we reinvest or use to repay debt principal will generally constitute income even though using revenues for those purposes reduces the cash distributed to you. See "--Cost Recovery." Therefore, the cash distributions that we make to you may be greater or less than your share of the Partnership's taxable income in any given year.

ALLOCATIONS OF PROFITS AND LOSSES

    Your share of any item of income, gain, loss, deductions, or credits is determined by the Partnership Agreement. As a general rule, when we are reinvesting proceeds in equipment (the first five to eight years after the Partnership is closed to new investors), 99% of the Partnership's profits will be allocated among its limited partners in proportion to their units, and we will be allocated 1%. This allocation will continue until the later of:
(1) each limited partner's capital contribution, reduced by distributions from the Partnership that are in excess of his or her 8% cumulative return, is reduced to zero; or (2) each limited partner has been allocated profits equal to the sum of his or her aggregate 8% cumulative return plus any Partnership losses previously allocated to the partner. Thereafter during the reinvestment period, the Partnership's profits will be allocated 90% among the limited partners in proportion to their units and 10% to us. Then, while we liquidate the equipment of the Partnership, which we refer to as the disposition period and which we expect to last one to three years, profits first will be allocated to all partners in the amount necessary to eliminate any deficits in their capital accounts. Profits will then be allocated as described immediately above.

    As a general rule, for the duration of the Partnership, 99% of its losses will be allocated among the limited partners in proportion to their units, and 1% will be allocated to us.

    The IRS respects a Partnership's allocation of income, gain, loss, deductions, or credits if:

    (a) the allocation has substantial economic effect, or

    (b) the partners can show that the allocation accords with the partner's interest in the partnership, or

    (c) the allocation accords with the partner's interest in the partnership under special rules requiring that partners receiving allocations of losses and deductions generated by purchasing assets with borrowed money be charged back income and gain to the extent the income and gain is generated by the assets that previously generated the losses and deductions.

    The determination of substantial economic effect is made at the end of a partnership's taxable year. IRS regulations generally provide that, for an allocation to have economic effect, the following conditions must be true:

    - the allocation must be reflected by an increase or decrease in the relevant partner's capital account;

    - liquidation proceeds must be distributed in accordance with the partners' capital account balances;

    - the partnership agreement must provide for the possibility that a partner will have a deficit balance in his capital account upon liquidation of the partnership and either the partner must be required to restore the deficit amount to the partnership, so that amount may be used to pay creditors or to distribute to other partners with positive capital account balances, or, in the absence of an obligation to restore the deficit, the partnership agreement must contain a qualified income offset provision. A qualified income offset provision mandates that when a partner is allocated losses and deductions by the partnership which cause a deficit in the partner's capital account or increase a preexisting deficit, that partner must be allocated income and gains as quickly as possible to eliminate any deficit balance in his or her capital account that is greater than any amount that he or she is obligated to restore.

The economic effect of an allocation is substantial if there is a reasonable possibility that it will substantially affect the amount to be received by the partners from the partnership, independent of tax consequences. An economic effect is not substantial if, at the time the allocation becomes part of the partnership agreement: (1) at least one partner's after-tax return may, in present value terms, be enhanced compared to his or her return if the allocation were not contained in the partnership agreement; and (2) there is a strong likelihood that no partner's after-tax return will, in present value terms, be substantially diminished compared to his or her return if the allocation were not contained in the partnership agreement. The IRS regulations on this issue state that, in determining after-tax return, a partner's entire tax situation, including aspects unrelated to the partnership, will be taken into account.

    The Partnership Agreement contains several provisions designed to ensure that allocations have a substantial economic effect.

    (1) It requires that all allocations of revenue, income, gains, costs, expenses, losses, deductions and distributions are reflected by an increase or decrease in the relevant partners' capital accounts.

    (2) All partners who are allocated losses and deductions generated by assets acquired with borrowed money will be charged back income and gains generated by those assets.

    (3) Although no limited partner having a deficit balance in his or her capital account after the final liquidating distribution will be required to make a cash contribution to the Partnership to eliminate the deficit, the Partnership Agreement does contain a provision for a qualified income offset.

    Based on the foregoing, the allocations provided in the Partnership Agreement should be respected for tax purposes. If upon audit however, the IRS takes the position that any of those allocations should not be recognized, and if the IRS position were sustained by the courts, you could be taxed upon a portion of the income allocated to us, and part of the deductions allocated to you could be disallowed.

DEDUCTIBILITY OF LOSSES; PASSIVE LOSSES, TAX BASIS AND "AT RISK" LIMITATION

    PASSIVE LOSSES. The passive activity rules allow taxpayers to deduct their passive activity losses only against their passive activity income. Passive activity income does not include portfolio income like interest, dividends and royalties, or ordinary income from salary and other types of compensation for personal services. Therefore, taxpayers will generally be required to segregate income and loss into three categories: active trade or business income or loss; passive activity income or loss; and portfolio income or loss. The passive activity rules apply to individuals, estates, trusts, personal service corporations and some closely-held corporations (including S corporations).

    A passive activity is one that involves the conduct of a trade or business in which the taxpayer does not materially participate. The IRS generally considers rental activities passive, whether or not a taxpayer materially participates; furthermore, the IRS generally considers the status of limited partners to be passive with respect to a partnership's activities. Accordingly, we expect that you must treat your share of the Partnership's income or losses as passive income or loss. You may have some portfolio income or loss; for example, interest earned on the Partnership's funds pending their investment in equipment would be portfolio income.

    You can deduct passive losses against passive income to reduce your overall income tax liability; but you cannot offset ordinary or portfolio income with passive losses. Your tax deduction for passive losses will be limited by the amount of your passive income in any given tax year. If your share of the Partnership's passive losses is greater than your passive income, you will have a suspended loss, meaning that you cannot deduct the loss in the year you incurred it. You can, however, carry the suspended loss forward indefinitely to offset any passive activity income you derive in future years, whether from the Partnership or another passive activity. Additionally, any suspended losses generally may be deducted against non-passive income when you recognize a capital gain or loss from the sale of your entire interest in the Partnership. Finally, passive income from the Partnership can be used to absorb losses from other passive activities, subject to the rules regarding PTPs.

    Losses from a PTP are treated as passive activity losses that may only be used to offset income subsequently generated by the same PTP that is taxed as a partnership. The IRS generally treats income from a PTP as portfolio income, unless it is used to offset previous losses from the same PTP. The Partnership has been structured to avoid being classified as a PTP; however, these rules mean that income or losses from the Partnership may not be used to offset any losses or income you may derive from another partnership which is classified as PTP.

    TAX BASIS. Your initial tax basis in your Partnership interest will be the price you paid for your units. Your tax basis will then be adjusted by your share of Partnership income or loss, and by your share of any adjustment of the Partnership's nonrecourse debt (i.e., debt for which you are not personally liable). Your basis will be reduced by the amount of any cash distributions you receive and any reductions in your share of the Partnership's nonrecourse debt; you may only deduct your share of the Partnership's losses, if any, to the extent of the basis in your units.

    "AT-RISK" LIMITATION. Generally, taxpayers may not deduct partnership losses they incur that exceed the total amount the taxpayer has at risk in the partnership at the end of a partnership's tax year. For the most part, the amount a taxpayer has at risk equals the money and the adjusted basis of other property contributed to the partnership.

    You will not be at risk, and will not be entitled to increase the basis of your units, with respect to the Partnership's recourse liabilities, like trade payables. Nor will you be at risk with respect to nonrecourse liabilities incurred by the Partnership, like amounts borrowed to finance equipment purchases, even though nonrecourse liabilities may increase the tax basis of the units. Thus your initial amount at risk will be the amount of your investment. This at-risk amount will be reduced by your cash distributions and loss allocations, and increased by income allocations.

    The at-risk rules limit your ability to use Partnership losses to offset your income from other sources. Losses from the Partnership may only be taken up to the amount that you have at risk in this investment. Although the Partnership may generate tax losses for a taxable year, you will be unable to use such losses should they exceed your at-risk amount. Any unused losses may be carried forward indefinitely until you have sufficient at risk amounts in the Partnership to use the losses.

DEDUCTIONS FOR ORGANIZATIONAL AND OFFERING EXPENSES; START-UP COSTS

    The costs of organizing the Partnership and selling its units, as well as other start-up costs, may not be deducted in the year they are incurred; rather, they must be capitalized. Organizational expenses and startup costs may be written off by the Partnership over a 60-month period.

    Syndication expenses, which are the costs incurred to promote or effect the sale of units, may be deducted, if at all, only upon liquidation of the Partnership, and then perhaps only as a capital loss. Syndication expenses include brokerage fees (such as the underwriting fees and sales commissions provided for in the Partnership Agreement); registration and filing fees with the SEC and each state in which units are sold; legal fees of underwriters, placement agents, and the issuer (the Partnership) for securities advice and advice concerning the adequacy of tax disclosures in the offering documents; accounting fees for the preparation of information to be included in the offering materials; printing and reproduction costs; and other selling or promotional expenses.

    We will endeavor to treat the organizational, start-up, and syndication costs of the Partnership in accordance with the foregoing rules. There is uncertainty, however, about the distinction between trade or business expenses that may be currently deducted, and organizational, start-up, and syndication costs that must be capitalized or deferred. Because of this uncertainty, the IRS could challenge the current deduction of some Partnership expenses on the grounds that the expenses are not deductible in the year incurred.

TAX TREATMENT OF LEASES

    Your depreciation and cost recovery deductions with respect to any item of Partnership equipment depends, in part, on the tax classification of the rental agreement under which it is leased. These deductions are only available if the rental agreement is a true lease of equipment, meaning the Partnership retains ownership of it. Depreciation and cost recovery deductions are not available if the transaction is classified as a sale, or as a financing or refinancing arrangement, where ownership shifts to a purchaser, the nominal lessee.

    Whether the Partnership is the owner of any particular item of equipment, and whether a lease is a true lease for federal income tax purposes, depends upon both factual and legal considerations. The IRS has published guidelines on the tax treatment of leveraged leases. These guidelines do not purport to be substantive rules of law and are not supposed to be applied in audit contexts, although they have been in a number of instances.

    Whether any lease will meet the relevant requirements to be characterized as a true lease, and whether the Partnership will be treated for tax purposes as the owner of each item of equipment acquired by the Partnership, would depend on the specific facts in each case. Since these facts cannot now be determined with regard to leases that will be entered into in the future, tax counsel can render no opinion on this issue.

COST RECOVERY

    The equipment we plan to acquire and lease for the Partnership generally is classified as 3-year, 5-year or 7-year property, and may be written off for federal income tax purposes, through cost recovery or depreciation deductions, over its respective recovery period. The amount deductible in each year may be calculated using the 200 percent declining-balance depreciation method, switching to the straight-line method at a time that maximizes the deduction. A taxpayer may, however, choose to use a straight-line method of depreciation for the entire recovery period.

    The Partnership will allocate all or part of the acquisition fees, which are fees paid to us in connection with the selection and purchase of equipment, to the cost basis of equipment. We cannot assure you that the IRS will agree that cost recovery deductions calculated on a cost basis that includes acquisition fees are properly allowable. The IRS might assert that the acquisition fees are attributable to items other than the equipment, or are not subject to cost recovery at all. If the IRS were successful in making that claim, the cost recovery deductions available to the Partnership would be reduced accordingly. Because the determination of this issue depends on the magnitude and type of services performed for the acquisition fees, which is presently undeterminable and may vary in for each piece of equipment acquired by the Partnership, tax counsel is unable to render an opinion about whether our cost recovery deductions would be upheld if challenged by the IRS.

    In some circumstances, a taxpayer will be required to recover the cost of an asset over longer period of time than described above. These circumstances include the use of equipment predominantly outside the United States and the use of equipment by a tax-exempt entity. See "--Limitations on Cost Recovery Deductions."

LIMITATIONS ON COST RECOVERY DEDUCTIONS

    PROPERTY USED PREDOMINANTLY OUTSIDE THE UNITED STATES. The Partnership may own and lease equipment that is used predominantly outside the United States. The cost of this equipment must be written off for federal income tax purposes using the straight line method of depreciation over a period corresponding to the equipment's ADR Class Life, which generally is longer than the 3-year, 5-year or 7-year periods permitted for other property. If the Equipment does not have an ADR Class Life, a 12-year period must be used. Certain types of property used predominantly outside the United States nevertheless qualify for the normal rules discussed above, that is, a shorter depreciable life should be allowable. The exceptions include the following:

    (1) aircraft registered in the United States that are operated to and from the United States;

    (2) some railroad rolling stock used within and without the United States;

    (3) vessels documented under the laws of the United States which are operated in the foreign or domestic commerce of the United States; and

    (4) containers owned by a United States taxpayer which are used in the transportation of property to and from the United States.

    TAX-EXEMPT LEASING. The Partnership may lease equipment to tax-exempt entities. Property leased to tax-exempt entities, called tax-exempt use property, must be written off for federal income tax purposes using the straight-line method of depreciation. The depreciation period is the longer of

    - the equipment's ADR Class Life, which generally is longer than the 3-year, 5-year or 7-year periods permitted for property not leased to tax-exempt entities; or

    - 125% of the term of the lease, including all options to renew as well as some successor leases for the equipment.

    The definition of a tax-exempt entity includes governmental bodies and tax-exempt governmental instrumentalities, tax-exempt organizations, some foreign persons and entities, and some international organizations. The term also generally includes organizations that were tax-exempt at any time during the five-year period before the organization first uses the property involved. Foreign persons or entities are treated as tax-exempt entities with respect to property if less than 50% of the income derived from the leased property is subject to U.S. income tax.

    The term tax-exempt use property does not include:

    (1) property which is used predominantly by a tax-exempt entity in an unrelated trade or business, if the entity pays unrelated business income tax on the income from the trade or business;

    (2) property leased to a tax-exempt entity under a short-term lease, meaning a lease which has a term of either less than one year, or less than 30% of the property's ADR Class Life as long as that is less than three years; and

    (3) certain high-technology equipment.

    If any property is owned by a partnership which has both a tax-exempt entity and a non-exempt person or entity as partners, the tax-exempt entity's proportionate share of the property is treated as tax-exempt use property, unless specific requirements relating to the allocation of profits and losses among the partners are met. These requirements will not be met by the Partnership. Taxable income from the Partnership, however, will probably be treated as unrelated business taxable income in the hands of employee benefit plans and other tax-exempt investors. See "--Taxation of Employee Benefit Plans and Other Tax-exempt Organizations." Additionally, a substantial portion of the Partnership's taxable income will be treated as United States source business income in the hands of foreign limited partners for which no exemption is available. See "--Foreign Investors." Therefore, we do not anticipate that the depreciation limitations applicable to tax-exempt use property will be material as they relate to equipment owned by the Partnership and not leased to or used by a tax-exempt entity.

DEFERRED PAYMENT LEASES

    Section 467 of the Internal Revenue Code requires both the lessor and lessee in some rental agreements to annually accrue the rent and interest on any rental payments which will be paid in the future. A Section 467 rental agreement is any rental agreement for the use of tangible property which involves total payments in excess of $250,000 and either provides for increasing rental payments, or provides that some rent for the use of property in a calendar year is payable after the close of the following calendar year. In general, the amount of rent that must be allocated to a tax year will be determined by the terms of the lease. In some circumstances, however, rents will be required to be allocated to a year prior to the year in which it will be paid, with the exact amount determined based upon present value principals; the excess of the present value amount would accrue as interest. The Partnership may enter into transactions that meet the definition of a Section 467 rental agreement, which could result in the acceleration of income recognition by the Partnership prior to receipt of the corresponding cash flow.


SALE OR OTHER DISPOSITION OF PARTNERSHIP PROPERTY

    Because of the different individual tax rates for capital gains and ordinary income, the tax code provides various rules classifying income as ordinary income or capital gains, and for distinguishing between long-term and short-term gains and losses. The distinction between ordinary income and capital gains is relevant for other purposes as well. For example, there are limits on the amount of capital losses that an individual may offset against ordinary income.

    Upon a sale or other disposition of equipment, the Partnership will realize capital gain or loss equal to the difference between the basis of the equipment at the time of disposition and the price received for it upon disposition. Any foreclosure of a security interest in equipment would be considered a taxable disposition and the Partnership would realize capital gain if the face amount of the debt being discharged were greater than the tax basis of the equipment, even though the Partnership would receive no cash.

    Because the equipment is tangible personal property, upon its disposition, all of the depreciation and cost recovery deductions taken by the Partnership will be subject to recapture to the extent of any realized gain. Recapture means that the depreciation previously deducted is reversed by recognizing the depreciated amounts as ordinary income in the year of the sale. Recapture cannot be avoided by holding the equipment for any specified period of time. If the Partnership were to sell property on an installment basis, all depreciation recapture income is recognized at the time of sale, even though the payments are received in later taxable years.

    Certain gains and losses are grouped together to determine their tax treatment. The gains on the sale or exchange of some assets including equipment used in a trade or business and held for more than one year are added to the gains from some compulsory or involuntary conversions; if these gains exceed the losses from such sales, exchanges, and conversions, the excess gains will be taxed as capital gains (subject to a special recapture rule described below). If the losses exceed the gains, however, the excess losses will be treated as ordinary losses. Under a special recapture provision, any net gain under this aggregation rule will be treated as ordinary income rather than capital gains if the taxpayer has non-recaptured net losses, which are net losses under this aggregation rule from the five preceding taxable years which have not yet been offset against net gains in those years.

SALE OR OTHER DISPOSITION OF PARTNERSHIP INTEREST

    The gain or loss you realize on the sale of units includes the cash or other consideration you receive from the purchaser, as well as your share of the Partnership's nonrecourse indebtedness. This gain or loss will, except as noted below, be taxed as long-term or short-term capital gain or loss, depending on how long you hold your units, assuming that your units qualify as capital assets in your hands.

    The portion of your gain attributable to ordinary income assets, which includes inventory and unrealized receivables, would be treated as ordinary income. Ordinary income assets include assets that are subject to recapture of recovery or depreciation deductions, determined as if your proportionate share of the Partnership's properties are sold at the time you sell your units. Thus, a substantial portion of any gain upon the sale of your units may be treated as ordinary income.

    You must promptly notify us of any sale or exchange of your units. Once we are notified, we are required to inform the IRS, the buyer, and you of the fair market value of the allocable share of unrealized receivables and appreciated inventory attributable to the units you sold or exchanged. This report must be made on or before January 31 following the calendar year of sale. The penalty for failure to inform the IRS is $50 for each failure, with a limit of $100,000. If you fail to notify us of the transfer of your units, you will be penalized $50 per failure.

TREATMENT OF CASH DISTRIBUTIONS UPON REDEMPTION

    The redemption by the Partnership of all or a portion of your units will be treated as a sale or exchange of the units for tax purposes, and may generate taxable income to you. The amount you realize in such redemption will equal the sum of the cash you receive, plus your share of the Partnership's non-recourse liabilities.

    Simultaneously with your receipt of a cash distribution from the Partnership, your share of the Partnership's ordinary income assets will be reduced. You will be deemed to have received the cash, or a portion of the cash, in exchange for your share of ordinary income assets. If the distribution that is deemed a payment for the ordinary income assets exceeds your share of the adjusted basis of the ordinary income assets, you must recognize the excess as ordinary income. The remainder of the distribution, if any, will be treated in the same manner as a partnership distribution (i.e., you will recognize income only to the extent that cash distributions exceed your adjusted basis in your units). See "--Taxation of Distributions."

    We anticipate that funds used to redeem units will be payable out of cash from operations and cash from sales that otherwise would be available for distribution to all limited partners or for reinvestment in additional equipment. Accordingly, while any redemption of units would decrease the aggregate number of units outstanding, and thereby proportionally increase each remaining limited partner's distributive share of the Partnership's income, gain, loss and deductions, it may also reduce the total amount of cash which is available for investment or reinvestment.

GIFTS OF UNITS

    Generally, no gain or loss is recognized upon the gift of property. A gift of units, however, including a charitable contribution, may be treated partially as a sale, to the extent of your share of the Partnership's nonrecourse liabilities. You may be required to recognize gain in an amount equal to the difference between your share of nonrecourse debt and, in the case of a charitable contribution, the portion of the basis in the units allocable to that deemed sale transaction. In the event of a non-charitable gift, the amount of your share of the nonrecourse debt is offset by your entire basis in the units. Charitable contribution deductions for the fair market value of the units will be reduced by the amounts involved in such a partial sale and, in any event, may be subject to reduction in certain cases by the amount of gain which would be taxed as ordinary income on a sale of your units.

CONSEQUENCE OF NO SECTION 754 ELECTION

    Because of the complexities of the tax accounting required, the Partnership does not presently intend to file elections under Section 754 of the tax code to adjust the basis of property in the case of transfers of units. As a consequence, a person who obtains units may be subject to tax upon the portion of the proceeds of sales of the Partnership's property that represents a return of capital to that person. This may affect adversely the price that potential purchasers would be willing to pay for units.

TAX TREATMENT OF TERMINATION OF THE PARTNERSHIP PURSUANT TO THE PARTNERSHIP
  AGREEMENT

    In the event the Partnership terminates pursuant to the Partnership Agreement, we are required to dispose of the Partnership assets, apply the proceeds and other Partnership funds to repayment of Partnership liabilities, and distribute any remaining funds to the partners in accordance with their positive capital accounts balances. Sales and other dispositions of the Partnership's assets would have the tax consequences described in "--Sale or Other Disposition of Partnership Property". Cash distributions made at liquidation that exceed the tax basis of your Partnership interest generally would be taxable as capital gain, provided your units constitute capital assets in your hands. Cash distributions in amounts less than your basis may result in a loss, generally a capital loss which would be subject to the general limitations on deductibility of losses.

AUDIT BY THE IRS

    No tax rulings have been sought by the Partnership from the IRS. While the Partnership (and any joint ventures in which the Partnership participates) intends to claim only those deductions and assert only those tax positions for which there is a substantial basis, the IRS may audit the returns of the Partnership or any joint venture involving the Partnership, and it may not agree with some or all of the tax positions we take.

    An audit of the Partnership's information return may result in an increase in its income, the disallowance of deductions, and the reallocation of income and deductions among the partners. In addition, an audit of the Partnership's information return may lead to an audit of your personal income tax return, which could lead to adjustments of items unrelated to this investment.

    You must report your share of the Partnership's income, losses, gains, deductions, and credits on your individual return in a manner consistent with the Partnership's return unless you file a statement with the IRS identifying the inconsistency, or unless you can prove your return is in accordance with information provided by the Partnership. Failure to comply with this requirement will subject you to penalties and may result in an extended time period for the IRS to challenge your return.

    In most circumstances, the federal tax treatment of the Partnership's income, gains, losses, deductions and credits will be determined at the partnership level in a unified partnership proceeding, rather than in separate proceedings with its partners. In any audit of a partnership, the IRS will deal with the partnership's "tax matters partner." We, as general partner, will be designated as the Partnership's tax matters partner in the Partnership Agreement. Only limited partners having at least a 1% interest in the Partnership will be entitled to receive a separate notice from the IRS of any audit of the Partnership's return and of the results of the audit. Limited partners who have an interest of less than 1% will not be entitled to notice from the IRS; however, groups of partners who together own a 5% or greater interest in the Partnership may, by notification to the IRS, become a "notice group" and designate a member of their group to receive IRS notices. All limited partners have the right to participate in any audit of the Partnership. We are required to keep you informed of any administrative and judicial proceedings involving the tax matters of the Partnership. Also, we will keep you advised of any significant audit activities with respect to the Partnership.

    As the tax matters partner, we are authorized to enter into settlement agreements with the IRS that are binding upon partners with less than a 1% interest, except for partners who are members of a notice group or who have filed a statement with the IRS that we do not have authority to enter into settlement agreements that are binding upon them. You are entitled to have any favorable settlement agreement reached between the IRS and another partner with respect to a Partnership item applied to you.

    We are empowered by the Partnership Agreement to conduct, on behalf of the Partnership and its limited partners, all examinations by tax authorities relating to the Partnership at the expense of the Partnership. See "SUMMARY OF THE PARTNERSHIP AGREEMENT." A tax controversy could result in substantial legal and accounting expenses being charged to the Partnership, even if the outcome is favorable.

ALTERNATIVE MINIMUM TAX

    Some taxpayers must pay an alternative minimum tax (AMT) if the AMT exceeds the taxpayer's regular federal income tax liability for the year. For noncorporate taxpayers, the AMT is imposed on alternative minimum taxable income
(AMTI) that is above an exemption amount. The AMTI is based on a recomputation of taxable income, which is increased by tax preference items, and other adjustments to taxable income are made. The AMT tax rate for noncorporate taxpayers is 26% for the first $175,000 ($87,500 for married individuals filing separately) of a taxpayer's AMTI in excess of the exemption amount; additional AMTI is taxed at 28%. The exemption amount is $45,000 for married individuals filing jointly, $33,750 for single persons, and $22,500 for estates, trusts, and married individuals filing separately.

    The principal adjustments include:

    - depreciation deductions are limited to those that do not exceed those computed using the 150% declining balance method and, for property placed in service before January 1, 1999, an extended recovery period;

    - mining exploration and development costs are capitalized and amortized over ten years;

    - magazine circulation expenditures are amortized over three years;

    - research and experimental expenditures are amortized over ten years;

    - miscellaneous itemized deductions are not allowed;

    - medical expenses are deductible only to the extent they exceed 10% of adjusted gross income;

    - state and local property and income taxes are not deductible;

    - interest deductions are restricted;

    - the standard deduction and personal exemptions are not allowed;

    - only some types of operating losses are deductible; and

    - the amount by which the fair market value of stock received from exercising an incentive stock option exceeds the exercise price must be included as income.

    The principal tax preference items that must be added to taxable income for AMT purposes include:

    (1) the excess of depletion over the adjusted basis of the property at the end of the year;

    (2) the excess of intangible drilling costs over 65% of net oil and gas income: and

    (3) private activity bond interest.

    We do not anticipate that any significant tax preference items will be generated by the Partnership. The principal Partnership items that may have an impact on your AMTI are interest expense allocable to cash reserves maintained by the Partnership and depreciation on equipment purchased before January 1, 1999. We expect that the Partnership will depreciate its equipment using the straight-line method. Therefore, the Partnership's activities should not give rise to any significant depreciation adjustments for purposes of computing your AMTI. You should be aware, however, that for purposes of computing AMTI, interest you pay to acquire or maintain an ownership interest in a passive activity (such as units in the Partnership) is deductible only to the extent that the interest payments, when added to your passive activity income or loss and computed with the appropriate alternative minimum tax adjustments and tax preferences, does not result in a passive activity loss. Accordingly, if you borrow money and incur interest expense in connection with your purchase of units, you may only be allowed a limited deduction for that interest in computing AMTI.

    The rules relating to the alternative minimum tax for corporations are different than those just described. Corporations contemplating purchase of the units should consult their tax advisors as to the possible AMT consequences of investing in units.

INTEREST EXPENSE

    In general, interest paid in connection with investment activities is deductible only against investment income. Interest paid in connection with investments in passive activities, like the Partnership, may only be deducted in accordance with the rules for losses derived from passive activities. See "--Deductibility of Losses: Passive Losses, Tax Basis and At-Risk Limitation."

    Interest paid by the Partnership likely will be treated as passive activity interest, except to the extent it is allocable to reserves being maintained by the Partnership, as would any interest expense you incur on money borrowed to purchase units. The Partnership may enter into transactions involving the prepayment of interest or the payment of points, commitment fees, and loan origination or brokerage fees. In general, prepaid interest, points, and similar costs may not be deducted currently; they usually have to be capitalized and written off over the life of the related loan.

SELF-EMPLOYMENT INCOME AND TAX

    If you are self-employed, your distributive share of Partnership income will not be subject to self-employment tax.

LIMITED DEDUCTIONS FOR ACTIVITIES NOT ENGAGED IN FOR PROFIT

    The ability to take deductions for activities not engaged in for profit is limited. The law presumes that an activity is engaged in for profit if the gross income from the activity exceeds the deductions from the activity in at least three out of the five consecutive years, ending with tax year at issue. We intend to operate the Partnership for the purpose of providing an economic profit, and anticipate that the Partnership will have sufficient income to entitle it to the benefit of the presumption that it operates for profit. If the IRS were to treat the Partnership's activities as not being engaged in for profit, any deductions of the Partnership in excess of its income might be permanently disallowed.

FOREIGN SOURCE TAXABLE INCOME

    Rental income and interest received by the Partnership from sources in foreign countries could be subject to withholding and/or income taxes imposed by those countries. In addition, capital gains on the sale of equipment may also be subject to capital gains taxes in foreign countries where the Partnership sells equipment. Tax treaties between some countries and the United States may reduce or eliminate such taxes. The foreign activities of the Partnership, however, may require you to file tax returns in foreign countries. We cannot predict what tax rate Partnership income will be subject to in other countries, since the amount of the Partnership's assets to be invested in various countries is not known.

    We will inform you of your proportionate share of any foreign income and the foreign taxes paid by the Partnership; you will then be required to include these items on your tax return. At your option, you generally will be entitled to claim either a credit (subject to the limitations discussed below) or, if you itemize your deductions, a deduction (subject to the limitations generally applicable to deductions) for your share of foreign taxes in computing your federal income taxes.

    Generally, a credit for foreign taxes may not exceed the federal tax liability attributable to your total foreign source taxable income. Your share of the Partnership's rental income and interest income attributable to equipment used outside the U.S. will qualify as foreign source income; the source of income from the sale of equipment will usually be attributed to the location of the equipment. Several limits apply to the foreign tax credit. The credit is applied separately to different types of foreign source income, including foreign source passive income like interest income; special limits also apply to income from the sale of capital assets. The foreign tax credit may offset only 90% of the alternative minimum tax imposed on corporations and individuals. Furthermore, in calculating the foreign tax credit limitation, the amount of your foreign source income is reduced by various deductions that are allocated and/or apportioned to the foreign source income. One such deduction is interest expense, a portion of which will generally reduce the foreign source income of any limited partner who owns foreign assets, either directly or indirectly. For these purposes, foreign assets owned by the Partnership will be treated as owned by the limited partners, and indebtedness incurred by the Partnership will be treated as incurred by limited partners.

    Because of these limits, you may be unable to claim credit for the full amount of your proportionate share of the foreign taxes attributable to the income of the Partnership. In addition, any foreign losses generated by the Partnership could reduce the tax credits available to you from foreign source income unrelated to the Partnership. The foregoing is only a general description of the foreign tax credit under current law. Since the availability of a credit or deduction depends on your particular circumstance, we advise you to consult your own tax adviser.

REGISTRATION, INTEREST AND PENALTIES

    TAX SHELTER REGISTRATION. Tax shelters must registered with the IRS. Under temporary IRS regulations, an investment is a tax shelter if a potential investor could reasonably infer from representations made in connection with the sale of the investment that the aggregate amount of deductions and 350% of the credits potentially allowable with respect to the investment will be greater than twice the amount to be invested for any of the first five years. The Partnership is a tax shelter under the IRS definition because the term "amount of deductions" means gross deductions, and gross income expected to be realized by the Partnership is not counted. A tax shelter is not required to be registered initially, however, if it is a projected income investment. A projected income investment is any tax shelter that is not expected to reduce the cumulative tax liability of any investor in first five years of the investment. Because there can be no assurance that unexpected economic or business developments will not cause you to incur tax losses from the Partnership, with the result that your cumulative tax liability during the first five years might be reduced, we will register the Partnership as a "tax shelter" with the IRS and the Partnership will have a tax shelter registration number. However, if the Partnership is a projected income investment, you are not required to include the Partnership's registration number on your tax returns.

    Even though the Partnership may be a projected income investment, it will nonetheless be required to maintain a list identifying each person who sold a unit and including information required by the IRS regulations. This list must be made available to the IRS upon its request.

    If the Partnership ceases to be a projected income investment, the Partnership and its limited partners will become subject to all remaining requirements applicable to tax shelters. This means, among other things, that you will be required to include the Partnership's registration number on your tax returns. We are required to notify you if the Partnership no longer qualifies as a projected income investment, and to inform you that you must begin to report the Partnership's registration number on your tax return if you claim a deduction, credit, or other tax benefit from the Partnership.

    WE ARE REQUIRED BY IRS REGULATIONS TO INCLUDE THE FOLLOWING STATEMENT IN THE
PROSPECTUS: "ISSUANCE OF A REGISTRATION NUMBER DOES NOT INDICATE THAT THIS INVESTMENT OR THE CLAIMED TAX BENEFITS HAVE BEEN REVIEWED, EXAMINED OR APPROVED BY THE INTERNAL REVENUE SERVICE."

    INTEREST ON UNDERPAYMENTS. The interest that taxpayers must pay for underpayment of federal taxes is the Federal short-term rate plus three percentage points, compounded daily. The Federal short-term rate is set quarterly by the Treasury Department based on the yield of U.S. obligations with maturities of three years or less.

    PENALTY FOR SUBSTANTIAL UNDERSTATEMENTS. The tax code also contains a penalty for substantial understatement of federal income tax liability equal to 20% of the amount of the understatement. An understatement occurs if the correct tax for the year (as finally determined after all administrative and judicial proceedings) exceeds the tax liability actually shown on the taxpayer's returns for the year. An understatement on an individual's return will be considered substantial for purposes of the penalty if it exceeds both (a) 10% of the correct tax, and (b) $5,000. The imposition of this penalty may be avoided however if, in the case of any item that is not attributable to a "tax shelter,"
(a) there was substantial authority for the taxpayer's treatment of the item, or
(b) the relevant facts affecting the item's tax treatment were adequately disclosed in the taxpayer's return provided that the taxpayer had a "reasonable basis" for the tax treatment of such item. In the case of an item that is attributable to a "tax shelter," the penalty may be avoided if (a) there was substantial authority for the taxpayer's treatment of the item, and (b) the taxpayer reasonably believed that his treatment of the item on the return was more likely than not the proper treatment.

    For purposes of the understatement penalty, "tax shelter" includes a partnership if a significant purpose of the partnership is "the avoidance or evasion of Federal income tax." The Partnership should not be treated as a "tax shelter" within the meaning of this provision because (1) the Partnership's objectives include the provision of cash distributions (real economic gain) to the investors throughout the operating life of the Partnership, and
(2) claiming the tax benefits associated with the ownership of equipment would be consistent with Congressional purpose in providing those benefits.

STATE AND LOCAL TAXATION

    In addition to the federal income tax consequences described above, you should consider potential state and local tax consequences of this investment. Your share of the taxable income or loss of the Partnership generally must be included in determining reportable income for state or local tax purposes in the jurisdiction where you reside. In addition, other states in which the Partnership owns equipment or does business may require you to file state income tax returns and may impose taxes on your pro rata share of the Partnership's income derived from that state. Any tax losses generated by the Partnership's operations in such states may not be available to offset income from other sources in other states. To the extent that you pay tax to a state by virtue of the operations of the Partnership within that state, you may be entitled to a deduction or credit against tax owed to your state of residence with respect to the same income. Payment of state and local taxes will constitute a deduction for federal income tax purposes, assuming that you itemize deductions. We advise you to consult your own tax adviser to determine the effect of state and local taxes, including gift and death taxes as well as income taxes, which may be payable in connection with this investment.

FOREIGN INVESTORS

    Foreign investors in the Partnership should be aware that, to a substantial degree, the income of the Partnership will consist of trade or business income that is attributable to or effectively connected with a fixed place of business maintained by the Partnership in the United States. As such, the Partnership's income will be subject to U.S. taxation in the hands of foreign investors and it is unlikely that any exemption will be available under any applicable tax treaty. Foreign investors may be required to file a U.S. federal income tax return to report their distributive shares of the Partnership's income, gains, losses, and deductions. Additionally, the Partnership is required to withhold tax on each foreign investor's distributive share of income from the Partnership, whether or not any cash distributions are made; any amount required to be withheld will be deducted from distributions otherwise payable to the foreign investor and the investor will be liable to repay the Partnership for any withholdings in excess of the distributions to which he or she is otherwise entitled. Foreign investors should consult with their tax advisors regarding the applicability of these rules and regarding the other tax consequences described in this Section.

TAX TREATMENT OF CERTAIN TRUSTS AND ESTATES

    The tax treatment of trusts and estates can differ from the tax treatment of individuals. Investors who are trusts and estates should consult with their tax advisors regarding the applicability of the tax rules discussed in this Section.

TAXATION OF EMPLOYEE BENEFIT PLANS AND OTHER TAX-EXEMPT ORGANIZATIONS

    Employee benefit plans, such as qualified pension and profit sharing plans, Keogh plans, and IRAs, generally are exempt from federal income tax, except that any unrelated business taxable income that exceeds $1,000 in any taxable year is subject to an unrelated business income tax. Other charitable and tax-exempt organizations are likewise subject to the unrelated business income tax. Tax-exempt investors will be deemed to be engaged in the business carried on by the Partnership and will be subject to the unrelated business income tax. Such investors should consult with their tax advisors regarding the tax consequences to them of investing in the Partnership.

CORPORATE INVESTORS

    The federal income tax consequences to investors which are corporations may differ materially from the tax consequences discussed in this Section, particularly as they relate to the alternative minimum tax. Such investors should consult with tax advisors as to the tax consequences to them of this investment.

                         INVESTMENT BY QUALIFIED PLANS

FIDUCIARIES UNDER ERISA

    Investors that are fiduciaries of qualified plans are subject to certain requirements under the federal law commonly known as ERISA. These requirements include the duty to discharge their responsibilities solely in the interest of, and for the benefit of, the qualified plan's participants and beneficiaries. A fiduciary must:

    - perform its duties with the skill, prudence and diligence of a prudent person;

    - diversify the qualified plan's investments so as to minimize the risk of large losses; and

    - act in accordance with the qualified plan's governing documents.

    Fiduciaries of qualified plans include anyone who exercises any authority or control over the management or disposition of the funds or other property of the qualified plan. For example, any person responsible for choosing a qualified plan's investments, or who is a member of a committee that is responsible for choosing a qualified plan's investments, is a fiduciary of the qualified plan. Also, an investment professional who renders or who has the authority or responsibility to render investment advice regarding the funds or other property of a qualified plan may be a fiduciary of the qualified plan, along with any other person with special knowledge or influence with respect to a qualified plan's investment or administrative activities.

    IRAs generally are not subject to ERISA's fiduciary duty rules. In addition, a participant who exercises control over his or her individual account in the qualified plan in a self-directed investment arrangement will generally be held responsible for the consequences of his or her investment decisions. Some qualified plans of sole proprietorships, partnerships and closely-held corporations are generally not subject to ERISA's fiduciary duty rules, although they, as well as IRAs and self-directed accounts, are subject to the IRS' prohibited transaction rules, explained below.

    A person subject to ERISA's fiduciary rules with respect to a qualified plan should consider those rules in the context of the particular circumstances of the qualified plan before authorizing or making an investment in units with a portion of the qualified plan's assets.

PROHIBITED TRANSACTIONS UNDER ERISA AND THE TAX CODE

    The tax code and ERISA prohibit qualified plans and IRAs from engaging in certain transactions involving assets of the qualified plan or IRA with parties that are referred to as disqualified persons. Disqualified persons include fiduciaries of the qualified plan or IRA, officers, directors and certain shareholders and other owners of the company sponsoring the qualified plan, and persons and legal entities sharing certain family or ownership relationships with other disqualified persons. In addition, the beneficiary of an IRA is generally considered to be a disqualified person for purposes of the prohibited transaction rules.

    Types of prohibited transactions include:

    - direct or indirect transfers of a qualified plan's or IRA's assets to, or use by or for the benefit of, a disqualified person,

    - acts by a fiduciary involving the use of a qualified plan's or IRA's assets in the fiduciary's individual interest or for the fiduciary's own account; and

    - a fiduciary receiving consideration for his or her own personal account from any party dealing with a qualified plan or IRA in connection with a transaction involving the assets of the qualified plan or the IRA.

    Under ERISA, a disqualified person that engages in a prohibited transaction will be required to disgorge any profits made from the transaction and will be required to compensate the qualified plan for any losses it sustained. The tax code imposes excise taxes on a disqualified person that engages in a prohibited transaction with a qualified plan or IRA. Prohibited transactions subject to these sanctions must generally be unwound to avoid incurring additional penalties. In addition, if you engage in a prohibited transaction with an IRA in which you are a beneficiary, the IRA ceases to be treated as an IRA and, therefore, all of the assets are treated as if they are distributed to you in the year in which such transaction occurred.

    In order to avoid the occurrence of a prohibited transaction under the tax code or ERISA, units may not be purchased by a qualified plan or IRA from assets for which we or any of our affiliates are fiduciaries.

PLAN ASSETS

    If the Partnership's assets were determined under ERISA or the tax code to be plan assets of qualified plans and/or IRAs owning units, fiduciaries of such qualified plans and IRAs might be subject to liability for actions that we take. In addition, some of the transactions described in this prospectus in which the Partnership might engage, including transactions with our affiliates, might constitute prohibited transactions under the tax code and ERISA for qualified plans and IRAs, even if their purchase of units did not originally constitute a prohibited transaction. Moreover, fiduciaries with responsibilities to qualified plans and/or IRAs subject to ERISA's fiduciary duty rules might be deemed to have improperly delegated their fiduciary responsibilities to us in violation of ERISA.

    In some circumstances, ERISA and the tax code apply a look-through rule under which the assets of an entity in which a qualified plan or IRA has invested may constitute plan assets. ERISA and the tax code, however, exempt investments in certain publicly-registered securities and in certain operating companies, as well as investments in entities not having significant equity participation by benefit plan investors, from the look-through principle. Under the Department of Labor's current regulations regarding what constitutes the assets of a qualified plan or IRA in the context of investment securities such as the units, undivided interests in the underlying assets of a collective investment entity such as the Partnership will not be treated as plan assets of qualified plan or IRA investors if either:

    - the units are publicly offered;

    - less than 25% of the units are owned by qualified plans, IRAs, and certain other employee benefit plans; or

    - the Partnership is an operating company.

    To qualify for the publicly-offered exception, the units must be freely transferable, owned by at least 100 investors independent of the Partnership and of one another, and either (a) be part of a class of securities registered under
Section 12(b) or 12(g) of the Securities Exchange Act of 1934 or (b) sold as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and registered under the Securities Exchange Act of 1934 within 120 days after the end of the Partnership's fiscal year during which the offering occurred. Units are being sold as part of an offering registered under the Securities Act of 1933. Accordingly, whether the units will qualify for the publicly-offered exception will depend on if they are freely transferable within the meaning of the Department of Labor's regulations.

    Whether a unit is freely transferable is a factual determination. However, we believe that the limits on assigning units and on substituting limited partners contained in Sections 10.2, 10.3 and 10.4 of the Partnership Agreement fall within the scope of certain restrictions which are permitted by the Department of Labor regulations. These regulations will not cause a determination that securities are not freely transferable when the minimum investment, as in the case of the units, is $10,000 or less. But, because we cannot be certain about the ultimate determination of the units being freely transferable, or the determination of whether the Partnership will be an operating company under the alternative Department of Labor exemption set forth above, we have decided to rely on the 25% ownership exemption for these purposes. Consequently, we will take the steps necessary to ensure that ownership of units by qualified plans, IRAs, and certain other employee benefit plan investors is at all times less than 25% of the total number of outstanding units.

    In calculating this limit, we will, as provided in the Department of Labor's regulations, disregard the value of any units held by a person (other than a qualified plan, IRA, or certain other employee benefit plans) who has discretionary authority or control with respect to the assets of the Partnership, or any person who provides investment advice for a fee with respect to the assets of the Partnership, or any affiliate of any such a person. See "INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES--Minimum Investment." Whether the assets of the Partnership will constitute "plan assets" is a factual issue which may depend in large part on our ability throughout the life of the Partnership to satisfy the 25% ownership exemption. Accordingly, the tax counsel we have retained are unable to express an opinion on this issue.

OTHER ERISA CONSIDERATIONS

    In addition to the above considerations in connection with the "plan asset" question, a fiduciary's decision to cause a qualified plan or IRA to acquire units should involve, among other factors, considerations that include whether:

    (1) the investment is in accordance with the documents and instruments governing the qualified plan or IRA;

    (2) the purchase is prudent in light of the diversification of assets requirement for the qualified plan and the potential difficulties that may exist in liquidating units;

    (3) the investment will provide sufficient cash distributions in light of the qualified plan's likely required benefit payments and other needs for liquidity;

    (4) the investment is made solely in the interests of plan participants;

    (5) the evaluation of the investment has properly taken into account the potential costs of determining and paying any amounts of federal income tax that may be owed on unrelated business taxable income derived from the Partnership; and

    (6) the fair market value of units will be sufficiently ascertainable, and with sufficient frequency, to enable the qualified plan or IRA to value its assets in accordance with the rules and policies applicable to the qualified plan or IRA.

                                 CAPITALIZATION

    The capitalization of the Partnership as of the date of this prospectus, and as adjusted to reflect the sale of the minimum and maximum offering of units, is as follows:

                                                    AS OF THE      MINIMUM OFFERING   MAXIMUM OFFERING
                                                  DATE HEREOF(1)   OF 12,000 UNITS    OF 750,000 UNITS
                                                  --------------   ----------------   ----------------
Our Capital Contribution(1).....................      $1,000          $    1,000         $     1,000
Limited Partner's Capital Contribution(2).......       1,000(1)        1,200,000          75,000,000
                                                      ------          ----------         -----------
Total Capitalization(3).........................      $2,000          $1,201,000         $75,001,000
Less Estimated O & O Expenses(4)................          --            (162,000)         (9,375,000)
                                                      ------          ----------         -----------
Net Capitalization..............................      $2,000          $1,039,000(2)      $65,626,000

------------------------

(1) The Partnership was originally capitalized by our contribution of $1,000 and $1,000 by the original limited partner.

(2) The original limited partner will withdraw from the Partnership and receive a return of his original capital contribution on the initial closing date.

(3) The amounts shown reflect the offering proceeds from sale of units at $100.00 per unit before deduction of (a) sales commissions of 8.0% of offering proceeds (or $8 per unit sold, which will be paid except in the case of units sold to affiliated limited partners), (b) underwriting fees equal in amount to 2.0% of offering proceeds (or $2.00 per unit sold) and
    (c) the O & O Expense Allowance (without regard to such actual expenses) of 3.5% ($3.50 per unit) of the first $25,000,000 of offering proceeds; 2.5% ($2.50 per unit) of offering proceeds in excess of $25,000,000 but less than $50,000,000; and 1.5% ($1.50 per unit) for offering proceeds exceeding $50,000,000. We will pay actual O & O expenses for this offering to the extent they exceed the O & O expense allowance. No fees or compensation were payable with regard to either our or the original limited partner's investment.

(4) The maximum dollar amount of these items of compensation payable to us, our affiliates and non-affiliated selling dealers will equal $162,000 for the minimum offering of 12,000 units and $9,375,000 for the maximum offering of 750,000 units, in each case computed as if all units are sold to the general public without purchases by affiliated limited partners. Affiliated limited partners may acquire units (for investment purposes only) on a net of sales commissions basis for a price of $92.00 per unit (and a proportionate net unit price for each fractional unit purchased). To the extent that units are purchased by affiliated limited partners, both the total capital contributions of the limited partners and the Partnership's obligation to pay sales commissions will be reduced accordingly. See "SOURCES AND USES OF OFFERING PROCEEDS."

                 MANAGEMENT'S DISCUSSION OF FINANCIAL CONDITION

LIQUIDITY AND CAPITAL RESOURCES

    The Partnership had limited funds at its formation (February 7, 2000). To date, the Partnership has not had any operations. The Partnership intends to use the proceeds of this offering to acquire equipment and to establish initially working capital reserves of approximately 1.0% of the offering proceeds per unit. However, unanticipated or greater than anticipated operating costs or losses (including a lessee's inability to make timely lease payments) would adversely affect liquidity. To the extent that working capital reserves may be insufficient to satisfy the cash requirements of the Partnership, we anticipate that we would obtain additional funds from the Partnership's operations, the proceeds from the sale of equipment, bank loans, short-term loans from us or our affiliates or the sale of equipment. We may use a portion of cash from operations and from sales or refinancings to re-establish working capital reserves.

OPERATIONS

    The Partnership has had no operations to date. Until receipt and acceptance of subscriptions for 12,000 units and the admission of subscribers as limited partners on the initial closing date, the Partnership will not begin to acquire equipment or incur indebtedness. The level of indebtedness cannot be predicted until the offering proceeds are mostly invested. If the Partnership requires additional cash or we determine that it is in the best interests of the Partnership to obtain additional funds to increase cash available for investment or for any other proper business need, the Partnership may borrow, on a secured or unsecured basis, amounts up to 80% of the aggregate purchase price of all investments acquired by the Partnership. The Partnership currently has no arrangements with, or commitments from, any lender with respect to any such borrowings. See "INVESTMENT OBJECTIVES AND POLICIES--Acquisition Policies and Procedures."

                      SUMMARY OF THE PARTNERSHIP AGREEMENT

    The following is a brief summary of the material provisions of the Partnership's Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement"). The Partnership Agreement sets forth the terms and conditions upon which the Partnership will conduct its business and affairs and it sets forth the rights and obligations of the limited partners. This summary is not complete and is subject to and qualified by the detailed provisions of the Partnership Agreement. A copy of the Partnership Agreement is included as Exhibit A to the registration statement of which this prospectus forms a part. Prospective investors should study the Partnership Agreement carefully before making any investment.

ESTABLISHMENT AND NATURE OF THE PARTNERSHIPS

    We organized the Partnership as a limited partnership under the Delaware Revised Uniform Limited Partnership Act with us as its general partner. A limited partnership is a partnership having one or more general partners and one or more limited partners. A limited partner ordinarily does not play a role in the management or control of a partnership's affairs, and his or her liability for partnership obligations is generally limited to his or her investment. A general partner, however, is personally liable for all partnership obligations.

NAME AND ADDRESS

    The Partnership will be conducted under the name "ICON Income Fund Eight B L.P.," with its principal office and place of business at 111 Church Street, White Plains, New York 10601 (unless we change the offices with written notice to you).

PURPOSES AND POWERS

    We have organized the Partnership for the purposes of:

    - acquiring, investing in, owning, leasing, re-leasing, financing, refinancing, transferring or otherwise disposing of, and dealing in or with, equipment of all kinds, residual interests in equipment, and options to purchase both equipment and residual interests in equipment;

    - lending and providing financing to others for their acquisition of equipment and other tangible and intangible personal property of all kinds, pursuant to financing arrangements or transactions secured by various items of equipment (or interests in and leases of equipment) and other personal property; and

    - establishing, acquiring, conducting and carrying on any business suitable, necessary, useful or convenient in connection with the above, in order to generate monthly cash distributions to you during the term of the Partnership.

DURATION OF PARTNERSHIP

    The term of the Partnership commenced when we filed a Certificate of Limited Partnership with the Delaware Secretary of State on February 7, 2000. It will terminate at midnight on December 31, 2017, or earlier if a dissolution event occurs. See "--Dissolution and Winding-Up".

CAPITAL CONTRIBUTIONS

    GENERAL PARTNER. We have contributed $1,000, in cash, as our capital contribution to the Partnership in exchange for a one percent (1%) partnership interest.

    ORIGINAL LIMITED PARTNER. The original limited partner made a capital contribution of $1,000 to the Partnership in exchange for ten (10) units, which represented a 99% partnership interest at that time. On the initial closing date, the original limited partner will withdraw from the Partnership, his capital contribution of $1,000 will be returned to him in full and his original partnership interest of ten units will be retired upon the admission of additional limited partners.

    LIMITED PARTNERS. Each limited partner (other than the original limited partner and limited partners affiliated with us) will make a capital contribution to the Partnership's capital, in cash, in an amount equal to $100 for each unit or fraction of a unit purchased. Each limited partner affiliated with us will make a capital contribution, in cash, in an amount equal to $92.00 for each unit or fraction of a unit purchased.

POWERS OF THE PARTNERS

    GENERAL PARTNER. Except as otherwise specifically provided in the Partnership Agreement, we will have complete and exclusive discretion in the management and control of the affairs and business of the Partnership and will be authorized to employ all powers necessary or advisable to carry out the purposes and investment policies, conduct the business and affairs, and exercise the powers of the Partnership. For example, we will have the right to make investments for and on behalf of the Partnership and to manage the investments and all other assets of the Partnership. You will not be permitted to participate in the management of the Partnership. We will have the sole and absolute discretion to accept or refuse to accept the admission of any subscriber as a limited partner to the Partnership. Except to the extent limited by Delaware law or the Partnership Agreement, we may delegate all or any of our duties under the Partnership Agreement to any person, including any of our affiliates.

    The Partnership Agreement designates us as the Partnership's tax matters partner and authorizes and directs us to represent the Partnership and its limited partners in connection with all examinations of the Partnership's affairs by tax authorities and any resulting administrative or judicial proceedings, and to expend the Partnership's funds in doing so.

    LIMITED PARTNERS. No limited partners shall participate in or have any control over the Partnership's business or have any right or authority to act for, or to bind or otherwise obligate the Partnership.

LIMITATIONS ON OUR POWERS

    The Partnership Agreement and Delaware law subjects us to limitations on how we administer the business and affairs of the Partnership, as outlined below.

    DEBT. From the date when all capital contributions have been invested or committed to investments or reserves, used to pay permitted front-end fees or returned to you in accordance with the Partnership Agreement, the Partnership will not incur or assume additional indebtedness when acquiring an investment if the new debt causes total Partnership debt to exceed a certain limit. That limit is reached when the sum of the principal amount of the new debt plus the aggregate principal amount of the Partnership's outstanding debt exceeds 80% of the aggregate purchase price of the investments then held by the Partnership, including the purchase price of any investment being acquired with the new debt.

    DEALINGS WITH AFFILIATES. The Partnership will not purchase or lease investments from, nor sell or lease investments to us or any of our affiliates (including any program in which we or any of our affiliates has an interest) unless certain conditions are satisfied. These conditions include:

    (1) a determination that the investment is in the best interests of the Partnership;

    (2) the investment is upon terms no less favorable to the Partnership than the terms upon which we or our affiliate entered into the investment;

    (3) neither we nor our affiliate are to realize any gain or other benefit, other than permitted compensation, as a result of the investment; and

    (4) we or our affiliate hold the investment only on an interim basis (generally not longer than six months) for purposes of facilitating the acquisition of the investment by the Partnership, borrowing money or obtaining financing for the Partnership or for other purposes related to the business of the Partnership.

    The Partnership may not make any loans to us or any of our affiliates. We or any of our affiliates, however, may make loans to the Partnership, PROVIDED the terms of the loan include:

    (1) interest at a rate that does not exceed the lowest of the following:

       (a) the rate at which we or the affiliate borrowed funds for the purpose of making the loan;

       (b) if no borrowing was incurred, the interest rate the Partnership could obtain in an arm's-length borrowing, without reference to our or our affiliate's financial abilities or guarantees;

       (c) the rate from time to time announced by The Chase Manhattan Bank N.A. at its principal lending offices in New York, New York as its prime lending rate plus 3% per annum;

    (2) repayment of the loan not later than twelve months after the date on which it was made; and

    (3) neither we nor our affiliate may receive financial charges or fees in connection with the loan, except for reimbursement of actual and reasonable out-of-pocket expenses.

    The Partnership will not acquire any investments in exchange for units.

    The Partnership may make investments in joint ventures provided that: we determine that the investment is in the best interests of the Partnership and will not result in duplicate fees to us or any of our affiliates; if the investment is made with participants affiliated with us then, it will be made upon terms that are substantially identical to the terms upon which the participants have invested in the joint venture; if the investment is made with non-affiliates, the Partnership will have veto power on disposition decisions; and the joint venture will own and lease specific equipment and/or invest in one or more specific financing transactions.

    Except as permitted by the Partnership Agreement, we are prohibited from entering into any agreements, contracts or arrangements on behalf of the Partnership with ourselves or any of our affiliates. Furthermore, neither we nor any of our affiliates may receive a commission or fee (except the types and amounts described in "Our Compensation" as permitted by Section 6.4 of the Partnership Agreement) in connection with the reinvestment of cash from sales and from operations or of the proceeds of the resale, exchange or refinancing of equipment. In addition, in connection with any agreement entered into by the Partnership with us or any of our affiliates, we or our affiliate may not receive any rebates or give-ups, nor may we or any of our affiliates participate in any reciprocal business arrangements that could have the effect of circumventing any of the provisions of the Partnership Agreement. Neither we nor any of our affiliates shall pay or award any commissions or other compensation to any person engaged by a potential investor as an investment advisor as an inducement to the person to advise the potential investor about the Partnership. However, this does not prohibit us from paying underwriting fees and sales commissions otherwise in accordance with the terms of the Partnership Agreement.

INDEMNIFICATION

    With some limited exceptions, the Partnership will indemnify us, our affiliates and individual officers from the Partnership's assets. The indemnification will apply to any liability, loss, cost and expense of litigation that we or an affiliate suffer, arising out of certain acts or omissions. See "FIDUCIARY RESPONSIBILITY--Indemnification."

LIABILITY OF PARTNERS

    OUR LIABILITY. We will be liable for all general obligations of the Partnership to the extent not paid by the Partnership. However, neither we nor any of our affiliates will have any personal liability for obligations of the Partnership that are specifically non-recourse to us, or for repayment of the capital contribution of any limited partner. All decisions we make will be binding upon the Partnership. See "FIDUCIARY RESPONSIBILITY--Conflicts."

    LIMITED LIABILITY OF THE LIMITED PARTNERS. You will have no personal liability for any obligations or liabilities of the Partnership. You will only be liable, in your capacity as a limited partner, to the extent of your capital contribution and your PRO RATA share of any undistributed profits and other assets of the Partnership. However, if you participate in the management or control of the Partnership's affairs, you may be deemed to be acting as a general partner and may lose any entitlement to limited liability as against third parties who reasonably believe, in connection with the transaction of business with the Partnership, that you are a general partner. See also "RISK FACTORS--Investment Risks."

    Delaware law provides that, for a period of three years from the date on which any distribution is made to you, you may be liable to the Partnership for the distribution if both of the following are true:

    (1) after giving effect to the distribution, all liabilities of the Partnership exceed the fair value of its assets; and

    (2) you knew at the time you received the distribution that it was made in violation of Delaware law.

NON-ASSESSABILITY OF UNITS

    The units are not assessable. Except as may otherwise be required by law or by the Partnership Agreement, after you pay for your units, you will not have any further obligations to the Partnership, be subject to any assessment or be required to contribute any additional capital to, or loan any funds to, the Partnership. However, under certain circumstances, you may be required to return distributions made to you in violation of Delaware law as described in the immediately preceding paragraph.

DISTRIBUTION OF DISTRIBUTABLE CASH FROM OPERATIONS AND FROM SALES

    Distributable cash from operations and from sales that is not reinvested in equipment and financing transactions will be distributed 99% to the limited partners as a group and 1% to us until payout, which is the time when cash distributions in an amount equal to the sum of the limited partners' capital contributions and an 8.0% annual cumulative return thereon have been made. Income earned on escrowed funds and distributed to limited partners will be used to satisfy the cumulative return required for payout. Thereafter, distributions will be distributable 90% to the limited partners as a group and 10% to us, unless limited partners as a group have not received distributions equal to at least 150% of their investment, in which case we will continue to receive only 1% of cash distributions, and accrue 9%, until limited partners have received distributions equal to 150% of their total investment.

    During the reinvestment period, we will have the sole discretion to determine the amount of distributable cash from operations and from sales that are to be reinvested and the amounts that are to be distributed. However, during such period you are entitled to receive, to the extent available, monthly cash distributions equal to one-twelfth of 10.75% of your original investment, reduced by (a) any portion of your original investment that has been returned to you because we did not invest all of the offering proceeds and (b) any amounts you received in redemption of your units. Our decision regarding the amount of reserves to establish and the amount of funds to reinvest may affect the ability of the Partnership to make cash distributions. Cash distributions will be noncumulative, meaning that if there is insufficient cash to pay the full monthly distributions, only the amount available is required to be distributed. We expect that a substantial portion of all cash distributions, being that portion which exceeds taxable income, will be treated as a return of your originally invested capital and that the balance of the distributions will be treated as a return on your capital. Also, to the extent there are sufficient funds, you are entitled to receive monthly cash distributions in amounts which would permit you to pay federal, state and local income taxes resulting from Partnership operations. After the reinvestment period, the Partnership intends to promptly distribute substantially all cash from operations and from sales.

ALLOCATION OF PROFITS AND LOSSES

    As a general rule, during the reinvestment period the Partnership's profits will be allocated as follows:

    - FIRST, 99% will be allocated to the limited partners and 1% to us, until each limited partner has been allocated profits equal to the excess, if any, of:

       (1) the amount still needed for distribution to provide the limited partner an 8% annual cumulative return on his or her adjusted capital contribution (which we call the unpaid target distribution); over

       (2) the limited partner's capital account balance;

    - NEXT, in a manner that will create a ratio of 90% to 10% between (a) the excess of the limited partners' aggregate capital account balances over the amount of their aggregate unpaid target distributions and (b) our capital account balance; and

    - THEREAFTER, 90% to the limited partners and 10% to us.

    After the reinvestment period, profits first will be allocated to all partners in the amount necessary to eliminate any deficits in their capital accounts and, thereafter, they will be allocated as described above.

    Generally, 99% of the Partnership's losses will be allocated among the limited partners and 1% will be allocated to us throughout the term of the Partnership.

    In addition to the general provisions regarding allocations of profits and losses, the Partnership Agreement contains a number of special allocations that are intended to meet certain tax safe harbor provisions relating to allocations. One such safe harbor is a qualified income offset provision, which requires that profits be allocated to any limited partners developing deficits in their capital account in an amount necessary to eliminate such deficits. Another safe harbor is a minimum gain chargeback provision, which requires that depreciation recapture and other similar items of income be allocated back to the partners who were initially allocated the depreciation deductions or other related items of deduction. Other special allocations provisions are designed to reflect the business deal among the partners (see Section 8.2(f)(vii) of the Partnership Agreement) or to protect the limited partners in the event the Partnership is subjected to an unexpected tax liability because of a particular partner. For example, local taxes that are imposed on the Partnership because of a limited partner's residence in that locality will be charged to that partner.

    The Partnership Agreement provides that limited partners who own units for less than an entire year will be allocated profits or losses, which will be treated as if they occurred ratably over the year, based on the proportionate part of the year that they owned their units.

WITHDRAWAL OF THE GENERAL PARTNER

    VOLUNTARY WITHDRAWAL. We may not voluntarily withdraw as general partner from the Partnership without (a) 60 days' advance written notice to you, (b) an opinion of tax counsel that the withdrawal will not cause the termination of the Partnership or materially adversely affect the federal tax status of the Partnership and (c) selection of, and acceptance of its appointment as general partner by, a substitute general partner who is acceptable to the limited partners owning a majority of the units and who has an adequate net worth in the opinion of tax counsel.

    INVOLUNTARY WITHDRAWAL. We may be removed by the limited partners owning a majority of the units or upon the occurrence of any other event that constitutes an event of withdrawal under Delaware law. Neither we nor any of our affiliates may participate in any vote by the limited partners to involuntarily remove us as general partner or cancel any management or service contract with us or an affiliate.

    Management fees for investments acquired by the Partnership prior to the effective date of our withdrawal will be payable when the Partnership receives the gross rental from the investments creating the obligation to pay the management fees. In the event that we pledge the management fees receivable to a lender, the assignment to the lender shall be binding in the event of our voluntary or involuntary withdrawal.

    LIABILITY OF WITHDRAWN GENERAL PARTNER. Generally speaking, we will remain liable for all obligations and liabilities incurred by us or by the Partnership while we were acting in the capacity of general partner and for which we were liable as general partner. But we will be free of any obligation or liability incurred on account of or arising from the activities of the Partnership after the time our withdrawal becomes effective.

TRANSFER OF UNITS

    WITHDRAWAL OF A LIMITED PARTNER. You may withdraw from the Partnership only by selling, transferring or assigning your units or having all or your units redeemed in accordance with the Partnership Agreement. You may generally transfer all or a portion of your units except to impermissible types of transferees or by transfers which would adversely effect the Partnership. See
Section 10.2 of the Partnership Agreement.

    LIMITED REDEMPTION OF UNITS. Section 10.5 of the Partnership Agreement provides a method for you to have your units redeemed. In brief, commencing with the second full calendar quarter following the final closing date and at any time and from time to time thereafter until termination of the Partnership, you may request that the Partnership redeem all or any portion of your units. This right is subject to the availability of funds and the other provisions of
Section 10 of the Partnership Agreement. See "TRANSFER OF UNITS"--"Limited Right to Redeem Units".

DISSOLUTION AND WINDING-UP

    EVENTS CAUSING DISSOLUTION. The Partnership shall be dissolved when any of the following events occurs:

    - the withdrawal of the general partner if a substitute general partner has not been duly admitted to the Partnership;

    - the voluntary dissolution of the Partnership by the general partner with the consent of the limited partners owning a majority of the units or, subject to Section 13 of the Partnership Agreement, by the consent of the same majority without action by the general partner;

    - the sale of all or substantially all of the assets of the Partnership;

    - the expiration of the term of the Partnership;

    - the operations of the Partnership ceasing to constitute legal activities under Delaware law or any other applicable law;

    - any other event which causes the dissolution or winding-up of the Partnership under Delaware law.

    LIQUIDATION OF THE PARTNERSHIP. When a dissolution event occurs, the investments and other assets of the Partnership will be liquidated and the proceeds thereof will be distributed to the partners after we pay liquidation expenses and pay the debts of the Partnership in the order of priority set forth in the

Partnership Agreement. The existence of the Partnership will then be terminated. You are not guaranteed the return of, or a return on, your investment.

ACCESS TO BOOKS AND RECORDS

    We will maintain the books and records of the Partnership at the Partnership's principal office. We will maintain investor suitability records for a period of six years. You will have the right to have a copy of the list of limited partners mailed to you for a nominal fee. However, you must certify that the list will not be sold or otherwise provided to another party or used for a commercial purpose other than for your interest relative to your interest in Partnership matters. In addition, you or your representative will have the right, upon written request, subject to reasonable notice and at your own expense, to inspect and copy any other Partnership books and records that we maintain.

MEETINGS AND VOTING RIGHTS OF LIMITED PARTNERS

    MEETINGS. We may call a meeting of the limited partners at any time on our own initiative to act upon any matter on which the limited partners may vote. If we receive written requests for a meeting from limited partners holding 10% or more of the outstanding units we will call a meeting as well. In addition, in lieu of a meeting, any matter that could be voted upon at a meeting of the limited partners may be submitted for action by consent of the limited partners.

    VOTING RIGHTS OF LIMITED PARTNERS. The limited partners, by the consent of the limited partners owning a majority of the units, may take action on the following matters without our concurrence:

    - an amendment of the Partnership Agreement;

    - the dissolution of the Partnership;

    - the sale of all or substantially all of the Partnership's assets, except any sales in the ordinary course of liquidating the Partnership's investments after the reinvestment period; and

    - the removal of the general partner and the election of one or more substitute general partners.

Limited partners who dissent from any matter approved by limited partners owning a majority of the units are nevertheless bound by such vote and do not have a right to appraisal or automatic repurchase of their units.

AMENDING THE PARTNERSHIP AGREEMENT

    AMENDMENT BY LIMITED PARTNERS WITHOUT OUR CONCURRENCE. The limited partners may amend the Partnership Agreement by the consent of the limited partners owning a majority of the units without our concurrence so long as the amendment does not allow the limited partners to take part in the control or management of the Partnership's business, or alter our rights, powers and duties as set forth in the Partnership Agreement:

However:

    (a) any amendment of the Partnership Agreement relating to how the Partnership Agreement can be amended will require the consent of each limited partner; and

    (b) any amendment that will increase the liability of any partner or adversely affect any partner's share of cash distributions, allocations of profits or losses for tax purposes, or of any investment tax credit will require the consent of each partner affected by the change.

    AMENDMENT BY US WITHOUT THE CONSENT OF THE LIMITED PARTNERS. We may, without the consent of the limited partners, amend the Partnership Agreement to effect any change for the benefit or protection of the limited partners, including:

    - adding to our duties or obligations, or surrendering any of our rights or powers;

    - curing any ambiguity in, or correcting or supplementing any provision of the Partnership Agreement;

    - preserving the status of the Partnership as a "limited partnership" for federal income tax purposes;

    - deleting or adding any provision that the Securities and Exchange Commission or any other regulatory body or official requires to be deleted or added;

    - under certain circumstances, amending the allocation provisions, in accordance with the advice of tax counsel, accountants or the IRS, to the minimum extent necessary; and

    - changing the name of the Partnership or the location of its principal office.

                               TRANSFER OF UNITS

WITHDRAWAL

    You may withdraw from the Partnership only by selling or transferring all of your units, or if all of your units are redeemed by the Partnership in accordance with the terms of the Partnership Agreement.

RESTRICTIONS ON THE TRANSFER OF UNITS

    There is no public or secondary market for the units, and none is expected to develop. You may transfer units only upon the satisfaction of the conditions and subject to the restrictions discussed below. Anyone to whom you transfer units interest will become a substitute limited partner only if we have reasonably determined that all of the conditions listed below have been satisfied. We may also reasonably require that no adverse effect to the Partnership results from the admission of the substitute limited partner, and that the assignee has signed a transfer agreement and other forms, including a power of attorney, as described in the Partnership Agreement. Consequently, investors may not be able to liquidate their investments in the event of emergencies or for other reasons, or obtain financing from lenders who may not accept the units as collateral.

    You may transfer or assign your own units to any person, whom we called an assignee, only if conditions the following conditions are satisfied:

    (1) You and the assignee each sign a written assignment document, in form and substance satisfactory to us, which:

       (a) states your intention that the assignee become a substitute limited partner;

       (b) reflects the assignee's acceptance of all of the terms and provisions of the Partnership Agreement; and

       (c) includes a representation by both you and the assignee that the assignment was made in accordance with all applicable laws and regulations, including minimum investment and investor suitability requirements under state securities laws; and

    (2) the assignee pays the Partnership a fee that will not exceed $150.00 for costs and expenses it reasonably incurs in connection with the assignment.

    Furthermore, unless we consent, no units may be assigned:

    - to a minor or incompetent unless a guardian, custodian or conservator has been appointed to handle the affairs of the person;

    - to any person if, in the opinion of tax counsel, the assignment would result in the termination of the Partnership's taxable year or its status as a partnership for federal income tax purposes;

    - to any person if the assignment would affect the Partnership's existence or qualification as a limited partnership under Delaware law or the applicable laws of any other jurisdiction in which the Partnership is conducting business;

    - to any person not permitted to be an assignee under applicable law, including, without limitation, applicable federal and state securities laws;

    - if the assignment would result in the transfer of a Partnership interest representing less than twenty-five (25) units, or ten (10) units in the case of an IRA or qualified plan, unless the assignment is of all of the units owned by the limited partner;

    - if the assignment would result in your retaining a portion of your investment that is less than the greater of (A) twenty-five (25) units, or ten (10) units in the case of an IRA or qualified plan, and

      (B) the minimum number of units required to be purchased under minimum investment standards applicable to your initial purchase of units;

    - if, in our reasonable belief, the assignment might violate applicable law;

    - if the effect of the assignment would be to cause the equity participation in the Partnership by benefit plan investors to equal or exceed 25%; or

    - if the assignment would cause an impermissible percentage of units to be owned by non-United States citizens.

    Any attempt to assign units in violation of the provisions of the Partnership Agreement or applicable law will be null and void from the outset and will not bind the Partnership. Assignments of units will be recognized by the Partnership as of the first day of the month following the date upon which all conditions to the assignment have been satisfied.

    The Partnership Agreement provides further that so long as there are adverse federal income tax consequences from being treated as a publicly traded partnership for federal income tax purposes, we will not permit any interest in a unit to be sold on a secondary market, as defined by tax law. If we determine that a proposed sale was effected on a secondary market, the Partnership and we have the right to refuse to recognize the proposed sale and to take any action we deem necessary or appropriate so that such proposed sale is not in fact recognized.

    All investors will agree to provide all information respecting assignments which we deem necessary in order to determine whether a proposed transfer occurred on a secondary market.

LIMITED RIGHT TO REDEEM UNITS

    The Partnership will have no obligation to redeem your units, but will do so only in our sole and absolute discretion. Beginning with the second full calendar quarter following the final closing date and at any time thereafter, you may request that the Partnership redeem your units. In any calendar year, the Partnership will not redeem such number of units that, in the aggregate, exceed 2% of the total units outstanding as of the last day of the calendar year. Otherwise, subject to fund availability and with our prior consent, the Partnership will redeem in cash up to 100% of your units at the applicable redemption price.

    The applicable redemption price for the units you are redeeming will be determined, as of the date of redemption, as follows:

    (a) during the second year of the reinvestment period, you will receive a price equal to 90% of your original investment per unit;

    (b) during the third year, you will receive a price equal to 92% of your original investment per unit;

    (c) during the fourth year, you will receive a price equal to 94% of your original investment per unit;

    (d) during the fifth year, you will receive a price equal to 96% of your original investment per unit;

    (e) during the first year of the liquidation period, which is the period following the reinvestment period, you will receive a price equal to 98% of your original investment per unit;

    (f) during the second year of the liquidation period, you will receive a price equal to 100% of your original investment per unit;

in all cases LESS the sum of (w) 100% of previous distributions to you of any portion of your investment not invested by the Partnership, (x) 100% of previous distributions to you, (y) 100% of any previous allocations to you of investment tax credit amounts and (z) the aggregate amount, not exceeding $150.00, of expenses reasonably incurred by the Partnership in connection with redeeming your units. However, in no event will the applicable redemption price computed under clauses (a) through (f) exceed an amount equal to your capital account balance as of the end of the calendar quarter preceding the redemption minus cash distributions which have been made or are due to be made for the calendar quarter in which the redemption occurs.

    There can be no assurance that the applicable redemption price will in any way reflect the fair market value of the units at the time of redemption.

    The availability of funds for redeeming units will be subject to the availability of sufficient cash. In this connection, it should be noted that we intend to reinvest a substantial portion of the Partnership's cash from operations and substantially all cash from sales during the reinvestment period. Furthermore, units may be redeemed only if the redemption would not impair the capital or the operations of the Partnership and would not result in the termination of the Partnership's taxable year or of its federal income tax status as a partnership. Any amounts used to redeem units will reduce the Partnership's available funds for making investments and distributions to the remaining limited partners.

    In the event the Partnership receives requests to redeem more units than there are funds sufficient to redeem, we will honor redemption requests in the order in which duly signed and supported redemption requests are received. We will use our reasonable efforts to honor requests for redemptions of units with the same request date FIRST as to hardship redemptions (requests arising from death, major medical expense and family emergency related to disability or a material loss of family income), SECOND so as to provide liquidity for IRAs or qualified plans to meet required distributions and FINALLY, as to all other redemption requests.

    If you desire to have a portion or all of your units redeemed, you must submit a written request to us on a form we have approved. The request must be duly signed by all owners of the units on the books of the Partnership. Redemption requests will be deemed given on the earlier of the date the request is personally delivered with receipt acknowledged or mailed by certified mail, return receipt requested, postage prepaid, at our address set forth in this prospectus. Hardship redemptions will be treated as having been received at 12:01 A.M. EST and all other requests will be deemed received with the start of the business day during which received. Within the times specified above, we will accept or deny each redemption request.

    We will, in our sole discretion, decide whether a redemption is in the best interest of the Partnership.

CONSEQUENCES OF TRANSFER

    Any units tendered to, and accepted by, the Partnership for redemption will be canceled when redeemed. In the event that you assign all units you own, or have all your units accepted for redemption by the Partnership, you will cease to be a limited partner and will no longer have any of the rights or privileges of a limited partner. Whether or not any assignee becomes a substitute limited partner, however, your assignment of your entire Partnership interest will not release you from liability to the Partnership to the extent of any distributions, including any return of or on your investment, made to you in violation of Delaware law or other applicable law.

    The sale of units by you may result in the recapture of all of the depreciation deductions previously allocated to you. See the "FEDERAL INCOME TAX CONSEQUENCES--Sale or Other Disposition of Partnership Interest." Gain or loss realized on the redemption of your units, if you hold them as a capital asset and if you held them for more than one year, will be a capital gain or loss, as the case may be. However, any gain realized will be treated as ordinary income to the extent attributable to your share of potential depreciation recapture on the Partnership's equipment, substantially appreciated inventory items and unrealized receivables. See "FEDERAL INCOME TAX CONSEQUENCES--Treatment of Cash Distributions Upon Redemption."

                          REPORTS TO LIMITED PARTNERS

ANNUAL REPORTS

    By March 15 of each year, we will send you a statement of your share of the Partnership's income, gains, losses, deductions and credits, if any, for the year most recently completed to enable you to prepare your federal income tax return.

    Within 120 days after the end of the year, we will send to each person who was a limited partner at any time during the year an annual report which will include:

    - financial statements for the Partnership for the fiscal year, including a balance sheet as of the year end and related statements of operations, cash flows and changes in partners' equity, which will be prepared as required by the Partnership Agreement and accompanied by an auditor's report containing an opinion of the Partnership's accountants;

    - a breakdown, by source, of distributions made during the year to you and to us;

    - a status report with respect to each item of equipment and each financing transaction that individually represents at least 10% of the aggregate purchase price of the Partnership's investments at the end of the year, including information relevant to the condition and utilization of the equipment or the collateral securing the financing transaction;

    - a breakdown of the compensation paid, and any amounts reimbursed, to us, and a summary of the terms and conditions of (a) any contract with us that was not filed as an exhibit to the registration statement of which this prospectus forms a part and (b) any other programs we sponsor, demonstrating the allocation of the compensation between the Partnership and the other programs; and

    - until all amounts invested by limited partners have been invested or committed to investments and reserves, used to pay permitted front-end fees or returned to investors in accordance with the Partnership Agreement, information regarding investments made by the Partnership during the fiscal year.

QUARTERLY REPORTS

    Within 60 days after the end of each of the first three quarters in any year, we will send to each person who was a limited partner at any time during the quarter an interim report for the quarter which will include:

    - unaudited financial statements for the Partnership for the quarter, including a balance sheet and related statements of operations, cash flows and changes in partners' equity;

    - a tabular summary of the compensation paid, and any amounts reimbursed, to us, including a statement of the services we performed or expenses we incurred, and a summary of the terms and conditions of any contract with us which was not filed as an exhibit to the registration statement of which this forms a part; and

    - until all amounts invested by limited partners have been invested or committed to investment and reserves, used to pay permitted front-end fees or returned to investors in accordance with the Partnership Agreement, information regarding investments made by the Partnership during the quarter.

                              PLAN OF DISTRIBUTION

GENERAL

    Subject to the conditions set forth in this prospectus and in accordance with the terms and conditions of the Partnership Agreement, through the dealer-manager the Partnership will offer, on a best efforts basis, a maximum of 750,000 units, all of which are priced at $100 per unit, except for certain units which may be purchased by limited partners affiliated with us for the net unit price of $92.00 per unit. The minimum subscription is 25 units, 10 units for IRAs and qualified plans, except in certain states as described in this prospectus. See "INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES--How to Subscribe".

    The offering period for the Partnership will begin on the date of this Prospectus. We expect the offering period to terminate one year after the date of this Prospectus, but in no event will the offering period for the Partnership continue for longer than twenty-four months from the date of this Prospectus. We have a reasonable period of time to conclude the Partnership's closing after the termination of the Partnership's offering period. We may terminate the offering period at our option at any time.

    Subscribers will generally not have the right to withdraw or receive their funds from the escrow account unless and until the offering of the Partnership is terminated, which may be as late forty eight (48) months after the effective date of this prospectus.

    Units will be sold primarily through the selling dealers and, to a limited extent, by the dealer-manager. The Partnership will pay to the selling dealer or the dealer-manager, as the case may be, a sales commission equal to 8.0% of the offering proceeds from the sale of units.

    Generally, units are purchased by subscribers at a price of $100.00 per unit. However, our officers, employees, securities representatives and those of our affiliates and selling dealers may purchase units, for investment purposes only, for the net unit price of $92.00 per unit. The Partnership will incur no obligation to pay any sales commissions with respect to these purchases. The purchase of units by us and our affiliates is limited to a maximum of 10% of the total units sold.

    The total marketing compensation to be paid to the dealer-manager and all participating selling dealers in connection with the offering of units in the Partnership, including sales commissions and underwriting fees, will not exceed 10.0% of the offering proceeds. However, we may pay bona fide due diligence fees and expenses incurred by the dealer-manager and prospective selling dealers from our O & O expense allowance up to the lesser of an additional 1/2 of 1% of offering proceeds or the maximum amount allowable under the NASD Conduct Rules. Any payments made in connection with due diligence activities will be paid only on a fully accountable basis and only for bona fide due diligence activities. We will make payments or advances for sales commissions and due diligence fees and expenses only for bona fide sales or due diligence activities. We will require commissions and expenses to be proven by receipt of duly signed subscription documents, invoices and other evidence satisfactory to us. The sums we may expend in connection with due diligence activities are included in the O & O expense allowance paid by the Partnership to us. See "OUR COMPENSATION."

    The dealer-manager agreement and the selling dealer agreements contain provisions for the Partnership to indemnify the participating selling dealers with respect to some types of liabilities, including liabilities arising under the Securities Act.

SEGREGATION OF SUBSCRIPTION PAYMENTS

    We will place all funds that the dealer-manager receives from subscribers in an escrow account at The Chase Manhattan Bank N.A at the Partnership's expense. We will do so beginning on the effective date of this prospectus until we have accepted subscriptions for 12,000 units (or 37,500 units in the case of residents of Pennsylvania) and the subscribers have been admitted as limited partners on the initial closing date (or a subsequent closing date in the case of Pennsylvania residents). Thereafter, we will deposit funds received through the termination date in an interest-bearing account pending the next closing.

    We will promptly accept or reject subscriptions for units after we receive a prospective investor's subscription documents and subscription funds. Brokers have agreed to provide each investor with final prospectuses prior to an investor signing a subscription agreement. Each subscriber has the right to cancel his or her subscription for a period of five business days after the date of receipt of a final prospectus. The initial closing date will be as soon as practicable after the Partnership receives and accepts subscriptions for 12,000 units excluding, for this purpose, subscriptions from residents of Pennsylvania. Subsequent to the initial closing date, we anticipate holding daily closings, provided the number of subscribed units is sufficient to justify the burden and expense of a closing. Once subscriptions total of 37,500 units, including subscriptions from residents of Pennsylvania, we will release from escrow all subscription payments then remaining in escrow and terminate the escrow agreement. Thereafter we will continue to deposit subscription payments with The Chase Manhattan Bank N.A. in a special, segregated, interest-bearing account which we will maintain during the offering period for the receipt and investment of subscription payments. At each closing, the Partnership will admit as limited partners, effective as of the next day, all subscribers whose subscriptions have been received and accepted by the Partnership and who are then eligible to be admitted to the Partnership. Pennsylvania subscribers are not eligible to be admitted as limited partners prior to sale of 37,500 units in the Partnership. The funds representing their subscriptions will be released from the escrow account or from the Partnership's segregated subscription account, as the case may be, to the Partnership.

    We will remit to subscribers any interest earned on the subscription funds of subscribers who are accepted and admitted as limited partners as soon as practicable after their admission. If 12,000 units have not been subscribed on or before the anniversary of the date on the cover of this prospectus, then the Partnership will direct the escrow agent to release the applicable subscription payments from escrow and return them promptly to subscribers, together with all interest earned on the subscriptions, and the Partnership will be terminated. For a subscriber from Pennsylvania, this will happen if 37,500 units per Partnership have not be sold within 120 days of the escrow agent's receipt of their subscription, and the subscriber has been offered and has elected to rescind his or her subscription. We will apply the same procedure to return subscription payments which are held in the escrow account for twelve months from the date of this Prospectus. In addition, any proceeds from the sale of units in the Partnership which have not been invested or committed for investment within two years after the date of this Prospectus, except for reserves and necessary operating capital, will be returned, without interest, to the limited partners in proportion to their respective investments. These returned proceeds will include a return of the proportionate share of the O & O expense allowance, underwriting fees and any sales commissions paid to us or any of our affiliates.

           INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS;
                            SUBSCRIPTION PROCEDURES

GENERAL SUITABILITY CONSIDERATIONS

    Units are an illiquid asset. They are not freely transferable, there is no public market in which to sell them, and none is expected to develop. Therefore, only if you have adequate financial means, do not need liquidity and are able to make a long-term investment should you purchase units. Units are not an appropriate investment if you must rely on cash distributions from the Partnership as an essential source of income to meet your necessary living expenses.

    Before purchasing units you should carefully consider the risk factors of this investment, the lack of a market in which to sell for units, and the resulting long-term nature of an investment in units. See "RISK
FACTORS"--"Partnership Risks" and--"Investment Risks".

    You must meet the requirements described below to invest in the Partnership. Because we do not have direct knowledge of your financial situation, we will rely on what you tell us. In addition, brokers must have reasonable grounds to believe that this investment is suitable for you. Consequently, it is important that the information you provide is complete and accurate. When evaluating your suitability for this investment using the standards listed below, keep in mind that net worth does not include the value of your home furnishings, personal automobiles and the equity in your home.

    You must meet our basic suitability requirements to invest. In general, you must have either:

    (1) a net worth of at least $30,000 PLUS $30,000 of annual gross income; or

    (2) a net worth of at least $75,000.

    CERTAIN STATE REQUIREMENTS. Residents of Alabama, Arizona, Arkansas, California, Indiana, Iowa, Kansas, Maine, Michigan, Minnesota, Nebraska, New Hampshire, New Mexico, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, South Dakota, Texas, Vermont and Washington Partnership must have either of the following in order to invest:

    (1) a net worth of at least $45,000 PLUS $45,000 of annual gross income; or

    (2) a net worth of at least $150,000.

    Residents of Massachusetts and North Carolina must have either of the following in order to invest:

    (1) a net worth of at least $60,000 PLUS $60,000 of annual gross income; or

    (2) a net worth of at least $225,000.

    If you are a Nebraska or Pennsylvania resident, your investment may not exceed 10% of your net worth. If you are an Ohio resident, your investment may not exceed 10% of your liquid net worth.

    Under all of the foregoing suitability standards, net worth must be determined excluding the net fair market value of your home, home furnishings and personal automobiles. The assets included in your net worth calculation must be valued at their fair market value.

MINIMUM INVESTMENT

    The minimum number of units you must purchase is 25. Residents of Nebraska must purchase a minimum of 50 units. For IRAs and qualified plans, you must purchase at least 10 units.

See the section of this prospectus entitled "INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES" and the Subscription Agreement for a more detailed explanation of state suitability requirements.

SUITABILITY STANDARD FOR QUALIFIED PLANS AND IRAS

    An IRA can purchase units if the IRA owner meets both the basic suitability standard and any standard applicable in the owner's state of residence.

    Pension, profit-sharing or stock bonus plans, including Keogh Plans, that meet the requirements of Section 401 of the Internal Revenue Code are called qualified plans in this prospectus. Qualified plans that are self-directed may purchase units if the plan participant meets both the basic suitability standard and any standard applicable in the participant's state of residence. Qualified plans that are not self-directed may purchase units if the plan itself meets both our basic suitability standard and any relevant state standard.

SUITABILITY STANDARD FOR OTHER FIDUCIARIES

    When units are purchased for fiduciary accounts other than IRAs and qualified plans, such as trusts, both the basic suitability standard and any applicable state suitability standard must be met by either the fiduciary account itself, or by the beneficiary on whose behalf the fiduciary is acting. If you are both the fiduciary and the person who directly or indirectly supplies the funds for the purchase of units, then you may purchase units for the fiduciary account if you meet both the basic suitability standard and any applicable state standard.

ADDITIONAL CONSIDERATIONS FOR IRAS, QUALIFIED PLANS, AND TAX-EXEMPT ENTITIES

    An investment in units will not, in and of itself, create an IRA or qualified plan. To form an IRA or qualified plan, an investor must comply with all applicable provisions of the tax code and ERISA.

    IRAs, qualified plans and other tax-exempt organizations should consider the following when deciding whether to invest:

    - any income or gain realized will be unrelated business taxable income, which is subject to the unrelated business income tax;

    - for qualified plans and IRAs, ownership of units may cause a PRO RATA share of the Partnership's assets to be considered plan assets for the purposes of ERISA and the excise taxes imposed by the tax code; and

    - any entity that is exempt from federal income taxation will be unable to take full advantage of any tax benefits generated by the Partnership.

See "RISK FACTORS--Federal Income Tax Risks and ERISA Risks," "FEDERAL INCOME TAX CONSEQUENCES--Taxation of Employee Benefit Plans and Other Tax-Exempt Organizations" and "INVESTMENT BY QUALIFIED PLANS."

    If you are a fiduciary or investment manager of a qualified plan or IRA, or if your are a fiduciary of another tax-exempt organization, you should consider all risks and investment concerns--including those unrelated to tax considerations--in deciding whether this investment is appropriate and economically advantageous for your plan or organization. See "RISK FACTORS", "INVESTMENT OBJECTIVES AND POLICIES", "FEDERAL INCOME TAX CONSEQUENCES" and "INVESTMENT BY QUALIFIED PLANS."

    Although the we believe that units may represent suitable investments for some IRAs, qualified plans, and other tax-exempt organizations, units may not be suitable for your plan or organization due to the particular tax rules that apply to it. For example, we believe that units will generally not be a suitable investment for charitable remainder trusts. Furthermore, the investor suitability standards represent minimum requirements, and the fact that your plan or organization satisfies them does not mean that an investment would be suitable. You should consult your plan's tax and financial advisors to determine whether this investment would be advantageous for your particular situation.

TRANSFER OF UNITS

    Units are subject to substantial transfer restrictions and may be transferred only under certain circumstances and then subject to certain conditions. See "TRANSFER OF UNITS--Restrictions on the Transfer of Units". One condition is that you may sell or transfer your units only to a recipient who meets all applicable suitability standards. In addition, the transfer of units may subject you to the securities laws of the state or other jurisdiction in which the transfer is deemed to take place. Furthermore, if you transfer less than all of your units, you must generally retain a sufficient number of units to satisfy the minimum investment standard applicable to you. The recipient must also own a sufficient number of units to meet the minimum investment standard.

    If the transfer is effected through a member firm of the National Association of Securities Dealers, Inc. (the NASD), the member firm must be satisfied that a proposed buyer meets the financial and net worth suitability requirements specified in the NASD's conduct rules. The conduct rules also require the member firm to inform the proposed buyer of all pertinent facts relating to the liquidity and marketability of the units.

ADDITIONAL TRANSFER RESTRICTION FOR RESIDENTS OF CALIFORNIA

    California law requires that all certificates for units that we issue to residents of California, or that are subsequently transferred to residents of California, bear the following legend:

    "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF A LIMITED PARTNERSHIP INTEREST, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

SUBSCRIBER REPRESENTATIONS

    Each potential investor, whom we sometimes call a subscriber, must sign the Subscription Agreement found on pages C-1 to C-4.

    By your signature and initials in Section 5 of the Subscriber Agreement (on page C-3), you are indicating your desire to become a limited partner and to be bound by all the terms of the Partnership Agreement. You also appoint the us, as the general partner, to be your true and lawful attorney-in-fact to sign documents, including the Partnership Agreement, that may be required for the your admission as a limited partner.

    Your signature and initials in Section 5 also serve as your affirmation that the representations printed in that section and on page C-4 of the Subscription Agreement are true, by which you confirm that:

    (1) you have received a copy of the prospectus;

    (2) you have read the General Instructions on Page C-2 of the Subscription Agreement;

    (3) you understand that an investment in units is not a liquid investment;

    (4) you affirm that we may rely on the accuracy of the factual data about yourself that you report in the Subscription Agreement, including your representation that:

       (a) if you are purchasing units for an IRA, qualified plan or other benefit plan, you have accurately identified the subscriber as such;

       (b) you have accurately identified yourself, or the investing entity, as either a U.S. citizen or a non-U.S. citizen, having determined citizenship in the manner described below;

       (c) you have accurately reported your social security number or the federal taxpayer identification number of the investing entity; and

       (d) you are not subject to backup withholding of federal income taxes;
           and

    (5) you understand that we may, in our sole discretion, reject your investment in whole or part for any reason.

We will require that EVERYONE who wishes to purchase units make these representations in order to assist NASD-registered securities sales representatives, selling dealers and the dealer-manager in determining whether this investment is suitable for each subscriber. We will rely upon the accuracy and completeness of the your representations in complying with our obligations under state and federal securities laws, and may use these representations as a defense in a lawsuit by subscribers or securities regulatory agencies.

    The Subscription Agreement asks that you acknowledge receipt of this prospectus and of the instruction to rely only on information contained in this prospectus, so that we may make an informed judgment as to whether we should accept your offer to subscribe for units. We recognize that in the sales process a potential investor will usually discuss the Partnership with his or her registered representative. It is possible that you may misunderstand what you are told or that someone might tell you something different from, or contrary to, the information contained in this Prospectus. You might also read or hear something which contradicts the data and information contained in this Prospectus from sources over which we have no control and for which neither we nor our dealer-manager is responsible.

    If a you becomes a limited partner and later make claims against the Partnership, the dealer-manager, and/or us alleging that you did not receive a prospectus for this offering--or that although you received a prospectus you relied on information that is contradictory to that disclosed in this prospectus--then we anticipate relying on the representations you made in your Subscription Agreement in our defense. Your signature on the Subscription Agreement is your acknowledgment that you did receive this prospectus, and that we instructed you to rely exclusively on the prospectus and not to rely on any other information or representations in your investment decision.

CONFLICTS OF INTEREST

    The General Instructions on page C-2 of the Subscription Agreement ask you to review the disclosures in this Prospectus concerning certain conflicts of interest we face, certain risks involved in this investment, and possible adverse effects on the federal income tax benefits which may be available as a result your purchase of units. These disclosures are found in the sections entitled "RISK FACTORS", "CONFLICTS OF INTEREST", "MANAGEMENT" and "FEDERAL INCOME TAX CONSIDERATIONS".

    We included this instruction because, as this investment involves inherent conflicts of interest and risks, we do not intend to admit you as a limited partner unless we have reason to believe that you are aware of the risks involved in this investment. If you become a limited partner and later make claims against the Partnership, the dealer-manager and/or us to the effect that you were not aware that this investment involved the inherent risks described in this prospectus, we, the Partnership, and the dealer-manager anticipate relying on this instruction as evidence that you were aware of the degree of risk involved in this investment.

CO-SIGNATURE BY SELLING DEALER

    Selling dealers must countersign each Subscription Agreement for subscribers solicited by their firm. By this signature, the selling dealer certifies that it has obtained information from the potential investor sufficient to enable the selling dealer to determine that the investor has satisfied the investor suitability standards described in this prospectus. Since we, the Partnership and the dealer-manager will not have had the opportunity to obtain financial information directly from a subscriber, we will rely on the selling dealer's representation to determine whether to admit a subscriber as a limited partner. If you become a limited partner and later make claims against the Partnership, the dealer-manager and/or us alleging that the units were not a suitable investment because you did not meet the financial requirements contained in the investor suitability standards, we, the Partnership and the dealer-manager anticipate relying upon the selling dealer's representation as evidence that the you did meet the financial requirements for this investment.

BINDING EFFECT OF THE PARTNERSHIP AGREEMENT

    The representation in the Subscription Agreement that you have agreed to all the terms and conditions of the Partnership Agreement is necessary because we and every limited partner are bound by all of the terms and conditions of that agreement, notwithstanding the fact that limited partners do not actually sign the Partnership Agreement. Though you do not actually sign the Partnership Agreement, your signature on the Subscription Agreement gives us the power of attorney pursuant to which we obligate you to each of the terms and conditions of the Partnership Agreement.

    If you become a limited partner and later makes claims against us, the Partnership or the dealer-manager that you did not agree to be bound by all of the terms of the Partnership Agreement and the Subscription Agreement, we, the Partnership and the dealer-manager anticipate relying on your representation and on the power of attorney as evidence of your agreement to be bound by all the terms of the Partnership Agreement.

CITIZENSHIP

    Federal law restricts the extent to which aircraft and marine vessels which are registered in the United States may be owned or controlled by people who are not United States citizens. For these purposes, "United States citizens" are:

    (1) individuals who are citizens of the United States or one of its possessions;

    (2) for aircraft, partnerships in which each partner is an individual who is a citizen of the United States, and for vessels, partnerships in which at least 75% of the equity is held by citizens of the United States,

    (3) certain trusts, the trustees of which are citizens of the United States, provided that:

       (a) in the case of aircraft, persons who are not citizens of the United States or resident aliens do not possess more than 35% of the aggregate power to direct or remove the trustee; and

       (b) in the case of vessels, each of the beneficiaries of the trust is a citizen of the United States; and

    (4) domestic corporations of which the president (and the chairman of the board of directors, in the case of vessels) and two-thirds or more of the members of the board of directors and other managing officers are citizens of the United States, and in which at least 75% of the voting interest (or, in the case of certain vessels, a majority voting interest) is owned or controlled by persons who are citizens of the United States.

    As a consequence of these rules, the Partnership may transfer title of certain aircraft and vessels to a trust of which the Partnership is the sole beneficiary, or to a limited partnership beneficially owned by the Partnership, or to a limited liability company of which the Partnership is a member. See "RISK FACTORS--Partnership Risks."

    In addition, all investors will be required to represent and warrant whether or not the investor is a United States citizen, and subscriptions will be accepted from only a limited number of non-United States citizens. We will not admit a non-United States citizen as a limited partner to the Partnership if admitting that investor would result in the potential invalidation of equipment registration in the United States.

HOW TO SUBSCRIBE

    If you are an individual investor, you must personally sign the Subscription Agreement and deliver it, together with a check for all subscription monies payable in connection with your subscription, to a securities sales representative. In the case of IRA, SEP and Keogh Plan owners, both the owner and the plan fiduciary, if any, must sign the Subscription Agreement. In the case of donor trusts or other trusts in which the donor is the fiduciary, the donor must sign the Subscription Agreement. In the case of other fiduciary accounts in which the donor neither exercises control over the account nor is a fiduciary of the account, the plan fiduciary alone may sign the Subscription Agreement.

    Until subscriptions for 12,000 units (or 37,500 units in the case of residents of Pennsylvania) are received by the Partnership, checks for the purchase of units should be made payable to "ICON Income Fund Eight Escrow Account." After the initial closing date, checks for the purchase of units should be made payable to "ICON Income Fund Eight Subscription Account" for deposit into an interest bearing account pending the next closing.

    We will promptly review each subscription, and will accept or decline to accept you as a limited partner in our sole and absolute discretion. If we accept your subscription, either we or an agent of ours will give you prompt written confirmation of your admission as a limited partner.

    We, our affiliates and the selling dealers (and our and their respective officers and employees) will have the right, but not the obligation, to subscribe for and purchase units for our (and their) own account for investment purposes, subject to the terms and conditions contained in this prospectus. This includes the right to purchase units on or before the initial closing date; up to 600 of the units so purchased will count toward the achievement of the minimum offering. We, and our affiliates (and our and their respective officers and employees) may not purchase more than 10% of the number of units subscribed for by all non-affiliated investors.

    The NASD's conduct rules require that any member of or person associated with the dealer-manager or a selling dealer who sells or offers to sell units must make every reasonable effort to assure that a potential subscriber is a suitable investor for this investment in light of such subscriber's age, education level, knowledge of investments, need for liquidity, net worth and other pertinent factors. The conduct rules further require each selling dealer to make a determination of suitability.

    The State of Maine requires us to inform you that the dealer-manager and each person selling units cannot rely on the representations made by a subscriber in a Subscription Agreement alone in making a determination regarding the suitability of the investment for the subscriber.

Sales Material

    In addition to and apart from this prospectus, the Partnership will utilize sales material in connection with the offering of units. This material may include reports describing us and our affiliates, summary descriptions of investments, pictures of equipment or facilities of lessees, materials discussing our prior programs and a brochure and audio-visual materials or taped presentations highlighting various features of this offering. We may also respond to specific questions from selling dealers and prospective investors. Business reply cards, introductory letters or similar materials may be sent to selling dealers for customer use, and other information relating to this offering may be made available to selling dealers for their internal use. However, this offering is made only by means of this prospectus. Except as described in this prospectus or in its supplements, the Partnership has not authorized the use of other sales materials in connection with this offering. Although the information contained in other sale material does not conflict with any of the information contained in this prospectus, the material does not purport to be complete and should not be considered as a part of this prospectus or the registration statement of which this prospectus is a part, nor as incorporated in them by reference or as forming the basis of this offering of the units.

    No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this prospectus or in its supplements or in supplemental sales literature issued by the Partnership and described in this prospectus or in its supplements. If given or made, you must not rely upon such information or representations. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the units, and does not constitute an offer to sell in any jurisdiction where the solicitation would be unlawful. The delivery of this prospectus at any time does not imply that the information contained in it is correct as of any time other than its date.

Experts

    The audited balance sheet of the Partnership as of February 7, 2000, and the audited financial statements of ICON Capital Corp. as of March 31, 1999 and 1998 and for each of the years then ended, have been included herein in reliance upon the reports of KPMG LLP, independent certified public accountants, appearing elsewhere herein, upon the authority of said firm as experts in accounting and auditing.

Legal Matters

    Greene Radovsky Maloney & Share LLP provided us with an opinion on the legality of the securities offered in this prospectus and the tax matters set forth under "FEDERAL INCOME TAX CONSEQUENCES."

Additional Information

    A registration statement under the Securities Act has been filed with the Securities and Exchange Commission, Washington, D.C., with respect to the units. This prospectus, which forms a part of the registration statement, contains information concerning the Partnership and includes a copy of the Partnership Agreement to be utilized by the Partnership, but it does not contain all the information set forth in the registration statement and its exhibits. The information omitted may be examined at the principal office of the Securities and Exchange Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549, without charge, and copies may be obtained from that office upon payment of the fee prescribed by the rules and regulations of the Securities and Exchange Commission.

Tabular Information Concerning Prior Public Programs

    Exhibit B contains prior performance and investment information for our previous publicly-offered income-oriented programs: Series A; Series B;
Series C, Series D; Series E; L.P. Six; L.P. Seven; and Eight A. Table I through V of Exhibit B contain unaudited information relating to these prior public programs, their experience in raising and investing funds, the compensation they paid to the us and our affiliates, their operating results of, and sales or dispositions of investments by these prior public programs. PURCHASERS OF UNITS WILL NOT ACQUIRE ANY OWNERSHIP INTEREST IN ANY OF THE PRIOR PUBLIC PROGRAMS AND SHOULD NOT ASSUME THAT THE RESULTS OF ANY OF THE PRIOR PUBLIC PROGRAMS WILL BE INDICATIVE OF THE FUTURE RESULTS OF THE PARTNERSHIP. MOREOVER, THE OPERATING RESULTS FOR THE PRIOR PUBLIC PROGRAMS SHOULD NOT BE CONSIDERED INDICATIVE OF FUTURE RESULTS OF THE PRIOR PUBLIC PROGRAMS NOR OF WHETHER THE PRIOR PUBLIC PROGRAMS WILL ACHIEVE THEIR INVESTMENT OBJECTIVES. FUTURE RESULTS AND THE ACHIEVEMENT OF INVESTMENT OBJECTIVES WILL IN LARGE PART DEPEND ON FACTS WHICH WE CANNOT DETERMINE, INCLUDING THE RESIDUAL VALUE OF EQUIPMENT HELD BY THESE PRIOR PUBLIC PROGRAMS.

Financial Statements

    The audited financial statements of ICON Capital Corp. and subsidiaries for the years ended March 31, 1999 and 1998, the unaudited financial statements of ICON Capital Corp. and subsidiaries for the nine months ended December 31, 1999, the audited balance sheet of the Partnership as of February 7, 2000 and the unaudited balance sheet of the Partnership as of March 31, 2000 are included in this prospectus. Notwithstanding the inclusion of our financial statements, by purchasing units, you should be aware that you are not purchasing an interest in ICON Capital Corp., its subsidiaries, or in any of our affiliates or in any of our prior public programs.

                         INDEX TO FINANCIAL STATEMENTS

                                                                PAGE
                                                              --------
ICON INCOME FUND EIGHT B L.P.

Unaudited Balance Sheets--March 31, 2000....................     87
  Balance Sheets at March 31, 2000 and February 7, 2000.....     88
  Notes to Balance Sheets...................................     89

Audited Balance Sheet--February 7, 2000.....................     90
  Independent Auditors' Report..............................     91
  Balance Sheet at February 7, 2000.........................     92
  Notes to Balance Sheet....................................     93

ICON CAPITAL CORP.

Unaudited Financial Statements--December 31, 1999...........     94
  Balance Sheets at December 31, 1999 and March 31, 1999....     95
  Statements of Income for the Nine Months Ended December
    31, 1999 and December 31, 1998..........................     96
  Statements of Changes in Stockholders Equity for the Nine
    Months Ended December 31, 1999 and For the Year Ended
    March 31, 1999..........................................     97
  Statements of Cash Flows for the Nine Months Ended
    December 31, 1999 and December 31, 1998.................     98
  Notes to Financial Statements.............................     99

Audited Financial Statements--March 31, 1999 and 1998.......    101
  Independent Auditors' Report..............................    102
  Balance Sheets at March 31, 1999 and March 31, 1998.......    103
  Statements of Income for the Years Ended March 31, 1999
    and March 31, 1998......................................    104
  Statements of Changes in Stockholder's Equity for the
    Years Ended March 31, 1999, and March 31, 1998..........    105
  Statements of Cash Flows for the Years Ended March 31,
    1999 and March 31, 1998.................................    106
  Notes to Financial Statements.............................    107


                         ICON INCOME FUND EIGHT B L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

                                 BALANCE SHEETS

                                 MARCH 31, 2000

                                  (Unaudited)

                         ICON INCOME FUND EIGHT B L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

                                 BALANCE SHEETS

                                  (UNAUDITED)

                                                              MARCH 31,   FEBRUARY 7,
                                                                2000         2000
                                                              ---------   -----------
                                ASSETS

Cash........................................................   $2,000        $2,000
                                                               ------        ------
                                                               $2,000        $2,000
                                                               ======        ======

                   LIABILITIES AND PARTNERS' EQUITY

Commitments and Contingencies
Partners' Equity
  General Partner...........................................   $1,000        $1,000
  Limited Partner...........................................    1,000         1,000
                                                               ------        ------
                                                               $2,000        $2,000
                                                               ======        ======

                    See accompanying notes to balance sheet.

                         ICON INCOME FUND EIGHT B L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

                            NOTES TO BALANCE SHEETS

(1)  THE PARTNERSHIP

    ICON Income Fund Eight B L.P. (the "Partnership"), was formed on
February 7, 2000 as a Delaware Limited Partnership. The initial capitalization of the Partnership was $2,000. The Partnership will continue until December 31, 2017, unless terminated sooner. The Partnership intends to offer limited partnership units on a "best efforts" basis to the general public with the intention of raising up to $75,000,000 of capital. With the funds raised, the Partnership intends to acquire various types of equipment and to lease such equipment to third parties and, to a lesser degree, to enter into secured financing transactions. The General Partner of the Partnership is ICON Capital Corp. (the "General Partner"), a Connecticut corporation. The General Partner will acquire the assets and manage the business of the Partnership.

(2)  CAPITAL CONTRIBUTION

    The General Partner has made an initial capital contribution of $1,000, and the original limited partner has made an initial capital contribution of $1,000 to the Partnership.

(3)  COMMITMENT AND CONTINGENCIES

    The Partnership has not applied for an advance ruling from the Internal Revenue Service; however, in the opinion of counsel the Partnership will be classified as a Partnership and not as an association taxable for U.S. Federal income tax purposes. In the absence of a ruling, there cannot be assurance that the Partnership will not constitute an association taxable as a corporation.

                         ICON INCOME FUND EIGHT B L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

                                 BALANCE SHEET

                                FEBRUARY 7, 2000

                  (With Independent Auditors' Report Thereon)

                          INDEPENDENT AUDITORS' REPORT

The Partners

ICON Income Fund Eight B L.P.:

    We have audited the accompanying balance sheet of ICON Income Fund Eight B L.P. (a Delaware limited partnership) as of February 7, 2000. This balance sheet is the responsibility of the Partnership's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit of a balance sheet includes examining, on a test basis, evidence supporting the amounts and disclosures in that balance sheet. An audit of a balance sheet also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of ICON Income Fund Eight B L.P. as of February 7, 2000, in conformity with generally accepted accounting principles.

                                          KPMG LLP

February 7, 2000
New York, New York

                         ICON INCOME FUND EIGHT B L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

                                 BALANCE SHEET

                                FEBRUARY 7, 2000

                               ASSETS
Cash........................................................  $2,000
                                                              ------
                                                              $2,000
                                                              ======

                  LIABILITIES AND PARTNERS' EQUITY

Commitments and Contingencies
Partners' Equity
  General Partner...........................................  $1,000
  Limited Partner...........................................   1,000
                                                              ------
                                                              $2,000
                                                              ======

                    See accompanying notes to balance sheet.

                         ICON INCOME FUND EIGHT B L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

                             NOTES TO BALANCE SHEET

                                FEBRUARY 7, 2000

(1)  THE PARTNERSHIP

     ICON Income Fund Eight B L.P. (the "Partnership"), was formed on
February 7, 2000 as a Delaware Limited Partnership. The initial capitalization of the Partnership was $2,000. The Partnership will continue until December 31, 2017, unless terminated sooner. The Partnership intends to offer limited partnership units on a "best efforts" basis to the general public with the intention of raising up to $75,000,000 of capital. With the funds raised, the Partnership intends to acquire various types of equipment and to lease such equipment to third parties and, to a lesser degree, to enter into secured financing transactions. The General Partner of the Partnership is ICON Capital Corp. (the "General Partner"), a Connecticut corporation. The General Partner will acquire the assets and manage the business of the Partnership.

(2)  CAPITAL CONTRIBUTION

     The General Partner has made an initial capital contribution of $1,000, and the original limited partner has made an initial capital contribution of $1,000 to the Partnership.

(3)  COMMITMENT AND CONTINGENCIES

     The Partnership has not applied for an advance ruling from the Internal Revenue Service; however, in the opinion of counsel the Partnership will be classified as a Partnership and not as an association taxable for U.S. Federal income tax purposes. In the absence of a ruling, there cannot be assurance that the Partnership will not constitute an association taxable as a corporation.

                               ICON CAPITAL CORP.

                              FINANCIAL STATEMENTS

                               DECEMBER 31, 1999

                                  (UNAUDITED)

                               ICON CAPITAL CORP.

                                 BALANCE SHEETS

                                  (UNAUDITED)

                                                              DECEMBER 31,    MARCH 31,
                                                                  1999          1999
                                                              ------------   -----------
                                         ASSETS
Cash........................................................  $   477,844    $   774,338
Receivables from related parties............................    5,242,857      3,613,449
Receivables from related parties--managed partnerships......      272,095        475,000
Prepaid and other assets....................................      437,282        269,898
Deferred charges............................................      354,033        792,437
Fixed assets and leasehold improvements, at cost, less
  accumulated depreciation and amortization of $542,283 and
  $318,078..................................................    1,607,579      1,937,646
                                                              -----------    -----------
Total assets................................................  $ 8,391,690    $ 7,862,768
                                                              ===========    ===========

                          LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued expenses.......................  $ 2,386,979    $ 1,971,710
Capital lease obligations...................................    1,359,641      1,557,081
Note payable................................................      250,000             --
Deferred income taxes.......................................      968,977        876,245
Deferred gain on sale of furniture and fixtures.............      708,782        853,761
                                                              -----------    -----------
Total liabilities...........................................    5,674,379      5,258,797
                                                              -----------    -----------
Commitments and contingencies
Stockholder's equity:
  Common stock: no par value; $10 stated value; authorized
    3,000 shares; issued and outstanding 1,500 shares.......       15,000         15,000
  Additional paid-in capital................................      716,200        716,200
  Retained earnings.........................................    3,086,111      2,972,771
                                                              -----------    -----------
                                                                3,817,311      3,703,971
Note receivable from stockholder............................   (1,100,000)    (1,100,000)
                                                              -----------    -----------
Total stockholder's equity..................................    2,717,311      2,603,971
                                                              -----------    -----------
Total liabilities and stockholder's equity..................  $ 8,391,690    $ 7,862,768
                                                              ===========    ===========

                See accompanying notes to financial statements.

                               ICON CAPITAL CORP.

                              STATEMENTS OF INCOME

                        NINE MONTHS ENDING DECEMBER 31,

                                  (UNAUDITED)

                                                                 1999         1998
                                                              ----------   -----------
                                                                >
Revenues:
  Fees--managed partnerships................................  $8,725,916   $10,186,199
  Servicing fee--securitizations............................     203,157       228,721
  Interest income and other.................................      32,959        35,266
  Management fees--securities...............................          --       758,129
                                                              ----------   -----------
    Total revenues..........................................   8,962,032    11,208,315
                                                              ----------   -----------

Expenses:
  Management fee--Parent....................................   4,562,193            --
  General and administrative fee--Parent....................   1,378,700            --
  Selling, general and administrative.......................   1,588,213     8,310,345
  Amortization of deferred charges..........................     885,292     1,051,632
  Depreciation and amortization (net of deferred gain Note
    4)......................................................     224,205       184,651
  Interest expense..........................................     117,357       132,263
                                                              ----------   -----------
    Total expenses..........................................   8,755,960     9,678,891
                                                              ----------   -----------
  Income before provision for income taxes..................     206,072     1,529,424
  Provision for income taxes................................      92,732       688,241
                                                              ----------   -----------
  Net income (loss).........................................  $  113,340   $   841,183
                                                              ==========   ===========

                See accompanying notes to financial statements.

                               ICON CAPITAL CORP.

                 STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY

                  FOR THE NINE MONTHS ENDED DECEMBER 31, 1999
                     AND FOR THE YEAR ENDED MARCH 31, 1999

                                  (UNAUDITED)

                                  COMMON STOCK                                     NOTE         TOTAL
                             ----------------------   ADDITIONAL                RECEIVABLE      STOCK-
                               SHARES       STATED     PAID-IN      RETAINED       FROM        HOLDER'S
                             OUTSTANDING    VALUE      CAPITAL      EARNINGS    STOCKHOLDER     EQUITY
                             -----------   --------   ----------   ----------   -----------   ----------
March 31, 1998.............     1,500      $15,000     $716,200    $1,330,900   $(1,100,000)  $  962,100
Net Income.................        --           --           --     1,641,871            --    1,641,871
                                -----      -------     --------    ----------   -----------   ----------
March 31, 1999.............     1,500       15,000      716,200     2,972,771    (1,100,000)   2,603,971
Net income.................        --           --           --       113,340            --      113,340
                                -----      -------     --------    ----------   -----------   ----------
December 31, 1999..........     1,500      $15,000     $716,200    $3,086,111   $(1,100,000)  $2,717,311
                                =====      =======     ========    ==========   ===========   ==========

                See accompanying notes to financial statements.

                               ICON CAPITAL CORP.

                            STATEMENTS OF CASH FLOWS

                     FOR THE NINE MONTHS ENDED DECEMBER 31,

                                  (UNAUDITED)

                                                                 1999          1998
                                                              -----------   -----------
Cash flows from operating activities:
  Net income................................................  $   113,340   $   841,183
                                                              -----------   -----------
  Adjustments to reconcile net income to net cash provided
    by
    operating activities:
    Depreciation and amortization...........................      224,205       184,651
    Amortization of deferred charges........................      885,292     1,051,632
    Deferred income taxes...................................       92,732       688,241
    Changes in operating assets and liabilities:
      Receivables from managed partnerships.................      202,905        72,025
      Receivables from related parties......................   (1,629,408)      161,232
      Prepaid and other assets..............................     (167,384)     (136,446)
      Accounts payable and accrued expenses.................      415,268       656,749
                                                              -----------   -----------
        Total adjustments...................................       23,610     2,678,084
                                                              -----------   -----------
  Net cash provided by operating activities.................      136,950     3,519,267
                                                              -----------   -----------

Cash flows from investing activities:
  Purchases of fixed assets and leasehold improvements......      (39,117)     (443,870)
  Increase in deferred charges..............................     (446,888)   (1,221,748)
                                                              -----------   -----------
  Net cash used for investing activities....................     (486,005)   (1,665,618)
                                                              -----------   -----------

Cash flows from financing activities:
  Proceeds from notes payable...............................      250,000            --
  Repayment of notes payable--line of credit................           --    (2,000,000)
  Proceeds from sale leaseback of furniture and fixtures....           --     1,500,000
  Principal payments on capital lease obligations...........     (197,439)     (164,450)
                                                              -----------   -----------
  Net cash provided by (used for) financing activities......       52,561      (664,450)
                                                              -----------   -----------
Net (decrease) increase in cash.............................     (296,494)    1,189,199
Cash, beginning of period...................................      774,338       179,403
                                                              -----------   -----------
Cash, end of period.........................................  $   477,844   $ 1,368,602
                                                              ===========   ===========

                See accompanying notes to financial statements.

                               ICON CAPITAL CORP.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1999

                                  (UNAUDITED)

(1)  BASIS OF ACCOUNTING AND PRESENTATION

     The financial statements of ICON Capital Corp., (the "Company") are unaudited and reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of financial position and operating results for the interim period. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. Management believes that the disclosures made are adequate to prevent the information from being misleading. The financial statements should be read in conjunction with the Company's March 31, 1999 and 1998 audited financial statements. The results of operations for the nine months ended December 31, 1999 are not necessarily indicative of the results of operations for the entire fiscal year ending March 31, 2000.

(2)  FEES--MANAGED PARTNERSHIPS

     The Company is the general partner and manager of ICON Cash Flow Partners, L.P., Series B, ICON Cash Flow Partners, L.P., Series C, ICON Cash Flow Partners, L.P., Series D, ICON Cash Flow Partners, L.P., Series E, ICON Cash Flow Partners L.P. Six, ICON Cash Flow Partners L.P. Seven, and ICON Income Fund Eight A L.P. (collectively the "Partnerships"), which are publicly registered equipment leasing limited partnerships. The Partnerships were formed for the purpose of acquiring equipment and leasing such equipment to third parties.

     The Company earns fees from the Partnerships for the organization and offering of each Partnership and for the acquisition and management of their investments. The Company is also entitled to reimbursement from the Partnerships for certain administrative expenses incurred by it on behalf of the Partnerships. Organization and offering fees are earned based on investment units sold and are recognized at each closing. Acquisition fees are earned based on the purchase price paid or the principal amount of each transaction entered into. Management fees are earned for managing the Partnership's equipment leasing and financing transactions. Management fees are earned upon payment of rental obligations from lease and financing transactions.

     The Company had receivables from the managed partnerships of $272,095 and $475,000 at December 31, 1999 and March 31, 1999, respectively. These amounts represent fees that have been earned by the Company and are immediately payable.

     As of December 31, 1999 the Company is entitled to receive $11,874,312 of management fees and an estimated $5,474,466 of administrative expense reimbursements through 2008, based on current contractual rent receivable of the Partnerships assuming credit losses of 0%. To the extent that existing leases and financing transactions owned by the Partnerships are terminated early, extended, or otherwise modified, or credit losses are different from expectations, the amounts that the Company is entitled to receive will vary. The receipt of these amounts by the Company is subordinated to the receipt by limited partners of periodic minimum distributions more fully described in underlying partnership agreements.

(3)  RELATED PARTY TRANSACTIONS

     Prior to January 1, 1999, all personnel were employed by, and all expenses were paid by, the Company. Effective January 1, 1999, management made the decision to implement certain organizational changes, and corporate resources, including but not limited to personnel, were reallocated between the Company,

                               ICON CAPITAL CORP.

                               DECEMBER 31, 1999

                                  (UNAUDITED)

(3)  RELATED PARTY TRANSACTIONS (CONTINUED)

ICON Holdings Corp. (the "Parent"), and ICON Securities Corp. ("Securities") in an effort to more accurately align revenues and expenses among the functions of the companies. Management also eliminated the management fee paid to the Company by Securities.

     1998-A, a non consolidated affiliate of the Parent, was formed for the purpose of acquiring, warehousing and securitizing a portfolio of leases. The Company, as servicer, earns a fee from 1998-A. This fee is earned monthly and is based on the discounted lease balance of 1998-A's outstanding lease pool.

     The related party receivable at December 31, 1999 was due primarily from the Parent. Such receivables represent cash advanced to the Parent, net of accrued general and administrative and management fees payable to the Parent.

     See Notes 5 and 7 for a discussion of a related party transaction and related party commitments.

(4)  CAPITAL LEASE OBLIGATIONS

                                                      DECEMBER 31,   MARCH 31,
                                                          1999          1999
                                                      ------------   ----------
Various obligations under capital leases, payable in
  monthly installments through July 2003 (Includes
  sale leaseback transaction, see note 5)...........   $1,359,641    $1,557,081
                                                       ==========    ==========

(5)  SALE LEASEBACK

     On July 31, 1998 the Company entered into an agreement to sell a portion of its fixed assets to ICON Receivables Corp. 1998--A ("1998-A"), a non-consolidated affiliate of the Parent, for $1,500,000 based upon a third party appraisal. 1998-A simultaneously leased the fixed assets back to the Company. Under the lease, the Company agreed to pay 60 equal monthly installments of $31,255 with the first payment due August 1998. The lease contains an option to purchase the assets at the end of the term for one dollar ($1.00). The Company treated the transaction as a sale of assets and recorded a deferred gain on sale in the amount of $966,522. The deferred gain is being amortized against depreciation expense on a straight-line basis over the remaining useful life of the assets sold. The capital lease obligation is included on the December 31, 1999 balance sheet in "Capital lease obligations."

(6)  NOTE PAYABLE

     On December 16, 1999, the Company borrowed $250,000 from TKO Finance Corporation. The loan bears interest at 11.5% and is payable in monthly installments of $8,244 with a final maturity date of January 1, 2003. The loan is secured by a lien on all the assets of the Company.

(7)  COMMITMENTS

     The Company entered into a Guarantee Agreement with M & T Bank on December 8, 1999. Under the Agreement the Company guarantees payment of an $875,000 mortgage loan obligation owed by a non-consolidated affiliate of the Company.

                               ICON CAPITAL CORP.

                              FINANCIAL STATEMENTS

                            MARCH 31, 1999 AND 1998

                  (WITH INDEPENDENT AUDITORS' REPORT THEREON)

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors

ICON Capital Corp.:

     We have audited the accompanying balance sheets of ICON Capital Corp. as of March 31, 1999 and 1998, and the related statements of income, changes in stockholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ICON Capital Corp. as of March 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                          KPMG LLP

June 4, 1999
New York, New York

                               ICON CAPITAL CORP.

                                 BALANCE SHEETS

                                   MARCH 31,

                                                                 1999          1998
                                                              -----------   -----------
                                        ASSETS
Cash........................................................  $   774,338   $   179,403
Receivables from related parties............................    3,613,449     3,580,727
Receivables from related parties--managed partnerships......      475,000       340,990
Prepaid and other assets....................................      269,898       226,855
Deferred charges............................................      792,437       524,270
Fixed assets and leasehold improvements, at cost, less
  accumulated depreciation and amortization of $318,078 and
  $1,865,232................................................    1,937,646       758,680
                                                              -----------   -----------
Total assets................................................  $ 7,862,768   $ 5,610,925
                                                              ===========   ===========

                         LIABILITIES AND STOCKHOLDER'S EQUITY

Accounts payable and accrued expenses.......................  $ 1,971,710   $ 1,819,003
Notes payable and capital lease obligations.................    1,557,081     2,246,386
Deferred income taxes, net..................................      876,245       583,436
Deferred gain on sale of furniture and fixtures.............      853,761            --
                                                              -----------   -----------
    Total liabilities.......................................    5,258,797     4,648,825
                                                              -----------   -----------
Commitments and contingencies
Stockholder's equity:
Common stock: no par value; $10 stated value; authorized
  3,000 shares; issued and outstanding 1,500 shares.........       15,000        15,000
Additional paid-in capital..................................      716,200       716,200
Retained earnings...........................................    2,972,771     1,330,900
                                                              -----------   -----------
                                                                3,703,971     2,062,100
Note receivable from stockholder............................   (1,100,000)   (1,100,000)
                                                              -----------   -----------
                                                                2,603,971       962,100
                                                              -----------   -----------
Total liabilities and stockholder's equity..................  $ 7,862,768   $ 5,610,925
                                                              ===========   ===========

                See accompanying notes to financial statements.

                               ICON CAPITAL CORP.

                              STATEMENTS OF INCOME

                         FOR THE YEARS ENDED MARCH 31,

                                                                 1999          1998
                                                              -----------   -----------
Revenues:
  Fees--managed partnerships................................  $14,057,423   $12,048,906
  Management fees--Securities...............................      758,039       716,444
  Servicing fee.............................................      302,188        19,741
  Interest income and other.................................       40,680        41,284
                                                              -----------   -----------
    Total revenues..........................................   15,158,330    12,826,375
                                                              -----------   -----------
Expenses:
  Selling, general and administrative.......................    8,950,128     9,404,987
  Amortization of deferred charges..........................    1,344,012       844,636
  Management fee--Parent....................................      993,000            --
  General and administrative fee--Parent....................      634,506            --
  Depreciation and amortization.............................      249,729       331,967
  Interest expense..........................................      174,493        80,885
                                                              -----------   -----------
    Total expenses..........................................   12,345,868    10,662,475
                                                              -----------   -----------
  Income before provision for income taxes..................    2,812,462     2,163,900
Provision for income taxes..................................    1,170,591     1,091,379
                                                              -----------   -----------
  Net income................................................  $ 1,641,871   $ 1,072,521
                                                              ===========   ===========

                See accompanying notes to financial statements.

                               ICON CAPITAL CORP.

                 STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY

                  FOR THE YEARS ENDED MARCH 31, 1999 AND 1998

                                    COMMON STOCK                                     NOTE
                               ----------------------   ADDITIONAL                RECEIVABLE       TOTAL
                                 SHARES       STATED     PAID-IN      RETAINED       FROM       STOCKHOLDERS
                               OUTSTANDING    VALUE      CAPITAL      EARNINGS    STOCKHOLDER      EQUITY
                               -----------   --------   ----------   ----------   -----------   ------------
March 31, 1997...............     1,500      $15,000     $716,200    $1,050,282   $(1,100,000)   $  681,482
Net income...................        --           --           --     1,072,521            --     1,072,521
Distributions to Parent......        --           --           --      (791,903)           --      (791,903)
                                  -----      -------     --------    ----------   -----------    ----------
March 31, 1998...............     1,500       15,000      716,200     1,330,900    (1,100,000)      962,100
Net income...................        --           --           --     1,641,871            --     1,641,871
                                  -----      -------     --------    ----------   -----------    ----------
March 31, 1999...............     1,500      $15,000     $716,200    $2,972,771   $(1,100,000)   $2,603,971
                                  =====      =======     ========    ==========   ===========    ==========

                See accompanying notes to financial statements.

                               ICON CAPITAL CORP.

                            STATEMENTS OF CASH FLOWS

                         FOR THE YEARS ENDED MARCH 31,

                                                                 1999          1998
                                                              -----------   -----------
Cash flows from operating activities:
  Net income................................................  $ 1,641,871   $ 1,072,521
                                                              -----------   -----------
  Adjustments to reconcile net income to net cash provided
    by operating activities:
    Depreciation and amortization...........................      249,729       331,967
    Amortization of deferred charges........................    1,344,012       844,636
    Deferred income taxes...................................      292,809       328,260
    Changes in operating assets and liabilities:
      Receivables from managed partnerships, net of deferred
        management fees.....................................     (134,010)      224,060
      Receivables from related parties......................      (32,722)   (3,399,688)
      Prepaid and other assets..............................      (43,043)      (39,168)
      Accounts payable and accrued expenses.................      152,707       593,277
                                                              -----------   -----------
      Total adjustments.....................................    1,829,482    (1,116,656)
                                                              -----------   -----------
  Net cash provided by (used in) operating activities.......    3,471,353       (44,135)
                                                              -----------   -----------
Cash flows from investing activities:
  Purchases of fixed assets and leasehold improvements......     (511,038)     (234,336)
  Increase in deferred charges..............................   (1,612,179)     (989,189)
                                                              -----------   -----------
  Net cash used in investing activities.....................   (2,123,217)   (1,223,525)
                                                              -----------   -----------
Cash flows from financing activities:
  Proceeds from sale of furniture and fixtures..............    1,500,000            --
  Repayment of note payable--line of credit.................   (2,000,000)           --
  Principal payments on capital lease obligations...........     (253,201)      (53,558)
  Proceeds from note payable-line of credit.................           --     2,000,000
  Distributions to Parent...................................           --      (791,903)
                                                              -----------   -----------
  Net cash (used in) provided by financing activities.......     (753,201)    1,154,539
                                                              -----------   -----------
Net increase (decrease) in cash.............................      594,935      (113,121)
Cash, beginning of year.....................................      179,403       292,524
                                                              -----------   -----------
Cash, end of year...........................................  $   774,338   $   179,403
                                                              ===========   ===========

                See accompanying notes to financial statements.

                               ICON CAPITAL CORP.

                         NOTES TO FINANCIAL STATEMENTS

                                 MARCH 31, 1999

(1)  ORGANIZATION

     ICON Capital Corp. (the "Company") was incorporated in 1985. Until
August 20, 1996, the Company was owned by three individuals. On August 20, 1996, ICON Holdings Corp. ("Holdings" or the "Parent") acquired all of the outstanding stock of the Company, as well as all of the outstanding stock of ICON Securities Corp. ("Securities"), an affiliated company. The primary activity of the Company is the development, marketing and management of publicly registered equipment leasing limited partnerships.

     The Company is the general partner and manager of ICON Cash Flow Partners L.P. Series A ("ICON Cash Flow A"), ICON Cash Flow Partners L.P., Series B ("ICON Cash Flow B"), ICON Cash Flow Partners, L.P. Series C ("ICON Cash Flow C"), ICON Cash Flow Partners L.P., Series D ("ICON Cash Flow D"), ICON Cash Flow Partners L.P., Series E ("ICON Cash Flow E"), ICON Cash Flow Partners L.P. Six ("ICON Cash Flow Six"), ICON Cash Flow Partners L.P. Seven ("ICON Cash Flow Seven"), and ICON Income Fund Eight A L.P. ("ICON Eight A") (collectively the "Partnerships"), which are publicly registered equipment leasing limited partnerships. The Partnerships were formed for the purpose of acquiring equipment and leasing such equipment to third parties. The Company's investments in the Partnerships are included in prepaid and other assets.

     The Company earns fees from the Partnerships on the sale of Partnership units. Additionally, the Company also earns acquisition and management fees and shares in Partnership cash distributions.

     The following table identifies pertinent offering information by the
Partnerships:

                                            DATE OPERATIONS           DATE CEASED        GROSS PROCEEDS
                                                 BEGAN              OFFERING UNITS           RAISED
                                         ---------------------   ---------------------   --------------
ICON Cash Flow A.......................  May 6, 1988             February 1, 1989         $  2,504,500
ICON Cash Flow B.......................  September 22, 1989      November 15, 1990          20,000,000
ICON Cash Flow C.......................  January 3, 1991         June 20, 1991              20,000,000
ICON Cash Flow D.......................  September 13, 1991      June 5, 1992               40,000,000
ICON Cash Flow E.......................  June 5, 1992            July 31, 1993              61,041,151
ICON Cash Flow Six.....................  March 31, 1994          November 8, 1995           38,385,712
ICON Cash Flow Seven...................  January 19, 1996        September 16, 1998         99,999,683
ICON Eight A...........................  October 14, 1998                 (1)               33,730,449
                                                                                          ------------
                                                                                          $315,661,495
                                                                                          ============

------------------------

(1)  Gross proceeds raised through June 1, 1999.

     ICON Eight A was formed on July 7, 1997 with an initial capital contribution of $2,000 and began offering its units to suitable investors on October 14, 1998. The offering period for ICON Eight A will end the earlier of October 14, 1999 or when ICON Eight A raises $75,000,000. In the event the offering does not reach $75,000,000 by October 14, 1999, ICON Eight A may extend the offering period for up to one year.

                               ICON CAPITAL CORP.

                                 MARCH 31, 1999

(2)  SIGNIFICANT ACCOUNTING POLICIES

     (a)  BASIS OF ACCOUNTING AND PRESENTATION

     The Company's financial statements have been prepared on the historical cost basis of accounting using the accrual basis. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     (b)  DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

     Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments" requires disclosures about the fair value of financial instruments. The Company's financial instruments (cash, receivables and notes payable) are either payable on demand or have short-term maturities and present relatively low credit and interest rate risk, and as a result, their fair value approximates carrying value at March 31, 1999.

     (c)  REVENUE AND COST RECOGNITION

     INCOME FUND FEES:

     The Company earns fees from the Partnerships for the organization and offering of each Partnership and for the acquisition, management and administration of their investments. Organization and offering fees are earned based on investment units sold and are recognized at each closing. Acquisition fees are earned based on the purchase price paid or the principal amount of each transaction entered into. Management and administrative fees are earned for managing the Partnership's equipment leasing and financing transactions. Management and administrative fees are earned upon payment of rental obligations from lease and financing transactions.

     Effective September 1, 1993, ICON Cash Flow A, ICON Cash Flow B, and ICON Cash Flow C decreased monthly distributions to the limited partners from the cash distribution rates stated in their prospectuses. As a result, all management fees payable to the Company related to these entities were deferred until the limited partners of ICON Cash Flow A, ICON Cash Flow B and ICON Cash Flow C receive their stated cash distribution rate of return on a cumulative basis. Due to the approval of amendments to the ICON Cash Flow B and ICON Cash Flow C Partnership Agreements, effective November 15, 1995 and June 19, 1996, the Company eliminated ICON Cash Flow B and ICON Cash Flow C's obligation to pay $220,000 and $529,125, respectively, of the original management fees deferred. As of December 31, 1997, ICON Cash Flow A investors had received the stated annual rate of return, and as a result the Company reversed $38,081 in deferred management fees and recognized such fees as income. Deferred management fees in the amount of $232,000 remain outstanding as of March 31, 1999 and have not been recognized in income. Of such amounts, $127,000 is due from ICON Cash Flow B and $105,000 is due from ICON Cash Flow C and these amounts are expected to be paid to the Company in fiscal year ended March 31, 2000. When paid, the Company will contribute such amounts back to ICON Cash Flow B and ICON Cash Flow C.

     The Company earns a servicing fee from an affiliate, ICON Receivables 1998-A ("1998-A"). See note 4.

                               ICON CAPITAL CORP.

                                 MARCH 31, 1999

(2)  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
     (d)  DEFERRED CHARGES

     Under the terms of the Partnerships' agreements, the Company is entitled to be reimbursed for the costs of organizing and offering the units of the Partnerships from the gross proceeds raised, subject to certain limitations, based on the number of investment units sold. The unamortized balance of these costs are reflected on the balance sheets as deferred charges and are being amortized over the offering periods.

     (e)  FIXED ASSETS AND LEASEHOLD IMPROVEMENTS

     Fixed assets, which consists primarily of a capital lease, is recorded at cost and is being depreciated over three to five years using the straight-line method. Leasehold improvements are also recorded at cost and are being amortized over the estimated useful lives of the improvements, or the term of the lease, if shorter, using the straight-line method.

     (f)  INCOME TAXES

     The Company accounts for its income taxes following the liability method as provided for in Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes."

     The Company's activity is included in the consolidated Federal and combined state income tax returns of Holdings. The Company provides for income taxes as if it were a stand alone entity.

(3)  STOCKHOLDER'S EQUITY

     As of March 31, 1999, the Company held a demand promissory note for $1,100,000 from Holdings. The note is without interest, except in the case of default, at which time the note would bear interest at the rate of 18%. The note is reflected for financial statement reporting purposes as a reduction of stockholders' equity.

(4)  RELATED PARTY TRANSACTIONS

     The Company earns fees from the Partnerships for the organization and offering of each Partnership and for the acquisition, management and administration of their investments. The balance sheet item "Receivables from managed partnerships" relates to such fees, which have been earned by the Company but not paid by the Partnerships.

    Prior to January 1, 1999 the Company also earned a management fee from Securities for the support and administration of Securities' operations. The remaining related party receivable at March 31, 1998 was due primarily from Holdings. Such receivable related to the reimbursement of amounts paid by the Company on behalf of Holdings.

    Prior to January 1, 1999, all personnel were employed by, and all expenses were paid by, the Company. Effective January 1, 1999, management made the decision to implement certain organizational changes, and corporate resources, including but not limited to personnel, were reallocated between the Company, the Parent, and Securities in an effort to more accurately align revenues and expenses among the functions of the companies. Management also eliminated the management fee paid to the Company by Securities.

    At March 31, 1999, receivables from related parties represented cash advanced to the Parent, net of accrued general and administrative and management fees payable to the Parent.

                               ICON CAPITAL CORP.

                                 MARCH 31, 1999

(4)  RELATED PARTY TRANSACTIONS (CONTINUED)
    1998-A, a non consolidated affiliate of the Parent, was formed for the purpose of acquiring, warehousing and securitizing a portfolio of leases. The Company, as servicer, earns a fee from 1998-A. This fee is earned monthly and is based on the discounted lease balance of 1998-A's outstanding lease pool.

    For the year ended March 31, 1998, the Company paid $791,903 in distributions to Holdings.

    See Note 8 for a discussion of a related party sale leaseback transaction.

(5)  PREPAID AND OTHER ASSETS

    Included in prepaid and other assets are unamortized insurance costs, the Company's investment in the Partnerships and security deposits.

(6)  INCOME TAXES

    The provision for income taxes for the years ended March 31, 1999 and 1998 consisted of the following:

                                                          1999         1998
                                                       ----------   ----------
Current:
  Federal............................................  $  665,620   $  580,228
  State..............................................     212,162      182,891
                                                       ----------   ----------
    Total current....................................     877,782      763,119
                                                       ----------   ----------
Deferred:
  Federal............................................     220,066      100,481
  State..............................................      72,743      227,779
                                                       ----------   ----------
    Total deferred...................................     292,809      328,260
                                                       ----------   ----------
Total................................................  $1,170,591   $1,091,379
                                                       ==========   ==========

    Deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities. The deferred tax liabilities at March 31, 1999 and 1998 were $876,245 and $583,436, respectively. Deferred income taxes at both dates are primarily the result of temporary differences relating to the carrying value of fixed assets, the investments in the Partnerships and deferred charges.

                               ICON CAPITAL CORP.

                                 MARCH 31, 1999

(6)  INCOME TAXES (CONTINUED)
    The following table reconciles income taxes computed at the federal statutory rate to the Company's effective tax rate for the years ended March 31, 1999 and 1998:

                                                               1999                       1998
                                                       ---------------------      ---------------------
                                                          TAX         RATE           TAX         RATE
                                                       ----------   --------      ----------   --------
Federal statutory....................................  $  956,237    34.00%       $  735,726    34.00%
State income taxes, net of Federal tax effect........     188,037     6.69           271,041    12.53
Meals and entertainment exclusion....................      24,293      .86            20,663     0.95
Other................................................       2,024      .07            63,949     2.96
                                                       ----------    -----        ----------    -----
Total................................................  $1,170,591    41.62%       $1,091,379    50.44%
                                                       ==========    =====        ==========    =====

(7)  NOTES PAYABLE

    In December 1997, the Company entered into a discretionary line of credit agreement (the "Facility"). The maximum amount available and outstanding under that Facility was originally $1,300,000. In March 1998, the Facility was increased to $2,000,000, all of which was outstanding at March 31, 1998. The Facility was paid in full on July 31, 1998.

    Notes payable at March 31, 1999 and 1998 were as follows:

                                                                  1999         1998
                                                              ----------   ----------
Various obligations under capital leases, payable in monthly
  installments through August 2003..........................  $1,557,081   $  246,386
Line of credit..............................................          --    2,000,000
                                                              ----------   ----------
Total.......................................................  $1,557,081   $2,246,386
                                                              ==========   ==========

(8)  SALE LEASEBACK

    On July 31, 1998 the Company entered into an agreement to sell a portion of its fixed assets to 1998-A, a non consolidated affiliate of the Parent, for $1,500,000, based upon a third party appraisal. 1998-A simultaneously leased the fixed assets back to the Company. Under the lease, the Company agreed to pay 60 equal monthly installments of $31,255 with the first payment due August 1998. The lease contains an option to purchase the assets at the end of the term for one dollar ($1.00). The Company treated the transaction as a sale of assets and recorded a deferred gain on sale in the amount of $966,522. The deferred gain is being amortized against depreciation expense on a straight line basis over the remaining useful life of the assets sold. The capital lease obligation is included on the March 31, 1999 balance sheet in "Notes payable and capital lease obligations." See note 7.

(9)  COMMITMENTS AND CONTINGENCIES

    The Company had operating leases for office space through the year 2004. The leases were transferred to the Parent effective January 1, 1999. See note 4. Rent expense for the nine months ended December 31, 1998 and the year ended March 31, 1998 totaled to $426,644 and $497,223, net of sublease income of $141,498 and $155,749, respectively. Although all rental obligations were transferred to the

                               ICON CAPITAL CORP.

                                 MARCH 31, 1999

(9)  COMMITMENTS AND CONTINGENCIES (CONTINUED)
Parent, a portion of the leases remain in the Company's name. The future minimum rental commitments under non-cancelable operating leases currently in the Company's name are due as follows:

FISCAL YEAR ENDING MARCH 31,                                    AMOUNT
----------------------------                                  ----------
2000........................................................  $  605,205
2001........................................................     526,136
2002........................................................     535,764
2003........................................................     550,789
2004........................................................     571,824
Thereafter..................................................     333,564
                                                              ----------
Total.......................................................  $3,123,282
                                                              ==========

(10)  SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

    During the year ended March 31, 1999, the Company recorded capital lease assets and a capital lease obligation of $1,563,897 of which $1,500,000 was leased from an affiliate. See note 8.

    During the year ended March 31, 1999 and 1998, the Company paid $174,493 and $80,885 in interest on recourse debt, respectively.

                                   EXHIBIT A
                              AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                         ICON INCOME FUND EIGHT B L.P.

                               TABLE OF CONTENTS

                                                                              PAGE
                                                                              ----
 Section 1.     ESTABLISHMENT OF PARTNERSHIP................................   A-1

 Section 2.     NAME, PRINCIPAL OFFICE, NAME AND ADDRESS OF REGISTERED AGENT
                FOR SERVICE OF PROCESS......................................   A-1
     2.1        Legal Name and Address......................................   A-1
     2.2        Address of Partners.........................................   A-1

 Section 3.     PURPOSES AND POWERS.........................................   A-2
     3.1        Purposes....................................................   A-2
     3.2        Investments in Equipment....................................   A-2
     3.3        Powers......................................................   A-2

 Section 4.     TERM........................................................   A-2

 Section 5.     PARTNERS AND CAPITAL........................................   A-3
     5.1        General Partner.............................................   A-3
     5.2        Original Limited Partner....................................   A-3
     5.3        Limited Partners............................................   A-3
     5.4        Partnership Capital.........................................   A-4
     5.5        Capital Accounts............................................   A-5
     5.6        Additional Capital Contributions............................   A-6
     5.7        Loans by Partners...........................................   A-6
     5.8        No Right to Return of Capital...............................   A-6

 Section 6.     GENERAL PARTNER.............................................   A-6
     6.1        Extent of Powers and Duties.................................   A-6
     6.2        Limitations on the Exercise of Powers of General Partner....   A-9
     6.3        Limitation on Liability of General Partner and its
                Affiliates; Indemnification.................................  A-12
     6.4        Compensation of General Partner and its Affiliates..........  A-12
     6.5        Other Interests of the General Partner and its Affiliates...  A-15

 Section 7.     POWERS AND LIABILITIES OF LIMITED PARTNERS..................  A-16
     7.1        Absence of Control Over Partnership Business................  A-16
     7.2        Limited Liability...........................................  A-16

 Section 8.     DISTRIBUTIONS AND ALLOCATIONS...............................  A-17
     8.1        Distribution of Cash........................................  A-17
     8.2        Allocations of Profits and Losses...........................  A-18
     8.3        Distributions and Allocations Among the Limited Partners....  A-20
     8.4        Tax Allocations: Code Section 704(c); Revaluations..........  A-21
     8.5        Compliance with NASAA Guidelines Regarding Front-End Fees...  A-21
     8.6        Return of Uninvested Capital Contribution...................  A-21
     8.7        Partner's Return of Investment in the Partnership...........  A-22
     8.8        No Distributions in Kind....................................  A-22
     8.9        Partnership Entitled to Withhold............................  A-22

 Section 9.     WITHDRAWAL OF GENERAL PARTNER...............................  A-23
     9.1        Voluntary Withdrawal........................................  A-23
     9.2        Involuntary Withdrawal......................................  A-23
     9.3        Consequences of Withdrawal..................................  A-23
     9.4        Liability of Withdrawn General Partner......................  A-24
     9.5        Continuation of Partnership Business........................  A-24

                                                                              PAGE
                                                                              ----
 Section 10.    TRANSFER OF UNITS...........................................  A-24
     10.1       Withdrawal of a Limited Partner.............................  A-24
     10.2       Assignment..................................................  A-25
     10.3       Substitution................................................  A-26
     10.4       Status of an Assigning Limited Partner......................  A-27
     10.5       Limited Right of Presentment for Redemption of Units........  A-27

 Section 11.    DISSOLUTION AND WINDING-UP..................................  A-28
     11.1       Events Causing Dissolution..................................  A-28
     11.2       Winding Up of the Partnership; Capital Contribution by the
                General Partner Upon Dissolution............................  A-28
     11.3       Application of Liquidation Proceeds Upon Dissolution........  A-29
     11.4       No Recourse Against Other Partners..........................  A-29

 Section 12.    FISCAL MATTERS..............................................  A-30
     12.1       Title to Property and Bank Accounts.........................  A-30
     12.2       Maintenance of and Access to Basic Partnership Documents....  A-30
     12.3       Financial Books and Accounting..............................  A-31
     12.4       Fiscal Year.................................................  A-31
     12.5       Reports.....................................................  A-31
     12.6       Tax Returns and Tax Information.............................  A-33
     12.7       Accounting Decisions........................................  A-33
     12.8       Federal Tax Elections.......................................  A-34
     12.9       Tax Matters Partner.........................................  A-34
    12.10       Reports to State Authorities................................  A-35

 Section 13.    MEETINGS AND VOTING RIGHTS OF THE LIMITED PARTNERS..........  A-35
     13.1       Meetings of the Limited Partners............................  A-35
     13.2       Voting Rights of the Limited Partners.......................  A-36
     13.3       Limitations on Action by the Limited Partners...............  A-37

 Section 14.    AMENDMENTS..................................................  A-37
     14.1       Amendments by the General Partner...........................  A-37
     14.2       Amendments with the Consent of the Majority Interest........  A-38

 Section 15.    POWER OF ATTORNEY...........................................  A-38
     15.1       Appointment of Attorney-in-Fact.............................  A-38
     15.2       Amendments to Agreement and Certificate of Limited
                Partnership.................................................  A-39
     15.3       Power Coupled With an Interest..............................  A-39

 Section 16.    GENERAL PROVISIONS..........................................  A-40
     16.1       Notices, Approvals and Consents.............................  A-40
     16.2       Further Assurances..........................................  A-40
     16.3       Captions....................................................  A-40
     16.4       Binding Effect..............................................  A-40
     16.5       Severability................................................  A-40
     16.6       Integration.................................................  A-40
     16.7       Applicable Law..............................................  A-41
     16.8       Counterparts................................................  A-41
     16.9       Creditors...................................................  A-41
    16.10       Interpretation..............................................  A-41
    16.11       Successors and Assigns......................................  A-41
    16.12       Waiver of Action for Partition..............................  A-41

 Section 17.    DEFINITIONS.................................................  A-41

                              AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                         ICON INCOME FUND EIGHT B L.P.

    This Amended and Restated Agreement of Limited Partnership of ICON Income Fund Eight B L.P., is executed as of February 9, 2000 by its general partner, ICON Capital Corp., a Connecticut corporation, pursuant to Section 14 of the Partnership Agreement.

                                  WITNESSETH:

    WHEREAS, ICON Income Fund Eight B L.P., a Delaware Limited Partnership (the "Partnership") was formed as a Delaware limited partnership pursuant to a Certificate of Limited Partnership, dated as of February 7, 2000 and filed on February 7, 2000 under and pursuant to the Delaware Revised Uniform Limited Partnership Act.

    WHEREAS, the General Partner now wishes to correct and supplement the Partnership Agreement pursuant to Section 14; and

    NOW, THEREFORE, the Partnership Agreement is amended and restated to read in full as follows:

SECTION 1. ESTABLISHMENT OF PARTNERSHIP.

    The parties hereto hereby enter into this Agreement and do hereby set forth the terms of the Partnership established under and pursuant to the provisions of the Delaware Act, which terms shall govern the rights and liabilities of the Partners, except as otherwise herein expressly stated.

SECTION 2. NAME, PRINCIPAL OFFICE, NAME AND ADDRESS OF.

    2.1 LEGAL NAME AND ADDRESS.

    The Partnership shall be conducted under the name "ICON Income Fund
Eight B L.P." The principal office and place of business of the Partnership shall be 111 Church Street, White Plains, New York 10601 or at such other address as the General Partner may from time to time determine and specify by written notice to the Limited Partners. The Partnership may also maintain such other offices and places of business as the General Partner may deem advisable at any other place or places within the United States and, in connection therewith, the General Partner shall qualify and remain qualified, and shall use its best efforts to qualify and keep the Partnership qualified, to do business under the laws of all such jurisdictions as may be necessary to permit the Partnership legally to conduct its business in such jurisdictions. The registered office of the Partnership in the State of Delaware shall be at 1013 Centre Road, Wilmington, Delaware, 19805. The name of its registered agent at such address shall be The Corporation Service Company. The General Partner may change the registered office and the registered agent of the Partnership, with prior written notice to the Limited Partners.

    2.2 ADDRESS OF PARTNERS.

    The principal place of business of the General Partner and the places of residence of the Limited Partners shall be those addresses set forth opposite their respective names in Schedule A to this Agreement (as such may be supplemented or amended from time to time). Any Partner may change his, her or its respective place of business or residence, as the case may be, by giving Notice of such change to the Partnership (and, in the case of the General Partner, by also giving Notice thereof to all of the Limited Partners), which Notice shall become effective upon receipt.

SECTION 3. PURPOSES AND POWERS.

    3.1 PURPOSES.

    The Partnership has been organized for the purposes of: (a) acquiring, investing in, purchasing, owning, acquiring options to purchase, holding, leasing, re-leasing, financing, refinancing, borrowing, managing, maintaining, operating, improving, upgrading, modifying, exchanging, assigning, encumbering, creating security interests in, pledging, selling, transferring or otherwise disposing of, and in all respects otherwise dealing in or with, equipment of all kinds and purchasing equity interests in equipment-owning entities; (b) lending and providing financing to other Persons for their acquisition of items of equipment and other tangible and intangible personal property of all kinds, pursuant to financing arrangements or transactions secured by various items of equipment (or interests therein and leases thereof) or acquiring, investing in, or purchasing such loans or financing arrangements or transactions; and (c) establishing, acquiring, conducting and carrying on any business suitable, necessary, useful or convenient in connection therewith, in order to generate monthly cash distributions to the Limited Partners during the term of the Partnership.

    3.2 INVESTMENTS IN EQUIPMENT.

    The equipment acquired by the Partnership shall be selected from among new or used: (a) aircraft, rail and over-the-road transportation equipment and marine vessels; (b) machine tools, manufacturing equipment and materials handling equipment; (c) telecommunications, technology, computer and related equipment; and (d) miscellaneous equipment of any other type which the General Partner believes may be an attractive investment. The General Partner expects most equipment the Partnership acquires to be subject to an existing Lease.

    3.3 POWERS.

    In furtherance of the above purposes, the Partnership shall have the power, directly or indirectly:

    (a) to acquire, invest in, purchase and/or make future commitments to purchase, own, acquire options to purchase, hold, lease, re-lease, finance, refinance, borrow, manage, maintain, operate, improve, upgrade, modify, exchange, assign, encumber, create security interests in, pledge, sell, transfer or otherwise dispose of, and in all respects otherwise deal in or with, Equipment, Leases and Financing Transactions;

    (b) to enter into Joint Ventures, partnerships and other business, financing and legal and beneficial ownership arrangements with respect to Equipment, Leases and Financing Transactions; and

    (c) to purchase and hold trust certificates, debt securities and equity securities issued by any Person;

    (d) to lend and borrow money, to issue and accept evidences of indebtedness in respect thereof, and to secure the same by mortgages or pledges or grants of liens on, or other security interests in, Investments of the Partnership and accept such kinds and amounts of security for loans and leases it makes to others as the General Partner in its sole and absolute discretion shall deem appropriate; and

    (e) to do all things, carry on any activities and enter into, perform, modify, supplement or terminate any contracts necessary to, connected with, or incidental to, or in furtherance of, the purposes of the Partnership consistent with the terms of this Agreement.

SECTION 4. TERM.

    The term of the Partnership commenced upon the filing of the Certificate of Limited Partnership with the Secretary of State of the State of Delaware on February 9, 2000 and shall terminate at midnight on December 31, 2017, unless sooner dissolved or terminated as provided in Section 11 of this Agreement.

SECTION 5. PARTNERS AND CAPITAL.

    5.1 GENERAL PARTNER.

    The General Partner has contributed $1,000, in cash, as its Capital Contribution to the Partnership.

    The General Partner shall use its best efforts to maintain, at all times from and after the date of this Agreement through and including the Termination Date, a Net Worth that is at least sufficient for the Partnership to qualify, in the opinion of Tax Counsel, as a partnership for federal income tax purposes and to satisfy the net worth requirements for a "sponsor" under the NASAA Guidelines.

    5.2 ORIGINAL LIMITED PARTNER.

    The Original Limited Partner has made a capital contribution of $1,000 to the Partnership.

    By his execution hereof, the Original Limited Partner hereby agrees to withdraw as Original Limited Partner, and the parties hereto agree to return to him his capital contribution of $1,000 and to retire his original ten
(10) Units upon the Initial Closing Date and admission of additional Limited Partners.

    5.3 LIMITED PARTNERS.

    (a) From and after the Initial Closing Date, there shall be one class of limited partners, whose interests in the Partnership shall consist of up to 750,000 Units.

    (b) Any Person desiring to become a Limited Partner shall execute and deliver to the General Partner a Subscription Agreement substantially in the form filed as an exhibit to the Prospectus, and such other documents as the General Partner shall request, which other documents shall be in form and substance satisfactory to the General Partner, pursuant to which, among other things, such Person shall, subject to acceptance of his or her subscription by the General Partner, agree to be bound by all terms and provisions of this Agreement.

    (c) Each Limited Partner (other than Affiliated Limited Partners) shall make a Capital Contribution, in cash, in an amount equal to the Gross Unit Price to the capital of the Partnership for each Unit or fraction thereof purchased. Each Affiliated Limited Partner shall make a Capital Contribution, in cash, in an amount equal to the Net Unit Price for each Unit or fraction thereof purchased.

    (d) Limited Partners must purchase a minimum of twenty-five (25) Units, but IRAs or Qualified Plans (including Keogh Plans) may purchase a minimum of ten
(10) Units. Above such minimum purchase requirements, Limited Partners may subscribe for additional Units or fractions thereof equal to 1/10,000th of a Unit or any multiple thereof (unless prohibited by applicable law) at the Net Unit Price or Gross Unit Price, whichever shall be applicable.

    (e) The General Partner and any Affiliate of the General Partner shall have the right to subscribe for Units for its own account for investment purposes only; PROVIDED that the aggregate number of Units purchased by the General Partner and such Affiliates collectively shall not exceed ten percent (10%) of all Units subscribed for by non-Affiliated Persons.

    (f) No subscribers shall be admitted to the Partnership unless and until the Minimum Offering shall be achieved. Upon the determination by the General Partner that the Minimum Offering has been achieved, the General Partner shall set the Initial Closing Date. Following the Initial Closing Date, daily Closings may be held. As promptly as is practicable following the admission of each subscriber as Limited Partner, the General Partner shall send notice to such Limited Partner in confirmation thereof.

    (g) Subscriptions for Units shall promptly be accepted or rejected by the General Partner after their receipt by the Partnership (but in any event not later than 30 days thereafter) and a confirmation of receipt thereof sent by the General Partner. The General Partner retains the unconditional right to refuse to admit any subscriber as a limited partner. Each subscriber has the right to cancel his or her subscription during a period of five business days after the date of receipt of a final prospectus.

    (h) Each Subscriber who is admitted to the Partnership as a Limited Partner shall, for all purposes of this Agreement, become and be treated as a Limited Partner, as of the first day immediately following the Closing Date as of which such Subscriber is admitted to the Partnership or the Final Closing Date next following the acceptance of their subscriptions by the General Partner and the receipt by the General Partner of all Subscription Monies payable in connection therewith.

    (i) The name and address of each Limited Partner and the amount of the Capital Contribution made by such Limited Partner are set forth on Schedule A hereto, as such may be supplemented or amended from time to time. Promptly following each Closing Date (and, in any event, within 5 business days thereafter), the General Partner shall amend Schedule A to this Agreement to reflect the name, address and Capital Contribution of each Limited Partner admitted to the Partnership as a result of such Closing; PROVIDED that any failure so to amend such Schedule A following any Closing Date shall not in any way affect the admission of any Limited Partner to the Partnership for all purposes of this Agreement if such Limited Partner was duly and properly admitted to the Partnership as a result of such Closing.

    (j) From the date hereof to, but not including, the Initial Closing Date, all Subscription Monies shall be deposited in the Escrow Account. From and after the Initial Closing Date, all Subscription Monies shall be held by the Partnership in a Qualified Subscription Account until the release thereof on the applicable Closing Date. Both the Escrow Account and any Qualified Subscription Account shall be established by the General Partner for the sole purpose of holding and investing Subscription Monies pending admission of subscribers to the Partnership as Limited Partners.

    (k) On the Initial Closing Date or any subsequent Closing Date, whichever may be applicable, all Subscription Monies then held in the Escrow Account or any Qualified Subscription Account, as the case may be, with respect to Units purchased by any Limited Partner admitted to the Partnership as a result of such Closing, together with any interest earned thereon, shall be released to the Partnership. Any interest earned on such Subscription Monies prior to such release shall be paid to such Limited Partner promptly after such Closing Date. If the number of Units subscribed for are insufficient to constitute the Minimum Offering, all Subscription Monies deposited by any subscriber shall be returned, together with any interest earned thereon and without deduction for any Front-End Fees, to such subscriber. Furthermore, any Subscription Monies deposited by any subscriber who is not accepted by the General Partner to become a Limited Partner shall be promptly returned, together with any interest earned thereon and without deduction for any Front-End Fees, to such subscriber. In no event shall any Subscription Monies be held in the Escrow Account or a Qualified Subscription Account for more than one year beyond the Effective Date before either being released to the Partnership upon a Closing or returned to the subscriber.

    5.4 PARTNERSHIP CAPITAL.

    (a) No Partner shall be paid interest on any Capital Contribution (except any interest earned on Subscription Monies as provided in Section 5.3(k)).

    (b) Except as provided in Section 10.5 and except that the 10 Units purchased by the Original Limited Partner shall be redeemed at par on the Initial Closing Date as provided in Section 5.2, the Partnership shall not redeem or repurchase any Unit. No Partner shall have the right to withdraw or receive any return of such Partner's Capital Contribution, except as specifically provided in this Agreement, and no Capital Contribution may be returned to any Partner in the form of property other than cash.

    (c) Except as otherwise specifically provided herein, no Limited Partner shall have priority over any other Limited Partner as to: (i) the return of such Limited Partner's Capital Contribution or Capital Account; (ii) such Limited Partner's share of Profits and Losses; or (iii) such Limited Partner's share of distributions of Cash From Operations and Cash From Sales.

    (d) Neither the General Partner nor any of its Affiliates shall have any personal liability for the repayment of the Capital Contribution of any Limited Partner except to the extent as may be set forth in this Agreement.

    5.5 CAPITAL ACCOUNTS.

    (a) A separate Capital Account shall be established and maintained for the General Partner and for each Limited Partner.

    (b) The Capital Account of the General Partner initially shall be $1,000.

    (c) The Capital Account of each Limited Partner initially shall be the amount of such Limited Partner's Capital Contribution.

    (d) The Capital Account of each Partner shall be increased by: (i) the amount of any additional money contributed by such Partner to the Partnership;
(ii) the fair market value of any property contributed by such Partner to the Partnership (net of liabilities secured by such contributed property that the Partnership is considered to assume or take subject to under Code Section 752); and (iii) allocations to such Partner of Profits (or items thereof), and items of income and gain specially allocated pursuant to Section 8.2(f) hereof. The Capital Account of each Partner shall be decreased by: (i) the amount of money distributed to or on behalf of such Partner by the Partnership; (ii) the fair market value of any property distributed to or on behalf of such Partner by the Partnership (net of liabilities secured by such distributed property that such Partner is considered to assume or take subject to under Code Section 752); and
(iii) allocations to such Partner of Losses (or items thereof), and items of loss and deduction specially allocated pursuant to Section 8.2(f) hereof.

    (e) For purposes of this Agreement, a Partner who has more than one Unit in the Partnership shall have a single Capital Account that reflects all such Units, regardless of the time or manner in which such Units were acquired.

    (f) If a Unit is sold or otherwise transferred, the Capital Account of the transferor with respect to such Unit shall carry over to the transferee in accordance with Treas. Reg. Section 1.704-1(b)(2)(iv)(l). However, if the transfer causes a termination of the Partnership under Code Section 708(b)(1)(B), the Capital Account that carries over to the transferee will be adjusted to the extent the constructive contribution and liquidation rules under Treas. Reg. Section 1.708-1 apply.

    (g) For any taxable year in which the Partnership has a Code Section 754 election in effect, the Capital Accounts shall be maintained in accordance with Treas. Reg. Section 1.704-1(b)(2)(iv)(m).

    (h) Upon the occurrence of the events specified in Treas. Reg.
Section 1.704-1(b)(2)(iv)(f), the Partners' Capital Accounts shall be adjusted and thereafter maintained to reflect the revaluation of Partnership assets on the books of the Partnership in accordance with such Treasury Regulation and Treas. Reg. Sections 1.704-1(b)(2)(iv)(f) through (h).

    (i) Notwithstanding anything herein to the contrary, the Partners' Capital Accounts shall at all times be maintained in the manner required by Treas. Reg.
Section 1.704-1(b)(2)(iv), and any questions or ambiguities arising hereunder shall be resolved by reference to such Treasury Regulations. Further, such Treasury Regulations shall govern the maintenance of the Capital Accounts to the extent this Agreement is silent as to the treatment of a particular item. In the event Treas. Reg. Section 1.704-1(b)(2)(iv) shall fail to provide guidance as to how adjustments to the Capital Accounts should be made to reflect particular adjustments to Partnership capital on the books of the Partnership, such Capital Account adjustments shall be made in a manner that is consistent with the underlying economic arrangement of the Partners and is based, wherever practicable, on federal tax accounting principles.

    5.6 ADDITIONAL CAPITAL CONTRIBUTIONS.

    (a) The General Partner shall not be required to make any Capital Contributions in addition to its initial $1,000 Capital Contribution except pursuant to and in accordance with Section 11.2(a)(iii) of this Agreement.

    (b) No Limited Partner shall be required to make any Capital Contribution in addition to the initial price paid for such Limited Partner's Units pursuant to the Offering.

    5.7 LOANS BY PARTNERS.

    Except as provided in Section 11.2(a)(iii), no loan by any Partner or any Affiliate of any Partner to the Partnership (including, without limitation, any Partnership Loan) shall constitute a Capital Contribution to the Partnership or increase the Capital Account balance of any Partner, but shall be treated, for all purposes, as indebtedness of the Partnership payable or collectible only out of the assets of the Partnership in accordance with the terms and conditions upon which such loan was made.

    5.8 NO RIGHT TO RETURN OF CAPITAL.

    No Partner shall be entitled to demand or receive any distribution of or with respect to such Partner's Capital Contribution or Capital Account, except as specifically provided under this Agreement.

SECTION 6. GENERAL PARTNER.

    6.1 EXTENT OF POWERS AND DUTIES.

    (a)  GENERAL.

    Except as expressly limited by the provisions of this Agreement, the General Partner shall have complete and exclusive discretion in the management and control of the affairs and business of the Partnership and shall be authorized to employ all powers necessary, convenient or appropriate to carry out the purposes, conduct the business and exercise the powers of the Partnership. Without limiting the generality of the foregoing, the General Partner shall provide such personnel and services as the General Partner, in its sole and absolute discretion, may deem necessary or appropriate to conduct the business activities of the Partnership and the day-to-day management of its assets, and shall possess and enjoy with respect to the Partnership all of the rights and powers of a partner of a partnership without limited partners to the extent permitted by Delaware law. The General Partner may employ on behalf of the Partnership, to the extent that it, in its sole judgment shall deem advisable, managerial, sales, maintenance, administrative or secretarial personnel, agents, consultants, professional advisors, appraisers, attorneys, accountants, brokers and other Persons for the maintenance of any of the Partnership's property, and/or the operation of the business of the Partnership. The General Partner may employ the services of its Affiliates to assist the General Partner in its managerial duties, and may compensate all such Persons from the assets of the Partnership at rates which it, in its sole judgment, deems fair and reasonable; PROVIDED that: (i) the compensation, price or fee payable to any of its Affiliates shall not exceed an amount which is comparable and competitive with the compensation, price or fee which would be charged by non-Affiliates of the General Partner to render comparable services which could reasonably be made available to the Partnership upon comparable terms; (ii) all services for which the General Partner's Affiliates are to receive compensation from the Partnership (other than as provided in Section 6.4 hereof) shall be embodied in a written contract which (A) precisely describes the services to be rendered and all compensation to be paid therefor and (B) is terminable by either party without penalty on 60 days notice; (iii) the compensation, price and fees and other terms of any such contract shall be fully disclosed in the prospectus as the Effective Date; (iv) the General Partner's Affiliates must, at the time such services are to be rendered, be engaged in the business of providing such services to non-Affiliates and derive at least 75% of their gross revenues for such services therefrom; and (v) any such contract may only be amended in a manner which is either more favorable to the General Partner's Affiliates or less favorable to the Partnership by the vote or consent of a Majority Interest.

    (b)  POWERS AND DUTIES.

        (i) GENERAL DUTIES. The General Partner shall diligently and faithfully exercise its discretion to the best of its ability and use its best efforts to carry out the purposes and conduct the business of the Partnership in accordance with this Agreement and in the best interests of the Partnership. The General Partner shall have responsibility as a fiduciary for the safekeeping and use of all funds and assets of the Partnership, whether or not in its immediate possession or control, and shall not employ, or permit any other Person to employ, such funds or assets in any manner other than as permitted by this Agreement. Notwithstanding anything to the contrary herein stated or implied, the Limited Partners may not contract away the fiduciary duty owed to such Limited Partners by the General Partner. The General Partner shall devote that amount of its time deemed necessary in its absolute discretion to carry out its duties to the Partnership.

        (ii) GENERAL POWERS. The General Partner shall have, subject to the provisions of this Agreement, full power and authority, as herein provided or as provided in the Delaware Act, on behalf of the Partnership, in order to carry out and accomplish its purposes and functions include, without limitation, the power: (A) to acquire, invest in, purchase, own, hold, lease, re-lease, finance, refinance, borrow, manage, maintain, operate, improve, upgrade, modify, exchange, assign, encumber, create security interests in, pledge, sell, transfer or otherwise dispose of, and in all respects otherwise deal in or with, Equipment, Leases and Financing Transactions and to contract with others to do the same on behalf of the Partnership; (B) to select and supervise the activities of any equipment management agents for the Partnership; (C) to assure the proper application of revenues of the Partnership; (D) to maintain proper books of account for the Partnership and to prepare reports of operations and tax returns required to be furnished to the Partners pursuant to this Agreement or taxing bodies or other governmental agencies in accordance with applicable laws and regulations; (E) to employ the Dealer-Manager to select Selling Dealers to offer and sell Units; (F) to expend Partnership capital; (G) to purchase, lease, sell, exchange, improve, divide, combine and otherwise in all respects transact business with respect to interests in real and personal property of any and all kinds whatsoever, both tangible and intangible, including, without limitation, equipment, contract rights, lease rights, debt instruments and equity interests in corporations, partnerships (both limited and general), joint ventures and other entities (including, but not limited to, common and preferred stock, debentures, bonds and other securities of every kind and nature), and, in connection therewith, to execute, deliver, amend, modify and cancel documents and instruments relating to real and personal property of whatever kind and description, including, but not limited to, mortgages, leases and other documents of title or conveyance, assumption agreements pertaining to such agreements, powers of attorney and other contracts, instruments and agreements of all kinds and to employ engineers, contractors, attorneys, accountants, brokers, appraisers, and such other consultants, advisors, artisans and workmen as may be necessary or advisable, in the sole and absolute discretion of the General Partner, for all such purposes; (H) to invest any and all funds held by the Partnership; (I) to designate depositories of the Partnership's funds, and the terms and conditions of such deposits and drawings thereon;
    (J) to borrow money or otherwise to procure extensions of credit for the Partnership and, in connection therewith, to execute, seal, acknowledge and deliver agreements, promissory notes, guarantees and other written documents constituting obligations or evidences of indebtedness and to pledge, hypothecate, mortgage, assign, transfer or convey mortgages or security interests in the Equipment and other assets of the Partnership as security therefor; (K) to hold all or any portion of the Investments and other assets of the Partnership in the name of one or more trustees, nominees, or other entities or agents of or for the Partnership; (L) to establish Reserves in accordance with clause (vii) of this Section 6.1(b); (M) to assure the doing of all other things necessary, convenient or advisable in connection with the supervision of the affairs, business and assets of the Partnership; and
    (N) to take
    all such actions and execute all such documents and other instruments as the General Partner may deem necessary, convenient or advisable to accomplish or further the purposes of the Partnership or to protect and preserve Partnership assets to the same extent as if the General Partner were itself the owner thereof.

        (iii) AUTHORITY TO ADMIT LIMITED PARTNERS. The General Partner shall have the authority to do all things necessary or advisable, in the sole and absolute discretion of the General Partner, to effect the admission of the Limited Partners, including, but not limited to, registering the Units under the Securities Act and effecting the qualification of, or obtaining exemptions from the qualification of, the Units for sale with state securities regulatory authorities.

        (iv) AUTHORITY TO ENTER INTO DEALER-MANAGER AGREEMENT. The General Partner shall have the authority to enter into, on behalf of the Partnership, the Dealer-Manager Agreement, substantially in the form filed as an exhibit to the Registration Statement, with the Dealer-Manager.

        (v) AUTHORITY TO ENTER INTO SELLING DEALER AGREEMENTS. The General Partner shall have the authority to enter into, on behalf of the Partnership, or to authorize the Dealer-Manager so to enter into, separate Selling Dealer Agreements with NASD member broker dealers selected by the General Partner or the Dealer-Manager.

        (vi) AUTHORITY TO ENTER INTO ESCROW AGREEMENT. The General Partner shall have the authority to enter into, on behalf of the Partnership, the Escrow Agreement, pursuant to which, among other things, the Escrow Agent shall agree to act as the Escrow Agent with respect to all Subscription Monies received prior to the Initial Closing Date and the Escrow Agent shall be entitled to receive for its services in such capacity such compensation as the General Partner may deem reasonable under the circumstances, which compensation shall be deemed to be and shall constitute an Organization and Offering Expense payable by the General Partner.

        (vii) AUTHORITY TO CREATE RESERVES. The General Partner shall have the authority to establish for the Partnership, and shall use its best efforts to maintain, and in such amounts as it deems necessary, Reserves (except to the extent limited elsewhere in this Agreement).

        (viii) AUTHORITY TO CONTRACT FOR INSURANCE. The General Partner shall have the authority to cause the Partnership to purchase and maintain such insurance policies as the General Partner, in its sole discretion (except to the extent limited elsewhere in this Agreement) deems reasonably necessary to protect the interests of the Partnership. The General Partner shall have the authority, on behalf of the Partnership, to purchase and pay the premiums for such types of insurance, including, without limitation, extended coverage liability and casualty and workers' compensation, and the General Partner and any Affiliate of the General Partner and their respective employees and agents may be named as additional insured parties thereunder, provided the cost of premiums payable by the Partnership is not increased thereby.

        (ix) AUTHORITY TO ENTER INTO CERTAIN TRANSACTIONS IN ITS OWN NAME. The General Partner shall have the authority to purchase or otherwise make Investments in its own name, an Affiliate's name, the name of a nominee or nominees, or a trust or trustees or otherwise temporarily (generally not more than six months) hold title thereto for the purpose of facilitating the Investment by the Partnership; provided, however, the Partnership will not acquire Equipment from any Program except as expressly provided in this Agreement.

        (x) AUTHORITY TO ENTER INTO JOINT VENTURES. The General Partner shall have the authority to cause the Partnership to enter into Joint Ventures, subject to the limitations of Section 6.2(f), for the purpose of acquiring Investments, borrowing funds, managing or disposing of Investments, or for such other activities which the General Partner deems necessary or appropriate.

        (xi) AUTHORITY TO REINVEST. During the Reinvestment Period, the General Partner may reinvest all or a substantial portion of the Partnership's Cash From Operations and Cash From Sales in additional investments in furtherance of, and consistent with, the Partnership's purposes and investment objectives set forth in Sections 3.1 and 3.2.

    (c)  DELEGATION OF POWERS.

    Except as otherwise provided under this Agreement or by law, the General Partner may, in its sole and absolute discretion, delegate all or any of its duties under this Agreement to, and may elect, employ, contract or deal with, any Person (including, without limitation, any of its Affiliates).

    (d)  RELIANCE BY THIRD PARTIES.

    No Person dealing with the Partnership or its assets, whether as assignee, lessee, purchaser, mortgagee, grantee or otherwise, shall be required to investigate the authority of the General Partner in selling, assigning, leasing, mortgaging, conveying or otherwise dealing with any Investments or other assets or any part thereof, nor shall any such assignee, lessee, purchaser, mortgagee, grantee or other Person entering into a contract with the Partnership be required to inquire as to whether the approval of the Partners for any such assignment, lease, sale, mortgage, transfer or other transaction has been first obtained. Any such Person shall be conclusively protected in relying upon a certificate of authority or of any other material fact signed by the General Partner, or in accepting any instrument signed by the General Partner in the name and behalf of the Partnership or the General Partner.

    6.2 LIMITATIONS ON THE EXERCISE OF POWERS OF GENERAL PARTNER.

    The General Partner shall have no power to take any action prohibited by this Agreement or by the Delaware Act. Furthermore, the General Partner shall be subject to the following in the administration of the Partnership's business and affairs:

    (a)  LIMITATIONS ON INDEBTEDNESS.

    From and after the date when all Capital Contributions have been invested or committed to investment in Investments and Reserves, used to pay permitted Front-End Fees or returned to the Limited Partners (as provided in Section 8.6, below), the Partnership's Leverage Rate shall not exceed 80%. Notwithstanding the foregoing, in the event the sum of all Capital Contributions exceed $25,000,000, the Leverage Rate set forth above shall be reduced by 0.0000003% for each dollar by which all Capital Contributions exceeds $25,000,000, down to a minimum Leverage Rate of 67% if the Maximum Offering is attained. Following the Offering Period and to the extent the limitations in the immediately preceding sentence require a Leverage Rate of less than 75%, the Partnerships' permitted Leverage Rate may rise to 75% at the time reinvestment proceeds are reinvested by the Partnership.

    (b)  INVESTMENT COMPANY STATUS.

    The General Partner shall not exercise its powers in a manner which causes the Partnership to be deemed an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

    (c) SALES AND LEASES OF EQUIPMENT FROM OR TO THE GENERAL PARTNER AND ITS AFFILIATES.

    The Partnership shall neither purchase nor lease Investments from, nor sell or lease Investments to, the General Partner or any of its Affiliates, except as provided in this Section. Notwithstanding the first sentence of this Section (c), the Partnership may purchase Affiliated Investments if:

        (i) the General Partner determines that making the Affiliated Investment is in the best interests of the Partnership;

        (ii) such Affiliated Investment is acquired by the Partnership at a price which does not exceed the sum of (A) the net cost to the General Partner or such Affiliate of acquiring and holding the Investment (adjusted for any income received and expenses paid or incurred while holding same) plus (B) any compensation to which the General Partner and any Affiliate is otherwise entitled to receive pursuant to this Agreement;

       (iii) there is no difference in the interest terms of the Indebtedness secured by the Investment at the time it is acquired by the General Partner or its Affiliate and the time it is acquired by the Partnership;

        (iv) neither the General Partner nor any of its Affiliates realizes any gain, or receives any other benefit, other than compensation for its services, if any, permitted by this Agreement, as a result of the Partnership making such Affiliated Investment; and

        (v) at the time the Affiliated Investment is transferred to the Partnership, the General Partner or its Affiliate had held such Affiliated Investment on an interim basis (generally not longer than six months) for the purposes of (A) facilitating the acquisition of such Affiliated Investment by the Partnership, (B) borrowing money or obtaining financing for the Partnership or (C) any other lawful purpose related to the business of the Partnership.

    (d)  LOANS TO OR FROM THE GENERAL PARTNER AND ITS AFFILIATES.

    No loans may be made by the Partnership to the General Partner or any of its Affiliates. The General Partner or any of its Affiliates, however, may, from time to time, loan or advance funds to the Partnership (each such loan or advance being hereinafter called a "Partnership Loan") in accordance with this
Section 6.2(d). The terms of any Partnership Loan permitted to be made shall include the following:

        (i) any interest payable by the Partnership in connection with such Partnership Loan shall be charged at an annual rate of interest not in excess of the lesser of the following: (A) the rate of interest payable by the General Partner or its Affiliate in connection with the borrowing (in the event that the General Partner or any Affiliate shall borrow money for the specific purpose of making such Partnership Loan), (B) the rate of interest that would be charged to the Partnership (without reference to the General Partner's or its Affiliate's financial abilities or guarantees) by unrelated lending institutions on a comparable loan for the same purpose in the same geographic area (if neither the General Partner nor an Affiliate borrowed money to make such Partnership Loan) or (C) a rate of interest equal to the rate of interest from time to time announced by The Chase Manhattan Bank (National Association) at its principal lending offices in New York, New York as its prime lending rate plus 3% per annum;

        (ii) all payments of principal and interest on such Partnership Loan shall be due and payable within twelve months after the date on which such Partnership Loan is made; and

       (iii) neither the General Partner nor any Affiliate may receive points or other financial charges or fees in any amount in respect of such Partnership Loan (except that the General Partner or an Affiliate may be reimbursed, dollar for dollar, for the actual reasonable out-of-pocket expenses (including, without limitation, any points or other financial charges or fees) incurred by it in connection with the making of such Partnership
    Loan), PROVIDED that nothing in this clause (iii) shall prohibit any increase in Acquisition Fees and Management Fees otherwise payable to the General Partner or an Affiliate in accordance with this Agreement, notwithstanding that such increase may be an indirect result of the making of such Partnership Loan.

    If the General Partner or any of its Affiliates purchase Equipment in its own name and with its own funds in order to facilitate ultimate purchase by the Partnership, the General Partner or an Affiliate, as the case may be, shall be deemed to have made a Partnership Loan in an amount equal to the Purchase Price paid for such Equipment and shall be entitled to receive interest on such amount in accordance with clause (i) above. Any advances made by the General Partner or any of its Affiliates for the purpose of paying Organizational and Offering Expenses shall not constitute a Partnership Loan, but shall be reimbursed to the General Partner or such Affiliate (to the extent possible) from the O & O Expense Allowance without interest on in accordance with, and to the extent provided in, Section 6.4(e) of this Agreement.

    (e)  NO EXCHANGE OF INTERESTS FOR INVESTMENTS.

    The Partnership shall not acquire any Investments in exchange for Units.

    (f)  JOINT VENTURE INVESTMENTS.

    The Partnership may make Investments in Joint Ventures, PROVIDED that:

        (i) the General Partner shall have determined that:

           (A) such Investment is in the best interests of the Partnership; and

           (B) such Investment shall not result in duplicate fees to the General Partner or any of its Affiliates;

        (ii) in the case of any Joint Venture with any non-Affiliated Person, the Partnership must have the right to control the Joint Venture and the Joint Venture must own specific Equipment or Leases and/or invest in one or more specific Financing Transactions; and

       (iii) in the case of any Joint Venture with any Program, all of the following conditions are met:

           (A) all Programs, including the Partnership, participating in such Joint Venture shall have substantially identical investment objectives and shall participate in such Joint Venture on substantially the same terms and conditions;

           (B) the compensation payable to the General Partner or any of its Affiliates by the Partnership and by each other Program shall be substantially identical; and

           (C) the Partnership shall have a right of first refusal with respect to the purchase of any Equipment, Lease or Financing Transactions held by the Joint Venture if the other joint owner decides to sell its interests.

    (g)  EXCHANGE, MERGER, ROLL-UP OR CONSOLIDATION OF THE PARTNERSHIP
PROHIBITED.

    The Partnership shall not (i) be a party to any exchange offer, merger, Roll-Up or similar combination with any other legal entity (including any Roll-Up Entity) or (ii) reorganize itself if such reorganization would have the effect of an exchange offer, merger, Roll-Up or similar combination. Neither the Partnership nor the General Partner shall solicit, or engage or compensate members, or persons associated with members of the NASD to solicit, proxies from any Limited Partners authorizing any exchange offer, merger, Roll-Up or similar combination or any such reorganization.

    (h)  SALE OF ALL OR SUBSTANTIALLY ALL ASSETS; DISSOLUTION.

    During the Reinvestment Period, the General Partner may not dissolve the Partnership or sell or otherwise dispose of all or substantially all of the assets of the Partnership without the Consent of the

Majority Interest. The Partnership shall not give the General Partner or any of its Affiliates the exclusive right to sell or exclusive employment to sell equipment for the Partnership.

    (i)  NO INVESTMENTS IN LIMITED PARTNERSHIP INTERESTS OF OTHER PROGRAMS.

    The Partnership shall not invest in limited partnership interests of any other Program; provided, however, that nothing herein shall preclude the Partnership from making investments in Joint Ventures, to the extent and in the manner provided in this Section.

    6.3 LIMITATION ON LIABILITY OF GENERAL PARTNER AND ITS AFFILIATES; INDEMNIFICATION.

    (a) Except in the case of negligence or misconduct, the General Partner and any of its Affiliates (sometimes referred to as an "Indemnitee") shall not be liable, responsible or accountable in damages or otherwise to the Limited Partners or the Partnership for the doing of any act or the failure to do any act, the effect of which may cause or result in loss or damage to the Partnership, if done in good faith to promote the best interests of the Partnership. Each Indemnitee shall be entitled to be indemnified by the Partnership from the assets of the Partnership, or as an expense of the Partnership, but not by the Limited Partners, against any liability or loss, as a result of any claim or legal proceeding relating to the performance or nonperformance of any act concerning the activities of the Partnership, except in the case where such Indemnitee is negligent or engages in misconduct, provided such act or omission was done in good faith to promote the best interests of the Partnership. The indemnification authorized by this Section 6.3(a) shall include the payment of reasonable attorneys' fees and other expenses (not limited to "taxable costs") incurred in settling or defending any claim threatened action, or finally adjudicated legal proceedings.

    (b) Notwithstanding subsection (a), above, the General Partner and its Affiliates (when acting within the scope of authority of the General Partner) and any Selling Dealer shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnitee and the court approves indemnification of the litigation costs, or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee and the court approves indemnification of the litigation costs, or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and related costs should be made. In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Commission, the Massachusetts, Pennsylvania, Missouri and Texas Securities Divisions, and any other applicable regulatory authority with respect to the issue of indemnification for securities law violations. The Partnership shall not incur the cost of that portion of any liability insurance which insures any Indemnitee for any liability as to which the Indemnitee is prohibited from being indemnified under this Section.

    6.4 COMPENSATION OF GENERAL PARTNER AND ITS AFFILIATES.

    Neither the General Partner nor any of its Affiliate shall, in their respective capacities as such, receive any salary, fees, profits, distributions or other compensation except in accordance with this Section 6.4.

    (a)  ALLOCATIONS AND DISTRIBUTIONS.

    The General Partner shall be entitled to receive the allocations and distributions provided for under Section 8 in respect of the Units it holds.

    (b)  UNDERWRITING FEES.

    Fees in the amount equal to 2.0% of the Gross Offering Proceeds of Units sold ("Underwriting Fees") shall be paid by the Partnership to the Dealer-Manager (ICON Securities Corp.), which is an Affiliate of the General Partner.

    (c)  SALES COMMISSIONS.

    Commissions in the amount of 8% of the price of a Unit ("Sales Commissions") shall be paid by the Partnership to the Dealer-Manager and each Selling-Dealer in respect of the Units sold by each of them, PROVIDED that no Sales Commissions shall be payable by the Partnership in respect of any Units sold to Affiliated Limited Partners.

    (d)  DUE DILIGENCE EXPENSES.

    Fees and expenses actually incurred for due diligence efforts expended in connection with the Offering in a maximum amount not to exceed the lesser of
(i) 1/2 of 1% of Gross Offering Proceeds and (ii) the maximum amount permitted to be reimbursed under Rule 2810 of the NASD Conduct Rules ("Due Diligence Expenses") shall be paid or reimbursed by the Partnership to the Dealer-Manager and each Selling Manager, PROVIDED that the Dealer-Manager shall be entitled to payment of or reimbursement for Due Diligence Expenses only after each Selling Dealer (whether prospective or actual) shall have first been paid or reimbursed for all of its Due Diligence Expenses, and PROVIDED, FURTHER, that the amount of Due Diligence Expenses actually paid to the Dealer-Manager shall reduce, dollar-for-dollar, the amount of the O & O Expense Allowance otherwise payable by the Partnership to the General Partner pursuant to Section 6.4(e) of this Agreement.

    (e)  O & O EXPENSE ALLOWANCE.

    The Partnership shall pay to the General Partner immediately following each Closing Date 3.5% ($3.50 per Unit) of the first $25,000,000 or less of Gross Offering Proceeds; 2.5% ($2.50 per Unit) for Gross Offering Proceeds in excess of $25,000,000 but less than $50,000,000; and 1.5% ($1.50 per Unit) for Gross
Offering Proceeds exceeding $50,000,000 ("O & O Expense Allowance"), whether or not the full amount thereof is actually incurred by the General Partner or any of its Affiliates. The General Partner shall distribute to the Dealer-Manager all or such portion of the O & O Expense as the General Partner shall, in its sole and absolute discretion, deem appropriate and the Partnership shall have no separate liability to the Dealer-Manager for any Organizational and Offering Expenses incurred by the Dealer-Manager. The General Partner shall bear any Organizational and Offering Expenses incurred by the General Partner or any of its Affiliates (including, without limitation, the Dealer-Manager) in excess of the O & O Expense Allowance.

    (f)  ACQUISITION FEES.

    Once the Partnership has entered into a binding contract to make an Investment, and all material conditions to the Closing of such Investment have been satisfied, the Partnership shall pay the General Partner, for services rendered in connection with acquiring the Investment, a fee ("Acquisition Fees") equal to the difference (to the extent greater than zero) between (i) 3.0% of either the Purchase Price paid by the Partnership for any item of Equipment or Lease or the principal amount of each Financing Transaction, as the case may be, and (ii) the aggregate amount of Acquisition Fees paid by or on behalf of the Partnership to any other Person in connection with such Investment; PROVIDED, HOWEVER, that:

        (i) no Acquisition Fees may be paid by or on behalf of the Partnership to any finder or broker that is an Affiliate of the General Partner;

        (ii) the Partnership shall not pay any Acquisition Fees, or part thereof, if it would cause the aggregate Purchase Price (without deducting Front-End Fees) for the Partnership's Investments to be less than the greater of (x) 80% of the Gross Offering Proceeds, reduced by .0625% for each 1% of Indebtedness encumbering any Investment, or (y) 75% of such Gross Offering Proceeds; and

    The formula in clause (ii), is illustrated as follows:

           (A) No Indebtedness--80% of the Gross Offering Proceeds must be committed to Investments.

           (B) 50% Indebtedness--50% x .0625% = 3.125%

       80%--3.125% = 76.875% of the Gross Offering Proceeds must be committed to Investments.

           (C) 80% Indebtedness--80% x .0625% = 5%

       80%--5% = 75% of the Gross Offering Proceeds must be committed to Investments.

       (iii) the aggregate sum of (A) Acquisition Fees and (B) all other Front-End Fees, which, in each case, may be paid to any Person pursuant to this Agreement in connection with all Investments made by the Partnership from any source (including, without limitation, Net Offering Proceeds, Partnership indebtedness or reinvestment) shall not exceed an amount equal to 20% of the Gross Offering Proceeds.

    If the Partnership purchases an Investment from the General Partner or one of its Affiliates pursuant to Section 6.2(c) for a Purchase Price which includes an Acquisition Fee amount, such Acquisition Fee amount shall be deemed paid pursuant to this Section 6.4(f) and there shall be no duplicative payment thereof.

    (g)  MANAGEMENT FEES.

    Each month the Partnership shall pay to the General Partner Management Fees attributable to Gross Revenues of the Partnership during such month; PROVIDED, that such Management Fees shall be paid in any month only after payment of any accrued and unpaid First Cash Distributions for such month and for any previous months, and, to the extent that the Partnership does not have sufficient cash in any month to pay the required amount of all First Cash Distributions, the payment of Management Fees shall be deferred and paid, without interest, in the next following month in which the Partnership has sufficient cash for the payment thereof.

    (h)  SUBORDINATED REMARKETING FEES.

    For rendering services in connection with any Sale, the General Partner shall earn, and be paid by the Partnership the applicable Subordinated Remarketing Fee; PROVIDED that:

        (i) no such Subordinated Remarketing Fee shall be earned in connection with any Sale to the extent that the Cash From Sales realized thereby is reinvested in additional Investments;

        (ii) in no event shall any such Subordinated Remarketing Fee be paid prior to Payout although, after Payout, any and all Subordinated Remarketing Fees previously earned by the General Partner shall be paid, without any interest thereon, by the Partnership, prior to any other distributions to the Partners; and

       (iii) the General Partner shall not be entitled to receive any amount of Subordinated Remarketing Fees to the extent that such amount would cause the total commissions paid to all Persons, in connection with the sale of such Investments, to exceed a fee for such services which is reasonable, customary and competitive in light of the size, type and location of such Investment.

    (i)  OTHER PARTNERSHIP EXPENSES.

        (i) Except as otherwise provided in this Section 6.4(i), expenses of the Partnership, including Acquisition Expenses other than those incurred and otherwise reimbursed in accordance with Sections 6.4(b) through (h), shall be billed directly to and paid by the Partnership.

        (ii) Subject to clause (iii) of this Section 6.4(i), the General Partner and any of its Affiliates may be reimbursed for Operating Expenses which are actually incurred by it or them in connection with the performance or arrangement of administrative services reasonably necessary, convenient or advisable, in the discretion of the General Partner, to the prudent operation of the Partnership PROVIDED that the reimbursement for same shall be limited to the lesser of (A) its or their actual cost of providing same or (B) the amount the Partnership would be required to pay to non-Affiliates for comparable administrative services in the same geographic location and PROVIDED FURTHER, that no reimbursement is permitted for such services if the General Partner or any Affiliate is entitled to compensation in the form of a separate fee pursuant to other provisions of this Section 6.4.

       (iii) Neither the General Partner nor any of its Affiliates shall be reimbursed by the Partnership for amounts expended by it with respect to the following:

           (A) salaries, fringe benefits, travel expenses or other administrative items incurred by or allocated to any Controlling Person of the General Partner or of any such Affiliate;

           (B) expenses for rent, depreciation, utilities, capital equipment or other administrative items (other than as specified in paragraph
       (iii) of this Section 6.4(i), above).

    6.5 OTHER INTERESTS OF THE GENERAL PARTNER AND ITS AFFILIATES.

    The General Partner shall be required to devote only such time to the affairs of the Partnership as the General Partner shall, in its sole and absolute discretion, determine in good faith to be necessary for the business and operations of the Partnership. The General Partner and its Affiliates are engaged directly and indirectly in the business of acquiring and leasing equipment for their own respective accounts as well as for other Programs. The General Partner or any of its Affiliates may in the future form, sponsor, act as a general partner of, or as an advisor to other investment entities (including other public equipment ownership and leasing partnerships) which have investment objectives similar to the Partnership's and which may be in a position to acquire the same Investments at the same time as the Partnerships.

    Neither the General Partner nor its Affiliates shall be obligated to present any particular investment opportunity to the Partnership, and the General Partner and its Affiliates shall have the right, subject only to the provisions of the following paragraph, to take for its or their own accounts (without the use of Partnership funds), or to recommend to any Affiliate of the General Partner (including the Partnership), any particular investment opportunity.

    Until all Capital Contributions have been invested or committed to investment in Investments, allocated to Reserves, used to pay permitted Front-End Fees or returned to the Limited Partners as provided in the Agreement, all investment opportunities meeting the investment objectives of the Partnership (including equipment acquisition, financing, refinancing, leasing and re-leasing opportunities) shall be presented to the Partnership first except in the following circumstances:

    (a) the required cash needed for the investment is greater than the cash available for investment by the Partnerships;

    (b) the amount of debt is above levels deemed acceptable for the Partnerships;

    (c) the investment is not appropriate to the Partnership's objectives, which include the avoidance of concentration of exposure to any one class of equipment;

    (d) the lessee credit quality does not satisfy the Partnership's objectives, which include maintaining a high-quality portfolio with low credit losses while avoiding a concentration of exposure to any individual Lessee or User;

    (e) the term of the investment extends beyond the Liquidation Period;

    (f) the available cash flow (or lack thereof) is not commensurate with the Partnership's need to make certain distributions to Limited Partners during the Reinvestment Period

    (g) the transaction structure, particularly with respect to the end-of-lease options governing the equipment, does not provide the Partnership with the residual value opportunity commensurate with the total return requirements of the Partnership; and

    (h) the transaction does not comply with the terms of Agreement.

    The General Partner and its Affiliates are not prohibited from investing in equipment leasing acquisitions, financing, refinancing, leasing and re-leasing opportunities on its or their own behalf or on behalf of the Programs. The General Partner and each such Affiliate shall have the right, subject only to the provisions of the immediately preceding paragraph, to take for its own account (individually or otherwise), or to recommend to any Program (including the Partnership), any particular investment opportunity after considering the factors in the preceding paragraph.

    Any conflicts in determining and allocating Investments between the General Partner and Programs on the one hand and a Partnership will be resolved by the Investment Committee, which will evaluate the suitability of all prospective lease acquisitions and financing transactions for investment by the Partnership.

    If the aggregate amount of Investments available from time to time to the Partnership and to other Programs is less than the aggregate amount of Investments then sought by them, the available Investments shall generally be allocated by the General Partner to the Program which has been seeking Investments for the longest period of time.

    If conflicts arise between the Partnership and one or more other Programs, which may be seeking to re-lease or sell similar Equipment at the same time, the first opportunity to re-lease or sell Equipment shall generally be allocated by the General Partner to the Program attempting to re-lease or sell Equipment which has been subject to the lease which expired first, or, if the leases expire simultaneously, the lease which was first to take effect. However, the General Partner in its discretion may make exceptions to this general policy where Equipment is subject to remarketing commitments which provide otherwise or in cases in which, in the General Partner's judgment, other circumstances make the application of such policy inequitable or not economically feasible for a particular Program, including the Partnership.

SECTION 7. POWERS AND LIABILITIES OF LIMITED PARTNERS.

    7.1 ABSENCE OF CONTROL OVER PARTNERSHIP BUSINESS.

    The Limited Partners hereby consent to the exercise by the General Partner of the powers conferred on the General Partner by this Agreement. No Limited Partner shall participate in or have any control over the Partnership's business or have any right or authority to act for, or to bind or otherwise obligate, the Partnership (except one who is also the General Partner, and then only in its capacity as the General Partner). No Limited Partner shall have the right to have the Partnership dissolved and liquidated or to have all or any part of such Limited Partner's Capital Contribution or Capital Account returned except as provided in this Agreement.

    7.2 LIMITED LIABILITY.

    The liability of each Limited Partner in such capacity shall be limited to the amount of such Limited Partner's Capital Contribution and PRO RATA share of any undistributed Profits and other assets of the Partnership. Except as may otherwise be required by law, after the payment of all Subscription Monies for the Units purchased by such Limited Partner, no Limited Partner shall have any further obligations to the Partnership, be subject to any additional assessment or be required to contribute any additional capital to, or to loan any funds to, the Partnership.

    No Limited Partner shall have any personal liability on account of any obligations and liabilities of, including any amounts payable by, the Partnership under or pursuant to, or otherwise in connection with, this Agreement or the conduct of the business of the Partnership.

SECTION 8. DISTRIBUTIONS AND ALLOCATIONS.

    8.1 DISTRIBUTION OF CASH.

    (a) During the Reinvestment Period, the General Partner shall determine in its sole discretion what portion, if any, of cash on hand shall be invested and reinvested in additional Investments and which portion shall be distributed to the Partners; provided, however, that the General Partner shall not reinvest, but shall distribute to the extent available, cash to Limited Partners in an amount equal to the following amounts:

        (i) For the period beginning with a Limited Partner's admission to the Partnership and ending with the expiration of the Reinvestment Period, each Limited Partner shall be entitled to receive monthly cash distributions, to the extent that cash is sufficient for such purpose, computed by multiplying 0.895333% by each Limited Partner's respective Capital Contribution reduced by any portion thereof which has been (A) returned to such Limited Partner pursuant to Section 8.6, or (B) redeemed by the Partnership pursuant to
    Section 10.5 of this Agreement; provided, that each monthly cash distribution amount shall be computed as provided in the preceding sentence on a non-cumulative basis (that is, without increase for any portion of the monthly cash distribution amount computed pursuant to this clause (i) which the Partnership is unable to make, and without reduction for any cash distributions actually made, in any prior period); and

        (ii) Any additional amounts necessary to permit the annual sum of all distributions to Limited Partners to equal estimated federal income taxes resulting from Operations (assuming that all Limited Partners are subject to income taxation at the highest marginal federal income tax rate (determined without regard to state taxes, if any) on taxable income of the Partnership.

    (b) During the Liquidation Period, no additional Investments shall be made, and all Cash Flow shall be distributed to the Partners except for amounts held in Reserve or necessary to increase or replenish Reserves in the sole discretion of the General Partner.

    (c) Prior to Payout, distributions pursuant to this Section 8.1 shall be made 99% to the Limited Partners and 1% to the General Partner; PROVIDED, HOWEVER, that prior to the admission to the Partnership of any Limited Partners, such distributions shall be made 1% to the Original Limited Partner and 99% to the General Partner. After Payout, distributions pursuant to this Section 8.1 shall be tentatively attributed and distributed 90% to the Limited Partners and 10% to the General Partner; PROVIDED, HOWEVER, that, if at the time of Payout, each respective Limited Partner has not yet received total cash distributions pursuant to this Section 8.1(c) equal to 150% of such Limited Partner's Capital Contribution (reduced by any amounts paid to such Limited Partner (i) as a return of his uninvested Capital Contributions pursuant to Section 8.6 and
(ii) in redemption of his Units pursuant to Section 10.5), distributions shall continue to be made 99% to the Limited Partners and 1% to the General Partner until the total cash distributions made to the Limited Partners equal 150% of the Limited Partners' aggregate original Capital Contributions. The amount tentatively attributed to the General Partner pursuant to the previous sentence but not theretofore distributed to the General Partner shall be distributed to the General Partner, without interest, first from Cash From Operations after the Limited Partners have received distributions equal to 150% of their aggregate Capital Contributions.

    (d) Notwithstanding the provisions of Section 8.1(c), distributions of cash following a Dissolution Event shall be made in accordance with the provisions of
Section 11.3.

    8.2 ALLOCATIONS OF PROFITS AND LOSSES.

    (a) The Profits and Losses of the Partnership shall be determined for each Fiscal Year or Fiscal Period.

    (b) Except as otherwise provided in this Agreement, whenever a proportionate part of the Partnership's Profits or Losses is allocated to a Partner, every item of income, gain, loss or deduction entering into the computation of such Profits or Losses, or arising from the transactions with respect to which such Profits or Losses were realized, shall be allocated to such Partner in the same proportion.

    (c) Profits for any Fiscal Period during the Reinvestment Period shall be allocated to the Partners as follows:

        (i) FIRST, 1% to the General Partner and 99% to the Limited Partners until the Limited Partners have been allocated Profits equal to the excess, if any, of their aggregate Unpaid Target Distributions over their aggregate Capital Account balances;

        (ii) NEXT, in a manner that will cause (A) the excess of the Limited Partners' aggregate Capital Account balances over the amount of their aggregate Unpaid Target Distributions and (B) the General Partner's Capital Account balance, to be in the ratio of 90% to 10%; and

       (iii) THEREAFTER, 90% to the Limited Partners and 10% to the General Partner.

    (d) Profits for any Fiscal Period during the Liquidation Period shall be allocated to the Partners as follows:

        (i) FIRST, to the Partners in proportion to and to the extent of the deficit balances, if any, in their respective Capital Accounts;

        (ii) NEXT, 1% to the General Partner and 99% to the Limited Partners until the Limited Partners have been allocated Profits equal to the excess, if any, of their aggregate Unpaid Target Distributions over their aggregate Capital Account balances;

       (iii) NEXT, in a manner that will cause (A) the excess of the Limited Partners' aggregate Capital Account balances over the amount of their aggregate Unpaid Target Distributions and (B) the General Partner's Capital Account balance, to be in the ratio of 90% to 10%; and

        (iv) THEREAFTER, 90% to the Limited Partners and 10% to the General Partner.

    (e) Losses for any Fiscal Period shall be allocated to the Partners as follows:

        (i) FIRST, 1% to the General Partner and 99% to the Limited Partners until the Limited Partners have been allocated Losses equal to the excess, if any, of their aggregate Capital Account balances over their aggregate Adjusted Capital Contributions;

        (ii) NEXT, to the Partners in proportion to and to the extent of their respective remaining positive Capital Account balances, if any; and

       (iii) THEREAFTER, 1% to the General Partner and 99% to the Limited Partners; provided, however, that if and to the extent that an allocation of Losses to any Limited Partner pursuant to this Section 8.2(e) or
    Section 8.2(f) would result in any Limited Partner having an Adjusted Capital Account Deficit, such Losses shall be allocated to all other Partners in accordance with this Section 8.2(e) and, when no Limited Partner can be allocated any such Losses without violating the limitation contained in this proviso, such remaining Losses shall be allocated to the General Partner.

    (f)  SPECIAL ALLOCATIONS.

    The following special allocations shall, except as otherwise provided, be made prior to allocations in Section 8.2(a)-(e) in the following order:

        (i) MINIMUM GAIN CHARGE-BACK. Notwithstanding any other provision of this Section 8, if there is a net decrease in Partnership Minimum Gain or in any Partner Nonrecourse Debt Minimum Gain during any Fiscal Period, prior to any other allocation pursuant this Section 8, each Partner shall be specifically allocated items of Partnership income and gain for such Fiscal Period (and, if necessary, subsequent Fiscal Periods) in an amount and manner required by Treas. Reg. Sections 1.704-2(f) and 1.704-2(i)(4) or any successor provisions. The items to be so allocated shall be determined in accordance with Treas. Reg. Section 1.704-2(j)(2) or any successor provision.

        (ii) PARTNERSHIP NONRECOURSE DEDUCTIONS. Partnership Nonrecourse Deductions for any Fiscal Period shall be allocated 99% to the Limited Partners and 1% to the General Partner.

        (iii) PARTNER NONRECOURSE DEDUCTIONS. Partner Nonrecourse Deductions for any Fiscal Period shall be allocated to the Partner who made or guaranteed or is otherwise liable with respect to the loan to which such Partner Nonrecourse Deductions are attributable in accordance with principles of Treas. Reg. Section 1.704-2(i) or any successor provision.

        (iv) QUALIFIED INCOME OFFSET. If in any Fiscal Period, any Partner has an Adjusted Capital Account Deficit, whether resulting from an unexpected adjustment, allocation or distribution described in Treas. Reg.
    Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) or otherwise, such Partner shall be allocated items of Partnership income and gain (consisting of a PRO RATA portion of each item of Partnership income, including gross income, and gain for such Fiscal Period) sufficient to eliminate such Adjusted Capital Account Deficit as quickly as possible, to the extent required by such Treasury Regulation. It is the intention of the parties that this allocation provision constitute a "qualified income offset" within the meaning of Treas. Reg. Section 1.704-1(b)(2)(ii)(d).

        (v) CURATIVE ALLOCATIONS. The special allocations provided for in the proviso of Section 8.2(e) and in Sections 8.2(f)(i)-(iv) are intended to comply with certain requirements of Treas. Reg. Sections 1.704-1 and 1.704-2. To the extent that any of such special allocations shall have been made, subsequent allocations of income, gains, losses and deductions and items thereof (curative allocations) shall be made as soon as possible and in a manner so as to cause, to the extent possible without violating the requirements of Treas. Reg. Sections 1.704-1 and 1.704-2, the Partners' Capital Account balances to be as nearly as possible in the same proportions in which they would have been had such special allocations not occurred. In making such curative allocations, due regard shall be given to the character of the Profits and Losses and items thereof that were originally allocated pursuant to the provision of Sections 8.2(e) and Sections 8.2(f)(i)-(iv) in order to put the Partners as nearly as possible in the positions in which they would have been had such special allocations not occurred.

    If the General Partner determines, after consultation with Tax Counsel, that the allocation of any item of Partnership income, gain, loss or deduction is not specified in this Section 8 (an "unallocated item"), or that the allocation of any item of Partnership income, gain, loss or deduction hereunder is clearly inconsistent with the Partners' economic interests in the Partnership determined by reference to this Agreement, the general principles of Treas. Reg.
Section 1.704-1(b) and the factors set forth in Treas. Reg. Section 1.704-1(b)(3)(ii) (a "misallocated item"), then the General Partner may allocate such unallocated items and reallocate such misallocated items, to reflect such economic interests.

        (vi) SPECIAL ALLOCATION OF STATE, LOCAL AND FOREIGN TAXES. Any state, local or foreign taxes imposed on the Partnership by reason of a Partner being a citizen, resident or national of such state, locality or foreign jurisdiction, including any item(s) of taxable income or tax loss resulting therefrom, shall be specially allocated to such Partner.

        (vii) TRANSACTIONS WITH PARTNERSHIP. If, and to the extent that, any Partner is deemed to recognize any item of income, gain, loss, deduction or credit as a result of any transaction between such Partner and the Partnership pursuant to Code Sections 482, 483, 1272-1274, 7872 or any similar provision now or hereafter in effect, any corresponding Profits or Losses or items thereof shall be allocated to the Partner who was charged with such item.

        (viii) FEES AND COMMISSIONS PAID TO GENERAL PARTNER. It is the intent of the Partnership that any amount paid or deemed paid to the General Partner as a fee or payment described in Section 6.4 shall be treated as a "guaranteed payment" or a payment to a partner not acting in his capacity as a partner pursuant to Section 707(c) of the Code to the extent possible. If any such fee or payment is deemed to be a distribution to the General Partner and not a guaranteed payment or a payment to a partner not acting in his capacity as a partner, the General Partner shall be allocated an amount of Partnership gross ordinary income equal to such payment.

        (ix) SELLING COMMISSIONS, UNDERWRITING FEES, ACQUISITION FEES AND O & O EXPENSE ALLOWANCE. Selling Commissions, Underwriting Fees, Acquisition Fees and the O & O Expense Allowance shall be allocated 100% to the Limited Partners. Organizational and Offering Expenses, in excess of Sales Commissions, Underwriting Fees and the O & O Expense Allowance, shall be allocated 100% to the General Partner.

    8.3 DISTRIBUTIONS AND ALLOCATIONS AMONG THE LIMITED PARTNERS.

    (a) Except to the extent otherwise provided herein, all distributions of cash and all allocations of Profits and Losses and items thereof for any Fiscal Year or Fiscal Period shall be distributed or allocated, as the case may be, among the Limited Partners in proportion to their respective numbers of Units. Each distribution of cash shall be made to the Limited Partners (or their respective assignees) of record as of the last day of the month next preceding the date on which such distribution is made.

    (b) All distributions of cash and all allocations of Profits and Losses or items thereof for any Fiscal Year in which any Limited Partners are admitted to the Partnership, shall be allocated among the Limited Partners as follows:

        (i) FIRST, the Operations and Sales shall be deemed to have occurred ratably over such Fiscal Year, irrespective of the actual results of Operations or Sales;

        (ii) SECOND, all Profits and Losses for such Fiscal Year shall be allocated among the Limited Partners in the ratio that the number of Units held by each Limited Partner multiplied by the number of days in such Fiscal Year that such Units were held by such Limited Partner bears to the sum of that calculation for all Limited Partners; and

       (iii) THIRD, all monthly distributions made to the Limited Partners pursuant to Section 8.1(c) shall be distributed among the Limited Partners in the ratio that the number of Units held by each Limited Partner multiplied by the number of days in the month preceding the month in which the distribution is made that such Units were held by such Limited Partner bears to the sum of that calculation for all Limited Partners. If the General Partner determines at any time that the sum of the monthly distributions made to any Limited Partner during or with respect to a Fiscal Year does not (or will not) properly reflect such Limited Partner's share of the total distributions made or to be made by the Partnership for such Fiscal Year, the General Partner shall, as soon as practicable, make a supplemental distribution to such Limited Partner, or withhold from a subsequent distribution that otherwise would be payable to such Limited Partner, such amount as shall cause the total distributions to such Limited Partner for such Fiscal Year to be the proper amount.

    (c) In the event of a transfer of a Unit during a Fiscal Year in accordance with Section 10, the transferor and transferee shall be allocated a ratable share of Profits and Losses for such Fiscal Year based on the number of days in such Fiscal Year that each held such transferred Units. Monthly distributions made by the Partnership in accordance with Section 8.1(c) shall be allocated between the transferor and transferee (and subsequently adjusted, if necessary) in the manner set forth in Section 8.3(b)(iii).

    (d) Each distribution made to a Limited Partner pursuant to Section 8.1(c),
8.6 or 11.3 of this Agreement, any interest on Subscription Monies relating to such Limited Partner's Units paid to such Limited Partner pursuant to
Section 5.3(k), and any amount paid to such Limited Partner in redemption of such Limited Partner's Units pursuant to Section 10.5 shall be applied as follows:

        (i) first, in reduction of such Limited Partner's Unpaid Cumulative Return, to the extent thereof, as determined immediately before such distribution; and

        (ii) then, in reduction of such Limited Partner's Adjusted Capital Contribution, to the extent thereof, as determined immediately before such distribution.

    8.4 TAX ALLOCATIONS: CODE SECTION 704(c); REVALUATIONS.

    (a) In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss, and deduction, and items thereof, with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Gross Asset Value.

    (b) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to clause (b) of the definition of Gross Asset Value herein and
Section 5.5(h) hereof, subsequent allocations of income, gain, loss and deduction, and items thereof, with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in a manner consistent with the requirements of Proposed Treas. Reg. Section 1.704-3(a)(6) or the corresponding provision of final or successor Treasury Regulations.

    (c) Any elections or other decisions relating to the allocations required by clauses (a) and (b) of Section 8.4 shall be made in a manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this clause (c) of Section 8.4 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

    8.5 COMPLIANCE WITH NASAA GUIDELINES REGARDING FRONT-END FEES.

    Notwithstanding anything in this Agreement to the contrary, in the event the Partnership fails, at any time after the expiration of 30 months from the date of the Prospectus, to comply with the restrictions set forth in Section
6.4(b) through (f) above, the General Partner shall appropriately adjust the allocations and distributions set forth in this Section 8 so as to comply with the requirements contained in NASAA Guidelines. No adjustment proposed to be made pursuant to this Section 8.5 shall require the General Partner to obtain the consent of the Limited Partners unless such proposed adjustment adversely effects the allocations or distributions made, or to be made, to any Limited Partner.

    8.6 RETURN OF UNINVESTED CAPITAL CONTRIBUTION.

    If an amount equal to 100% of Net Offering Proceeds has not been used to make Investments or committed to Reserves within the later of (i) twenty-four
(24) months after the Effective Date of the Offering or (ii) 12 months of the receipt thereof by the Partnership, the amount of such uninvested Net Offering Proceeds shall be promptly distributed by the Partnership to the Limited Partners, PRO RATA based upon their respective number of Units, as a return of capital, without interest and without reduction for Front-End Fees in respect of such uninvested Capital Contributions (which distributions shall not in any event exceed the related Capital Contribution of any Limited Partner). Funds shall be deemed to have been committed to Investments and need not be returned to a Limited Partner to the extent written agreements in principle, commitment letters, letters of intent or understanding, option agreements or any similar contracts or understandings are executed and not terminated during the applicable twenty-four
(24) or twelve (12) month period described above, if such Investments are ultimately consummated within a further period of twelve (12) months. Funds deemed committed which are not actually so invested within such twelve (12) month period will be promptly distributed, without interest and without reduction for Front-End Fees in respect of such uninvested Net Offering Proceeds, to the Limited Partners on a PRO RATA basis, as a return of capital.

    8.7 PARTNER'S RETURN OF INVESTMENT IN THE PARTNERSHIP.

    Each Limited Partner shall look solely to the assets of the Partnership for the return of his Capital Contribution and for any other distributions with respect to his or her Units. If the assets of the Partnership remaining after payment or discharge, or provision for payment or discharge, of its debts and liabilities are insufficient to return such Capital Contribution or to make any other distribution to such Partner, he or she shall not have any recourse against the personal assets of any other Partner, except to the limited extent set forth in Section 6.3, Section 9.3(a) and Section 11.2(a)(iii).

    8.8 NO DISTRIBUTIONS IN KIND.

    Distributions in kind shall not be permitted except upon dissolution and liquidation of the Partnership's assets and may only then be made to a liquidating trust established for the purpose of: (a) liquidating the assets transferred to it; and (b) distributing the net cash proceeds of such liquidation in cash to the Partners in accordance with the provisions of this Agreement.

    8.9 PARTNERSHIP ENTITLED TO WITHHOLD.

    The Partnership shall at all times be entitled to withhold or make payments to any governmental authority with respect to any federal, state, local or foreign tax liability of any Partner arising as a result of such Partner's participation in the Partnership. Each such amount so withheld or paid shall be deemed to be a distribution for purposes of Section 8 and Section 11, as the case may be, to the extent such Partner is then entitled to a distribution. To the extent that the amount of such withholdings or payments made with respect to any Partner exceeds the amount to which such Partner is then entitled as a distribution, the excess shall be treated as a demand loan, bearing interest at a rate equal to twelve percent (12%) per annum simple interest from the date of such payment or withholding until such excess is repaid to the Partnership (i) by deduction from any distributions subsequently payable to such Partner pursuant to this Agreement or (ii) earlier payment of such excess and interest by such Partner to the Partnership. Such excess and interest shall, in any case, be payable not less than 30 days after demand therefore by the General Partner, which demand shall be made only if the General Partner determines that such Partner is not likely to be entitled to distributions within 12 months from the date of such withholding or payment by the Partnership in an amount sufficient to pay such excess and interest. The withholdings and payments referred to in this Section 8.8 shall be made at the maximum applicable statutory rate under the applicable tax law unless the General Partner shall have received an opinion of counsel or other evidence, satisfactory to the General Partner, to the effect that a lower rate is applicable, or that no withholding or payment is required.

SECTION 9. WITHDRAWAL OF GENERAL PARTNER.

    9.1 VOLUNTARY WITHDRAWAL.

    The General Partner may not voluntarily withdraw as a General Partner from the Partnership unless (a) the Limited Partners have received 60 days' advance written notice of the General Partner's intention to withdraw, (b) the Partnership shall have received an opinion of Tax Counsel to the effect that such withdrawal will not constitute a termination of the Partnership or otherwise materially adversely affect the status of the Partnership for federal income tax purposes and (c) a Substitute General Partner shall have been selected and such Substitute General Partner (i) shall have expressed a willingness to be admitted to the Partnership, (ii) shall have received the specific written Consent of the Majority Interest to such admission and (iii) shall have a Net Worth sufficient, in the opinion of Tax Counsel, for the Partnership to continue to be classified as a partnership for federal income tax purposes and to satisfy the net worth requirements for "sponsors" under the NASAA Guidelines.

    9.2 INVOLUNTARY WITHDRAWAL.

    The General Partner shall be deemed to have involuntarily withdrawn as a General Partner from the Partnership upon the removal of the General Partner pursuant to the Consent of the Majority Interest or upon the occurrence of any other event that constitutes an event of withdrawal under the Delaware Act as then in effect.

    For purposes of this Section 9.2 and Section 13, neither the General Partner nor any of its Affiliates will participate in any vote by the Limited Partners to (a) involuntarily remove the General Partner or (b) cancel any management or service contract with the General Partner or any such Affiliate.

    9.3 CONSEQUENCES OF WITHDRAWAL.

    (a) Upon the voluntary or involuntary withdrawal of the General Partner in accordance with Section 9.1, the General Partner, or its estate, successors or legal representatives, shall be entitled to receive from the Partnership (i) an amount equal to the positive balance, if any, in the General Partner's Capital Account (as adjusted to the date of such withdrawal by allocation pursuant to Section 8 of any Profits or Losses or other allocable items realized by the Partnership through such date of Withdrawal and any unrealized gains and losses inherent in the Partnership's assets as of such date), PROVIDED, HOWEVER, that in no event shall such amount exceed the fair market value of the Units then held by the General Partner, as calculated in accordance with the provisions of clause (b) of this Section 9.3, plus or minus, as the case may be,
(ii) Management Fees payable with respect to Leases and Financing Transactions acquired by the Partnership prior to the effective date of the Withdrawal shall remain payable to the General Partner notwithstanding any such Withdrawal as and when the Partnership receives the cash from such Leases and Financing Transactions creating the obligation to pay such Management Fees and in the event that the General Partner pledges the Management Fees receivable to a Lender, the assignment to the Lender shall be binding in the event of the voluntary or involuntary withdrawal of the General Partner (iii) an amount equal to the difference between (A) any amounts due and owing to the General Partner by the Partnership and (B) any amounts due and owing by the General Partner to the Partnership, and, upon such payment, the General Partner's interest in the income, losses, distributions and capital of the Partnership shall be terminated. The right of the General Partner, or its estate, successors or legal representatives, to receipt of such amount shall be subject to (x) any claim for damages by the Partnership or any Partner against the General Partner, or its estate, successors or legal representatives, that such Withdrawal shall have been made in contravention of this Agreement and (y) if the General Partner has a negative balance in its Capital Account after making the adjustments provided for in the first sentence of this clause (a) of Section 9.3, payment to the Partnership of an amount equal to the lesser of (1) the amount of such deficit balance or (2) the excess of 1.01% of the total Capital Contributions of the Limited Partners over the capital previously contributed by the General Partner.

    (b) For purposes of this Section 9.3, the fair market value of the withdrawn General Partner's Units shall be determined, in good faith, by such General Partner and the Partnership, or, if they cannot agree, by arbitration in accordance with the then current rules of the American Arbitration Association by two independent appraisers, one selected by the withdrawn General Partner and one by the Limited Partners. In the event that such two appraisers are unable to agree on the value of the withdrawn General Partner's Units within 90 days, they shall within 20 days thereafter jointly appoint a third independent appraiser whose determination shall be final and binding; PROVIDED, HOWEVER, that if the two appraisers are unable to agree within such 20 days on a third appraiser, the third appraiser shall be selected by the American Arbitration Association. The expense of arbitration shall be borne equally by the withdrawn General Partner and the Partnership.

    (c) The method of payment to the General Partner upon withdrawal, whether voluntary or involuntary, must be fair and must protect the solvency and liquidity of the Partnership. When the withdrawal is voluntary, the method of payment will be presumed to be fair if it provides for a non-interest-bearing, unsecured promissory note of the Partnership, with principal payable, if at all, from distributions that the withdrawn General Partner otherwise would have received under the Partnership Agreement had the General Partner not withdrawn. When the withdrawal is involuntary, the method of payment will be presumed to be fair if it provides for a promissory note bearing interest on the outstanding principal amount thereof at the LESSER of (i) the rate of interest (inclusive of any points or other loan charges) which the Partnership would be required to pay to an unrelated bank or commercial lending institution for an unsecured, 60 month loan of like amount or (ii) the rate of interest from time to time announced by The Chase Manhattan Bank (National Association) at its principal lending offices in New York, New York as its prime lending rate plus 3% and providing for repayments of principal thereunder in sixty (60) equal monthly installments, together with accrued but unpaid interest.

    9.4 LIABILITY OF WITHDRAWN GENERAL PARTNER.

    If the business of the Partnership is continued after Withdrawal of the General Partner, the General Partner, or its estate, successors or legal representatives, shall remain liable for all obligations and liabilities incurred by it or by the Partnership while it was acting in the capacity of General Partner and for which it was liable as General Partner, but shall be free of any obligation or liability incurred on account of or arising from the activities of the Partnership from and after the time such Withdrawal shall have become effective.

    9.5 CONTINUATION OF PARTNERSHIP BUSINESS.

    In the event that the General Partner withdraws from the Partnership, the General Partner, or its estate, successors or legal representatives, shall deliver to the Limited Partners Notice stating the reasons for such Withdrawal. If, within 90 days following such Withdrawal, any Person shall be admitted to the Partnership as a Substitute General Partner, such Substitute General Partner shall execute a counterpart of this Agreement and the business of the Partnership shall continue. If no Substitute General Partner shall have been so admitted to the Partnership within 90 days following the date of the General Partner's Withdrawal, then the Partnership shall be dissolved.

SECTION 10. TRANSFER OF UNITS.

    10.1 WITHDRAWAL OF A LIMITED PARTNER.

    A Limited Partner may withdraw from the Partnership only by Assigning or having all of his or her Units redeemed in accordance with this Section 10. The withdrawal of a Limited Partner shall not dissolve or terminate the Partnership. In the event of the withdrawal of any Limited Partner because of death, legal incompetence, dissolution or other termination, the estate, legal representative or successor of such

Limited Partner shall be deemed to be the Assignee of the Partnership Interest of such Limited Partner and may become a Substitute Limited Partner upon compliance with the provisions of Section 10.3.

    10.2 ASSIGNMENT.

    (a) Subject to the provisions of Sections 10.2(b) and (c) and 10.3 of this Agreement, any Limited Partner may Assign all or any portion of the Units owned by such Limited Partner to any Person (the "Assignee"); PROVIDED that

        (i) such Limited Partner and such Assignee shall each execute a written Assignment instrument, which shall:

           (A) set forth the terms of such Assignment;

           (B) in the case of Assignments other than by operation of law, state the intention of such Limited Partner that such Assignee shall become a Substitute Limited Partner and, in all cases, evidence the acceptance by the Assignee of all of the terms and provisions of this Agreement;

           (C) include a representation by both such Limited Partner and such Assignee that such Assignment was made in accordance with all applicable laws and regulations (including, without limitation, such minimum investment and investor suitability requirements as may then be applicable under state securities laws); and

           (D) otherwise be satisfactory in form and substance to the General Partner; and

        (ii) such Assignee shall pay to the Partnership an aggregate amount, not exceeding $150.00, of expenses reasonably incurred by the Partnership in connection with such Assignment.

    (b) Notwithstanding the foregoing, unless the General Partner shall specifically Consent, no Units may be Assigned:

        (i) to a minor or incompetent (unless a guardian, custodian or conservator has been appointed to handle the affairs of such Person);

        (ii) to any Person if, in the Opinion of Tax Counsel, such Assignment would result in the termination of the Partnership's taxable year or its status as a partnership for federal income tax purposes, PROVIDED that the Partnership may permit such Assignment to become effective if and when, in the opinion of Tax Counsel, such Assignment would no longer result in the termination of the Partnership's taxable year or its status as a partnership for federal income tax purposes;

       (iii) to any Person if such Assignment would affect the Partnership's existence or qualification as a limited partnership under the Delaware Act or the applicable laws of any other jurisdiction in which the Partnership is then conducting business;

        (iv) to any Person not permitted to be an Assignee under applicable law, including, without limitation, applicable federal and state securities laws;

        (v) if such Assignment would result in the transfer of less than twenty-five (25) Units, or ten (10) Units in the case of a Qualified Plan (unless such Assignment is of all of the Units owned by such Limited Partner);

        (vi) if such Assignment would result in the retention by such Limited Partner of less than the greater of (A) twenty-five (25) Units, or ten
    (10) Units in the case of a Qualified Plan, and (B) the minimum number of Units required to be purchased under minimum investment standards applicable to an initial purchase of Units by such Limited Partner;

       (vii) if, in the reasonable belief of the General Partner, such Assignment might violate applicable law;

      (viii) if the effect of such Assignment would be to cause the "equity participation" in the Partnership by "benefit plan investors" (both within the meaning of DOL Reg. Section 2510.3-101(f)) to equal or exceed 25%; or

        (ix) if such transfer would cause an impermissible percentage of Units to be owned by non-United States citizens.

    Any attempt to make any Assignment of Units in violation of this
Section 10.2(b) shall be null and void AB INITIO.

    (c) So long as there are adverse federal income tax consequences from being treated as a "publicly traded partnership" for federal income tax purposes, the General Partner shall not permit any Unit (or interest therein) to be Assigned on a secondary public market (or a substantial equivalent thereof) as defined under the Code and any Treasury Regulations or published notices promulgated thereunder (a "Secondary Market") and, if the General Partner determines in its sole and absolute discretion, that a proposed Assignment was effected on a Secondary Market, the Partnership and the General Partner have the right to refuse to recognize any such proposed Assignment and to take any action deemed necessary or appropriate in the General Partner's reasonable discretion so that such proposed Assignment is not, in fact, recognized. For purposes of this
Section 10.2(c), any Assignment which results in a failure to meet the "safe-harbor" provisions of Treasury Regulations Section 1.7704-1, or any substitute safe-harbor provisions subsequently established by Treasury Regulations or published notices, shall be treated as causing the Units to be publicly traded. The Limited Partners agree to provide all information respecting Assignments which the General Partner deems necessary in order to determine whether a proposed transfer occurred or will occur on a Secondary Market.

    (d) Assignments made in accordance with this Section 10.2 shall be considered terminated on the last day of the month upon which all of the conditions of this Section 10.2 shall have been satisfied and effective for record purposes and for purposes of Section 8 as of the first day of the month following the date upon which all of the conditions of this Section 10.2 shall have been satisfied. Distributions to the Assignee shall commence the month following effectiveness of the assignment.

    10.3 SUBSTITUTION.

    (a) An Assignee shall be admitted to the Partnership as a Substitute Limited Partner only if:

        (i) the General Partner has reasonably determined that all conditions specified in Section 10.2 have been satisfied and that no adverse effect to the Partnership does or may result from such admission; and

        (ii) such Assignee shall have executed a transfer agreement and such other forms, including a power of attorney to the effect required by
    Section 15, as the General Partner reasonably may require to determine compliance with this Section 10.

    (b) An Assignee who does not become a Substitute Limited Partner in accordance with this Section 10.3 and who desires to make a further Assignment of his or her Units shall be subject to all the provisions of Sections 10.2,
10.3 and 10.4 to the same extent and in the same manner as a Limited Partner desiring to make an Assignment of Units. Failure or refusal of the General Partner to admit an Assignee as a Substitute Limited Partner shall in no way affect the right of such Assignee to receive distributions of cash and the share of the Profits or Losses for tax purposes to which his or her predecessor in interest would have been entitled in accordance with Section 8.

    10.4 STATUS OF AN ASSIGNING LIMITED PARTNER.

    Any Limited Partner that shall Assign all of his or her Units to an Assignee who becomes a Substitute Limited Partner shall cease to be a Limited Partner and shall no longer have any of the rights or privileges of a Limited Partner.

    10.5 LIMITED RIGHT OF PRESENTMENT FOR REDEMPTION OF UNITS.

    (a) Commencing with the second full calendar quarter following the Final Closing Date and at any time and from time to time thereafter until termination of the Partnership, any Limited Partner (other than an Affiliated Limited Partner) may request that the Partnership redeem, and, subject to the availability of funds in accordance with clause (b) below and the other provisions of this Section 10.5 and provided that the Partnership shall not, in any calendar year, redeem Partnership Interests that, in the aggregate, exceed 2% of the total Units outstanding as of the last day of such year, with the prior Consent of the General Partner, the Partnership shall redeem, for cash, up to 100% of the Partnership Interest of such Limited Partner, at the Applicable Redemption Price. The Partnership shall be under no obligation to redeem Units of a Limited Partner and shall do so only in the sole and absolute discretion of the General Partner.

    (b) No reserves shall be established by the Partnership for the redemption of Units. The availability of funds for the redemption of any Unit shall be subject to the availability of sufficient Distributable Cash. Furthermore, Units may be redeemed only if such redemption would not impair the capital or the Operations of the Partnership and would not result in the termination under the Code of the Partnership's taxable year or of its federal income tax status as a partnership.

    (c) A Limited Partner desiring to have a portion or all of his Units redeemed shall submit a written request to the General Partner on a form approved by the General Partner duly signed by all owners of such Units on the books of the Partnership. Redemption requests hereunder shall be deemed given on the earlier of the date the same is (i) personally delivered with receipt acknowledged, or (ii) mailed by certified mail, return receipt requested, postage prepaid, at the General Partner's address set forth herein. Requests arising from death, major medical expense and family emergency related to disability or a material loss of family income, collectively "Hardship Redemptions" shall be treated as having been received at 12:01 A.M. EST and all other redemption requests shall be deemed received with the start of the business day during which received. The General Partner shall promptly accept or deny each redemption request. The General Partner shall, in its sole discretion, decide whether a redemption is in the best interests of the Partnership.

    (d) In the event that the General Partner receives requests for the Partnership to redeem more Units than there are funds sufficient to redeem, the General Partner shall honor redemption requests in the order in which duly executed and supported redemption requests are received. The General Partner shall use its reasonable efforts to honor requests for redemptions of Units with the same request date FIRST as to Hardship Redemptions, SECOND so as to provide liquidity for IRAs or Qualified Plans to meet required distributions and FINALLY as to all other redemption requests.

    (e) Within 30 days following the date upon which the General Partner receives a written request from any Limited Partner to redeem Units held by such Limited Partner, the General Partner shall deliver written notice to such Limited Partner indicating (i) the number, if any, of such Units to be redeemed and (ii) if appropriate, the date of redemption thereof, which shall be a date within 30 days following the date of such notice, and the Applicable Redemption Price with respect thereto. Not less than ten (10) days prior to the redemption date specified in the Partnership's notice, the Limited Partner requesting redemption shall deliver to the Partnership all transfer instruments and other documents reasonably requested by the Partnership to evidence such redemption and the Partnership shall pay to such Limited Partner the Applicable Redemption Price per Unit redeemed. In the event that all Units of any Limited Partner are so redeemed, such Limited Partner shall be deemed to have withdrawn from the Partnership and shall, from and after the date of the redemption of all Units of such Limited Partner, cease to have the rights of a Limited Partner.

SECTION 11. DISSOLUTION AND WINDING-UP.

    11.1 EVENTS CAUSING DISSOLUTION.

    The Partnership shall be dissolved upon the happening of any of the following events (each a "Dissolution Event"):

    (a) the withdrawal of the General Partner, unless a Substitute General Partner shall have been admitted to the Partnership in accordance with
Section 9.5; or

    (b) the voluntary dissolution of the Partnership (i) by the General Partner with the Consent of the Majority Interest or (ii) subject to Section 13, by the Consent of the Majority Interest without action by the General Partner; or

    (c) the Sale of all or substantially all of the Investments of the Partnership (which Sale prior to the end of the Reinvestment Period requires the Consent of the Majority Interest); or

    (d) the expiration of the Partnership term specified in Section 4 of this Agreement; or

    (e) the Operations of the Partnership shall cease to constitute legal activities under the Delaware Act or any other applicable law; or

    (f) any other event which causes the dissolution or winding-up of the Partnership under the Delaware Act to the extent not otherwise provided herein.

    11.2 WINDING UP OF THE PARTNERSHIP; CAPITAL CONTRIBUTION BY THE GENERAL PARTNER UPON DISSOLUTION.

    (a) Upon the occurrence of a Dissolution Event, the winding-up of the Partnership and the termination of its existence shall be accomplished as follows:

        (i) the General Partner (or if there shall be none, such other Person as shall be selected by the Consent of the Majority Interest, or if no such other Person is so selected, such other Person as is required by law to wind up the affairs of the Partnership, which Person, in either event, may exercise all of the powers granted to the General Partner herein and is hereby authorized to do any and all acts and things authorized by law and by this Agreement for such purposes and any and all such other acts or things consistent therewith as may be expressly authorized by the Majority Interest) shall proceed with the liquidation of the Partnership (including, without limitation, the Sale of any remaining Investments and cancellation of the Certificate of Limited Partnership), and is hereby authorized to adopt such plan, method or procedure as may be deemed reasonable by the General Partner (or such other Person effecting the winding up) to effectuate an orderly winding-up;

        (ii) all Profits or Losses or items thereof and all amounts required to be specially allocated pursuant to Section 8.2(f) for the period prior to final termination shall be credited or charged, as the case may be, to the Partners in accordance with Section 8;

       (iii) in the event that, after all requirements of clauses (i) and
    (ii) of this Section 11.2(a) shall have been accomplished, the General Partner shall have a deficit balance in its Capital Account, the General Partner shall contribute within thirty (30) days to the Partnership as a Capital Contribution an amount equal to the lesser of (A) the amount of such deficit balance or (B) the excess of 1.01% of the total Capital Contributions of the Limited Partners over the capital previously contributed by the General Partner (for this purpose, any payments made by the General Partner as co-signatory or guarantor of any of the indebtedness of the Partnership and not yet reimbursed to the General Partner at the time of dissolution of the Partnership and any amounts due and unpaid to the General

    Partner on, under or with respect to any Partnership Loans at the time of such dissolution shall be deemed to be Capital Contributions by the General Partner to the Partnership and any obligation of the Partnership to reimburse or repay such amounts shall thereupon cease);

        (iv) the proceeds from Sales and all other assets of the Partnership shall be applied and distributed in liquidation as provided in
    Section 11.3; and

        (v) the General Partner (or such other Person effecting the winding up) shall file such certificates and other documents as shall be required by the Delaware Act, the Code and any other applicable laws to terminate the Partnership.

    (b) If the winding-up of the Partnership is effected by the General Partner, the General Partner shall be compensated for its services in connection therewith as provided in Section 6.4 of this Agreement and, if such winding up is effected by any such other Person (whether selected by the Majority Interest or as required by law), such other Person shall be compensated for its services in connection therewith in an amount not in excess of the amount customarily paid to non-affiliated third parties rendering similar services in respect of similar entities in the same geographic location.

    11.3 APPLICATION OF LIQUIDATION PROCEEDS UPON DISSOLUTION.

    Following the occurrence of any Dissolution Event, the proceeds of liquidation and the other assets of the Partnership shall be applied as follows and in the following order of priority:

    (a) FIRST, to the payment of creditors of the Partnership in order of priority as provided by law, except obligations to Partners or their Affiliates;

    (b) NEXT, to the setting up of any Reserve that the General Partner (or such other Person effecting the winding-up) shall determine is reasonably necessary for any contingent or unforeseen liability or obligation of the Partnership or the Partners; such Reserve may, in the sole and absolute discretion of the General Partner (or such other Person effecting the winding up) be paid over to an escrow agent selected by it to be held in escrow for the purpose of disbursing such Reserve in payment of any of the aforementioned contingencies, and at the expiration of such period as the General Partner (or such other Person effecting the winding up) may deem advisable, to distribute the balance thereafter remaining as provided in clauses (c)-(e) of this Section 11.3.

    (c) NEXT, to the payment of all obligations to the Partners in proportion to and to the extent of advances made by each Partner pursuant to the provisions of this Agreement;

    (d) NEXT, to the payment of all reimbursements to which the General Partner or any of its Affiliates may be entitled pursuant to this Agreement; and

    (e) THEREAFTER, to the Partners in proportion to and to the extent of the positive balances of their Capital Accounts.

    11.4 NO RECOURSE AGAINST OTHER PARTNERS.

    Following the occurrence of any Dissolution Event, each Limited Partner shall look solely to the assets of the Partnership for the return of, and any return on, such Limited Partner's Capital Contribution. If, after the complete payment and discharge of all debts, liabilities and other obligations of the Partnership, the assets of the Partnership are insufficient to provide the return of, or a return on, the Capital Contribution of any Limited Partner, such Limited Partner shall have no recourse against any other Limited Partner or the General Partner, except to the extent that the General Partner is obligated to make an additional Capital Contribution to the Partnership pursuant to
Section 11.2(a)(iii) hereof.

SECTION 12. FISCAL MATTERS.

    12.1 TITLE TO PROPERTY AND BANK ACCOUNTS.

    Except to the extent that trustees, nominees or other agents are utilized as permitted by Section 6.1(b)(ii)(K), all Investments and other assets of the Partnership shall be held in the name of the Partnership. The funds of the Partnership shall be deposited in the name of the Partnership in such bank account or accounts as shall be designated by the General Partner, and withdrawals therefrom shall be made upon the signature of the General Partner or such Person or Persons as shall be designated in writing by the General Partner. The funds of the Partnership shall not be commingled with the funds of any other Person.

    12.2 MAINTENANCE OF AND ACCESS TO BASIC PARTNERSHIP DOCUMENTS.

    (a) The General Partner shall maintain at the Partnership's principal office, the following documents:

        (i) the Participant List;

        (ii) a copy of the Certificate of Limited Partnership and all amendments thereto, together with executed copies of any powers of attorney pursuant to which the Certificate or any such amendment has been executed;

       (iii) copies of this Agreement and any amendments hereto;

        (iv) copies of the audited financial statements of the Partnership for the three most recently completed Fiscal Years, including, in each case, the balance sheet and related statements of operations, cash flows and changes in Partners' equity at or for such Fiscal Year, together with the report of the Partnership's independent auditors with respect thereto;

        (v) copies of the Partnership's federal, state and local income tax returns and reports, if any, for the three most recently completed Fiscal Years;

        (vi) records as required by applicable tax authorities including those specifically required to be maintained by "tax shelters", if so required by the Partnership; and

       (vii) investor suitability records for Units sold by any Affiliate of the General Partner for a period of six years.

    (b) Each Limited Partner and his or her designated representative shall be given access to all of the foregoing records of the Partnership and such other records of the Partnership which relate to business affairs and financial condition of the Partnership, and may inspect the same and make copies of the same (subject, in the case of copying the Participant's List, to compliance with clause (c) of this Section 12.2) at a reasonable expense to such Limited Partner, during normal business hours upon reasonable advance written notice to the General Partner, which notice shall specify the date and time of the intended visit and identify with reasonable specificity the documents which such Limited Partner or his or her representative will wish to examine or copy or both.

    (c) In addition, the General Partner shall mail a copy of the Participant List to, or as directed by, any Limited Partner within ten (10) business days of receipt by the Partnership of a written request therefor together with a check in payment of the cost to the General Partner of preparing and transmitting such list to such party or his designated representative; PROVIDED that, in connection with any copying or request for a copy of, such Limited Partner shall certify that the Participant List is not being requested for further reproduction and sale or any other commercial purpose unrelated to the affairs of the Partnership or for any unlawful purpose.

    (d) If the General Partner refuses or neglects to (i) permit a Limited Partner or his or her representative to examine the Participant List at the office of the Partnership during normal business hours and with reasonable notice to the General Partner or (ii) produce and mail a copy of the Participant List within ten (10) days after receipt of the applicable Limited Partner's written request (evidenced by a U.S. Postal Service registered or certified mail receipt), the General Partner shall be liable to such Limited Partner who requested such list for the costs, including reasonable attorneys' fees, incurred by such Limited Partner to compel production of the Participant List, and for the actual damages (if any) suffered by such Limited Partner by reason of such refusal or neglect. It shall be a defense that the requesting Limited Partner has failed or refused to provide the General Partner with either (i) the required fee or
(ii) the certification called for in the next sentence and, in the case of clause (ii), the General Partner believes that the actual purpose and reason for a request for a copy of the Participant List is to secure such List for the purpose of the sale, reproduction or other use thereof for a commercial purpose other than in the interest of the Limited Partner relative to the affairs of the Partnership. In connection with any such request, the General Partner will require the Limited Partner requesting the Participant List to certify that the List is not being requested for a commercial purpose unrelated to the affairs of the Partnership. The remedies provided under this
Section 12.2 to Limited Partners requesting copies of the Participant List are in addition to, and shall not in any way limit, other remedies available to Limited Partners under federal law or any applicable state laws.

    12.3 FINANCIAL BOOKS AND ACCOUNTING.

    The General Partner shall keep, or cause to be kept, complete and accurate financial books and records with respect to the business and affairs of the Partnership. Except to the extent otherwise required by the accounting methods adopted by the Partnership for federal income tax purposes, such books and records shall be kept on an accrual basis and all financial statements of the Partnership shall be prepared for each Fiscal Year in accordance with generally accepted accounting principles as applied within the United States of America.

    12.4 FISCAL YEAR.

    Except as may otherwise be determined from time to time by the General Partner (in a manner which is consistent with the Code and the Treasury Regulations thereunder or is consented to by the IRS), the Fiscal Year of the Partnership for both federal income tax and financial reporting purposes shall end on December 31 of each year.

    12.5 REPORTS.

    (A) QUARTERLY REPORTS. Not later than 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, the General Partner shall send, to each Person who was a Limited Partner at any time during such Fiscal Quarter, the following written materials:

        (i) a report containing the same financial information as is contained in the Partnership's quarterly report on Form 10-Q filed with the Commission under the Securities Exchange Act of 1934, as amended, which shall include unaudited financial statements for the Partnership at and for such Fiscal Quarter, including a balance sheet and related statements of operations, cash flows and changes in Partners' equity, all of which financial statements shall be prepared in accordance with the rules and regulations of the Commission;

        (ii) a tabular summary, prepared by the General Partner, with respect to the fees and other compensation and costs and expenses which were paid or reimbursed by the Partnership to the General Partner and its Affiliates during such Fiscal Quarter, identified and properly allocated as to type and amount. Such tabulation shall (A) include a detailed statement identifying any services rendered or to be rendered to the Partnership and the compensation received therefor and (B) summarize the terms and conditions of any contract, which was not filed as an exhibit to the Registration Statement, as amended and in effect as on the Effective Date. The requirement for such summary shall not be circumvented by lump-sum payments to non-Affiliates who then disburse the funds to, or for the benefit of, the General Partner and its Affiliates; and

       (iii) until all Capital Contributions have been invested or committed to investment in Investments and Reserves, used to pay permitted Front-End Fees or returned to the Limited Partners (as provided in Section 8.7, above), a special report concerning all Investments made during such Fiscal Quarter which shall include (A) a description of the types of Equipment and Leases acquired and Financing Transactions made, (B) the total Purchase Price paid for such categories of Investments, (C) the amounts of Capital Contributions and indebtedness used to acquire such Investments, (D) the Acquisition Fees and Acquisition Expenses paid (identified by party) in connection therewith and (E) the amount of Capital Contributions, if any, which remain unexpended and uncommitted to pending Investments as of the end of such Fiscal Quarter.

    (B) ANNUAL REPORTS. Not later than 120 days after the end of each Fiscal Year, the General Partner shall send to each Person who was a Limited Partner at any time during such Fiscal Year the following written materials:

        (i) financial statements for the Partnership for such Fiscal Year, including a balance sheet as of the end of such Fiscal Year and related statements of operations, cash flows and changes in Partners' equity, which shall be prepared in accordance with the rules and regulations of the Commission and shall be accompanied by an auditor's report containing an opinion of the Accountants;

        (ii) an analysis, prepared by the General Partner (which need not be audited by the Accountants), of distributions made to the General Partner and the Limited Partners during such Fiscal Year separately identifying the portion (if any) of such distributions from:

           (A) Cash From Operations during such period;

           (B) Cash From Operations during a prior period which had been held as Reserves;

           (C) Cash From Sales;

           (D) Capital Contributions originally used to establish a Reserve;

       (iii) a status report with respect to each piece of Equipment and each Financing Transaction which individually represents at least 10% of the aggregate Purchase Price of the Partnership's Investments held at the end of such Fiscal Year, which report shall state:

           (A) the condition of each such item of Equipment and of any personal property securing any Financing Transaction to which such report applies;

           (B) how such Equipment was being utilized as of the end of such Fiscal Year (I.E., leased, operated directly by the Partnership or held for lease, repair or sale);

           (C) the remaining term of any Lease to which such Equipment is subject;

           (D) the projected or intended use of such Equipment during the next following Fiscal Year;

           (E) the method used to determine values set forth therein;

           (F) such other information as may be relevant to the value or use of such Equipment or any personal property securing any such Financing Transaction as the General Partner, in good faith, deems appropriate;

        (iv) the annual report shall contain a breakdown of all fees and other compensation paid, and all costs and expenses reimbursed, to the General Partner and its Affiliates by the Partnership during such Fiscal Year identified (and properly allocated) as to type and amount:

           (A) In the case of any fees and other compensation, such breakdown shall identify the services rendered or to be rendered to the Partnership and the compensation therefor and shall summarize the terms and conditions of any contract which was not filed as an exhibit to the Registration Statement, as amended and in effect on the Effective Date. The requirement for such information shall not be circumvented by lump-sum payments to non-Affiliates who then disburse the funds to, or for the benefit of, the General Partner and its Affiliates;

           (B) In the case of reimbursed costs and expenses, the General Partner shall also prepare an allocation of the total amount of all such items and shall include support for such allocation to demonstrate how the Partnership's portion of such total amounts were allocated between the Partnership and any other Programs in accordance with this Agreement and the respective governing agreements of such other Programs. Such cost and expense allocation shall be reviewed by the Accountants in connection with their audit of the financial statements of the Partnership for such Fiscal Year in accordance with the American Institute of Certified Public Accountants United States Auditing standards relating to special reports and such Accountants shall state that, in connection with the performance of such audit, such Accountants reviewed, at a minimum, the time records of, and the nature of the work performed by, individual employees of the General Partner and its Affiliates, the cost of whose services were reimbursed; and

           (C) The additional costs of the special review required by this clause will be itemized by the Accountants on a Program by Program basis and may be reimbursed to the General Partner and its Affiliates by the Partnership in accordance with this subparagraph only to the extent such reimbursement, when added to the cost for all administrative services rendered, does not exceed the competitive rate for such services as determined in such report;

        (v) until all Capital Contributions have been invested or committed to investment in Investments and Reserves, used to pay permitted Front-End Fees or returned to the Limited Partners (as provided in Section 8.7, above), a special report concerning all Investments made during such Fiscal Year which shall include (A) a description of the types of Equipment or Leases acquired or Financing Transactions made, (B) the total Purchase Price paid for such Investments, (C) the amounts of Capital Contributions and indebtedness used to acquire such Investments, (D) the Acquisition Fees and Acquisition Expenses paid (identified by party) in connection therewith and (E) the amount of Capital Contributions, if any, which remain unexpended and uncommitted to pending Investments as of the end of such Fiscal Year.

    12.6 TAX RETURNS AND TAX INFORMATION.

    The General Partner shall:

    (a) prepare or cause the Accountants to prepare, in accordance with applicable laws and regulations, the tax returns (federal, state, local and foreign, if any) of the Partnership for each Fiscal Year not later than 75 days after the end of such Fiscal Year; and

    (b) deliver to each Partner by March 15 following each Fiscal Year a Form K-1 or other statement setting forth such Partner's share of the Partnership's income, gains, losses, deductions, and items thereof, and credits if any, for such Fiscal Year.

    12.7 ACCOUNTING DECISIONS.

    All decisions as to accounting matters, except as specifically provided to the contrary herein, shall be made by the General Partner in accordance with the accounting methods adopted by the Partnership for federal income tax purposes or otherwise in accordance with generally accepted accounting principles. Such decisions must be acceptable to the Accountants, and the General Partner may rely upon the advice of the Accountants as to whether such decisions are in accordance with the methods adopted by the Partnership for federal income tax purposes or generally accepted accounting principles.

    12.8 FEDERAL TAX ELECTIONS.

    The Partnership, in the sole and absolute discretion of the General Partner, may make elections for federal tax purposes as follows:

    (a) in case of a transfer of all or some of the Units of a Partner, the Partnership, in the absolute discretion of the General Partner, may timely elect pursuant to Section 754 of the Code (or corresponding provisions of future law), and pursuant to similar provisions of applicable state or local income tax laws, to adjust the basis of the assets of the Partnership. In such event, any basis adjustment attributable to such election shall be allocated solely to the transferee; and

    (b) all other elections, including but not limited to the adoption of accelerated depreciation and cost recovery methods, required or permitted to be made by the Partnership under the Code shall be made by the General Partner in such manner as will, in the opinion of the General Partner (as advised by Tax Counsel or the Accountants as the General Partner deems necessary) be most advantageous to the Limited Partners as a group. The Partnership shall, to the extent permitted by applicable law and regulations, elect to treat as an expense for federal income tax purposes all amounts incurred by it for state and local taxes, interest and other charges which may, in accordance with applicable law and regulations, be considered as expenses.

    12.9 TAX MATTERS PARTNER.

    (a) The General Partner is hereby designated as the "Tax Matters Partner" under Section 6231(a)(7) of the Code and may hereafter designate its successor as Tax Matters Partner, to manage administrative and judicial tax proceedings conducted at the Partnership level by the Internal Revenue Service with respect to Partnership matters. Any Partner shall have the right to participate in such administrative or judicial proceedings relating to the determination of Partnership items at the Partnership level to the extent provided by Section 6224 of the Code. The Limited Partners shall not act independently with respect to tax audits or tax litigation affecting the Partnership, and actions taken by the General Partner as Tax Matters Partner in connection with tax audits shall be binding in all respects upon the Limited Partners.

    (b) The Tax Matters Partner shall have the following duties;

        (i) to the extent and in the manner required by applicable law and regulations, to furnish the name, address, number of Units owned and taxpayer identification number of each Partner to the Secretary of the Treasury or his delegate (the "Secretary"); and

        (ii) to the extent and in the manner required by applicable law and regulations, to keep each Partner informed of administrative and judicial proceedings for the adjustment at the Partnership level of any item required to be taken into account by a Partner for income tax purposes (such judicial proceedings referred to hereinafter as "judicial review").

    (c) Subject to Section 6.3 hereof, the Partnership shall indemnify and reimburse the Tax Matters Partner for all expenses, including legal and accounting fees, claims, liabilities, losses and damages incurred in connection with any administrative or judicial proceeding with respect to the tax liability of the Partners. The payment of all such expenses shall be made before any distributions are made from Cash Flow. Neither the General Partner nor any Affiliate nor any other Person shall have any obligation to provide funds for such purpose. The taking of any action and the incurring of any expense by the Tax Matters Partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the Tax Matters Partner; and the provisions on limitations of liability of the General Partner and indemnification set forth in Section 6.3 of this Agreement shall be fully applicable to the Tax Matters Partner in its capacity as such.

    (d) The Tax Matters Partner is hereby authorized, but not required:

        (i) to enter in to any settlement with the IRS or the Secretary with respect to any tax audit or judicial review, in which agreement the Tax Matters Partner may expressly state that such agreement shall bind the other Partners, except that such settlement agreement shall not bind any Partner who (within the time prescribed pursuant to Section 6224(c)(3) of the Code and regulations thereunder) files a statement with the Secretary providing that the Tax Matters Partner shall not have the authority to enter into a settlement agreement on the behalf of such Partner;

        (ii) in the event that a notice of a final administrative adjustment at the partnership level of any item required to be taken into account by a Partner for tax purposes (a "final adjustment") is mailed to the Tax Matters Partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court, the District Court of the United Sates for the district in which the Partnership's principal place of business is located, the United States Court of Claims or any other appropriate forum;

       (iii) to intervene in any action brought by any other Partner for judicial review of a final adjustment;

        (iv) to file a request for an administrative adjustment with the Secretary at any time and, if any part of such request is not allowed by the Secretary, to file a petition for judicial review with respect to such request;

        (v) to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken in to account by a Partner for tax purposes, or an item affected by such item; and

        (vi) to take any other action on behalf of the Partners or the Partnership in connection with any administrative or judicial tax proceeding to the extent permitted by applicable law or regulations.

    12.10 REPORTS TO STATE AUTHORITIES.

    The General Partner shall prepare and file with all appropriate state regulatory bodies and other authorities all reports required to be so filed by state securities or "blue sky" authorities and by the NASAA Guidelines.

SECTION 13. MEETINGS AND VOTING RIGHTS OF THE LIMITED PARTNERS.

    13.1 MEETINGS OF THE LIMITED PARTNERS.

    (a) A meeting of the Limited Partners may be called by the General
Partner on its own initiative, and shall be called by the General Partner following its receipt of written request(s) for a meeting from Limited
Partners holding 10% or more of the then outstanding Units, to act upon any matter on which the Limited Partners may vote (as set forth in this Agreement). Every such request for a meeting shall state with reasonable specificity (i) the purpose(s) for which such meeting is to be held and (ii) the text of any matter, resolution or action proposed to be voted upon by the Limited Partners at such meeting (with which text the General Partner shall, subject to the provisions of Section 13.3, submit an accurate summary of such proposal in its Notice of such meeting to the Limited Partners). Within ten days following the receipt of such a request, the General Partner shall give Notice to all Limited Partners of such meeting in the manner and for a time and place as specified in paragraph 13.1(b). In addition, the General Partner acting on its own initiative may, and following its receipt of written request(s) therefor from Limited Partners holding more than 10% of the then outstanding Units shall, submit for action by Consent of the Limited Partners, in lieu of a meeting, any matter on which the Limited Partners may vote (as set forth in this Section 13).

    (b) A Notice of any such meeting (or action by written Consent without a meeting) shall be given to all Limited Partners either (i) personally or by mail (if such meeting is being called, or Consent action is being solicited, by the General Partner upon the request of the Limited Partners) or (ii) by regular mail (if such meeting is being called, or Consent action is being solicited, by the General Partner on its own initiative) and a meeting called pursuant to such Notice shall be held (or Consent action taken) not less than 15 days nor more than 60 days after the date such Notice is distributed. Such Notice shall be delivered or mailed to each Limited Partner at his or her record address, or at such other address as he or she may have furnished in writing to the General Partner for receipt of Notices, and shall state the place, date and time of such meeting (which shall be the place, date and time, if any, specified in the request for such meeting or such other place, date and time as the General Partner shall determine to be reasonable and convenient to the Limited Partners) and shall state the purpose(s) for which such meeting is to be held. If any meeting of the Limited Partners is properly adjourned to another time or place, and if any announcement of the adjournment of time or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting. The presence in person or by proxy of the Majority Interest shall constitute a quorum at all meetings of the Limited Partners; PROVIDED, HOWEVER, that, if there be no such quorum, holders of a majority of the Units so present or so represented may adjourn the meeting from time to time without further notice, until a quorum shall have been obtained. No Notice of any meeting of Limited Partners need be given to any Limited Partner who attends in person or is represented by proxy (except when a Limited Partner attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened) or to any Limited Partner otherwise entitled to such Notice who has executed and filed with the records of the meeting, either before or after the time thereof, a written waiver of such Notice.

    (c) For the purpose of determining the Limited Partners entitled to vote on any matter submitted to the Limited Partners at any meeting of such Limited Partners (or to take action by Consent in lieu thereof), or any adjournment thereof, the General Partner or the Limited Partners requesting such meeting may fix, in advance, a date as the record date, which shall be a date not more than fifty (50) days nor less than ten (10) days prior to any such meeting (or Consent action), for the purpose of any such determination.

    (d) Any Limited Partner may authorize any Person or Persons to act for such Limited Partner by proxy in respect of all matters as to which such Limited Partner is entitled to participate, whether by waiving Notice of any meeting, taking action by Consent or voting as to any matter or participating at a meeting of the Limited Partners. Every proxy must be signed by a Limited Partner or his or her attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it.

    (e) At each meeting of the Limited Partners, the Limited Partners present or represented by proxy may adopt such rules for the conduct of such meeting as they shall deem appropriate, provided that such rules shall not be inconsistent with the provisions of this Agreement.

    13.2 VOTING RIGHTS OF THE LIMITED PARTNERS.

    Subject to Section 13.3, the Limited Partners, acting by Consent of the Majority Interest may take the following actions without the concurrence of the General Partner:

    (a) amend this Agreement, other than (1) in any manner to allow the Limited Partners to take part in the control or management of the Partnership's business, and (2) without the specific Consent of the General Partner, to alter the rights, powers and duties of the General Partner as set forth in this Agreement;

    (b) dissolve the Partnership;

    (c) remove the General Partner and elect one or more Substitute General Partners; and

    (d) approve or disapprove of the Sale or series of Sales of all or substantially all the assets of the Partnership except for any such Sale or series of Sales in the ordinary course of liquidating the Partnership's Investments during the Disposition Period.

    In determining the requisite percentage of Units necessary to approve a matter on which the General Partner and its Affiliates may not vote or consent, any Units owned by the General Partner and its Affiliates shall not be included. With respect to any Units owned by the General Partner and its Affiliates, the General Partner and its Affiliates may not vote on matters submitted to the Limited Partners regarding the removal of the General Partner and its Affiliates or regarding any transaction between the Partnership and the General Partner and its Affiliates.

    13.3 LIMITATIONS ON ACTION BY THE LIMITED PARTNERS.

    The rights of the Limited Partners under Section 13.2 shall not be exercised or be effective in any manner (a) to subject a Limited Partner to liability as a general partner under the Delaware Act or under the laws of any other jurisdiction in which the Partnership may be qualified or own an item of Equipment or (b) to contract away the fiduciary duty owed to such Limited Partner by the General Partner and its Affiliates under common law. Any action taken pursuant to Section 13.2 shall be void if any non-Affiliated Limited Partner, within 45 days after such action is taken, obtains a temporary restraining order, preliminary injunction or declaratory judgment from a court of competent jurisdiction on grounds that, or an opinion of legal counsel selected by the Limited Partners to the effect that, such action, if given effect, would have one or more of the prohibited effects referred to in this Section 13.3. For purposes of this Section 13.3, counsel shall be deemed to have been selected by the Limited Partners if such counsel is affirmatively approved by the Consent of the Majority Interest within 45 days of the date that the holders of 10% or more of the Units propose counsel for this purpose.

SECTION 14. AMENDMENTS.

    14.1 AMENDMENTS BY THE GENERAL PARTNER.

    Subject to Section 13.2 of this Agreement and all applicable law, this Agreement may be amended, at any time and from time to time, by the General Partner without the Consent of the Majority Interest to effect any change in this Agreement for the benefit or protection of the Limited Partners, including, without limitation:

    (a) to add to the representations, duties or obligations of the General Partner or to surrender any right or power granted to the General Partner herein;

    (b) to cure any ambiguity, to correct or supplement any provision herein that may be inconsistent with any other provision herein or to add any other provision with respect to matters or questions arising under this Agreement that will not be inconsistent with the terms of this Agreement;

    (c) to preserve the status of the Partnership as a "limited partnership" for federal income tax purposes (or under the Delaware Act or any comparable law of any other state in which the Partnership may be required to be qualified);

    (d) to delete or add any provision of or to this Agreement required to be so deleted or added by the staff of the Commission, by any other federal or state regulatory body or other agency (including, without limitation, any "blue sky" commission) or by any Administrator or similar such official;

    (e) to permit the Units to fall within any exemption from the definition of "plan assets" contained in Section 2510.3-101 of Title 29 of the Code of Federal Regulations;

    (f) if the Partnership is advised by Tax Counsel, by the Partnership's Accountants or by the IRS that any allocations of income, gain, loss or deduction provided for in this Agreement are unlikely to be respected for federal income tax purposes, to amend the allocation provisions of this Agreement, in accordance with the advice of such Tax Counsel, such Accountants or the IRS, to the minimum extent necessary to effect as nearly as practicable the plan of allocations and distributions provided in this Agreement; and

    (g) to change the name of the Partnership or the location of its principal office.

    14.2 AMENDMENTS WITH THE CONSENT OF THE MAJORITY INTEREST.

    In addition to the amendments permitted to be made by the General Partner pursuant to Section 14.1, the General Partner may propose to the Limited Partners, in writing, any other amendment to this Agreement. The General Partner may include in any such submission a statement of the purpose for the proposed amendment and of the General Partner's opinion with respect thereto. Upon the Consent of the Majority Interest, such amendment shall take effect; PROVIDED, HOWEVER, that (a) no such amendment shall increase the liability of any Partner or adversely affect any Partner's share of distributions of cash or allocations of Profits or Losses for tax purposes or of any investment tax credit amounts of the Partnership without in each case the consent of each Partner affected thereby; and (b) no such amendment shall modify or amend this Section 14 without the consent of each Limited Partner.

SECTION 15. POWER OF ATTORNEY.

    15.1 APPOINTMENT OF ATTORNEY-IN-FACT.

    By their subscription for Units and their admission as Limited Partners hereunder, Limited Partners make, constitute and appoint the General Partner, each authorized officer of the General Partner and each Person who shall thereafter become a Substitute General Partner during the term of the Partnership, with full power of substitution, the true and lawful attorney-in-fact of, and in the name, place and stead of, such Limited Partner, with the power from time to time to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and publish:

    (a) this Agreement, Schedule A to this Agreement and the Certificate of Limited Partnership under the Delaware Act and any other applicable laws of the State of Delaware and any other applicable jurisdiction, and any amendment of any thereof (including, without limitation, amendments reflecting the addition of any Person as a Partner or any admission or substitution of other Partners or the Capital Contribution made by any such Person or by any Partner) and any other document, certificate or instrument required to be executed and delivered, at any time, in order to reflect the admission of any Partner (including, without limitation, any Substitute General Partner and any Substitute Limited Partner);

    (b) any other document, certificate or instrument required to reflect any action of the Partners duly taken in the manner provided for in this Agreement, whether or not such Limited Partner voted in favor of or otherwise consented to such action;

    (c) any other document, certificate or instrument that may be required by any regulatory body or other agency or the applicable laws of the United States, any state or any other jurisdiction in which the Partnership is doing or intends to do business or that the General Partner deems advisable;

    (d) any certificate of dissolution or cancellation of the Certificate of Limited Partnership that may be reasonably necessary to effect the termination of the Partnership; and

    (e) any instrument or papers required to continue or terminate the business of the Partnership pursuant to Sections 9.5 and 11 hereof; PROVIDED that no such attorney-in-fact shall take any action as attorney-in-fact for any Limited Partner if such action could in any way increase the liability of such Limited Partner beyond the liability expressly set forth in this Agreement or alter the rights of such

Limited Partner under Section 8, unless (in either case) such Limited Partner has given a power of attorney to such attorney-in-fact expressly for such purpose.

    15.2 AMENDMENTS TO AGREEMENT AND CERTIFICATE OF LIMITED PARTNERSHIP.

    (a) Each Limited Partner is aware that the terms of this Agreement permit certain amendments of this Agreement to be effected and certain other actions to be taken or omitted by, or with respect to, the Partnership, in each case with the approval of less than all of the Limited Partners, if a specified percentage of the Partners shall have voted in favor of, or otherwise consented to, such action. If, as and when:

        (i) any amendment of this Agreement is proposed or any action is proposed to be taken or omitted by, or with respect to, the Partnership, which amendment or action requires, under the terms of this Agreement, the Consent of the Partners;

        (ii) Partners holding the percentage of Units specified in this Agreement as being required for such amendment or action have consented to such amendment or action in the manner contemplated by this Agreement; and

       (iii) any Limited Partner has failed or refused to consent to such amendment or action (hereinafter referred to as the "non-consenting Limited Partner"),

then each non-consenting Limited Partner agrees that each attorney-in-fact specified in Section 15.1 is hereby authorized and empowered to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and publish, for and on behalf of such non-consenting Limited Partner, and in his name, place and stead, any and all documents, certificates and instruments that the General Partner may deem necessary, convenient or advisable to permit such amendment to be lawfully made or such action lawfully taken or omitted. Each Limited Partner is fully aware that he or she has executed this special power of attorney and that each other Partner will rely on the effectiveness of such special power of attorney with a view to the orderly administration of the Partnership's business and affairs.

    (b) Any amendment to this Agreement reflecting the admission to the Partnership of any Substitute Limited Partner shall be signed by the General Partner and by or on behalf of the Substitute Limited Partner. Any amendment reflecting the withdrawal or removal of the General Partner and the admission of any Substitute General Partner of the Partnership upon the withdrawal of the General Partner need be signed only by such Substitute General Partner.

    15.3 POWER COUPLED WITH AN INTEREST.

    The foregoing grant of authority by each Limited Partner:

    (a) is a special power of attorney coupled with an interest in favor of such attorney-in-fact and as such shall be irrevocable and shall survive the death, incapacity, insolvency, dissolution or termination of such Limited Partner;

    (b) may be exercised for such Limited Partner by a signature of such attorney-in-fact or by listing or referring to the names of all of the Limited Partners, including such Limited Partner, and executing any instrument with a single signature of any one of such attorneys-in-fact acting as attorney-in-fact for all of them; and

    (c) shall survive the Assignment by any Limited Partner of all or less than all of such Limited Partner's Units, PROVIDED that, if any Assignee of all of a Limited Partner's Units shall have furnished to the General Partner a power of attorney complying with the provisions of Section 15.1 of this Agreement and the admission to the Partnership of such Assignee as a Substitute Limited Partner shall have been approved by the General Partner, this power of attorney shall survive such Assignment with respect to the assignor Limited Partner for the sole purpose of enabling such attorneys-in-fact to execute, acknowledge and file any instrument necessary to effect such Assignment and admission and shall thereafter terminate with respect to such Limited Partner.

SECTION 16. GENERAL PROVISIONS.

    16.1 NOTICES, APPROVALS AND CONSENTS.

    All Notices, approvals, Consents or other communications hereunder shall be in writing and signed by the party giving the same, and shall be deemed to have been delivered when the same are (a) deposited in the United States mail and sent by first class or certified mail, postage prepaid, (b) hand delivered, (c) sent by overnight courier or (d) telecopied. In each case, such delivery shall be made to the parties at the addresses set forth below or at such other addresses as such parties may designate by notice to the
Partnership:

    (a) If to the Partnership or the General Partner, at the principal office of the Partnership, to:

       ICON Income Fund Eight B L.P.

       c/o ICON Capital Corp.

       111 Church Street

       White Plains, New York 10601

       Attention: President

       Telephone: (914) 993-1700

       Telecopy: (914) 698-0699

    (b) If to any Limited Partner, at the address set forth in Schedule A hereto opposite such Limited Partner's name, or to such other address as may be designated for the purpose by Notice from such Limited Partner given in the manner hereby specified.

    16.2 FURTHER ASSURANCES.

    The Partners will execute, acknowledge and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

    16.3 CAPTIONS.

    Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provisions hereof.

    16.4 BINDING EFFECT.

    Except to the extent required under the Delaware Act and for fees, rights to reimbursement and other compensation provided as such, none of the provisions of this Agreement shall be for the benefit of or be enforceable by any creditor of the Partnership.

    16.5 SEVERABILITY.

    If one or more of the provisions of this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and any other application thereof shall not in any way be affected or impaired thereby, and such remaining provisions shall be interpreted consistently with the omission of such invalid, illegal or unenforceable provisions.

    16.6 INTEGRATION.

    This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith that conflict with the express terms of this Agreement. No covenant, representation or condition not expressed in this Agreement shall affect, or be effective to interpret, change or restrict, the express provisions of this Agreement.

    16.7 APPLICABLE LAW.

    This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware, including, without limitation, the Delaware Act (except and solely to the extent that provisions of the laws of any other jurisdiction are stated to be applicable in any section of this Agreement), without giving effect to the conflict of laws provisions thereof.

    16.8 COUNTERPARTS.

    This Agreement may be signed by each party hereto upon a separate counterpart (including, in the case of a Limited Partner, a separate subscription agreement or signature page executed by one or more such Partners), but all such counterparts, when taken together, shall constitute but one and the same instrument.

    16.9 CREDITORS.

    No creditor who makes a loan to the Partnership shall have or acquire at any time, as a result of making such a loan, any direct or indirect interest in the profits, capital or property of the Partnership other than as a secured creditor except solely by an assignment of the Units of a Limited Partner as provided herein above.

    16.10 INTERPRETATION.

    Unless the context in which words are used in this Agreement otherwise indicates that such is the intent, words in the singular shall include the plural and in the masculine shall include the feminine and neuter and vice versa.

    16.11 SUCCESSORS AND ASSIGNS.

    Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto. In furtherance of and not in limitation of the foregoing, the General Partner may assign as collateral security or otherwise any items of compensation payable to it pursuant to the terms of this Agreement; notwithstanding any such assignment the General Partner and not any such assignee shall remain solely liable for its obligations hereunder.

    16.12 WAIVER OF ACTION FOR PARTITION.

    Each of the parties hereto irrevocably waives, during the term of the Partnership, any right that he or she may have to maintain any action for partition with respect to the property of the Partnership.

SECTION 17. DEFINITIONS.

    Defined terms used in this Agreement shall have the meanings specified below. Certain additional defined terms are set forth elsewhere in this Agreement. Unless the context requires otherwise, the singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, and "Article" and "Section" references are references to the Articles and Sections of this Agreement.

    "ACCOUNTANTS" means KPMG LLP, or such other firm of independent certified public accountants as shall be engaged from time to time by the General Partner on behalf of the Partnership.

    "ACQUISITION EXPENSES" means expenses (other than Acquisition Fees) incurred and paid to any Person which are attributable to selection and acquisition of equipment, leases and financing transactions, whether or not acquired or entered into, including legal fees and expenses, travel and communications expenses, costs of credit reports and appraisals and reference materials used to evaluate transactions, non-refundable option payments on equipment and other tangible or intangible personal property not acquired, fees payable to finders and brokers which are not Affiliates of the General Partner, accounting fees and expenses, costs of each acquisition of an item of Equipment, Lease or a Financing Transaction (including the negotiation of Leases and the negotiation and documentation of Partnership borrowings, including commitment or standby fees payable to Lenders), insurance costs and miscellaneous other expenses however designated.

    "ACQUISITION FEES" means, in connection with any Investment, the amount payable from all sources in respect of (a) all fees and commissions paid by any party in connection with the selection and purchase of any item of Equipment or Lease and the negotiation and consummation of any Financing Transaction, however designated and however treated for tax and accounting purposes, and (b) all finder's fees and loan fees or points paid in connection therewith to a lender which is not an Affiliate of the General Partner, but not any Acquisition Expenses.

    "ADJUSTED CAPITAL ACCOUNT DEFICIT" means with respect to any Capital Account as of the end of any taxable year, the amount by which the balance in such Capital Account is less than zero. For this purpose, a Partner's Capital Account balance shall be (a) reduced for any items described in Treas. Reg. Section 1.704-1(b)(2)(ii)(d)(4),(5), and (6), (b) increased for any amount such Partner is unconditionally obligated to contribute to the Partnership no later than the end of the taxable year in which his or her Units, or the General Partner's Units, are liquidated (as defined in Treas. Reg. Section 1.704-1(b)(2)(ii)(g)) or, if later, within 90 days after such liquidation, and (c) increased for any amount such Partner is treated as being obligated to contribute to the Partnership pursuant to the penultimate sentences of Treas. Reg. Sections 1.704-2(g)(1) and 1.704-2(i)(5) (relating to minimum gain).

    "ADJUSTED CAPITAL CONTRIBUTION" means, as to any Limited Partner, as of the date of determination, such Limited Partner's Capital Contribution reduced, but not below zero, by all distributions theretofore made to such Limited Partner by the Partnership which are deemed to be in reduction of such Limited Partner's Capital Contribution pursuant to Section 8.3(d)(ii).

    "ADMINISTRATOR" means the official or agency administering the securities laws of a state.

    "AFFILIATE" means, with respect to any Person, (a) any other Person directly or indirectly controlling, controlled by or under common control with such Person, (b) any officer, director or partner of such Person, (c) any other Person owning or controlling 10% or more of the outstanding voting securities of such Person and (d) if such Person is an officer, director or partner, any other Person for which such Person acts in such capacity.

    "AFFILIATED INVESTMENT" means any Investment in which the General Partner, any of its Affiliates or any Program either has or in the past has had an interest, but excluding any Joint Venture.

    "AFFILIATED LIMITED PARTNER" means any officer, employee or securities representative of the General Partner or any Affiliate of the General Partner or of any Selling Dealer who is admitted as a Limited Partner at a Closing.

    "AGREEMENT" means this Agreement of Limited Partnership, as the same may hereafter be amended, supplemented or restated from time to time.

    "APPLICABLE REDEMPTION PRICE" means, with respect to any Unit, the following amount (determined as of the date of redemption of such Unit):

    (a) during the second year of the Reinvestment Period, each Limited Partner shall receive an amount equal to 90% of the original Capital Contribution of such Limited Partner;

    (b) during the third year of the Reinvestment Period, each limited partner shall receive an amount equal to 92% of the original Capital Contribution of such Limited Partner;

    (c) during the fourth year of the Reinvestment Period, each limited partner shall receive an amount equal to 94% of the original Capital Contribution of such Limited Partner;

    (d) during the fifth year of the Reinvestment Period, each limited partner shall receive an amount equal to 96% of the original Capital Contribution of such Limited Partner;

    (e) during the first year of the Liquidation Period, each limited partner shall receive an amount equal to 98% of the original Capital Contribution of such Limited Partner;

    (f) during the second year of the Liquidation Period and each year thereafter, each limited partner shall receive an amount equal to 100% of the original Capital Contribution of such Limited Partner;

    LESS the sum of (i) 100% of previous distributions to such Limited Partner of uninvested Capital Contributions, (ii) 100% of previous distributions of Cash Flow, (iii) 100% of any previous allocations to such Limited Partner of investment tax credit amounts and (iv) the aggregate amount, not exceeding $150.00, of expenses reasonably incurred by a Partnership in connection with the redemption of his or her Units; PROVIDED, HOWEVER, that in no event shall the Applicable Redemption Price computed under either clause (a) or
    (b) of this definition exceed an amount equal to such Limited Partner's Capital Account balance as of the end of the calendar quarter preceding such redemption minus cash distributions which have been made or are due to be made for the calendar quarter in which the redemption occurs (for a redemption of all Units owned by such Limited Partner or that portion of such amount which is proportionate to the percentage of such Limited Partner's Units which are redeemed in the case of partial redemptions).

    "ASSIGNEE" means any Person to whom any Units have been Assigned, in whole or in part, in a manner permitted by Section 10.2 of this Agreement.

    "ASSIGNMENT" means, with respect to any Units, the offer, sale, assignment, transfer, gift or other disposition of, such Unit, whether voluntarily or by operation of law, except that in the case of a BONA FIDE pledge or other hypothecation, no Assignment shall be deemed to have occurred unless and until the secured party has exercised his right of foreclosure with respect thereto; and the terms "ASSIGN" and "ASSIGNING" have a correlative meaning.

    "CAPITAL ACCOUNT" means the capital account maintained for each Partner pursuant to Section 5.5 of this Agreement.

    "CAPITAL CONTRIBUTIONS" means (a) as to the General Partner, its initial $1,000 contribution to the capital of the Partnership plus such additional amounts as may be contributed to the capital of the Partnership by the General Partner and (b) as to any Limited Partner, the gross amount of initial investment in the Partnership actually paid by such Limited Partner for Units, without deductions for Underwriting Fees, Sales Commissions and Front-End Fees.

    "CASH FROM OPERATIONS" means cash provided from operations, without deduction for depreciation, but after deducting cash funds used to pay all other cash expenses, debt payments, capital improvements and replacements (other than cash funds withdrawn from Reserves).

    "CASH FROM SALES" means the cash received by the Partnership as a result of a Sale reduced by (a) all Indebtedness of the Partnership required to be paid as a result of the Sale, whether or not then payable (including, without limitation, any liabilities on an item of Equipment sold that are not assumed by the buyer and any remarketing fees required to be paid to Persons who are not Affiliates of the General Partner), (b) the Subordinated Remarketing Fee (to the extent permitted to be paid at the time pursuant to Section 6.4(h) of this Agreement), (c) any accrued but previously unpaid Management Fees to the extent then payable, (d) any Reserves to the extent deemed reasonable by the General Partner and (e) all expenses incurred in connection with such Sale. In the event the Partnership takes back a promissory note or other evidence of indebtedness in connection with any Sale, all payments subsequently received in cash by the Partnership with respect to such note shall be included in Cash From Sales upon receipt, irrespective of the treatment of such payments by the Partnership for tax or accounting purposes. If, in payment for Equipment sold, the Partnership receives purchase money obligations secured by liens on such Equipment, the amount of such obligations shall not be included in Cash From Sales until and to the extent the obligations are realized in cash, sold or otherwise disposed of.

    "CLOSING" means the admission of Limited Partners to the Partnership in accordance with Section 5.3 of this Agreement.

    "CLOSING DATE" means any date on which any Limited Partner shall be admitted to the Partnership, and includes the Initial Closing Date and any subsequent Closing Date, including the Final Closing Date.

    "CODE" means the Internal Revenue Code of 1986, as amended, and in effect from time to time, or corresponding provisions of subsequent laws.

    "COMMISSION" means the Securities and Exchange Commission.

    "CONSENT" means either (a) consent given by vote at a meeting called and held in accordance with the provisions of Section 13.1 of this Agreement or
(b) the written consent without a meeting, as the case may be, of any Person to do the act or thing for which the consent is solicited, or the act of granting such consent, as the context may require.

    "CONTROLLING PERSON" means, with respect to the General Partner or any of its Affiliates, any of its chairmen, directors, presidents, secretaries or corporate clerks, treasurers, vice presidents, any holder of a 5% or larger equity interest in the General Partner or any such Affiliate, or any Person having the power to direct or cause the direction of the General Partner or any such Affiliate, whether through the ownership of voting securities, by contract or otherwise.

    "CUMULATIVE RETURN" means, as to any Limited Partner, an amount equal to an eight (8%) percent annual cumulative return on such Limited Partner's Adjusted Capital Contribution (calculated before application of any distribution made to such Limited Partner pursuant on the date of such calculation) as outstanding from time to time, compounded daily from a date not later than the last day of the calendar quarter in which the original Capital Contribution is made.

    "DEALER-MANAGER" means ICON Securities Corp., an Affiliate of the General Partner.

    "DEALER-MANAGER AGREEMENT" means the agreement entered into between the General Partner and the Dealer-Manager, substantially in the form thereof filed as an exhibit to the Registration Statement.

    "DELAWARE ACT" means the Delaware Revised Uniform Limited Partnership Act, 6 Del. Code Ann. tit. 6, Section17-101, et seq., as amended from time to time, and any successor to such Delaware Act.

    "DISSOLUTION EVENT" has the meaning specified in Section 11.1 of this Agreement.

    "DUE DILIGENCE EXPENSES" has the meaning specified in Section 6.4(d) of this Agreement.

    "EFFECTIVE DATE" means the date the Registration Statement is declared effective by the Commission.

    "EQUIPMENT" means any equipment and related property acquired by the Partnership, or in which the Partnership has acquired a direct or indirect interest, including, but not limited to, the types of equipment referred to in
Section 3.2 of this Agreement and shall also be deemed to include other tangible and intangible personal property which at any time is subject to, or the collateral for, a Lease or Financing Transaction.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

    "ESCROW ACCOUNT" means an interest-bearing account established and maintained by the General Partner with the Escrow Agent, in accordance with the terms of the Escrow Agreement, for the purpose of holding, pending the distribution thereof in accordance with the terms of this Agreement, any Subscription Monies received from subscribers, including Persons who are to be admitted as Limited Partners as a result of the Closing occurring on the Initial Closing Date.

    "ESCROW AGENT" means The Chase Manhattan Bank N.A. or another United States banking institution with at least $50,000,000 in assets, which shall be selected by the General Partner to serve in such capacity pursuant to the Escrow Agreement.

    "ESCROW AGREEMENT" means that certain Escrow Agreement between the General Partner and the Escrow Agent, substantially in the form thereof filed as an exhibit to the Registration Statement, as amended and supplemented from time to time as permitted by the terms thereof.

    "FINAL CLOSING DATE" means the last Closing Date on which any Limited Partner (other than a Substitute Limited Partner) shall be admitted to the Partnership, which shall be as soon as practicable following the Termination Date.

    "FINANCING TRANSACTION" means any Investment made or acquired representing an extension of credit or loan to any User, which is secured by a security interest in tangible or intangible personal property and in any lease of such property.

    "FIRST CASH DISTRIBUTIONS" means, with respect to any Limited Partner, all distributions made to such Limited Partner by the Partnership during the Reinvestment Period equal to an eight percent (8%) annual, cumulative return on the amount of such Limited Partner's Capital Contribution (as reduced by any amounts of uninvested Capital Contributions distributed to such Limited Partner pursuant to Section 8.6 and by any amount paid to such Limited Partner in redemption of such Limited Partner's Units pursuant to Section 10.5).

    "FISCAL PERIOD" means any interim accounting period established by the General Partner within a Fiscal Year.

    "FISCAL QUARTER" means, for each Fiscal Year, the three-calendar-month period which commences on the first day of such Fiscal Year or any of each subsequent three-calendar-month period.

    "FISCAL YEAR" means the Partnership's annual accounting period established pursuant to Section 12.4 of this Agreement.

    "FRONT-END FEES" means fees and expenses paid by any Person for any services rendered during the Partnership's organizational and offering or acquisition phases including Sales Commissions, Underwriting Fees, O & O Expense Allowance, Acquisition Fees and Acquisition Expenses and Leasing Fees, and all other similar fees however designated.

    "FULL-PAYOUT LEASE" means any lease, entered into or acquired from time to time by the Partnership, pursuant to which the aggregate noncancellable rental payments due during the initial term of such lease, on a net present value basis, are at least sufficient to permit the Partnership to recover the Purchase Price of the Equipment subject to such lease.

    "GENERAL PARTNER" means ICON Capital Corp., a Connecticut corporation, and any Person who subsequently becomes an additional or Substitute General Partner duly admitted to the Partnership in accordance with this Agreement, in such Person's capacity as a general partner of the Partnership.

    "GROSS ASSET VALUE" means, with respect to any asset of the Partnership, the asset's adjusted tax basis, except that:

        (a) the initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the fair market value of such asset on the date of contribution;

        (b) the Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values at such times as the Partners' Capital Accounts are adjusted pursuant to Section 5.5(h) hereof;

        (c) the Gross Asset Value of any Partnership asset distributed to any Partner shall be the gross fair market value of such asset on the date of distribution;

        (d) to the extent not otherwise reflected in the Partners' Capital Accounts, the Gross Asset Values of Partnership assets shall be increased (or decreased) to appropriately reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code
    Section 743(b); and

        (e) if on the date of contribution of an asset or a revaluation of an asset in accordance with (b)-(d) above, the adjusted tax basis of such asset differs from its fair market value, the Gross Asset Value of such asset shall thereafter be adjusted by reference to the depreciation method described in Treas. Reg. Section 1.704-1(b)(2)(iv)(g)(3).

    "GROSS OFFERING PROCEEDS" means the aggregate gross amount of Capital Contributions by Limited Partners.

    "GROSS REVENUE" means receipts of the Partnership from any and all sources including, but not limited to, (a) rental and royalty payments realized under Leases whether or not pledged to a Lender and including such payments assigned for direct payment to such Lenders, (b) principal and interest payments realized under Financing Transactions and (c) interest earned on funds on deposit for the Partnership (other than Subscription Monies).

    "GROSS UNIT PRICE" means $100.00 for each whole Unit, and $.01 for each 1/10,000th Unit, purchased by a Limited Partner (other than an Affiliated Limited Partner).

    "INDEBTEDNESS" means, with respect to any Person as of any date, all obligations of such Person (other than capital, surplus, deferred income taxes and, to the extent not constituting obligations, other deferred credits and reserves) that could be classified as liabilities (exclusive of accrued expenses and trade accounts payable incurred in respect of property purchased in the ordinary course of business which are not overdue or which are being contested in good faith by appropriate proceedings and are not so required to be classified on such balance sheet as debt) on a balance sheet prepared in accordance with generally accepted accounting principles as of such date.

    "INDEMNITEE" has the meaning specified in Section 6.3(a) of this Agreement.

    "INITIAL CLOSING DATE" means the first Closing Date for the Partnership on which Limited Partners holding in the aggregate Units equal to, or greater than, the Minimum Offering are admitted to the Partnership.

    "INVESTMENT COMMITTEE" means a committee established by the General Partner to set Investment review policies and procedures, and approve significant Investments and Investments which differ from the standards and procedures it has established. The Investment Committee will, at all times, consist of at least two persons designated by the General Partner.

    "INVESTMENTS" means, collectively, the Partnership's portfolio, from time to time, of Equipment, Leases and Financing Transactions, including any equity interest of the Partnership therein, whether direct or indirect through a nominee, Joint Venture or otherwise.

    "IRA" means an Individual Retirement Account and its related funding vehicle.

    "IRS" or "SERVICE" means the Internal Revenue Service or any successor agency thereto.

    "INVOLUNTARY WITHDRAWAL" means, with respect to the General Partner, the removal or involuntary withdrawal of the General Partner from the Partnership pursuant to Section 9.2 of this Agreement.

    "JOINT VENTURE" means any syndicate, group, pool, partnership, limited liability company, business trust or other unincorporated organization through or by means of which the Partnership acts jointly with any Program or with any non-Affiliated Person to invest in Equipment, Leases or Financing Transactions.

    "LEASE" means any Full-Payout Lease and any Operating Lease and any residual value interest therein.

    "LEASING FEES" means the total of all fees and commissions paid by any party in connection with the initial Lease of Equipment.

    "LENDER" means any Person that lends cash or cash equivalents to the Partnership, including any Person that acquires by purchase, assignment or otherwise an interest in the future rents payable under any Lease and in the related Equipment or other assets or in payments due under any Financing Transaction, and any property securing, any such transaction.

    "LESSEE" means a lessee under a Lease.

    "LEVERAGE RATE" means the percentage obtained by dividing the amount of the Partnership's total Indebtedness at any time by the total Purchase Price of the Investments then held by the Partnership.

    "LIMITED PARTNER" means any Person who is the owner of at least one Unit and who has been admitted to the Partnership as an Limited Partner and any Person who becomes a Substitute Limited Partner, in accordance with this Agreement, in such Person's capacity as a Limited Partner of the Partnership.

    "LIQUIDATION PERIOD" means the period commencing on the first day following the end of the Reinvestment Period and continuing for the amount of time deemed necessary by the General Partner for orderly termination of its operations and affairs and liquidation or disposition of the Partnership's Investments and other assets and the realization of the maximum proceeds therefor, which period is expected to continue not less than twelve (12), and not more than thirty six
(36), months beyond the end of the Reinvestment Period and which, in any event, will end no later than eleven (11) years after the Final Closing Date.

    "MAJORITY" or "MAJORITY INTEREST" means Limited Partners owning more than 50% of the aggregate outstanding Units.

    "MANAGEMENT FEES" means, for any Fiscal Year, a fee in an amount equal to the lesser of (a) the sum of (i) an amount equal to 5% of annual Gross Revenues realized under Operating Leases, (ii) an amount equal to 2% of annual Gross Revenues realized under Full-Payout Leases that are Net Leases, (iii) an amount equal to 2% of annual Gross Revenues realized in connection with Financing Transactions and (iv) an amount equal to 7% of annual Gross Revenues from Equipment owned and operated by the Partnership in the manner contemplated by the NASAA Guidelines (I.E., the General Partner provides both asset management and additional services relating to the continued and active operation of such Equipment, such as on-going marketing or re-leasing of Equipment, hiring or arranging for the hiring of crews or operating personnel for such Equipment and similar services), and (b) the amount of reasonable management fees customarily paid to non-affiliated third parties rendering similar services in the same geographic location and for similar types of equipment.

    "MAXIMUM OFFERING" means receipt and acceptance by the Partnership of subscriptions by Persons eligible to purchase a total of 750,000 Units of Partnership Interest on or before the Final Closing Date.

    "MINIMUM OFFERING" means receipt and acceptance by the Partnership of subscriptions for not less than 12,000 Units (excluding the ten (10) Units subscribed for by the Original Limited Partner and any Units in excess of 600 Units collectively subscribed for by the General Partner or any Affiliate of the General Partner).

    "NASAA GUIDELINES" means the Statement of Policy regarding Equipment Programs adopted by the North American Securities Administrators
Association, Inc., as in effect on the date of the Prospectus.

    "NASD" means the National Association of Securities Dealers, Inc.

    "NET LEASE" means a Lease under which the Lessee assumes responsibility for, and bears the cost of, insurance, taxes, maintenance, repair and operation of the leased asset and where the noncancellable rental payments pursuant to such Lease are absolutely net to the Partnership.

    "NET OFFERING PROCEEDS" means the Gross Offering Proceeds minus Underwriting Fees, Sales Commissions and the O & O Expense Allowance payable by the Partnership.

    "NET UNIT PRICE" means the Gross Unit Price less an amount equal to 8% of the Gross Unit Price (equivalent to Sales Commissions) for each Unit or fraction thereof purchased by an Affiliated Limited Partner.

    "NET WORTH" means, with respect to any Person as of any date, the excess, on such date, of assets over liabilities, as such items would appear on the balance sheet of such Person in accordance with generally accepted accounting principles.

    "NOTICE" means a writing containing the information required by this Agreement to be communicated to any Person, personally delivered to such Person or sent by registered, certified or regular mail, postage prepaid, to such Person at the last known address of such Person.

    "O & O EXPENSE ALLOWANCE" has the meaning specified in Section 6.4(e) of this Agreement.

    "OFFERING" means the offering of Units pursuant to the Prospectus.

    "OFFERING PERIOD" means the period from the Effective Date to the Termination Date.

    "OPERATING EXPENSES" means (a) all costs of personnel (including officers or employees of the General Partner or its Affiliates other than Controlling Persons) involved in the business of the Partnership, allocated PRO RATA to their services performed on behalf of the Partnership, but excluding overhead expenses attributable to such personnel); (b) all costs of borrowed money, taxes and assessments on Investments and other taxes applicable to the Partnership;
(c) legal, audit, accounting, brokerage, appraisal and other fees;
(d) printing, engraving and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and recording of documents evidencing ownership of an interest in the Partnership or in connection with the business of the Partnership; (e) fees and expenses paid to independent contractors, bankers, brokers and services, leasing agents and sales personnel consultants and other equipment management personnel, insurance brokers and other agents (all of which shall only be billed directly by, and be paid directly to, the provider of such services); (f) expenses (including the cost of personnel as described in (a) above) in connection with the disposition, replacement, alteration, repair, refurbishment, leasing, licensing, re-leasing, re-licensing, financing, refinancing and operation of Equipment and Financing Transactions (including the costs and expenses of insurance premiums, brokerage and leasing and licensing commissions, if any, with respect to its Investments and the cost of maintenance of its Equipment; (g) expenses of organizing, revising, amending, converting, modifying or terminating the Partnership;
(h) expenses in connection with distributions made by the Partnership to, and communications and bookkeeping and clerical work necessary in maintaining relations with, its Limited Partners, including the costs of printing and mailing to such Person evidences of ownership of Units and reports of meetings of the Partners and of preparation of proxy statements and solicitations of proxies in connection therewith; (i) expenses in connection with preparing and mailing reports required to be furnished to the Limited Partners for investor, tax reporting or other purposes, and reports which the General Partner deems it to be in the best interests of the Partnership to furnish to the Limited Partners and to their sales representatives; (j) any accounting, computer, statistical or bookkeeping costs necessary for the maintenance of the books and records of the Partnership (including an allocable portion of the Partnership's costs of acquiring and owning computer equipment used in connection with the operations and reporting activities of the Partnership and any other investment programs sponsored by the General Partner or any of its Affiliates, the Partnership's interest in which equipment shall be liquidated in connection with the

Partnership's liquidation); (k) the cost of preparation and dissemination of the informational material and documentation relating to potential sale, refinancing or other disposition of Equipment and Financing Transactions; (l) the costs and expenses incurred in qualifying the Partnership to do business in any jurisdiction, including fees and expenses of any resident agent appointed by the Partnership; and (m) the costs incurred in connection with any litigation or regulatory proceedings in which the Partnership is involved.

    "OPERATING LEASE" means any lease, entered into or acquired from time to time by the Partnership, pursuant to which the aggregate noncancellable rental payments during the initial term of such lease, on a net present value basis, are not sufficient to recover the Purchase Price of the Equipment leased thereby.

    "OPERATIONS" means all operations and activities of the Partnership except Sales.

    "ORGANIZATIONAL AND OFFERING EXPENSES" means (a) all costs and expenses incurred in connection with, and in preparing the Partnership for, qualification under federal and state securities laws, and subsequently offering and distributing the Units to the public (except for Sales Commissions and Underwriting Fees payable to the General Partner, the Dealer-Manager or any Selling Dealer), including but not limited to, (i) printing costs,
(ii) registration and filing fees, (iii) attorneys', accountants' and other professional fees and (iv) Due Diligence Expenses and (b) the direct costs of salaries to and expenses (including costs of travel) of officers and directors of the General Partner or any of its Affiliates while engaged in organizing the Partnership and registering the Units.

    "ORIGINAL LIMITED PARTNER" means Thomas W. Martin.

    "PARTICIPANT LIST" means a list, in alphabetical order by name, setting forth the name, address and business or home telephone number of, and number of Units held by, each Limited Partner, which list shall be printed on white paper in a readily readable type size (in no event smaller than 10-point type) and shall be updated at least quarterly to reflect any changes in the information contained therein.

    "PARTNER" means the General Partner (including any Substitute General Partner) and any Limited Partner (including the Original Limited Partner and any Substitute Limited Partner).

    "PARTNER NONRECOURSE DEBT" means any Partnership nonrecourse liability for which any Partner bears the economic risk of loss within the meaning of Treas. Reg. Section 1.704-2(b)(4).

    "PARTNER NONRECOURSE DEBT MINIMUM GAIN" has the meaning specified in Treas. Reg. Section 1.704-2(i)(3), and such additional amount as shall be treated as Partner Nonrecourse Minimum Gain pursuant to Treas. Reg.
Section 1.704-2(j)(1)(iii).

    "PARTNER NONRECOURSE DEDUCTIONS" shall consist of those deductions and in those amounts specified in Treas. Reg. Sections 1.704-2(i)(2) and (j).

    "PARTNERSHIP" means ICON Income Fund Eight B L.P., the limited partnership formed pursuant to, and governed by the terms of, this Agreement.

    "PARTNERSHIP LOAN" means any loan made to the Partnership by the General Partner or any of its Affiliates in accordance with Section 6.2(d) of this Agreement.

    "PARTNERSHIP MINIMUM GAIN" has the meaning specified in Treas. Reg.
Sections 1.704-2(b)(2) and (d) and such additional amount as shall be treated as Partnership Minimum Gain pursuant to Treas. Reg. Section 1.704-2(j)(1)(iii).

    "PARTNERSHIP NONRECOURSE DEDUCTIONS" shall consist of those deductions and in those amounts specified in Treas. Reg. Sections 1.704-2(c) and (j).

    "PAYOUT" means the time when the aggregate amount of cash distributions to a Limited Partner equals the amount of such Limited Partner's Capital Contribution plus an amount equal to an eight (8%) percent annual cumulative return on such Capital Contribution, compounded daily from a date not later than the last day of the calendar quarter in which such Capital Contribution is made (determined by treating distributions actually made to a Limited Partner as first being applied to satisfy such 8% return on capital which has accrued and has not been paid and applying any excess distributions as a return of such Limited Partner's Capital Contribution). Income earned on escrowed funds and distributed to Limited Partners may be used to satisfy the cumulative return requirement.

    "PERSON" shall mean any natural person, partnership, limited liability company, trust, corporation, association or other legal entity, including, but not limited to, the General Partner and any of its Affiliates.

    "PROFITS" or "LOSSES" means, for any Fiscal Year, the Partnership's taxable income or loss for such Fiscal Year, determined in accordance with Code section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

        (a) any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses shall be applied to increase such taxable income or reduce such loss;

        (b) any expenditure of the Partnership described in Code section 705(a)(2)(B), or treated as such pursuant to Treas. Reg.
    Section1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profits and Losses shall be applied to reduce such taxable income or increase such loss;

        (c) gain or loss resulting from a taxable disposition of any asset of the Partnership shall be computed by reference to the Gross Asset Value of such asset and the special depreciation calculations described in Treas. Reg. Section1.704-1(b)(2)(iv)(g), notwithstanding that the adjusted tax basis of such asset may differ from its Gross Asset Value;

        (d) in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss for such Fiscal Year, there shall be taken into account depreciation, amortization or other cost recovery determined pursuant to the method described in Treas. Reg. Section1.704-1(b)(2)(iv)(g)(3); and

        (e) any items which are specially allocated pursuant to Section 8.2(f) shall not be taken into account in computing Profits or Losses.

    "PROGRAM" means a limited or general partnership, joint venture, limited liability company, unincorporated association or similar organization, formed and/or operated by the General Partner or any of its Affiliates for the primary purpose of investment in and the operation of or gain from an interest in equipment.

    "PROSPECTUS" means the prospectus included as part of the Registration Statement on Form S-1 (No. 333-54011) in the final form in which such prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act and as thereafter supplemented or amended pursuant to Rule 424(c) under the Securities Act.

    "PURCHASE PRICE" means, with respect to any Investment, the price paid by, or on behalf of, the Partnership, including the cash paid, indebtedness incurred or assumed, and the amount of the related Acquisition Fees on such item of Equipment, Lease or Financing Transaction, plus that portion of the reasonable, necessary and actual expenses incurred by the General Partner or any of its Affiliates in acquiring Investments on an arm's length basis with a view to transferring such Investments to the Partnership, which is allocated to the Investments in question in accordance with allocation procedures employed by the General Partner or such Affiliate from time to time and within generally accepted accounting principles. Purchase Price shall also mean, with respect to options to acquire Equipment or any interest therein, the sum of the exercise price and the price to acquire the option.

    "QUALIFIED PLAN" means a pension, profit-sharing or stock bonus plan, including Keogh Plans, meeting the requirements of Sections 401 et seq. of the Code, as amended, and its related trust.

    "QUALIFIED SUBSCRIPTION ACCOUNT" means the interest-bearing account established and maintained by the Partnership for the purpose of holding, pending the distribution thereof in accordance with the terms of this Agreement, of Subscription Monies received from Persons who are to be admitted as Limited Partners as a result of Closings to be held subsequent to the Initial Closing Date.

    "REGISTRATION STATEMENT" means the Registration Statement on Form S-1 (No. 333-54011) filed with the Commission under the Securities Act in the form in which such Registration Statement is declared to be effective.

    "REINVESTMENT PERIOD" means the period commencing with the Initial Closing Date and ending five (5) years after the Final Closing Date; PROVIDED that such period may be extended at the sole and absolute discretion of the General Partner for a further period of not more than an additional 36 months.

    "RESERVES" means reserves established and maintained by the Partnership for working capital and contingent liabilities, including repairs, replacements, contingencies, accruals required by lenders for insurance, compensating balances required by lenders and other appropriate items, in an amount not less than (a) during the Reinvestment Period, 1.0% of Gross Offering Proceeds and (b) during the Liquidation Period, the lesser of (1) 1% of Gross Offering Proceeds and (2) 1% of the Partnership's aggregate Adjusted Capital Accounts.

    "ROLL-UP" means any transaction involving the acquisition, merger, conversion, or consolidation, either directly or indirectly, of the Partnership and the issuance of securities of a Roll-Up Entity. Such term does not include
(a) a transaction involving securities of the Partnership if they have been listed on a national securities exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System for at least 12 months; or (b) a transaction involving the conversion of only the Partnership to corporate, limited liability company, trust or association form if, as a consequence of such transaction, there will be no significant adverse change in (i) the Limited Partner's voting rights; (ii) the term of existence of the Partnership; (iii) the General Partner and its Affiliates' compensation; or
(iv) the Partnership's investment objectives.

    "ROLL-UP ENTITY" means any partnership, limited liability company, corporation, trust, or other entity that is created by, or surviving after, the successful completion of a proposed Roll-Up transaction.

    "SALE" means the sale, exchange, involuntary conversion, foreclosure, condemnation, taking, casualty (other than a casualty followed by refurbishing or replacement), or other disposition of any of the Partnership's Investments.

    "SALES COMMISSIONS" has the meaning specified in Section 6.4(c) of this Agreement.

    "SCHEDULE A" means Schedule A attached to and made a part of, this Agreement, which sets forth the names, addresses, Capital Contributions and number of Units owned by the Partners, as amended or supplemented from time to time to add or delete, as the case may be, such information with respect to any Partner.

    "SECONDARY MARKET" has the meaning specified in Section 10.2(c) of this Agreement.

    "SECURITIES ACT" means the Securities Act of 1933, as amended.

    "SELLING DEALER" means each member firm of the National Association of Securities Dealers, Inc. which has been selected by the General Partner or the Dealer-Manager to offer and sell Units and which has entered into a Selling Dealer Agreement with the General Partner or the Dealer-Manager.

    "SELLING DEALER AGREEMENT" means each of the agreements entered into between the General Partner or the Dealer-Manager and any Seller Dealer, each substantially in the respective form thereof filed as an exhibit to the Registration Statement.

    "SUBORDINATED REMARKETING FEE" means, with respect to any Investment, a fee in the amount equal to the lesser of (a) 3% of the contract sales price applicable to such Investment, or (b) one-half of that brokerage fee that is reasonable, customary and competitive in light of the size, type and location of such Investment.

    "SUBSCRIPTION AGREEMENT" means the Subscription Agreement substantially in the form thereof filed as an exhibit to the Prospectus.

    "SUBSCRIPTION MONIES" means the funds received from a subscriber in respect of Units.

    "SUBSTITUTE GENERAL PARTNER" means any successor to the General Partner admitted to the Partnership in accordance with Section 9.5 of the Agreement.

    "SUBSTITUTE LIMITED PARTNER" means any Assignee of Units who is admitted to the Partnership as a Limited Partner pursuant to Section 10.3 of this Agreement.

    "TAX COUNSEL" means Greene Radovsky Maloney & Share LLP, San Francisco, California, or such other tax counsel acceptable to the General Partner.

    "TAX MATTERS PARTNER" means the Person designated pursuant to
Section 6231(a)(7) of the Code to manage administrative and judicial tax proceedings conducted at the Partnership level by the Internal Revenue Service with respect to Partnership matters. The General Partner is designated Tax Matters Partner for the Partnership in Section 12.9 of this Agreement.

    "TERMINATION DATE" means the earliest of (a) the date on which the Maximum Offering has been sold, (b) twelve (12) months following the Effective Date PROVIDED that such twelve-month period may be extended at the sole and absolute discretion of the General Partner for a further period of not more than an additional 12 months and (c) the termination of the Offering by the General Partner at any time.

    "TREASURY REGULATION" or "TREAS. REG." means final or temporary regulations issued by the United States Treasury Department pursuant to the Code.

    "UNDERWRITING FEES" has the meaning specified in Section 6.4(b) of this Agreement.

    "UNIT" means a limited partnership interest in the Partnership.

    "UNPAID CUMULATIVE RETURN" means, as to any Limited Partner, the amount of such Limited Partner's Cumulative Return calculated through the date as of which such Unpaid Cumulative Return is being calculated, reduced (but not below zero) by the aggregate distributions theretofore made to such Limited Partner by the Partnership pursuant to Sections 8.1(c) and 11.3 of this Agreement which are deemed to be a reduction of such Limited Partner's Unpaid Cumulative Return pursuant to Section 8.3(d)(i).

    "UNPAID TARGET DISTRIBUTION" means, as to any Limited Partner, as of any given date, the sum of such Partner's Adjusted Capital Contribution plus such Limited Partner's Unpaid Cumulative Return.

    "USER" means any equipment user to whom the Partnership provides financing pursuant to a Financing Transaction.

    "VOLUNTARY WITHDRAWAL" means, with respect to the General Partner, the voluntary withdrawal from the Partnership of the General Partner as the General Partner of the Partnership, or the voluntary sale, assignment, encumbrance or other disposition of all of the General Partner's Units pursuant to Section 9.1 of this Agreement.

    "WITHDRAWAL" means, with respect to the General Partner, the Voluntary or Involuntary Withdrawal of such General Partner.

    IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

GENERAL PARTNER:                               ORIGINAL LIMITED PARTNER:
ICON CAPITAL CORP.

      /s/ PAUL B. WEISS                              /s/ THOMAS W. MARTIN
      -------------------------------                ---------------------------
      PAUL B. WEISS, PRESIDENT                       THOMAS W. MARTIN
By:                                            By:

                                   SCHEDULE A

             NAMES, ADDRESSES AND CAPITAL CONTRIBUTIONS OF PARTNERS


     NAME AND ADDRESS                                               CAPITAL CONTRIBUTIONS MADE
     ----------------                                               --------------------------
I.   GENERAL PARTNER

     ICON Capital Corp.                                                       $1,000
     111 Church Street
     White Plains, New York 10601

II.  ORIGINAL LIMITED PARTNER

     Thomas W. Martin                                                         $1,000
     31 Milk Street
     Suite 1111
     Boston, MA 02109


                                   EXHIBIT B
                            PRIOR PERFORMANCE TABLES
                         FOR THE PRIOR PUBLIC PROGRAMS

------------------------------

Prior performance is not an indication of future results.
                            PRIOR PERFORMANCE TABLES

    The following unaudited tables disclose certain information relating to the performance, operations and investment for seven of the General Partner's previous publicly-offered income-oriented programs, ICON Cash Flow Partners, L.P., Series A ("Series A"), ICON Cash Flow Partners, L.P., Series B ("Series B"), ICON Cash Flow Partners, L.P., Series C ("Series C"), ICON Cash Flow Partners, L.P., Series D ("Series D"), ICON Cash Flow Partners, L.P., Series E ("Series E"), ICON Cash Flow Partners L.P. Six ("LP Six"), ICON Cash Flow Partners L.P. Seven ("LP Seven"), collectively the "Prior Public Programs") and ICON Income Fund Eight A L.P. ("Fund 8A") through December 31, 1999. PURCHASERS OF THE UNITS OF LIMITED PARTNERSHIP INTEREST IN ICON INCOME FUND EIGHT B L.P. (THE "PARTNERSHIP") BEING OFFERED BY THIS PROSPECTUS WILL NOT ACQUIRE ANY OWNERSHIP INTEREST IN ANY OF THE PRIOR PUBLIC PROGRAMS AND SHOULD NOT ASSUME THAT THEY WILL EXPERIENCE INVESTMENT RESULTS OR RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN THE PRIOR PUBLIC PROGRAMS.

    Additional information concerning the Prior Public Programs will be contained in Form 10-K Annual Reports for each such Program which may be obtained (after their respective filing dates) without charge by contacting ICON Capital Corp., 111 Church Street, White Plains, NY 10601-1505. Such Form 10-K Annual Reports will also be available upon request at the office of the Securities and Exchange Commission, Washington, D.C. The results of the Prior Public Programs should not be considered indicative of the likely results of the Partnership. Moreover, the information presented below should not be considered indicative of the extent to which the Prior Public Programs will achieve their objectives, because this will in large part depend upon facts which cannot now be determined or predicted.

    See "Our Other Programs" in this Prospectus for a narrative discussion of the general investment objectives of the Prior Public Programs and a narrative discussion of the data concerning the Prior Public Programs contained in these Tables.


         TABLE                                  DESCRIPTION                             PAGE
---------------------                           -----------                           --------
          I             Experience in Raising and Investing Funds...................     B-2

         II             Compensation to the General Partner and Affiliates..........     B-4

        III             Operating Results of Prior Public Programs
                        *Series B...................................................     B-5
                        *Series C...................................................     B-6
                        *Series D...................................................     B-7
                        *Series E...................................................     B-8
                        *LP Six.....................................................     B-9
                        *LP Seven...................................................    B-10
                        *Fund 8A....................................................    B-11

         IV             Results of Completed Prior Public Programs..................    B-12

          V             Sales or Disposition of Equipment by Prior Public Programs
                        *Series A...................................................    B-13
                        *Series B...................................................    B-15
                        *Series C...................................................    B-21
                        *Series D...................................................    B-25
                        *Series E...................................................    B-31
                        *LP Six.....................................................    B-40
                        *LP Seven...................................................    B-46

         VI             Acquisition of Equipment by Prior Public Programs
                        Series A....................................................    B-47
                        Series B....................................................    B-49
                        Series C....................................................    B-56
                        Series D....................................................    B-62
                        Series E....................................................    B-72
                        LP Six......................................................   B-100
                        LP Seven....................................................   B-112
                        Fund 8A.....................................................   B-116

--------------------------

Prior performance is not an indication of future results.

                                    TABLE I

                   EXPERIENCE IN RAISING AND INVESTING FUNDS

                                  (UNAUDITED)

    The following table sets forth certain information, as of December 31, 1999, concerning the experience of the General Partner in raising and investing limited partners' funds in its Prior Public Programs:

                                      SERIES A                 SERIES B                 SERIES C                 SERIES D
                               ----------------------   ----------------------   ----------------------   -----------------------
Dollar amount offered........  $40,000,000              $20,000,000              $20,000,000              $ 40,000,000
                               ===========              ===========              ===========              ============
Dollar amount raised.........  $ 2,504,500    100.0%    $20,000,000    100.0%    $20,000,000    100.0%    $ 40,000,000    100.0%
Less: Offering expenses:
  Selling commissions........      262,973     10.5%      1,800,000      9.0%      2,000,000     10.0%       4,000,000     10.0%
  Organization and offering
    expenses paid to General
    Partner or its
    Affiliates...............      100,180      4.0%        900,000      4.5%        600,000      3.0%       1,400,000      3.5%
  Reserves...................       25,045      1.0%        200,000      1.0%        200,000      1.0%         400,000      1.0%
                               -----------    -----     -----------    -----     -----------    -----     ------------    -----
Offering proceeds available
  for investment.............  $ 2,116,302     84.5%    $17,100,000     85.5%    $17,200,000     86.0%    $ 34,200,000     85.5%
                               ===========    =====     ===========    =====     ===========    =====     ============    =====
Debt proceeds................  $ 4,190,724              $46,092,749              $50,355,399              $ 71,712,589
                               ===========              ===========              ===========              ============
Total equipment acquired.....  $ 7,576,758              $65,580,973              $70,257,280              $132,771,421
                               ===========              ===========              ===========              ============
Acquisition fees paid to
  General Partner and its
  affiliates.................  $   206,710              $ 2,219,998              $ 2,396,810              $  4,539,336
                               ===========              ===========              ===========              ============
Equipment acquisition costs
  as a percentage of amount
  raised:

Purchase price...............        81.84%                   82.23%                   82.70%                    82.19%
Acquisition fees paid to
  General Partner or its
  Affiliates.................         2.66                     3.27                     3.30                      3.31
                               -----------              -----------              -----------              ------------
Percent invested.............         84.5%                    85.5%                    86.0%                     85.5%
                               ===========              ===========              ===========              ============

Percent leveraged (debt
  proceeds divided by total
  equipment acquired)........        55.31%                   70.28%                   71.67%                    54.01%

Date offering commenced......       1/9/87                  7/18/89                  12/7/90                   8/23/91

Original offering period (in
  months)....................           24                       18                       18                        18

Actual offering period (in
  months)....................           24                       17                        7                        10

Months to invest 90% of
  amount available for
  investment (measured from
  the beginning of
  offering)..................           24                       18                       10                         4

------------------------------

Prior performance is not an indication of future results.

                                    TABLE I

                   EXPERIENCE IN RAISING AND INVESTING FUNDS

                                  (UNAUDITED)

    The following table sets forth certain information, as of December 31, 1999, concerning the experience of the General Partner in raising and investing limited partners' funds in its Prior Public Programs:

                                   SERIES E                  L.P. SIX                 L.P. SEVEN                  FUND 8A
                            -----------------------   -----------------------   -----------------------   -----------------------
Dollar amount offered.....  $ 80,000,000              $120,000,000              $100,000,000              $ 75,000,000
                            ============              ============              ============              ============
Dollar amount raised......  $ 61,041,151    100.0%    $ 38,385,712    100.0%      99,999,682    100.0%      59,518,458    100.0%

Less: Offering expenses:
  Selling commissions.....     6,104,115     10.0%       3,838,571     10.0%       9,999,968     10.0%       5,951,846     10.0%
  Organization and
    offering expenses paid
    to General Partner or
    its Affiliates........     2,136,440      3.5%       1,343,500      3.5%       3,499,989      3.5%       1,862,961      3.1%
  Reserves................       610,412      1.0%         383,857      1.0%         999,997      1.0%         595,184      1.0%
                            ------------    -----     ------------    -----     ------------    -----     ------------    -----
Offering proceeds
  available for
  investment..............  $ 52,190,184     85.5%    $ 32,819,784     85.5%    $ 85,499,728     85.5%    $ 51,108,467     85.9%
                            ============    =====     ============    =====     ============    =====     ============    =====
Debt proceeds.............  $181,626,869              $128,138,104              $253,427,329              $ 87,790,864
                            ============              ============              ============              ============
Total equipment
  acquired................  $272,303,562              $161,721,728              $302,214,015              $136,275,272
                            ============              ============              ============              ============
Acquisition fees paid to
  General Partner and its
  affiliates..............  $  7,021,906              $  4,390,033              $  9,547,487              $  3,744,932
                            ============              ============              ============              ============
Equipment acquisition
  costs as a percentage of
  amount raised:

Purchase price............         82.99%                    82.86%                    82.54%                    83.15%
Acquisition fees paid to
  General Partner or its
  Affiliates..............          2.51                      2.64                      2.96                      2.75
                            ------------              ------------              ------------              ------------
Percent invested..........          85.5%                     85.5%                     85.5%                     85.9%
                            ============              ============              ============              ============
Percent leveraged
  (non-recourse debt
  financing divided by
  total purchase price)...         66.91%                    79.23%                    83.86%

Date offering commenced...        6/5/92                  11/12/93                   11/9/95                   10/5/98

Maximum offering period
  (in months).............            24                        24                        36                        24

Actual offering period (in
  months).................            13                        24                        34                        20

Months to invest 90% of
  amount available for
  investment (measured
  from the beginning of
  offering)...............             9                        16                        14                        --

------------------------------

Prior performance is not an indication of future results.

                                    TABLE II

               COMPENSATION TO THE GENERAL PARTNER AND AFFILIATES

                                  (UNAUDITED)

    The following table sets forth certain information, as of December 31, 1999, concerning the compensation derived by the General Partner and its affiliates from its Prior Public Programs:

                                     SERIES A     SERIES B      SERIES C      SERIES D       SERIES E       LP SIX       LP SEVEN
                                    ----------   -----------   -----------   -----------   ------------   -----------   -----------
Date offering commenced...........      1/9/87       7/18/89       12/7/90       8/23/91         6/5/92      11/12/93       11/9/95

Date offering closed..............      1/8/89      11/16/90       6/20/91        6/5/92        7/31/93       11/8/95       9/16/98

Dollar amount raised..............  $2,504,500   $20,000,000   $20,000,000   $40,000,000   $ 61,041,151   $38,385,712   $99,999,682
                                    ==========   ===========   ===========   ===========   ============   ===========   ===========

Amounts paid to the General
  Partner and its Affiliates from
  proceeds of the offering:

Underwriting commissions..........  $   37,568   $   200,000   $   400,000   $   800,000   $  1,220,823   $   767,714   $ 1,999,994
                                    ==========   ===========   ===========   ===========   ============   ===========   ===========

Organization and offering
  reimbursements..................  $  100,180   $   900,000   $   600,000   $ 1,400,000   $  2,136,440   $ 1,343,500   $ 3,499,989
                                    ==========   ===========   ===========   ===========   ============   ===========   ===========

Acquisition fees..................  $  206,710   $ 2,219,998   $ 2,396,810   $ 4,539,336   $  7,021,906   $ 4,390,033   $ 9,547,487
                                    ==========   ===========   ===========   ===========   ============   ===========   ===========

Dollar amount of cash generated
  from operations before deducting
  such payments/accruals to the
  General Partner and
  Affiliates......................  $4,880,566   $22,188,677   $23,049,467   $41,451,111   $110,636,171   $39,631,132   $ 3,376,801
                                    ==========   ===========   ===========   ===========   ============   ===========   ===========

Amount paid or accrued to General
  Partner and Affiliates:

Management fee....................  $  308,910   $ 2,782,287   $ 2,685,205   $ 4,856,426   $  7,590,910   $ 4,264,017   $ 4,727,365
                                    ==========   ===========   ===========   ===========   ============   ===========   ===========

Administrative expense
  reimbursements..................  $  109,962   $   708,793   $   588,966   $ 1,845,178   $  4,017,943   $ 2,149,605   $ 2,033,341
                                    ==========   ===========   ===========   ===========   ============   ===========   ===========

                                      FUND 8A
                                    -----------
Date offering commenced...........      10/5/98
Date offering closed..............           --
Dollar amount raised..............  $59,518,458
                                    ===========
Amounts paid to the General
  Partner and its Affiliates from
  proceeds of the offering:
Underwriting commissions..........  $ 1,190,369
                                    ===========
Organization and offering
  reimbursements..................  $ 1,862,961
                                    ===========
Acquisition fees..................  $ 3,744,932
                                    ===========
Dollar amount of cash generated
  from operations before deducting
  such payments/accruals to the
  General Partner and
  Affiliates......................  $ 3,435,796
                                    ===========
Amount paid or accrued to General
  Partner and Affiliates:
Management fee....................  $   931,546
                                    ===========
Administrative expense
  reimbursements..................  $   346,314
                                    ===========

------------------------------

Prior performance is not an indication of future results.

                                   TABLE III

              OPERATING RESULTS OF PRIOR PUBLIC PROGRAMS--SERIES B

                                  (UNAUDITED)

    The following table summarizes the operating results of Series B. The Program's records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP") for financial statement purposes.

                                                                            FOR THE YEARS ENDED DECEMBER 31,
                                                              ------------------------------------------------------------
                                                                1999        1998         1997         1996         1995
                                                              --------   ----------   ----------   ----------   ----------
Revenue.....................................................  $102,994   $  211,742   $  333,775   $  342,739   $  715,841
  Net gain (loss) on sales or remarketing of equipment......    51,284      188,876      228,875      176,924      480,681
                                                              --------   ----------   ----------   ----------   ----------
  Gross revenue.............................................   154,278      400,618      562,650      519,663    1,196,522

Less:
  Interest expense..........................................    35,206       77,673      106,868       45,619      182,419
  General and administrative................................    60,332       75,656       59,847      102,721      102,334
  Administrative expense reimbursement--General Partner.....    12,653       20,288       39,609       50,841       85,848
  Management fees--General Partner(3).......................        --           --           --     (228,906)      84,811
  Depreciation expense......................................        --           --           --           --       54,799
  Amortization of initial direct costs......................        --           --           --            4       33,433
  Provision for (reversal of) bad debts(2)..................        --      (36,892)          --           --       25,000
                                                              --------   ----------   ----------   ----------   ----------
Net income--GAAP............................................  $ 46,087   $  263,893   $  356,326   $  549,384   $  627,878
                                                              ========   ==========   ==========   ==========   ==========
Net income--GAAP--allocable to limited partners.............  $ 45,626   $  261,254   $  352,763   $  543,890   $  621,599
                                                              ========   ==========   ==========   ==========   ==========
Taxable income from operations(1)...........................  $ (2,598)  $  103,673   $   44,995   $  740,381   $2,363,289
                                                              ========   ==========   ==========   ==========   ==========
Cash generated from operations..............................  $253,244   $  761,619   $  879,014   $1,002,547   $  999,015
Cash generated from sales of equipment......................   153,880      321,104      544,232      600,737    2,148,030
Cash generated from refinancing.............................        --           --    1,500,000           --           --
                                                              --------   ----------   ----------   ----------   ----------
Cash generated from operations, sales and refinancing.......   407,124    1,082,723    2,923,246    1,603,284    3,147,045

Less:
  Cash distributions to investors from operations, sales and
    refinancing.............................................   199,794      682,648    1,798,200    1,798,200    1,799,763
  Cash distributions to General Partner from operations,
    sales and refinancing...................................     2,017        6,895       18,164       18,164       18,180
                                                              --------   ----------   ----------   ----------   ----------
Cash generated from (used by) operations, sales and
  refinancing after cash distributions......................  $205,313   $  393,180   $1,106,882   $ (213,080)  $1,329,102
                                                              ========   ==========   ==========   ==========   ==========
Tax data and distributions per $1,000 limited partner
  investment

Federal income tax results:
  Taxable income from operations(1).........................  $   (.13)  $     5.14   $     2.23   $    36.69   $   116.99
                                                              ========   ==========   ==========   ==========   ==========
Cash distributions to investors
  Source (on GAAP basis)
    Investment income.......................................  $   2.28   $    13.09   $    17.73   $    27.23   $    31.08
    Return of capital.......................................  $   7.72   $    21.11   $    72.27   $    62.78   $    58.92
  Source (on Cash basis)
    --Operations............................................  $  10.00   $    34.20   $    44.00   $    50.18   $    49.96
    --Sales.................................................  $     --   $       --   $    27.24   $    30.07   $    40.04
    --Refinancing...........................................  $     --   $       --   $    18.76           --           --
    --Other.................................................  $     --   $       --           --   $     9.75           --

Weighted average number of limited partnership ($100) units
  outstanding...............................................   199,800      199,800      199,800      199,800      199,986
                                                              ========   ==========   ==========   ==========   ==========

------------------------------

(1) The difference between Net income (loss)--GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience. In 1998, the Partnership reversed $36,892 of amounts previously included in the allowance for doubtful accounts.

(3) The Partnership's original reinvestment period was to expire on November 15, 1995, five years after the final closing date. The General Partner distributed a definitive consent statement to the limited partners to solicit approval of two amendments to the Partnership agreement. A majority of the limited partnership units outstanding responded affirmatively and the amendments were adopted. These amendments are effective from and after November 15, 1995 and include: (1) extending the reinvestment period for a maximum of four additional years and likewise delaying the start and end of the liquidation period, and (2) eliminating the Partnership's obligation to pay the General Partner $241,652 of the $368,652 accrued and unpaid management fees as of December 31, 1996 and all additional management fees which would otherwise accrue. The remaining $127,000 of unpaid management fees was paid to the General Partner and subsequently remitted back to the Partnership in the form of an additional capital contribution by the General Partner in 1999.

------------------------------

Prior performance is not an indication of future results.

                                   TABLE III

              OPERATING RESULTS OF PRIOR PUBLIC PROGRAMS--SERIES C

                                  (UNAUDITED)

    The following table summarizes the operating results of Series C. The Program's records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP") for financial statement purposes.

                                                                             FOR THE YEARS ENDED DECEMBER 31,
                                                              ---------------------------------------------------------------
                                                                 1999          1998         1997         1996         1995
                                                              -----------   ----------   ----------   ----------   ----------
Revenues....................................................  $   162,803   $  291,197   $  455,472   $  659,218   $  964,104
  Net gain (loss) on sales or remarketing of equipment......       51,752      465,144      175,860      511,331       95,250
                                                              -----------   ----------   ----------   ----------   ----------
  Gross revenue.............................................      214,555      756,341      631,332    1,170,549    1,059,354

Less:
  General and administrative................................       69,463      103,231       60,248       37,247      107,419
  Administrative expense reimbursement--General Partner.....       16,589       29,415       59,126       93,494      130,482
  Interest expense..........................................           --           --        4,888       16,809      253,143
  Management fees--General Partner(3).......................           --           --     (471,463)      92,360      128,533
  Amortization of initial direct costs......................           --           --           --        6,912       38,892
  Depreciation expense......................................           --           --           --           --           --
  Provision for/(reversal of) bad debt(2)...................           --     (150,000)          --           --           --
                                                              -----------   ----------   ----------   ----------   ----------
Net income--GAAP............................................  $   128,503   $  773,695   $  978,533   $  923,727   $  400,885
                                                              ===========   ==========   ==========   ==========   ==========
Net income--GAAP--allocable to limited partners.............  $   127,218   $  765,958   $  968,748   $  914,490   $  396,876
                                                              ===========   ==========   ==========   ==========   ==========
Taxable income (loss) from operations(1)....................  $   212,882   $  361,361   $  274,376   $1,768,103   $ (649,775)
                                                              ===========   ==========   ==========   ==========   ==========
Cash generated from operations..............................  $   373,704   $  952,528   $2,038,710   $1,987,290   $  391,072
Cash generated from sales of equipment......................      178,551      646,783      621,621    1,289,421    3,058,969
Cash generated from refinancing.............................           --           --           --           --           --
                                                              -----------   ----------   ----------   ----------   ----------
Cash generated from operations, sales and refinancing.......      552,255    1,599,311    2,660,331    3,276,711    3,450,041

Less:
  Cash distributions to investors from operations, sales and
    refinancing.............................................    1,707,724    1,782,770    1,784,993    1,786,992    1,796,363
  Cash distributions to General Partner from operations,
    sales and refinancing...................................       17,247       18,017       18,030       18,050       18,144
                                                              -----------   ----------   ----------   ----------   ----------
Cash generated from operations, sales and refinancing after
  cash distributions........................................  $(1,172,716)  $ (201,476)  $  857,308   $1,471,669   $1,635,534
                                                              ===========   ==========   ==========   ==========   ==========
Tax data and distributions per $1,000 limited partner
  investment................................................

Federal income tax results:
  Taxable income from operations(1).........................  $     10.75   $    18.06   $    13.70   $    88.16   $   (32.24)
                                                              ===========   ==========   ==========   ==========   ==========

Cash distributions to investors
  Source (on GAAP basis)
    Investment income.......................................  $      6.42   $    38.67   $    48.85   $    46.06   $    19.87
    Return of capital.......................................  $     79.81   $    51.33   $    41.15   $    43.94   $    70.13

  Source (on Cash basis)
    --Operations............................................  $     18.87   $    48.09   $    90.00   $    90.00   $    19.59
    --Sales.................................................         9.02        32.65           --           --   $    70.41
    --Refinancing...........................................           --           --           --           --           --
    --Other.................................................        56.34         9.26           --           --           --

Weighted average number of limited partnership ($100) units
  outstanding...............................................      198,037      198,087      198,332      198,551      199,558
                                                              ===========   ==========   ==========   ==========   ==========

------------------------------

(1) The difference between Net income--GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience. In 1998 the Partnership reversed $150,000 of amounts previously included in the allowance for doubtful accounts.

(3) The Partnership's original reinvestment period was to expire on June 19, 1996, five years after the final closing date. The General Partner distributed a definitive consent statement to the limited partners to solicit approval of two amendments to the Partnership agreement. A majority of the limited partnership units outstanding responded affirmatively and the amendments were adopted accordingly. These amendments are effective from and after June 19, 1996 and include: (1) extending the reinvestment period for a maximum of four and one half additional years and likewise delayed the start and end of the liquidation period, and (2) eliminating the Partnership's obligation to pay the General Partner $529,125 of the $634,125 accrued and unpaid management fees as of December 31, 1997 and all additional management fees which would otherwise accrue. The remaining $105,000 of unpaid management fees was paid to the General Partner and subsequently remitted back to the Partnership in the form of an additional capital contribution by the General Partner in 1999.

------------------------------

Prior performance is not an indication of future results.

                                   TABLE III

              OPERATING RESULTS OF PRIOR PUBLIC PROGRAMS--SERIES D

                                  (UNAUDITED)

    The following table summarizes the operating results of Series D. The Program's records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP") for financial statement purposes.

                                                                              FOR THE YEARS ENDED DECEMBER 31,
                                                              ----------------------------------------------------------------
                                                                 1999         1998         1997          1996          1995
                                                              ----------   ----------   -----------   -----------   ----------
Revenues....................................................  $2,303,583   $2,612,993   $ 3,084,705   $ 3,619,457   $3,270,722
  Net gain on sales or remarketing of equipment.............     354,424      183,820       452,706     2,391,683    1,931,333
                                                              ----------   ----------   -----------   -----------   ----------
  Gross revenue.............................................   2,658,007    2,796,813     3,537,411     6,011,140    5,202,055

Less:
  Interest expense..........................................     602,920      782,539     1,121,197     1,651,940      621,199
  Depreciation expense......................................     682,185      664,121       356,417            --           --
  Management fees--General Partner..........................     193,017      397,171       548,400       685,103      594,623
  Administrative expense reimbursement--General Partner.....     113,548      218,158       271,829       301,945      257,401
  General and administrative................................     214,256      268,346       199,751       217,378      273,663
  Amortization of initial direct costs......................      28,406      178,117       363,087       614,441      511,427
  Provision for bad debts(2)................................          --     (400,000)           --            --      150,000
                                                              ----------   ----------   -----------   -----------   ----------
Net income--GAAP............................................  $  823,675   $  688,361   $   676,730   $ 2,540,333   $2,793,742
                                                              ==========   ==========   ===========   ===========   ==========
Net income--GAAP--allocable to limited partners.............  $  815,438   $  681,477   $   669,963   $ 2,514,930   $2,765,805
                                                              ==========   ==========   ===========   ===========   ==========
Taxable income from operations(1)...........................  $1,081,987   $   86,365   $ 3,483,507   $ 3,097,307   $1,641,323
                                                              ==========   ==========   ===========   ===========   ==========
Cash generated from operations..............................     584,985   $3,315,260   $ 8,409,703   $ 1,621,624   $2,756,354
Cash generated from sales of equipment......................   3,946,052    1,394,199     9,741,651    15,681,303    6,776,544
Cash generated from refinancing.............................          --      750,000     2,700,000     5,250,000    4,148,838
                                                              ----------   ----------   -----------   -----------   ----------
Cash generated from operations, sales and refinancing.......   4,531,037    5,459,459    20,851,354    22,552,927   13,681,736

Less:
  Cash distributions to investors from operations, sales and
    refinancing.............................................   2,461,219    4,074,331     7,882,867     5,588,508    5,589,207
  Cash distributions to General Partner from operations,
    sales and refinancing...................................      24,840       41,155        79,648        56,450       56,457
                                                              ----------   ----------   -----------   -----------   ----------
  Cash generated from (used by) operations, sales and
    refinancing after cash distributions....................  $2,044,978   $1,343,973   $12,888,839   $16,907,969   $8,039,072
                                                              ==========   ==========   ===========   ===========   ==========
Tax data and distributions per $1,000 limited partner
  investment................................................

Federal income tax results:
  Taxable income from operations(1).........................  $    27.11   $     2.14   $     86.40   $     76.82   $    40.70
                                                              ==========   ==========   ===========   ===========   ==========
Cash distributions to investors
  Source (on GAAP basis)
    Investment income.......................................  $    20.43   $    17.08   $     16.79   $     63.00   $    69.28
    Return of capital.......................................  $    41.24   $    85.02   $    180.71   $     77.00   $    70.72

  Source (on Cash basis)
    --Operations............................................  $    14.66   $    83.08   $    197.50   $     40.62   $    69.04
    --Sales.................................................       47.01        19.02            --         99.38   $    70.96
    --Refinancing...........................................          --           --            --            --           --
    --Other.................................................          --           --            --            --           --

Weighted average number of limited partnership ($100) units
  outstanding...............................................     399,118      399,118       399,138       399,179      399,229
                                                              ==========   ==========   ===========   ===========   ==========

------------------------------

(1) The difference between Net income--GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience. In 1998 the Partnership reversed $400,000 of amounts previously included in the allowance for doubtful accounts.

------------------------------

Prior performance is not an indication of future results.

                                   TABLE III

              OPERATING RESULTS OF PRIOR PUBLIC PROGRAMS--SERIES E

                                  (UNAUDITED)

    The following table summarizes the operating results of Series E. The Program's records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP") for financial statement purposes.

                                                                               FOR THE YEARS ENDED DECEMBER 31,
                                                              -------------------------------------------------------------------
                                                                 1999          1998          1997          1996          1995
                                                              -----------   -----------   -----------   -----------   -----------
Revenues....................................................  $ 9,302,860   $ 9,435,503   $ 6,401,873   $ 7,907,175   $10,570,473
  Net gain on sales or remarketing of equipment.............      901,005       652,164     1,209,420     1,942,041     1,610,392
                                                              -----------   -----------   -----------   -----------   -----------
  Gross revenue.............................................   10,203,865    10,087,667     7,611,293     9,849,216    12,180,865
Less:
  Interest expense..........................................    4,106,569     4,495,629     2,471,045     2,957,534     4,377,702
  Management fees--General Partner..........................      928,946     1,207,760       919,728     1,120,336     1,596,569
  Administrative expense reimbursement--General Partner.....      539,853       657,327       486,253       563,107       784,775
  Provision for bad debts(2)................................    1,000,000     1,275,089            --       400,000       600,000
  Amortization of initial direct costs......................       33,195       235,302       461,620       887,960     1,530,505
  Depreciation..............................................      587,211       545,503       475,619     1,061,711     1,061,712
  General and administrative................................      685,647       558,525       370,705       608,293       638,362
  Minority interest in joint venture........................       79,754        64,826        57,738         6,392         5,438
                                                              -----------   -----------   -----------   -----------   -----------
Net income--GAAP............................................  $ 2,242,510   $ 1,047,706   $ 2,368,585   $ 2,243,883   $ 1,585,802
                                                              ===========   ===========   ===========   ===========   ===========
Net income--GAAP--allocable to limited partners.............  $ 2,220,085   $ 1,037,229   $ 2,344,899   $ 2,221,444   $ 1,569,944
                                                              ===========   ===========   ===========   ===========   ===========
Taxable income (loss) from operations(1)....................  $ 2,343,870   $ 1,688,176   $   981,575   $(3,280,008)  $ 1,700,386
                                                              ===========   ===========   ===========   ===========   ===========
Cash generated from operations..............................   11,671,010   $12,745,950   $21,638,350   $13,210,339   $ 8,768,414
Cash generated from sales of equipment......................    3,776,513     2,476,110    15,313,194    10,358,637     7,419,261
Cash generated from refinancing.............................           --    61,878,918    20,765,451    13,780,000     7,400,000
                                                              -----------   -----------   -----------   -----------   -----------
Cash generated from operations, sales and refinancing.......   15,447,523    77,100,978    57,716,995    37,348,976    23,587,675

Less:
  Cash distributions to investors from operations, sales and
    refinancing.............................................    4,381,933     7,755,553     7,768,316     7,771,164     7,773,082
  Cash distributions to General Partner from operations,
    sales and refinancing...................................       44,258        78,338        78,468        78,496        78,512
                                                              -----------   -----------   -----------   -----------   -----------
Cash generated from operations, sales and refinancings after
  cash distributions........................................  $11,021,332   $69,267,087   $49,870,211   $29,499,316   $15,736,081
                                                              ===========   ===========   ===========   ===========   ===========
Tax and distribution data per $1,000 limited partner
  investment
Federal Income Tax results:
  Taxable income (loss) from operations(1)..................  $     38.56   $     27.48   $     15.95   $    (53.28)  $     27.61
                                                              ===========   ===========   ===========   ===========   ===========
Cash distributions to investors
  Source (on GAAP basis)
    Investment income.......................................  $     36.52   $     17.05   $     38.49   $     36.45   $     25.75
    Return of capital.......................................  $     35.57   $    110.45   $     89.01   $     91.05   $    101.75

  Source (on cash basis)
    --Operations............................................  $     72.09   $    127.50   $    127.50   $    127.50   $    127.50
    --Sales.................................................           --            --            --            --            --
    --Refinancings..........................................           --            --            --            --            --
    --Other.................................................           --            --            --            --            --

Weighted average number of limited partnership ($100) units
  outstanding...............................................      607,856       608,273       609,211       609,503       609,650
                                                              ===========   ===========   ===========   ===========   ===========

------------------------------

(1) The difference between Net income--GAAP and Taxable income (loss) from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

------------------------------

Prior performance is not an indication of future results.

                                   TABLE III

              OPERATING RESULTS OF PRIOR PUBLIC PROGRAMS--L.P. SIX

                                  (UNAUDITED)

    The following table summarizes the operating results of L.P. Six. The Program's records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP") for financial statement purposes.

                                                                               FOR THE YEARS ENDED DECEMBER 31,
                                                              -------------------------------------------------------------------
                                                                 1999          1998          1997          1996          1995
                                                              -----------   -----------   -----------   -----------   -----------
Revenues....................................................  $ 4,597,536   $ 5,327,322   $ 6,452,409   $ 9,238,182   $ 6,622,180
  Net gain on sales or remarketing of equipment.............      438,622       835,048        58,523       338,574       107,733
                                                              -----------   -----------   -----------   -----------   -----------
  Gross revenue.............................................    5,036,158     6,162,370     6,510,932     9,576,756     6,729,913
Less:
  Interest expense..........................................    1,686,377     2,164,887     2,648,557     4,330,544     3,003,633
  Management fees--General Partner..........................      675,025       969,546     1,092,714     1,333,394       696,096
  Amortization of initial direct costs......................      175,600       893,953     1,071,656     1,349,977       828,154
  Depreciation..............................................      625,199       736,793       745,275       848,649       636,487
  Administrative expense reimbursement--General Partner.....      345,569       485,391       547,382       642,276       381,471
  Provision for bad debts(3)................................           --        52,997       183,274       750,000       570,000
  General and administrative................................      298,031       384,414       178,464       657,470       360,235
  Minority interest in joint venture........................        9,337         6,750         7,990        31,413       177,769
                                                              -----------   -----------   -----------   -----------   -----------
Net income (loss)--GAAP.....................................  $ 1,221,020   $   467,639   $    35,620   $  (366,967)  $    76,068
                                                              ===========   ===========   ===========   ===========   ===========
Net income (loss)--GAAP--allocable to limited partners......  $ 1,208,810   $   462,963   $    35,264   $  (363,297)  $    75,307
                                                              ===========   ===========   ===========   ===========   ===========
Taxable income (loss) from operations(1)....................  $(1,672,942)  $(3,616,045)  $(1,154,365)  $  (574,054)  $ 2,239,753
                                                              ===========   ===========   ===========   ===========   ===========
Cash generated from operations..............................    2,684,592   $ 3,543,778   $12,075,547   $ 9,923,936   $ 8,776,203
Cash generated from sales of equipment......................    6,120,773     4,473,161     4,336,675     8,684,744     1,016,807
Cash generated from refinancing.............................           --            --            --     9,113,081    33,151,416
                                                              -----------   -----------   -----------   -----------   -----------
Cash generated from operations, sales and refinancing.......    8,805,365     8,016,939    16,412,222    27,721,761    42,944,426

Less:
  Cash distributions to investors from operations, sales and
    refinancing.............................................    4,075,766     4,085,189     4,102,940     4,119,354     2,543,783
  Cash distributions to General Partner from operations,
    sales and refinancing...................................       41,178        41,261        41,444        41,613        25,694
                                                              -----------   -----------   -----------   -----------   -----------
Cash generated from operations, sales and refinancing after
  cash distributions........................................  $ 4,116,944   $ 3,890,489   $12,267,838   $23,560,794   $40,374,949
                                                              ===========   ===========   ===========   ===========   ===========
Tax data and distributions per $1,000 limited partner
  investment

Federal income tax results:
  Taxable income (loss) from operations(1)..................  $    (44.12)  $    (94.21)  $    (29.94)  $    (14.83)  $     85.13
                                                              ===========   ===========   ===========   ===========   ===========
Cash distributions to investors(2)
  Source (on GAAP basis)
    Investment income.......................................  $     31.88   $     12.18   $       .86   $        --   $      2.89
    Return of capital.......................................  $     75.61   $     95.32   $    106.64   $    107.50   $     94.78
  Source (on cash basis)
    --Operations............................................  $     70.80   $     93.25   $    107.50   $    107.50   $     97.67
    --Sales.................................................        36.69         14.25            --            --            --
    --Refinancing...........................................           --            --            --            --            --
    --Other.................................................           --            --            --            --            --
Weighted average number of limited partnership ($100) units
  outstanding...............................................      379,187       379,984       381,687       383,196       260,453
                                                              ===========   ===========   ===========   ===========   ===========


------------------------------

(1) The difference between Net income (loss)--GAAP and Taxable income (loss) from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2) The program held its initial closing on March 31, 1994. Taxable income from operations per $1,000 limited partner investment is calculated based on the weighted average number of limited partnership units outstanding during the period.

(3) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

------------------------------

Prior performance is not an indication of future results.

                                   TABLE III

             OPERATING RESULTS OF PRIOR PUBLIC PROGRAMS--L.P. SEVEN

                                  (UNAUDITED)

    The following table summarizes the operating results of L.P. Seven. The Program's records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP") for financial statement purposes.

                                                                        FOR THE YEARS ENDED DECEMBER 31,
                                                              ----------------------------------------------------
                                                                 1999          1998          1997          1996
                                                              -----------   -----------   -----------   ----------
Revenues....................................................  $16,456,830   $16,513,507   $ 8,000,454   $1,564,069
  Net gain on sales or remarketing of equipment.............      115,427       694,111     1,748,790           --
                                                              -----------   -----------   -----------   ----------
  Gross revenue.............................................   16,572,257    17,207,618     9,749,244    1,564,069
Less:
  Interest expense..........................................    6,333,011     8,050,315     3,652,517      398,200
  Management fees--General Partner..........................    3,066,929     2,337,112     1,522,045      264,784
  Amortization of initial direct costs......................    1,651,154     1,929,906       932,123      230,785
  Administrative expense reimbursement--General Partner.....    1,158,866     1,005,354       652,319      117,809
  Provision for bad debts(3)................................      200,000       700,000       150,000       75,000
  General and administrative................................      642,961       491,239       186,280       72,040
  Minority interest in joint venture........................        4,900         4,516         4,380           --
                                                              -----------   -----------   -----------   ----------
Net income--GAAP............................................  $ 3,514,436   $ 2,689,176   $ 2,649,580   $  405,451
                                                              ===========   ===========   ===========   ==========
Net income--GAAP--allocable to limited partners.............  $ 3,479,291   $ 2,662,284   $ 2,623,084   $  401,396
                                                              ===========   ===========   ===========   ==========
Taxable income (loss) from operations(1)....................  $(6,341,090)  $(5,506,497)  $ 2,335,939   $  146,726
                                                              ===========   ===========   ===========   ==========
Cash generated from operations..............................      844,971       535,582   $ 2,855,330   $  973,899
Cash generated from sales of equipment......................    4,750,000     4,903,647     7,315,408           --
Cash generated from refinancing.............................   19,010,000            --            --           --
                                                              -----------   -----------   -----------   ----------
Cash generated from operations, sales and refinancing.......   24,604,971     5,439,229    10,170,738      973,899

Less:
  Cash distributions to investors from operations, sales and
    refinancing.............................................   10,677,316     8,692,479     4,147,829    1,361,099
  Cash distributions to General Partner from operations,
    sales and refinancing...................................      107,872        87,803        41,125       13,749
                                                              -----------   -----------   -----------   ----------
Cash generated from (used by) operations, sales and
  refinancing after cash distributions......................  $13,819,783   $(3,341,053)  $ 5,981,784   $ (400,949)
                                                              ===========   ===========   ===========   ==========
Tax data and distributions per $1,000 limited partner
  investment

Federal income tax results:
  Taxable income from operations(2).........................  $    (63.64)  $    (67.41)  $     55.90   $     9.30
                                                              ===========   ===========   ===========   ==========
Cash distributions to investors
  Source (on GAAP basis)
    Investment income.......................................  $     35.05   $     32.92   $     67.94   $    31.71
    Return of capital.......................................        72.51   $     74.58   $     39.56   $    75.79

  Source (on cash basis)
    --Operations............................................         8.51   $      6.62   $     73.96   $    76.97
    --Sales.................................................        47.85   $     60.64   $     33.54           --
    --Refinancing...........................................        51.20            --            --           --
    --Other.................................................  $        --   $     40.24            --   $    30.53

Weighted average number of limited partnership ($100) units
  outstanding...............................................      992,719       808,650       413,677      156,222
                                                              ===========   ===========   ===========   ==========

------------------------------

(1) The difference between Net income--GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2) The program held its initial closing on January 19, 1996. Taxable income from operations per $1,000 limited partner investment is calculated based on the weighted average number of limited partnership units outstanding during the period.

(3) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

------------------------------

Prior performance is not an indication of future results.

                                   TABLE III

              OPERATING RESULTS OF PRIOR PUBLIC PROGRAMS--FUND 8A

                                  (UNAUDITED)

    The following table summarizes the operating results of Fund 8A. The Program's records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP") for financial statement purposes.

                                                                 FOR THE YEARS ENDED
                                                                    DECEMBER 31,
                                                              -------------------------
                                                                 1999          1998
                                                              -----------   -----------
Revenue.....................................................  $ 9,131,846   $    46,998
  Net gain (loss) on sales or remarketing of equipment......           --            --
                                                              -----------   -----------
  Gross revenue.............................................    9,131,846        46,998
Less:
  Interest expense..........................................    4,397,728         4,590
  General and administrative................................      313,181        10,673
  Administrative expense reimbursement--General Partner.....      345,358           956
  Management fees--General Partner..........................      931,151           395
  Depreciation expense......................................      594,308            --
  Amortization of initial direct costs......................      885,106         3,179
  Provision for (reversal of) bad debts(3)..................      385,000            --
  Minority interest expense.................................       17,874            --
                                                              -----------   -----------
Net income--GAAP............................................  $ 1,262,140   $    27,205
                                                              ===========   ===========
Net income--GAAP--allocable to limited partners.............  $ 1,249,519   $    26,933
                                                              ===========   ===========
Taxable income from operations(1)...........................  $(5,704,747)  $(1,970,909)
                                                              ===========   ===========
Cash generated from operations..............................  $ 1,825,719   $ 1,610,077
Cash generated from sales of equipment......................   10,753,855            --
Cash generated from refinancing.............................           --            --
                                                              -----------   -----------
Cash generated from operations, sales and refinancing.......   12,579,574     1,610,077

Less:
  Cash distributions to investors from operations, sales and
    refinancing.............................................    3,632,817        64,728
  Cash distributions to General Partner from operations,
    sales and refinancing...................................       37,282           654
                                                              -----------   -----------
Cash generated from (used by) operations, sales and
  refinancing after cash distributions......................  $ 8,909,475   $ 1,544,695
                                                              ===========   ===========
Tax data and distributions per $1,000 limited partner
  investment

Federal income tax results:
  Taxable income from operations(1).........................  $   (168.81)  $   (206.95)
                                                             ===========   ===========
Cash distributions to investors
  Source (on GAAP basis)
    Investment income.......................................  $     36.98   $      2.83
    Return of capital.......................................  $     70.52   $      3.97

  Source (on Cash basis)
    --Operations............................................  $     54.03   $      6.80
    --Sales.................................................           --            --
    --Refinancing...........................................        53.47            --
    --Other.................................................           --            --
Weighted average number of limited partnership ($100) units
  outstanding...............................................      337,936        95,236
                                                              ===========   ===========

------------------------------

(1) The difference between Net income--GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

------------------------------

Prior performance is not an indication of future results.

                                    TABLE IV

              RESULTS OF COMPLETED PRIOR PUBLIC PROGRAMS--SERIES A

                                  (UNAUDITED)

    The following table summarizes the operating results of Series A. Series A's records were maintained in accordance with Generally Accepted Accounting Principles ("GAAP") for financial statement purposes.

Dollar Amount Raised........................................  $2,504,500
Number of Properties Purchased..............................  60
Date of Closing of Offering.................................  February 1, 1989
Date of First Sale of Property..............................  June 1990
Date of Final Sale of Property..............................  May 1999



                                                         SIX MONTHS ENDED              FOR THE YEARS ENDED DECEMBER 31,
                                                             JUNE 30,        ----------------------------------------------------
                                                               1999            1998       1997       1996       1995       1994
                                                         -----------------   --------   --------   --------   --------   --------
Revenues...............................................      $    297        $  4,439   $ 40,359   $ 53,041   $128,935   $188,148
  Net gain (loss) on sales or remarketing of
    equipment..........................................        (1,245)         76,227     82,576    142,237     74,970     87,985
                                                             --------        --------   --------   --------   --------   --------
  Gross revenue........................................          (954)         80,666    122,935    195,278    203,905    276,133
Less:
  Administrative expense reimbursement--General
    Partner............................................            84           1,878      4,521      7,133      9,690     11,404
  General and administrative...........................         3,457          18,043     34,565     32,252     36,641     34,468
  Management fees--General Partner.....................            45           1,004      2,553      4,055      5,951     13,607
  Interest expense.....................................            --              --      7,875     15,092     39,350     63,423
  Provision for (reversal of) bad debts(2).............        (1,864)        (22,242)   (17,000)        --     10,000     33,500
  Depreciation expense.................................            --              --         --         --     18,236     46,330
  Amortization of initial direct costs.................            --              --         --         --         --         27
                                                             --------        --------   --------   --------   --------   --------
Net income (loss)--GAAP................................      $ (2,676)       $ 81,983   $ 90,421   $136,746   $ 84,037   $ 73,374
                                                             ========        ========   ========   ========   ========   ========
Net income (loss)--GAAP--allocable to limited
  partners.............................................      $ (2,542)       $ 77,884   $ 85,900   $129,909   $ 79,835   $ 69,705
                                                             ========        ========   ========   ========   ========   ========
Taxable income from operations(1)......................      $ (2,500)       $ 57,520   $ 62,818   $198,523   $ 94,532   $111,397
                                                             ========        ========   ========   ========   ========   ========
Cash generated from operations.........................      $ (6,979)       $ 24,760   $109,929   $210,327   $268,467   $301,679
Cash generated from sales of equipment.................         5,000          94,160    112,356    202,787    136,363    216,200
Cash generated from refinancing........................            --              --         --         --         --         --
                                                             --------        --------   --------   --------   --------   --------
Cash generated from operations, sales and
  refinancing..........................................        (1,979)        118,920    222,285    413,114    404,830    517,879

Less:
  Cash distributions to investors from operations,
    sales and refinancing..............................        12,523         181,576    225,405    225,405    225,533    233,651
  Cash distributions to General Partner from
    operations, sales and refinancing..................           659           9,557     11,863     11,863     11,867     12,297
                                                             --------        --------   --------   --------   --------   --------
Cash generated from (used by) operations, sales and
  refinancing after cash distributions.................      $(15,161)       $(72,213)  $(14,983)  $175,846   $167,430   $271,931
                                                             ========        ========   ========   ========   ========   ========
Tax data and distributions per $1,000 limited partner
  investment

Federal income tax results:
  Taxable income from operations(1)....................      $  (5.00)       $  21.82   $  23.82   $  37.65   $  35.86   $  42.25
                                                             ========        ========   ========   ========   ========   ========
Cash distributions to investors
  Source (on GAAP basis)
    Investment income..................................      $    .14        $  31.10   $  34.30   $  38.13   $  31.88   $  27.83
    Return of capital..................................      $   5.00        $  41.40   $  55.70   $  51.87   $  58.18   $  65.46

  Source (on Cash basis)
    --Operations.......................................            --        $   9.89   $  43.89   $  83.98   $  90.06   $  93.29
    --Sales............................................          2.00        $  37.60   $  44.87   $   6.02         --         --
    --Refinancing......................................            --              --         --         --         --         --
    --Other............................................      $   3.00        $  25.01   $   1.24         --         --         --

Weighted average number of limited partnership ($500)
  units outstanding....................................         5,009           5,009      5,009      5,009      5,009      5,009
                                                             ========        ========   ========   ========   ========   ========

------------------------------

(1) The difference between Net income--GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience. In 1997, 1998 and for the first half of 1999, the Partnership reversed $17,000, $22,242 and $1,864, respectively, of amounts previously included in the allowance for doubtful accounts.

------------------------------

Prior performance is not an indication of future results.

                                    TABLE V

           SALES OR DISPOSITIONS OF EQUIPMENT--PRIOR PUBLIC PROGRAMS

                                  (UNAUDITED)

    The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series A for the nine years ended December 31, 1999. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                                   TOTAL                                                FEDERAL
TYPE OF                               YEAR OF       YEAR OF     ACQUISITION   NET BOOK        NET          GAAP         TAXABLE
EQUIPMENT                           ACQUISITION   DISPOSITION     COST(1)     VALUE(2)    PROCEEDS(3)   GAIN (LOSS)   GAIN (LOSS)
---------                           -----------   -----------   -----------   ---------   -----------   -----------   -----------
Computers.........................     1988          1990        $ 32,352     $ 13,859     $ 16,955      $  3,096      $  1,064
Office Copier.....................     1988          1990        $180,922     $ 52,504     $ 52,504      $      0      $(30,400)

Agriculture.......................     1988          1991        $ 19,032     $  8,921     $  7,225      $ (1,696)     $ (2,214)
Computers.........................     1988          1991        $  8,450     $      0     $    465      $    465      $      0
Computers.........................     1989          1991        $363,540     $ 28,027     $ 56,077      $ 28,050      $ 14,962
Telecommunications................     1990          1991        $827,804     $ 49,393     $      0      $(49,393)     $      0
Medical...........................     1988          1991        $ 29,756     $      0     $      0      $      0      $(10,626)
Copiers...........................     1988          1991        $235,863     $      0     $      0      $      0      $(18,115)
Agriculture.......................     1988          1992        $ 61,200     $ 25,810     $ 24,152      $ (1,658)     $      0
Computers.........................     1988          1992        $ 51,353     $      0     $      0      $      0      $      0
Copiers...........................     1988          1992        $195,875     $      0     $      0      $      0      $      0
Material Handling.................     1988          1992        $ 78,321     $      0     $      0      $      0      $      0
Medical...........................     1988          1992        $ 50,433     $ 15,250     $  7,000      $ (8,250)     $ 34,389
Computers.........................     1989          1992        $ 41,058     $  4,553     $  6,606      $  2,053      $(13,951)
Copiers...........................     1989          1992        $ 81,913     $  6,495     $  6,495      $      0      $  1,114
Office Equipment..................     1989          1992        $ 81,986     $  2,821     $ 12,298      $  9,477      $(28,695)
Computers.........................     1991          1992        $  3,607     $  3,196     $  4,142      $    946      $  1,076
Furniture And Fixtures............     1992          1992        $  4,325     $  4,430     $  4,390      $    (40)     $     65

Computers.........................     1988          1993        $ 71,813     $      0     $      0      $      0      $      0
Furniture.........................     1988          1993        $350,000     $      0     $      0      $      0      $      0
Medical...........................     1988          1993        $221,191     $    182     $  2,382      $  2,200      $  2,341
Agriculture.......................     1989          1993        $ 57,975     $  2,050     $  2,932      $    882      $ (1,724)
Printing..........................     1989          1993        $126,900     $  5,661     $  7,800      $  2,139      $(10,729)
Reprographics.....................     1989          1993        $112,500     $    115     $    115      $      0      $(12,079)
Computers.........................     1990          1993        $ 79,043     $      0     $      0      $      0      $      0
Reprographics.....................     1990          1993        $ 71,805     $  8,391     $ 12,528      $  4,137      $      0
Retail............................     1990          1993        $198,513     $(32,916)    $ 67,894      $100,810      $      0
Video Production..................     1990          1993        $341,796     $ 67,965     $161,615      $ 93,650      $ 24,507
Computers.........................     1991          1993        $135,380     $  6,540     $ 20,134      $ 13,594      $(50,622)
Fixture...........................     1992          1993        $  2,267     $  1,635     $  1,824      $    189      $     11
Telecommunications................     1992          1993        $ 20,000     $ 11,840     $ 11,200      $   (640)     $ (4,800)
Video Production..................     1992          1993        $  3,362     $  1,110     $    592      $   (518)     $ (2,867)
Manufacturing & Production........     1993          1993        $ 22,660     $      0     $      0      $      0      $      0

Agriculture.......................     1988          1994        $ 30,000     $    288     $    288      $      0      $      0
Medical...........................     1988          1994        $ 46,050     $  6,438     $  6,438      $      0      $      0
Computers.........................     1989          1994        $ 71,152     $  6,942     $    500      $ (6,442)     $ (1,449)
Computers.........................     1991          1994        $156,552     $  6,882     $ 16,611      $  9,729      $(41,137)
Material Handling.................     1991          1994        $  7,013     $  1,973     $  2,203      $    230      $   (604)
Medical...........................     1991          1994        $ 40,556     $(11,278)    $  1,460      $ 12,738      $    375
Fixture...........................     1992          1994        $  3,396     $    751     $    845      $     94      $ (1,192)
Manufacturing & Production........     1992          1994        $ 17,103     $   (199)    $      0      $    199      $ (5,443)
Furniture.........................     1993          1994        $ 26,868     $      0     $      0      $      0      $      0
Manufacturing & Production........     1993          1994        $ 27,096     $ 10,139     $ 11,054      $    915      $      0
Agriculture.......................     1989          1994        $ 14,191     $    350     $    350      $      0      $      0
Printing..........................     1993          1994        $ 24,112     $ 24,030     $ 27,061      $  3,031      $      0

                                    TABLE V

                                  (UNAUDITED)

                                                                   TOTAL                                                FEDERAL
TYPE OF                               YEAR OF       YEAR OF     ACQUISITION   NET BOOK        NET          GAAP         TAXABLE
EQUIPMENT                           ACQUISITION   DISPOSITION     COST(1)     VALUE(2)    PROCEEDS(3)   GAIN (LOSS)   GAIN (LOSS)
---------                           -----------   -----------   -----------   ---------   -----------   -----------   -----------
Computers.........................     1991          1995        $ 17,200     $    173     $  3,522      $  3,349      $  1,594
Copiers...........................     1991          1995        $ 49,081     $  7,350     $  7,423      $     73      $ (3,044)
Sanitation........................     1991          1995        $ 21,452     $    560     $  4,818      $  4,258      $  3,010
Agriculture.......................     1992          1995        $  7,828     $    462     $    737      $    275      $ (1,901)
Computers.........................     1993          1995        $ 64,391     $ 36,094     $  5,863      $(30,231)     $      0
Manufacturing & Production........     1993          1995        $ 28,557     $  8,752     $  8,912      $    160      $      0
Retail............................     1993          1995        $ 28,507     $     (9)    $    697      $    706      $      0

Computers.........................     1991          1996        $ 35,618     $  1,502     $ 20,150      $ 18,648      $ 19,571
Copiers...........................     1991          1996        $117,238     $ 17,784     $ 32,380      $ 14,596      $ 28,006
Material Handling.................     1991          1996        $ 14,996     $    843     $  3,223      $  2,380      $  3,432
Sanitation........................     1991          1996        $ 35,854     $  5,946     $  5,649      $   (297)     $  5,260
Computers.........................     1993          1996        $ 72,479     $   (573)    $    515      $  1,088      $      0
Furniture.........................     1993          1996        $  9,978     $     (2)    $      0      $      2      $      0
Material Handling.................     1993          1996        $ 11,824     $      0     $      0      $      0      $      0
                                       1993          1996        $ 33,190     $    400     $    403      $      3      $      0
Retail............................     1993          1996        $ 44,673     $     (5)    $      0      $      0      $      0
Sanitation........................     1993          1996        $  5,822     $      0     $      0      $      0      $      0
Video Production..................     1993          1996        $ 41,465     $ 12,099     $ 12,441      $    342      $      0
Medical...........................     1994          1996        $ 12,166     $    960     $  2,000      $  1,040      $ (4,259)

Computers.........................     1991          1997        $ 75,602     $  4,349     $ 15,753      $ 11,403      $ 19,783
Computers.........................     1993          1997        $ 39,593     $  6,013     $      0      $ (6,013)     $      0
Retail............................     1993          1997        $158,276     $ 16,960     $ 23,438      $ 23,423      $  5,373
Video.............................     1993          1997        $ 27,273     $      0     $      0      $      0      $      0
Sanitation........................     1996          1997        $  3,571     $     43     $  1,380      $  1,337      $      0

Computers.........................     1991          1998        $  5,018     $      0     $    614      $    614      $  1,143
Computers.........................     1993          1998        $178,752     $      0     $    187      $    187      $      0
Manufacturing & Production........     1993          1998        $157,173     $    394     $    706      $    311      $      0
Material Handling.................     1993          1998        $ 27,258     $      0     $    669      $    669      $      0
Medical...........................     1993          1998        $ 12,963     $      0     $      0      $      0      $      0
Printing..........................     1993          1998        $ 33,033     $      0     $    772      $    772      $      0
Reprographics.....................     1993          1998        $ 53,149     $      0     $  2,501      $  2,501      $ (6,941)
Retail............................     1993          1998        $ 99,794     $      0     $ 37,856      $ 37,856      $ 37,435
Telecommunications................     1993          1998        $ 26,238     $    591     $    605      $     14      $      0
Video.............................     1993          1998        $ 16,975     $      0     $      0      $      0      $      0
Manufacturing & Production........     1995          1998        $ 14,356     $      0     $      0      $      0      $      0
Telecommunications................     1996          1998        $ 15,297     $      0     $      0      $      0      $      0
Computers.........................     1997          1998        $  9,289     $  3,136     $      0      $ (3,136)     $      0

Telecommunications................     1995          1999        $ 27,000     $  6,245     $  5,000      $ (1,245)     $      0

------------------------------

(1) Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

                                    TABLE V

           SALES OR DISPOSITIONS OF EQUIPMENT--PRIOR PUBLIC PROGRAMS

                                  (UNAUDITED)

    The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series B for the nine years ended December 31, 1999. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").


                                                                  TOTAL                                                 FEDERAL
TYPE OF                              YEAR OF       YEAR OF     ACQUISITION    NET BOOK        NET          GAAP         TAXABLE
EQUIPMENT                          ACQUISITION   DISPOSITION     COST(1)      VALUE(2)    PROCEEDS(3)   GAIN (LOSS)   GAIN (LOSS)
---------                          -----------   -----------   -----------   ----------   -----------   -----------   -----------
Manufacturing & Production.......     1990          1990       $   31,129    $   28,288   $   34,142     $   5,854    $     3,013
Mining...........................     1990          1990       $  145,227    $  120,804   $  120,804     $       0    $         0
Video Production.................     1990          1990       $   10,201    $    8,006   $    9,086     $   1,080    $       671

Agriculture......................     1989          1991       $    5,986    $    4,003   $        0     $  (4,003)   $         0
Computers........................     1989          1991       $   76,899    $   52,134   $    7,492     $ (44,642)   $         0
Construction.....................     1989          1991       $   48,299    $   43,554   $    7,784     $ (35,770)   $    (7,007)
Copiers..........................     1989          1991       $    7,469    $    4,997   $       16     $  (4,981)   $         0
Environmental....................     1989          1991       $   10,609    $   11,546   $        0     $ (11,546)   $         0
Furniture........................     1989          1991       $   86,965    $   62,229   $   19,339     $ (42,890)   $         0
Manufacturing & Production.......     1989          1991       $   55,125    $   34,435   $   12,807     $ (21,628)   $         0
Medical..........................     1989          1991       $    9,447    $    7,643   $        0     $  (7,643)   $         0
Office Equipment.................     1989          1991       $   25,171    $   24,586   $       64     $ (24,522)   $    (1,985)
Retail...........................     1989          1991       $    4,405    $    4,792   $        0     $  (4,792)   $         0
Sanitation.......................     1989          1991       $   15,448    $   17,983   $        0     $ (17,983)   $         0
Telecommunications...............     1989          1991       $    2,238    $        0   $       60     $      60    $         0
Transportation...................     1989          1991       $    9,474    $   10,801   $        0     $ (10,801)   $         0
Video Production.................     1989          1991       $   11,925    $    1,762   $        7     $  (1,755)   $         0
Agriculture......................     1990          1991       $   35,245    $    4,694   $        0     $  (4,694)   $    (5,210)
Computers........................     1990          1991       $2,671,588    $  601,346   $  136,169     $(465,177)   $  (476,397)
Construction.....................     1990          1991       $   64,544    $   29,979   $   24,379     $  (5,600)   $    (9,949)
Copiers..........................     1990          1991       $   30,699    $   18,760   $      911     $ (17,849)   $         0
Environmental....................     1990          1991       $   14,658    $   15,434   $        0     $ (15,434)   $         0
Fixture..........................     1990          1991       $   29,510    $   27,027   $      808     $ (26,219)   $         0
Furniture........................     1990          1991       $   53,420    $   34,771   $    3,598     $ (31,173)   $    (5,953)
Manufacturing & Production.......     1990          1991       $  526,568    $  504,823   $  226,978     $(277,845)   $   (47,036)
Material Handling................     1990          1991       $  112,075    $   59,977   $   34,758     $ (25,219)   $         0
Medical..........................     1990          1991       $   93,771    $   47,016   $        0     $ (47,016)   $   (19,410)
Mining...........................     1990          1991       $  221,706    $        0   $        0     $       0    $   (82,375)
Miscellaneous....................     1990          1991       $   29,443    $   28,179   $        0     $ (28,179)   $         0
Office Equipment.................     1990          1991       $   44,560    $   34,289   $      760     $ (33,529)   $         0
Restaurant.......................     1990          1991       $   97,304    $   45,062   $   18,564     $ (26,498)   $   (24,787)
Retail...........................     1990          1991       $   43,751    $   18,362   $    9,230     $  (9,132)   $   (12,624)
Sanitation.......................     1990          1991       $  171,345    $   66,074   $   77,146     $  11,072    $   (78,222)
Telecommunications...............     1990          1991       $  980,613    $  119,372   $        0     $(119,372)   $   (11,618)
Transportation...................     1990          1991       $   13,434    $   13,858   $        0     $ (13,858)   $         0
Material Handling................     1991          1991       $  109,115    $  108,512   $  113,482     $   4,970    $         0
Agriculture......................     1989          1992       $   89,766    $   19,058   $   21,912     $   2,854    $   (12,999)
Computers........................     1989          1992       $   60,747    $    1,659   $    2,593     $     934    $         0
Copiers..........................     1989          1992       $   79,556    $   10,817   $   10,839     $      22    $    (9,798)
Furniture........................     1989          1992       $   35,512    $    2,418   $    2,911     $     493    $         0
Manufacturing & Production.......     1989          1992       $  117,236    $    1,924   $    1,936     $      12    $         0
Material Handling................     1989          1992       $   16,058    $      670   $      789     $     119    $    (7,845)
Medical..........................     1989          1992       $   31,701    $    7,548   $    1,967     $  (5,580)   $         0
Office Equipment.................     1989          1992       $   19,981    $    1,381   $    1,427     $      46    $         0
Printing.........................     1989          1992       $   25,000    $    3,510   $    2,510     $  (1,000)   $    (8,247)
Telecommunications...............     1989          1992       $   18,779    $    1,910   $    2,012     $     102    $         0
Video Production.................     1989          1992       $   21,849    $    3,275   $    3,283     $       8    $         0


                                    TABLE V

                                  (UNAUDITED)

                                                                  TOTAL                                                 FEDERAL
TYPE OF                              YEAR OF       YEAR OF     ACQUISITION    NET BOOK        NET          GAAP         TAXABLE
EQUIPMENT                          ACQUISITION   DISPOSITION     COST(1)      VALUE(2)    PROCEEDS(3)   GAIN (LOSS)   GAIN (LOSS)
---------                          -----------   -----------   -----------   ----------   -----------   -----------   -----------
Agriculture......................     1990          1992       $   46,968    $    2,847   $    3,463     $     617    $    (4,451)
Computers........................     1990          1992       $3,872,456    $  671,632   $  342,387     $(329,245)   $(1,086,408)
Construction.....................     1990          1992       $   23,493    $    1,229   $    1,229     $       0    $         0
Copiers..........................     1990          1992       $   19,240    $    2,165   $    3,524     $   1,358    $    (8,884)
Environmental....................     1990          1992       $    7,195    $    1,164   $    1,164     $       0    $    (4,683)
Fixture..........................     1990          1992       $   55,869    $    7,661   $    9,096     $   1,436    $   (34,594)
Furniture........................     1990          1992       $   58,095    $    7,193   $    7,719     $     525    $   (26,836)
Manufacturing & Production.......     1990          1992       $  192,143    $   47,665   $   43,213     $  (4,452)   $   (45,657)
Material Handling................     1990          1992       $  104,852    $   23,011   $    7,775     $ (15,236)   $   (15,648)
Medical..........................     1990          1992       $   88,537    $   12,382   $   13,393     $   1,011    $   (38,945)
Miscellaneous....................     1990          1992       $    4,999    $    1,313   $    1,236     $     (77)   $    (2,804)
Office Equipment.................     1990          1992       $1,203,666    $  179,190   $    2,513     $(176,678)   $    (6,351)
Restaurant.......................     1990          1992       $   83,624    $      194   $    6,850     $   6,657    $   (12,961)
Retail...........................     1990          1992       $   63,030    $   35,999   $      581     $ (35,419)   $    (1,296)
Sanitation.......................     1990          1992       $  200,642    $   12,623   $   13,101     $     478    $   (14,846)
Telecommunications...............     1990          1992       $   64,899    $   11,997   $    4,965     $  (7,032)   $   (18,620)
Transportation...................     1990          1992       $    7,610    $        1   $        1     $       0    $         0
Video Production.................     1990          1992       $   18,558    $    3,521   $    4,302     $     781    $    (7,177)
Furniture........................     1991          1992       $   25,909    $   28,313   $        0     $ (28,313)   $         0
Manufacturing & Production.......     1991          1992       $   51,311    $   47,497   $   57,487     $   9,990    $         0
Material Handling................     1991          1992       $   10,023    $   10,462   $   10,595     $     133    $         0
Office Equipment.................     1991          1992       $   15,789    $        0   $        0     $       0    $         0
Sanitation.......................     1991          1992       $   18,840    $   10,122   $   10,516     $     394    $         0
Agriculture......................     1989          1993       $   31,500    $    4,370   $   10,095     $   5,725    $     1,431
Computers........................     1989          1993       $   93,554    $      267   $      661     $     394    $         0
Copiers..........................     1989          1993       $  168,679    $   19,448   $   23,072     $   3,624    $   (26,046)
Furniture........................     1989          1993       $  116,287    $   17,152   $   19,536     $   2,384    $    (9,084)
Manufacturing & Production.......     1989          1993       $   14,804    $    2,832   $    3,541     $     709    $         0
Material Handling................     1989          1993       $   20,725    $        0   $    1,650     $   1,650    $         0
Office Equipment.................     1989          1993       $   81,777    $      990   $   17,490     $  16,500    $    (4,999)
Telecommunications...............     1989          1993       $    2,524    $        0   $        0     $       0    $         0
Video Production.................     1989          1993       $   22,321    $        0   $        0     $       0    $         0
Agriculture......................     1990          1993       $  132,350    $   11,556   $   11,963     $     407    $   (42,903)
Automotive.......................     1990          1993       $   75,730    $   45,795   $   51,888     $   6,093    $    (3,043)
Computers........................     1990          1993       $1,069,393    $  140,198   $  164,423     $  24,225    $  (267,270)
Construction.....................     1990          1993       $   41,779    $    5,058   $    5,075     $      17    $    (9,774)
Copiers..........................     1990          1993       $   23,318    $    3,058   $    2,505     $    (553)   $    (7,670)
Fixture..........................     1990          1993       $   73,038    $   10,235   $   10,235     $       0    $   (22,303)
Furniture........................     1990          1993       $  118,834    $   11,204   $   11,509     $     305    $   (10,168)
Manufacturing & Production.......     1990          1993       $1,120,324    $  139,342   $  186,899     $  47,557    $  (271,929)
Material Handling................     1990          1993       $  210,922    $   20,462   $   29,157     $   8,695    $   (51,481)
Medical..........................     1990          1993       $  380,749    $   56,711   $   37,821     $ (18,890)   $   (68,880)
Office Equipment.................     1990          1993       $   69,232    $    8,695   $    9,275     $     580    $   (18,731)
Printing.........................     1990          1993       $    6,061    $    1,431   $    1,050     $    (381)   $    (1,388)
Reprographics....................     1990          1993       $   82,000    $    8,200   $   40,000     $  31,800    $     7,109
Restaurant.......................     1990          1993       $  121,682    $   10,330   $   11,517     $   1,187    $   (28,626)
Retail...........................     1990          1993       $   11,280    $      813   $    1,797     $     984    $    (2,806)
Sanitation.......................     1990          1993       $   43,697    $    5,148   $    5,152     $       4    $   (10,588)
Telecommunications...............     1990          1993       $  278,193    $   20,246   $   22,616     $   2,370    $   (58,857)
Miscellaneous....................     1990          1993       $  595,538    $  (98,697)  $  203,595     $ 302,292    $         0
Video Production.................     1990          1993       $    7,981    $      374   $      374     $       0    $    (1,484)
Computers........................     1991          1993       $  248,090    $   36,021   $   36,834     $     813    $    (9,175)


                                    TABLE V

                                  (UNAUDITED)


                                                                  TOTAL                                                 FEDERAL
TYPE OF                              YEAR OF       YEAR OF     ACQUISITION    NET BOOK        NET          GAAP         TAXABLE
EQUIPMENT                          ACQUISITION   DISPOSITION     COST(1)      VALUE(2)    PROCEEDS(3)   GAIN (LOSS)   GAIN (LOSS)
---------                          -----------   -----------   -----------   ----------   -----------   -----------   -----------
Construction.....................     1991          1993       $   10,590    $      869   $    1,875     $   1,006    $    (4,480)
Furniture........................     1991          1993       $   73,541    $      (66)  $      603     $     669    $    (7,311)
Manufacturing & Production.......     1991          1993       $   12,951    $        0   $        0     $       0    $         0
Material Handling................     1991          1993       $   43,408    $   20,390   $   23,147     $   2,757    $    (1,015)
Medical..........................     1991          1993       $    9,425    $    5,708   $    6,513     $     805    $       858
Sanitation.......................     1991          1993       $   37,743    $   16,285   $   15,506     $    (779)   $         0
Computers........................     1992          1993       $   79,557    $   38,668   $   38,668     $       0    $   (36,961)
Material Handling................     1992          1993       $   30,692    $      149   $    6,578     $   6,429    $   (17,976)

Computers........................     1989          1994       $  468,870    $  109,719   $  109,720     $       1    $   102,026
Copiers..........................     1989          1994       $   13,461    $       30   $       30     $       0    $         0
Furniture........................     1989          1994       $  218,655    $   79,000   $   79,000     $       0    $    80,901
Manufacturing & Production.......     1989          1994       $   90,725    $      (13)  $        0     $      13    $         0
Medical..........................     1989          1994       $   97,017    $      699   $    1,141     $     441    $         0
Office Equipment.................     1989          1994       $    2,796    $        0   $      126     $     126    $         0
Printing.........................     1989          1994       $   14,123    $        0   $        0     $       0    $         0
Telecommunications...............     1989          1994       $   10,950    $       (2)  $      127     $     129    $         0
Agriculture......................     1990          1994       $   73,503    $   11,518   $   12,258     $     740    $    (3,345)
Computers........................     1990          1994       $3,937,366    $  957,935   $  959,231     $   1,295    $   367,292
Construction.....................     1990          1994       $  141,052    $   16,265   $   16,265     $       0    $   (14,659)
Fixture..........................     1990          1994       $  100,514    $   10,959   $   10,959     $       0    $    (6,640)
Furniture........................     1990          1994       $  282,115    $   89,792   $   94,919     $   5,127    $    43,164
Manufacturing & Production.......     1990          1994       $  443,855    $  121,619   $  137,376     $  15,757    $    (8,207)
Material Handling................     1990          1994       $  411,986    $   20,972   $   20,972     $       0    $   (33,402)
Medical..........................     1990          1994       $  462,679    $   42,572   $   62,365     $  19,792    $       805
Mining...........................     1990          1994       $9,631,966    $1,298,813   $1,298,813     $       0    $  (689,039)
Office Equipment.................     1990          1994       $   34,402    $    3,434   $    3,434     $       0    $    (8,258)
Reprographics....................     1990          1994       $   16,482    $    4,547   $    4,547     $       0    $       904
Restaurant.......................     1990          1994       $  297,355    $   32,327   $   33,776     $   1,449    $   (29,158)
Retail...........................     1990          1994       $  841,977    $  440,914   $  440,914     $       0    $   668,569
Sanitation.......................     1990          1994       $    7,147    $        0   $        0     $       0    $         0
Telecommunications...............     1990          1994       $  261,049    $   (6,700)  $   30,311     $  37,011    $    11,248
Video Production.................     1990          1994       $   45,804    $    5,357   $    5,365     $       8    $    (4,684)
Agriculture......................     1991          1994       $   15,633    $      625   $      629     $       4    $         0
Computers........................     1991          1994       $  684,631    $   59,296   $   59,296     $       0    $  (213,947)
Copiers..........................     1991          1994       $   39,270    $    2,598   $      648     $  (1,950)   $   (15,152)
Environmental....................     1991          1994       $   44,016    $      864   $      904     $      41    $         0
Furniture........................     1991          1994       $   20,546    $      906   $      923     $      17    $         0
Material Handling................     1991          1994       $   66,497    $    2,470   $    2,642     $     172    $    (5,750)
Medical..........................     1991          1994       $  602,400    $  306,415   $  373,385     $  66,970    $   139,985
Sanitation.......................     1991          1994       $   83,638    $    4,459   $    4,634     $     174    $         0
Telecommunications...............     1991          1994       $   11,188    $      898   $    1,146     $     248    $    (3,419)
Manufacturing & Production.......     1993          1994       $   81,735    $      (61)  $       34     $      95    $         0
Material Handling................     1993          1994       $    6,578    $    3,110   $    3,600     $     490    $         0
Sanitation.......................     1994          1994       $    7,320    $        0   $        0     $       0    $         0

Computers........................     1989          1995       $   24,831    $    1,574   $       13     $  (1,561)   $         0
Manufacturing & Production.......     1989          1995       $   11,262    $    4,128   $        0     $  (4,128)   $         0
Computers........................     1990          1995       $3,151,688    $  784,267   $  578,324     $(205,942)   $    61,278
Construction.....................     1990          1995       $  397,553    $  139,680   $   93,172     $ (46,508)   $     2,914
Copiers..........................     1990          1995       $   26,920    $    6,048   $       (0)    $  (6,048)   $         0
Furniture........................     1990          1995       $   64,010    $    5,908   $    4,760     $  (1,148)   $     5,171
Material Handling................     1990          1995       $  108,329    $    7,629   $    6,899     $    (730)   $       (15)


                                    TABLE V

                                  (UNAUDITED)


                                                                  TOTAL                                                 FEDERAL
TYPE OF                              YEAR OF       YEAR OF     ACQUISITION    NET BOOK        NET          GAAP         TAXABLE
EQUIPMENT                          ACQUISITION   DISPOSITION     COST(1)      VALUE(2)    PROCEEDS(3)   GAIN (LOSS)   GAIN (LOSS)
---------                          -----------   -----------   -----------   ----------   -----------   -----------   -----------
Medical..........................     1990          1995       $  919,987    $  320,531   $  260,980     $ (59,551)   $    56,955
Manufacturing & Production.......     1990          1995       $  846,718    $  211,207   $  244,937     $  33,730    $   243,103
Office Equipment.................     1990          1995       $   38,014    $    4,192   $    2,111     $  (2,081)   $     1,950
Reprographics....................     1990          1995       $  102,003    $        1   $        1     $       0    $         0
Restaurant.......................     1990          1995       $   63,437    $    4,636   $    1,896     $  (2,740)   $       897
Retail...........................     1990          1995       $2,703,611    $  349,429   $  193,032     $(156,397)   $   184,637
Sanitation.......................     1990          1995       $   58,070    $    4,110   $    1,738     $  (2,372)   $     1,518
Video Production.................     1990          1995       $    3,404    $      773   $        0     $    (773)   $         0
Agriculture......................     1991          1995       $   23,262    $    7,034   $    7,449     $     415    $     1,921
Computers........................     1991          1995       $2,712,345    $  677,342   $  648,479     $ (28,863)   $   126,108
Construction.....................     1991          1995       $   25,214    $    1,539   $    2,727     $   1,188    $    (2,122)
Furniture........................     1991          1995       $   62,471    $   16,192   $    5,091     $ (11,101)   $    (4,400)
Material Handling................     1991          1995       $   34,473    $   12,502   $   12,105     $    (397)   $         0
Manufacturing & Production.......     1991          1995       $  132,184    $    5,116   $   50,110     $  44,993    $    27,132
Office Equipment.................     1991          1995       $   48,350    $    7,177   $    9,506     $   2,329    $    (2,320)
Restaurant.......................     1991          1995       $   73,807    $    3,637   $    2,910     $    (728)   $    (1,107)
Telecommunications...............     1991          1995       $   52,499    $    3,093   $    7,262     $   4,169    $    (3,403)
Audio............................     1992          1995       $  128,455    $   98,566   $  122,689     $  24,123    $    32,942
Computers........................     1992          1995       $   76,900    $    2,447   $   15,248     $  12,801    $   (10,269)
Furniture........................     1992          1995       $  188,807    $   19,652   $   19,652     $       0    $   (57,369)
Telecommunications...............     1992          1995       $   64,731    $   47,017   $   55,634     $   8,616    $    23,500
Video Production.................     1992          1995       $  382,790    $  247,199   $  298,045     $  50,846    $   122,650
Copiers..........................     1993          1995       $   35,000    $        0   $        0     $       0    $         0
Computers........................     1994          1995       $1,043,007    $  346,471   $  739,181     $ 392,710    $   661,239
Furniture........................     1994          1995       $  204,779    $  171,324   $  181,605     $  10,281    $         0
Medical..........................     1994          1995       $   23,671    $    2,015   $    2,015     $       0    $         0
Manufacturing & Production.......     1994          1995       $   21,038    $   17,225   $   18,733     $   1,509    $     1,436
Computers........................     1995          1995       $   17,231    $   16,864   $    2,383     $ (14,481)   $         0

Telecommunications...............     1989          1996       $   20,339    $        0   $    1,566     $   1,566    $         0
Computers........................     1990          1996       $1,056,724    $  123,220   $   88,594     $ (34,626)   $    94,675
Fixtures.........................     1990          1996       $   19,989    $    1,285   $      250     $  (1,034)   $    (1,034)
Furniture........................     1990          1996       $   34,265    $   10,881   $        0     $ (10,881)   $   (10,881)
Medical..........................     1990          1996       $   49,882    $    3,282   $      332     $  (2,949)   $    (2,357)
Manufacturing & Production.......     1990          1996       $   72,805    $    2,611   $    1,588     $  (1,023)   $     3,342
Printing.........................     1990          1996       $   26,691    $      728   $        0     $    (728)   $      (728)
Reprographics....................     1990          1996       $   77,770    $    5,381   $    1,037     $  (4,345)   $         0
Retail...........................     1990          1996       $1,332,608    $  149,542   $  230,752     $  81,210    $   238,200
Telecommunications...............     1990          1996       $   71,300    $    4,781   $      895     $  (3,886)   $         0
Computers........................     1991          1996       $   70,789    $    2,113   $    1,000     $  (1,113)   $    (1,113)
Construction.....................     1991          1996       $   24,724    $    3,791   $    3,857     $      66    $     2,506
Furniture........................     1991          1996       $  281,079    $   24,453   $   28,755     $   4,302    $     3,424
Material Handling................     1991          1996       $   45,771    $    7,124   $    3,307     $  (3,817)   $         0
Restaurant.......................     1991          1996       $   16,013    $    1,663   $    2,152     $     489    $     1,976
Video Production.................     1991          1996       $   56,632    $    4,245   $    4,245     $       0    $       538
Printing.........................     1993          1996       $   15,733    $    3,714   $    3,814     $     100    $         0
Computers........................     1994          1996       $   21,284    $   13,176   $        0     $ (13,176)   $   (13,176)
Fixtures.........................     1994          1996       $   20,045    $        0   $        0     $       0    $   (14,238)
Manufacturing & Production.......     1994          1996       $   16,349    $    6,081   $    6,191     $     109    $    (7,085)
Computers........................     1995          1996       $   36,894    $   21,698   $        0     $ (21,698)   $   (29,812)
Fixtures.........................     1994          1996       $   28,449    $   25,882   $        0     $ (25,882)   $   (25,882)
Furniture........................     1994          1996       $   20,000    $        0   $        0     $       0    $         0


                                    TABLE V

                                  (UNAUDITED)


                                                                  TOTAL                                                 FEDERAL
TYPE OF                              YEAR OF       YEAR OF     ACQUISITION    NET BOOK        NET          GAAP         TAXABLE
EQUIPMENT                          ACQUISITION   DISPOSITION     COST(1)      VALUE(2)    PROCEEDS(3)   GAIN (LOSS)   GAIN (LOSS)
---------                          -----------   -----------   -----------   ----------   -----------   -----------   -----------
Computers........................     1990          1997       $   84,679    $   10,369   $        0     $ (10,369)   $         0
Computers........................     1993          1997       $   31,527    $    1,238   $    1,492     $     254    $         0
Retail...........................     1993          1997       $1,811,259    $  166,382   $  231,762     $  65,380    $  (165,810)
Computers........................     1994          1997       $  106,912    $      689   $    1,493     $     804    $   (41,957)
Manufacturing & Production.......     1994          1997       $   43,759    $    2,460   $    3,548     $   1,089    $   (15,221)
Telecommunications...............     1994          1997       $   64,781    $    1,953   $    3,990     $   2,037    $   (11,293)
Computers........................     1995          1997       $    9,584    $        0   $        0     $       0    $         0
Manufacturing & Production.......     1995          1997       $   74,770    $        0   $        0     $       0    $         0
Restaurant.......................     1995          1997       $   12,030    $        0   $        0     $       0    $    (7,218)
Video Production.................     1995          1997       $   27,067    $    4,971   $        0     $  (4,971)   $         0
Computers........................     1996          1997       $   16,033    $   15,371   $    1,768     $ (13,604)   $         0
Printing.........................     1996          1997       $   48,047    $   36,903   $   42,713     $   5,811    $         0

Audio............................     1993          1998       $   24,542    $        0   $        0     $      (0)   $         0
Computers........................     1993          1998       $   39,709    $        0   $      903     $     896    $         0
Manufacturing & Production.......     1993          1998       $   52,813    $        0   $       56     $      48    $         0
Retail...........................     1993          1998       $  119,662    $        0   $   89,793     $  89,793    $  (107,696)
Furniture........................     1994          1998       $  314,806    $        0   $        0     $      (1)   $   (10,625)
Manufacturing & Production.......     1994          1998       $   70,492    $   14,244   $    8,999     $  (5,245)   $   (63,443)
Telecommunications...............     1994          1998       $   10,910    $      331   $      934     $     603    $         0
Computers........................     1995          1998       $  134,603    $      280   $      317     $      35    $         0
Fixtures.........................     1995          1998       $   39,968    $        0   $      332     $     332    $         0
Furniture........................     1995          1998       $   26,533    $        0   $        1     $       1    $         0
Manufacturing & Production.......     1995          1998       $   32,728    $   10,823   $   11,551     $     728    $         0
Medical..........................     1995          1998       $   30,287    $        0   $        0     $      (0)   $   (27,258)
Printing.........................     1995          1998       $   23,947    $      358   $    3,693     $   3,335    $   (12,109)
Restaurant.......................     1995          1998       $   18,770    $        0   $        0     $     (12)   $         0
Video Production.................     1995          1998       $   19,080    $        0   $        0     $      (8)   $         0
Furniture........................     1996          1998       $    5,808    $       12   $        0     $     (12)   $         0
Telecommunications...............     1997          1998       $  136,762    $   90,209   $  131,929     $  41,720    $  (123,086)
Computers........................     1998          1998       $   29,409    $        0   $        0     $      (1)   $         0

Computers........................     1993          1999       $   29,329    $        0   $        0     $       0    $         0
Medical..........................     1995          1999       $   17,085    $        0   $        0     $      (0)   $         0
Restaurant.......................     1995          1999       $   15,388    $    3,849   $    4,318     $     469    $    (2,419)
Restaurant.......................     1996          1999       $   12,417    $        0   $      883     $     883    $      (495)
Telecommunications...............     1996          1999       $   14,867    $      508   $        0     $    (508)   $         0
VIDEO PROD.......................     1994          1999       $   21,919    $      185   $      185     $       0    $      (104)
COMPUTERS........................     1994          1999       $   26,405    $      365   $        0     $    (365)   $         0
MNFCTRG..........................     1994          1999       $   17,333    $      243   $      265     $      22    $      (149)
PRINTING.........................     1994          1999       $   12,811    $       82   $      202     $     120    $      (113)
PRINTING.........................     1994          1999       $   21,765    $      271   $      272     $       1    $      (152)
MEDICAL..........................     1994          1999       $   18,728    $      191   $      191     $      (0)   $      (107)
PRINTING.........................     1995          1999       $   20,534    $      100   $      453     $     353    $      (254)
M & P............................     1995          1999       $   17,355    $      551   $      524     $     (27)   $      (294)
MNFCTRG..........................     1995          1999       $   38,583    $      335   $      383     $      48    $      (215)
AUTOMOTIVE.......................     1995          1999       $   11,619    $    1,266   $    1,450     $     184    $      (812)
FURNITURE........................     1995          1999       $    5,211    $    1,070   $    1,070     $       0    $      (600)
FURNITURE........................     1995          1999       $    9,677    $      819   $      986     $     167    $      (552)
MNFCTRG..........................     1996          1999       $   13,053    $        3   $      304     $     307    $      (171)
MNFCTRG..........................     1996          1999       $   28,253    $        0   $        0     $       0    $         0
MNFCTRG..........................     1996          1999       $   28,292    $       22   $      300     $     278    $      (168)
M & P............................     1997          1999       $   18,357    $      615   $      615     $       0    $      (345)

                                    TABLE V

                                  (UNAUDITED)

                                                                  TOTAL                                                 FEDERAL
TYPE OF                              YEAR OF       YEAR OF     ACQUISITION    NET BOOK        NET          GAAP         TAXABLE
EQUIPMENT                          ACQUISITION   DISPOSITION     COST(1)      VALUE(2)    PROCEEDS(3)   GAIN (LOSS)   GAIN (LOSS)
---------                          -----------   -----------   -----------   ----------   -----------   -----------   -----------
FIXTURE..........................     1997          1999       $   16,352    $       25   $        0     $     (25)   $         0
TELECOM..........................     1997          1999       $   33,636    $    3,597   $    4,649     $   1,052    $    (2,605)
OFFC.EQUIP.......................     1997          1999       $   14,569    $        0   $        0     $       0    $         0
COMPUTERS........................     1997          1999       $   19,035    $      238   $      238     $       0    $      (133)
RETAIL...........................     1997          1999       $   10,982    $    5,390   $    6,679     $   1,288    $    (3,742)
RESTAURANT.......................     1997          1999       $   49,262    $   22,810   $   24,592     $   1,782    $   (13,779)
TELECOM..........................     1997          1999       $   15,031    $    3,530   $    3,000     $    (530)   $    (1,681)
TELECOM..........................     1997          1999       $  136,756    $   40,586   $   10,131     $  50,717    $    (5,676)
TELECOMM.........................     1997          1999       $   47,970    $   14,835   $   10,722     $  (4,112)   $    (6,008)
TELECOMM.........................     1997          1999       $    3,382    $    1,979   $    1,159     $    (820)   $      (650)
MNFCTRG..........................     1997          1999       $   37,594    $        1   $        0     $       1    $         0

------------------------------

(1) Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

(4) Federal Taxable Gain (Loss) information not yet available for 1999.

                                    TABLE V

           SALES OR DISPOSITIONS OF EQUIPMENT--PRIOR PUBLIC PROGRAMS

                                  (UNAUDITED)

    The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series C for the eight years ended December 31, 1999. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                                  TOTAL                                                 FEDERAL
TYPE OF                              YEAR OF       YEAR OF     ACQUISITION    NET BOOK        NET          GAAP         TAXABLE
EQUIPMENT                          ACQUISITION   DISPOSITION     COST(1)      VALUE(2)    PROCEEDS(3)   GAIN (LOSS)   GAIN (LOSS)
---------                          -----------   -----------   -----------   ----------   -----------   -----------   -----------
Agriculture......................     1991          1991       $     2,942   $        0   $        0    $        0    $         0
Computers........................     1991          1991       $     1,389   $        0   $       31    $       31    $        31
Construction.....................     1991          1991       $       906   $      102   $      256    $      154    $       154
Material Handling................     1991          1991       $     1,383   $        0   $      269    $      269    $       269
Office Equipment.................     1991          1991       $     1,233   $        0   $        0    $        0    $         0
Printing.........................     1991          1991       $    19,967   $        0   $        6    $        6    $         6
Retail...........................     1991          1991       $     6,714   $      557   $      639    $       83    $        83
Sanitation.......................     1991          1991       $   167,899   $  168,591   $  172,406    $    3,815    $     3,815

Agriculture......................     1991          1992       $     7,013   $    1,133   $      300    $     (834)   $      (773)
Computers........................     1991          1992       $   451,724   $   57,141   $   55,313    $   (1,828)   $   (38,009)
Construction.....................     1991          1992       $   233,875   $  115,470   $  119,943    $    4,473    $   (49,808)
Copiers..........................     1991          1992       $     4,634   $   (1,798)  $      336    $    2,134    $         0
Fixture..........................     1991          1992       $10,326,838   $1,421,047   $      614    $(1,420,433)  $         0
Furniture........................     1991          1992       $     3,478   $        1   $        1    $        0    $         0
Material Handling................     1991          1992       $    25,677   $   10,492   $   11,432    $      940    $    (3,074)
Medical..........................     1991          1992       $    12,817   $      100   $      100    $        0    $   (10,859)
Manufacturing & Production.......     1991          1992       $    43,629   $   (1,124)  $    1,754    $    2,878    $   (32,166)
Office Equipment.................     1991          1992       $     8,342   $    8,593   $    3,261    $   (5,332)   $         0
Printing.........................     1991          1992       $    16,961   $      790   $      944    $      154    $    (9,907)
Restaurant.......................     1991          1992       $    35,504   $   22,369   $    8,777    $  (13,592)   $         0
Retail...........................     1991          1992       $   118,527   $  273,200   $   10,583    $ (262,617)   $   (69,026)
Sanitation.......................     1991          1992       $   253,845   $  111,627   $  115,785    $    4,158    $         0
Telecommunications...............     1991          1992       $    12,916   $    7,936   $    9,356    $    1,420    $    (2,588)
Miscellaneous....................     1991          1992       $    53,827   $   21,578   $   13,932    $   (7,646)   $     1,797

Agriculture......................     1991          1993       $    57,287   $    7,456   $    9,998    $    2,542    $   (18,745)
Automotive.......................     1991          1993       $     6,266   $    1,328   $    1,427    $       99    $    (2,344)
Computers........................     1991          1993       $ 1,051,652   $  162,294   $  207,909    $   45,615    $  (325,207)
Construction.....................     1991          1993       $   464,100   $   55,261   $   78,501    $   23,240    $   (73,626)
Fixture..........................     1991          1993       $     2,403   $        0   $        0    $        0    $   (15,392)
Furniture........................     1991          1993       $    99,455   $   25,656   $   15,551    $  (10,105)   $  (138,905)
Medical..........................     1991          1993       $ 1,313,194   $  708,948   $  710,991    $    2,043    $   (81,725)
Manufacturing & Production.......     1991          1993       $   207,168   $   25,494   $   33,904    $    8,410    $    (2,771)
Office Equipment.................     1991          1993       $    50,397   $   10,621   $   11,360    $      739    $   (12,948)
Reprographics....................     1991          1993       $     3,898   $      464   $      464    $        0    $   (12,279)
Restaurant.......................     1991          1993       $    52,281   $    8,374   $   11,424    $    3,050    $   (45,442)
Retail...........................     1991          1993       $   107,672   $    6,184   $   14,538    $    8,354    $    (5,137)
Sanitation.......................     1991          1993       $   369,044   $   58,844   $   72,766    $   13,922    $    (3,854)
Telecommunications...............     1991          1993       $    13,462   $      609   $      995    $      386    $    (1,686)
Transportation...................     1991          1993       $     3,762   $      271   $      612    $      341    $         0
Construction.....................     1992          1993       $    14,788   $     (961)  $        0    $      961    $         0
Retail...........................     1992          1993       $     4,093   $     (139)  $      396    $      535    $    (2,058)

Agriculture......................     1991          1994       $    37,987   $   10,692   $   14,276    $    3,584    $    (1,742)
Automotive.......................     1991          1994       $    54,591   $      161   $      190    $       29    $         0
Computers........................     1991          1994       $ 3,845,015   $  145,861   $  176,290    $   30,428    $  (761,570)
Construction.....................     1991          1994       $   144,438   $    8,068   $   10,874    $    2,806    $    (2,060)
Copiers..........................     1991          1994       $     2,041   $       (0)  $       89    $       89    $         0

                                      B-21

                                    TABLE V

                                  (UNAUDITED)

                                                                  TOTAL                                                 FEDERAL
TYPE OF                              YEAR OF       YEAR OF     ACQUISITION    NET BOOK        NET          GAAP         TAXABLE
EQUIPMENT                          ACQUISITION   DISPOSITION     COST(1)      VALUE(2)    PROCEEDS(3)   GAIN (LOSS)   GAIN (LOSS)
---------                          -----------   -----------   -----------   ----------   -----------   -----------   -----------
Environmental....................     1991          1994       $   213,173   $   94,203   $  123,051    $   28,848    $   (38,471)
Fixture..........................     1991          1994       $   234,136   $   31,188   $   32,228    $    1,040    $   (64,973)
Furniture........................     1991          1994       $   544,084   $  (33,508)  $   42,733    $   76,241    $  (111,133)
Material Handling................     1991          1994       $    27,610   $    9,861   $   12,180    $    2,320    $    (8,523)
Medical..........................     1991          1994       $   166,398   $    1,386   $   15,777    $   14,391    $       490
Manufacturing & Production.......     1991          1994       $   351,497   $   31,295   $   56,139    $   24,844    $   (79,430)
Office Equipment.................     1991          1994       $    30,245   $        0   $      126    $      125    $         0
Printing.........................     1991          1994       $ 1,066,789   $  210,962   $  210,962    $        0    $  (222,154)
Restaurant.......................     1991          1994       $    70,707   $     (339)  $      796    $    1,136    $   (10,709)
Retail...........................     1991          1994       $ 1,381,039   $  152,323   $  153,469    $    1,146    $  (361,934)
Sanitation.......................     1991          1994       $   173,772   $    2,892   $    4,374    $    1,482    $         0
Video............................     1991          1994       $     8,139   $       (1)  $      327    $      328    $         0
Fixture..........................     1992          1994       $    15,450   $    1,223   $    1,552    $      328    $    (8,169)
Manufacturing & Production.......     1992          1994       $   122,247   $   21,475   $   31,910    $   10,435    $   (37,107)
Furniture........................     1994          1994       $    65,659   $   69,225   $   73,420    $    4,195    $         0

Computers........................     1991          1995       $14,393,689   $1,892,673   $1,681,499    $ (211,174)   $   (60,114)
Construction.....................     1991          1995       $   238,913   $   14,433   $   27,420    $   12,987    $  (149,560)
Copiers..........................     1991          1995       $    39,507   $    3,456   $    4,077    $      621    $    13,504
Fixtures.........................     1991          1995       $   804,453   $  113,148   $   89,760    $  (23,388)   $   (16,463)
Furniture........................     1991          1995       $   603,534   $   29,758   $   76,781    $   47,023    $         0
Medical..........................     1991          1995       $ 3,713,348   $1,692,752   $2,084,752    $  392,000    $  (260,046)
Manufacturing & Production.......     1991          1995       $ 3,123,635   $  917,619   $  768,141    $ (149,478)   $(1,022,443)
Office Equipment.................     1991          1995       $   347,197   $   17,431   $   17,435    $        5    $    (3,502)
Retail...........................     1991          1995       $ 1,765,207   $  206,416   $  117,745    $  (88,670)   $   854,893
Sanitation.......................     1991          1995       $    26,224   $    6,541   $     (655)   $   (7,196)   $         0
Telecommunications...............     1991          1995       $   373,595   $   37,285   $   38,143    $      858    $  (103,967)
Video Production.................     1991          1995       $   192,070   $    4,450   $   23,511    $   19,062    $    55,805
Furniture........................     1993          1995       $    54,942   $   42,999   $   23,436    $  (19,562)
Material Handling................     1993          1995       $    46,931   $   13,325   $   13,753    $      428    $         0
Restaurant.......................     1994          1995       $   436,966   $  379,595   $  411,179    $   31,584    $   (17,421)
Retail...........................     1994          1995       $    35,025   $   10,101   $   10,120    $       19
Telecommunications...............     1994          1995       $    19,591   $   11,665   $    1,542    $  (10,123)   $   (13,275)
Fixtures.........................     1995          1995       $    25,958   $   26,768   $   26,866    $       99

Agriculture......................     1991          1996       $     7,362   $      365   $        0    $     (365)   $      (365)
Computers........................     1991          1996       $ 3,287,984   $  417,743   $  317,557    $ (100,185)   $   469,256
Fixtures.........................     1991          1996       $   142,743   $    1,011   $        0    $   (1,011)   $    (1,011)
Furniture........................     1991          1996       $ 1,670,320   $ (155,540)  $   83,650    $  239,190    $   303,948
Medical..........................     1991          1996       $ 2,023,960   $  774,664   $  377,555    $ (397,109)   $   459,686
Manufacturing & Production.......     1991          1996       $   160,029   $    4,540   $    1,849    $   (2,691)   $      (812)
Restaurant.......................     1991          1996       $    85,715   $     (780)  $    7,296    $    8,077    $    11,319
Retail...........................     1991          1996       $    71,310   $    8,481   $    1,150    $   (7,331)   $     1,390
Sanitation.......................     1991          1996       $     4,363   $      433   $        0    $     (433)   $      (433)
Telecommunications...............     1991          1996       $    95,843   $    6,362   $    9,248    $    2,886    $     7,641
Transportation...................     1991          1996       $   815,481   $   30,308   $   85,288    $   54,980    $    86,899
Video............................     1991          1996       $   180,577   $    3,186   $   12,790    $    9,604    $    17,915
Automotive.......................     1992          1996       $    97,543   $   11,860   $   12,140    $      278    $         0
Environmental....................     1992          1996       $   157,907   $    3,659   $    8,533    $    4,874    $   (11,597)
Retail...........................     1992          1996       $    53,003   $    3,147   $    3,897    $      750    $         0
Telecommunications...............     1992          1996       $   362,250   $  (28,983)  $    4,851    $   33,834    $   (21,366)
Manufacturing & Production.......     1993          1996       $    16,123   $        0   $        0    $        0    $         0
Computers........................     1994          1996       $    18,698   $      216   $      441    $      255    $   (11,060)

                                    TABLE V

                                  (UNAUDITED)

                                                                  TOTAL                                                 FEDERAL
TYPE OF                              YEAR OF       YEAR OF     ACQUISITION    NET BOOK        NET          GAAP         TAXABLE
EQUIPMENT                          ACQUISITION   DISPOSITION     COST(1)      VALUE(2)    PROCEEDS(3)   GAIN (LOSS)   GAIN (LOSS)
---------                          -----------   -----------   -----------   ----------   -----------   -----------   -----------
Construction.....................     1994          1996       $    14,015   $    1,020   $    1,020    $        0    $         0
Medical..........................     1994          1996       $    18,685   $   15,364   $    3,000    $  (12,364)   $    (9,364)
Manufacturing & Production.......     1994          1996       $    35,203   $        0   $        0    $        0    $   (21,180)
Office Equipment.................     1994          1996       $    17,293   $      596   $      596    $        0    $         0
Telecommunications...............     1994          1996       $     4,820   $        0   $        0    $        0    $         0

Computer.........................     1991          1997       $     5,327   $       94   $    3,865    $    3,771    $     4,461
Medical..........................     1991          1997       $ 2,499,782   $  258,686   $  258,686    $        0    $   258,686
Retail...........................     1991          1997       $    30,855   $        0   $    2,500    $    2,500    $     3,475
Retail...........................     1992          1997       $    97,767   $        1   $       79    $       78    $         0
Sanitation.......................     1992          1997       $   147,542   $        0   $    1,640    $    1,640    $         0
Video Production.................     1992          1997       $    66,253   $   11,586   $   12,305    $      719    $     3,869
Computers........................     1993          1997       $    21,303   $        0   $       11    $       11    $         0
Manufacturing & Production.......     1993          1997       $    36,069   $       (0)  $      736    $      736    $         0
Restaurant.......................     1993          1997       $    25,794   $      784   $    1,400    $      616    $         0
Retail...........................     1993          1997       $ 1,442,919   $  134,489   $  182,728    $   48,239    $  (136,145)
Automotive.......................     1994          1997       $    16,431   $    5,412   $    6,561    $    1,149    $      (376)
Computers........................     1994          1997       $    24,615   $    1,159   $    1,350    $      191    $    (4,988)
Fixtures.........................     1994          1997       $    16,090   $      872   $      726    $     (146)   $    (5,244)
Furniture........................     1994          1997       $    12,814   $    2,514   $        0    $   (2,514)   $         0
Manufacturing & Production.......     1994          1997       $    86,687   $       26   $    1,462    $    1,436    $   (26,470)
Material Handling................     1994          1997       $    15,324   $        0   $      242    $      242    $    (5,888)
Medical..........................     1994          1997       $   485,541   $   43,278   $   31,102    $  (12,176)   $    12,051
Telecommunications...............     1994          1997       $    28,364   $    1,496   $    2,201    $      705    $    (9,751)
Manufacturing & Production.......     1995          1997       $    25,764   $      323   $    1,349    $    1,025    $         0
Restaurant.......................     1995          1997       $    15,364   $       (0)  $        0    $        0    $    (9,219)
Telecommunications...............     1995          1997       $    34,104   $   22,816   $        0    $  (22,816)   $         0
Audio............................     1996          1997       $    46,335   $        0   $        0    $        0    $         0
Automotive.......................     1996          1997       $    19,219   $      602   $    2,799    $    2,197    $         0
Computers........................     1996          1997       $    81,936   $   30,716   $   32,590    $    1,873    $         0
Restaurant.......................     1996          1997       $    14,346   $   13,996   $   16,964    $    2,968    $         0
Telecommunications...............     1996          1997       $    50,797   $      886   $      886    $        0    $         0

Construction.....................     1991          1998       $    13,317   $    1,046   $    1,244    $      198    $         0
Restaurant.......................     1993          1998       $    12,233   $        0   $        0    $       (0)   $         0
Retail...........................     1993          1998       $ 1,191,185   $  112,046   $  166,375    $   54,329    $(1,119,715)
Computers........................     1994          1998       $    34,227   $      398   $    1,256    $      858    $         0
Furniture........................     1994          1998       $   330,381   $    2,281   $    3,432    $    1,152    $   (28,476)
Manufacturing & Production.......     1994          1998       $    86,801   $    2,833   $    1,036    $   (1,796)   $   (39,369)
Restaurant.......................     1994          1998       $    12,802   $        0   $    1,452    $    1,452    $         0
Computers........................     1995          1998       $   107,763   $        0   $    2,368    $    2,368    $         0
Manufacturing & Production.......     1995          1998       $   123,207   $        0   $    1,069    $    1,069    $         0
Restaurant.......................     1995          1998       $    60,183   $        0   $    3,116    $    3,116    $         0
Telecommunications...............     1995          1998       $    16,828   $        0   $        0    $        0    $         0
Automotive.......................     1996          1998       $    22,278   $        0   $    2,245    $    2,245    $         0
Computers........................     1996          1998       $    33,537   $        0   $        0    $        0    $         0
Furniture........................     1996          1998       $   470,368   $   22,468   $  396,938    $  374,470    $  (489,183)
Manufacturing & Production.......     1996          1998       $    13,260   $        0   $      445    $      445    $         0
Video Prodroduction..............     1996          1998       $    53,372   $      622   $      624    $        2    $         0

Computers........................     1991          1999       $    12,981   $       84   $        0    $      (84)   $         0
Telecommunications...............     1991          1999       $    17,935   $        0   $    1,300    $    1,300    $       539
Computers........................     1994          1999       $    15,606   $        0   $    1,993    $    1,993    $       826
Manufacturing & Production.......     1994          1999       $    26,567   $      156   $      336    $      180    $       139

                                      B-23

                                    TABLE V

                                  (UNAUDITED)

                                                                  TOTAL                                                 FEDERAL
TYPE OF                              YEAR OF       YEAR OF     ACQUISITION    NET BOOK        NET          GAAP         TAXABLE
EQUIPMENT                          ACQUISITION   DISPOSITION     COST(1)      VALUE(2)    PROCEEDS(3)   GAIN (LOSS)   GAIN (LOSS)
---------                          -----------   -----------   -----------   ----------   -----------   -----------   -----------
Medical..........................     1994          1999       $    15,008   $    1,383   $    1,757    $      374    $       728
Restaurant.......................     1994          1999       $    29,171   $    2,850   $    1,552    $   (1,297)   $       643
Retail...........................     1995          1999       $    16,346   $        0   $        1    $        1    $         1
Computers........................     1996          1999       $    44,246   $        0   $    1,521    $    1,521    $       630
Construction.....................     1996          1999       $    29,353   $    1,024   $    1,774    $      749    $       735
Furniture........................     1996          1999       $    51,853   $        0   $        0    $        0    $         0
Medical..........................     1996          1999       $    11,554   $        0   $        0    $        0    $         0
Computers........................     1991          1999       $    22,151   $      262   $        0    $     (262)   $         0
M & P............................     1994          1999       $    18,111   $    3,810   $        0    $   (3,810)   $         0
M & P............................     1994          1999       $    20,823   $      208   $      208    $       (0)   $        86
Computers........................     1994          1999       $    16,107   $       24   $      487    $      463    $       202
Computers........................     1994          1999       $    21,282   $       24   $    1,071    $    1,047    $       444
Restaurant.......................     1994          1999       $    17,531   $      182   $      183    $        1    $        76
Video Products...................     1994          1999       $    59,696   $        0   $      500    $      500    $       207
Telecommunications...............     1994          1999       $    28,289   $        0   $    1,475    $    1,475    $       611
Fixture..........................     1994          1999       $    25,973   $        0   $        0    $       (0)   $         0
Fixture..........................     1994          1999       $    15,912   $      700   $      160    $     (540)   $        66
Mnfctrg..........................     1994          1999       $    13,786   $      142   $      781    $      639    $       324
Restaurant.......................     1994          1999       $   525,049   $   32,753   $   68,282    $   35,529    $    28,303
Computers........................     1995          1999       $    19,978   $        0   $      935    $      935    $       387
Fixture..........................     1995          1999       $    19,087   $      598   $      842    $      244    $       349
M & P............................     1995          1999       $    19,166   $    3,426   $    4,100    $      674    $     1,699
Computers........................     1995          1999       $    36,088   $        0   $        0    $        0    $         0
Computers........................     1995          1999       $   167,544   $        0   $    7,000    $    7,000    $     2,901
Computers........................     1995          1999       $    37,362   $        0   $        0    $        0    $         0
M & P............................     1995          1999       $    14,800   $        0   $        0    $        0    $         0
Restaurant.......................     1996          1999       $    13,455   $        0   $    2,150    $    2,305    $       891
Computers........................     1996          1999       $    20,856   $        0   $        0    $       16    $         0
Retail...........................     1996          1999       $    12,334   $      360   $    1,147    $      787    $       476
Telecommunications...............     1996          1999       $    10,758   $        0   $        0    $       10    $         0
Printing.........................     1996          1999       $    14,228   $        0   $        0    $        1    $         0
Construction.....................     1996          1999       $    28,878   $        0   $        0    $        0    $         0
Computers........................     1996          1999       $    40,010   $        0   $        0    $        2    $         0
M & P............................     1997          1999       $    12,825   $        0   $        0    $        0    $         0

------------------------------

(1) Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

                                    TABLE V

           SALES OR DISPOSITIONS OF EQUIPMENT--PRIOR PUBLIC PROGRAMS

                                  (UNAUDITED)

    The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series D for the eight years ended December 31, 1999. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                                 TOTAL                                                  FEDERAL
TYPE OF                             YEAR OF       YEAR OF     ACQUISITION    NET BOOK         NET          GAAP         TAXABLE
EQUIPMENT                         ACQUISITION   DISPOSITION     COST(1)      VALUE(2)     PROCEEDS(3)   GAIN (LOSS)   GAIN (LOSS)
---------                         -----------   -----------   -----------   -----------   -----------   -----------   -----------
Medical.........................     1991          1992       $    48,364   $         0   $        0    $        0    $         0
Medical.........................     1992          1992       $   422,800   $   406,812   $  180,617    $ (226,195)   $   (21,855)
Manufacturing & Production......     1992          1992       $   922,806   $         0   $        0    $        0    $         0
Telecommunications..............     1991          1992       $     2,965   $     3,153   $        0    $   (3,153)   $         0
Telecommunications..............     1992          1992       $     9,287   $     2,960   $   19,223    $   16,262    $     9,564
Video Production................     1992          1992       $    66,253   $         0   $        0    $        0    $         0

Medical.........................     1991          1993       $ 1,473,719   $   767,962   $  767,962    $        0    $  (367,414)
Manufacturing & Production......     1991          1993       $   729,750   $   554,748   $  690,006    $  135,258    $   230,288
Restaurant......................     1991          1993       $    10,967   $     9,300   $   12,098    $    2,798    $     5,185
Computers.......................     1992          1993       $   804,823   $    52,481   $   51,141    $   (1,340)   $   (28,781)
Construction....................     1992          1993       $     4,788   $     1,071   $    1,076    $        5    $    (2,902)
Copiers.........................     1992          1993       $     3,464   $     1,071   $    1,072    $        1    $    (1,699)
Furniture.......................     1992          1993       $    38,333   $       847   $    4,245    $    3,398    $   (26,422)
Manufacturing & Production......     1992          1993       $ 1,659,018   $   235,971   $  239,336    $    3,365    $  (108,394)
Material Handling...............     1992          1993       $     4,261   $     1,826   $    1,826    $        0    $    (1,617)
Medical.........................     1992          1993       $ 1,053,825   $   421,329   $  499,671    $   78,342    $  (312,299)
Office Equipment................     1992          1993       $     7,692   $       968   $    2,919    $    1,951    $    (3,263)
Sanitation......................     1992          1993       $     9,167   $     1,457   $    1,457    $        0    $    (6,364)
Telecommunications..............     1992          1993       $   210,033   $    97,163   $   97,355    $      192    $  (118,167)
Medical.........................     1993          1993       $   190,018   $    27,839   $   31,758    $    3,919    $   (15,146)

Computers.......................     1991          1994       $ 5,918,285   $ 1,988,610   $1,988,610    $        0    $   364,917
Medical.........................     1991          1994       $ 4,337,672   $ 1,324,650   $1,325,089    $      440    $   275,632
Manufacturing & Production......     1991          1994       $   564,133   $   135,237   $  139,295    $    4,058    $    (4,466)
Mining..........................     1991          1994       $ 6,882,703   $ 1,911,959   $1,911,959    $        0    $  (335,688)
Telecommunications..............     1991          1994       $     4,457   $         0   $      207    $      207    $         0
Agriculture.....................     1992          1994       $    14,661   $       308   $      392    $       84    $    (5,218)
Automotive......................     1992          1994       $     2,180   $       596   $      596    $        0    $      (752)
Computers.......................     1992          1994       $ 1,742,271   $   515,871   $  517,638    $    1,767    $  (202,085)
Construction....................     1992          1994       $     6,320   $     1,583   $    1,511    $      (72)   $      (575)
Copiers.........................     1992          1994       $    27,272   $     3,088   $    3,088    $        0    $    (6,206)
Environmental...................     1992          1994       $    18,502   $     3,377   $    3,334    $      (43)   $    (8,169)
Fixtures........................     1992          1994       $    30,123   $     4,000   $    4,966    $      966    $         0
Furniture.......................     1992          1994       $   128,339   $    33,457   $   34,909    $    1,452    $   (45,840)
Material Handling...............     1992          1994       $ 1,292,595   $ 1,131,118   $1,129,165    $   (1,953)   $    (7,118)
Manufacturing & Production......     1992          1994       $   160,816   $    85,334   $   89,861    $    4,527    $   (30,668)
Office Equipment................     1992          1994       $    15,083   $     3,869   $    3,866    $       (3)   $    (5,979)
Photography.....................     1992          1994       $     3,696   $       747   $      747    $        0    $    (1,651)
Printing........................     1992          1994       $    12,680   $       728   $      728    $        0    $    (2,409)
Restaurant......................     1992          1994       $    85,349   $     4,717   $    3,740    $     (977)   $    (7,665)
Retail..........................     1992          1994       $    14,260   $     1,686   $    1,686    $        0    $    (3,106)
Sanitation......................     1992          1994       $     2,333   $       707   $      707    $        0    $         0
Telecommunications..............     1992          1994       $    10,655   $     3,409   $    3,569    $      160    $    (3,119)
Transportation..................     1992          1994       $     2,452   $       716   $      442    $     (274)   $    (1,046)
Video Production................     1992          1994       $     6,320   $     2,055   $    1,755    $     (301)   $    (2,283)
Medical.........................     1993          1994       $    99,286   $    21,595   $   21,772    $      178    $         0
Restaurant......................     1994          1994       $   287,433   $   276,973   $  296,218    $   19,245    $         0

                                      B-25

                                    TABLE V

                                  (UNAUDITED)

                                                                 TOTAL                                                  FEDERAL
TYPE OF                             YEAR OF       YEAR OF     ACQUISITION    NET BOOK         NET          GAAP         TAXABLE
EQUIPMENT                         ACQUISITION   DISPOSITION     COST(1)      VALUE(2)     PROCEEDS(3)   GAIN (LOSS)   GAIN (LOSS)
---------                         -----------   -----------   -----------   -----------   -----------   -----------   -----------
Computers.......................     1991          1995       $    54,716   $     6,105   $    8,769    $    2,664    $    66,761
Fixtures........................     1991          1995       $    20,592   $     6,858   $      466    $   (6,391)   $    (5,577)
Furniture.......................     1991          1995       $   671,313   $   182,750   $  320,524    $  137,774    $    (6,770)
Medical.........................     1991          1995       $ 4,238,594   $   737,052   $  700,553    $   17,535    $   (71,628)
Manufacturing & Production......     1991          1995       $    27,177   $     1,358   $        0    $   (1,358)   $    (1,358)
Retail..........................     1991          1995       $   130,096   $    31,986   $   65,301    $   33,315    $    (1,749)
Sanitation......................     1991          1995       $    74,519   $     8,525   $   40,968    $   32,443    $    (3,429)
Agriculture.....................     1992          1995       $    61,210   $    12,058   $   12,959    $    1,475    $   (15,540)
Audio...........................     1992          1995       $    15,467   $     2,721   $        0    $   (1,964)   $    (1,964)
Automotive......................     1992          1995       $    21,561   $    11,527   $       (0)   $   (1,840)   $    (1,840)
Computers.......................     1992          1995       $   212,151   $    24,123   $   20,948    $   (2,754)   $   (21,058)
Construction....................     1992          1995       $    39,933   $     7,207   $    6,398    $        0    $        38
Furniture.......................     1992          1995       $    12,485   $     1,209   $        0    $   (1,209)   $    (1,209)
Material Handling...............     1992          1995       $ 2,697,355   $ 3,586,072   $3,969,642    $1,139,585    $  (724,447)
Medical.........................     1992          1995       $ 3,348,398   $   714,943   $  494,343    $ (220,601)   $(1,322,760)
Manufacturing & Production......     1992          1995       $ 1,101,940   $   268,754   $  269,476    $    4,782    $   (67,950)
Office Equipment................     1992          1995       $     2,469   $         0   $      198    $      198    $         0
Restaurant......................     1992          1995       $    21,586   $     3,710   $    3,732    $       22    $         0
Retail..........................     1992          1995       $   160,369   $    29,643   $   26,957    $    1,227    $      (751)
Sanitation......................     1992          1995       $     6,460   $     1,545   $    1,497    $      (48)   $         0
Telecommunications..............     1992          1995       $   224,337   $    37,338   $   70,923    $   33,585    $      (718)
Video Production................     1992          1995       $    95,387   $    25,897   $   30,829    $    5,442    $      (428)
Medical.........................     1993          1995       $   426,311   $         0   $        0    $        0    $         0
Material Handling...............     1993          1995       $    26,836   $    19,079   $        0    $  (19,079)   $   (19,078)
Agriculture.....................     1994          1995       $    16,304   $     9,913   $   10,262    $      348    $         0
Computers.......................     1994          1995       $    16,175   $    15,485   $        0    $  (15,485)   $   (15,485)
Medical.........................     1994          1995       $    30,222   $     5,772   $    8,996    $    3,225    $         0
Manufacturing & Production......     1994          1995       $    17,817   $    14,606   $   15,678    $    1,072    $         0
Restaurant......................     1994          1995       $   312,000   $   247,116   $  271,401    $   24,285    $         0
Medical.........................     1995          1995       $    10,146   $     1,999   $    2,000    $        1    $         0
Computers.......................     1991          1996       $    16,882   $        (2)  $       105    $      107    $         0
Fixtures........................     1991          1996       $    25,308   $     1,210   $     3,244    $    2,034    $     4,404
Printing........................     1991          1996       $    20,891   $       (95)  $       556    $      650    $     1,280
Audio...........................     1992          1996       $    16,137   $     1,887   $     1,905    $       18    $    (1,367)
Automotive......................     1992          1996       $    33,805   $     5,441   $     2,000    $   (3,441)   $      (722)
Computers.......................     1992          1996       $   280,451   $    31,923   $    10,348    $  (21,575)   $   (20,806)
Construction....................     1992          1996       $    50,624   $     5,797   $     6,467    $      670    $    (1,915)
Copiers.........................     1992          1996       $    11,160   $     1,449   $         0    $   (1,449)   $      (845)
Environmental...................     1992          1996       $     6,810   $       936   $         0    $     (936)   $         0
Fixtures........................     1992          1996       $    99,216   $    11,745   $    20,000    $    8,255    $    (1,825)
Furniture.......................     1992          1996       $    20,459   $     3,706   $         0    $   (3,706)   $       (70)
Material Handling...............     1992          1996       $20,615,957   $10,585,846   $12,476,033    $1,891,187    $   303,725
Medical.........................     1992          1996       $ 2,462,850   $   252,786   $   243,792    $   (8,994)   $  (167,648)
Manufacturing & Production......     1992          1996       $ 1,414,399   $   117,455   $    59,071    $  (58,384)   $   (74,762)
Office Equipment................     1992          1996       $    60,154   $     9,886   $     9,300    $     (586)   $      (531)
Photography.....................     1992          1996       $     7,252   $     1,286   $         0    $   (1,286)   $         0
Printing........................     1992          1996       $    16,757   $     2,390   $         0    $   (2,390)   $    (2,390)
Restaurant......................     1992          1996       $   108,729   $    13,773   $     6,318    $   (7,455)   $    (3,765)
Retail..........................     1992          1996       $    14,165   $       609   $       768    $      159    $         0
Sanitation......................     1992          1996       $    44,503   $     6,313   $     4,821    $   (1,491)   $    (5,206)
Telecommunications..............     1992          1996       $   427,770   $    44,812   $   157,751    $  112,939    $    72,457
Video Production................     1992          1996       $    21,426   $     3,259   $     2,455    $     (804)   $         0

                                      B-26

                                    TABLE V

                                  (UNAUDITED)

                                                                 TOTAL                                                  FEDERAL
TYPE OF                             YEAR OF       YEAR OF     ACQUISITION    NET BOOK         NET          GAAP         TAXABLE
EQUIPMENT                         ACQUISITION   DISPOSITION     COST(1)      VALUE(2)     PROCEEDS(3)   GAIN (LOSS)   GAIN (LOSS)
---------                         -----------   -----------   -----------   -----------   -----------   -----------   -----------
Medical.........................     1993          1996       $   133,170   $     4,221   $   61,949    $   57,728    $     6,191
Manufacturing & Production......     1993          1996       $    36,441   $      (484)  $        0    $      484    $         0
Office Equipment................     1993          1996       $    24,195   $        (4)  $        0    $        4    $         0
Telecommunications..............     1993          1996       $    24,949   $        (4)  $      881    $      885    $         0
Computers.......................     1994          1996       $   252,860   $     4,417   $   58,071    $   53,654    $    14,037
Fixtures........................     1994          1996       $    12,057   $         0   $      781    $      781    $    (6,175)
Furniture.......................     1994          1996       $    27,035   $    23,539   $   26,106    $    2,567    $     5,735
Restaurant......................     1994          1996       $    16,307   $    13,051   $    4,750    $   (8,301)   $    (8,301)
Telecommunications..............     1994          1996       $    15,157   $    10,262   $   11,572    $    1,310    $    (7,857)
Computers.......................     1995          1996       $     6,916   $       201   $      750    $      549    $    (4,753)
Fixtures........................     1995          1996       $    15,241   $     9,204   $    9,796    $      593    $         0
Medical.........................     1995          1996       $     6,162   $     1,353   $       19    $        0    $         0
Manufacturing & Production......     1995          1996       $    26,538   $    25,942   $        0    $  (25,942)   $   (25,942)
Restaurant......................     1995          1996       $   508,782   $   434,244   $  487,909    $   53,665    $         0
Manufacturing & Production......     1996          1996       $    51,625   $    44,861   $   48,959    $    4,098    $         0
Medical.........................     1991          1997       $ 1,149,504   $   276,606   $   96,118    $        0    $   188,884
Automotive......................     1992          1997       $    24,515   $     4,367   $    3,040    $   (1,328)   $     1,981
Computers.......................     1992          1997       $   347,614   $    11,917   $   19,814    $    7,898    $    36,824
Copiers.........................     1992          1997       $     9,748   $       976   $      976    $        0    $       850
Fixture.........................     1992          1997       $   104,162   $         0   $        0    $        0    $         0
Furniture.......................     1992          1997       $    32,575   $     5,708   $    2,170    $   (3,538)   $     1,208
Manufacturing & Production......     1992          1997       $   141,478   $    11,341   $    7,043    $   (4,298)   $     6,046
Medical.........................     1992          1997       $   954,760   $   103,649   $  109,333    $    6,185    $    84,846
Printing........................     1992          1997       $    85,513   $     7,321   $    5,849    $   (1,472)   $     5,523
Retail..........................     1992          1997       $   362,443   $    60,710   $   84,800    $   24,090    $    79,536
Sanitation......................     1992          1997       $    32,997   $     3,983   $        0    $   (3,983)   $        (0)
Telecommunications..............     1992          1997       $    18,803   $     2,524   $        0    $   (2,524)   $         0
Video Production................     1992          1997       $    20,356   $     3,472   $    3,494    $       22    $     2,691
Computers.......................     1993          1997       $    39,800   $     7,443   $    7,997    $      554    $         0
Fixture.........................     1993          1997       $    79,718   $     3,455   $    3,455    $        0    $   (12,386)
Furniture.......................     1993          1997       $    23,436   $         0   $    1,307    $    1,307    $         0
Manufacturing & Production......     1993          1997       $    77,698   $       421   $    9,876    $    9,455    $     1,527
Restaurant......................     1993          1997       $    17,005   $        (3)  $        0    $        3    $         0
Retail..........................     1993          1997       $    42,786   $     5,800   $       32    $   (5,769)   $         0
Telecommunications..............     1993          1997       $    76,929   $     2,509   $    2,622    $      113    $         0
Video Production................     1993          1997       $   233,785   $    52,954   $   32,076    $  (20,879)   $         0
Computers.......................     1994          1997       $   125,746   $     3,499   $    8,344    $    4,845    $   (14,285)
Fixture.........................     1994          1997       $    90,785   $     6,445   $    9,149    $    2,704    $   (33,609)
Manufacturing & Production......     1994          1997       $    13,760   $       962   $    1,381    $      419    $    (3,712)
Restaurant......................     1994          1997       $    51,400   $       488   $    2,198    $    1,710    $   (18,580)
Retail..........................     1994          1997       $ 1,501,983   $   319,666   $  256,568    $        2    $  (295,191)
Telecommunications..............     1994          1997       $    56,505   $       546   $    1,770    $    1,224    $    (8,729)
Computers.......................     1995          1997       $ 1,754,928   $   299,886   $  568,598    $    1,619    $   983,173
Manufacturing & Production......     1995          1997       $ 1,732,267   $         0   $  570,337    $  235,733    $  (603,350)
Medical.........................     1995          1997       $    88,444   $       784   $    4,806    $    4,022    $         0
Printing........................     1995          1997       $   549,350   $    58,767   $  451,179    $        0    $   597,439
Retail..........................     1995          1997       $    20,061   $    11,468   $   11,761    $      292    $         0
Computers.......................     1996          1997       $    36,872   $    34,667   $      400    $  (34,267)   $         0
Fixture.........................     1996          1997       $    51,207   $    40,982   $        0    $  (32,982)   $         0
Manufacturing & Production......     1996          1997       $    14,123   $    12,443   $    1,500    $  (10,943)   $         0
Printing........................     1996          1997       $     3,795   $         0   $        0    $        0    $         0
Computers.......................     1997          1997       $    20,254   $    17,290   $        0    $  (17,290)   $         0

                                      B-27

                                    TABLE V

                                  (UNAUDITED)

                                                                 TOTAL                                                  FEDERAL
TYPE OF                             YEAR OF       YEAR OF     ACQUISITION    NET BOOK         NET          GAAP         TAXABLE
EQUIPMENT                         ACQUISITION   DISPOSITION     COST(1)      VALUE(2)     PROCEEDS(3)   GAIN (LOSS)   GAIN (LOSS)
---------                         -----------   -----------   -----------   -----------   -----------   -----------   -----------
Restaurant......................     1997          1997       $    53,637   $    55,316   $   64,495    $    9,179    $         0
Computers.......................     1991          1998       $    27,771   $     1,876   $        0    $   (1,876)   $         0
Computers.......................     1992          1998       $    23,813   $     3,045   $        0    $   (3,045)   $     2,289
Manufacturing & Production......     1992          1998       $ 2,008,734   $   531,576   $  129,842    $ (401,734)   $   527,709
Medical.........................     1992          1998       $   168,385   $    17,866   $   18,654    $      788    $    29,525
Computers.......................     1993          1998       $    26,738   $         0   $        0    $        0    $         0
Manufacturing & Production......     1993          1998       $   128,488   $     5,953   $      499    $   (5,454)   $         0
Office Equipment................     1993          1998       $    17,197   $         0   $        0    $        0    $         0
Retail..........................     1993          1998       $    14,272   $     1,396   $        0    $   (1,396)   $         0
Computers.......................     1994          1998       $    72,515   $    19,396   $      817    $  (18,578)   $    (3,808)
Fixtures........................     1994          1998       $    39,714   $     6,382   $    7,542    $    1,160    $    (4,350)
Manufacturing & Production......     1994          1998       $    34,966   $       230   $        0    $     (230)   $    (6,866)
Medical.........................     1994          1998       $    47,024   $       249   $      968    $      719    $    (8,582)
Restaurant......................     1994          1998       $   379,600   $    27,557   $   27,437    $     (120)   $         0
Retail..........................     1994          1998       $   281,194   $    58,107   $   39,134    $  (18,973)   $   (14,891)
Telecommunications..............     1994          1998       $    20,637   $     1,280   $    2,088    $      808    $         0
Computers.......................     1995          1998       $ 2,164,520   $   375,864   $  344,018    $  (31,846)   $  (361,280)
Manufacturing & Production......     1995          1998       $    24,669   $         0   $        0    $        0    $         0
Printing........................     1995          1998       $     1,491   $        95   $      573    $      478    $       (24)
Restaurant......................     1995          1998       $   356,338   $   249,255   $    8,877    $ (240,378)   $         0
Telecommunications..............     1995          1998       $    17,306   $     1,015   $    2,260    $    1,244    $    (4,677)
Video Production................     1995          1998       $    21,548   $         0   $        0    $        0    $         0
Computers.......................     1996          1998       $   332,919   $     3,286   $   30,165    $   26,879    $  (108,434)
Furniture.......................     1996          1998       $     7,100   $       305   $    1,000    $      695    $    (3,135)
Manufacturing & Production......     1996          1998       $   786,344   $    45,860   $  205,208    $  159,348    $  (240,751)
Office Equipment................     1996          1998       $    32,350   $     1,990   $   11,837    $    9,847    $    (6,957)
Computers.......................     1997          1998       $    34,562   $    32,385   $        0    $  (32,385)   $         0
Fixtures........................     1997          1998       $    12,088   $     8,697   $        0    $   (8,697)   $         0
Manufacturing & Production......     1997          1998       $    62,069   $    41,960   $   51,209    $    9,249    $         0
Medical.........................     1997          1998       $     6,606   $     2,481   $    2,545    $       63    $    (4,132)
Restaurant......................     1998          1998       $   274,771   $   263,404   $        0    $ (263,404)   $         0

Computers.......................     1994          1999       $   136,015   $       674   $    6,876    $    6,202    $      (746)
Computers.......................     1994          1999       $   484,152   $    49,621   $   77,274    $   27,653    $    (8,379)
Manufacturing & Production......     1994          1999       $    12,534   $         0   $      908    $      908    $       (98)
Manufacturing & Production......     1994          1999       $    25,719   $     7,292   $    7,701    $      409    $      (835)
Telecommunications..............     1994          1999       $    12,190   $         0   $        0    $        0    $         0
Computers.......................     1996          1999       $ 3,812,276   $   579,496   $  837,009    $  257,513    $   (90,758)
Manufacturing & Production......     1996          1999       $     8,961   $       490   $    1,550    $    1,060    $      (168)
Medical.........................     1997          1999       $    17,800   $         0   $        0    $        0    $         0
Telecommunications..............     1997          1999       $   263,816   $   187,162   $        0    $ (187,162)   $         0
Video Production................     1997          1999       $    20,226   $     7,940   $    6,640    $   (1,300)   $      (720)
Medical.........................     1992          1999       $     5,233   $     1,102   $      551    $     (551)   $       (60)
M & P...........................     1992          1999       $ 1,341,720   $   818,979   $  818,979    $        0    $   (88,803)
Computers.......................     1993          1999       $    95,784   $    12,594   $   12,500    $      (94)   $    (1,355)
Retail..........................     1994          1999       $     2,899   $     1,335   $      355    $     (980)   $       (38)
Restaurant......................     1994          1999       $    12,592   $         0   $      124    $      124    $       (13)
Restaurant......................     1994          1999       $    26,211   $         0   $      195    $      195    $       (21)
Restaurant......................     1994          1999       $    11,043   $      (739)  $        0    $      739    $         0
Computers.......................     1994          1999       $    10,966   $       149   $       54    $      (94)   $        (6)
Fixtures........................     1994          1999       $    27,203   $     2,693   $    5,527    $    2,834    $      (599)
M & P...........................     1994          1999       $    15,526   $         0   $        0    $        0    $         0
Computers.......................     1994          1999       $   345,122   $   (23,209)  $    5,916    $   29,125    $      (641)

                                    TABLE V

                                  (UNAUDITED)

                                                                 TOTAL                                                  FEDERAL
TYPE OF                             YEAR OF       YEAR OF     ACQUISITION    NET BOOK         NET          GAAP         TAXABLE
EQUIPMENT                         ACQUISITION   DISPOSITION     COST(1)      VALUE(2)     PROCEEDS(3)   GAIN (LOSS)   GAIN (LOSS)
---------                         -----------   -----------   -----------   -----------   -----------   -----------   -----------
Computers.......................     1994          1999       $   121,522   $    (7,903)  $    2,084    $    9,987    $      (226)
Furniture.......................     1994          1999       $   192,549   $    22,516   $   19,963    $   (2,553)   $    (2,165)
Furniture.......................     1994          1999       $   285,432   $    44,461   $   47,079    $    2,618    $    (5,105)
Computers.......................     1994          1999       $    13,011   $        (4)  $       51    $       55    $        (6)
Furniture.......................     1994          1999       $    41,055   $     2,886   $    3,518    $      632    $      (381)
Computers.......................     1994          1999       $    98,851   $     2,552   $        0    $   (2,552)   $         0
Computers.......................     1994          1999       $    12,588   $     2,732   $        0    $   (2,732)   $         0
Computers.......................     1994          1999       $    10,114   $         0   $      268    $      268    $       (29)
Telecommunications..............     1994          1999       $    15,316   $      (668)  $       17    $      685    $        (2)
Telecommunications..............     1994          1999       $    13,186   $        (2)  $        0    $        2    $         0
Telecommunications..............     1994          1999       $    12,405   $        (1)  $      301    $      302    $       (33)
M & P...........................     1994          1999       $    26,735   $       559   $    1,268    $      709    $      (137)
Manufacturing & Production......     1994          1999       $    22,535   $         0   $       12    $       12    $        (1)
Computers.......................     1995          1999       $    26,257   $        (0)  $        0    $        0    $         0
M & P...........................     1995          1999       $    24,145   $     5,627   $        0    $   (5,627)   $         0
Computers.......................     1995          1999       $    32,228   $     7,850   $        0    $   (7,850)   $         0
Computers.......................     1995          1999       $    12,729   $       269   $      305    $       35    $       (33)
Computers.......................     1995          1999       $    12,729   $       269   $      293    $       23    $       (32)
Computers.......................     1995          1999       $    37,862   $       986   $        0    $     (986)   $         0
Agriculture.....................     1995          1999       $    19,492   $         0   $      464    $      471    $       (50)
Manufacturing & Production......     1995          1999       $    33,425   $     1,544   $    1,775    $      231    $      (192)
Restaurant......................     1995          1999       $   225,088   $    39,338   $   42,474    $    3,136    $    (4,605)
Restaurant......................     1995          1999       $    53,838   $     8,206   $   10,000    $    1,794    $    (1,084)
Computers.......................     1995          1999       $     8,879   $     4,011   $    4,011    $        0    $      (435)
Computers.......................     1995          1999       $     4,433   $     3,909   $    3,909    $        0    $      (424)
Computers.......................     1995          1999       $     7,313   $       988   $      988    $        0    $      (107)
Computers.......................     1995          1999       $    51,748   $     4,285   $    4,285    $        0    $      (465)
Computers.......................     1995          1999       $    37,957   $     8,603   $    8,603    $        0    $      (933)
Computers.......................     1995          1999       $    99,621   $    12,587   $  141,303    $  128,716    $   (15,322)
Computers.......................     1995          1999       $     2,766   $     1,984   $    1,984    $        0    $      (215)
Computers.......................     1995          1999       $     2,572   $       325   $    3,315    $    2,990    $      (359)
Computers.......................     1995          1999       $    14,972   $     4,187   $    4,187    $        0    $      (454)
Computers.......................     1995          1999       $    80,255   $    10,603   $   10,603    $        0    $    (1,150)
Computers.......................     1995          1999       $     6,018   $     1,368   $    1,368    $        0    $      (148)
Computers.......................     1995          1999       $     1,044   $        35   $       35    $        0    $        (4)
Computers.......................     1995          1999       $    28,593   $     7,644   $    7,644    $        0    $      (829)
Computers.......................     1995          1999       $    35,996   $     4,891   $    4,891    $        0    $      (530)
Computers.......................     1995          1999       $    54,948   $    16,725   $   16,725    $        0    $    (1,814)
Computers.......................     1995          1999       $     4,607   $       600   $      600    $        0    $       (65)
Computers.......................     1995          1999       $       873   $       304   $      304    $        0    $       (33)
Computers.......................     1995          1999       $     9,886   $     1,159   $    1,159    $        0    $      (126)
Computers.......................     1995          1999       $     3,859   $     1,438   $    1,438    $        0    $      (156)
Computers.......................     1995          1999       $   162,298   $   106,709   $  106,709    $        0    $   (11,571)
Computers.......................     1995          1999       $    10,096   $       749   $      749    $        0    $       (81)
Computers.......................     1995          1999       $    23,597   $     2,613   $    2,613    $        0    $      (283)
Computers.......................     1995          1999       $   104,315   $    15,579   $   77,013    $   61,434    $    (8,351)
Computers.......................     1995          1999       $    26,421   $    29,728   $   29,967    $      238    $    (3,249)
Manufacturing & Production......     1995          1999       $    28,593   $    23,191   $   23,191    $        0    $    (2,515)
Furniture.......................     1995          1999       $    35,524   $         0   $      984    $      984    $      (107)
Computers.......................     1995          1999       $        73   $         9   $        9    $        0    $        (1)
M & P...........................     1995          1999       $ 2,547,035   $ 2,000,000   $2,000,000    $        0    $  (216,863)
Computers.......................     1996          1999       $     2,092   $       269   $      269    $        0    $       (29)

                                    TABLE V

                                  (UNAUDITED)

                                                                 TOTAL                                                  FEDERAL
TYPE OF                             YEAR OF       YEAR OF     ACQUISITION    NET BOOK         NET          GAAP         TAXABLE
EQUIPMENT                         ACQUISITION   DISPOSITION     COST(1)      VALUE(2)     PROCEEDS(3)   GAIN (LOSS)   GAIN (LOSS)
---------                         -----------   -----------   -----------   -----------   -----------   -----------   -----------
Computers.......................     1996          1999       $       185   $        24   $       24    $        0    $        (3)
Computers.......................     1996          1999       $    28,927   $     4,903   $    4,903    $        0    $      (532)
M & P...........................     1996          1999       $    17,944   $     6,464   $    6,464    $        0    $      (701)
M & P...........................     1996          1999       $     5,334   $     1,885   $    1,885    $        0    $      (204)
M & P...........................     1996          1999       $    35,132   $    10,123   $   10,123    $        0    $    (1,098)
M & P...........................     1996          1999       $     1,820   $       223   $      223    $        0    $       (24)
Manufacturing & Production......     1996          1999       $    12,132   $       758   $    1,500    $      742    $      (163)
Telecommunications..............     1996          1999       $     1,458   $       178   $      178    $        0    $       (19)
Telecommunications..............     1996          1999       $    32,016   $    13,128   $   13,128    $        0    $    (1,423)
Telecommunications..............     1997          1999       $    53,548   $       100   $      100    $        0    $       (11)
Computers.......................     1997          1999       $    45,888   $         0   $        0    $        0    $         0
M & P...........................     1997          1999       $ 1,074,631   $         0   $   15,955    $   15,955    $    (1,730)
Manufacturing & Production......     1997          1999       $    51,296   $     1,715   $    2,028    $      314    $      (220)
M & P...........................     1997          1999       $    40,986   $     1,667   $    2,000    $      333    $      (217)
Aircraft........................     1997          1999       $ 3,417,411   $         0   $        0    $        0    $         0
Aircraft........................     1997          1999       $ 3,401,839   $   175,290   $  183,025    $    7,735    $   (19,846)
Manufacturing & Production......     1995          1999       $    34,893   $     5,775   $    5,775    $        0    $      (626)
Furniture.......................     1997          1999       $    58,248   $    38,793   $        0    $        0    $         0
Medical.........................     1997          1999       $    11,145   $     9,875   $        0    $        0    $         0
Manufacturing & Production......     1994          1999       $    14,501   $       145   $       32    $     (113)   $        (3)
Manufacturing & Production......     1994          1999       $    20,524   $         0   $        0    $       (0)   $         0
Printing........................     1994          1999       $    19,964   $       641   $      496    $     (145)   $       (54)

------------------------------

(1) Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

(4) Federal Taxable Gain (Loss) information not yet available for 1999.

                                    TABLE V

           SALES OR DISPOSITIONS OF EQUIPMENT--PRIOR PUBLIC PROGRAMS

                                  (UNAUDITED)

    The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series E for the seven years ended December 31, 1999. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                                  TOTAL                                                 FEDERAL
TYPE OF                              YEAR OF       YEAR OF     ACQUISITION    NET BOOK        NET          GAAP         TAXABLE
EQUIPMENT                          ACQUISITION   DISPOSITION     COST(1)      VALUE(2)    PROCEEDS(3)   GAIN (LOSS)   GAIN (LOSS)
---------                          -----------   -----------   -----------   ----------   -----------   -----------   -----------
Automotive.......................      1992         1993       $    78,708   $   20,578   $   21,261    $      683    $   (1,297)
Computers........................      1992         1993       $   215,949   $  106,608   $  109,268    $    2,660    $    2,490
Construction.....................      1992         1993       $    19,166   $   19,167   $   19,758    $      591    $    2,748
Copiers..........................      1992         1993       $    20,119   $   15,801   $   16,186    $      385    $    2,162
Fixture..........................      1992         1993       $    34,015   $    9,860   $   11,228    $    1,368    $   (3,366)
Furniture........................      1992         1993       $    35,126   $   19,425   $   19,425    $        0    $        0
Material Handling................      1992         1993       $    10,885   $    6,689   $    6,261    $     (428)   $   (3,371)
Medical..........................      1992         1993       $    64,989   $    4,223   $    7,894    $    3,671    $  (22,951)
Manufacturing & Production.......      1992         1993       $   214,901   $  175,434   $  180,435    $    5,001    $    7,349
Office Equipment.................      1992         1993       $    56,763   $   43,220   $   45,905    $    2,685    $    2,491
Photography......................      1992         1993       $    26,342   $   21,122   $   21,730    $      608    $   (2,163)
Printing.........................      1992         1993       $     5,275   $    3,153   $    3,153    $        0    $   (1,923)
Restaurant.......................      1992         1993       $   409,680   $  272,826   $  287,325    $   14,499    $   12,819
Sanitation.......................      1992         1993       $    16,288   $   15,857   $   16,556    $      699    $    2,098
Telecommunications...............      1992         1993       $    61,395   $   61,417   $   62,977    $    1,560    $    8,481
Video Production.................      1992         1993       $    17,990   $   14,524   $   15,710    $    1,186    $    1,867
Miscellaneous....................      1993         1993       $   120,994   $   77,602   $   83,587    $    5,985    $        0
Agriculture......................      1993         1993       $   116,298   $   66,730   $   83,866    $   17,136    $  (13,187)
Automotive.......................      1993         1993       $   271,300   $  116,885   $  117,399    $      514    $        0
Computers........................      1993         1993       $   195,697   $   48,654   $   56,378    $    7,724    $        0
Construction.....................      1993         1993       $    38,791   $   21,486   $   25,834    $    4,348    $   (5,210)
Copiers..........................      1993         1993       $    80,019   $    9,877   $   13,724    $    3,847    $        0
Environmental....................      1993         1993       $    14,991   $        0   $        0    $        0    $        0
Fixture..........................      1993         1993       $   111,120   $   93,400   $  109,342    $   15,942    $        0
Furniture........................      1993         1993       $    25,242   $   19,885   $   18,203    $   (1,682)   $        0
Material Handling................      1993         1993       $   176,632   $  155,737   $  183,099    $   27,362    $   (1,077)
Medical..........................      1993         1993       $    71,355   $   57,939   $   61,890    $    3,951    $    3,111
Manufacturing & Production.......      1993         1993       $    26,412   $   13,095   $   15,580    $    2,485    $        0
Office Equipment.................      1993         1993       $    14,703   $    6,487   $    7,422    $      935    $        0
Printing.........................      1993         1993       $    60,010   $   12,274   $   14,636    $    2,362    $    1,433
Restaurant.......................      1993         1993       $    63,908   $   27,607   $   31,424    $    3,817    $        0
Retail...........................      1993         1993       $     6,477   $        1   $        0    $       (1)   $        0
Sanitation.......................      1993         1993       $     2,107   $       82   $       88    $        6    $   (1,893)
Telecommunications...............      1993         1993       $ 6,178,527   $5,799,650   $7,119,747    $1,320,097    $1,417,499
Transportation...................      1993         1993       $   324,407   $  260,480   $  292,416    $   31,936    $   34,565
Video Production.................      1993         1993       $    20,683   $   20,683   $   25,715    $    5,032    $        0
Agriculture......................      1992         1994       $    49,841   $   10,474   $   10,474    $        0    $   (6,108)
Audio............................      1992         1994       $    32,788   $    7,383   $    7,782    $      399    $        0
Automotive.......................      1992         1994       $   126,970   $   11,657   $   12,272    $      615    $        0
Computers........................      1992         1994       $   198,376   $    8,722   $    8,549    $     (172)   $  (14,333)
Construction.....................      1992         1994       $    54,843   $   17,730   $   17,730    $        0    $   (4,433)
Copiers..........................      1992         1994       $    15,376   $    1,775   $    1,775    $        0    $   (1,079)
Environmental....................      1992         1994       $    31,995   $        0   $        0    $        0    $        0
Fixture..........................      1992         1994       $    20,674   $      164   $    1,064    $      900    $   (9,736)
Furniture........................      1992         1994       $    61,625   $    5,370   $    5,636    $      266    $        0
Manufacturing & Production.......      1992         1994       $   101,122   $   13,969   $   14,432    $      463    $  (21,582)
Material Handling................      1992         1994       $ 2,734,334   $2,174,030   $2,212,133    $   38,103    $        0
Medical..........................      1992         1994       $   314,509   $   34,726   $   59,635    $   24,909    $ (113,150)

                                      B-31

                                    TABLE V

                                  (UNAUDITED)

                                                                  TOTAL                                                 FEDERAL
TYPE OF                              YEAR OF       YEAR OF     ACQUISITION    NET BOOK        NET          GAAP         TAXABLE
EQUIPMENT                          ACQUISITION   DISPOSITION     COST(1)      VALUE(2)    PROCEEDS(3)   GAIN (LOSS)   GAIN (LOSS)
---------                          -----------   -----------   -----------   ----------   -----------   -----------   -----------
Office Equipment.................      1992         1994       $     2,540   $      118   $      118    $        0    $        0
Photography......................      1992         1994       $    47,692   $    6,973   $    6,973    $        0    $  (16,375)
Printing.........................      1992         1994       $    48,147   $   36,679   $   36,679    $        0    $   16,360
Restaurant.......................      1992         1994       $   474,258   $   92,399   $   94,557    $    2,158    $  (10,127)
Retail...........................      1992         1994       $     8,087   $      878   $      274    $     (604)   $   (2,014)
Sanitation.......................      1992         1994       $   103,149   $   38,401   $   39,685    $    1,284    $     (358)
Telecommunications...............      1992         1994       $    66,815   $   26,524   $   27,991    $    1,468    $   (1,110)
Video Production.................      1992         1994       $    12,663   $    1,074   $    1,074    $        0    $     (663)
Agriculture......................      1993         1994       $    43,840   $   19,762   $   20,825    $    1,063    $        0
Automotive.......................      1993         1994       $   786,378   $  155,107   $  163,558    $    8,450    $     (634)
Computers........................      1993         1994       $   771,516   $  130,886   $  181,111    $   50,226    $   (3,077)
Construction.....................      1993         1994       $   274,175   $   30,496   $   38,465    $    7,969    $  (55,502)
Copiers..........................      1993         1994       $    82,454   $   24,366   $   26,172    $    1,806    $        0
Fixture..........................      1993         1994       $    77,419   $      302   $      303    $        1    $        0
Furniture........................      1993         1994       $   280,317   $   46,066   $   50,280    $    4,214    $        0
Material Handling................      1993         1994       $   192,609   $   37,782   $   45,441    $    7,659    $  (11,521)
Medical..........................      1993         1994       $    77,005   $   27,502   $   29,111    $    1,609    $        0
Manufacturing & Production.......      1993         1994       $   173,000   $   18,644   $   22,629    $    3,986    $   (2,632)
Miscellaneous....................      1993         1994       $    10,796   $    2,469   $    2,469    $        0    $        0
Office Equipment.................      1993         1994       $    43,986   $    4,723   $    5,910    $    1,187    $     (975)
Photography......................      1993         1994       $     4,929   $      292   $      293    $        1    $        0
Printing.........................      1993         1994       $    77,122   $    8,529   $    8,530    $        1    $  (10,269)
Restaurant.......................      1993         1994       $   626,431   $  287,444   $  335,720    $   48,276    $     (340)
Retail...........................      1993         1994       $   103,594   $    3,848   $    4,856    $    1,008    $     (412)
Telecommunications...............      1993         1994       $ 3,820,321   $  919,560   $1,253,601    $  334,040    $ (102,561)
Transportation...................      1993         1994       $   287,586   $   42,283   $   51,224    $    8,941    $        0
Computers........................      1994         1994       $   534,310   $   (4,957)  $        0    $    4,957    $        0
Telecommunications...............      1994         1994       $     1,787   $       74   $       95    $       22    $        0

Audio............................      1992         1995       $    67,722   $    9,191   $    8,143    $   (1,048)   $   (8,721)
Automotive.......................      1992         1995       $   245,537   $   55,390   $   30,876    $  (24,514)   $  (62,029)
Computers........................      1992         1995       $   670,255   $  143,868   $   69,402    $  (74,466)   $ (139,420)
Construction.....................      1992         1995       $    91,856   $   12,337   $   11,839    $     (498)   $  (12,399)
Copiers..........................      1992         1995       $    68,193   $   17,372   $    8,598    $   (8,775)   $  (14,211)
Fixtures.........................      1992         1995       $   191,523   $   41,188   $   15,314    $  (25,874)   $  (49,304)
Furniture........................      1992         1995       $   321,142   $   35,203   $   22,974    $  (12,230)   $  (28,301)
Material Handling................      1992         1995       $    34,982   $   10,003   $   10,666    $      662    $   (1,678)
Medical..........................      1992         1995       $    89,384   $    3,814   $    4,681    $      867    $  (11,772)
Manufacturing & Production.......      1992         1995       $   315,323   $   29,833   $   26,162    $   (3,671)   $  (53,473)
Office Equipment.................      1992         1995       $    33,105   $   17,344   $   13,159    $   (4,185)   $   (4,487)
Photography......................      1992         1995       $    84,703   $   13,769   $   11,838    $   (1,931)   $  (17,573)
Printing.........................      1992         1995       $    73,624   $   14,780   $   12,386    $   (2,394)   $  (19,388)
Restaurant.......................      1992         1995       $   712,329   $   90,616   $   75,578    $  (15,038)   $ (124,260)
Retail...........................      1992         1995       $    32,891   $   10,703   $    8,863    $   (1,840)   $   (2,270)
Sanitation.......................      1992         1995       $    38,998   $      767   $      174    $     (594)   $   (5,619)
Telecommunications...............      1992         1995       $    79,770   $   15,518   $   12,517    $   (3,001)   $  (14,459)
Video Production.................      1992         1995       $    49,130   $    2,010   $    3,312    $    1,302    $   (6,072)
Agriculture......................      1993         1995       $    30,211   $        1   $        0    $       (1)   $        0
Automotive.......................      1993         1995       $ 4,282,836   $  349,513   $  264,887    $  (84,626)   $ (136,043)
Computers........................      1993         1995       $ 2,229,596   $  188,186   $  300,197    $  112,011    $ (168,156)
Construction.....................      1993         1995       $   156,808   $   13,060   $   13,838    $      778    $   (4,890)
Copiers..........................      1993         1995       $   182,402   $   34,023   $   41,091    $    7,068    $  (10,107)
Environmental....................      1993         1995       $    72,193   $    5,272   $   10,169    $    4,897    $   (6,179)


                                    TABLE V

                                  (UNAUDITED)

                                                                  TOTAL                                                 FEDERAL
TYPE OF                              YEAR OF       YEAR OF     ACQUISITION    NET BOOK        NET          GAAP         TAXABLE
EQUIPMENT                          ACQUISITION   DISPOSITION     COST(1)      VALUE(2)    PROCEEDS(3)   GAIN (LOSS)   GAIN (LOSS)
---------                          -----------   -----------   -----------   ----------   -----------   -----------   -----------
Fixtures.........................      1993         1995       $    46,183   $    4,458   $   11,658    $    7,200    $        0
Furniture........................      1993         1995       $   188,312   $   22,536   $   30,392    $    7,856    $   (2,545)
Material Handling................      1993         1995       $   215,464   $   49,495   $   47,550    $   (1,945)   $   (8,613)
Medical..........................      1993         1995       $   321,168   $   95,551   $   62,632    $  (32,918)   $  (11,098)
Manufacturing & Production.......      1993         1995       $   214,562   $   27,462   $   18,400    $   (9,062)   $  (10,793)
Office Equipment.................      1993         1995       $   139,093   $    6,376   $    8,860    $    2,485    $     (240)
Printing.........................      1993         1995       $    86,115   $    4,822   $    7,457    $    2,635    $  (13,293)
Restaurant.......................      1993         1995       $   409,084   $   48,198   $   13,030    $  (35,168)   $  (34,988)
Retail...........................      1993         1995       $ 1,611,420   $1,042,917   $1,159,756    $  116,839    $  229,970
Telecommunications...............      1993         1995       $ 4,286,056   $  743,382   $  725,892    $  (17,490)   $ (498,634)
Transportation...................      1993         1995       $   492,417   $  107,360   $   20,019    $  (87,341)   $  (41,603)
Video Production.................      1993         1995       $    44,694   $      834   $    2,186    $    1,353    $      (38)
Computers........................      1994         1995       $    87,124   $    6,538   $    6,681    $      143    $  (23,642)
Manufacturing & Production.......      1994         1995       $ 4,274,389   $3,282,651   $3,920,390    $  637,739    $  197,449
Restaurant.......................      1994         1995       $   328,731   $  249,347   $  279,689    $   30,342    $  (13,335)
Telecommunications...............      1994         1995       $   216,656   $   23,994   $  131,743    $  107,749    $  (34,910)
Computers........................      1995         1995       $    36,958   $   33,442   $   33,448    $        6    $        0
Copiers..........................      1995         1995       $     7,609   $    6,148   $    6,493    $      346    $        0
Medical..........................      1995         1995       $     2,583   $    1,128   $    2,188    $    1,059    $        0
Manufacturing & Production.......      1995         1995       $     6,457   $    2,849   $    2,850    $        1    $        0

Agriculture......................      1992         1996       $    31,460   $        0   $        0    $        0    $     (682)
Audio............................      1992         1996       $    92,826   $   (2,059)  $    3,806    $    5,865    $    3,870
Automotive.......................      1992         1996       $   287,713   $    6,658   $   17,197    $   10,540    $   (3,064)
Boats and Barges.................      1992         1996       $11,212,811   $5,847,446   $6,484,930    $  997,484    $1,494,529
Computers........................      1992         1996       $   898,409   $   25,742   $   43,694    $   17,952    $  (13,007)
Construction.....................      1992         1996       $   123,305   $   14,286   $    8,278    $   (6,008)   $  (16,199)
Copiers..........................      1992         1996       $    68,955   $   (1,779)  $    1,015    $    2,794    $   (1,081)
Environmental....................      1992         1996       $    40,826   $    3,783   $        0    $   (3,783)   $   (4,085)
Fixtures.........................      1992         1996       $   111,866   $    6,089   $    3,401    $   (2,688)   $   (6,541)
Furniture........................      1992         1996       $   146,474   $    3,363   $    5,462    $    2,100    $   (2,755)
Material Handling................      1992         1996       $    21,393   $    8,813   $    2,100    $   (6,713)   $   (2,452)
Medical..........................      1992         1996       $   146,946   $   11,947   $    9,110    $   (2,837)   $   (6,459)
Manufacturing & Production.......      1992         1996       $   667,197   $   65,774   $   45,284    $  (20,490)   $  (46,664)
Mining...........................      1992         1996       $   578,501   $  170,022   $  185,000    $   14,978    $   60,364
Office Equipment.................      1992         1996       $    16,072   $      569   $      689    $      120    $     (602)
Photography......................      1992         1996       $   141,810   $   15,166   $    6,252    $   (8,914)   $  (14,371)
Printing.........................      1992         1996       $   145,378   $   11,275   $   15,431    $    4,156    $    6,849
Restaurant.......................      1992         1996       $   884,581   $   44,176   $   26,729    $  (17,446)   $  (44,464)
Retail...........................      1992         1996       $    96,493   $    3,602   $    6,900    $    3,298    $   (1,170)
Sanitation.......................      1992         1996       $    98,510   $    3,375   $      493    $   (2,882)   $   (2,914)
Telecommunications...............      1992         1996       $   761,258   $   59,641   $   98,290    $   38,650    $   47,869
Video Production.................      1992         1996       $   121,200   $    6,149   $    7,489    $    1,339    $   (3,760)
Agriculture......................      1993         1996       $    21,432   $        0   $       70    $       70    $        0
Automotive.......................      1993         1996       $ 4,857,549   $  272,271   $  189,368    $  (82,903)   $ (162,026)
Computers........................      1993         1996       $ 3,479,468   $  395,869   $  645,770    $  249,901    $ (677,445)
Construction.....................      1993         1996       $    96,756   $    7,966   $   30,293    $   22,327    $   16,919
Copiers..........................      1993         1996       $   106,667   $    7,311   $    9,624    $    2,313    $     (303)
Environmental....................      1993         1996       $   247,777   $   17,423   $    5,377    $  (12,046)   $  (30,332)
Fixtures.........................      1993         1996       $   105,895   $        0   $    1,315    $    1,315    $        0
Furniture........................      1993         1996       $   279,345   $   35,048   $   49,121    $   14,073    $  (29,464)
Material Handling................      1993         1996       $   101,226   $    2,241   $    3,333    $    1,092    $     (104)
Medical..........................      1993         1996       $   540,339   $    7,760   $   17,215    $    9,455    $    1,594

                                    TABLE V

                                  (UNAUDITED)

                                                                  TOTAL                                                 FEDERAL
TYPE OF                              YEAR OF       YEAR OF     ACQUISITION    NET BOOK        NET          GAAP         TAXABLE
EQUIPMENT                          ACQUISITION   DISPOSITION     COST(1)      VALUE(2)    PROCEEDS(3)   GAIN (LOSS)   GAIN (LOSS)
---------                          -----------   -----------   -----------   ----------   -----------   -----------   -----------
Manufacturing & Production.......      1993         1996       $   726,873   $   36,559   $   63,956    $   27,397    $  (15,009)
Miscellaneous....................      1993         1996       $   109,700   $       (5)  $    3,135    $    3,141    $        0
Office Equipment.................      1993         1996       $   325,028   $    3,026   $   12,953    $    9,927    $  (53,619)
Printing.........................      1993         1996       $   185,965   $   10,656   $   20,955    $   10,299    $   (4,786)
Restaurant.......................      1993         1996       $   280,383   $    6,137   $   12,560    $    6,424    $     (704)
Retail...........................      1993         1996       $   440,090   $   71,872   $   57,200    $  (14,672)   $  (36,991)
Sanitation.......................      1993         1996       $    18,319   $    3,870   $   14,042    $   10,172    $    7,122
Telecommunications...............      1993         1996       $ 3,379,187   $  417,507   $  467,241    $   49,735    $ (193,057)
Transportation...................      1993         1996       $    87,016   $    8,588   $   27,917    $   19,330    $   14,920
Video Production.................      1993         1996       $   113,063   $    9,869   $      472    $   (9,397)   $  (31,337)
Computers........................      1994         1996       $   145,099   $   18,104   $   33,695    $   15,591    $  (51,596)
Fixtures.........................      1994         1996       $     5,701   $     (248)  $       15    $      263    $        0
Furniture........................      1994         1996       $    43,911   $    5,660   $        0    $   (5,660)   $  (13,787)
Material Handling................      1994         1996       $    40,874   $    4,719   $    8,180    $    3,462    $  265,046
Medical..........................      1994         1996       $   600,290   $   58,047   $   64,059    $    6,012    $ (285,307)
Manufacturing & Production.......      1994         1996       $   119,549   $   31,979   $   25,267    $   (6,712)   $  (42,424)
Printing.........................      1994         1996       $    39,622   $    6,853   $    4,000    $   (2,853)   $  (15,129)
Restaurant.......................      1994         1996       $    27,415   $   14,772   $        0    $  (14,772)   $  (16,490)
Telecommunications...............      1994         1996       $    15,173   $       (6)  $      302    $      308    $        0
Computers........................      1995         1996       $   173,672   $   29,108   $   20,133    $   (8,975)   $   (7,703)
Copiers..........................      1995         1996       $     5,041   $        0   $      378    $      378    $        0
Fixtures.........................      1995         1996       $    44,435   $    9,918   $    7,530    $   (2,389)   $   (2,388)
Furniture........................      1995         1996       $    11,279   $        0   $        0    $        0    $   (9,023)
Material Handling................      1995         1996       $     3,725   $      125   $      420    $      295    $        0
Medical..........................      1995         1996       $   104,042   $   82,701   $   37,325    $  (45,376)   $  (45,738)
Manufacturing & Production.......      1995         1996       $   213,504   $  115,772   $   77,296    $  (38,476)   $  (36,655)
Printing.........................      1995         1996       $     6,610   $    2,807   $    2,967    $      160    $        0
Restaurant.......................      1995         1996       $    69,892   $   66,077   $   36,359    $  (29,718)   $  (29,718)
Retail...........................      1995         1996       $   623,532   $  524,555   $  584,336    $   59,781    $        0
Telecommunications...............      1995         1996       $    57,101   $    3,218   $    1,541    $   (1,677)   $   (1,867)
Video Production.................      1995         1996       $    25,738   $   12,618   $   13,408    $      790    $        0
Computers........................      1996         1996       $    24,535   $    7,962   $        0    $   (7,962)   $   (7,962)
Manufacturing & Production.......      1996         1996       $    52,320   $   52,930   $        0    $   52,930    $        0
Restaurant.......................      1996         1996       $     7,247   $      114   $    1,500    $    1,386    $   (1,312)

Automotive.......................      1992         1997       $    35,277   $        0   $   10,419    $   10,419    $   13,003
Computers........................      1992         1997       $    74,483   $        0   $    9,165    $    9,165    $   13,519
Construction.....................      1992         1997       $    22,030   $    4,101   $    2,891    $     (109)   $    1,200
Environmntal.....................      1992         1997       $    12,565   $    2,224   $    2,225    $        0    $    1,893
Fixture..........................      1992         1997       $    28,886   $        0   $        0    $        0    $    2,401
Furniture........................      1992         1997       $    31,271   $    1,531   $    1,109    $     (422)   $    2,063
Manufacturing & Production.......      1992         1997       $     6,943   $      819   $    1,311    $        0    $    1,072
Material Handling................      1992         1997       $ 4,110,891   $  925,806   $1,116,242    $        0    $  858,263
Mining...........................      1992         1997       $   217,414   $   71,977   $   20,000    $        0    $   20,000
Photography......................      1992         1997       $    31,894   $    4,950   $    3,622    $        0    $    2,338
Printing.........................      1992         1997       $   168,741   $   18,014   $   12,537    $   (1,610)   $   11,395
Restaurant.......................      1992         1997       $    26,616   $        0   $        0    $        0    $    2,847
Sanitation.......................      1992         1997       $     9,361   $        0   $        0    $        0    $    2,119
Telecommunications...............      1992         1997       $   412,360   $   39,967   $   49,682    $   12,232    $   52,607
Agriculture......................      1993         1997       $    40,194   $        0   $        0    $        0    $        0
Automotive.......................      1993         1997       $   888,312   $   47,663   $   24,773    $  (22,890)   $        0
Computers........................      1993         1997       $   734,252   $   93,839   $   90,756    $   (3,083)   $    3,687
Construction.....................      1993         1997       $    63,042   $    9,790   $   10,459    $      670    $        0

                                    TABLE V

                                  (UNAUDITED)

                                                                  TOTAL                                                 FEDERAL
TYPE OF                              YEAR OF       YEAR OF     ACQUISITION    NET BOOK        NET          GAAP         TAXABLE
EQUIPMENT                          ACQUISITION   DISPOSITION     COST(1)      VALUE(2)    PROCEEDS(3)   GAIN (LOSS)   GAIN (LOSS)
---------                          -----------   -----------   -----------   ----------   -----------   -----------   -----------
Copiers..........................      1993         1997       $    63,037   $        0   $        0    $        0    $        0
Environmntal.....................      1993         1997       $    32,236   $    4,298   $    4,796    $      497    $        0
Fixtures.........................      1993         1997       $ 9,044,378   $1,170,547   $1,443,061    $  504,440    $  743,528
Furniture........................      1993         1997       $   315,502   $   66,485   $   67,421    $      936    $        0
Install Chgs.....................      1993         1997       $     1,837   $        0   $        0    $        0    $        0
Manufacturing & Production.......      1993         1997       $   536,057   $   69,376   $   86,814    $   17,438    $   (4,079)
Miscellaneous....................      1993         1997       $    11,404   $        0   $      262    $      262    $        0
Material Handling................      1993         1997       $   208,966   $    8,685   $    6,409    $   (2,276)   $        0
Medical..........................      1993         1997       $   980,345   $   14,745   $    9,015    $   (5,730)   $   (4,502)
Office Equipment.................      1993         1997       $   293,902   $   39,096   $   48,162    $    9,066    $  (10,334)
Photography......................      1993         1997       $   106,420   $   25,078   $   25,359    $      281    $        0
Printing.........................      1993         1997       $    69,600   $    1,744   $    2,253    $      508    $        0
Restaurant.......................      1993         1997       $ 1,033,639   $  178,664   $  193,503    $   14,838    $  (13,767)
Retail...........................      1993         1997       $   801,808   $   81,489   $  108,377    $   26,888    $  (56,651)
Sanitation.......................      1993         1997       $    38,711   $   10,814   $    1,093    $   (9,721)   $        0
Telecommunications...............      1993         1997       $ 2,215,528   $  167,220   $  191,182    $   38,463    $   73,235
Transportation...................      1993         1997       $   155,270   $   27,237   $   31,561    $    4,324    $    2,810
Video Production.................      1993         1997       $    30,290   $        0   $        0    $        0    $        0
Agriculture......................      1994         1997       $    16,669   $    2,080   $    1,356    $     (724)   $        0
Automotive.......................      1994         1997       $    17,497   $    2,193   $    4,453    $    2,260    $   (2,429)
Computers........................      1994         1997       $   246,517   $   23,978   $   19,260    $     (201)   $  (50,581)
Furniture........................      1994         1997       $    77,796   $    8,383   $   13,210    $    4,827    $  (18,169)
Manufacturing & Production.......      1994         1997       $   770,651   $  221,135   $  156,719    $   (4,256)   $ (168,342)
Medical..........................      1994         1997       $    97,293   $   13,074   $   17,107    $    4,033    $  (15,151)
Printing.........................      1994         1997       $    33,526   $        0   $        0    $        0    $        0
Restaurant.......................      1994         1997       $    17,087   $      346   $    2,314    $    1,968    $   (4,605)
Telecommunications...............      1994         1997       $    17,862   $      228   $        0    $     (228)   $        0
Video Production.................      1994         1997       $    43,569   $        0   $       70    $       70    $        0
Audio............................      1995         1997       $    24,180   $        0   $        0    $        0    $        0
Computers........................      1995         1997       $   370,580   $   19,725   $   21,722    $    1,997    $        0
Copiers..........................      1995         1997       $    10,564   $    1,482   $        0    $   (1,482)   $        0
Fixture..........................      1995         1997       $    18,012   $        0   $      518    $      518    $        0
Furniture........................      1995         1997       $    25,418   $    7,293   $    8,354    $    1,061    $        0
Manufacturing & Production.......      1995         1997       $   399,479   $   78,533   $   35,135    $  (43,397)   $  (10,332)
Medical..........................      1995         1997       $   131,557   $   30,567   $   30,135    $    1,728    $        0
Office Equipment.................      1995         1997       $    12,041   $        0   $        1    $        1    $        0
Printing.........................      1995         1997       $    10,883   $        0   $      523    $      523    $        0
Restaurant.......................      1995         1997       $    41,979   $    6,944   $    7,090    $      145    $        0
Telecommunications...............      1995         1997       $    32,044   $      644   $    2,025    $    1,382    $        0
Transport........................      1995         1997       $     9,915   $        0   $        0    $        0    $        0
Video Production.................      1995         1997       $     5,116   $    1,434   $    1,619    $      185    $        0
Aircraft.........................      1996         1997       $ 5,690,161   $5,231,289   $5,305,164    $   73,875    $        0
Computers........................      1996         1997       $    69,115   $   64,613   $   28,495    $  (36,118)   $        0
Manufacturing & Production.......      1996         1997       $   112,286   $2,317,341   $2,316,413    $     (929)   $        0
Printing.........................      1996         1997       $    30,867   $   24,284   $        0    $  (24,284)   $        0
Restaurant.......................      1996         1997       $    21,703   $   19,339   $        0    $  (16,339)   $        0
Retail...........................      1996         1997       $    28,814   $   24,695   $        0    $  (24,695)   $        0
Telecommunications...............      1996         1997       $   646,908   $  204,268   $   81,062    $ (123,206)   $ (261,441)
Video Production.................      1996         1997       $    53,503   $   41,768   $   45,625    $    3,857    $        0
Computers........................      1997         1997       $    42,221   $   41,673   $        0    $  (37,673)   $        0
Manufacturing & Production.......      1997         1997       $    56,217   $   54,750   $   89,370    $   34,620    $        0

Manufacturing & Production.......      1992         1998       $    25,735   $    2,404   $    2,380    $      (24)   $    4,850

                                      B-35

                                    TABLE V

                                  (UNAUDITED)

                                                                  TOTAL                                                 FEDERAL
TYPE OF                              YEAR OF       YEAR OF     ACQUISITION    NET BOOK        NET          GAAP         TAXABLE
EQUIPMENT                          ACQUISITION   DISPOSITION     COST(1)      VALUE(2)    PROCEEDS(3)   GAIN (LOSS)   GAIN (LOSS)
---------                          -----------   -----------   -----------   ----------   -----------   -----------   -----------
Medical..........................      1992         1998       $    28,945   $        0   $        0    $        0    $   18,473
Office Equipment.................      1992         1998       $     3,486   $        0   $        0    $        0    $    3,786
Photography......................      1992         1998       $    11,376   $    1,738   $        0    $   (1,738)   $    1,094
Telecommunications...............      1992         1998       $    11,597   $        0   $      200    $      200    $    9,370
Automotive.......................      1993         1998       $    87,673   $      762   $    2,624    $    1,863    $        0
Computers........................      1993         1998       $ 1,733,507   $  276,113   $  396,546    $  120,433    $  344,388
Manufacturing & Production.......      1993         1998       $ 7,678,431   $1,706,779   $1,242,850    $ (463,929)   $2,449,451
Material Handling................      1993         1998       $   118,051   $   11,071   $   15,836    $    4,765    $   16,121
Medical..........................      1993         1998       $   136,260   $    2,133   $      953    $   (1,180)   $        0
Restaurant.......................      1993         1998       $   191,987   $    1,006   $      106    $     (899)   $        0
Retail...........................      1993         1998       $   809,816   $   71,096   $   33,937    $  (37,159)   $   23,068
Sanitation.......................      1993         1998       $    48,315   $        0   $        0    $        0    $        0
Telecommunications...............      1993         1998       $   648,906   $   35,408   $   88,877    $   53,470    $   88,042
Computers........................      1994         1998       $    22,525   $       51   $      300    $      249    $   (2,099)
Furniture........................      1994         1998       $    74,536   $    7,513   $   14,995    $    7,482    $   (1,269)
Manufacturing & Production.......      1994         1998       $ 1,690,014   $  416,684   $  293,613    $ (123,071)   $  513,768
Medical..........................      1994         1998       $    25,617   $    6,948   $    2,500    $   (4,448)   $        0
Automotive.......................      1995         1998       $     8,961   $    3,900   $        0    $   (3,900)   $        0
Computers........................      1995         1998       $   212,327   $    2,422   $      644    $   (1,778)   $        0
Furniture........................      1995         1998       $    22,787   $        0   $        0    $        0    $        0
Manufacturing & Production.......      1995         1998       $   166,073   $    2,638   $    3,103    $      465    $        0
Medical..........................      1995         1998       $   117,168   $   37,769   $        0    $  (37,769)   $        0
Restaurant.......................      1995         1998       $    23,799   $        0   $        0    $        0    $        0
Retail...........................      1995         1998       $    89,814   $    8,074   $      388    $   (7,686)   $        0
Telecommunications...............      1995         1998       $    43,490   $        0   $      486    $      486    $        0
Transportation...................      1995         1998       $    36,258   $        0   $        0    $        0    $        0
Audio............................      1996         1998       $    81,517   $   53,784   $    1,542    $  (52,242)   $        0
Computers........................      1996         1998       $    37,165   $   28,795   $       37    $  (28,758)   $        0
Furniture........................      1996         1998       $   229,124   $   10,974   $  239,050    $  228,076    $   90,603
Manufacturing & Production.......      1996         1998       $     2,966   $        0   $        0    $        0    $        0
Material Handling................      1996         1998       $   286,251   $    4,475   $   64,731    $   60,256    $ (111,494)
Restaurant.......................      1996         1998       $    71,473   $   41,524   $   47,985    $    6,461    $        0
Telecommunications...............      1996         1998       $   517,760   $  236,581   $   90,230    $ (146,351)   $ (222,673)
Audio............................      1997         1998       $   146,675   $  108,896   $      180    $ (108,716)   $        0
Automotive.......................      1997         1998       $    23,941   $   19,776   $    8,082    $  (11,694)   $        0
Computers........................      1997         1998       $   339,493   $  286,269   $   34,750    $ (251,518)   $        0
Fixtures.........................      1997         1998       $   127,298   $   76,956   $   76,000    $     (956)   $        0
Manufacturing & Production.......      1997         1998       $   114,968   $  114,482   $   24,589    $  (89,893)   $        0
Material Handling................      1997         1998       $   358,411   $  139,980   $   54,400    $  (85,580)   $ (228,965)
Medical..........................      1997         1998       $    55,017   $   56,277   $        0    $  (56,277)   $        0
Printing.........................      1997         1998       $    38,468   $   37,049   $        0    $  (37,049)   $        0
Restaurant.......................      1997         1998       $    11,438   $    9,679   $   10,753    $    1,074    $        0
Telecommunications...............      1997         1998       $    37,484   $        1   $        1    $        0    $        0
Video Production.................      1997         1998       $   120,470   $   75,218   $   39,134    $  (36,083)   $        0
Automotive.......................      1998         1998       $    19,096   $   18,410   $   18,579    $      170    $        0
Computers........................      1998         1998       $    40,204   $   32,477   $   27,445    $   (5,032)   $        0
Construction.....................      1998         1998       $    24,935   $        0   $        0    $        0    $        0
Copiers..........................      1998         1998       $     2,561   $    1,732   $    2,104    $      371    $        0
Fixtures.........................      1998         1998       $   135,089   $  225,413   $  226,995    $    1,582    $        0
Medical..........................      1998         1998       $     8,700   $       38   $        0    $      (38)   $        0
Other............................      1998         1998       $    17,851   $   17,281   $        0    $  (17,281)   $        0
Restaurant.......................      1998         1998       $    19,584   $   18,504   $        0    $  (18,504)   $        0

                                      B-36

                                    TABLE V

                                  (UNAUDITED)

                                                                  TOTAL                                                 FEDERAL
TYPE OF                              YEAR OF       YEAR OF     ACQUISITION    NET BOOK        NET          GAAP         TAXABLE
EQUIPMENT                          ACQUISITION   DISPOSITION     COST(1)      VALUE(2)    PROCEEDS(3)   GAIN (LOSS)   GAIN (LOSS)
---------                          -----------   -----------   -----------   ----------   -----------   -----------   -----------
Video Production.................      1998         1998       $    47,564   $   44,703   $    2,049    $  (42,654)   $        0
Medical..........................      1992         1999       $    28,789   $      827   $        0    $     (827)   $        0
Computers........................      1993         1999       $    17,922   $    3,464   $        2    $   (3,462)   $       (1)
Retail...........................      1993         1999       $    19,648   $    1,016   $        0    $   (1,016)   $        0
Telecommunications...............      1993         1999       $   105,620   $    1,722   $    2,627    $      905    $     (987)
Manufacturing & Production.......      1994         1999       $ 5,398,842   $  417,078   $  317,300    $  734,378    $ (119,226)
Retail...........................      1994         1999       $ 1,902,683   $  332,716   $  258,913    $  (73,803)   $  (97,287)
Manufacturing & Production.......      1995         1999       $    50,812   $    2,513   $    4,224    $    1,711    $   (1,587)
Audio............................      1996         1999       $    59,239   $   46,600   $        0    $  (46,600)   $        0
Telecommunications...............      1996         1999       $    50,887   $    5,547   $    4,080    $   (1,467)   $   (1,533)
Automotive.......................      1997         1999       $    15,937   $   12,294   $    7,110    $   (5,183)   $   (2,672)
Computers........................      1997         1999       $     6,768   $        0   $        0    $        0    $        0
Fixtures.........................      1997         1999       $    46,838   $   36,603   $   38,428    $    1,825    $  (14,439)
Mining...........................      1997         1999       $   558,796   $  502,086   $    6,109    $ (495,978)   $   (2,295)
Automotive.......................      1998         1999       $    27,718   $   23,800   $   14,000    $   (9,800)   $   (5,261)
Computers........................      1998         1999       $    17,300   $    7,287   $    7,844    $      557    $   (2,947)
Copiers..........................      1998         1999       $     6,001   $      750   $      743    $       (6)   $     (279)
Restaurant.......................      1998         1999       $    24,567   $      532   $      403    $     (129)   $     (152)
Telecommunications...............      1998         1999       $    23,155   $   16,595   $   19,332    $    2,736    $   (7,264)
Medical..........................      1993         1999       $    40,440   $      573   $        0    $     (573)   $        0
Telecommunications...............      1993         1999       $     3,602   $        0   $        0    $        4    $        0
Telecommunications...............      1993         1999       $     3,302   $        0   $        0    $        2    $        0
Telecommunications...............      1993         1999       $     6,463   $        0   $        0    $        7    $        0
Telecommunications...............      1993         1999       $    10,189   $      583   $      357    $     (226)   $     (134)
Telecommunications...............      1993         1999       $    20,913   $        0   $        0    $       11    $        0
Telecommunications...............      1993         1999       $         0   $        0   $        0    $        1    $        0
Telecommunications...............      1993         1999       $    16,025   $        0   $      156    $      157    $      (59)
Telecommunications...............      1993         1999       $     8,077   $        0   $    1,260    $    1,260    $     (473)
Telecommunications...............      1993         1999       $     9,356   $      205   $      425    $      220    $     (160)
Telecommunications...............      1993         1999       $     7,887   $        0   $        0    $        2    $        0
Telecommunications...............      1993         1999       $     9,739   $        0   $        0    $        9    $        0
Telecommunications...............      1993         1999       $    28,879   $    5,028   $    3,486    $   (1,541)   $   (1,310)
Telecommunications...............      1993         1999       $     8,356   $      329   $      458    $      129    $     (172)
Telecommunications...............      1993         1999       $    27,250   $      282   $      735    $      454    $     (276)
Telecommunications...............      1993         1999       $    44,312   $      509   $        0    $     (509)   $        0
Telecommunications...............      1993         1999       $    32,975   $    1,170   $    1,861    $      690    $     (699)
Telecommunications...............      1993         1999       $    55,711   $    8,149   $    9,700    $    1,551    $   (3,645)
M & P............................      1994         1999       $   427,524   $   98,964   $   81,776    $  (17,188)   $  (30,728)
M & P............................      1994         1999       $    75,587   $   18,632   $   12,386    $   (6,246)   $   (4,654)
M & P............................      1994         1999       $    88,523   $   17,632   $   14,253    $   (3,379)   $   (5,356)
Restaurant.......................      1994         1999       $   652,404   $   39,445   $   12,049    $   51,494    $   (4,527)
Restaurant.......................      1994         1999       $   526,016   $   59,699   $   92,475    $   32,775    $  (34,747)
Retail...........................      1994         1999       $    31,606   $    3,077   $    7,544    $    4,466    $   (2,835)
Restaurant.......................      1994         1999       $   427,214   $   66,712   $   90,741    $   24,029    $  (34,096)
Restaurant.......................      1994         1999       $   412,517   $   64,593   $   80,000    $   15,407    $  (30,060)
Computers........................      1994         1999       $ 1,027,069   $  199,621   $  579,434    $  379,813    $ (217,723)
Computers........................      1994         1999       $     7,079   $    1,236   $    2,959    $    1,724    $   (1,112)
Computers........................      1994         1999       $    14,237   $    2,435   $    5,951    $    3,516    $   (2,236)
Computers........................      1994         1999       $   966,993   $  203,165   $  277,193    $   74,028    $ (104,156)
Retail...........................      1994         1999       $     2,219   $      586   $      646    $       60    $     (243)
Retail...........................      1994         1999       $     2,337   $      362   $      675    $      312    $     (253)
Retail...........................      1994         1999       $     2,727   $      423   $      788    $      365    $     (296)

                                    TABLE V

                                  (UNAUDITED)

                                                                  TOTAL                                                 FEDERAL
TYPE OF                              YEAR OF       YEAR OF     ACQUISITION    NET BOOK        NET          GAAP         TAXABLE
EQUIPMENT                          ACQUISITION   DISPOSITION     COST(1)      VALUE(2)    PROCEEDS(3)   GAIN (LOSS)   GAIN (LOSS)
---------                          -----------   -----------   -----------   ----------   -----------   -----------   -----------
Retail...........................      1994         1999       $     2,726   $      423   $      788    $      365    $     (296)
Retail...........................      1994         1999       $     2,337   $      362   $      676    $      313    $     (254)
Retail...........................      1994         1999       $     2,339   $      363   $      677    $      314    $     (254)
Retail...........................      1994         1999       $     2,340   $      363   $      677    $      314    $     (254)
Retail...........................      1994         1999       $     2,727   $      423   $      789    $      366    $     (296)
Retail...........................      1994         1999       $     2,340   $      363   $      677    $      314    $     (254)
Retail...........................      1994         1999       $     2,338   $      362   $      676    $      314    $     (254)
Retail...........................      1994         1999       $     2,338   $      362   $      676    $      314    $     (254)
Retail...........................      1994         1999       $     2,338   $      362   $      676    $      314    $     (254)
Retail...........................      1994         1999       $     2,727   $      423   $      789    $      366    $     (296)
Retail...........................      1994         1999       $     2,338   $      362   $      676    $      314    $     (254)
Retail...........................      1994         1999       $     1,948   $      302   $      564    $      262    $     (212)
Retail...........................      1994         1999       $     3,324   $      543   $      968    $      425    $     (364)
Retail...........................      1994         1999       $     2,221   $      471   $      647    $      176    $     (243)
Retail...........................      1994         1999       $     2,217   $      362   $      646    $      283    $     (243)
Retail...........................      1994         1999       $     2,338   $      362   $      676    $      314    $     (254)
Retail...........................      1994         1999       $     2,338   $      362   $      676    $      314    $     (254)
Retail...........................      1994         1999       $     1,848   $      302   $      538    $      236    $     (202)
Retail...........................      1994         1999       $     2,217   $      362   $      646    $      283    $     (243)
Retail...........................      1994         1999       $     2,217   $      362   $      646    $      283    $     (243)
Retail...........................      1994         1999       $     2,214   $      362   $      642    $      280    $     (241)
Retail...........................      1994         1999       $     2,214   $      362   $      642    $      280    $     (241)
Retail...........................      1994         1999       $     1,845   $      302   $      535    $      233    $     (201)
Retail...........................      1994         1999       $     2,583   $      423   $      749    $      327    $     (282)
Retail...........................      1994         1999       $     1,845   $      302   $      535    $      233    $     (201)
Retail...........................      1994         1999       $     2,214   $      362   $      642    $      280    $     (241)
Retail...........................      1994         1999       $     2,214   $      362   $      642    $      280    $     (241)
Retail...........................      1994         1999       $     2,214   $      362   $      642    $      280    $     (241)
Retail...........................      1994         1999       $     2,214   $      362   $      642    $      280    $     (241)
Retail...........................      1994         1999       $     2,025   $      431   $      582    $      151    $     (219)
Retail...........................      1994         1999       $     1,993   $      374   $      573    $      199    $     (215)
Retail...........................      1994         1999       $     2,583   $      434   $      749    $      316    $     (282)
Retail...........................      1994         1999       $     2,215   $      363   $      643    $      280    $     (241)
Retail...........................      1994         1999       $     1,847   $      302   $      536    $      234    $     (201)
Retail...........................      1994         1999       $     2,215   $      353   $      363    $       10    $     (136)
Retail...........................      1994         1999       $     2,215   $      633   $      643    $       10    $     (241)
Retail...........................      1994         1999       $     2,215   $      633   $      643    $       10    $     (241)
Retail...........................      1994         1999       $     2,215   $      633   $      643    $       10    $     (241)
Retail...........................      1994         1999       $     2,215   $      633   $      643    $       10    $     (241)
Retail...........................      1994         1999       $     2,215   $      633   $      643    $       10    $     (241)
Retail...........................      1994         1999       $     2,215   $      633   $      643    $       10    $     (241)
Retail...........................      1994         1999       $     2,215   $      633   $      643    $       10    $     (241)
Retail...........................      1994         1999       $     1,846   $      543   $      536    $       (7)   $     (201)
Retail...........................      1994         1999       $     2,215   $      756   $      643    $     (113)   $     (241)
Retail...........................      1994         1999       $     2,214   $      362   $      642    $      280    $     (241)
Retail...........................      1994         1999       $     2,259   $      370   $      656    $      286    $     (246)
Retail...........................      1994         1999       $     2,262   $      370   $      656    $      286    $     (247)
Retail...........................      1994         1999       $     2,413   $      472   $      576    $      103    $     (216)
Retail...........................      1994         1999       $     2,058   $      311   $      489    $      179    $     (184)
Retail...........................      1994         1999       $     2,671   $      434   $      643    $      209    $     (242)
Retail...........................      1994         1999       $     2,289   $      372   $      551    $      179    $     (207)
Retail...........................      1994         1999       $     3,052   $      495   $      734    $      239    $     (276)

                                    TABLE V

                                  (UNAUDITED)

                                                                  TOTAL                                                 FEDERAL
TYPE OF                              YEAR OF       YEAR OF     ACQUISITION    NET BOOK        NET          GAAP         TAXABLE
EQUIPMENT                          ACQUISITION   DISPOSITION     COST(1)      VALUE(2)    PROCEEDS(3)   GAIN (LOSS)   GAIN (LOSS)
---------                          -----------   -----------   -----------   ----------   -----------   -----------   -----------
Retail...........................      1994         1999       $     2,290   $      634   $      551    $      (83)   $     (207)
Retail...........................      1994         1999       $     2,289   $      427   $      551    $      124    $     (207)
Retail...........................      1994         1999       $     2,289   $      681   $      551    $     (130)   $     (207)
Retail...........................      1994         1999       $     2,289   $      681   $      551    $     (130)   $     (207)
Retail...........................      1994         1999       $     2,289   $      558   $      551    $       (7)   $     (207)
Retail...........................      1994         1999       $     2,289   $      681   $      551    $     (130)   $     (207)
Retail...........................      1994         1999       $     2,289   $      542   $      551    $        9    $     (207)
Retail...........................      1994         1999       $     2,289   $      571   $      551    $      (20)   $     (207)
Retail...........................      1994         1999       $     2,288   $      372   $      604    $      233    $     (227)
Retail...........................      1994         1999       $     2,290   $      372   $      551    $      179    $     (207)
Retail...........................      1994         1999       $       371   $       53   $        0    $      (53)   $        0
Furniture........................      1994         1999       $   350,643   $   56,311   $   75,103    $   18,792    $  (28,220)
Restaurant.......................      1994         1999       $   449,614   $   77,298   $  100,738    $   23,440    $  (37,852)
Furniture........................      1994         1999       $   420,016   $   75,170   $   86,817    $   11,647    $  (32,622)
Computers........................      1995         1999       $    39,169   $        0   $        0    $        0    $        0
Manufacturing....................      1995         1999       $    17,107   $    2,992   $    3,637    $      646    $   (1,367)
Telecommunications...............      1995         1999       $    43,769   $      (16)  $        0    $       16    $        0
Manufacturing....................      1995         1999       $    29,329   $    6,299   $    6,922    $      623    $   (2,601)
Computers........................      1995         1999       $    18,277   $      130   $      130    $        0    $      (49)
Computers........................      1995         1999       $    15,532   $        0   $        0    $        0    $        0
Retail...........................      1996         1999       $    10,762   $        0   $        0    $        0    $        0
M & P............................      1996         1999       $    22,476   $       (1)  $        0    $        1    $        0
Medical..........................      1996         1999       $    29,814   $   16,707   $   19,500    $    2,793    $   (7,327)
Telecommunications...............      1996         1999       $    11,717   $    1,796   $    1,625    $     (171)   $     (611)
Telecommunications...............      1996         1999       $    20,676   $    6,575   $    6,355    $     (220)   $   (2,388)
Telecommunications...............      1996         1999       $    84,131   $   63,935   $    4,900    $   68,835    $   (1,841)
Telecommunications...............      1997         1999       $   247,947   $    6,099   $   48,504    $   42,406    $  (18,225)
Fixtures.........................      1998         1999       $    57,681   $   30,036   $   24,380    $   (5,656)   $   (9,161)
Telecommunications...............      1998         1999       $    55,949   $   29,322   $   31,000    $    1,678    $  (11,648)
Telecommunications...............      1998         1999       $    76,511   $   24,996   $   22,277    $   (2,719)   $   (8,371)
Telecommunications...............      1998         1999       $    50,941   $   20,693   $   21,216    $      523    $   (7,972)
Telecommunications...............      1998         1999       $    46,177   $   14,100   $    3,221    $   17,321    $   (1,210)
Telecommunications...............      1998         1999       $    46,701   $   14,506   $    3,221    $   17,728    $   (1,210)
Telecommunications...............      1998         1999       $     6,200   $    6,535   $   11,947    $    5,412    $   (4,489)
Fixtures.........................      1998         1999       $    18,814   $        0   $        0    $        0    $        0
Restaurant.......................      1999         1999       $   289,146   $   49,078   $   64,517    $   15,439    $  (24,242)
Computers........................      1997         1999       $    39,743   $        0   $    1,519    $    1,520    $     (571)
Telecommunications...............      1993         1999       $    17,874   $        0   $      385    $      387    $     (144)
Material.........................      1996         1999       $    46,177   $        0   $    1,621    $    1,621    $     (609)
Restaurant.......................      1996         1999       $    22,040   $    2,571   $    3,300    $      729    $   (1,240)

------------------------------
(1) Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

(4) Federal Taxable Gain (Loss) information not yet available for 1999.

                                    TABLE V

           SALES OR DISPOSITIONS OF EQUIPMENT--PRIOR PUBLIC PROGRAMS

                                  (UNAUDITED)

    The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P. Six for the five years ended December 31, 1999. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                                 TOTAL                                                  FEDERAL
TYPE OF                             YEAR OF       YEAR OF     ACQUISITION    NET BOOK         NET          GAAP         TAXABLE
EQUIPMENT                         ACQUISITION   DISPOSITION     COST(1)      VALUE(2)     PROCEEDS(3)   GAIN (LOSS)   GAIN (LOSS)
---------                         -----------   -----------   -----------   -----------   -----------   -----------   -----------
Restaurant......................      1994         1995       $   326,412   $   274,229   $  292,998     $  18,770     $  (8,364)
Computers.......................      1995         1995       $    40,355   $    36,171   $    4,310     $ (31,861)    $       0
Manufacturing & Production......      1995         1995       $   107,995   $    70,846   $   13,253     $ (57,593)    $  (6,821)
Printing........................      1995         1995       $ 1,820,770   $ 1,218,354   $  847,650     $(370,703)    $(189,624)
Computers.......................      1994         1996       $    18,446   $     5,353  $     3,560     $  (1,793)    $ (10,985)
Manufacturing & Production......      1994         1996       $    17,177   $     8,953  $     9,433     $     480     $       0
Telecommunications..............      1994         1996       $    24,655   $    18,456  $    20,460     $   2,004     $       0
Computers.......................      1995         1996       $ 1,347,917   $   329,160  $   125,734     $(203,426)    $(541,146)
Construction....................      1995         1996       $22,064,270   $16,995,923  $16,995,923     $       0     $(623,361)
Medical.........................      1995         1996       $   103,056   $    44,801  $    50,884     $   6,083     $       0
Manufacturing & Production......      1995         1996       $ 1,409,938   $   812,883  $   444,921     $(367,962)    $(374,116)
Printing........................      1995         1996       $ 5,442,336   $ 2,288,789  $ 1,412,324     $(876,465)    $(414,037)
Restaurant......................      1995         1996       $   268,961   $   253,439  $   269,638     $  16,199     $       0
Telecommunications..............      1995         1996       $ 1,650,391   $ 1,200,958  $ 1,315,148     $ 114,190     $       0

Automotive......................      1994         1997       $    27,829   $    14,749  $         0     $ (14,749)    $       0
Computers.......................      1994         1997       $   180,776   $    66,976  $    75,905     $   8,929     $ (13,291)
Construction....................      1994         1997       $    32,848   $    17,140  $         0     $ (17,140)    $       0
Fixture.........................      1994         1997       $    45,846   $     1,789  $     2,750     $     961     $ (15,349)
Restaurant......................      1994         1997       $    94,554   $    47,563  $    52,007     $   4,444     $       0
Retail..........................      1994         1997       $    26,897   $         0  $     1,936     $   1,936     $  (8,598)
Computers.......................      1995         1997       $ 3,262,279   $   489,867  $   501,756     $(140,124)    $ 185,069
Fixture.........................      1995         1997       $    29,651   $    18,427  $         0     $ (18,427)    $       0
Manufacturing & Production......      1995         1997       $ 1,890,353   $   255,830  $   887,316     $  28,163     $ 191,708
Medical.........................      1995         1997       $    88,067   $     1,722  $     2,461     $     739     $       0
Office Equipment................      1995         1997       $    27,724   $         0  $         0     $       0     $       0
Printing........................      1995         1997       $ 4,015,970   $   898,332  $   821,964     $ (50,660)    $ (50,886)
Restaurant......................      1995         1997       $    39,793   $    28,957  $         0     $ (28,957)    $       0
Telecommunications..............      1995         1997       $    19,948   $     2,353  $     2,428     $      75     $       0
Transport.......................      1995         1997       $    12,332   $       541  $       544     $       2     $       0
Furniture.......................      1996         1997       $    52,450   $    51,399  $     3,919     $ (27,979)    $       0
Manufacturing & Production......      1996         1997       $   640,182   $    81,744  $   128,607     $ (27,601)    $(216,682)
Printing........................      1996         1997       $   349,511   $   243,488  $   223,338     $ (20,150)    $       0
Restaurant......................      1996         1997       $    30,415   $         0  $        99     $      99     $       0
Telecommunications..............      1996         1997       $   216,401   $   118,544  $     3,044     $   3,044     $  (7,459)

Computers.......................      1994         1998       $ 1,081,272   $   182,678  $   297,047     $ 114,369     $  90,134
Furniture.......................      1994         1998       $   152,405   $         0  $         0     $       0     $       0
Manufacturing & Production......      1994         1998       $   196,353   $    28,664  $    21,290     $  (7,374)    $  (8,364)
Retail..........................      1994         1998       $   312,317   $    15,946  $    29,399     $  13,453     $ (20,149)
Video Production................      1994         1998       $    14,310   $       100  $       112     $      12     $  (2,802)
Computers.......................      1995         1998       $ 5,253,429   $   626,894  $   984,318     $ 357,424     $(814,270)
Furniture.......................      1995         1998       $    71,673   $         0  $     1,415     $   1,415     $       0
Manufacturing & Production......      1995         1998       $   545,660   $    60,803  $   121,399     $  60,595     $  34,751
Material Handling...............      1995         1998       $    33,158   $        37  $     2,001     $   1,964     $       0
Medical.........................      1995         1998       $   155,914   $     3,994  $     5,211     $   1,217     $       0
Printing........................      1995         1998       $   829,320   $    43,449  $    31,748     $ (11,701)    $ (13,168)

                                    TABLE V

                                  (UNAUDITED)

                                                                 TOTAL                                                  FEDERAL
TYPE OF                             YEAR OF       YEAR OF     ACQUISITION    NET BOOK         NET          GAAP         TAXABLE
EQUIPMENT                         ACQUISITION   DISPOSITION     COST(1)      VALUE(2)     PROCEEDS(3)   GAIN (LOSS)   GAIN (LOSS)
---------                         -----------   -----------   -----------   -----------   -----------   -----------   -----------
Restaurant......................      1995         1998       $    10,838   $         0   $        0     $       0     $       0
Retail..........................      1995         1998       $    23,389   $    13,568   $    5,300     $  (8,268)    $       0
Telecommunications..............      1995         1998       $    17,883   $       542   $    1,250     $     708     $  (1,743)
Aircraft........................      1996         1998       $20,183,834   $ 1,762,606   $2,647,482     $ 884,876     $(656,362)
Computers.......................      1996         1998       $    37,213   $     2,027   $    1,834     $    (192)    $  (4,673)
Copiers.........................      1996         1998       $   231,614   $    11,051   $   59,407     $  48,356     $ (75,808)
Manufacturing & Production......      1996         1998       $    95,165   $    19,874   $   45,403     $  25,529     $   9,868
Printing........................      1996         1998       $    39,424   $         0   $      562     $     562     $       0
Telecommunications..............      1996         1998       $ 1,123,203   $   516,251   $  256,378     $(259,873)    $ (28,268)
Manufacturing & Production......      1997         1998       $    24,349   $         0   $        0     $       0     $       0
Printing........................      1997         1998       $    56,805   $    45,916   $   25,273     $ (20,643)    $       0
Telecommunications..............      1997         1998       $    60,692   $    47,285   $   11,465     $ (35,820)    $ (45,497)
Printing........................      1998         1998       $    33,213   $       660   $        0     $    (660)    $       0

Furniture.......................      1994         1999       $   136,766   $         0   $        0     $       0     $       0
Manufacturing & Production......      1994         1999       $   499,451   $    79,381   $   99,772     $  20,391     $ (17,023)
Telecommunications..............      1994         1999       $    35,338   $     6,642   $    8,030     $   1,388     $  (1,370)
Video Production................      1994         1999       $    82,844   $       845   $    4,262     $   3,417     $    (727)
Agriculture.....................      1995         1999       $    37,934   $         0   $        0     $       0     $       0
Computers.......................      1995         1999       $ 1,902,926   $   324,701   $  267,998     $ (56,703)    $ (45,726)
Manufacturing & Production......      1995         1999       $   153,515   $     4,045   $    5,189     $   1,145     $    (885)
Medical.........................      1995         1999       $   132,951   $     3,102   $    4,302     $   1,200     $    (734)
Printing........................      1995         1999       $   163,911   $     7,469   $    7,797     $     328     $  (1,330)
Retail..........................      1995         1999       $    33,425   $         0   $        0     $       0     $       0
Computers.......................      1996         1999       $ 3,801,570   $   587,657   $  690,917     $ 103,260     $(117,884)
Manufacturing & Production......      1996         1999       $    24,096   $     4,052   $    6,285     $   2,232     $  (1,072)
Telecommunications..............      1996         1999       $   167,339   $    39,719   $   44,185     $   4,467     $  (7,539)
Material Handling...............      1998         1999       $ 3,801,108   $   116,045   $  116,045     $       0     $ (19,799)
Printing........................      1998         1999       $    19,039   $         0   $        0     $       0     $       0
Computers.......................      1995         1999       $    12,799   $       193   $      218     $      25     $     (37)
Computers.......................      1994         1999       $    25,320   $     2,252   $    2,628     $     376     $    (448)
Retail..........................      1994         1999       $    27,117   $     2,922   $    3,184     $     262     $    (543)
Fixtures........................      1994         1999       $    41,088   $       933   $      935     $       2     $    (160)
Computers.......................      1994         1999       $    23,517   $         0   $       29     $      29     $      (5)
M & P...........................      1994         1999       $    18,153   $         0   $        0     $       0     $       0
Computers.......................      1994         1999       $    12,332   $         0   $        0     $       0     $       0
Computers.......................      1994         1999       $    13,898   $         0   $        0     $       0     $       0
Computers.......................      1994         1999       $    41,439   $     1,046   $    2,839     $   1,793     $    (484)
Manufacturing & Production......      1994         1999       $    15,588   $       291   $      291     $       0     $     (50)
Telecommunications..............      1994         1999       $    15,180   $       295   $      293     $      (3)    $     (50)
Furniture.......................      1994         1999       $   351,816   $         1   $        1     $       0     $      (0)
Telecommunications..............      1994         1999       $    24,538   $         0   $      545     $     545     $     (93)
Restaurant......................      1994         1999       $   566,055   $    65,854   $   13,441     $ (52,413)    $  (2,293)
Computers.......................      1994         1999       $    25,681   $     6,182   $    2,979     $  (3,203)    $    (508)
Computers.......................      1994         1999       $    88,556   $         0   $    1,915     $   1,915     $    (327)
M & P...........................      1994         1999       $   362,830   $    55,581   $  138,217     $  82,636     $ (23,582)
M & P...........................      1994         1999       $   101,989   $    20,330   $   29,495     $   9,165     $  (5,032)
M & P...........................      1994         1999       $    10,052   $     2,109   $    1,379     $    (730)    $    (235)
M & P...........................      1994         1999       $    31,269   $     5,149   $    3,589     $  (1,560)    $    (612)
M & P...........................      1994         1999       $    12,409   $     2,042   $    3,281     $   1,239     $    (560)
Manufacturing & Production......      1995         1999       $    27,427   $        (0)  $        0     $       0     $       0
Printing........................      1995         1999       $    30,291   $         0   $        0     $       0     $       0
Printing........................      1995         1999       $    15,345   $     5,199   $        0     $  (5,199)    $       0

                                    TABLE V

                                  (UNAUDITED)

                                                                 TOTAL                                                  FEDERAL
TYPE OF                             YEAR OF       YEAR OF     ACQUISITION    NET BOOK         NET          GAAP         TAXABLE
EQUIPMENT                         ACQUISITION   DISPOSITION     COST(1)      VALUE(2)     PROCEEDS(3)   GAIN (LOSS)   GAIN (LOSS)
---------                         -----------   -----------   -----------   -----------   -----------   -----------   -----------
Printing........................      1995         1999       $    35,003   $     6,991   $    3,607     $  (3,384)    $    (615)
Printing........................      1995         1999       $    24,524   $     2,044   $    1,849     $    (195)    $    (315)
Computers.......................      1995         1999       $   316,006   $    72,902   $   99,350     $  26,448     $ (16,951)
Computers.......................      1995         1999       $   316,006   $    72,902   $   27,808     $ (45,094)    $  (4,745)
Computers.......................      1995         1999       $   316,006   $    72,902   $   44,108     $ (28,794)    $  (7,526)
Computers.......................      1995         1999       $     2,320   $       449   $      399     $     (51)    $     (68)
Computers.......................      1995         1999       $    15,410   $     2,090   $    2,946     $     857     $    (503)
Computers.......................      1995         1999       $    21,055   $     2,467   $    5,619     $   3,152     $    (959)
Computers.......................      1995         1999       $   103,037   $    22,626   $   20,423     $  (2,203)    $  (3,485)
Computers.......................      1995         1999       $   103,037   $    22,626   $   17,132     $  (5,494)    $  (2,923)
Computers.......................      1995         1999       $    14,476   $     3,595   $    2,638     $    (957)    $    (450)
M & P...........................      1995         1999       $    10,950   $     1,696   $    1,407     $    (289)    $    (240)
M & P...........................      1995         1999       $     5,014   $       776   $      669     $    (107)    $    (114)
M & P...........................      1995         1999       $     2,908   $       427   $      295     $    (132)    $     (50)
M & P...........................      1995         1999       $   182,824   $    28,725   $   13,485     $ (15,240)    $  (2,301)
M & P...........................      1995         1999       $     5,873   $       886   $      400     $    (485)    $     (68)
M & P...........................      1995         1999       $    42,095   $     6,493   $    2,693     $  (3,800)    $    (459)
M & P...........................      1995         1999       $   121,599   $    16,642   $   23,000     $   6,358     $  (3,924)
M & P...........................      1995         1999       $   121,599   $    16,643   $   21,313     $   4,670     $  (3,636)
M & P...........................      1995         1999       $    19,402   $     2,655   $    4,019     $   1,364     $    (686)
Manufacturing & Production......      1995         1999       $     5,850   $     1,027   $      967     $     (60)    $    (165)
Manufacturing & Production......      1995         1999       $     5,218   $       917   $      893     $     (24)    $    (152)
Manufacturing & Production......      1995         1999       $     8,281   $     1,406   $    1,374     $     (33)    $    (234)
Manufacturing & Production......      1995         1999       $     4,046   $       710   $      669     $     (41)    $    (114)
Manufacturing & Production......      1995         1999       $     5,588   $       913   $      895     $     (18)    $    (153)
Manufacturing & Production......      1995         1999       $     9,778   $     1,597   $    3,141     $   1,544     $    (536)
Telecommunications..............      1995         1999       $    39,384   $     3,572   $        0     $  (3,572)    $       0
M & P...........................      1995         1999       $     7,877   $     1,220   $    1,045     $    (174)    $    (178)
M & P...........................      1995         1999       $     5,182   $       803   $      672     $    (130)    $    (115)
M & P...........................      1995         1999       $     5,670   $       878   $      690     $    (187)    $    (118)
M & P...........................      1995         1999       $    14,882   $     2,305   $    1,901     $    (404)    $    (324)
M & P...........................      1995         1999       $     4,594   $       674   $      469     $    (205)    $     (80)
Restaurant......................      1995         1999       $   214,686   $    29,357   $   29,975     $     618     $  (5,114)
Computers.......................      1995         1999       $     4,459   $     1,029   $      354     $    (675)    $     (60)
Computers.......................      1995         1999       $     1,495   $       389   $      116     $    (273)    $     (20)
Computers.......................      1995         1999       $     1,485   $       332   $      180     $    (152)    $     (31)
Computers.......................      1995         1999       $     3,934   $       838   $      421     $    (417)    $     (72)
Computers.......................      1995         1999       $     1,382   $       295   $      148     $    (147)    $     (25)
Computers.......................      1995         1999       $     3,990   $       793   $      774     $     (20)    $    (132)
Computers.......................      1995         1999       $     8,529   $     1,634   $    2,006     $     372     $    (342)
Computers.......................      1995         1999       $     1,038   $       209   $       36     $    (173)    $      (6)
Computers.......................      1995         1999       $     1,038   $       209   $      138     $     (71)    $     (24)
Computers.......................      1995         1999       $     1,260   $       254   $      146     $    (108)    $     (25)
Computers.......................      1995         1999       $     1,133   $       229   $      223     $      (6)    $     (38)
Computers.......................      1995         1999       $     1,257   $       254   $      247     $      (7)    $     (42)
Computers.......................      1995         1999       $     1,035   $       209   $      138     $     (71)    $     (24)
Computers.......................      1995         1999       $     1,117   $       225   $      141     $     (84)    $     (24)
Computers.......................      1995         1999       $     1,034   $       209   $      138     $     (71)    $     (24)
Computers.......................      1995         1999       $     1,823   $       368   $      267     $    (101)    $     (46)
Computers.......................      1995         1999       $     1,607   $       307   $      379     $      72     $     (65)
Computers.......................      1995         1999       $     3,988   $       762   $      645     $    (117)    $    (110)
Computers.......................      1995         1999       $   216,772   $    10,180   $   15,468     $   5,289     $  (2,639)

                                    TABLE V

                                  (UNAUDITED)

                                                                 TOTAL                                                  FEDERAL
TYPE OF                             YEAR OF       YEAR OF     ACQUISITION    NET BOOK         NET          GAAP         TAXABLE
EQUIPMENT                         ACQUISITION   DISPOSITION     COST(1)      VALUE(2)     PROCEEDS(3)   GAIN (LOSS)   GAIN (LOSS)
---------                         -----------   -----------   -----------   -----------   -----------   -----------   -----------
Computers.......................      1995         1999       $     8,262   $       426   $      800     $     374     $    (136)
Computers.......................      1995         1999       $   156,801   $     7,925   $   17,888     $   9,963     $  (3,052)
Computers.......................      1995         1999       $    25,475   $     2,703   $    4,000     $   1,297     $    (682)
Computers.......................      1995         1999       $    84,471   $     8,964   $   16,205     $   7,241     $  (2,765)
Computers.......................      1995         1999       $    30,039   $     3,192   $    5,758     $   2,566     $    (982)
Computers.......................      1995         1999       $    56,406   $     5,993   $   11,137     $   5,144     $  (1,900)
Computers.......................      1995         1999       $     1,712   $       346   $      163     $    (183)    $     (28)
Computers.......................      1995         1999       $     1,117   $       225   $       41     $    (184)    $      (7)
Computers.......................      1995         1999       $     1,038   $       275   $      138     $    (137)    $     (24)
Computers.......................      1995         1999       $     4,534   $     1,011   $      666     $    (345)    $    (114)
Computers.......................      1995         1999       $   386,611   $    69,952   $   62,154     $  (7,798)    $ (10,605)
M & P...........................      1995         1999       $     1,066   $       247   $      251     $       3     $     (43)
Printing........................      1995         1999       $     1,071   $       252   $      117     $    (135)    $     (20)
Printing........................      1995         1999       $     1,046   $       211   $      136     $     (75)    $     (23)
Printing........................      1995         1999       $       653   $       132   $      124     $      (8)    $     (21)
Printing........................      1995         1999       $       801   $       162   $      129     $     (32)    $     (22)
Printing........................      1995         1999       $       815   $       164   $      130     $     (35)    $     (22)
Printing........................      1995         1999       $     1,109   $       224   $      141     $     (83)    $     (24)
Printing........................      1995         1999       $     1,976   $       358   $      617     $     259     $    (105)
Printing........................      1995         1999       $     1,138   $       254   $       50     $    (204)    $      (9)
Printing........................      1995         1999       $     1,598   $       289   $   12,889     $  12,600     $  (2,199)
Telecommunications..............      1995         1999       $     1,081   $       195   $      285     $      90     $     (49)
Retail..........................      1995         1999       $   121,497   $         0   $        0     $       0     $       0
Restaurant......................      1995         1999       $   134,614   $    25,235   $   29,508     $   4,273     $  (5,035)
Audio...........................      1995         1999       $    42,338   $         0   $    2,400     $   2,400     $    (409)
Computers.......................      1995         1999       $    22,277   $       749   $      719     $     (30)    $    (123)
Computers.......................      1995         1999       $    14,089   $         0   $        0     $       0     $       0
Computers.......................      1905         1999       $    25,445   $       681   $        0     $    (681)    $       0
Computers.......................      1995         1999       $    13,180   $         0   $        0     $       0     $       0
Computers.......................      1995         1999       $    45,421   $       598   $      146     $    (453)    $     (25)
Computers.......................      1995         1999       $    16,625   $        81   $       81     $       0     $     (14)
Computers.......................      1995         1999       $    37,172   $        12   $      925     $     913     $    (158)
Computers.......................      1995         1999       $    26,446   $        54   $      176     $     122     $     (30)
Computers.......................      1995         1999       $    43,361   $         0   $    1,217     $   1,217     $    (208)
Computers.......................      1995         1999       $    34,556   $       952   $      963     $      11     $    (164)
Computers.......................      1995         1999       $    22,931   $        (0)  $    1,173     $   1,173     $    (200)
Computers.......................      1995         1999       $    11,093   $         0   $       15     $      15     $      (3)
Fixture.........................      1995         1999       $    19,249   $         0   $    1,531     $   1,531     $    (261)
M & P...........................      1995         1999       $     6,837   $         0   $       37     $      37     $      (6)
M & P...........................      1995         1999       $    28,490   $         0   $    2,870     $   2,870     $    (490)
M & P...........................      1995         1999       $    52,753   $    13,109   $   13,578     $     469     $  (2,317)
M & P...........................      1995         1999       $    21,079   $     2,108   $    2,109     $       1     $    (360)
M & P...........................      1995         1999       $    10,959   $       203   $      206     $       3     $     (35)
M & P...........................      1995         1999       $     9,772   $        49   $       49     $       0     $      (8)
Material Handling...............      1995         1999       $    19,973   $         0   $        0     $       0     $       0
Medical.........................      1995         1999       $    40,587   $         0   $        0     $       0     $       0
Medical.........................      1995         1999       $    20,868   $         0   $        3     $       3     $      (0)
Medical.........................      1995         1999       $    17,843   $         0   $        0     $       0     $       0
Medical.........................      1995         1999       $    13,774   $         0   $        0     $       0     $       0
Medical.........................      1995         1999       $    29,369   $         0   $        0     $       0     $       0
Medical.........................      1995         1999       $    36,383   $         0   $      108     $     108     $     (18)
Medical.........................      1995         1999       $    31,437   $         0   $        0     $       0     $       0

                                    TABLE V

                                  (UNAUDITED)

                                                                 TOTAL                                                  FEDERAL
TYPE OF                             YEAR OF       YEAR OF     ACQUISITION    NET BOOK         NET          GAAP         TAXABLE
EQUIPMENT                         ACQUISITION   DISPOSITION     COST(1)      VALUE(2)     PROCEEDS(3)   GAIN (LOSS)   GAIN (LOSS)
---------                         -----------   -----------   -----------   -----------   -----------   -----------   -----------
Medical.........................      1995         1999       $    39,831   $         0   $        0     $       0     $       0
Medical.........................      1995         1999       $    33,233   $         0   $        0     $       0     $       0
Medical.........................      1995         1999       $    21,284   $       942   $    2,854     $   1,912     $    (487)
Medical.........................      1995         1999       $    26,383   $        (0)  $        0     $       0     $       0
Medical.........................      1995         1999       $    10,151   $         0   $        0     $       0     $       0
Medical.........................      1995         1999       $    30,945   $        13   $    1,652     $   1,639     $    (282)
Medical.........................      1995         1999       $    21,394   $       300   $      871     $     571     $    (149)
Medical.........................      1995         1999       $    26,170   $         0   $        0     $       0     $       0
Medical.........................      1995         1999       $    28,983   $         0   $        0     $       0     $       0
Manufacturing & Production......      1995         1999       $    25,979   $         0   $        0     $       0     $       0
Manufacturing & Production......      1995         1999       $    10,164   $         2   $      263     $     261     $     (45)
Manufacturing & Production......      1995         1999       $    35,148   $         0   $       89     $      89     $     (15)
Manufacturing & Production......      1995         1999       $    23,164   $         0   $        0     $       0     $       0
Manufacturing & Production......      1995         1999       $    43,800   $        (0)  $      103     $     104     $     (18)
Manufacturing & Production......      1995         1999       $    29,316   $         0   $        0     $       0     $       0
Office Equipment................      1995         1999       $    37,951   $         0   $        0     $       0     $       0
Retail..........................      1995         1999       $    17,373   $     1,262   $        1     $  (1,261)    $      (0)
Retail..........................      1995         1999       $    44,441   $         0   $        0     $       0     $      (0)
Telecommunications..............      1995         1999       $    11,321   $         0   $        0     $       0     $       0
Telecommunications..............      1995         1999       $    36,167   $        30   $      867     $     837     $    (148)
Telecommunications..............      1995         1999       $    16,277   $         0   $    7,059     $   7,059     $  (1,204)
Telecommunications..............      1995         1999       $     9,953   $       307   $        0     $    (307)    $       0
M & P...........................      1995         1999       $    25,752   $     8,668   $    9,680     $   1,012     $  (1,652)
M & P...........................      1995         1999       $    21,432   $     7,618   $    8,559     $     942     $  (1,460)
Retail..........................      1995         1999       $   124,946   $        95   $      508     $     413     $     (87)
Restaurant......................      1995         1999       $    41,426   $         0   $        0     $       0     $       0
Computers.......................      1996         1999       $    88,930   $    18,549   $    9,000     $  (9,549)    $  (1,536)
Computers.......................      1996         1999       $    19,032   $     4,486   $    1,046     $  (3,440)    $    (179)
Computers.......................      1996         1999       $   124,579   $    29,117   $        0     $ (29,117)    $       0
Computers.......................      1996         1999       $   626,615   $   115,317   $  145,953     $  30,636     $ (24,902)
Furniture.......................      1996         1999       $    75,691   $     7,785   $   24,318     $  16,533     $  (4,149)
M & P...........................      1996         1999       $    11,819   $     9,137   $   11,819     $   2,682     $  (2,017)
M & P...........................      1996         1999       $   129,226   $    14,503   $   17,719     $   3,216     $  (3,023)
M & P...........................      1996         1999       $    25,347   $     2,914   $    6,543     $   3,628     $  (1,116)
M & P...........................      1996         1999       $   437,254   $    62,508   $   80,129     $  17,621     $ (13,671)
Telecommunications..............      1996         1999       $   144,827   $    17,391   $   30,747     $  13,356     $  (5,246)
Printing........................      1996         1999       $    25,566   $     3,504   $        0     $  (3,504)    $       0
Telecommunications..............      1996         1999       $ 3,709,436   $ 1,084,255   $1,160,332     $  76,077     $(197,975)
Telecommunications..............      1996         1999       $ 1,448,798   $   601,061   $  647,290     $  46,229     $(110,440)
Telecommunications..............      1996         1999       $   479,613   $   270,551   $  285,120     $  14,569     $ (48,647)
Telecommunications..............      1996         1999       $ 1,446,711   $   470,054   $  491,851     $  21,797     $ (83,919)
Telecommunications..............      1996         1999       $ 1,194,614   $   585,711   $  620,669     $  34,958     $(105,898)
Telecommunications..............      1996         1999       $   821,135   $   271,192   $  300,742     $  29,550     $ (51,312)
Telecommunications..............      1996         1999       $    14,277   $       761   $      978     $     217     $    (167)
Telecommunications..............      1997         1999       $    46,349   $     8,384   $   16,768     $   8,384     $  (2,861)
Telecommunications..............      1997         1999       $   218,545   $   140,426   $  170,357     $  29,931     $ (29,066)
Printing........................      1997         1999       $    54,194   $        (0)  $        0     $       0     $       0
Printing........................      1997         1999       $     4,993   $       189   $      191     $       2     $     (33)
Telecommunications..............      1997         1999       $   146,997   $    33,095   $   56,384     $  23,289     $  (9,620)
Medical.........................      1997         1999       $    16,213   $         7   $      736     $     729     $    (126)
Printing........................      1998         1999       $    17,641   $         6   $       84     $      77     $     (14)
Restaurant......................      1998         1999       $    27,916   $         0   $        0     $       0     $       0

                                      B-44

                                    TABLE V

                                  (UNAUDITED)


                                                                 TOTAL                                                  FEDERAL
TYPE OF                             YEAR OF       YEAR OF     ACQUISITION    NET BOOK         NET          GAAP         TAXABLE
EQUIPMENT                         ACQUISITION   DISPOSITION     COST(1)      VALUE(2)     PROCEEDS(3)   GAIN (LOSS)   GAIN (LOSS)
---------                         -----------   -----------   -----------   -----------   -----------   -----------   -----------
Computers.......................      1995         1999       $    13,160   $         0   $        0     $       0     $       0
Computers.......................      1995         1999       $    30,342   $         0   $        0     $       0     $       0

------------------------------

(1) Acquisition cost includes Acquisition Fee

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

(4) Federal Taxable Gain (Loss) information not yet available for 1999.

                                    TABLE V

           SALES OR DISPOSITIONS OF EQUIPMENT--PRIOR PUBLIC PROGRAMS

                                  (UNAUDITED)

    The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P. Seven for the three years ended December 31, 1999. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                                  TOTAL                                                 FEDERAL
TYPE OF                              YEAR OF       YEAR OF     ACQUISITION    NET BOOK        NET          GAAP         TAXABLE
EQUIPMENT                          ACQUISITION   DISPOSITION     COST(1)      VALUE(2)    PROCEEDS(3)   GAIN (LOSS)   GAIN (LOSS)
---------                          -----------   -----------   -----------   ----------   -----------   -----------   -----------
Construction.....................     1996          1997       $   50,702    $   47,778   $        0    $  (47,778)   $         0
Computers........................     1996          1997       $2,048,220    $1,660,987   $1,774,347    $   18,900    $         0
Telecommunications...............     1996          1997       $   52,104    $   13,681   $   22,837    $        0    $   (23,396)
Vessels..........................     1997          1997       $9,561,865    $4,154,528   $5,864,138    $1,709,610    $ 2,448,874

Computers........................     1996          1998       $  977,492    $   71,299   $   92,059    $   20,760    $  (343,764)
Fixture..........................     1996          1998       $  598,654    $      289   $      289    $        0    $         0
Material Handling................     1996          1998       $4,691,459    $3,443,875   $3,992,681    $  548,806    $ 1,214,939
Telecommunications...............     1996          1998       $3,190,537    $  881,952   $  991,695    $  109,743    $   187,918
Telecommunications...............     1997          1998       $   82,378    $   56,553   $   22,593    $  (33,960)   $   (63,983)
Fixture..........................     1998          1998       $  291,620    $  284,022   $        0    $ (284,022)   $         0

Audio............................     1996          1999       $   53,561    $   34,837   $   34,000    $     (837)   $   (27,940)
Computers........................     1996          1999       $3,558,330    $  478,483   $  647,015    $  168,532    $  (531,702)
Computers........................     1996          1999       $    1,666    $      244   $      362    $      118    $      (297)
Computers........................     1996          1999       $   16,893    $    1,751   $    8,639    $    6,888    $    (7,099)
Computers........................     1996          1999       $   18,489    $    1,318   $    9,636    $    8,318    $    (7,919)
Computers........................     1996          1999       $   50,926    $    7,084   $   24,280    $   17,196    $   (19,952)
Computers........................     1996          1999       $   13,893    $    2,391   $    6,338    $    3,948    $    (5,209)
Computers........................     1996          1999       $    5,930    $      290   $       59    $     (232)   $       (48)
Computers........................     1996          1999       $    2,512    $      491   $      384    $     (108)   $      (315)
Computers........................     1996          1999       $    2,512    $      351   $      399    $       47    $      (328)
Computers........................     1996          1999       $    2,388    $      327   $      382    $       55    $      (314)
Computers........................     1996          1999       $    5,107    $      690   $        0    $     (690)   $         0
Computers........................     1996          1999       $   10,727    $    1,449   $       50    $   (1,399)   $       (41)
Computers........................     1996          1999       $    7,142    $      963   $    1,123    $      160    $      (923)
Telecommunications...............     1996          1999       $  439,385    $   59,516   $    8,939    $  (50,577)   $    (7,346)
Telecommunications...............     1996          1999       $  476,718    $  253,519   $  264,888    $   11,370    $  (217,679)
Telecommunications...............     1996          1999       $   39,469    $    8,959   $      300    $   (8,659)   $      (247)
Telecommunications...............     1997          1999       $   10,373    $    1,563   $      721    $     (842)   $      (593)
Telecommunications...............     1997          1999       $  235,938    $  191,900   $  154,040    $  (37,860)   $  (126,586)

------------------------------

(1) Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

(4) Federal Taxable Gain (Loss) information not yet available for 1999.

                                    TABLE VI

                ACQUISITION OF EQUIPMENT--PRIOR PUBLIC PROGRAMS

                                  (UNAUDITED)

    The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series A at December 31, 1999


ORIGINAL LESSEE                                                             DATE         TOTAL           CASH       ACQUISITION
OR EQUIPMENT USER                   LOCATION            EQUIPMENT        PURCHASED    FINANCING(1)   EXPENDED(2)      COST(3)
-----------------               -----------------   ------------------   ----------   ------------   ------------   -----------
Campbell Soup Company.........  Sacramento, CA      Computers                Sep-91    $        0     $   27,411    $   27,411
Center For The Media Arts.....  New York, NY        Audio Visual             Nov-88             0        377,126       377,126
Center For The Media Arts.....  New York, NY        Audio Visual             Mar-90             0         82,204        82,204
Chesebrough Ponds.............  Westport, CT        Material Handling        Jun-88        23,058          4,475        27,533
Chesebrough Ponds.............  Westport, CT        Material Handling        Jun-88             0         54,508        54,508
Ciba-Geigy Corp...............  Greensboro, NC      Copiers                  Sep-91             0         49,081        49,081
Ciba-Geigy Corp...............  Greensboro, NC      Computers                Sep-91             0         74,389        74,389
Ciba-Geigy Corp...............  Summit, NJ          Computers                Sep-91             0         39,459        39,459
Corporate Mailings, Inc.......  Whippany, NJ        Office Copier            Jun-88       130,113         29,440       159,553
Data Broadcasting               Vienna, VA          Computers                Jun-90       771,520         56,283       827,803
  Corporation.................
Doran & Doran PC..............  Ames, IA            Medical                  Jun-88        25,642          4,115        29,757
First Boston Corp.............  New York, NY        Copiers                  Feb-89        73,438          8,475        81,913
First Hudson Equipment Leasing
  Corp........................  White Plains, NY    Computer                 Jun-88             0         75,224        75,224
Godiva Chocolatier, Inc.......  Reading, PA         Computers                Sep-91             0         32,561        32,561
Gould, Inc....................  Ft. Lauderdale,     Office Copier            Jun-88        34,982         14,857        49,839
                                FL
Hospital Authority Of           Lawrenceville, GA   Medical                  Jun-88        49,274          7,117        56,391
  Gwinnett....................
Ingalls Same Day Surgery......  Tinley Park, IL     Medical                  Jun-88        71,572          9,490        81,062
Ingersoll-Rand Company........  Mayfield, KY        Copiers                  Sep-91             0        117,238       117,238
Intelligent Light.............  Fairlawn, NJ        Computers                Jun-88        46,131          7,662        53,793
Internal Revenue Service......  Philadelphia, PA    Office Equipment         May-89             0         83,114        83,114
Ivan C. Namihas MD............  Las Vegas, NV       Medical                  Jun-88             0         29,784        29,784
L & H Abstracts...............  White Plains, NY    Telecommunications       Jul-89             0         41,229        41,229
Laclede Steel Company.........  St. Louis, MO       Computers                Jun-89        69,618          2,513        72,131
Ladera Heights Hospital.......  Los Angeles, CA     Computers                May-89             0        271,415       271,415
Liverpool Blueprint, Inc......  Liverpool, NY       Commercial Copier        May-89             0        114,048       114,048
Liverpool Blueprint, Inc......  Liverpool, NY       Reprographics            Jul-93             0         53,149        53,149
Marvin Sugarman Productions...  Valencia, CA        Audio Visual             Aug-90       179,379          4,617       183,996
Massachusetts General Life....  Englewood, CO       Computers                Dec-89       327,971         19,220       347,191
Mcginn Tool & Engineering       Franklin, IN        Manufacturing &          Jun-95             0         27,000        27,000
  Co..........................                      Production
Medical Center Of               Independence, MO    Medical                  Jun-88        59,838          8,192        68,030
  Independence................
New York Telephone............  New York, NY        Copiers                  Jun-88       173,024         32,155       205,179
Newark Beth Israel Medical      Newark, NJ          Medical                  Sep-91             0         40,556        40,556
  Ctr.........................
Pandick Technologies, Inc.....  New York, NY        Office Copier            Jun-88       184,910         44,661       229,571
Payless Cashways/Parctec......  New York, NY        Retail                   Dec-93       141,791          7,365       149,156
Professional Blueprinters.....  Norfolk, VA         Commercial Copier        Mar-89             0        120,682       120,682
Quality Plants................  Manorville, NY      Agriculture              May-89             0         37,991        37,991
Rainbow Abstracts.............  White Plains, NY    Office Copier            Jul-88             0        107,503       107,503
Ralph's Foods.................  Edroy, TX           Printing                 May-89             0         83,027        83,027
Richman Gordman Stores, Inc...  Omaha, NE           Retail                   Dec-90       172,690         25,823       198,513
Richman Gordman Stores, Inc...  Omaha, NE           Retail                   Dec-93             0         39,887        39,887
Ridgebury Equestrian Center...  New Hampton, NY     Agriculture              Sep-88             0         27,968        27,968
S.J.C. Video Corporation......  Valencia, CA        Video Production         Aug-90             0        341,796       341,796
Santangelo dba Valley           Derby, CT           Agriculture              Dec-88             0         31,425        31,425
  Shopping....................
Sparta, Inc...................  La Jolla, CA        Computer                 Jun-88        33,587          7,593        41,180
Stamford Lithographics........  Stamford, CT        Printing                 Feb-89             0         50,258        50,258
Staten Island Ob & Gyn          Staten Island, NY   Medical                  Jun-88             0         26,215        26,215
  Assoc.......................
Taco Amigo....................  Audubon, NJ         Restaurant               Mar-89             0        103,459       103,459

                                    TABLE VI

                                  (UNAUDITED)

ORIGINAL LESSEE                                                             DATE         TOTAL           CASH       ACQUISITION
OR EQUIPMENT USER                   LOCATION            EQUIPMENT        PURCHASED    FINANCING(1)   EXPENDED(2)      COST(3)
-----------------               -----------------   ------------------   ----------   ------------   ------------   -----------
Texas Instruments, Inc........  Dallas, TX          Computers                Jun-88    $  175,382     $   35,954    $  211,336
The Guardian Life Insurance
  Company.....................  Spokane, WA         Office Copier            Jun-88       221,181         46,190       267,371
Triangle Reproductions,         Houston, TX         Commercial Copier        Dec-90             0         74,677        74,677
  Inc.........................
Tucker Anthony................  New York, NY        Office Copier            Jun-88        22,813          7,083        29,896
V. Bruce Mccord...............  Gardiner, NY        Agriculture              Sep-88             0         36,139        36,139
Wakefern Food Corp............  Elizabeth, NJ       Office Copier            Jun-88        41,749         22,756        64,505
William F. Hineser Dpm,         Arvada, CO          Medical                  Jun-88             0         25,695        25,695
  P.C.........................
                                Total Equipment transactions less than $25,000.....       266,061      1,385,490     1,651,551
                                                                                       ----------     ----------    ----------
                                                                                       $3,295,724     $4,487,744    $7,783,468
                                                                                       ==========     ==========    ==========

------------------------------

(1) This is the financing at the date of acquisition.

(2) Cash expended is equal to cash paid plus amounts payable on equipment purchases at December 31, 1999

(3) Total acquisition cost is equal to the contractual purchase price plus acquisition fee.

                                    TABLE VI

                ACQUISITION OF EQUIPMENT--PRIOR PUBLIC PROGRAMS

                                  (UNAUDITED)

    The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series B at December 31, 1999


ORIGINAL LESSEE                                                                          DATE         TOTAL           CASH
OR EQUIPMENT USER                     LOCATION                   EQUIPMENT            PURCHASED    FINANCING(1)   EXPENDED(2)
-----------------              -----------------------   --------------------------   ----------   ------------   ------------
A & E Reprographics &          Memphis, TN               Reprographics                    Jan-90   $         0    $   102,003
  Supply.....................
A Action Rental, Inc.........  Pittsburg, PA             Environmental Equipment          Sep-91             0         45,514
Ad Art Design Co., Inc.......  Gaitherburg, MD           Computers                        Aug-94             0         26,405
Adams Optics.................  Athens, GA                Furniture                        Jun-90             0         26,278
Advance Waste................  Mableton, GA              Sanitation                       Dec-91             0         24,282
Aladdin Carpet Cleaning &      Huntington Bch, CA        Manufacturing & Production       May-95             0         28,292
  Rest.......................
Alan Williams & Associates...  N. Hollywood, CA          Computers                        Jun-95             0         40,975
Aluminum Company of            Pittsburgh, PA            Computers                        Dec-89             0        107,733
  America....................
American Disposal, Inc.......  Palmyra, PA               Front Load Containers            Sep-91             0         57,847
American Senior Citizens       Orlando, FL               Computers                        Jul-90             0         54,290
  Alliance...................
American Senior Citizens       Orlando, FL               Telecommunications               Aug-90             0         56,219
  Alliance...................
AP Propane, Inc..............  King Of Prussia, PA       Computers                        Nov-90       352,251         43,294
AP Propane, Inc..............  King Of Prussia, PA       Computers                        Nov-90     1,216,935        115,673
AP Propane, Inc..............  King Of Prussia, PA       Computers                        Nov-90       458,472         43,819
Ascom                          Bronx, NY                 Telecommunications               Apr-94             0         36,547
  Communications, Inc........
Assix International, Inc.....  Tampa, MA                 Computers                        Nov-89       192,258         20,187
Assix International, Inc.....  Tampa, FL                 Furniture                        Nov-89             0         75,299
B & D Hauling, Inc...........  Columbus, OH              Front Load Containers            Sep-91             0         51,268
B & P Refuse                   Manassas, VA              Containers & Carts               Jul-90             0         47,913
  Disposal, Inc..............
Badalaty, DMD Madeline M.....  Ocean Township, NJ        Medical                          Oct-90             0         25,882
Ballingers USA, Inc..........  New York, NY              Furniture                        May-92             0        188,807
Barry S. Kaplan Md Pa........  Miami, FL                 Computers                        Jun-95             0         35,313
Bell Telephone of              Pittsburgh, PA            Office Equipment                 Oct-89             0         85,048
  Pennsylvania...............
Bendor Corp..................  Dallas, TX                Fixture                          Dec-90        24,599          3,048
BJ's Kountry Kitchen.........  Fresno, CA                Restaurant Equipment             Jun-91             0         60,255
Blispak, Inc.................  Whippany, NJ              Manufacturing & Production       Aug-90             0        125,371
Bluebonnet Milling Company...  Ardmore, OK               Material Handling                Dec-90        34,378          3,014
BOC, Inc.....................  Murray Hill, NJ           Computers                        Sep-89       178,212         36,246
Bowers Sanitation............  Vickery, OH               Sanitation                       Dec-91             0         32,682
Braintec Corporation.........  Irvine, CA                Computers                        Apr-95             0         27,291
Brenlar Investments, Inc.....  Novaro, CA                Furniture                        Oct-94             0        303,000
Bull Run Metal Fabricators...  Powel, TN                 Manufacturing & Production       Mar-90             0         31,129
Buntastic, Inc...............  Savannah, GA              Restaurant Equipment             Dec-90        36,986          2,989
Business Application           Costa Mesa, CA            Furniture                        Dec-90             0         29,806
  Soures.....................
Cal Rentals & Sales, Inc.....  Pittsburg, PA             Construction                     Jun-91             0         24,724
Captain Cookie Company.......  Shreveport, LA            Restaurant Equipment             Jun-90             0         26,305
Card Brothers                  Merrill, MI               Computers                        Dec-90        55,570          4,943
  Equipment, Inc.............
Career Systems, Inc..........  Knoxville, TN             Computers                        Mar-90             0         26,489
Centran Mississippi Farm.....  Vicksburg, MS             Agriculture                      Sep-90             0        126,048
Channel 17 Associates Ltd....  Birmingham, AL            Video Production                 Sep-92             0        104,457
Channel 17 Associates Ltd....  Birmingham, AL            Video Production                 Sep-92             0        278,333
Channel 17 Associates Ltd....  Birmingham, AL            Telecommunications               Sep-92             0         64,731
Channel 17 Associates,         Birmingham, AL            Audio Equipment                  Aug-93             0        128,455
  Ltd........................
Chester Wojda................  Zephyrhills, FL           Material Handling                Oct-95             0         26,533
Chris & John's Auto            Milwaukie, OR             Material Handling                Dec-90        43,082          3,740
  Body, Inc..................



ORIGINAL LESSEE                ACQUISITION
OR EQUIPMENT USER                COST(3)
-----------------              -----------
A & E Reprographics &          $   102,003
  Supply.....................
A Action Rental, Inc.........       45,514
Ad Art Design Co., Inc.......       26,405
Adams Optics.................       26,278
Advance Waste................       24,282
Aladdin Carpet Cleaning &           28,292
  Rest.......................
Alan Williams & Associates...       40,975
Aluminum Company of                107,733
  America....................
American Disposal, Inc.......       57,847
American Senior Citizens            54,290
  Alliance...................
American Senior Citizens            56,219
  Alliance...................
AP Propane, Inc..............      395,545
AP Propane, Inc..............    1,332,608
AP Propane, Inc..............      502,291
Ascom                               36,547
  Communications, Inc........
Assix International, Inc.....      212,445
Assix International, Inc.....       75,299
B & D Hauling, Inc...........       51,268
B & P Refuse                        47,913
  Disposal, Inc..............
Badalaty, DMD Madeline M.....       25,882
Ballingers USA, Inc..........      188,807
Barry S. Kaplan Md Pa........       35,313
Bell Telephone of                   85,048
  Pennsylvania...............
Bendor Corp..................       27,648
BJ's Kountry Kitchen.........       60,255
Blispak, Inc.................      125,371
Bluebonnet Milling Company...       37,391
BOC, Inc.....................      214,459
Bowers Sanitation............       32,682
Braintec Corporation.........       27,291
Brenlar Investments, Inc.....      303,000
Bull Run Metal Fabricators...       31,129
Buntastic, Inc...............       39,975
Business Application                29,806
  Soures.....................
Cal Rentals & Sales, Inc.....       24,724
Captain Cookie Company.......       26,305
Card Brothers                       60,513
  Equipment, Inc.............
Career Systems, Inc..........       26,489
Centran Mississippi Farm.....      126,048
Channel 17 Associates Ltd....      104,457
Channel 17 Associates Ltd....      278,333
Channel 17 Associates Ltd....       64,731
Channel 17 Associates,             128,455
  Ltd........................
Chester Wojda................       26,533
Chris & John's Auto                 46,822
  Body, Inc..................

                                      B-49

                                    TABLE VI

                                  (UNAUDITED)

ORIGINAL LESSEE                                                                          DATE         TOTAL           CASH
OR EQUIPMENT USER                     LOCATION                   EQUIPMENT            PURCHASED    FINANCING(1)   EXPENDED(2)
-----------------              -----------------------   --------------------------   ----------   ------------   ------------
Chrysler Motor Corp..........  Highland, MI              Computers                        Mar-91   $ 2,039,527    $   649,217
Ciba-Geigy...................  Ardsley, NY               Computers                        Sep-89       123,897          9,984
Circuit Wise, Inc............  North Haven, CT           Manufacturing & Production       Jan-91             0        108,613
Circuit Wise, Inc............  North Haven, CT           Manufacturing & Production       Jan-95             0         50,110
CIS Corp.....................  College Park, GA          Telecommunications               Mar-97             0        822,592
Clark Bagels Inc.............  Clark, NJ                 Fixture                          Apr-95             0         27,790
Clear Film Printing, Inc.....  Kaufman, TX               Printing                         Sep-89             0         26,000
Coastal Blue, Inc............  San Juan Capistrano, CA   Copiers                          Nov-89             0        130,000
Colorgraphics of               Phoenix, AZ               Reprographics                    Dec-90        48,787          4,289
  Arizona, Inc...............
Concord Chrysler Plymouth....  Concord, MA               Manufacturing & Production       Jun-93             0         26,401
Consolidated Waste             Washington, DC            Sanitation                       Jun-90             0         31,990
  Ind., Inc.,................
Criterion Labs, Inc..........  San Jose, CA              Manufacturing & Production       Mar-95             0         37,594
D & V Carting................  Wellington, FL            Sanitation                       Dec-91             0         28,137
Dalane Machining, Inc........  Tampa, FL                 Material Handling                Jul-92             0         30,692
Dalla Corte Lumber, Inc......  Stafford Spring, CT       Manufacturing & Production       Jul-90             0         28,875
Data Broadcasting Corp.......  Vienna, VA                Satellite Dishes                 Jun-90       771,520         56,283
Days Inn Motel...............  Orlando, FL               Telecommunications               Dec-90        65,891          5,409
Dennis Owens Dba.............  Dekalb, IL                Manufacturing & Production       Apr-95             0         28,253
Dow Chemical Company.........  Midland, MI               Manufacturing & Production       Aug-90       612,686        187,631
Dr. Alexander A. Tocher, MD..  Millerplace, NY           Furniture                        Jun-90             0         56,460
Dr. Peter Williams...........  Brooklyn, NY              Medical                          Nov-89             0         25,919
Dr. Ronald C. Pluese.........  Boca Raton, FL            Medical                          Jun-90             0         41,659
Dr. Travis A. Gresham........  Bonita Springs, FL        Medical                          Jun-90             0         28,408
DSC Corporate                  Plano, TX                 Computers                        Jun-90       934,676        476,765
  Services, Inc..............
Durand's Meat & Grocery        Youngsville, LA           Computers                        Sep-90             0         27,391
  Co., Inc...................
East Tennessee Warehousing...  Ooltewah, TN              Material Handling                Apr-90             0        135,655
Edward Lewis and Sons........  Mineola, NY               Furniture                        Sep-89             0         25,392
EPI Technologies, Inc........  Richardson, TX            Medical                          May-90             0        168,516
Expedi Printing, Inc.........  New York, NY              Manufacturing & Production       Jun-90             0         32,435
Express Food Stores, Inc.....  Flagstaff, AZ             Restaurant Equipment             Dec-90        28,595          2,759
First Coast Paralegal          Jacksonville Beach, FL    Computers                        Sep-90             0         46,267
  Clinic.....................
FMC Corporation..............  Chicago, IL               Computers                        Nov-90       326,531         41,141
Ford Motor Company...........  Dearborn, MI              Computers                        Feb-91       194,951         32,193
Fred Meyer, Inc..............  Portland, OR              Computers                        Sep-90     1,288,916        130,877
Fred Meyer, Inc..............  Portland, OR              Retail                           Sep-90     2,274,335        300,261
Fred Meyer, Inc..............  Portland, OR              Computers                        Oct-90     1,134,269        149,549
Fred Meyer, Inc..............  Portland, OR              Computers                        Oct-90     2,767,380        351,826
Fred Meyer, Inc..............  Portland, OR              Retail                           Oct-90       585,706         59,424
Fred Meyer, Inc..............  Portland, OR              Retail                           Oct-90       101,709         12,845
Fred Meyer, Inc..............  Portland, OR              Computers                        Jun-94       475,927        193,466
Fred Meyer, Inc..............  Portland, OR              Computers                        Jun-94       271,472        116,806
Frymaster Corporation........  Shrevport, LA             Copiers                          Feb-91             0         40,840
Gary Baldwin.................  Dallas, TX                Agriculture                      Apr-90             0         26,036
Gaton St. Clement Corp.......  Chavin, LA                Point Of Sale Registers          Jul-90             0         27,679
GE Plastics..................  Pittsfield, MA            Copiers                          Sep-89        45,069          5,579
GE Plastics..................  Pittsfield, FL            Furniture                        Dec-89             0         31,376
GE Plastics..................  Pittsfield, MA            Furniture                        May-90        91,362         14,539
GE Plastics..................  Pittsfield, MA            Telecommunications               May-90        29,988          4,862
Gem City Engineering Co......  Dayton, OH                Electrical                       Dec-90             0         68,755
Goshen Crossing Mobile.......  Gaithersburg, MD          Material Handling                Jul-90             0         26,219
Greystone Drugs, Inc.........  Bronx, NY                 Fixture                          Jan-95             0         28,449
Harlan M. Kretch Dba.........  Mankato, MN               Manufacturing & Production       Nov-95             0         31,312



ORIGINAL LESSEE                ACQUISITION
OR EQUIPMENT USER                COST(3)
-----------------              -----------
Chrysler Motor Corp..........  $ 2,688,744
Ciba-Geigy...................      133,882
Circuit Wise, Inc............      108,613
Circuit Wise, Inc............       50,110
CIS Corp.....................      822,592
Clark Bagels Inc.............       27,790
Clear Film Printing, Inc.....       26,000
Coastal Blue, Inc............      130,000
Colorgraphics of                    53,076
  Arizona, Inc...............
Concord Chrysler Plymouth....       26,401
Consolidated Waste                  31,990
  Ind., Inc.,................
Criterion Labs, Inc..........       37,594
D & V Carting................       28,137
Dalane Machining, Inc........       30,692
Dalla Corte Lumber, Inc......       28,875
Data Broadcasting Corp.......      827,803
Days Inn Motel...............       71,300
Dennis Owens Dba.............       28,253
Dow Chemical Company.........      800,317
Dr. Alexander A. Tocher, MD..       56,460
Dr. Peter Williams...........       25,919
Dr. Ronald C. Pluese.........       41,659
Dr. Travis A. Gresham........       28,408
DSC Corporate                    1,411,441
  Services, Inc..............
Durand's Meat & Grocery             27,391
  Co., Inc...................
East Tennessee Warehousing...      135,655
Edward Lewis and Sons........       25,392
EPI Technologies, Inc........      168,516
Expedi Printing, Inc.........       32,435
Express Food Stores, Inc.....       31,354
First Coast Paralegal               46,267
  Clinic.....................
FMC Corporation..............      367,673
Ford Motor Company...........      227,144
Fred Meyer, Inc..............    1,419,794
Fred Meyer, Inc..............    2,574,596
Fred Meyer, Inc..............    1,283,818
Fred Meyer, Inc..............    3,119,206
Fred Meyer, Inc..............      645,130
Fred Meyer, Inc..............      114,554
Fred Meyer, Inc..............      669,394
Fred Meyer, Inc..............      388,278
Frymaster Corporation........       40,840
Gary Baldwin.................       26,036
Gaton St. Clement Corp.......       27,679
GE Plastics..................       50,648
GE Plastics..................       31,376
GE Plastics..................      105,901
GE Plastics..................       34,850
Gem City Engineering Co......       68,755
Goshen Crossing Mobile.......       26,219
Greystone Drugs, Inc.........       28,449
Harlan M. Kretch Dba.........       31,312

                                      B-50

                                    TABLE VI

                                  (UNAUDITED)

ORIGINAL LESSEE                                                                          DATE         TOTAL           CASH
OR EQUIPMENT USER                     LOCATION                   EQUIPMENT            PURCHASED    FINANCING(1)   EXPENDED(2)
-----------------              -----------------------   --------------------------   ----------   ------------   ------------
Harnischfeger Industries.....  Pensacola, FL             Medical                          Dec-90   $         0    $    44,148
Harnischfeger Industries.....  Brookfield, WI            Computers                        Oct-92        79,557              0
Henry Guzmah.................  Fountain Valley, CA       Furniture                        Jun-91             0         26,005
Hexcel Corp..................  Dublin, CA                Computers                        Nov-90       566,036         76,534
HMS Property Management        Beachwood, OH             Furniture                        Jul-90             0         34,265
  Group......................
Hometown Buffet, Inc.........  San Diego, CA             Restaurant                       Feb-95             0        618,000
Hughes Aircraft Company......  Los Angeles, CA           Computers                        Apr-90        37,907        502,692
Imperial Plastics, Inc.......  Lakeville, MN             Manufacturing & Production       Aug-90             0        530,400
Indy Pro Audio Production      Indianapolis, IN          Manufacturing & Production       Aug-95             0         35,155
  Srvc.......................
Institutional Laundry          Lakewood, NJ              Manufacturing & Production       May-95             0         39,006
  Services...................
International Business         St. Louis, MO             Computers                        Feb-90             0         28,642
  Software...................
International                  Grand Haven, MI           Material Handling                Dec-90        28,688          2,540
  Tollers, Inc...............
Iowa Electric Light &          Cedar Rapids, IA          Computers                        Nov-90             0         42,714
  Power Co...................
J & M Enterprises, Inc.......  Fletcher, OH              Manufacturing & Production       Mar-94             0         27,927
J & P Party Supply...........  Garden City Park, NY      Computers                        Oct-90             0         26,174
J. K. & Susie L. Wadley......  Dallas, TX                Medical                          Apr-90             0        140,608
JGQ Corp.....................  Medina, OH                Computers                        Aug-90             0         26,000
Jim Malhart Piano &            Mcallen, TX               Computers                        May-90             0         69,222
  Organ Co...................
Joe Ledbetter................  Visalia, CA               Material Handling                Dec-90        81,012          6,659
Joel Rubenstein MD PhD.......  Reno, NV                  Medical                          Feb-91             0        527,280
Joseph A Seagrams &            New York, NY              Telecommunications               May-90        67,199          6,068
  Sons, Inc..................
Joseph A Seagrams &            New York, NY              Computers                        Oct-90        68,287          8,086
  Sons, Inc..................
Joseph L. Taylor.............  Las Vegas, NV             Computers                        Apr-95             0         26,752
K-Jon, Inc...................  Lake Charles, LA          Restaurant Equipment             Jun-90             0         29,620
K & M Fashion, Inc...........  South Gate, CA            Retail                           Oct-90             0         44,385
Ken Davis....................  Watertown, MA             Manufacturing & Production       Sep-89             0         42,659
Kimberling Inn, Inc..........  Kimberling City, MO       Computers                        Dec-90        23,230          1,884
L. Cade Havard...............  Plano, TX                 Computers                        Jul-90             0         25,795
Lageroza, Inc................  Atlantic City, NJ         Computers                        Sep-90             0         25,549
Lee's Famous Recipe Country    Muskegon, MI              Restaurant Equipment             Dec-90       100,200          8,995
  Chicken....................
Legal Arts...................  Dallas, TX                Reprographics                    Feb-90             0         85,280
Letap of St. George, Inc.....  St. George, SC            Furniture                        Jan-91             0        239,742
Liberty Collection             Antamonte Springs, FL     Computers                        Dec-90        42,434          3,495
  Bureau, Inc................
Logic Automation, Inc........  Beauerton, OR             Computers                        Jul-90             0        249,135
Lorelei Productions, Inc.....  Sevierville, TN           Video Production                 Apr-90             0         26,174
Louisiana Interests Inc Dba    New Orleans, LA           Restaurant Equipment             Dec-95             0         36,672
  Oz.........................
Lusk Onion, Inc..............  Clovis, NM                Manufacturing & Production       Dec-90        37,414          2,956
M.J.M. Research, Inc.........  Mission, KS               Computers                        Apr-96             0         52,676
Maddox Resources, Inc........  Riverbank, CA             Restaurant                       May-96             0         49,262
Madison Auto Body              Madison, NJ               Automotive                       Apr-95             0         44,157
  Shop Inc...................
Main Street Cafe.............  Medina, OH                Point Of Sale Registers          Aug-90             0         26,000
Maxtor Corp..................  San Jose, CA              Computers                        Feb-91       233,149         32,500
McCaw-Benzi Insurnace          Greenville, TX            Computers                        Dec-90        33,922          2,845
  Agency.....................
Medfone Nationwide, Inc......  Wantagh, NY               Telecommunications               Feb-91             0         52,499
Medical Home Health, Inc.....  Sallisaw, OK              Telecommunications               Mar-94             0         28,233
Melhart Piano................  McAllen, TX               Network System                   May-90             0         69,222



ORIGINAL LESSEE                ACQUISITION
OR EQUIPMENT USER                COST(3)
-----------------              -----------
Harnischfeger Industries.....  $    44,148
Harnischfeger Industries.....       79,557
Henry Guzmah.................       26,005
Hexcel Corp..................      642,571
HMS Property Management             34,265
  Group......................
Hometown Buffet, Inc.........      618,000
Hughes Aircraft Company......      540,599
Imperial Plastics, Inc.......      530,400
Indy Pro Audio Production           35,155
  Srvc.......................
Institutional Laundry               39,006
  Services...................
International Business              28,642
  Software...................
International                       31,228
  Tollers, Inc...............
Iowa Electric Light &               42,714
  Power Co...................
J & M Enterprises, Inc.......       27,927
J & P Party Supply...........       26,174
J. K. & Susie L. Wadley......      140,608
JGQ Corp.....................       26,000
Jim Malhart Piano &                 69,222
  Organ Co...................
Joe Ledbetter................       87,672
Joel Rubenstein MD PhD.......      527,280
Joseph A Seagrams &                 73,266
  Sons, Inc..................
Joseph A Seagrams &                 76,373
  Sons, Inc..................
Joseph L. Taylor.............       26,752
K-Jon, Inc...................       29,620
K & M Fashion, Inc...........       44,385
Ken Davis....................       42,659
Kimberling Inn, Inc..........       25,113
L. Cade Havard...............       25,795
Lageroza, Inc................       25,549
Lee's Famous Recipe Country        109,195
  Chicken....................
Legal Arts...................       85,280
Letap of St. George, Inc.....      239,742
Liberty Collection                  45,929
  Bureau, Inc................
Logic Automation, Inc........      249,135
Lorelei Productions, Inc.....       26,174
Louisiana Interests Inc Dba         36,672
  Oz.........................
Lusk Onion, Inc..............       40,369
M.J.M. Research, Inc.........       52,676
Maddox Resources, Inc........       49,262
Madison Auto Body                   44,157
  Shop Inc...................
Main Street Cafe.............       26,000
Maxtor Corp..................      265,649
McCaw-Benzi Insurnace               36,767
  Agency.....................
Medfone Nationwide, Inc......       52,499
Medical Home Health, Inc.....       28,233
Melhart Piano................       69,222

                                      B-51

                                    TABLE VI

                                  (UNAUDITED)

ORIGINAL LESSEE                                                                          DATE         TOTAL           CASH
OR EQUIPMENT USER                     LOCATION                   EQUIPMENT            PURCHASED    FINANCING(1)   EXPENDED(2)
-----------------              -----------------------   --------------------------   ----------   ------------   ------------
Message X                      Hartford, CT              Telecommunications               Jun-90   $         0    $    41,237
  Communications, Inc........
Mosta Corp...................  Miami, FL                 Manufacturing & Production       Sep-89             0         33,997
Mott General                   Chaplin, CT               Agriculture                      Dec-89             0         32,760
  Contractors, Inc...........
Mountain Air Systems.........  Burlington, VT            Computers                        Oct-90             0         25,630
National News Network........  Los Angeles, CA           Satellite Dishes                 Jun-90     1,622,934        114,499
Neuro Electric Test            Oakland, CA               Printing                         Oct-90             0         26,691
  Associates.................
Nevada Medical Red Rock......  Las Vegas, NV             Medical                          Dec-89             0         39,799
New Century Marble &           Oakland, CA               Manufacturing & Production       Nov-94             0         30,157
  Granite....................
New England Digital..........  Lebanon, NH               Office Equipment                 Aug-90       136,268         13,828
Niagara Mohawk Power Corp....  Syracuse, NY              Computers                        Feb-91       182,483         39,082
Niagara Mohawk Power Corp....  Syracuse, NY              Computers                        Feb-91       168,889         45,288
Nice & Fresh Bakery..........  Bridgeport, CT            Manufacturing & Production       Nov-90             0         98,792
Nice & Fresh Bakery..........  Bridgeport, CT            Fixture                          Dec-90             0         54,500
One Hour Martinizing.........  Fresno, CA                Sanitation                       Dec-90        53,640          4,430
Orman Brothers...............  Rosser, TX                Agriculture                      Dec-90        25,972          2,396
Packaging Plus Services......  Middletown, NY            Furniture                        Jul-90             0         27,572
Parametric Technology          Waltham, MA               Computers                        May-90       302,349         57,334
  Corp.......................
Parctec, Inc.................  New York, NY              Retail                           Nov-93        42,759          1,976
Parctec, Inc.................  New York, NY              Retail                           Nov-93       143,882          6,651
Parctec, Inc.................  New York, NY              Retail                           Nov-93       304,074         14,055
Parctec, Inc.................  New York, NY              Retail                           Nov-93        84,329          3,898
Parctec, Inc.................  New York, NY              Retail                           Nov-93        82,018          3,791
Parctec, Inc.................  New York, NY              Retail                           Nov-93       123,588          5,713
Parctec, Inc.................  New York, NY              Retail                           Nov-93        80,898          3,739
Parctec, Inc.................  New York, NY              Retail                           Nov-93       427,938         19,781
Parctec, Inc.................  New York, NY              Retail                           Nov-93       165,227          7,637
Parctec, Inc.................  New York, NY              Retail                           Nov-93        41,570          1,921
Parctec, Inc.................  New York, NY              Retail                           Dec-93        42,395          1,946
Parctec, Inc.................  New York, NY              Retail                           Dec-93             0         45,788
Parctec, Inc.................  New York, NY              Retail                           Dec-93             0         86,612
Parctec, Inc.................  New York, NY              Retail                           Dec-93        30,941          1,420
Parctec, Inc.................  New York, NY              Retail                           Dec-93        35,099          1,611
Paul's Market & Deli.........  Knoxville, TN             Restaurant Equipment             Apr-90             0         27,487
Paul-Scott Industries........  Tampa, FL                 Manufacturing & Production       Nov-89             0         69,264
Pepperidge Farms, Inc........  Norwalk, CT               Computers                        May-90       321,109        264,074
Pepperidge Farms, Inc........  Norwalk, CT               Manufacturing & Production       Aug-90       122,085         99,631
Performance Semiconductor....  Sunnyvale, CA             Computers                        Oct-90       513,117         55,895
Performance Semiconductor....  Sunnyvale, CA             Medical                          Oct-90       591,377         76,009
Performance Semiconductor....  Sunnyvale, CA             Computers                        Oct-90       292,735         33,332
Performance Semiconductor....  Sunnyvale, CA             Computers                        Oct-90       401,560         47,546
Performance Semiconductor....  Sunnyvale, CA             Construction                     Oct-90       353,899         43,655
Perry Morris.................  Irvine, CA                Manufacturing & Production       Mar-92             0        600,000
Pete Williams, MD............  Brooklyn, NY              Medical                          Nov-89             0         25,919
Pfister Industries, Inc......  Fair Lawn, NJ             Manufacturing & Production       Nov-94             0         31,025
Phil's Place for Ribs........  Mentor, OH                Restaurant Equipment             Jun-90             0         54,040
Phyliss Moriarty.............  Poughkeepsie, NY          Medical                          Jan-95             0         30,287
Physiologic Reps, Inc........  Glendadle, CA             Medical                          Jun-91             0         41,924
Pineville                      New Iberia, LA            Computers                        Dec-90             0         44,854
  Piggly-Wiggly, Inc.........
Plante Construction, Inc.....  Huntington, CT            Agriculture                      Sep-89             0         44,200
Polk Opticians, Inc..........  Lakeland, FL              Medical                          Dec-89             0         37,733
Prestige Auto Body, Inc......  Springfield, VA           Paint Booth                      Jul-90             0         34,599
Putnam Companies, Inc........  Boston, MA                Computers                        Nov-90       269,294         43,844


ORIGINAL LESSEE                ACQUISITION
OR EQUIPMENT USER                COST(3)
-----------------              -----------
Message X                      $    41,237
  Communications, Inc........
Mosta Corp...................       33,997
Mott General                        32,760
  Contractors, Inc...........
Mountain Air Systems.........       25,630
National News Network........    1,737,433
Neuro Electric Test                 26,691
  Associates.................
Nevada Medical Red Rock......       39,799
New Century Marble &                30,157
  Granite....................
New England Digital..........      150,096
Niagara Mohawk Power Corp....      221,565
Niagara Mohawk Power Corp....      214,176
Nice & Fresh Bakery..........       98,792
Nice & Fresh Bakery..........       54,500
One Hour Martinizing.........       58,070
Orman Brothers...............       28,369
Packaging Plus Services......       27,572
Parametric Technology              359,683
  Corp.......................
Parctec, Inc.................       44,736
Parctec, Inc.................      150,533
Parctec, Inc.................      318,130
Parctec, Inc.................       88,227
Parctec, Inc.................       85,810
Parctec, Inc.................      129,301
Parctec, Inc.................       84,637
Parctec, Inc.................      447,719
Parctec, Inc.................      172,864
Parctec, Inc.................       43,491
Parctec, Inc.................       44,341
Parctec, Inc.................       45,788
Parctec, Inc.................       86,612
Parctec, Inc.................       32,361
Parctec, Inc.................       36,710
Paul's Market & Deli.........       27,487
Paul-Scott Industries........       69,264
Pepperidge Farms, Inc........      585,183
Pepperidge Farms, Inc........      221,716
Performance Semiconductor....      569,012
Performance Semiconductor....      667,386
Performance Semiconductor....      326,067
Performance Semiconductor....      449,107
Performance Semiconductor....      397,553
Perry Morris.................      600,000
Pete Williams, MD............       25,919
Pfister Industries, Inc......       31,025
Phil's Place for Ribs........       54,040
Phyliss Moriarty.............       30,287
Physiologic Reps, Inc........       41,924
Pineville                           44,854
  Piggly-Wiggly, Inc.........
Plante Construction, Inc.....       44,200
Polk Opticians, Inc..........       37,733
Prestige Auto Body, Inc......       34,599
Putnam Companies, Inc........      313,138

                                    TABLE VI

                                  (UNAUDITED)


ORIGINAL LESSEE                                                                          DATE         TOTAL           CASH
OR EQUIPMENT USER                     LOCATION                   EQUIPMENT            PURCHASED    FINANCING(1)   EXPENDED(2)
-----------------              -----------------------   --------------------------   ----------   ------------   ------------
Pyramid Vitamins & Health....  Metuchen, NJ              Fixture                          Dec-95   $         0    $    26,465
Qualicare Medical Labs.......  Astoria, NY               Medical                          Aug-90             0         47,403
R/T Enterprises, Inc.........  Richmond, VA              Construction                     Jun-90             0         43,914
Raleigh Athletic Equipment     New Rochelle, NY          Computers                        Jun-93             0         25,907
  Corp.......................
Raleigh Crane Corp...........  Raleigh, NC               Material Handling                Jun-90             0         33,613
Randy's General Merchandise..  Boyce, LA                 Computers                        Sep-90             0         43,536
Raynet Corporation...........  Menlo Park, CA            Computers                        Oct-90        98,601         12,540
Red Rock Surgical Center.....  Las Vegas, NV             Medical                          Dec-89             0         39,799
Refuse Systems, Inc..........  Cleveland, OH             Sanitation                       Jun-90             0         32,228
Registered Films Inc.........  New York, NY              Video Production                 May-96             0         53,797
Rehab Management, Inc........  Midlothian, VA            Furniture                        Jun-90             0         33,055
Richman Gordman                Omaha, NE                 Office Equipment                 Dec-90       902,150        177,729
  Stores, Inc................
Richman Gordman                Omaha, NE                 Office Equipment                 Dec-90       518,068        101,291
  Stores, Inc................
Richman Gordman                Omaha, NE                 Retail                           Dec-93             0        119,662
  Stores, Inc................
Robert A. Masters............  San Pedro, CA             Video Production                 Jun-91             0         56,632
Rocky Mountain...............  Denver, CO                Computers                        Oct-90       469,838         62,796
Romano's Pack &                Baton Rouge, LA           Computers                        Jul-90             0         32,186
  Save, Inc..................
Roulette P.C.H., Inc.........  San Jose, CA              Computers                        Aug-94             0         26,964
Royal Glass Corporation......  Englewood, NJ             Manufacturing & Production       Jul-94             0         25,395
Rsvp Services................  Edmond, OK                Telecommunications               Dec-95             0         33,014
Safeguard Business             Fort Washington, PA       Material Handling                Jul-90             0         99,148
  Systems, Inc...............
Safeguard Business             Fort Washington, PA       Manufacturing & Production       Jul-90             0        109,753
  Systems, Inc...............
Safeguard Business             Fort Washington, PA       Manufacturing & Production       Jul-90             0         99,148
  Systems, Inc...............
Safeguard Business             Fort Washington, PA       Manufacturing & Production       Jul-90             0         99,148
  Systems, Inc...............
Schremp......................  Fairfax, VA               Manufacturing & Production       Nov-89             0         26,067
Serologicals, Inc............  Brookfield, WI            Computers                        Nov-90       551,499        140,680
Serologicals, Inc............  Pensacola, FL             Computers                        May-91             0         70,789
Serologicals, Inc............  Pensacola, FL             Office Equipment                 Nov-91             0         46,490
Serologicals, Inc............  Pensacola, FL             Computers                        May-92             0         76,900
Sigmatel, Inc................  Tenafly, NJ               Telecommunications               Aug-90             0         37,492
Snyder / Newell, Inc.........  San Francisco, CA         Telecommunications               Dec-95             0         33,636
Solar Graphics Inc...........  St. Petersburg, FL        Computers                        Oct-95             0         34,749
Soltex Polymer Corp..........  Houston, TX               Computers                        Feb-90             0        170,882
Southeastern                   Raleigh, NC               Manufacturing & Production       May-96             0         43,686
  Microfilm Inc..............
Star Liminators, Inc.........  Anaheim, CA               Manufacturing & Production       May-96             0         42,371
Steve Oglesby                  Evansville, IN            Video Production                 Dec-95             0         42,495
  Productions Inc............
Streets, Ltd.................  Long Island City, NY      Computers                        Jun-93             0         29,329
Structural Steel Inc.........  Rockledge, FL             Manufacturing & Production       May-95             0         32,728
Sunrise Duplication            Englewood, CO             Video Production                 Apr-95             0         27,067
  Services...................
Sunset Estates of              Watonga, OK               Fixture                          Dec-90        36,763          3,212
  Watonaga, Inc..............
T.B.G. of Merrick, Inc.......  Whitestone, NY            Furniture                        Nov-94             0        204,779
Tarzar, Inc..................  Evansville, IN            Manufacturing & Production       Jul-91             0         51,311
Teel Lumber Company..........  Pocahontas, AR            Manufacturing & Production       Jun-93             0         26,412
Telebit Corp.................  Sunnyvale, CA             Computers                        Mar-90       925,370        148,270
Telebit Corp.................  Sunnyvale, CA             Medical                          May-90       139,567         15,671
Telebit Corp.................  Sunnyvale, CA             Computers                        May-90       367,953         47,582
Terrance Reay, Inc...........  Mission Viejo, CA         Furniture                        Jun-91             0         60,351

ORIGINAL LESSEE                ACQUISITION
OR EQUIPMENT USER                COST(3)
-----------------              -----------
Pyramid Vitamins & Health....  $    26,465
Qualicare Medical Labs.......       47,403
R/T Enterprises, Inc.........       43,914
Raleigh Athletic Equipment          25,907
  Corp.......................
Raleigh Crane Corp...........       33,613
Randy's General Merchandise..       43,536
Raynet Corporation...........      111,140
Red Rock Surgical Center.....       39,799
Refuse Systems, Inc..........       32,228
Registered Films Inc.........       53,797
Rehab Management, Inc........       33,055
Richman Gordman                  1,079,880
  Stores, Inc................
Richman Gordman                    619,360
  Stores, Inc................
Richman Gordman                    119,662
  Stores, Inc................
Robert A. Masters............       56,632
Rocky Mountain...............      532,633
Romano's Pack &                     32,186
  Save, Inc..................
Roulette P.C.H., Inc.........       26,964
Royal Glass Corporation......       25,395
Rsvp Services................       33,014
Safeguard Business                  99,148
  Systems, Inc...............
Safeguard Business                 109,753
  Systems, Inc...............
Safeguard Business                  99,148
  Systems, Inc...............
Safeguard Business                  99,148
  Systems, Inc...............
Schremp......................       26,067
Serologicals, Inc............      692,179
Serologicals, Inc............       70,789
Serologicals, Inc............       46,490
Serologicals, Inc............       76,900
Sigmatel, Inc................       37,492
Snyder / Newell, Inc.........       33,636
Solar Graphics Inc...........       34,749
Soltex Polymer Corp..........      170,882
Southeastern                        43,686
  Microfilm Inc..............
Star Liminators, Inc.........       42,371
Steve Oglesby                       42,495
  Productions Inc............
Streets, Ltd.................       29,329
Structural Steel Inc.........       32,728
Sunrise Duplication                 27,067
  Services...................
Sunset Estates of                   39,975
  Watonaga, Inc..............
T.B.G. of Merrick, Inc.......      204,779
Tarzar, Inc..................       51,311
Teel Lumber Company..........       26,412
Telebit Corp.................    1,073,640
Telebit Corp.................      155,238
Telebit Corp.................      415,535
Terrance Reay, Inc...........       60,351

                                      B-53

                                    TABLE VI

                                  (UNAUDITED)

ORIGINAL LESSEE                                                                          DATE         TOTAL           CASH
OR EQUIPMENT USER                     LOCATION                   EQUIPMENT            PURCHASED    FINANCING(1)   EXPENDED(2)
-----------------              -----------------------   --------------------------   ----------   ------------   ------------
Terrance Reay, Inc...........  Mission Viejo, CA         Furniture                        Jun-91   $         0    $    59,064
The Gaton Clement Corp.......  Chavin, LA                Computers                        Jul-90             0         27,679
The Real Estate Collection...  Hermosa Beach, CA         Furniture                        Jun-91             0         27,732
Thermal Dynamics               West Lebanon, NH          Manufacturing & Production       Dec-90             0        189,364
  Corporation................
Tri Star Optics, Inc.........  New York, NY              Furniture                        Jun-90             0         47,990
U.S. Communications of         Boca Raton, FL            Telecommunications               Sep-90             0        104,000
  Westchester................
U.S. Pipeline                  Clearwater, FL            High Pressure Jetter             Jul-90             0         25,232
  Service, Inc...............
Unity Broadcasting Network...  New York, NY              Telecommunications               Sep-89             0         80,231
Unity Broadcasting Network...  New York, NY              Telecommunications               Jul-90             0         36,082
Upper Crust Pizza............  San Luis Obispo, CA       Restaurant Equipment             Dec-90        40,991          3,341
USX Corporation..............  Pittsburgh, PA            Computers                        Mar-90       862,520        156,933
USX Corporation..............  Pittsburgh, PA            Computers                        Mar-90     1,295,084        228,447
USX Corporation..............  Pittsburgh, PA            Mining                           May-90     2,540,177        944,382
USX Corporation..............  Pittsburgh, PA            Mining                           Aug-90     5,454,428      1,078,257
Viridis Corp.................  Los Angeles, CA           Computers                        Jul-95             0         29,409
Visual Productions, Inc......  San Diego, CA             Printing                         Apr-96             0         48,047
Voice Genesis, Inc...........  Brecksville, OH           Computers                        May-96             0         49,905
Volvo North America            Rockleigh, NJ             Telecommunications               Nov-90       140,737         20,163
  Corporation................
Walnut Valley Auto Body......  Walnut, CA                Material Handling                Dec-90        32,567          3,172
Weissinger Steel Erection....  Orlando, FL               Construction                     Dec-90        29,666          2,692
Weron, Inc...................  Englewood, CO             Automotive                       Dec-90             0         68,782
West Atlantic Medical          Delray Beach, FL          Medical                          Apr-90             0         27,594
  Center.....................
Westside Sanitaion, Inc......  Miami, FL                 Steel Refuse Containers          Jul-90             0         35,548
Wil-Ray Cabinets &             Temple, TX                Material Handling                Feb-91             0         45,771
  Millwork, Inc..............
Wmd Green Inc................  Gresham, OR               Printing                         May-96             0         48,492
Xerox Corporation............  Blauvelt, NY              Copiers                          Sep-89        40,053          5,373
Yumi Yogurt..................  San Mateo, CA             Material Handling                Dec-90        24,201          2,246
                               Total Equipment transactions less than $25,000...................     1,312,672      6,122,204
                                                                                                   -----------    -----------
                                                                                                   $40,950,305    $26,850,666
                                                                                                   ===========    ===========

ORIGINAL LESSEE                ACQUISITION
OR EQUIPMENT USER                COST(3)
-----------------              -----------
Terrance Reay, Inc...........  $    59,064
The Gaton Clement Corp.......       27,679
The Real Estate Collection...       27,732
Thermal Dynamics                   189,364
  Corporation................
Tri Star Optics, Inc.........       47,990
U.S. Communications of             104,000
  Westchester................
U.S. Pipeline                       25,232
  Service, Inc...............
Unity Broadcasting Network...       80,231
Unity Broadcasting Network...       36,082
Upper Crust Pizza............       44,332
USX Corporation..............    1,019,453
USX Corporation..............    1,523,531
USX Corporation..............    3,484,559
USX Corporation..............    6,532,685
Viridis Corp.................       29,409
Visual Productions, Inc......       48,047
Voice Genesis, Inc...........       49,905
Volvo North America                160,900
  Corporation................
Walnut Valley Auto Body......       35,739
Weissinger Steel Erection....       32,358
Weron, Inc...................       68,782
West Atlantic Medical               27,594
  Center.....................
Westside Sanitaion, Inc......       35,548
Wil-Ray Cabinets &                  45,771
  Millwork, Inc..............
Wmd Green Inc................       48,492
Xerox Corporation............       45,426
Yumi Yogurt..................       26,447
                                 7,434,876
                               -----------
                               $67,800,971
                               ===========

------------------------------

(1) This is the financing at the date of acquisition.

(2) Cash expended is equal to cash paid plus amounts payable on equipment purchases at December 31, 1999

(3) Total acquisition cost is equal to the contractual purchase price plus acquisition fee.

                                    TABLE VI

                ACQUISITION OF EQUIPMENT--RECENT PUBLIC PROGRAMS

                                  (UNAUDITED)

                             SUPPLEMENTAL SCHEDULE

    The following is a summary of the types and amounts of equipment currently under management for ICON Cash Flow Partners, L.P., Series B at December 31, 1999 pursuant to leases or which secure its Financing Transactions.

                                                             EQUIPMENT    EQUIPMENT      TOTAL
EQUIPMENT CATEGORY                                             LEASES     FINANCINGS   PORTFOLIO
------------------                                           ----------   ----------   ----------
Telecommunications.........................................  $  504,376    $ 78,396    $  582,772
Restaurant Equipment.......................................     568,738      85,934       654,672
Manufacturing & Production.................................     160,377      66,768       227,145
Computer Systems...........................................          --     208,031       208,031
Video Production...........................................          --      96,292        96,292
Printing...................................................      48,492          --        48,492
Office Furniture & Fixtures................................      27,787      26,467        54,254
Automotive.................................................      44,157          --        44,157
Medical....................................................      23,762          --        23,762
Retail Systems.............................................          --      21,088        21,088
                                                             ----------    --------    ----------
                                                              1,377,689     582,976     1,960,665

                                    TABLE VI

                ACQUISITION OF EQUIPMENT--PRIOR PUBLIC PROGRAMS

                                  (UNAUDITED)

    The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series C at December 31, 1999

ORIGINAL LESSEE                                                                                    DATE         TOTAL
OR EQUIPMENT USER                               LOCATION                   EQUIPMENT            PURCHASED    FINANCING(1)
-----------------                         ---------------------   ---------------------------   ----------   ------------
A & S Shotcrete Inc.....................  Phoenix, AZ             Manufacturing & Production      Apr-95     $         0
Abco Cesspol Services, Inc..............  Marston Mills, MA       Construction                    Jun-91               0
Access, Inc.............................  Birmingham, AL          Fixture                         Jun-96               0
Adamson Tire & Brake....................  Sun City, CA            Retail                          Jan-92               0
Adirondack Obstetrics & Gyn.............  Glens Falls, NY         Medical                         May-96               0
Adzima Funeral Home, Inc................  Stratford, CT           Computers                       Dec-94               0
All Star Premium Products, Inc..........  Sturbridge, MA          Computers                       Jun-96               0
Alliant Techsystems Inc.................  Everett, WA             Manufacturing & Production      Oct-95               0
Alliant Techsystems, Inc................  Edina, MN               Video Production                Oct-91               0
Alliant Techsystems, Inc................  Edina, MN               Manufacturing & Production      Dec-91               0
American Association of Retired
  Persons...............................  Washington, DC          Computers                       Mar-91         238,596
Andrew L. Pettit Architect..............  New York, NY            Computers                       Jun-96               0
Aneree Associates.......................  Palmdale, CA            Retail                          Feb-92               0
Apollo Group, Inc.......................  Phoenix, AZ             Computers                       Mar-91               0
Apollo Group, Inc.......................  Phoenix, AZ             Telecommunications              Jul-91               0
Arias Research Associates, Inc..........  Whittier, CA            Medical                         Jun-96               0
Avel Hotel of Naples....................  Boca Raton, FL          Furniture                       Mar-91               0
Avel Hotel of Naples....................  Boca Raton, FL          Furniture                       Jun-94               0
Baptist Health Care of Oklahoma.........  Oklahoma City, OK       Medical                         Jun-91         304,538
Barry'S Photography.....................  La Porte, IN            Photography                     May-96               0
Bath Ironworks Corp.....................  Bath, ME                Computers                       Jun-91         720,683
Bath Ironworks Corp.....................  Bath, ME                Computers                       Jun-91       1,036,469
Benson Brothers Disposal, Inc...........  Wyantskill, NY          Sanitation                      Mar-91               0
Benson Brothers Disposal, Inc...........  Wynantskill, NY         Sanitation                      May-91               0
Blackhawk Audio Inc.....................  Goodlettsville, TN      Audio Equipment                 Feb-96               0
Bnk Industries, Inc.....................  Woburn, MA              Manufacturing & Production      Jun-96               0
Bobby Rubino's USA, Inc.................  Fort Lauderdale, FL     Computers                       Oct-91               0
Brad & Sharon Sessions..................  Lafayette, CO           Manufacturing & Production      Sep-91               0
Bradlees................................  Braintree, MA           Fixture                         Feb-91          77,880
Bradlees................................  Braintree, MA           Computers                       Feb-91          94,175
Bradlees................................  Braintree, MA           Computers                       Feb-91          57,531
Bradlees................................  Braintree, MA           Fixture                         Feb-91         228,418
Bradlees................................  Braintree, MA           Fixture                         Feb-91         193,191
Bradlees................................  Braintree, MA           Fixture                         Feb-91         219,521
Bradlees................................  Braintree, MA           Fixture                         Feb-91         192,081
Bradlees................................  Braintree, MA           Computers                       Feb-91         157,979
Brenlar Investments, Inc................  Novaro, CA              Furniture                       Oct-94               0
Brennick Constuction, Inc...............  Marston Mills, MA       Construction                    Jun-91               0
Bullet Proof, Inc.......................  Encino, CA              Restaurant Equipment            Aug-91               0
Cadbury Beverages, Inc..................  Stamford, CT            Computers                       May-91               0
California Micro Devices Corp...........  Milpitas, CA            Computers                       Sep-91         738,362
Carter Hill Sanitation, Inc.............  Kingston, NC            Sanitation                      May-91               0
Carter Mckenzie Inc.....................  West Orange, NJ         Computers                       May-95               0
Centocor Inc............................  Malvern, PA             Furniture                       Jan-96               0
Centocor, Inc...........................  Malvern, PA             Furniture                       Mar-91       1,383,374
Christ The King Regional................  Middle Village, NY      Computers                       Jun-95               0
Chrysler Corp...........................  Highland Park, MI       Computers                       Apr-91       2,258,176
Chrysler Financial Corp.................  Southfield, MI          Computers                       Jun-91       7,414,503
Ciba-Geigy Corp.........................  Tarrytown, NY           Telecommunications              May-91               0
Ciba-Geigy Corp.........................  Tarrytown, NY           Video Production                May-91               0
Ciba-Geigy Corp.........................  Tarrytown, NY           Telecommunications              May-91               0
Clem Fab Associates.....................  Atlantic City, NJ       Fixture                         Oct-94               0

ORIGINAL LESSEE                               CASH       ACQUISITION
OR EQUIPMENT USER                         EXPENDED(2)      COST(3)
-----------------                         ------------   -----------
A & S Shotcrete Inc.....................  $    36,284    $    36,284
Abco Cesspol Services, Inc..............       34,858         34,858
Access, Inc.............................       54,244         54,244
Adamson Tire & Brake....................       97,767         97,767
Adirondack Obstetrics & Gyn.............       55,200         55,200
Adzima Funeral Home, Inc................       25,266         25,266
All Star Premium Products, Inc..........       31,452         31,452
Alliant Techsystems Inc.................       25,764         25,764
Alliant Techsystems, Inc................       38,401         38,401
Alliant Techsystems, Inc................       76,982         76,982
American Association of Retired
  Persons...............................       35,284        273,880
Andrew L. Pettit Architect..............       40,010         40,010
Aneree Associates.......................       53,003         53,003
Apollo Group, Inc.......................      238,708        238,708
Apollo Group, Inc.......................       42,923         42,923
Arias Research Associates, Inc..........       54,528         54,528
Avel Hotel of Naples....................      267,800        267,800
Avel Hotel of Naples....................       65,659         65,659
Baptist Health Care of Oklahoma.........      129,016        433,554
Barry'S Photography.....................       40,299         40,299
Bath Ironworks Corp.....................       80,405        801,088
Bath Ironworks Corp.....................      244,135      1,280,604
Benson Brothers Disposal, Inc...........       27,469         27,469
Benson Brothers Disposal, Inc...........       28,205         28,205
Blackhawk Audio Inc.....................       46,335         46,335
Bnk Industries, Inc.....................       58,891         58,891
Bobby Rubino's USA, Inc.................       96,121         96,121
Brad & Sharon Sessions..................       25,529         25,529
Bradlees................................        9,706         87,587
Bradlees................................       10,954        105,129
Bradlees................................        6,603         64,134
Bradlees................................       27,426        255,844
Bradlees................................       25,093        218,284
Bradlees................................       26,358        245,878
Bradlees................................       23,063        215,144
Bradlees................................       17,611        175,590
Brenlar Investments, Inc................      303,000        303,000
Brennick Constuction, Inc...............       25,101         25,101
Bullet Proof, Inc.......................       74,344         74,344
Cadbury Beverages, Inc..................       57,654         57,654
California Micro Devices Corp...........      219,596        957,958
Carter Hill Sanitation, Inc.............       27,334         27,334
Carter Mckenzie Inc.....................       36,088         36,088
Centocor Inc............................      470,368        470,368
Centocor, Inc...........................      286,946      1,670,320
Christ The King Regional................      167,544        167,544
Chrysler Corp...........................      718,751      2,976,927
Chrysler Financial Corp.................      969,294      8,383,797
Ciba-Geigy Corp.........................       35,553         35,553
Ciba-Geigy Corp.........................      139,950        139,950
Ciba-Geigy Corp.........................       38,589         38,589
Clem Fab Associates.....................       25,973         25,973

                                      B-56

                                    TABLE VI

                                  (UNAUDITED)

ORIGINAL LESSEE                                                                                    DATE         TOTAL
OR EQUIPMENT USER                               LOCATION                   EQUIPMENT            PURCHASED    FINANCING(1)
-----------------                         ---------------------   ---------------------------   ----------   ------------
Community Health Services, Inc..........  Hartford, CT            Computers                       May-91     $         0
Community Home Nursing Care.............  Atlanta, GA             Telecommunications              Aug-91               0
Consolidated Waste Industries...........  Washington, DC          Sanitation                      Mar-91               0
Conway Excavating.......................  Lakeville, MA           Construction                    Jun-91               0
Cup or Cone, Inc........................  Philadelphia, PA        Restaurant Equipment            Mar-95               0
Cuza Corp...............................  Cathederal City, CA     Transportation                  Dec-91               0
Cyrus Hosiery Inc.......................  Gardena, CA             Manufacturing & Production      May-96               0
D & V Carting, Inc......................  Wellington, FL          Sanitation                      Mar-91               0
Databank South, Inc.....................  Thompson, GA            Computers                       Apr-91         763,377
Dave Sanborn............................  San Bernadino, CA       Material Handling               Jun-93               0
Decorel.................................  Mundelein, IL           Retail                          Oct-91               0
Delmar's Body Shop, Inc.................  Staunton, VA            Automotive                      Mar-91               0
Dennis Aagard, Inc......................  Sanford, FL             Construction                    May-91               0
Detroit-Malcomb Hospital Corp...........  Detroit, MI             Medical                         Jun-91         980,422
Diamond Head, Inc.......................  Leesville, LA           Sanitation                      May-91               0
Douglas Pelleymounter...................  Rocklin, CA             Manufacturing & Production      Apr-91               0
Dr. Norman M. Kline, MD.................  Coral Springs, FL       Medical                         Jun-91               0
Dvonch Inc..............................  Signal Hill, CA         Copiers                         Apr-95               0
EMJ/McFarland...........................  Binghamton, NY          Computers                       Mar-91         268,119
Enkon Environmental Services............  Livonia, MI             Environmental                   Sep-91               0
Enviroclean Systems, Inc................  Vernon Parish, LA       Front Load Containers           May-91               0
Environmental Construction Co...........  North Scituate, RI      Construction                    Jun-91               0
Episcopal Hospital......................  Philadelphia, PA        Medical                         Sep-91         224,403
Executone Information...................  Darien, CT              Construction                    May-91               0
Executone Information...................  Darien, CT              Office Equipment                May-91               0
Exterior Home Designs Inc...............  Shawnee Mission, KS     Telecommunications              Feb-96               0
F. Scott Ulch, Individual...............  Reno, NV                Construction                    Jun-96               0
Forte Hotels International..............  El Cajon, CA            Computers                       Feb-91       1,184,673
Forte Hotels International..............  El Cajon, CA            Computers                       Feb-91         780,651
Fotoball Usa Inc........................  San Diego, CA           Printing                        Dec-95               0
Fourth Shift Corp.......................  Bloomington, MN         Computers                       Aug-91               0
G.I. Apparel, Inc.......................  Farmingdale, NJ         Computers                       Apr-96               0
G.S. Tire Center, Inc...................  Grand Junction, CO      Manufacturing & Production      May-91               0
General Electric, CIT...................  Bridgeport, CT          Printing                        Mar-91         958,130
Getchell's Distributing Co..............  Beaverton, OR           Automotive                      Jun-96               0
Grant Dahlstrom, Inc....................  Passadena, CA           Printing                        Jun-96               0
Guest Quarters Hotel Limited............  Boston, MA              Furniture                       Jun-91               0
Guest Quarters Hotel Limited............  Boston, MA              Computers                       Jun-91               0
Guest Quarters Hotel Limited............  Boston, MA              Computers                       Jun-91               0
Guest Quarters Hotel Limited............  Boston, MA              Computers                       Jun-91               0
Guest Quarters Hotel Limited............  Boston, MA              Computers                       Jun-91               0
Guest Quarters Hotel Limited............  Boston, MA              Computers                       Jun-91               0
Guest Quarters Hotel Limited............  Boston, MA              Computers                       Jun-91               0
H & K Tires, Inc........................  Rancho Cucamong, CA     Automotive                      Jan-92               0
H & O Technology, Inc...................  Ballston Spa, NY        Computers                       May-91               0
Hardy Construction Co., Inc.............  Hillsboro, WI           Construction                    May-96               0
Harte Toyota, Inc.......................  Dartmouth, MA           Manufacturing & Production      Jun-91               0
Healthtrust, Inc........................  Nashville, TN           Medical                         Sep-91         446,586
High Point Regional Hospital............  High Point, NC          Medical                         Sep-91         657,013
Highlands Hospital Corp.................  Prestonburg, KY         Medical                         Jun-91         341,892
Hometown Buffet, Inc....................  San Diego, CA           Restaurant Equipment            Jan-95               0
Honling Food, Inc.......................  Brisbane, CA            Manufacturing & Production      Sep-91               0
Horizon Imaging & Therapy...............  Columbus, OH            Medical                         Sep-91          96,052
Horizon Imaging & Therapy...............  Columbus, OH            Medical                         Sep-91         327,493
I. Spence, N. Constantinople............  Washington, DC          Medical                         Jun-91               0
Iberia General Hospital.................  New Iberia, LA          Medical                         Sep-91         259,382

ORIGINAL LESSEE                               CASH       ACQUISITION
OR EQUIPMENT USER                         EXPENDED(2)      COST(3)
-----------------                         ------------   -----------
Community Health Services, Inc..........  $   117,739    $   117,739
Community Home Nursing Care.............       30,068         30,068
Consolidated Waste Industries...........       29,081         29,081
Conway Excavating.......................       34,334         34,334
Cup or Cone, Inc........................       36,144         36,144
Cuza Corp...............................       94,354         94,354
Cyrus Hosiery Inc.......................       54,115         54,115
D & V Carting, Inc......................       31,982         31,982
Databank South, Inc.....................       79,680        843,057
Dave Sanborn............................       26,724         26,724
Decorel.................................       30,855         30,855
Delmar's Body Shop, Inc.................       39,741         39,741
Dennis Aagard, Inc......................       60,721         60,721
Detroit-Malcomb Hospital Corp...........      462,219      1,442,641
Diamond Head, Inc.......................       43,396         43,396
Douglas Pelleymounter...................       33,612         33,612
Dr. Norman M. Kline, MD.................       28,523         28,523
Dvonch Inc..............................       32,912         32,912
EMJ/McFarland...........................       34,957        303,076
Enkon Environmental Services............      210,728        210,728
Enviroclean Systems, Inc................       43,396         43,396
Environmental Construction Co...........       34,613         34,613
Episcopal Hospital......................      112,369        336,773
Executone Information...................       85,692         85,692
Executone Information...................      139,427        139,427
Exterior Home Designs Inc...............       37,927         37,927
F. Scott Ulch, Individual...............       29,353         29,353
Forte Hotels International..............      110,605      1,295,278
Forte Hotels International..............       71,016        851,667
Fotoball Usa Inc........................       71,477         71,477
Fourth Shift Corp.......................      155,240        155,240
G.I. Apparel, Inc.......................       43,814         43,814
G.S. Tire Center, Inc...................       32,077         32,077
General Electric, CIT...................      151,330      1,109,460
Getchell's Distributing Co..............       28,051         28,051
Grant Dahlstrom, Inc....................       36,278         36,278
Guest Quarters Hotel Limited............       33,790         33,790
Guest Quarters Hotel Limited............       48,041         48,041
Guest Quarters Hotel Limited............       30,924         30,924
Guest Quarters Hotel Limited............       48,065         48,065
Guest Quarters Hotel Limited............       47,969         47,969
Guest Quarters Hotel Limited............       47,969         47,969
Guest Quarters Hotel Limited............       48,129         48,129
H & K Tires, Inc........................       97,543         97,543
H & O Technology, Inc...................       29,048         29,048
Hardy Construction Co., Inc.............       28,878         28,878
Harte Toyota, Inc.......................       51,331         51,331
Healthtrust, Inc........................      114,285        560,871
High Point Regional Hospital............      471,709      1,128,722
Highlands Hospital Corp.................      200,517        542,409
Hometown Buffet, Inc....................      618,000        618,000
Honling Food, Inc.......................       99,407         99,407
Horizon Imaging & Therapy...............       41,989        138,041
Horizon Imaging & Therapy...............      150,741        478,234
I. Spence, N. Constantinople............       90,150         90,150
Iberia General Hospital.................       77,855        337,237

                                      B-57

                                    TABLE VI

                                  (UNAUDITED)

ORIGINAL LESSEE                                                                                    DATE         TOTAL
OR EQUIPMENT USER                               LOCATION                   EQUIPMENT            PURCHASED    FINANCING(1)
-----------------                         ---------------------   ---------------------------   ----------   ------------
Imperial Plastic........................  Lakeville, MN           Manufacturing & Production      Jun-91     $         0
Imperial Plastic........................  Lakeville, MN           Manufacturing & Production      Jan-92               0
In Time Entertainment Corp..............  Warren, OH              Computers                       Oct-95               0
Ingersall Rand..........................  Woodcliff Lake, NJ      Computers                       May-91               0
Interactive Telecom Network.............  Sherman Oaks, CA        Computers                       Jun-96               0
James E. Connolly.......................  Manchester, NH          Furniture                       Dec-93               0
James E. Houtz..........................  Midpines, CA            Restaurant Equipment            Aug-91               0
Jason Tynan & Company, Inc..............  New York, NY            Telecommunications              Sep-94               0
Johnson & Dugan Ins. Services...........  Redwood City, CA        Computers                       Mar-96               0
Kendall Diagnostic Center Ltd...........  Miami, FL               Medical                         Jun-91         217,894
Kendall Diagnostic Center Ltd...........  Miami, FL               Medical                         Sep-91       1,195,860
Kim Vanaman, Individual.................  Hayward, CA             Manufacturing & Production      Jun-96               0
King Carpet Mart, Inc...................  King Of Prussia, PA     Fixture                         Dec-94               0
Landtech Data Corporation...............  West Palm Beach, FL     Computers                       Jun-95               0
Local Favorite, Inc.....................  Newport Beach, CA       Restaurant Equipment            Dec-94               0
Lone Star Disposal, Inc.................  Cedar Park, TX          Sanitation                      Mar-91               0
Malone Display Inc......................  Decatur, GA             Computers                       May-96               0
Marriott Corp...........................  Washington, DC          Transportation                  Aug-91          61,960
Marriott Corp...........................  Scottsdale, AZ          Transportation                  Aug-91          83,184
Marriott Corp...........................  El Paso, TX             Transportation                  Aug-91          25,189
Marriott Corp...........................  Greensboro, NC          Transportation                  Aug-91          24,004
Marriott Corp...........................  Tampa, FL               Computers                       Aug-91          65,637
Marriott Corp...........................  Miami, FL               Video Production                Aug-91          29,941
Marriott Corp...........................  Chicago, IL             Computers                       Aug-91         140,201
Marriott Corp...........................  Point Clear, AL         Sanitation                      Aug-91         149,148
Marriott Corp...........................  Scottsdale, AZ          Transportation                  Aug-91          56,365
Marriott Corp...........................  Miami, FL               Transportation                  Aug-91          47,487
Marriott Corp...........................  Albuquerque, NM         Furniture                       Aug-91          58,628
Masterforce, Inc........................  Jordon, MN              Manufacturing & Production      Jul-91               0
MBS Business Products Inc...............  Whippany, NJ            Computers                       Feb-96               0
Message X Communications, Inc...........  Hartford, CT            Telecommunications              May-91               0
Microwave Power Devices, Inc............  Hauppauge, NY           Computers                       Apr-96               0
Mitech, Inc.............................  Rockville, MD           Furniture                       Aug-91               0
Mitzel's American Kitchen...............  Seattle, WA             Fixture                         Mar-95               0
MPQ Business Suppliers, Inc.............  Upland, CA              Office Equipment                Sep-91               0
National Board for Professional
  Teaching..............................  Cortez, FL              Furniture                       Mar-91               0
Navarra Insurance Associates............  Warrendale, PA          Computers                       Feb-95               0
Network Telephone Services, Inc.........  Woodland Hills, CA      Telecommunications              Aug-91               0
New England Marina......................  Dorchester, MA          Restaurant Equipment            Jun-91               0
New Liberty Hospital District...........  Liberty, MI             Medical                         Dec-91       1,368,794
Newark Beth Israel Medical Center.......  Newark, NJ              Computers                       May-91               0
Nissan Lift Trucks of Memphis...........  Memphis, TN             Forklifts                       Jun-91               0
North Star Foods, Inc...................  St Charles, MN          Computers                       Mar-91               0
Paine's, Inc............................  Simsbury, CT            Environmental                   Jan-92               0
Panoramic Press, Inc....................  Phoenix, AZ             Printing                        May-96               0
Parctec, Inc............................  New York, NY            Retail                          Nov-93         243,961
Parctec, Inc............................  New York, NY            Retail                          Nov-93          91,777
Parctec, Inc............................  New York, NY            Retail                          Dec-93         374,247
Parctec, Inc............................  New York, NY            Retail                          Dec-93          51,592
Parctec, Inc............................  New York, NY            Retail                          Dec-93          45,585
Parctec, Inc............................  New York, NY            Retail                          Dec-93          40,779
Parctec, Inc............................  New York, NY            Retail                          Dec-93         132,493
Parctec, Inc............................  New York, NY            Retail                          Dec-93         220,006
Parctec, Inc............................  New York, NY            Retail                          Dec-93         262,388
Parctec, Inc............................  New York, NY            Retail                          Dec-93          45,369
Parctec, Inc............................  New York, NY            Retail                          Dec-93          33,035

ORIGINAL LESSEE                               CASH       ACQUISITION
OR EQUIPMENT USER                         EXPENDED(2)      COST(3)
-----------------                         ------------   -----------
Imperial Plastic........................  $   124,803    $   124,803
Imperial Plastic........................      122,247        122,247
In Time Entertainment Corp..............       38,443         38,443
Ingersall Rand..........................       26,610         26,610
Interactive Telecom Network.............       27,235         27,235
James E. Connolly.......................       54,942         54,942
James E. Houtz..........................       60,489         60,489
Jason Tynan & Company, Inc..............       28,289         28,289
Johnson & Dugan Ins. Services...........       44,246         44,246
Kendall Diagnostic Center Ltd...........      105,722        323,616
Kendall Diagnostic Center Ltd...........      770,230      1,966,090
Kim Vanaman, Individual.................       32,684         32,684
King Carpet Mart, Inc...................       29,856         29,856
Landtech Data Corporation...............       29,774         29,774
Local Favorite, Inc.....................      525,049        525,049
Lone Star Disposal, Inc.................       29,366         29,366
Malone Display Inc......................       60,725         60,725
Marriott Corp...........................        6,210         68,170
Marriott Corp...........................        8,336         91,520
Marriott Corp...........................        2,524         27,713
Marriott Corp...........................        2,406         26,410
Marriott Corp...........................        6,578         72,215
Marriott Corp...........................        3,001         32,942
Marriott Corp...........................       14,051        154,251
Marriott Corp...........................       14,947        164,096
Marriott Corp...........................        5,653         62,018
Marriott Corp...........................        4,759         52,246
Marriott Corp...........................        5,876         64,503
Masterforce, Inc........................       48,422         48,422
MBS Business Products Inc...............       34,492         34,492
Message X Communications, Inc...........       25,594         25,594
Microwave Power Devices, Inc............       65,797         65,797
Mitech, Inc.............................      547,330        547,330
Mitzel's American Kitchen...............       35,143         35,143
MPQ Business Suppliers, Inc.............       29,466         29,466
National Board for Professional
  Teaching..............................      152,675        152,675
Navarra Insurance Associates............       34,232         34,232
Network Telephone Services, Inc.........      330,123        330,123
New England Marina......................       27,528         27,528
New Liberty Hospital District...........      251,343      1,620,137
Newark Beth Israel Medical Center.......       38,181         38,181
Nissan Lift Trucks of Memphis...........      231,239        231,239
North Star Foods, Inc...................      406,135        406,135
Paine's, Inc............................      157,907        157,907
Panoramic Press, Inc....................       51,086         51,086
Parctec, Inc............................       11,166        255,128
Parctec, Inc............................        4,110         95,887
Parctec, Inc............................       17,130        391,377
Parctec, Inc............................        2,361         53,954
Parctec, Inc............................        2,086         47,671
Parctec, Inc............................        1,867         42,645
Parctec, Inc............................        5,933        138,426
Parctec, Inc............................        9,851        229,857
Parctec, Inc............................       11,749        274,137
Parctec, Inc............................        2,031         47,400
Parctec, Inc............................        1,512         34,547

                                      B-58

                                    TABLE VI

                                  (UNAUDITED)

ORIGINAL LESSEE                                                                                    DATE         TOTAL
OR EQUIPMENT USER                               LOCATION                   EQUIPMENT            PURCHASED    FINANCING(1)
-----------------                         ---------------------   ---------------------------   ----------   ------------
Parctec, Inc............................  New York, NY            Retail                          Dec-93     $    76,610
Parctec, Inc............................  New York, NY            Retail                          Dec-93          31,034
Parctec, Inc............................  New York, NY            Retail                          Dec-93         121,275
Parctec, Inc............................  New York, NY            Retail                          Dec-93         169,961
Parctec, Inc............................  New York, NY            Retail                          Dec-93         206,603
Parctec, Inc............................  New York, NY            Retail                          Dec-93          47,944
Parctec, Inc............................  New York, NY            Retail                          Dec-93          38,352
Parctec, Inc............................  New York, NY            Retail                          Dec-93          39,391
Parctec, Inc............................  New York, NY            Retail                          Dec-93         204,537
Parctec, Inc............................  New York, NY            Retail                          Dec-93          78,596
Pepperidge Farm.........................  Newark, NJ              Telecommunications              May-91               0
Perry Morris............................  Irvine, CA              Manufacturing & Production      Mar-92               0
Peter Kim...............................  Santa Monica, CA        Fixture                         Mar-95               0
Phar-Mor, Inc...........................  Youngstown, OH          Fixture                         Feb-91       4,402,289
Phar-Mor, Inc...........................  Youngstown, OH          Fixture                         Feb-91       5,060,835
Philadelphia HSR Ltd. Partners..........  Sharon Hills, PA        Manufacturing & Production      Jun-91               0
Phillips Productions, Inc...............  Dallas, TX              Video Production                May-91               0
Pizza Factory...........................  Susanville, CA          Restaurant Equipment            Aug-91               0
Planned Parenthood of NYC, Inc..........  New York, NY            Computers                       Jun-91               0
Planning Sciences, Inc..................  Littleton, CO           Furniture                       Mar-96               0
Postal Systems, Inc.....................  San Mateo, CA           Printing                        Jun-96               0
Progress Realty, Inc....................  Plympton, MA            Construction                    Jun-91               0
Pullano'S Pizza, Inc....................  Glendale, AZ            Restaurant                      Apr-96               0
R & H Group, Inc........................  Oviedo, FL              Retail                          Feb-94               0
Read-Rite Corp..........................  Milpitas, CA            Manufacturing & Production      Sep-91         867,854
Read-Rite Corp..........................  Milpitas, CA            Manufacturing & Production      Sep-91         269,574
Read-Rite Corp..........................  Milpitas, CA            Manufacturing & Production      Sep-91         447,292
Read-Rite Corp..........................  Milpitas, CA            Computers                       Sep-91         456,308
Read-Rite Corp..........................  Milpitas, CA            Manufacturing & Production      Sep-91         655,369
Redman Movies And Stories, Inc..........  Salt Lake City, UT      Video Production                Jun-96               0
Rez-N-8 Productions, Inc................  Hollywood, CA           Video Production                Jun-96               0
Richard A. Rennolds Dba.................  Santa Clara, CA         Manufacturing & Production      Jun-95               0
Rico's Place, Inc.......................  San Carlos, CA          Restaurant Equipment            Jun-93               0
RJM Equipment Corp......................  Boston, MA              Construction                    Jun-91               0
Robert Dayan............................  Los Angeles, CA         Computers                       Jul-95               0
Robert Jones............................  Mission Viejo, CA       Video Production                Sep-91               0
Robinson, Brebner & Moga................  Lake Bluff, IL          Computers                       Jun-91               0
Samuel & Sandy Stephens.................  Midland, VA             Construction                    May-91               0
Sep Tech, Inc...........................  South Chatham, MA       Material Handling               Jun-91               0
Separation Technology Inc...............  St. Paul, MN            Computers                       Aug-95               0
Sessions................................  Lafayette, CO           Embroidery Equipment            Sep-91               0
Sfuzzi, Inc.............................  New York, NY            Office Equipment                Aug-91               0
Sheraton Portland Airport Hotel.........  Portland, OR            Computers                       Mar-96               0
Sliphod Graphics, Inc...................  San Diego, CA           Video Production                May-94               0
South Shore Rehabilitation..............  Rockland, MA            Medical                         Jun-91               0
Southern Refrigerated...................  Ashdown, AR             Telecommunications              Nov-92               0
Southern Refrigerated Transprt..........  Ashdown, AR             Telecommunications              Dec-96               0
Specialty Metals, Inc...................  Stamford, CT            Furniture                       Jun-91               0
Spitz Clinic, PC........................  Morton, PA              Medical                         Mar-91               0
St. Louis University....................  St. Louis, MO           Medical                         Sep-91         295,414
Star Tire And Service, Inc..............  Columbus, IN            Fixture                         Oct-91               0
Stop & Shop.............................  Braintree, MA           Computers                       Feb-91         116,332
Stop & Shop.............................  Braintree, MA           Computers                       Feb-91         569,145
Stop & Shop.............................  Braintree, MA           Retail                          Feb-91         387,311
Stop & Shop.............................  Braintree, MA           Computers                       Feb-91         114,090
Stop & Shop.............................  Braintree, MA           Retail                          Feb-91         175,093

ORIGINAL LESSEE                               CASH       ACQUISITION
OR EQUIPMENT USER                         EXPENDED(2)      COST(3)
-----------------                         ------------   -----------
Parctec, Inc............................  $     3,559    $    80,169
Parctec, Inc............................        1,420         32,455
Parctec, Inc............................        5,550        126,825
Parctec, Inc............................        7,610        177,571
Parctec, Inc............................        9,251        215,854
Parctec, Inc............................        2,147         50,091
Parctec, Inc............................        1,755         40,108
Parctec, Inc............................        1,803         41,194
Parctec, Inc............................        9,159        213,696
Parctec, Inc............................        3,597         82,193
Pepperidge Farm.........................       50,938         50,938
Perry Morris............................    1,000,000      1,000,000
Peter Kim...............................       25,958         25,958
Phar-Mor, Inc...........................      590,339      4,992,627
Phar-Mor, Inc...........................      672,186      5,733,022
Philadelphia HSR Ltd. Partners..........       31,733         31,733
Phillips Productions, Inc...............       71,636         71,636
Pizza Factory...........................       25,003         25,003
Planned Parenthood of NYC, Inc..........       26,637         26,637
Planning Sciences, Inc..................       51,853         51,853
Postal Systems, Inc.....................       50,702         50,702
Progress Realty, Inc....................       43,260         43,260
Pullano'S Pizza, Inc....................       39,423         39,423
R & H Group, Inc........................       35,025         35,025
Read-Rite Corp..........................      250,377      1,118,231
Read-Rite Corp..........................       78,071        347,645
Read-Rite Corp..........................      120,375        567,667
Read-Rite Corp..........................      119,765        576,073
Read-Rite Corp..........................      191,571        846,940
Redman Movies And Stories, Inc..........       44,885         44,885
Rez-N-8 Productions, Inc................       65,815         65,815
Richard A. Rennolds Dba.................       30,477         30,477
Rico's Place, Inc.......................       25,794         25,794
RJM Equipment Corp......................       41,194         41,194
Robert Dayan............................       29,594         29,594
Robert Jones............................       28,684         28,684
Robinson, Brebner & Moga................       36,530         36,530
Samuel & Sandy Stephens.................       45,158         45,158
Sep Tech, Inc...........................       32,946         32,946
Separation Technology Inc...............       36,013         36,013
Sessions................................       25,529         25,529
Sfuzzi, Inc.............................      180,084        180,084
Sheraton Portland Airport Hotel.........       31,193         31,193
Sliphod Graphics, Inc...................       29,696         29,696
South Shore Rehabilitation..............       25,793         25,793
Southern Refrigerated...................      362,250        362,250
Southern Refrigerated Transprt..........       50,797         50,797
Specialty Metals, Inc...................       92,560         92,560
Spitz Clinic, PC........................       30,956         30,956
St. Louis University....................      202,779        498,193
Star Tire And Service, Inc..............       45,775         45,775
Stop & Shop.............................       14,454        130,786
Stop & Shop.............................       68,131        637,276
Stop & Shop.............................       50,308        437,619
Stop & Shop.............................       14,773        128,863
Stop & Shop.............................       21,822        196,915

                                      B-59

                                    TABLE VI

                                  (UNAUDITED)

ORIGINAL LESSEE                                                                                    DATE         TOTAL
OR EQUIPMENT USER                               LOCATION                   EQUIPMENT            PURCHASED    FINANCING(1)
-----------------                         ---------------------   ---------------------------   ----------   ------------
Stop & Shop.............................  Braintree, MA           Computers                       Feb-91     $    35,126
Stop & Shop.............................  Braintree, MA           Retail                          Feb-91         169,376
Stop & Shop.............................  Braintree, MA           Computers                       Feb-91         141,920
Stop & Shop.............................  Braintree, MA           Retail                          Feb-91         118,084
Stop & Shop.............................  Braintree, MA           Retail                          Feb-91         367,507
Stop & Shop.............................  Braintree, MA           Retail                          Feb-91          99,072
Stop & Shop.............................  Braintree, MA           Computers                       Feb-91          30,019
Stop & Shop.............................  Braintree, MA           Retail                          Feb-91          64,032
Stop & Shop.............................  Braintree, MA           Retail                          Feb-91         284,138
Stop & Shop.............................  Braintree, MA           Retail                          Feb-91          50,920
Stop & Shop.............................  Braintree, MA           Retail                          Feb-91         209,029
Stop & Shop.............................  Braintree, MA           Retail                          Feb-91         169,841
Stop & Shop.............................  Braintree, MA           Retail                          Feb-91         121,255
Stop & Shop.............................  Braintree, MA           Retail                          Feb-91         103,621
Stop & Shop.............................  Braintree, MA           Retail                          Feb-91          82,969
Stop & Shop.............................  Braintree, MA           Computers                       Feb-91          26,428
Stop & Shop.............................  Braintree, MA           Retail                          Feb-91         184,177
Stop & Shop.............................  Braintree, MA           Retail                          Feb-91          62,067
Stop & Shop.............................  Braintree, MA           Computers                       Feb-91         726,459
Stop & Shop.............................  Braintree, MA           Retail                          Feb-91         198,850
Sun Presentations, Inc..................  Palm Springs, CA        Video Production                Nov-92               0
Super-Miami Ltd.........................  Concord, CA             Fixture                         Nov-91               0
Superior Disposal Service, Inc..........  Newfield, NY            Sanitation                      May-91               0
Superior Tire, Inc......................  Canoga Park, CA         Transportation                  Dec-91               0
Surface Specialists Inc.................  Harvey, LA              Manufacturing & Production      Feb-96               0
Synoptic Systems Corp...................  Springfield, VA         Computers                       May-91               0
T.B.G. of Fresh Meadows, Inc............  Whitestone, NY          Restaurant Equipment            Dec-94               0
T.W. Productivity Centers...............  San Francisco, CA       Computers                       Feb-96               0
Transportation Corp. of America.........  Minneapolis, MN         Telecommunications              Sep-91               0
Transportation Corp. of America.........  Minneapolis, MN         Telecommunications              Oct-91               0
U.S. Public Technologies Inc............  San Diego, CA           Computers                       Jun-95               0
United Diagnostics, Inc.................  Miami, FL               Medical                         Jun-91               0
USA Waste Services, Inc.................  Dallas, TX              Material Handling               Mar-91               0
USA Waste Services, Inc.................  Dallas, TX              Material Handling               Mar-91               0
USA Waste Services, Inc.................  Dallas, TX              Telecommunications              Mar-91               0
Vacation Escape Inc.....................  Boca Raton, FL          Telecommunications              Apr-95               0
Valley Porge HSR Ltd....................  Wayne, PA               Manufacturing & Production      Jun-91               0
Vermont Sand & Stone, Inc...............  Waterbury, VT           Construction                    Jun-91               0
Walid J. Talia..........................  San Diego, CA           Fixture                         Dec-94               0
William N. Cann Inc.....................  Willington, DE          Computers                       Dec-95               0
Wrap Up Productions.....................  Castro Valley, CA       Video Production                Oct-91               0
                                          Total Equipment transactions less than $25,000..................        55,673
                                                                                                             -----------
                                                                                                             $45,800,967
                                                                                                             ===========


ORIGINAL LESSEE                               CASH       ACQUISITION
OR EQUIPMENT USER                         EXPENDED(2)      COST(3)
-----------------                         ------------   -----------
Stop & Shop.............................  $     4,205    $    39,331
Stop & Shop.............................       20,337        189,713
Stop & Shop.............................       17,634        159,554
Stop & Shop.............................       13,053        131,136
Stop & Shop.............................       40,617        408,124
Stop & Shop.............................       11,896        110,968
Stop & Shop.............................        3,594         33,613
Stop & Shop.............................        7,187         71,219
Stop & Shop.............................       33,367        317,506
Stop & Shop.............................        5,727         56,647
Stop & Shop.............................       27,151        236,179
Stop & Shop.............................       20,393        190,234
Stop & Shop.............................       13,982        135,237
Stop & Shop.............................       12,442        116,062
Stop & Shop.............................        9,456         92,425
Stop & Shop.............................        2,946         29,374
Stop & Shop.............................       22,114        206,291
Stop & Shop.............................        7,736         69,803
Stop & Shop.............................       84,499        810,958
Stop & Shop.............................       23,876        222,725
Sun Presentations, Inc..................       66,253         66,253
Super-Miami Ltd.........................       96,968         96,968
Superior Disposal Service, Inc..........       35,048         35,048
Superior Tire, Inc......................       92,236         92,236
Surface Specialists Inc.................       59,358         59,358
Synoptic Systems Corp...................      164,520        164,520
T.B.G. of Fresh Meadows, Inc............      395,221        395,221
T.W. Productivity Centers...............       46,549         46,549
Transportation Corp. of America.........       38,224         38,224
Transportation Corp. of America.........       51,588         51,588
U.S. Public Technologies Inc............       37,362         37,362
United Diagnostics, Inc.................       27,181         27,181
USA Waste Services, Inc.................       30,352         30,352
USA Waste Services, Inc.................       32,422         32,422
USA Waste Services, Inc.................       45,637         45,637
Vacation Escape Inc.....................       34,104         34,104
Valley Porge HSR Ltd....................       31,733         31,733
Vermont Sand & Stone, Inc...............       45,396         45,396
Walid J. Talia..........................       27,381         27,381
William N. Cann Inc.....................       47,838         47,838
Wrap Up Productions.....................       47,315         47,315
                                            4,247,670      4,303,343
                                          -----------    -----------
                                          $26,853,123    $72,654,090
                                          ===========    ===========

----------------------------------
(1) This is the financing at the date of acquisition.

(2) Cash expended is equal to cash paid plus amounts payable on equipment purchases at December 31, 1999

(3) Total acquisition cost is equal to the contractual purchase price plus acquisition fee.

                                    TABLE VI

                ACQUISITION OF EQUIPMENT--RECENT PUBLIC PROGRAMS

                                  (UNAUDITED)

                             SUPPLEMENTAL SCHEDULE

    The following is a summary of the types and amounts of equipment currently under management for ICON Cash Flow Partners, L.P., Series C at December 31, 1999 pursuant to leases or which secure its Financing Transactions.

EQUIPMENT                                                  EQUIPMENT    EQUIPMENT      TOTAL
CATEGORY                                                     LEASES     FINANCINGS   PORTFOLIO
---------                                                  ----------   ----------   ----------
Restaurant Equipment.....................................  $  657,423   $       --   $  657,423
Computer Systems.........................................     165,329      386,094      551,423
Manufacturing & Production...............................      38,942      213,507      252,449
Printing.................................................      47,957      175,274      223,231
Office Furniture & Fixtures..............................      79,225       40,017      119,242
Medical..................................................      77,680       81,789      159,469
Video Production.........................................          --       65,815       65,815
Telecommunications.......................................          --       49,359       49,359
Copiers..................................................          --       50,566       50,566
Automotive...............................................      15,232       28,051       43,283
Construction.............................................          --           --           --
Retail Systems...........................................          --       10,164       10,164
                                                           ----------   ----------   ----------
                                                            1,081,788    1,100,636    2,182,424

                                    TABLE VI

                ACQUISITION OF EQUIPMENT--PRIOR PUBLIC PROGRAMS

                                  (UNAUDITED)

    The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series D at December 31, 1999

ORIGINAL LESSEE                                                                           DATE         TOTAL           CASH
OR EQUIPMENT USER                       LOCATION                  EQUIPMENT            PURCHASED    FINANCING(1)   EXPENDED(2)
-----------------                 ---------------------   --------------------------   ----------   ------------   ------------
1st Choice Physicians...........  Rockville, MD           Medical                        Feb-97     $         0    $    33,992
4Th Street Cleaners.............  St. Petersburg, FL      Manufacturing & Production     Mar-92               0         49,130
5Th Street Pharmacy, Inc........  Philadelphia, PA        Medical                        Mar-92               0         25,694
Aacro Precision Griding.........  Sparks, NV              Manufacturing & Production     Sep-92          24,200          3,047
ABC Cleaners....................  Pasadena, CA            Manufacturing & Production     Mar-92               0         93,410
Abracadabra Presentation........  Santa Ana, CA           Video Production               Sep-96               0         31,580
Absolute Maintenance, Inc.......  Tampa, FL               Material Handling              Oct-93               0         26,836
Accrurate Color & Compound......  Aurora, IL              Manufacturing & Production     Feb-97               0         25,719
Active Periodicals..............  Deerfield Beach, FL     Computers                      Feb-97               0         52,398
Adult Career Training Corp......  Farmington Hill, MI     Medical                        Mar-92               0         32,035
Advanced Communication..........  Minneapolis, MN         Computers                      Feb-95               0         33,517
Advantage Metal Products........  Tracy, CA               Manufacturing & Production     Mar-97               0         51,296
Adventure Components Inc........  Westlake Villge, CA     Manufacturing & Production     Apr-95               0         25,719
Aero Bookbinding................  Sterling, VA            Manufacturing & Production     Mar-96               0         30,440
AHF Marketing Research, Inc.....  New York, NY            Computers                      Dec-92               0        105,114
AHS/USC Imaging Equipment.......  Newport Beach, CA       Medical                        Dec-91               0      1,546,288
AHS/USC Imaging Equipment.......  Newport Beach, CA       Medical                        Dec-91               0      1,178,775
AHS/USC Imaging Equipment.......  Newport Beach, CA       Medical                        Dec-91               0        114,911
AHS-Kosciusko Community
  Hospital......................  Warsaw, IN              Medical                        Dec-91               0        773,178
Ajc Associates Inc..............  Fort Lauderdale, FL     Manufacturing & Production     Apr-95               0         26,538
Alamance Knit Fabrics Inc.......  Burlington, NC          Manufacturing & Production     Aug-92               0         46,776
Alexander & Alexander Srvs
  Inc...........................  Owings Mill, MD         Computers                      Jan-96       3,263,945        548,331
Alpharetta-Woodstock Ob/Gyn.....  Canton, GA              Medical                        Mar-92               0         40,974
Ambe, Kishore S., Ph.D., MD.....  Anaheim, CA             Medical                        Mar-92          25,597          9,937
Ambel Precision Manuf. Corp.....  Bethel, CT              Manufacturing & Production     Mar-95               0         39,487
Ambrose Dry Cleaners............  South Yarmouth, MA      Manufacturing & Production     Mar-92               0         91,239
American Garment Care Co........  Huntington Park, CA     Sanitation                     Oct-92          29,030          3,283
Antelope Valley MRI.............  Lancaster, CA           Medical                        Dec-91         806,855        863,495
Ap Propane, Inc.................  King Of Prussia, PA     Computers                      Dec-92         359,756        152,563
Apollo Group, Inc...............  Phoenix, AZ             Furniture                      Dec-91               0        120,110
Arter & Hadden..................  Cleveland, OH           Telecommunications             Mar-92               0         62,795
Aspen Cleaners..................  Cincinnati, OH          Manufacturing & Production     Mar-92               0         97,627
Associates In Family Care.......  Olathe, KS              Medical                        Mar-92               0         56,126
Associates In Family Care.......  Olathe, KS              Medical                        Mar-92               0         31,693
Atlantic Care Medical Center....  Lynn, MA                Medical                        Dec-91           5,235         46,420
Atlas Stamp & Marking Supplies..  Portland, OR            Manufacturing & Production     Feb-97               0         40,211
Audio Mixers, Inc...............  New York, NY            Manufacturing & Production     May-92               0         29,777
Bakery Concepts.................  Medfield, MA            Restaurant                     Jun-96               0         45,531
Bakowski, George M., O.D........  Shreveport, LA          Medical                        Mar-92               0         36,211
Ball-Incon Glass Packaging
  Corp..........................  Muncie, IN              Manufacturing & Production     Dec-92         795,970        297,574
Ball-Incon Glass Packaging
  Corp..........................  Muncie, IN              Manufacturing & Production     Dec-92         515,021        162,816
Barber Coleman, Co..............  Loves Park, IL          Computers                      Jun-95       1,216,864         63,692
Barrios, Jose A., MD............  Boynton Beach, FL       Medical                        Mar-92               0         44,322
Batniji, Sobhi A., D.D.S........  Laguna Niguel, CA       Medical                        Mar-92               0         39,802
Bay Center Corporation..........  Tampa, FL               Manufacturing & Production     Jul-92               0        108,814
Bayou Cleaners..................  Tarpon Springs, FL      Manufacturing & Production     Mar-92               0         90,557
Beck-Ola Productions, Inc.......  Santa Monica, CA        Computers                      Mar-96               0         53,292
Bell Family Health Center.......  Bell, CA                Medical                        Mar-92               0         35,146
Bell'S Answering
  Service Inc...................  Greenwich, CT           Telecommunications             Jul-95               0         33,747

ORIGINAL LESSEE                   ACQUISITION
OR EQUIPMENT USER                   COST(3)
-----------------                 ------------
1st Choice Physicians...........  $     33,992
4Th Street Cleaners.............        49,130
5Th Street Pharmacy, Inc........        25,694
Aacro Precision Griding.........        27,247
ABC Cleaners....................        93,410
Abracadabra Presentation........        31,580
Absolute Maintenance, Inc.......        26,836
Accrurate Color & Compound......        25,719
Active Periodicals..............        52,398
Adult Career Training Corp......        32,035
Advanced Communication..........        33,517
Advantage Metal Products........        51,296
Adventure Components Inc........        25,719
Aero Bookbinding................        30,440
AHF Marketing Research, Inc.....       105,114
AHS/USC Imaging Equipment.......     1,546,288
AHS/USC Imaging Equipment.......     1,178,775
AHS/USC Imaging Equipment.......       114,911
AHS-Kosciusko Community
  Hospital......................       773,178
Ajc Associates Inc..............        26,538
Alamance Knit Fabrics Inc.......        46,776
Alexander & Alexander Srvs
  Inc...........................     3,812,276
Alpharetta-Woodstock Ob/Gyn.....        40,974
Ambe, Kishore S., Ph.D., MD.....        35,534
Ambel Precision Manuf. Corp.....        39,487
Ambrose Dry Cleaners............        91,239
American Garment Care Co........        32,313
Antelope Valley MRI.............     1,670,350
Ap Propane, Inc.................       512,319
Apollo Group, Inc...............       120,110
Arter & Hadden..................        62,795
Aspen Cleaners..................        97,627
Associates In Family Care.......        56,126
Associates In Family Care.......        31,693
Atlantic Care Medical Center....        51,655
Atlas Stamp & Marking Supplies..        40,211
Audio Mixers, Inc...............        29,777
Bakery Concepts.................        45,531
Bakowski, George M., O.D........        36,211
Ball-Incon Glass Packaging
  Corp..........................     1,093,544
Ball-Incon Glass Packaging
  Corp..........................       677,836
Barber Coleman, Co..............     1,280,556
Barrios, Jose A., MD............        44,322
Batniji, Sobhi A., D.D.S........        39,802
Bay Center Corporation..........       108,814
Bayou Cleaners..................        90,557
Beck-Ola Productions, Inc.......        53,292
Bell Family Health Center.......        35,146
Bell'S Answering
  Service Inc...................        33,747

                                    TABLE VI

                                  (UNAUDITED)

ORIGINAL LESSEE                                                                           DATE         TOTAL           CASH
OR EQUIPMENT USER                       LOCATION                  EQUIPMENT            PURCHASED    FINANCING(1)   EXPENDED(2)
-----------------                 ---------------------   --------------------------   ----------   ------------   ------------
Blount, Inc.....................  Portland, OR            Manufacturing & Production     Jun-95     $   720,176    $    43,877
Bob's Cylinder Head Service.....  Fresno, CA              Manufacturing & Production     Sep-92          23,958          3,360
Boca Raton Outpatient Surgery...  Boca Raton, FL          Medical                        Mar-92               0         47,202
Bombay Duck Company Ltd.........  Concord, MA             Fixture                        Feb-96               0         57,507
Bordwell And Bratton, D.D.S.....  Memphis, TN             Medical                        Mar-92               0         43,328
Boulgourjian Brothers Corp......  West Hills, CA          Furniture                      Feb-96               0         46,132
Bourns, Inc.....................  Riverside, CA           Telecommunications             Mar-92               0        129,155
Brenlar Investments, Inc........  Novaro, CA              Furniture                      Oct-94               0        315,120
Brookside.......................  Northbrook, IL          Manufacturing & Production     Mar-92               0         59,494
C.D. Grahn Auto Repair..........  Rockville, MD           Automotive                     Aug-96               0         28,695
Caio Bella Gelato Co., Inc......  New York, NY            Fixture                        Feb-97               0         46,790
Campo, Alphonse, MD.............  Stamford, CT            Medical                        Mar-92               0         38,489
Cardiff Beach House.............  Laguna Beach, CA        Retail                         Jul-96               0         50,470
Cardinale Bread & Baking........  Pittsburg, CA           Restaurant                     Jul-96               0         26,384
Cardiovascular Consultants......  Louisville, KY          Medical                        Mar-92               0        108,549
Carullo, Emilio J., MD..........  Coral Gables, FL        Medical                        Mar-92               0         25,389
Centennial Technologies Inc.....  Billerica, MA           Computers                      Jan-96          29,261          2,606
Centennial Technologies Inc.....  Billerica, MA           Office Equipment               Jan-96          29,691          2,659
Centennial Technologies Inc.....  Billerica, MA           Manufacturing & Production     Jan-96         174,139         15,592
Centennial Technologies Inc.....  Billerica, MA           Manufacturing & Production     Jan-96         248,039         22,215
Centennial Technologies Inc.....  Billerica, MA           Manufacturing & Production     Jan-96         349,484         31,125
Center For Special Immunology...  Ft. Lauderdale, FL      Medical                        Mar-92               0         65,945
Center For Special Immunology...  Ft. Lauderdale, FL      Medical                        Mar-92               0         27,292
Central Bakery, Inc.............  Albany, NY              Restaurant                     Feb-97               0         26,226
Century Hosiery.................  Denton, NC              Manufacturing & Production     Aug-96               0         42,535
Chacko Dry Cleaner..............  Winchester, MA          Manufacturing & Production     Mar-92               0         80,875
Champlain Cable Corp............  Colchester, VT          Manufacturing & Production     Jan-96          24,790          2,041
Champlain Cable Corp............  Colchester, VT          Manufacturing & Production     Jan-96         827,839        123,382
Charcon Enterprises.............  Charlotte, NC           Manufacturing & Production     Mar-92               0         79,086
Charlie & Jakes Bar-B-Q Inc.....  Melbourne, FL           Manufacturing & Production     Dec-95               0        285,762
Chef's Pride, Inc...............  Seaside, CA             Restaurant                     Oct-92          28,370          3,061
Childrens & Presbyterian........  Plano, TX               Medical                        Mar-92               0         31,037
Chrysler Capital................  Highland Park, MI       Computers                      Apr-92         390,050        249,974
Chrysler Corp...................  Highland Park, MI       Computers                      Sep-91         231,979        117,821
Chrysler Corp...................  Highland Park, MI       Computers                      Apr-92         128,043         58,753
Chrysler Corp...................  Highland Park, MI       Computers                      Sep-91         131,105        125,194
Chrysler Motors Corp............  Highland Park, MI       Computers                      Sep-91         109,254        117,190
Chrysler Motors Corp............  Highland Park, MI       Computers                      Sep-91         110,329         86,469
Chrysler Motors Corp............  Highland Park, MI       Computers                      Sep-91         123,405        117,839
Chrysler Motors Corp............  Highland Park, MI       Computers                      Sep-91         394,760        191,056
Chrysler Motors Corp............  Highland Park, MI       Computers                      Sep-91         588,742        257,475
Chrysler Motors Corp............  Highland Park, MI       Computers                      Sep-91          33,771         16,346
Chrysler Motors Corp............  Highland Park, MI       Computers                      Sep-91         122,627         51,378
Chrysler Motors Corp............  Highland Park, MI       Computers                      Sep-91         435,087        173,683
Chrysler Motors Corp............  Highland Park, MI       Computers                      Sep-91         567,404        217,122
Chrysler Motors Corp............  Highland Park, MI       Computers                      Sep-91         640,401        245,050
Chrysler Motors Corp............  Highland Park, MI       Computers                      Sep-91         643,095        239,344
Chung King Studios..............  New York, NY            Audio                          Feb-97               0         47,933
Clancy's, Inc...................  Noblesville, IN         Restaurant Equipment           Dec-95               0        624,000
Cobe Laboratories...............  Pico Rivera, CA         Manufacturing & Production     Feb-97               0         32,473
Co-Care Eye Centers, Inc........  Germantown, TN          Medical                        Mar-92          26,940         10,458
Colby, Harker Desoto............  Bradenton, FL           Dry Cleaning Equipment         May-92               0        119,600
Commercial Printing.............  Virginia Beach, VA      Manufacturing & Production     Mar-96               0         29,218
Conceptions, Reproductive.......  Denver, CO              Medical                        Jun-92               0         27,338

ORIGINAL LESSEE                   ACQUISITION
OR EQUIPMENT USER                   COST(3)
-----------------                 ------------
Blount, Inc.....................  $    764,053
Bob's Cylinder Head Service.....        27,318
Boca Raton Outpatient Surgery...        47,202
Bombay Duck Company Ltd.........        57,507
Bordwell And Bratton, D.D.S.....        43,328
Boulgourjian Brothers Corp......        46,132
Bourns, Inc.....................       129,155
Brenlar Investments, Inc........       315,120
Brookside.......................        59,494
C.D. Grahn Auto Repair..........        28,695
Caio Bella Gelato Co., Inc......        46,790
Campo, Alphonse, MD.............        38,489
Cardiff Beach House.............        50,470
Cardinale Bread & Baking........        26,384
Cardiovascular Consultants......       108,549
Carullo, Emilio J., MD..........        25,389
Centennial Technologies Inc.....        31,867
Centennial Technologies Inc.....        32,350
Centennial Technologies Inc.....       189,732
Centennial Technologies Inc.....       270,254
Centennial Technologies Inc.....       380,608
Center For Special Immunology...        65,945
Center For Special Immunology...        27,292
Central Bakery, Inc.............        26,226
Century Hosiery.................        42,535
Chacko Dry Cleaner..............        80,875
Champlain Cable Corp............        26,831
Champlain Cable Corp............       951,220
Charcon Enterprises.............        79,086
Charlie & Jakes Bar-B-Q Inc.....       285,762
Chef's Pride, Inc...............        31,431
Childrens & Presbyterian........        31,037
Chrysler Capital................       640,025
Chrysler Corp...................       349,800
Chrysler Corp...................       186,797
Chrysler Corp...................       256,299
Chrysler Motors Corp............       226,444
Chrysler Motors Corp............       196,798
Chrysler Motors Corp............       241,244
Chrysler Motors Corp............       585,817
Chrysler Motors Corp............       846,217
Chrysler Motors Corp............        50,116
Chrysler Motors Corp............       174,004
Chrysler Motors Corp............       608,770
Chrysler Motors Corp............       784,526
Chrysler Motors Corp............       885,450
Chrysler Motors Corp............       882,439
Chung King Studios..............        47,933
Clancy's, Inc...................       624,000
Cobe Laboratories...............        32,473
Co-Care Eye Centers, Inc........        37,398
Colby, Harker Desoto............       119,600
Commercial Printing.............        29,218
Conceptions, Reproductive.......        27,338

                                    TABLE VI

                                  (UNAUDITED)

ORIGINAL LESSEE                                                                           DATE         TOTAL           CASH
OR EQUIPMENT USER                       LOCATION                  EQUIPMENT            PURCHASED    FINANCING(1)   EXPENDED(2)
-----------------                 ---------------------   --------------------------   ----------   ------------   ------------
Concepts Marketing..............  Aloha, OR               Telecommunications             Sep-96     $         0    $    52,264
Coopwestein Dry Cleaner.........  Brooklyn, NY            Manufacturing & Production     Jul-92               0         89,776
Copyman Copy & Printing.........  San Mateo, CA           Repographics                   Sep-96               0         47,115
Corpus Christi Diagnostic.......  Corpus Christi, TX      Medical                        Aug-92          21,757          8,446
Costa, Giovanni, MD.............  Orchard Park, NY        Medical                        Mar-92               0         35,304
Coventry........................  Cleveland Heights, OH   Restaurant                     Sep-93               0        350,000
Cox Brothers Dairy..............  Elkhorn, KY             Manufacturing & Production     Feb-97               0         31,285
Cruttenden & Company............  Irvine, CA              Telecommunications             Mar-92               0         33,494
D. Maddox, MD...................  Bakersfield, CA         Medical                        Feb-97               0         91,710
Daga, Inc.......................  Hilton Head, SC         Fixture                        Nov-92               0         99,216
Danbury Ob/Gyn..................  Danbury, CT             Medical                        Mar-92               0         25,921
David Klee......................  Poway, CA               Manufacturing & Production     Mar-96               0         26,918
Defcon..........................  Carisbed, CA            Computers                      Jul-95               0         40,744
Delong Sportswear, Inc..........  Grinnell, IA            Manufacturing & Production     Jun-95         479,073         12,042
Delta Point, Inc................  Monterey, CA            Computers                      Dec-91               0         67,293
Delta Point, Inc................  Monterey, CA            Computers                      Feb-92               0         78,920
Delta Point, Inc................  Monterey, CA            Computers                      Mar-92               0         91,459
Delta Point, Inc................  Monterey, CA            Computers                      Apr-92               0         32,190
Deltapoint, Inc.................  Monterey, CA            Computers                      Sep-94               0         31,309
Deltapoint, Inc.................  Monterey, CA            Computers                      Sep-94               0         36,743
Deltapoint, Inc.................  Monterey, CA            Computers                      Sep-94               0         51,415
Denton Hall Burgin & Warrens....  Los Angeles, CA         Telecommunications             Mar-92               0         30,906
Desert Diecutting, Inc..........  Las Vegas, NV           Manufacturing & Production     Feb-97               0         43,934
Design Design, Inc..............  Rutland, VT             Manufacturing & Production     May-92               0         28,109
Dettmer Hospital................  Troy, OH                Medical                        Mar-92               0         53,209
Dimaano, Cecilia D., MD, PC.....  Mesa, AZ                Medical                        Mar-92               0         28,431
Doctors Hospital................  Houston, TX             Medical                        Mar-92               0         34,772
Dominion Medical
  Associates, Inc...............  Richmond, VA            Medical                        Mar-92               0         25,231
Doria Enterprises, Inc..........  New York, NY            Retail                         Jul-96               0         27,135
Douglas General Hospital........  Douglasville, GA        Medical                        Dec-91               0         45,129
Downtown Press Inc..............  Baltimore, MD           Manufacturing & Production     Mar-96               0        134,240
Dr. Robert S. Guminey DDS.......  Tomball, TX             Medical                        Oct-91               0        162,864
Draffin, David S., MD, PA.......  Summerville, SC         Medical                        Mar-92               0         26,385
Drs. Eade, J.D. & Brooks,
  B.J...........................  Campbellsville, KY      Medical                        Mar-92               0         69,800
Dumfries Pharmacy, Inc..........  Dumfries, VA            Medical                        Mar-92               0         68,276
Duracell, Inc...................  Bethel, CT              Computers                      Jun-95       2,152,323        101,227
Duracell, Inc...................  Bethel, CT              Computers                      Jun-95       1,078,280         28,573
East Mission Valley Copy........  San Diego, CA           Printing                       Sep-96               0         58,216
East Point Hospital.............  Lehigh Acres, FL        Medical                        Dec-91               0        175,044
Eaton Coin Laundry..............  Dunwoody, GA            Manufacturing & Production     Mar-92               0         94,704
Emanuel Hospital & Health
  Center........................  Portland, OR            Medical                        Dec-91               0        438,498
Eskaton.........................  Carmichael, CA          Telecommunications             Mar-92               0        143,943
Ettrick Medical Center..........  Ettrick, VA             Medical                        Mar-92               0         40,539
Executive Dry Cleaners..........  Cranston, RI            Manufacturing & Production     Mar-92               0         70,054
Fawcett Memorial Hospital.......  Port Charlotte, IL      Medical                        Dec-91          77,159        190,178
FCR, Inc........................  Weymouth, MA            Manufacturing & Production     Dec-94               0         27,805
Federal Express.................  Memphis, TN             Aircraft                       Sep-96               0      8,756,291
Ferson Dry Cleaner..............  Miami, FL               Manufacturing & Production     Mar-92               0         77,400
Festival Cleaners...............  Chantilly, VA           Manufacturing & Production     Mar-92               0        133,664
Fiesta..........................  Lilburn, GA             Manufacturing & Production     Mar-92               0        191,108
First Security..................  Atlanta, GA             Manufacturing & Production     Mar-92               0        454,480
First Universal Trading, Inc....  Long Beach, CA          Computers                      Mar-97               0         34,562
Florida Hospitality Resorts.....  Pompano Beach, FL       Furniture                      Jun-94               0        200,251

ORIGINAL LESSEE                   ACQUISITION
OR EQUIPMENT USER                   COST(3)
-----------------                 ------------
Concepts Marketing..............  $     52,264
Coopwestein Dry Cleaner.........        89,776
Copyman Copy & Printing.........        47,115
Corpus Christi Diagnostic.......        30,203
Costa, Giovanni, MD.............        35,304
Coventry........................       350,000
Cox Brothers Dairy..............        31,285
Cruttenden & Company............        33,494
D. Maddox, MD...................        91,710
Daga, Inc.......................        99,216
Danbury Ob/Gyn..................        25,921
David Klee......................        26,918
Defcon..........................        40,744
Delong Sportswear, Inc..........       491,115
Delta Point, Inc................        67,293
Delta Point, Inc................        78,920
Delta Point, Inc................        91,459
Delta Point, Inc................        32,190
Deltapoint, Inc.................        31,309
Deltapoint, Inc.................        36,743
Deltapoint, Inc.................        51,415
Denton Hall Burgin & Warrens....        30,906
Desert Diecutting, Inc..........        43,934
Design Design, Inc..............        28,109
Dettmer Hospital................        53,209
Dimaano, Cecilia D., MD, PC.....        28,431
Doctors Hospital................        34,772
Dominion Medical
  Associates, Inc...............        25,231
Doria Enterprises, Inc..........        27,135
Douglas General Hospital........        45,129
Downtown Press Inc..............       134,240
Dr. Robert S. Guminey DDS.......       162,864
Draffin, David S., MD, PA.......        26,385
Drs. Eade, J.D. & Brooks,
  B.J...........................        69,800
Dumfries Pharmacy, Inc..........        68,276
Duracell, Inc...................     2,253,550
Duracell, Inc...................     1,106,853
East Mission Valley Copy........        58,216
East Point Hospital.............       175,044
Eaton Coin Laundry..............        94,704
Emanuel Hospital & Health
  Center........................       438,498
Eskaton.........................       143,943
Ettrick Medical Center..........        40,539
Executive Dry Cleaners..........        70,054
Fawcett Memorial Hospital.......       267,337
FCR, Inc........................        27,805
Federal Express.................     8,756,291
Ferson Dry Cleaner..............        77,400
Festival Cleaners...............       133,664
Fiesta..........................       191,108
First Security..................       454,480
First Universal Trading, Inc....        34,562
Florida Hospitality Resorts.....       200,251

                                    TABLE VI

                                  (UNAUDITED)

ORIGINAL LESSEE                                                                           DATE         TOTAL           CASH
OR EQUIPMENT USER                       LOCATION                  EQUIPMENT            PURCHASED    FINANCING(1)   EXPENDED(2)
-----------------                 ---------------------   --------------------------   ----------   ------------   ------------
Florida Hospitality Resorts.....  Pompano Beach, FL       Furniture                      Jun-94     $         0    $   296,849
Foggy Bottom....................  Washington, DC          Medical                        Mar-92               0         68,280
Fountain Valley Regional........  Fountain Valley, CA     Medical                        Dec-91               0        897,554
Fountain Valley Regional........  Fountain Valley, CA     Medical                        Oct-93               0        409,914
Frone'S Brokerage Inc...........  Central Point, OR       Fixture                        Jan-96               0         80,468
G&S Foundry &
  Manufacturing Co..............  Red Bud, IL             Manufacturing & Production     Jan-95               0         36,288
G.T.R. Inc. Dba.................  Atlanta, GA             Restaurant                     Apr-95               0         55,991
Garmar Medical Group............  Montebello, CA          Medical                        Mar-92               0         25,085
Gary J. Elmer...................  Huntington Beach, CA    Manufacturing & Production     Nov-95               0         27,441
Gary'S Pub & Billiards..........  Marathon, FL            Retail                         Oct-96               0         31,248
General Electric Co.............  Hartford, CT            Computers                      Dec-95         575,464        102,647
Geotek Communications Inc.......  Montvale, NJ            Telecommunications             Mar-97               0        263,816
Gerlay Gary S., MD..............  Deming, NM              Medical                        Mar-92               0         51,551
Gilroy Printers & Office
  Supplies......................  Gilroy, CA              Computers                      Sep-95               0         44,482
Goldstar Cabinets, Inc..........  Phoenix, AZ             Computers                      Jun-96               0         36,872
Graphic Consultants Inc.........  Paul Ramsey, MN         Manufacturing & Production     Mar-96               0         25,030
Graphix, Inc....................  Savage, MD              Printing                       Feb-97               0         29,020
Gray Television, Inc............  Greensboro, NC          Computers                      Mar-95               0         39,376
Great American Cleaners.........  Friendswood, TX         Manufacturing & Production     Mar-92               0         93,880
Greenbrier Family Medical
  Center........................  Chesapeake, VA          Medical                        Mar-92               0         28,178
Greene Dot Inc..................  San Diego, CA           Video Production               Jul-92               0         25,273
Gustafson Master Cleaners.......  N. Providence, RI       Manufacturing & Production     Mar-92               0         94,241
Half Inch Video Dba, Scott,
  R.............................  San Francisco, CA       Video Production               Feb-97               0         25,598
Hamilton Communications.........  Wauwatosa, WI           Computers                      Jul-96               0         60,262
Hanley, III, James R., MD.......  Macclenny, FL           Medical                        Mar-92               0         28,330
Harbor Truck Bodies, Inc........  Brea, CA                Automotive                     Feb-97               0         49,711
Hasley Dry Cleaner..............  Ft. Smith, AR           Manufacturing & Production     Mar-92               0         76,356
Hatfield, Bonnie................  Louisville, KY          Medical                        Mar-92               0         52,195
Healthtrust, Inc................  Sun City, FL            Medical                        Dec-91               0        257,223
Hempstead Park Nursing Home.....  Hempstead, NY           Medical                        Mar-92               0         25,947
Hendrixson & Sons Install.......  Round Lake, IL          Computers                      Feb-97               0         29,732
Highland Tap....................  Atlanta, GA             Furniture                      Mar-92               0         39,866
Hometown Buffet, Inc............  San Diego, CA           Restaurant                     Feb-95               0        642,720
Hookset Bagel & Deli............  Hooksett, NH            Restaurant                     Jul-96               0         60,852
Hope-Gill, Herbert F., MD.......  Sarasota, FL            Medical                        Mar-92               0         34,917
Horrigan Enterprises............  Colton, CA              Computers                      Apr-96               0         32,587
Howard, Donald C., D.O..........  Hallandale, FL          Medical                        Mar-92               0         33,618
Howard's Tavern Snacks, Inc.....  Portland, OR            Fixture                        Mar-95               0         30,445
Hrangl Medical
  Development, Inc..............  Estherville, IA         Medical                        Mar-92               0         31,521
Human Resources Contract........  Los Angeles, CA         Furniture                      Mar-97               0         58,248
Humana Inc......................  Louisville, KY          Medical                        Dec-92               0         37,181
Hurricane Graphics..............  Miami Lakes, FL         Manufacturing & Production     Mar-96               0         32,734
Hydratec, Inc...................  Baltimore, MD           Manufacturing & Production     Feb-97               0         25,374
I.V.L. Inc......................  Ft. Lauderdale, FL      Computers                      Jan-96               0         55,589
IMP, Inc........................  San Jose, CA            Manufacturing & Production     Mar-95       1,376,519        315,061
IMP, Inc........................  San Jose, CA            Manufacturing & Production     Mar-97               0      1,074,631
In The Mix Inc..................  New York, NY            Computers                      Feb-97               0         33,389
Information Storage Devices.....  San Jose, CA            Computers                      Jun-94               0        126,414
Information Storage Devices.....  San Jose, CA            Computers                      Jun-94               0        358,927
Information Storage Devices.....  San Jose, CA            Computers                      Aug-94               0         67,381
Inliner Americas, Inc...........  Houston, TX             Manufacturing & Production     Feb-97               0         58,243
Innovo, Inc.....................  Springfield, TN         Fixture                        Jun-94               0         90,785
Intermark Components, Inc.......  Huntington Bch, CA      Manufacturing & Production     Feb-95               0         32,242

ORIGINAL LESSEE                   ACQUISITION
OR EQUIPMENT USER                   COST(3)
-----------------                 ------------
Florida Hospitality Resorts.....  $    296,849
Foggy Bottom....................        68,280
Fountain Valley Regional........       897,554
Fountain Valley Regional........       409,914
Frone'S Brokerage Inc...........        80,468
G&S Foundry &
  Manufacturing Co..............        36,288
G.T.R. Inc. Dba.................        55,991
Garmar Medical Group............        25,085
Gary J. Elmer...................        27,441
Gary'S Pub & Billiards..........        31,248
General Electric Co.............       678,111
Geotek Communications Inc.......       263,816
Gerlay Gary S., MD..............        51,551
Gilroy Printers & Office
  Supplies......................        44,482
Goldstar Cabinets, Inc..........        36,872
Graphic Consultants Inc.........        25,030
Graphix, Inc....................        29,020
Gray Television, Inc............        39,376
Great American Cleaners.........        93,880
Greenbrier Family Medical
  Center........................        28,178
Greene Dot Inc..................        25,273
Gustafson Master Cleaners.......        94,241
Half Inch Video Dba, Scott,
  R.............................        25,598
Hamilton Communications.........        60,262
Hanley, III, James R., MD.......        28,330
Harbor Truck Bodies, Inc........        49,711
Hasley Dry Cleaner..............        76,356
Hatfield, Bonnie................        52,195
Healthtrust, Inc................       257,223
Hempstead Park Nursing Home.....        25,947
Hendrixson & Sons Install.......        29,732
Highland Tap....................        39,866
Hometown Buffet, Inc............       642,720
Hookset Bagel & Deli............        60,852
Hope-Gill, Herbert F., MD.......        34,917
Horrigan Enterprises............        32,587
Howard, Donald C., D.O..........        33,618
Howard's Tavern Snacks, Inc.....        30,445
Hrangl Medical
  Development, Inc..............        31,521
Human Resources Contract........        58,248
Humana Inc......................        37,181
Hurricane Graphics..............        32,734
Hydratec, Inc...................        25,374
I.V.L. Inc......................        55,589
IMP, Inc........................     1,691,580
IMP, Inc........................     1,074,631
In The Mix Inc..................        33,389
Information Storage Devices.....       126,414
Information Storage Devices.....       358,927
Information Storage Devices.....        67,381
Inliner Americas, Inc...........        58,243
Innovo, Inc.....................        90,785
Intermark Components, Inc.......        32,242

                                    TABLE VI

                                  (UNAUDITED)

ORIGINAL LESSEE                                                                           DATE         TOTAL           CASH
OR EQUIPMENT USER                       LOCATION                  EQUIPMENT            PURCHASED    FINANCING(1)   EXPENDED(2)
-----------------                 ---------------------   --------------------------   ----------   ------------   ------------
Internal Medicine Group.........  Little Rock, AR         Medical                        Mar-92     $         0    $    34,769
Internal Medicine Specialists...  Las Vegas, NV           Medical                        Mar-92               0         34,803
International Communications....  Elizabeth, NJ           Computers                      Jun-95               0         42,344
International Power
  Devices Inc...................  Boston, MA              Telecommunications             Jan-96          30,916          2,381
International Power
  Devices Inc...................  Boston, MA              Computers                      Jan-96          35,567          2,782
International Power
  Devices Inc...................  Boston, MA              Manufacturing & Production     Jan-96          35,567        782,577
International Rectifier Corp....  Temecula, CA            Telecommunications             Mar-92               0        118,882
International Rectifier Corp....  El Segundo, CA          Telecommunications             Jul-93               0        175,626
J & B Finishers.................  Tucker, GA              Manufacturing & Production     Mar-96               0         31,949
Jack Vanden Brulle..............  Berkeley, CA            Printing                       Jun-96               0         45,929
Jimenez Soft Touch..............  Tampa, FL               Manufacturing & Production     Mar-92               0         85,349
John Corkery Jr.................  Canton, MA              Printing                       Jun-95               0         38,679
John J. Prescott................  Washington, DC          Video Production               Jun-96               0         57,930
Johnny P. Singh.................  Brawley, CA             Material Handling              Sep-92          41,049          8,068
K & I Plastics, Inc.............  Jacksonville, FL        Manufacturing & Production     Oct-91               0         25,720
Katz & Klein....................  Sacramento, CA          Manufacturing & Production     Mar-97               0         27,684
Ka-Va Inc Dba Clothes Clinic....  Watertown, MA           Manufacturing & Production     Jun-95               0         39,148
Kehne, Susan M & Diaz, Luis MD..  Las Vegas, NV           Medical                        Mar-92               0         34,859
Kerr Glass Manufacturing
  Corp..........................  Los Angeles, CA         Manufacturing & Production     Dec-92         239,822        103,386
Kerr Glass Manufacturing
  Corp..........................  Los Angeles, CA         Manufacturing & Production     Dec-92       1,046,565        348,824
King, Purtich & Morrice.........  Los Angeles, CA         Telecommunications             Apr-93               0         53,799
Kingman Hospital, Inc...........  Kingman, AZ             Medical                        Dec-91               0        256,524
Kings Meat & Seafood Corp.......  Houston, TX             Restaurant                     Aug-96               0         32,701
Kissimee Memorial Hospital......  Kissimee, FL            Medical                        Dec-91               0        487,203
Klasky & Csupo, Inc.............  Hollywood, CA           Office Equipment               Sep-92          28,448          4,759
Klein, Roger MD.................  Ashland, KY             Medical                        Mar-92               0         45,195
Knox Insurance Agency Inc.......  Albany, NY              Computers                      Jun-95               0         28,558
Kopy King Inc...................  Chattanooga, TN         Manufacturing & Production     Mar-96               0         30,284
Kreegr Dry Cleaner..............  Arvada, CO              Manufacturing & Production     Mar-92               0         80,343
Kurusu, Shozo, MD...............  Charleston, WV          Medical                        Mar-92               0         50,433
L & S Enterprises...............  Dayton, OH              Office Equipment               Jul-96               0         54,021
L.W. Blake Hospital.............  Bradenton, FL           Medical                        Dec-91               0        319,245
Laclede Steel, Inc..............  St. Louis, MO           Fixture                        Sep-93               0         79,718
Laguna Graphic Arts Inc.........  Irvine, CA              Manufacturing & Production     Mar-96               0         72,146
Lawrence Medical Laboratory.....  Monrovia, CA            Medical                        Mar-92               0         51,876
Lee Family Clinic...............  Durant, OK              Computers                      Aug-96               0         66,646
Lee-Koh Medical Corporation PC..  Reseda, CA              Medical                        Mar-92               0         44,052
Leroy Gorzell...................  Falls City, TX          Manufacturing & Production     Mar-95               0         34,762
Little Rock Internal Medicine...  Little Rock, AR         Medical                        Mar-92               0         53,858
Littletown Pattern Works........  Littlestown, PA         Manufacturing & Production     Mar-97               0         26,426
Long Beach Acceptance Corp......  Oradell, NJ             Computers                      Jul-96               0         56,574
Long Beach Acceptance Corp......  Oradell, NJ             Computers                      Aug-96               0        146,238
Long Beach Acceptance Corp......  Oradell, NJ             Computers                      Sep-95               0        569,155
Long Beach Acceptance Corp......  Oradell, NJ             Computers                      Nov-95               0        110,452
Long, Nancy L., MD..............  Henderson, NV           Medical                        Mar-92               0         25,072
Loy Loy Restaurant..............  Clovis, CA              Restaurant                     Sep-92          36,956          4,907
LTK Litho, Inc..................  Deer Park, NY           Manufacturing & Production     Mar-97               0         39,504
Mallory Smith Management Srvc...  Santa Barbara, CA       Computers                      Apr-94               0         32,683
Marble & Granite Fabricators....  Warren, MI              Manufacturing & Production     Feb-97               0         49,386
Martin Paul, Ltd................  Boston, MA              Photography                    Sep-96               0         50,672
Marvista Pub, Inc...............  Longboat Key, FL        Retail                         Feb-97               0         31,122
Matassa'S Market--Dauphine......  New Orleans, LA         Fixture                        Jan-96               0         51,207
Matsco Financial Corp...........  Emeryville, CA          Manufacturing & Production     Dec-91               0        151,308
Matsco Financial Corp...........  Emeryville, CA          Manufacturing & Production     Dec-91               0         81,041

ORIGINAL LESSEE                   ACQUISITION
OR EQUIPMENT USER                   COST(3)
-----------------                 ------------
Internal Medicine Group.........  $     34,769
Internal Medicine Specialists...        34,803
International Communications....        42,344
International Power
  Devices Inc...................        33,297
International Power
  Devices Inc...................        38,349
International Power
  Devices Inc...................       818,144
International Rectifier Corp....       118,882
International Rectifier Corp....       175,626
J & B Finishers.................        31,949
Jack Vanden Brulle..............        45,929
Jimenez Soft Touch..............        85,349
John Corkery Jr.................        38,679
John J. Prescott................        57,930
Johnny P. Singh.................        49,117
K & I Plastics, Inc.............        25,720
Katz & Klein....................        27,684
Ka-Va Inc Dba Clothes Clinic....        39,148
Kehne, Susan M & Diaz, Luis MD..        34,859
Kerr Glass Manufacturing
  Corp..........................       343,208
Kerr Glass Manufacturing
  Corp..........................     1,395,388
King, Purtich & Morrice.........        53,799
Kingman Hospital, Inc...........       256,524
Kings Meat & Seafood Corp.......        32,701
Kissimee Memorial Hospital......       487,203
Klasky & Csupo, Inc.............        33,207
Klein, Roger MD.................        45,195
Knox Insurance Agency Inc.......        28,558
Kopy King Inc...................        30,284
Kreegr Dry Cleaner..............        80,343
Kurusu, Shozo, MD...............        50,433
L & S Enterprises...............        54,021
L.W. Blake Hospital.............       319,245
Laclede Steel, Inc..............        79,718
Laguna Graphic Arts Inc.........        72,146
Lawrence Medical Laboratory.....        51,876
Lee Family Clinic...............        66,646
Lee-Koh Medical Corporation PC..        44,052
Leroy Gorzell...................        34,762
Little Rock Internal Medicine...        53,858
Littletown Pattern Works........        26,426
Long Beach Acceptance Corp......        56,574
Long Beach Acceptance Corp......       146,238
Long Beach Acceptance Corp......       569,155
Long Beach Acceptance Corp......       110,452
Long, Nancy L., MD..............        25,072
Loy Loy Restaurant..............        41,863
LTK Litho, Inc..................        39,504
Mallory Smith Management Srvc...        32,683
Marble & Granite Fabricators....        49,386
Martin Paul, Ltd................        50,672
Marvista Pub, Inc...............        31,122
Matassa'S Market--Dauphine......        51,207
Matsco Financial Corp...........       151,308
Matsco Financial Corp...........        81,041


                                    TABLE VI

                                  (UNAUDITED)

ORIGINAL LESSEE                                                                           DATE         TOTAL           CASH
OR EQUIPMENT USER                       LOCATION                  EQUIPMENT            PURCHASED    FINANCING(1)   EXPENDED(2)
-----------------                 ---------------------   --------------------------   ----------   ------------   ------------
Matsco Financial Corp...........  Emeryville, CA          Manufacturing & Production     Dec-91     $         0    $    36,106
Matsco Financial Corp...........  Emeryville, CA          Manufacturing & Production     Dec-91               0         33,980
Matsco Financial Corp...........  Emeryville, CA          Manufacturing & Production     Dec-91               0         29,862
Matsco Financial Corp...........  Emeryville, CA          Manufacturing & Production     Dec-91               0         29,549
Matsco Financial Corp...........  Emeryville, CA          Manufacturing & Production     Dec-91               0         28,390
Mc Hargue, Chauncey A., MD......  Culpeper, VA            Medical                        Mar-92               0         25,400
Med Access......................  Stafford, TX            Medical                        Mar-92               0         26,344
Merle West Medical Center.......  Klamath Falls, OR       Medical                        Mar-92               0        108,517
Merritt, Melvin D., MD..........  Aurora, CO              Medical                        Mar-92               0         50,555
Metro Design Center.............  Saratoga, CA            Telecommunications             Sep-96               0         26,014
Metro-Continental, Inc..........  Dayton, TX              Manufacturing & Production     Mar-92               0         78,792
MGM Enterprises, Inc............  Amarillo, TX            Fixture                        Jun-94               0         28,291
Micro Strategies, Inc...........  Denville, NJ            Telecommunications             Jul-96               0         53,851
Milpitas Cleaners...............  Milpitas, CA            Sanitation                     Sep-92          29,977          3,019
Mind's Eye Graphics, Inc........  Richmond, VA            Computers                      Mar-95               0         26,972
Missouri Eye Institute..........  Springfield, MO         Medical                        Mar-92               0         37,398
Mojabe Chiropractic.............  Rancho Cucamong, CA     Medical                        Mar-92               0         30,595
Mondo Media.....................  San Francisco, CA       Computers                      May-96               0         49,405
Montgomery City Hospital........  Rockville, MD           Medical                        Dec-91               0      1,148,225
Montgomery City Hospital........  Rockville, MD           Medical                        Dec-91               0        296,171
Montgomery City Hospital........  Rockville, MD           Medical                        Dec-91               0        171,735
Morgan's Creative Restaurant....  Beachwood, OH           Restaurant                     Mar-95               0        234,091
Morgan's Foods..................  Saratoga, CA            Restaurant                     Mar-95               0        189,746
Morgan's Foods..................  Beachwood, OH           Computers                      Sep-94               0        102,805
Mount Pleasant Spinal Health....  Mount Pleasant, SC      Medical                        Mar-92               0         26,797
Mount Sinai Medical Center......  Miami Beach, FL         Medical                        Dec-91         954,276        195,228
Mount Sinai Medical Center......  Miami Beach, FL         Medical                        Dec-91       1,138,257        356,746
Nadler'S Bakery & Deli..........  San Antonio, TX         Restaurant                     Oct-96               0         32,362
Nair Dry Cleaner................  Oak Lawn, IL            Manufacturing & Production     Mar-92               0         98,653
Nasco Sportswear, Inc...........  Springfield, TN         Manufacturing & Production     Jun-92               0         87,360
Nasco Sportswear, Inc...........  Springfield, TN         Manufacturing & Production     Jun-92               0         87,360
Nasco Sportswear, Inc...........  Springfield, TN         Manufacturing & Production     Jun-92               0         87,360
Nasco Sportswear, Inc...........  Springfield, TN         Computers                      Sep-92               0         46,691
Nasco, Inc......................  Springfield, TN         Computers                      Jun-92               0        780,000
New London Press Inc............  Alpharetta, GA          Manufacturing & Production     Mar-96               0         26,903
New World Rising, Inc...........  Birmingham, AL          Computers                      Feb-97               0         45,888
Ngo Dry Cleaner.................  Beltsville, MD          Manufacturing & Production     Mar-92               0         73,242
Norfolk Warehouse
  Distribution..................  Norfolk, VA             Furniture                      Jul-95               0         36,945
Norgetown Cleaners..............  Clarendon Hills, IL     Manufacturing & Production     Mar-92               0         78,588
Norman's Food Store's, Inc......  Nebraska City, NE       Computers                      Dec-93               0         99,615
Ohio Power Company..............  Columbus, OH            Material Handling              Oct-92      11,846,000        473,840
Ohio Power Company..............  Columbus, OH            Material Handling              Oct-92               0      9,525,880
Olash And Van Vooren, MD........  Louisville, KY          Medical                        Mar-92               0         35,430
Old Dominion Carstar............  Eugene, OR              Computers                      Apr-94               0         29,854
Omni Mortgage Group, Inc........  Lawrenceville, GA       Computers                      Feb-97               0         34,676
One Hour Martinizing............  Stone Mountain, GA      Manufacturing & Production     Mar-92               0         27,289
Oswego Cleaners.................  Oswego, IL              Manufacturing & Production     Mar-92               0         71,745
Oswego Village Clinic...........  Lake Oswego, OR         Medical                        Mar-92               0         25,669
Pacific Equity Service..........  Vancouver, WA           Computers                      Aug-96               0         31,273
Palo Alto Car Wash Partners.....  San Francisco, CA       Manufacturing & Production     Jul-92               0        122,425
Panama Hatties..................  Huntington Stat, NY     Restaurant                     Mar-97               0         53,637
Paolo'S Italian Kitchen.........  Melbourne, FL           Restaurant                     Feb-97               0         49,404
Parker K. Bagley MD.............  Inverness, FL           Medical                        Feb-95               0         88,444
Parker K. Bagley, MD PA.........  Inverness, FL           Medical                        Dec-91               0        323,733

ORIGINAL LESSEE                   ACQUISITION
OR EQUIPMENT USER                   COST(3)
-----------------                 ------------
Matsco Financial Corp...........  $     36,106
Matsco Financial Corp...........        33,980
Matsco Financial Corp...........        29,862
Matsco Financial Corp...........        29,549
Matsco Financial Corp...........        28,390
Mc Hargue, Chauncey A., MD......        25,400
Med Access......................        26,344
Merle West Medical Center.......       108,517
Merritt, Melvin D., MD..........        50,555
Metro Design Center.............        26,014
Metro-Continental, Inc..........        78,792
MGM Enterprises, Inc............        28,291
Micro Strategies, Inc...........        53,851
Milpitas Cleaners...............        32,997
Mind's Eye Graphics, Inc........        26,972
Missouri Eye Institute..........        37,398
Mojabe Chiropractic.............        30,595
Mondo Media.....................        49,405
Montgomery City Hospital........     1,148,225
Montgomery City Hospital........       296,171
Montgomery City Hospital........       171,735
Morgan's Creative Restaurant....       234,091
Morgan's Foods..................       189,746
Morgan's Foods..................       102,805
Mount Pleasant Spinal Health....        26,797
Mount Sinai Medical Center......     1,149,504
Mount Sinai Medical Center......     1,495,003
Nadler'S Bakery & Deli..........        32,362
Nair Dry Cleaner................        98,653
Nasco Sportswear, Inc...........        87,360
Nasco Sportswear, Inc...........        87,360
Nasco Sportswear, Inc...........        87,360
Nasco Sportswear, Inc...........        46,691
Nasco, Inc......................       780,000
New London Press Inc............        26,903
New World Rising, Inc...........        45,888
Ngo Dry Cleaner.................        73,242
Norfolk Warehouse
  Distribution..................        36,945
Norgetown Cleaners..............        78,588
Norman's Food Store's, Inc......        99,615
Ohio Power Company..............    12,319,840
Ohio Power Company..............     9,525,880
Olash And Van Vooren, MD........        35,430
Old Dominion Carstar............        29,854
Omni Mortgage Group, Inc........        34,676
One Hour Martinizing............        27,289
Oswego Cleaners.................        71,745
Oswego Village Clinic...........        25,669
Pacific Equity Service..........        31,273
Palo Alto Car Wash Partners.....       122,425
Panama Hatties..................        53,637
Paolo'S Italian Kitchen.........        49,404
Parker K. Bagley MD.............        88,444
Parker K. Bagley, MD PA.........       323,733

                                    TABLE VI

                                  (UNAUDITED)

ORIGINAL LESSEE                                                                           DATE         TOTAL           CASH
OR EQUIPMENT USER                       LOCATION                  EQUIPMENT            PURCHASED    FINANCING(1)   EXPENDED(2)
-----------------                 ---------------------   --------------------------   ----------   ------------   ------------
Parks, Sheryl L., MD, PC........  Garden City, MI         Medical                        Mar-92     $         0    $    29,018
PCMAC Consultants...............  San Francisco, CA       Computers                      Feb-97               0         31,212
Performance A/V, Inc............  Alexandria, VA          Video Production               Sep-93               0        233,785
Perry Morris....................  Irvine, CA              Manufacturing & Production     Mar-92               0      5,200,000
Phoenix Analysis & Design.......  Gilbert, AZ             Printing                       Aug-96               0         33,255
Photo Center, Inc...............  Costa Mesa, CA          Manufacturing & Production     Mar-97               0         40,986
Physician Hospital..............  Cedar Knolls, NJ        Medical                        Dec-91               0        234,870
Pivaroff Chiropractic Corp......  Corona Del Mar, CA      Medical                        Mar-92               0         35,324
Pleasant Hill Cleaners..........  Duluth, GA              Manufacturing & Production     Mar-92               0        115,657
Pro Photo Connection, Inc.......  Irvine, CA              Computers                      Mar-97               0         29,180
Pro Sew.........................  Cincinnati, OH          Manufacturing & Production     Dec-91               0         40,018
Quail Cleaners..................  Missouri City, TX       Manufacturing & Production     Mar-92               0         90,402
Quality Baking L.L.C............  Maplewood, MO           Restaurant Equipment           Dec-95               0        296,400
R & M Baking Corp...............  Oceanside, NY           Manufacturing & Production     Nov-93               0         27,490
R & M Levy......................  Lafayette, CA           Manufacturing & Production     Sep-92               0         73,668
R.E. Smith Printing, Co.........  Fall River, MA          Printing                       Jun-95         487,200         41,021
R.U.R. Enterprises, Inc.........  Houston, TX             Furniture                      Dec-94               0         27,035
Radiology Assoc. of Mc Allen
  TX............................  Mc Allen, TX            Medical                        Dec-91               0        190,800
Radiology Assoc. of Mc Allen
  TX............................  Mc Allen, TX            Medical                        Dec-91               0         40,776
Radiology Assoc. of Mc Allen
  TX............................  Mc Allen, TX            Medical                        Jun-93               0         97,644
Radiology Assoc. of Westport....  Westport, CT            Retail                         May-92         309,873         39,188
Rain-Master Roofing.............  Portland, OR            Computers                      Jun-96               0         26,464
Raintree Cleaners...............  Roswell, GA             Manufacturing & Production     Mar-92               0        105,265
Re/Max Fireside.................  Blue Jay Villag, CA     Telecommunications             Sep-92          27,089          4,030
Re/Max International, Inc.......  Englewood, CO           Furniture                      Sep-92          25,462         10,615
Red Bank Volvo, Inc.............  Shrewsbury, NJ          Automotive                     Feb-97               0         42,070
Red Bug Cleaners................  Winter Springs, FL      Manufacturing & Production     Mar-92               0         58,238
Redwood Medical Offices.........  Crescent City, CA       Medical                        Mar-92               0         25,997
Reino Linen Service, Inc........  Gibsonburg, PA          Manufacturing & Production     Oct-91               0        759,040
Reino Linen Service, Inc........  Gibsonburg, OH          Material Handling              Dec-92               0         34,022
Reiter And Perkes, MD...........  Medford, NY             Medical                        Dec-91               0        282,435
Restaurant Management Nw Inc....  Portland, OR            Restaurant                     Jun-95               0        373,379
RLL.............................  Miami, FL               Manufacturing & Production     Mar-92               0        110,112
Rmc Environmental Service.......  Spring City, PA         Computers                      Mar-92               0         27,592
Robert M. Jones.................  Laguna Hills, CA        Video Production               Jun-96               0         58,497
Roberts, J.N., MD...............  Boaz, AL                Medical                        Mar-92               0         27,787
Rockwood Clinic, P.S............  Spokane, WA             Medical                        Dec-91       1,120,875        280,122
Roger Colby.....................  Cortez, FL              Manufacturing & Production     Mar-92               0        111,697
Rogers, Gene W., MD.............  Sonora, TX              Medical                        Mar-92               0         25,821
Rose Casual Dining, Inc.........  Newtown, PA             Restaurant Equipment           Dec-95               0        135,403
S. Johnson And Sons, Inc........  Belvidere, NJ           Manufacturing & Production     Sep-93               0         77,698
S.C.W. Corporation..............  Scituate, MA            Restaurant                     May-94               0         27,259
S.W. FL Regional Medical
  Center........................  Fort Meyers, FL         Medical                        Dec-91          44,580        161,521
Sage Enterprises, Inc...........  Des Plains, IL          Computers                      Jun-94               0        119,252
Salinas Construction............  Pleasanton, TX          Construction                   May-96               0         47,058
Salon 2000......................  Eden Prairie, MN        Fixture                        Feb-96               0         37,237
Sam Houston Memorial Hospital...  Houston, TX             Medical                        Dec-91               0        585,021
San Angelo Medical Practice.....  San Angelo, TX          Medical                        Mar-92               0         68,346
San Angelo Medical Practice.....  San Angelo, TX          Medical                        Mar-92               0         39,846
Sass, Friedman & Associates.....  Cleveland, OH           Medical                        Mar-92               0         39,205
Sass, Friedman & Associates.....  Cleveland, OH           Medical                        Mar-92               0         48,444
Sbs Commercial Leasing Inc......  Jericho, NY             Computers                      Jan-96               0        128,369
Schooley-Steen Medical..........  Fresno, CA              Furniture                      Sep-92          40,167          5,899
Sharon--John Dry Cleaner........  Kensigton, CT           Manufacturing & Production     Mar-92               0         64,410

ORIGINAL LESSEE                   ACQUISITION
OR EQUIPMENT USER                   COST(3)
-----------------                 ------------
Parks, Sheryl L., MD, PC........  $     29,018
PCMAC Consultants...............        31,212
Performance A/V, Inc............       233,785
Perry Morris....................     5,200,000
Phoenix Analysis & Design.......        33,255
Photo Center, Inc...............        40,986
Physician Hospital..............       234,870
Pivaroff Chiropractic Corp......        35,324
Pleasant Hill Cleaners..........       115,657
Pro Photo Connection, Inc.......        29,180
Pro Sew.........................        40,018
Quail Cleaners..................        90,402
Quality Baking L.L.C............       296,400
R & M Baking Corp...............        27,490
R & M Levy......................        73,668
R.E. Smith Printing, Co.........       528,221
R.U.R. Enterprises, Inc.........        27,035
Radiology Assoc. of Mc Allen
  TX............................       190,800
Radiology Assoc. of Mc Allen
  TX............................        40,776
Radiology Assoc. of Mc Allen
  TX............................        97,644
Radiology Assoc. of Westport....       349,061
Rain-Master Roofing.............        26,464
Raintree Cleaners...............       105,265
Re/Max Fireside.................        31,119
Re/Max International, Inc.......        36,077
Red Bank Volvo, Inc.............        42,070
Red Bug Cleaners................        58,238
Redwood Medical Offices.........        25,997
Reino Linen Service, Inc........       759,040
Reino Linen Service, Inc........        34,022
Reiter And Perkes, MD...........       282,435
Restaurant Management Nw Inc....       373,379
RLL.............................       110,112
Rmc Environmental Service.......        27,592
Robert M. Jones.................        58,497
Roberts, J.N., MD...............        27,787
Rockwood Clinic, P.S............     1,400,997
Roger Colby.....................       111,697
Rogers, Gene W., MD.............        25,821
Rose Casual Dining, Inc.........       135,403
S. Johnson And Sons, Inc........        77,698
S.C.W. Corporation..............        27,259
S.W. FL Regional Medical
  Center........................       206,102
Sage Enterprises, Inc...........       119,252
Salinas Construction............        47,058
Salon 2000......................        37,237
Sam Houston Memorial Hospital...       585,021
San Angelo Medical Practice.....        68,346
San Angelo Medical Practice.....        39,846
Sass, Friedman & Associates.....        39,205
Sass, Friedman & Associates.....        48,444
Sbs Commercial Leasing Inc......       128,369
Schooley-Steen Medical..........        46,065
Sharon--John Dry Cleaner........        64,410

                                    TABLE VI

                                  (UNAUDITED)

ORIGINAL LESSEE                                                                           DATE         TOTAL           CASH
OR EQUIPMENT USER                       LOCATION                  EQUIPMENT            PURCHASED    FINANCING(1)   EXPENDED(2)
-----------------                 ---------------------   --------------------------   ----------   ------------   ------------
Shift & Goldman, Inc............  Somerset, NJ            Computers                      Sep-93     $         0    $    26,738
Shin & Washinsky, MD's..........  Las Vegas, NV           Medical                        Mar-92               0         32,602
Siebe North, Inc................  Rockford, IL            Computers                      Jun-95         411,535         19,451
Sierra Nevada Memorial
  Hospital......................  Grass Valley, CA        Medical                        Mar-92               0         53,349
Sign America, Inc...............  Richmond, OH            Manufacturing & Production     Feb-97               0         28,109
Sirius Solutions................  San Francisco, CA       Computers                      May-96               0         26,193
Skal Beverages East, Inc........  Easton, MA              Restaurant                     Feb-95               0         37,626
Skolniks Bagel Bakery...........  Springfield, PA         Restaurant                     Mar-92               0         68,997
Snaderson Group.................  Escondido, CA           Computers                      Aug-96               0         34,444
Solomon Page Group Ltd..........  New York, NY            Furniture                      Sep-94               0         42,697
Solom-Page Group Ltd............  New York, NY            Computers                      Feb-94               0         42,908
South Florida Family
  Physician.....................  Pembroke Pines, FL      Medical                        Mar-92               0         68,320
Southhill Company...............  Beverly Hills, CA       Fixture                        Dec-91               0         25,308
Springfield Tool & Dye, Inc.....  Springfield, NJ         Printing                       May-92               0         26,256
St. Elizabeth Hospital, Inc.....  Appleton, WI            Medical                        Mar-92               0         90,033
St. Louis Leasing Corp..........  Ellisville, MO          Manufacturing & Production     Oct-92               0        780,181
Staples, Inc....................  Framingham, MA          Retail                         Feb-94          25,041          5,124
Staples, Inc....................  Framingham, MA          Retail                         Feb-94          23,547          4,657
Staples, Inc....................  Framingham, MA          Retail                         Feb-94          27,258          5,577
Staples, Inc....................  Framingham, MA          Retail                         Feb-94          22,895          4,248
Staples, Inc....................  Framingham, MA          Retail                         Feb-94          25,493          4,730
Staples, Inc....................  Framingham, MA          Retail                         Feb-94          25,493          4,730
Staples, Inc....................  Framingham, MA          Retail                         Feb-94          21,250          3,789
Staples, Inc....................  Framingham, MA          Retail                         Feb-94          21,250          3,789
Staples, Inc....................  Framingham, MA          Retail                         Feb-94          23,546          4,652
Staples, Inc....................  Framingham, MA          Retail                         Feb-94          22,895          4,248
Staples, Inc....................  Framingham, MA          Retail                         Feb-94          23,612          4,262
Staples, Inc....................  Framingham, MA          Retail                         Feb-94          22,075          4,517
Staples, Inc....................  Framingham, MA          Retail                         Feb-94          23,329          4,609
Stater Brothers Markets.........  Colton, CA              Furniture                      Sep-91               0        551,203
Stater Brothers Markets.........  Colton, CA              Retail                         Sep-91         104,149         25,947
Stater Brothers Markets.........  Colton, CA              Sanitation                     Sep-91          56,680         17,839
Staubach, Co....................  Dallas, TX              Telecommunications             Jun-95         455,273         21,858
Stein-Sloan.....................  Blue Bell, PA           Medical                        Mar-92               0         28,366
Steven B. Zelicof, MD...........  White Plains, NY        Medical                        Feb-96               0         57,971
Steven Braff, MD................  Clifton Springs, NY     Medical                        Dec-91          95,724        165,555
Subco East, Inc.................  Wauwatosa, WI           Restaurant                     Aug-96               0         60,031
Summit Cleaners.................  Houston, TX             Manufacturing & Production     Mar-92               0        131,372
Summit Health Inc...............  Fort Worth, TX          Computers                      Sep-95               0         55,952
Sun Presentations, Inc..........  Palm Springs, CA        Computers                      Jun-92               0         25,909
Sun Presentations, Inc..........  Palm Springs, CA        Video Production               Nov-92               0         68,903
Sunset Screening Room...........  Los Angeles, CA         Video Production               Jun-95               0         31,136
Super Miami Ltd.................  Concord, CA             Fixture                        Jun-92               0        104,162
Svogun, John A., MD.............  Norwalk, CT             Medical                        Mar-92               0         31,203
Sweet Potato Pie, Inc...........  Hawthorne, NJ           Manufacturing & Production     Oct-93               0         26,055
Synder Machine Co...............  Somerville, NJ          Manufacturing & Production     Feb-97               0         34,385
System Fuels Inc................  New Orleans, LA         Manufacturing & Production     Dec-95               0      2,648,916
T & L Creative Salads, Inc......  Brooklyn, NY            Computers                      Jan-95               0         27,307
T.B.G. of Little Neck, Inc......  Whitestone, NY          Restaurant                     Oct-94               0        312,000
Tender Touch Dry Cleaners.......  Winter Haven, FL        Manufacturing & Production     Mar-92               0         61,819
The Beach House.................  Laguna Beach, CA        Retail                         Feb-97               0         41,446
The Breakers Dba, Claddagh......  New Smyrna Bch., FL     Retail                         Feb-97               0         27,933
The Coin Laundry................  Grayson, GA             Manufacturing & Production     Mar-92               0         99,672
The Foxboro Company.............  Foxboro, MA             Fixture                        Sep-95         117,682         12,711

ORIGINAL LESSEE                   ACQUISITION
OR EQUIPMENT USER                   COST(3)
-----------------                 ------------
Shift & Goldman, Inc............  $     26,738
Shin & Washinsky, MD's..........        32,602
Siebe North, Inc................       430,986
Sierra Nevada Memorial
  Hospital......................        53,349
Sign America, Inc...............        28,109
Sirius Solutions................        26,193
Skal Beverages East, Inc........        37,626
Skolniks Bagel Bakery...........        68,997
Snaderson Group.................        34,444
Solomon Page Group Ltd..........        42,697
Solom-Page Group Ltd............        42,908
South Florida Family
  Physician.....................        68,320
Southhill Company...............        25,308
Springfield Tool & Dye, Inc.....        26,256
St. Elizabeth Hospital, Inc.....        90,033
St. Louis Leasing Corp..........       780,181
Staples, Inc....................        30,165
Staples, Inc....................        28,204
Staples, Inc....................        32,835
Staples, Inc....................        27,142
Staples, Inc....................        30,223
Staples, Inc....................        30,223
Staples, Inc....................        25,040
Staples, Inc....................        25,040
Staples, Inc....................        28,198
Staples, Inc....................        27,142
Staples, Inc....................        27,874
Staples, Inc....................        26,591
Staples, Inc....................        27,938
Stater Brothers Markets.........       551,203
Stater Brothers Markets.........       130,096
Stater Brothers Markets.........        74,519
Staubach, Co....................       477,131
Stein-Sloan.....................        28,366
Steven B. Zelicof, MD...........        57,971
Steven Braff, MD................       261,280
Subco East, Inc.................        60,031
Summit Cleaners.................       131,372
Summit Health Inc...............        55,952
Sun Presentations, Inc..........        25,909
Sun Presentations, Inc..........        68,903
Sunset Screening Room...........        31,136
Super Miami Ltd.................       104,162
Svogun, John A., MD.............        31,203
Sweet Potato Pie, Inc...........        26,055
Synder Machine Co...............        34,385
System Fuels Inc................     2,648,916
T & L Creative Salads, Inc......        27,307
T.B.G. of Little Neck, Inc......       312,000
Tender Touch Dry Cleaners.......        61,819
The Beach House.................        41,446
The Breakers Dba, Claddagh......        27,933
The Coin Laundry................        99,672
The Foxboro Company.............       130,393

                                    TABLE VI

                                  (UNAUDITED)

ORIGINAL LESSEE                                                                           DATE         TOTAL           CASH
OR EQUIPMENT USER                       LOCATION                  EQUIPMENT            PURCHASED    FINANCING(1)   EXPENDED(2)
-----------------                 ---------------------   --------------------------   ----------   ------------   ------------
The Foxboro Company.............  Foxboro, MA             Computers                      Sep-95     $   814,341    $    87,452
The Foxboro Company.............  Foxboro, MA             Manufacturing & Production     Sep-95         944,934         84,060
The Foxboro Company.............  Foxboro, MA             Furniture                      Jan-96          26,942          2,480
The Foxboro Company.............  Foxboro, MA             Fixture                        Jan-96         286,844         27,311
The Foxboro Company.............  Foxboro, MA             Manufacturing & Production     Jan-96       1,018,693         86,626
The Foxboro Company.............  Foxboro, MA             Computers                      Jan-96       1,388,929        133,331
The Gar Wood Restaurant.........  Carnelian Bay, CA       Retail                         Feb-97               0         53,928
The Imaging Bureau Ltd, Inc.....  Arlington, TX           Printing                       Mar-97               0         50,151
The Mountain Corp...............  Marlborough, NH         Computers                      Nov-95               0         26,299
The Printing Post...............  Orange, CA              Printing                       Sep-96               0         34,787
Thompson Medical Specialists....  Lenoir, NC              Medical                        Mar-92               0         37,859
Triangle Eye Institute..........  Bakersfield, CA         Computers                      Jul-95               0         25,280
TSC Funding, Inc................  S.Burlington, VT        Computers                      Feb-97               0         44,158
Tuckers Square Laundry..........  Atlanta, GA             Manufacturing & Production     Mar-92               0         84,476
Tuttle Bowling
  Enterprises Inc...............  Scotia, NY              Restaurant Equipment           Mar-96               0         40,560
Twin Cities Hospital............  Niceville, FL           Medical                        Dec-91               0        154,751
Ultimate Cleaners...............  Tempe, AZ               Manufacturing & Production     Mar-92               0         48,143
United Communications Center....  Los Alamitos, CA        Medical                        Mar-92               0         35,534
United Consumers Club...........  Tacoma, WA              Telecommunications             Feb-97               0         53,548
Us Airways, Inc.................  Arlington, VA           Aircraft                        35582       3,200,000      3,619,250
Usindo Corporation..............  Pasadena, CA            Computers                      Feb-97               0         29,365
USX Corp........................  Pittsburgh, PA          Mining                         Dec-91       5,952,703      1,205,308
Ventura Toyota..................  Ventura, CA             Computers                      Sep-92          30,105          2,958
Victoria Cleaners...............  Ocala, FL               Manufacturing & Production     Mar-92               0         47,599
Video Eye.......................  Houston, TX             Video Production               Sep-96               0         49,335
Video Tape Magazines, Inc.......  Sun Valley, CA          Telecommunications             Oct-93               0         27,247
Vihlene & Associates............  Laguna Hills, CA        Computers                      Jun-96               0         56,746
Visiting Nurse Association......  Carmichael, CA          Telecommunications             Mar-92               0        143,943
Watkins-Johnson Company.........  Palo Alto, CA           Telecommunications             Mar-92               0        373,874
Watkins-Johnson Company.........  Palo Alto, CA           Telecommunications             Mar-92               0         26,650
Wayfield Foods, Inc.............  Atlanta, GA             Retail                         Sep-92          70,367          9,359
Wayfield Foods, Inc.............  Atlanta, GA             Retail                         Sep-92          64,377          9,769
Weir Partners...................  Rancho Santa, CA        Restaurant                     Mar-94               0        365,000
Western Mailing Service.........  Las Vegas, NV           Printing                       Sep-92          37,970          4,552
Westgate Cleaners...............  Spring City, PA         Manufacturing & Production     Mar-92               0         85,984
Westlight.......................  Los Angeles, CA         Computers                      Nov-91               0         27,771
Wheaton Body Shop, Inc..........  Wheaton, MD             Automotive                     Sep-96               0         36,946
Wilkinson, Maurice G., MD.......  Shiner, TX              Medical                        Mar-92               0         30,692
Windy City Bagels, Inc..........  Clinton, NY             Restaurant                     Jun-94               0        138,653
Windy City Bagels, Inc..........  Clinton, NY             Restaurant                     Jun-94               0        160,277
Wright Way Sales................  Longwood, FL            Telecommunications             Jun-96               0         40,486
Young Dry Cleaner...............  N. Dartmouth, MA        Manufacturing & Production     Mar-92               0        130,601
Young, Walter Russell, MD.......  Waldron, AZ             Medical                        Mar-92               0         60,625
Zan Productions, Inc............  New York, NY            Manufacturing & Production     Feb-97               0         33,899
Zisman, Frank & Katerina,
  O.D...........................  Hercules, CA            Medical                        Mar-92               0         40,182
                                  Total Equipment transactions less than $25,000.................     2,738,306      3,036,059
                                                                                                    -----------    -----------
                                                                                                    $55,577,669    $81,733,088
                                                                                                    ===========    ===========

ORIGINAL LESSEE                   ACQUISITION
OR EQUIPMENT USER                   COST(3)
-----------------                 ------------
The Foxboro Company.............  $    901,793
The Foxboro Company.............     1,028,995
The Foxboro Company.............        29,421
The Foxboro Company.............       314,154
The Foxboro Company.............     1,105,319
The Foxboro Company.............     1,522,260
The Gar Wood Restaurant.........        53,928
The Imaging Bureau Ltd, Inc.....        50,151
The Mountain Corp...............        26,299
The Printing Post...............        34,787
Thompson Medical Specialists....        37,859
Triangle Eye Institute..........        25,280
TSC Funding, Inc................        44,158
Tuckers Square Laundry..........        84,476
Tuttle Bowling
  Enterprises Inc...............        40,560
Twin Cities Hospital............       154,751
Ultimate Cleaners...............        48,143
United Communications Center....        35,534
United Consumers Club...........        53,548
Us Airways, Inc.................     6,819,250
Usindo Corporation..............        29,365
USX Corp........................     7,158,011
Ventura Toyota..................        33,064
Victoria Cleaners...............        47,599
Video Eye.......................        49,335
Video Tape Magazines, Inc.......        27,247
Vihlene & Associates............        56,746
Visiting Nurse Association......       143,943
Watkins-Johnson Company.........       373,874
Watkins-Johnson Company.........        26,650
Wayfield Foods, Inc.............        79,726
Wayfield Foods, Inc.............        74,146
Weir Partners...................       365,000
Western Mailing Service.........        42,522
Westgate Cleaners...............        85,984
Westlight.......................        27,771
Wheaton Body Shop, Inc..........        36,946
Wilkinson, Maurice G., MD.......        30,692
Windy City Bagels, Inc..........       138,653
Windy City Bagels, Inc..........       160,277
Wright Way Sales................        40,486
Young Dry Cleaner...............       130,601
Young, Walter Russell, MD.......        60,625
Zan Productions, Inc............        33,899
Zisman, Frank & Katerina,
  O.D...........................        40,182
                                     5,774,365
                                  ------------
                                  $137,310,757
                                  ============

------------------------------

(1) This is the financing at the date of acquisition.

(2) Cash expended is equal to cash paid plus amounts payable on equipment purchases at December 31, 1999

(3) Total acquisition cost is equal to the contractual purchase price plus acquisition fee.

                                    TABLE VI

                ACQUISITION OF EQUIPMENT--RECENT PUBLIC PROGRAMS

                                  (UNAUDITED)

                             SUPPLEMENTAL SCHEDULE

    The following is a summary of the types and amounts of equipment currently under management for ICON Cash Flow Partners, L.P., Series D at December 31, 1999 pursuant to leases or which secure its Financing Transactions.

                                                          EQUIPMENT    EQUIPMENT       TOTAL
EQUIPMENT CATEGORY                                         LEASES      FINANCINGS    PORTFOLIO
------------------                                       -----------   ----------   -----------
Manufacturing & Production.............................  $ 4,968,582   $  145,144   $ 5,113,726
Aircraft...............................................    7,205,631      983,333     8,188,964
Computer Systems.......................................    3,102,797      186,666     3,289,663
Restaurant Equipment...................................      960,503      348,847     1,309,350
Office Furniture & Fixtures............................      539,834           --       539,834
Telecommunications.....................................        9,915       49,800        59,715
Medical................................................       92,904       33,986       126,890
Printing...............................................            0       87,342        87,342
Automotive.............................................            0           --            --
Video Production.......................................        8,667       50,521        59,188
Retail Systems.........................................       27,933       11,661        39,594
Miscellaneous..........................................       99,884       18,399       118,283
                                                         -----------   ----------   -----------
                                                          17,016,650    1,915,899    18,932,549

                                    TABLE VI

                ACQUISITION OF EQUIPMENT--PRIOR PUBLIC PROGRAMS

                                  (UNAUDITED)

    The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series E at December 31, 1999:

ORIGINAL LESSEE                                                                            DATE         TOTAL           CASH
OR EQUIPMENT USER                       LOCATION                   EQUIPMENT            PURCHASED    FINANCING(1)   EXPENDED(2)
-----------------                -----------------------   --------------------------   ----------   ------------   ------------
19 March Street, Inc...........  Stamford, CT              Furniture                        Mar-93   $         0    $    47,942
21-42 Meat Food Corp Dba
  Super........................  Whitestone, NY            Retail                           Feb-98             0         42,927
2Xtreme Performance
  International, Llc...........  Addison, TX               Telecommunications               Sep-97             0         53,170
301 BP Service Station.........  Fayetteville, NC          Automotive                       Nov-92             0         30,129
4 Star Laundry &
  Supply, Inc..................  Plattsmouth, NE           Manufacturing & Production       Nov-92             0         31,043
4-Guys Supermarket.............  Paterson, NJ              Fixtures                         Sep-96             0         29,433
8803 Castle Caterers, Inc......  Brooklyn, NY              Retail                           Nov-96             0         30,364
A & E Clothing Contractor......  Brooklyn, NY              Manufacturing & Production       Nov-97             0         27,147
A & S Rental...................  Tifton, GA                Computers                        Nov-92             0         30,183
A & V Photo Lab Dba Mvm
  Enterprises, Inc.............  Fresno, CA                Photography                      Sep-97             0         25,832
A. I. Leasing Inc..............  Herndon, VA               Aircraft                         Aug-96             0      5,690,161
A.C. Financial.................  Ames, IA                  Computers                        May-98             0      5,888,096
A.C. Financial.................  Ames, IA                  Computers                        Sep-98             0        504,309
Aaa Ansafone Answering
  Service......................  Santa Ana, CA             Manufacturing & Production       Aug-95             0         25,804
Aai / Terminal One,Inc.........  Washington, DC            Furniture                        Aug-98             0        280,626
AATW, Inc......................  Oakland, CA               Material Handling                Aug-93             0         31,375
Abco Oil Corp..................  Montgomery, PA            Computers                        Dec-97             0         53,764
Abel Hosiery, Inc..............  Fort Payne, AL            Manufacturing & Production       Sep-97             0         38,316
Abington Obstetrical...........  Windsor, CT               Medical                          Mar-93             0         49,501
Able Pallet Mfg................  Hilliard, OH              Manufacturing & Production       Dec-92        23,518          2,217
Accent Improvement, Inc........  Fargo, ND                 Fixtures                         Dec-96             0         36,089
Access Medical
  Imaging, Inc.................  Beverly Hills, CA         Medical                          Sep-97             0         77,601
Accutrac Recovery
  Systems, Inc.................  Memphis, TN               Computers                        Feb-98             0         29,925
Ace Tree Movers, Inc...........  Gaithersburg, MD          Transportation                   Mar-93             0         29,412
Action Technologies, Inc.......  Alameda, CA               Computers                        Dec-92             0         66,976
Action Technologies, Inc.......  Alameda, CA               Computers                        Apr-93             0         71,102
Addison Tool Inc...............  Oxford, MI                Computers                        Aug-95             0         36,504
Adriano--T Co..................  Los Angeles, CA           Manufacturing & Production       Dec-97             0         55,252
Advance Presort Service Inc....  Chicago, IL               Office Equipment                 May-93             0        235,358
Advance Presort Service Inc....  Chicago, IL               Retail                           May-93             0        101,761
Advanced Precision.............  Newbury, MA               Manufacturing & Production       Mar-93             0         38,297
Advanced Research
  Concepts, Inc................  Simi Valley, CA           Sanitation                       Nov-92             0         33,493
Advantage Kbs Inc..............  Edison, NJ                Computers                        Aug-95             0         27,195
Adventure Sportswear, Inc......  Doraville, GA             Manufacturing & Production       Nov-92             0         30,174
Advertising Specialty Co.......  Reno, NV                  Printing                         Sep-96             0         52,559
Advo System, Inc...............  Windsor, CT               Telecommunications               May-93             0         77,530
Advo System, Inc...............  Hartford, CT              Telecommunications               May-93             0         68,167
Advo System, Inc...............  Windsor, CT               Telecommunications               Jan-95             0         43,466
A-Grocery Warehouse............  Los Angeles, CA           Fixtures                         Aug-96             0         46,867
Air Show, Inc..................  Springfield, VA           Computers                        Jan-97             0         44,420
Alaska Airlines, Inc...........  Seattle, WA               Transportation                   Oct-94    16,808,912      4,778,717
Albert & Dolores Gaynor........  Menlo Park, CA            Computers                        Feb-96             0         40,739
Albert Kemperle Inc............  Valley Stream, NY         Manufacturing & Production       Aug-95             0         29,726
Alfa Color, Inc................  Gardena, CA               Computers                        Oct-97             0         33,293
Alfa Color, Inc................  Gardena, CA               Computers                        Nov-97             0         48,516
All New Remodeling Inc.........  Yonkers, NY               Computers                        Feb-98             0         35,157
Allentuck Printing &
  Graphics.....................  Gaithersburg, MD          Printing                         Jan-98             0         76,451

ORIGINAL LESSEE                  ACQUISITION
OR EQUIPMENT USER                  COST(3)
-----------------                -----------
19 March Street, Inc...........  $    47,942
21-42 Meat Food Corp Dba
  Super........................       42,927
2Xtreme Performance
  International, Llc...........       53,170
301 BP Service Station.........       30,129
4 Star Laundry &
  Supply, Inc..................       31,043
4-Guys Supermarket.............       29,433
8803 Castle Caterers, Inc......       30,364
A & E Clothing Contractor......       27,147
A & S Rental...................       30,183
A & V Photo Lab Dba Mvm
  Enterprises, Inc.............       25,832
A. I. Leasing Inc..............    5,690,161
A.C. Financial.................    5,888,096
A.C. Financial.................      504,309
Aaa Ansafone Answering
  Service......................       25,804
Aai / Terminal One,Inc.........      280,626
AATW, Inc......................       31,375
Abco Oil Corp..................       53,764
Abel Hosiery, Inc..............       38,316
Abington Obstetrical...........       49,501
Able Pallet Mfg................       25,735
Accent Improvement, Inc........       36,089
Access Medical
  Imaging, Inc.................       77,601
Accutrac Recovery
  Systems, Inc.................       29,925
Ace Tree Movers, Inc...........       29,412
Action Technologies, Inc.......       66,976
Action Technologies, Inc.......       71,102
Addison Tool Inc...............       36,504
Adriano--T Co..................       55,252
Advance Presort Service Inc....      235,358
Advance Presort Service Inc....      101,761
Advanced Precision.............       38,297
Advanced Research
  Concepts, Inc................       33,493
Advantage Kbs Inc..............       27,195
Adventure Sportswear, Inc......       30,174
Advertising Specialty Co.......       52,559
Advo System, Inc...............       77,530
Advo System, Inc...............       68,167
Advo System, Inc...............       43,466
A-Grocery Warehouse............       46,867
Air Show, Inc..................       44,420
Alaska Airlines, Inc...........   21,587,628
Albert & Dolores Gaynor........       40,739
Albert Kemperle Inc............       29,726
Alfa Color, Inc................       33,293
Alfa Color, Inc................       48,516
All New Remodeling Inc.........       35,157
Allentuck Printing &
  Graphics.....................       76,451

                                    TABLE VI

                                  (UNAUDITED)

ORIGINAL LESSEE                                                                            DATE         TOTAL           CASH
OR EQUIPMENT USER                       LOCATION                   EQUIPMENT            PURCHASED    FINANCING(1)   EXPENDED(2)
-----------------                -----------------------   --------------------------   ----------   ------------   ------------
Alliance Business Center.......  New York, NY              Office Equipment                 Mar-97   $         0    $    44,000
Allied Sporting Goods, Inc.....  Louisville, KY            Fixtures                         Sep-97             0         25,670
Alpha Music Productions........  Lenexa, KS                Computers                        Nov-92             0         27,166
Alpine Pictures, Inc...........  Van Nuys, CA              Printing                         Sep-96             0         55,473
Alternate Curcuit Technology...  Ward Hill, MA             Manufacturing & Production       Aug-93             0        529,545
Alves Precision Engineered.....  Watertown, CT             Manufacturing & Production       Mar-93             0         41,366
AMCA International.............  Newington, CT             Telecommunications               May-93             0         31,308
American Bingo Dba
  American Inc.................  Sumter, SC                Fixtures                         Oct-97             0         47,077
American Deburring Dba Afab....  Irvine, CA                Manufacturing & Production       May-95             0         29,755
American Energy
  Services, Inc................  Houston, TX               Telecommunications               Nov-92             0         30,824
American Red Cross Hartford....  Farmington, CT            Telecommunications               Mar-93             0         25,138
American Rest Group............  Newport Beach, CA         Restaurant                       Mar-94             0        652,404
American Rest Group............  Newport Beach, CA         Restaurant                       Mar-94             0        526,016
American Rest Group............  Newport Beach, CA         Retail                           Mar-94             0         31,606
American T-Shirts..............  Mesquite, TX              Computers                        Nov-92             0         30,502
AMI Resort Telecommunications..  San Clemente, CA          Fixtures                         Nov-92             0         31,847
Amodeo Petti & Flatiron........  New York, NY              Computers                        Aug-95             0         39,169
Anderson Film Industries.......  Universal City, CA        Video Production                 Jul-96             0         31,600
Anderson Glass Co. Inc.........  Columbus, OH              Manufacturing & Production       Aug-95             0         26,645
Anthony V. Cillis, Dvm.........  Yorktown Heights, NY      Medical                          Aug-96             0         35,816
Anthony Vasselli Md PC.........  Princeton, NJ             Medical                          Aug-95             0         26,143
Anthony's Auto Body, Inc.......  Bridgeport, CT            Telecommunications               Mar-93             0         26,661
Anton's Airfood Of
  Bakersfield..................  Bakersfield, CA           Restaurant                       Nov-92             0         26,994
Ap Parts Manufacturing.........  Goldsboro, NC             Furniture                        Aug-96             0        101,538
Apec Display Inc...............  Clifton, NJ               Manufacturing & Production       Aug-95             0         35,567
Applause Management, Inc.......  Little Falls, NJ          Computers                        Nov-92             0         25,588
Appleray, Inc..................  Longwood, FL              Restaurant                       Oct-97             0         74,429
Apt Advertising,Inc............  Farmingdale, NY           Fixtures                         Dec-97             0         48,230
Aqualon Incorporated...........  Louisiana, MO             Environmental                    Feb-93             0         25,243
Arby's.........................  Gainesville, FL           Fixtures                         Nov-92             0         28,892
Arden Nursing Home Inc.........  Hamden, CT                Telecommunications               May-93             0         29,232
ARG Enterprises................  Newport Beach, CA         Restaurant                       Jul-94             0        436,451
Arianne Productions Corp.......  Clearwater, FL            Audio Equipment                  Jan-96             0         48,014
Arnold Foradory Landscaping....  Austin, TX                Material Handling                Sep-97             0         31,164
Ars Enterprises, Inc...........  Alsip, IL                 Audio Equipment                  Nov-96             0         27,966
Art Leather Manufacturing
  Co...........................  Elmhurst, NY              Manufacturing & Production       Nov-97             0         51,031
Artistry Presentations.........  Mattapoisett, MA          Computers                        Oct-96             0         27,630
A's Match Dye Co., Inc.........  Compton, CA               Manufacturing & Production       Oct-97             0         45,601
Asbestos Transportation........  Moncks Corner, SC         Transportation                   Mar-93             0         27,697
Ashland Machine Company........  Ashland, VA               Manufacturing & Production       Jan-98             0         79,287
Associated Detailers...........  Brandon, MS               Computers                        Aug-96             0         50,126
Atex Knitting Mills Inc........  Ridgewood, NY             Manufacturing & Production       Aug-95             0         31,120
Athena Healthcare
  Assoc. Inc...................  Southington, CT           Computers                        Feb-98             0         38,219
Athens Obstetrics..............  Windsor, CT               Medical                          Mar-93             0         48,302
Atlantic Baking
  Company, Inc.................  Los Angeles, CA           Restaurant                       Dec-97             0         37,669
Atlantic Coast
  Fulfillment, Inc.............  North Haven, CT           Fixtures                         Nov-97             0         45,173
Atlantic Development...........  Arnold, MO                Printing                         Jun-96             0         30,867
Atlantic Paste & Glue
  Co., Inc.....................  Brooklyn, NY              Manufacturing & Production       Nov-92             0         26,664
AU Technologies................  Providence, RI            Manufacturing & Production       Nov-92             0         27,685
Audioforce.....................  New York, NY              Telecommunications               Aug-95             0         33,295
Auto Lube Express..............  Siloam Spring, S AR       Automotive                       Oct-97             0         37,658
Automated Building
  Systems, Inc.................  Johnson City, TN          Computers                        Mar-93             0         35,807

ORIGINAL LESSEE                  ACQUISITION
OR EQUIPMENT USER                  COST(3)
-----------------                -----------
Alliance Business Center.......  $    44,000
Allied Sporting Goods, Inc.....       25,670
Alpha Music Productions........       27,166
Alpine Pictures, Inc...........       55,473
Alternate Curcuit Technology...      529,545
Alves Precision Engineered.....       41,366
AMCA International.............       31,308
American Bingo Dba
  American Inc.................       47,077
American Deburring Dba Afab....       29,755
American Energy
  Services, Inc................       30,824
American Red Cross Hartford....       25,138
American Rest Group............      652,404
American Rest Group............      526,016
American Rest Group............       31,606
American T-Shirts..............       30,502
AMI Resort Telecommunications..       31,847
Amodeo Petti & Flatiron........       39,169
Anderson Film Industries.......       31,600
Anderson Glass Co. Inc.........       26,645
Anthony V. Cillis, Dvm.........       35,816
Anthony Vasselli Md PC.........       26,143
Anthony's Auto Body, Inc.......       26,661
Anton's Airfood Of
  Bakersfield..................       26,994
Ap Parts Manufacturing.........      101,538
Apec Display Inc...............       35,567
Applause Management, Inc.......       25,588
Appleray, Inc..................       74,429
Apt Advertising,Inc............       48,230
Aqualon Incorporated...........       25,243
Arby's.........................       28,892
Arden Nursing Home Inc.........       29,232
ARG Enterprises................      436,451
Arianne Productions Corp.......       48,014
Arnold Foradory Landscaping....       31,164
Ars Enterprises, Inc...........       27,966
Art Leather Manufacturing
  Co...........................       51,031
Artistry Presentations.........       27,630
A's Match Dye Co., Inc.........       45,601
Asbestos Transportation........       27,697
Ashland Machine Company........       79,287
Associated Detailers...........       50,126
Atex Knitting Mills Inc........       31,120
Athena Healthcare
  Assoc. Inc...................       38,219
Athens Obstetrics..............       48,302
Atlantic Baking
  Company, Inc.................       37,669
Atlantic Coast
  Fulfillment, Inc.............       45,173
Atlantic Development...........       30,867
Atlantic Paste & Glue
  Co., Inc.....................       26,664
AU Technologies................       27,685
Audioforce.....................       33,295
Auto Lube Express..............       37,658
Automated Building
  Systems, Inc.................       35,807


                                    TABLE VI

                                  (UNAUDITED)

ORIGINAL LESSEE                                                                            DATE         TOTAL           CASH
OR EQUIPMENT USER                       LOCATION                   EQUIPMENT            PURCHASED    FINANCING(1)   EXPENDED(2)
-----------------                -----------------------   --------------------------   ----------   ------------   ------------
Automated Component............  Hudson, MA                Manufacturing & Production       Mar-94   $         0    $   102,089
Automated Transaction Svcs.....  W. Los Angele, S CA       Furniture                        Nov-97             0         59,492
Automation, Inc................  Canton, MA                Telecommunications               Mar-93             0         25,240
Aziz Edib......................  Poughkeepsie, NY          Fixtures                         Dec-95             0         74,135
B & B Coffee Service, Inc......  Fairfield, CT             Restaurant                       Mar-93             0         31,923
B.M.F. Fitness Of
  Irving, Inc..................  Irving, TX                Medical                          Nov-92             0         30,268
Baer Aggregates Inc............  Phillipsburg, NJ          Manufacturing & Production       Aug-95             0         30,695
Bagel Boss America Corp........  Hicksville, NY            Restaurant                       Nov-96             0         52,228
Bagel Boy, Llc.................  So. Whitehall, PA         Restaurant                       Dec-97             0         30,228
Bagel Chalet Inc...............  Commack, NY               Restaurant                       Jan-96             0         39,003
Bagels & A Hole Lots More......  Bohemia, NY               Restaurant                       Nov-97             0         57,700
Bankers Direct Mortgage
  Corp.........................  W. Palm Beach, FL         Computers                        Jan-98             0         39,045
Bank-Up Dba, J.D.B. &
  Associates, Inc..............  San Ramon, CA             Computers                        Oct-97             0        180,712
Baron Consulting Co............  Milford, CT               Medical                          Aug-95             0         26,444
Barton & Cooney Inc............  Trenton, NJ               Manufacturing & Production       Aug-95             0         27,637
Base & Base
  Enterprises, Inc.............  Woodinville, WA           Computers                        Dec-96             0         56,380
Baskin Robbins.................  Houston, TX               Restaurant                       Nov-92             0         30,824
Bassetts of Ft. Lauderdale.....  Ft Lauderdale, FL         Restaurant                       Nov-92             0         31,822
Bauer Sign Dba,
  Baseline, Inc................  Muskego, WI               Material Handling                Dec-97             0         28,410
Bay City Associates, Llc.......  Manning, SC               Fixtures                         Sep-97             0         47,674
Bay Foods, Inc.................  Providence, RI            Restaurant                       Mar-93             0         28,766
Beirut Times...................  Los Angeles, CA           Computers                        Oct-97             0         32,985
Bella Roma, Inc................  Taunton, MA               Restaurant                       Mar-93             0         29,291
Berol Corp.....................  Brentwood, TN             Telecommunications               May-93             0         25,651
Besser Company.................  Alpena, MI                Computers                        Aug-94             0         47,498
Besser Company.................  Alpena, MI                Computers                        Feb-94       506,779         48,903
Best Approach Publications.....  Chandler, AZ              Printing                         Oct-97             0         54,998
Best Brew, Inc.................  Elk Grove Villa, IL       Restaurant                       Mar-93             0         41,386
Best Brew, Inc.................  Elk Grove Villa, IL       Restaurant                       Mar-93             0         40,221
Bethlehem Baptist Church.......  Fairfax, VA               Retail                           Mar-93             0         32,348
Beverly Hills Studio, Inc......  Santa Monica, CA          Video Production                 Jan-97             0         44,233
Big "O" Tires..................  Valencia, CA              Computers                        Sep-97             0         51,947
Big Star of Many, Inc..........  Many, LA                  Retail                           Feb-93             0         70,442
Biocontrol Technology, Inc.....  Pittsburgh, PA            Computers                        Jan-98             0         48,895
Black Canyon
  Surveying, Inc...............  Phoenix, AZ               Manufacturing & Production       Dec-97             0         51,828
Bless Your Hearts Dba,
  Hopeth.......................  Midland, TX               Restaurant                       Dec-97             0         19,351
Blimpie of Cornwell............  Cromwell, CT              Restaurant                       Nov-92             0         30,093
Blue Cross & Blue Shield Of
  CT...........................  North Haven, CT           Computers                        May-93             0         25,020
Blue Cross & Blue Shield Of
  CT...........................  North Haven, CT           Telecommunications               May-93             0         93,286
Blue Cross & Blue Shield Of
  CT...........................  North Haven, CT           Telecommunications               May-93             0        362,317
Blue Cross & Blue Shield Of
  CT...........................  North Haven, CT           Telecommunications               May-93             0         92,259
Blue Cross & Blue Shield Of
  CT...........................  North Haven, CT           Telecommunications               May-93             0        242,250
Blue Cross & Blue Shield Of
  CT...........................  North Haven, CT           Telecommunications               May-93             0         38,924
Blue Grass Business Service....  Lexington, KY             Office Equipment                 May-93             0        263,303
Blume USA Auto Sales, Inc......  Pearland, TX              Manufacturing & Production       Nov-92             0         25,908
Bml Productions Inc............  Raritan, NJ               Retail                           Oct-95             0         37,173
Bob's Cleaner..................  Santa Ana, CA             Manufacturing & Production       Nov-92             0         30,824
Bodine Corp....................  Bridgeport, CT            Telecommunications               May-93             0         60,751
Bolkema Fuel Company Inc.......  Wyckoff, NJ               Computers                        Sep-97             0         54,797
Boozer Lumber Co., Inc.........  Columbia, SC              Computers                        Mar-93             0         27,382
Borealis Corp..................  Carson City, NV           Computers                        Jun-96             0         52,031
Borealis Incorporated..........  Ottertail, MN             Manufacturing & Production       Dec-97             0         37,017



ORIGINAL LESSEE                  ACQUISITION
OR EQUIPMENT USER                  COST(3)
-----------------                -----------
Automated Component............  $   102,089
Automated Transaction Svcs.....       59,492
Automation, Inc................       25,240
Aziz Edib......................       74,135
B & B Coffee Service, Inc......       31,923
B.M.F. Fitness Of
  Irving, Inc..................       30,268
Baer Aggregates Inc............       30,695
Bagel Boss America Corp........       52,228
Bagel Boy, Llc.................       30,228
Bagel Chalet Inc...............       39,003
Bagels & A Hole Lots More......       57,700
Bankers Direct Mortgage
  Corp.........................       39,045
Bank-Up Dba, J.D.B. &
  Associates, Inc..............      180,712
Baron Consulting Co............       26,444
Barton & Cooney Inc............       27,637
Base & Base
  Enterprises, Inc.............       56,380
Baskin Robbins.................       30,824
Bassetts of Ft. Lauderdale.....       31,822
Bauer Sign Dba,
  Baseline, Inc................       28,410
Bay City Associates, Llc.......       47,674
Bay Foods, Inc.................       28,766
Beirut Times...................       32,985
Bella Roma, Inc................       29,291
Berol Corp.....................       25,651
Besser Company.................       47,498
Besser Company.................      555,682
Best Approach Publications.....       54,998
Best Brew, Inc.................       41,386
Best Brew, Inc.................       40,221
Bethlehem Baptist Church.......       32,348
Beverly Hills Studio, Inc......       44,233
Big "O" Tires..................       51,947
Big Star of Many, Inc..........       70,442
Biocontrol Technology, Inc.....       48,895
Black Canyon
  Surveying, Inc...............       51,828
Bless Your Hearts Dba,
  Hopeth.......................       19,351
Blimpie of Cornwell............       30,093
Blue Cross & Blue Shield Of
  CT...........................       25,020
Blue Cross & Blue Shield Of
  CT...........................       93,286
Blue Cross & Blue Shield Of
  CT...........................      362,317
Blue Cross & Blue Shield Of
  CT...........................       92,259
Blue Cross & Blue Shield Of
  CT...........................      242,250
Blue Cross & Blue Shield Of
  CT...........................       38,924
Blue Grass Business Service....      263,303
Blume USA Auto Sales, Inc......       25,908
Bml Productions Inc............       37,173
Bob's Cleaner..................       30,824
Bodine Corp....................       60,751
Bolkema Fuel Company Inc.......       54,797
Boozer Lumber Co., Inc.........       27,382
Borealis Corp..................       52,031
Borealis Incorporated..........       37,017


                                    TABLE VI

                                  (UNAUDITED)

ORIGINAL LESSEE                                                                            DATE         TOTAL           CASH
OR EQUIPMENT USER                       LOCATION                   EQUIPMENT            PURCHASED    FINANCING(1)   EXPENDED(2)
-----------------                -----------------------   --------------------------   ----------   ------------   ------------
Boston Pie, Inc................  Melrose, MA               Restaurant                       Apr-93   $         0    $    26,916
Bowling, Inc...................  Jackson, MS               Fixtures                         Mar-93             0         45,109
Boxley Enterprises, Inc........  Oviedo, FL                Restaurant                       Aug-94             0         27,415
Bradley Memorial...............  Southington, CT           Telecommunications               May-93             0         69,398
Brainard Pig, Inc..............  Fremont, NE               Fixtures                         Feb-98             0         54,296
Brandt Farms...................  Versailles, OH            Fixtures                         Oct-96             0         56,207
Branford Hall Career
  Institute....................  Branford, CT              Furniture                        Dec-97             0         36,416
Brazos Valley Sand &
  Gravel, Inc..................  Cameron, TX               Construction                     Oct-97             0         32,171
Breaktime Refreshments, Ltd....  West Babylon, NY          Fixtures                         Feb-98             0         47,758
Breckenridge Food
  Systems Inc..................  Rancho Santa Maria, CA    Restaurant                       Sep-95             0        241,206
Brenlar Investments, Inc.......  Novato, CA                Furniture                        Oct-94             0        840,320
Brewskis Gaslamp Pub, Inc......  San Diego, CA             Furniture                        Nov-92             0         30,359
Bridgeport Machines............  Bridgeport, CT            Telecommunications               May-93             0         32,411
Bridgeport Metal Goods.........  Bridgeport, CT            Fixtures                         Mar-93             0         52,425
Bristol Babcock Inc............  Watertown, CT             Telecommunications               May-93             0         82,427
Bristol Babcock Inc............  Watertown, CT             Telecommunications               Dec-95             0         42,646
Bronx Harbor Healthcare........  Bronx, NY                 Computers                        Sep-96             0         46,775
Buckeye Pressure Washes........  Cambridge, OH             Manufacturing & Production       Nov-92             0         30,538
Burch Trash Service, Inc.......  Capital Heights, MD       Transportation                   Mar-93             0         41,489
Burger King....................  Naples, FL                Fixtures                         Nov-92             0         31,751
Burgess Marketing, Inc.........  Waco, TX                  Manufacturing & Production       Oct-97             0         28,195
Business Office Systems &
  Service......................  Peterborough, NH          Furniture                        Nov-92             0         29,913
Business Television............  Washington, DC            Video Production                 Apr-93             0         28,754
C & B Cleaning.................  Fairfax, VA               Sanitation                       Nov-92             0         30,824
C & C Duplicators Inc..........  Bohemia, NY               Manufacturing & Production       Jan-96             0         37,799
C & C Skate, Inc...............  Kissimee, FL              Restaurant                       Jul-96             0         27,316
C & J Contracting, Inc.........  Campbell, CA              Manufacturing & Production       Jun-94        30,444          3,105
C H Dexter.....................  Windsor Locks, CT         Computers                        May-93             0         68,086
Caa Marketing Inc..............  Westmont, IL              Manufacturing & Production       Aug-95             0         31,397
Cable Usa, Inc.................  Scottbluff, NE            Telecommunications               Nov-97             0         48,749
Cad Scan Reprographic..........  Vacaville, CA             Computers                        Dec-96             0         29,584
Cafe Chardonnay, Inc...........  Palm Beach Garden, FL     Restaurant                       Dec-92             0        150,231
Cain's Drain & Plumbing
  Co., Inc.....................  Newport News, VA          Fixtures                         Dec-93             0         25,948
Calico Welding Supply Co.......  Texas City, TX            Manufacturing & Production       Feb-98             0         34,508
California School
  Furnishings..................  Fresno, CA                Telecommunications               Feb-96             0         51,659
Callen Photo Mount Corp........  Jersey City, NJ           Manufacturing & Production       Oct-97             0         81,854
Camellia Color Corp............  Sacramento, CA            Computers                        May-96             0         40,576
Cape Fear Supply Co., Inc......  Fayetteville, NC          Computers                        Mar-93             0         50,808
Capital Home Mortgage..........  Miami, FL                 Computers                        Aug-96             0         28,253
Career & Eductn Consult........  New York, NY              Computers                        Jul-96             0         51,027
Caregivers Home Health.........  Montgomery, AL            Computers                        May-93             0         29,142
Cargill Investor
  Services, Inc................  Chicago, IL               Computers                        Mar-93             0         56,109
Carolina Amusement.............  Columbia, SC              Fixtures                         Dec-97             0         48,889
Carolina Mold Works, Llc.......  Fletcher, NC              Manufacturing & Production       Dec-96             0         54,484
Carolina Truss &
  Manufacturing................  Monroe, NC                Computers                        Mar-93             0         32,415
Carolina Volkswagen............  Charlotte, NC             Automotive                       Dec-97             0         31,878
Casa Ole Dba, Subway & Cay
  Chris........................  Wichita Falls, TX         Restaurant                       Nov-97             0         55,167
Catalog Media Corp.............  Memphis, TN               Computers                        Nov-92             0         30,705
Cavalleria Rusticana, Inc......  Miami, FL                 Restaurant                       Nov-92             0         30,180
CDI Medical Services Inc.......  Bloomfield, CT            Computers                        May-93             0         30,494
Cellular Systems,Llc...........  Carlsbad, CA              Computers                        Sep-98             0        193,040
Centennial Printing............  King Of Prussia, PA       Computers                        Mar-93             0         44,207



ORIGINAL LESSEE                  ACQUISITION
OR EQUIPMENT USER                  COST(3)
-----------------                -----------
Boston Pie, Inc................  $    26,916
Bowling, Inc...................       45,109
Boxley Enterprises, Inc........       27,415
Bradley Memorial...............       69,398
Brainard Pig, Inc..............       54,296
Brandt Farms...................       56,207
Branford Hall Career
  Institute....................       36,416
Brazos Valley Sand &
  Gravel, Inc..................       32,171
Breaktime Refreshments, Ltd....       47,758
Breckenridge Food
  Systems Inc..................      241,206
Brenlar Investments, Inc.......      840,320
Brewskis Gaslamp Pub, Inc......       30,359
Bridgeport Machines............       32,411
Bridgeport Metal Goods.........       52,425
Bristol Babcock Inc............       82,427
Bristol Babcock Inc............       42,646
Bronx Harbor Healthcare........       46,775
Buckeye Pressure Washes........       30,538
Burch Trash Service, Inc.......       41,489
Burger King....................       31,751
Burgess Marketing, Inc.........       28,195
Business Office Systems &
  Service......................       29,913
Business Television............       28,754
C & B Cleaning.................       30,824
C & C Duplicators Inc..........       37,799
C & C Skate, Inc...............       27,316
C & J Contracting, Inc.........       33,549
C H Dexter.....................       68,086
Caa Marketing Inc..............       31,397
Cable Usa, Inc.................       48,749
Cad Scan Reprographic..........       29,584
Cafe Chardonnay, Inc...........      150,231
Cain's Drain & Plumbing
  Co., Inc.....................       25,948
Calico Welding Supply Co.......       34,508
California School
  Furnishings..................       51,659
Callen Photo Mount Corp........       81,854
Camellia Color Corp............       40,576
Cape Fear Supply Co., Inc......       50,808
Capital Home Mortgage..........       28,253
Career & Eductn Consult........       51,027
Caregivers Home Health.........       29,142
Cargill Investor
  Services, Inc................       56,109
Carolina Amusement.............       48,889
Carolina Mold Works, Llc.......       54,484
Carolina Truss &
  Manufacturing................       32,415
Carolina Volkswagen............       31,878
Casa Ole Dba, Subway & Cay
  Chris........................       55,167
Catalog Media Corp.............       30,705
Cavalleria Rusticana, Inc......       30,180
CDI Medical Services Inc.......       30,494
Cellular Systems,Llc...........      193,040
Centennial Printing............       44,207


                                    TABLE VI

                                  (UNAUDITED)

ORIGINAL LESSEE                                                                            DATE         TOTAL           CASH
OR EQUIPMENT USER                       LOCATION                   EQUIPMENT            PURCHASED    FINANCING(1)   EXPENDED(2)
-----------------                -----------------------   --------------------------   ----------   ------------   ------------
Center For Continuing Care.....  Stamford, CT              Telecommunications               Mar-93   $         0    $    27,468
Center Of Christian
  Fellowship...................  Phoenix, AZ               Audio Equipment                  Oct-98             0         26,596
Centocor.......................  Malvern, PA               Computers                        May-96             0        361,672
Centocor, Inc..................  Melvern, PA               Medical                          Mar-94             0        557,191
Centra Collison, Inc...........  Long Island City, NY      Automotive                       Mar-93             0         29,122
Century Consulting
  Group, Inc...................  Kennesaw, GA              Computers                        Nov-97             0         47,697
Cercom, Inc....................  Vista, CA                 Manufacturing & Production       Sep-97             0         49,492
Champions Pure
  Fitness, Inc.................  Fayetteville, NY          Medical                          Nov-92             0         29,217
Charten, Inc...................  Southbury, CT             Restaurant                       Mar-93             0         36,934
Chase Collections Ltd..........  Fall River, MA            Manufacturing & Production       Mar-93             0         25,128
Chattanooga Men'S Medical......  Roswell, GA               Medical                          Sep-96             0         54,751
Chef's Requested
  Foods, Inc...................  Oklahoma City, OK         Restaurant                       Mar-93             0         35,449
Chestnut Mart Of Bloomingburg..  Bloomingburg, NY          Fixtures                         Jan-97             0        132,301
Chestnut Mart Of Bloomingburg..  Bloomingburg, NY          Fixtures                         Feb-97             0         63,900
Chicago Food Corp..............  Chicago, IL               Manufacturing & Production       Nov-92             0         25,728
Chinnici & Associates..........  New York, NY              Computers                        Apr-96             0         39,515
Choice-Professional
  Overnight....................  New Orleans, LA           Copiers                          Jan-98             0         41,360
Christopher Productions &
  Entertainment................  Los Angeles, CA           Video Production                 Sep-97             0         33,006
Cicer-Ranzenbach...............  Hamlin, NY                Construction                     Oct-98             0         44,690
Circuitboard Fabrications
  Co...........................  Waltham, MA               Manufacturing & Production       Jan-97             0         51,561
CIS Corporation................  Washington, DC            Telecommunications               Nov-96             0      1,142,103
City of West Haven.............  West Haven, CT            Telecommunications               Mar-93             0         37,611
City of West Haven.............  West Haven, CT            Telecommunications               Mar-93             0         26,365
Clarklift Of Orlando, Inc......  Orlando, FL               Computers                        Jan-97             0         28,326
Clarklift Of Orlando, Inc......  Orlando, FL               Office Equipmnt                  Feb-98             0         40,189
Clearwater Health Club.........  Clearwater Beach, FL      Medical                          Mar-93             0         42,058
Clearwater Health Club.........  Clearwater Beach, FL      Medical                          Mar-93             0         35,565
Clement's Supermarket, Inc.....  Chauvin, LA               Retail                           Mar-93             0         66,711
Cliquer'S Vernon Corp..........  Mt. Vernon, NY            Telecommunications               Nov-97             0         55,082
Clonetics Corporation..........  San Diego, CA             Computers                        Apr-93             0         29,198
Club 2520......................  Tucson, AZ                Video Production                 Nov-92             0         30,176
Cm Clark Enterprises, Inc......  Bernardsville, NJ         Furniture                        Jun-95             0         27,551
Cnc Machining Service..........  Visalla, CA               Manufacturing & Production       Aug-96             0         40,159
Cnc Systems, Inc...............  Kennebunk, ME             Computers                        Mar-93             0         27,552
Coastal Carting, Ltd., Inc.....  Hollywood, FL             Fixtures                         Aug-97             0         25,291
Coastal Septic.................  Sharpes, FL               Transportation                   Mar-93             0         36,493
Coburn & Meredith Inc..........  Hartford, CT              Telecommunications               May-93             0         27,879
Coffee Time, Inc...............  Anaheim, CA               Restaurant                       Mar-93             0         49,936
Coffee Time, Inc...............  Anaheim, CA               Restaurant                       Mar-93             0         28,256
Coldwell Banker Apex
  Realtors.....................  Rowlett, TX               Furniture                        Dec-97             0         42,955
Cole River Transportatiomn
  Llc..........................  Winstead, CT              Construction                     Feb-98             0         29,753
Color Masters Digital
  Imaging......................  Little Rock, AK           Manufacturing & Production       Nov-97             0         45,076
Color Xl, Inc..................  Middleton, WI             Printing                         Nov-97             0         53,929
Colorado Prime Corp............  Farmingdale, NY           Telecommunications               Nov-92             0         42,117
Colorado Prime Corp............  Farmingdale, NY           Telecommunications               Nov-92             0         43,872
Colorado Prime Corp............  Farmingdale, NY           Telecommunications               Nov-92             0         43,932
Colorado Prime Corp............  Farmingdale, NY           Telecommunications               Nov-92             0         38,225
Colorado Prime Corp............  Farmingdale, NY           Telecommunications               Nov-92             0         45,436
Colorado Prime Corp............  Farmingdale, NY           Telecommunications               Nov-92             0         41,342
Colorado Prime Corp............  Farmingdale, NY           Telecommunications               Nov-92             0         57,433
Colorado Prime Corp............  Farmingdale, NY           Telecommunications               Nov-92             0         42,117
Colorado Prime Corp............  Farmingdale, NY           Telecommunications               Nov-92             0         60,818



ORIGINAL LESSEE                  ACQUISITION
OR EQUIPMENT USER                  COST(3)
-----------------                -----------
Center For Continuing Care.....  $    27,468
Center Of Christian
  Fellowship...................       26,596
Centocor.......................      361,672
Centocor, Inc..................      557,191
Centra Collison, Inc...........       29,122
Century Consulting
  Group, Inc...................       47,697
Cercom, Inc....................       49,492
Champions Pure
  Fitness, Inc.................       29,217
Charten, Inc...................       36,934
Chase Collections Ltd..........       25,128
Chattanooga Men'S Medical......       54,751
Chef's Requested
  Foods, Inc...................       35,449
Chestnut Mart Of Bloomingburg..      132,301
Chestnut Mart Of Bloomingburg..       63,900
Chicago Food Corp..............       25,728
Chinnici & Associates..........       39,515
Choice-Professional
  Overnight....................       41,360
Christopher Productions &
  Entertainment................       33,006
Cicer-Ranzenbach...............       44,690
Circuitboard Fabrications
  Co...........................       51,561
CIS Corporation................    1,142,103
City of West Haven.............       37,611
City of West Haven.............       26,365
Clarklift Of Orlando, Inc......       28,326
Clarklift Of Orlando, Inc......       40,189
Clearwater Health Club.........       42,058
Clearwater Health Club.........       35,565
Clement's Supermarket, Inc.....       66,711
Cliquer'S Vernon Corp..........       55,082
Clonetics Corporation..........       29,198
Club 2520......................       30,176
Cm Clark Enterprises, Inc......       27,551
Cnc Machining Service..........       40,159
Cnc Systems, Inc...............       27,552
Coastal Carting, Ltd., Inc.....       25,291
Coastal Septic.................       36,493
Coburn & Meredith Inc..........       27,879
Coffee Time, Inc...............       49,936
Coffee Time, Inc...............       28,256
Coldwell Banker Apex
  Realtors.....................       42,955
Cole River Transportatiomn
  Llc..........................       29,753
Color Masters Digital
  Imaging......................       45,076
Color Xl, Inc..................       53,929
Colorado Prime Corp............       42,117
Colorado Prime Corp............       43,872
Colorado Prime Corp............       43,932
Colorado Prime Corp............       38,225
Colorado Prime Corp............       45,436
Colorado Prime Corp............       41,342
Colorado Prime Corp............       57,433
Colorado Prime Corp............       42,117
Colorado Prime Corp............       60,818


                                    TABLE VI

                                  (UNAUDITED)

ORIGINAL LESSEE                                                                            DATE         TOTAL           CASH
OR EQUIPMENT USER                       LOCATION                   EQUIPMENT            PURCHASED    FINANCING(1)   EXPENDED(2)
-----------------                -----------------------   --------------------------   ----------   ------------   ------------
Colorado Prime Corp............  Farmingdale, NY           Telecommunications               Nov-92   $         0    $    43,266
Colorado Prime Corp............  Farmingdale, NY           Telecommunications               Nov-92             0         75,268
Colorado Prime Corp............  Farmingdale, NY           Telecommunications               Nov-92             0         39,471
Colorado Prime Corp............  Farmingdale, NY           Telecommunications               Nov-92             0         87,592
Colorado Prime Corp............  Farmingdale, NY           Telecommunications               Nov-92             0         42,117
Colorado Prime Corp............  Farmingdale, NY           Telecommunications               Nov-92             0         41,562
Colorado Prime Corp............  Farmingdale, NY           Telecommunications               Nov-92             0         91,474
Colour Impressions.............  Anaheim, CA               Printing                         Dec-92        30,529          2,903
Columbia Services
  Group, Inc...................  Arlington, VA             Fixtures                         Nov-92             0         32,543
Commercial Brick Corp..........  Maspeth, NY               Construction                     Oct-97             0         76,340
Commonwealth Associates........  New York, NY              Telecommunications               Sep-97             0        105,616
Community Health Center Inc....  Middletown, CT            Telecommunications               May-93             0         32,205
Community Health
  Service, Inc.................  Hartford, CT              Telecommunications               Mar-93             0         29,344
Complete Tool &
  Grinding Inc.................  Minneapolis, MN           Manufacturing & Production       Feb-96             0         28,720
Comprehensive Id Products......  Burlington, MA            Furniture                        Jun-96             0         51,484
Computer Science
  Resources, Inc...............  Williamsport, PA          Telecommunications               Sep-97             0         75,298
Comtec Computer
  Services, Inc................  Houston, TX               Computers                        Mar-93             0         27,306
Concord Teacakes
  Excetra Inc..................  Concord, MA               Fixtures                         Mar-96             0         55,768
Conn Medical Adjustment........  East Hartford, CT         Telecommunications               May-93             0         25,602
Connecticut College............  New London, CT            Telecommunications               May-93             0      2,211,435
Connecticut College............  New London, CT            Telecommunications               May-93             0        223,296
Connecticut College............  New London, CT            Telecommunications               May-93             0         81,898
Connecticut College............  New London, CT            Telecommunications               May-93             0         97,710
Connecticut State..............  Newington, CT             Telecommunications               May-93             0         64,744
Connecticut Water Company......  East Windsor, CT          Telecommunications               May-93             0         46,084
Connecticut Yankee Atomic......  Hartford, CT              Telecommunications               May-93             0        304,754
Consolidated Fitness
  Enterprises..................  Bedford, TX               Manufacturing & Production       Nov-92             0         30,485
Consolidated Waste
  Industries...................  North Haven, CT           Material Handling                Mar-93             0         61,323
Consolidated Waste
  Industries...................  N.E. Washington, DC       Transportation                   Mar-93             0         66,455
Constantine G. Scrivanos.......  Atklnson, NH              Restaurant                       Mar-93             0         29,182
Contento & Kaplan Optomet......  Bronx, NY                 Medical                          Aug-95             0         26,327
Continental Airlines, Inc......  Houston, TX               Aircraft                         Dec-96             0        702,508
Continental Coin Processors....  Buffalo, NY               Manufacturing & Production       Feb-96             0         52,320
Continental Contractors........  Audubon, PA               Material Handling                Mar-93             0         32,128
Convalescent Center Of
  Bloomfield...................  Bloomfield, CT            Medical                          May-93             0         30,761
Convention Express Inc.........  Ocean City, NJ            Computers                        Feb-98             0         73,997
Core Group Ltd.................  Boston, MA                Video Production                 Feb-98             0         45,566
Corporate Health...............  New Haven, CT             Telecommunications               May-93             0         40,114
Corral Associates..............  Rochester, NY             Telecommunications               May-96             0         53,461
Cosmopolitan Medical
  Communications...............  Phoenix, AZ               Computers                        Oct-97             0         44,665
Costello Lomasney & Denapoli...  Manchester, NH            Computers                        Mar-93             0         29,771
Country Club Liquors...........  Largo, FL                 Restaurant                       Nov-92             0         26,942
Countryside Manor, Inc.........  Bristol, CT               Telecommunications               Mar-93             0         26,257
Covalent Systems Corp..........  Fremont, CA               Computers                        Mar-93             0         27,216
Craftsman Auto Body............  Sterling, VA              Computers                        Aug-95             0         33,202
Creative Entertainment Group...  Los Angeles, CA           Video Production                 Nov-97             0         61,777
Creative Sound Productions.....  Houston, TX               Audio Equipment                  May-96             0         37,940
Creative Vision Graphics.......  Marina Del Ray, CA        Printing                         May-95             0         33,037
Crs Design, Inc................  New York, NY              Computers                        Sep-97             0         26,032
Crs Design, Inc................  New York, NY              Computers                        Jul-98             0         41,460
Crystal Clear Design Dba,
  R.Baker......................  Patterson, NJ             Computers                        Nov-97             0         55,021



ORIGINAL LESSEE                  ACQUISITION
OR EQUIPMENT USER                  COST(3)
-----------------                -----------
Colorado Prime Corp............  $    43,266
Colorado Prime Corp............       75,268
Colorado Prime Corp............       39,471
Colorado Prime Corp............       87,592
Colorado Prime Corp............       42,117
Colorado Prime Corp............       41,562
Colorado Prime Corp............       91,474
Colour Impressions.............       33,432
Columbia Services
  Group, Inc...................       32,543
Commercial Brick Corp..........       76,340
Commonwealth Associates........      105,616
Community Health Center Inc....       32,205
Community Health
  Service, Inc.................       29,344
Complete Tool &
  Grinding Inc.................       28,720
Comprehensive Id Products......       51,484
Computer Science
  Resources, Inc...............       75,298
Comtec Computer
  Services, Inc................       27,306
Concord Teacakes
  Excetra Inc..................       55,768
Conn Medical Adjustment........       25,602
Connecticut College............    2,211,435
Connecticut College............      223,296
Connecticut College............       81,898
Connecticut College............       97,710
Connecticut State..............       64,744
Connecticut Water Company......       46,084
Connecticut Yankee Atomic......      304,754
Consolidated Fitness
  Enterprises..................       30,485
Consolidated Waste
  Industries...................       61,323
Consolidated Waste
  Industries...................       66,455
Constantine G. Scrivanos.......       29,182
Contento & Kaplan Optomet......       26,327
Continental Airlines, Inc......      702,508
Continental Coin Processors....       52,320
Continental Contractors........       32,128
Convalescent Center Of
  Bloomfield...................       30,761
Convention Express Inc.........       73,997
Core Group Ltd.................       45,566
Corporate Health...............       40,114
Corral Associates..............       53,461
Cosmopolitan Medical
  Communications...............       44,665
Costello Lomasney & Denapoli...       29,771
Country Club Liquors...........       26,942
Countryside Manor, Inc.........       26,257
Covalent Systems Corp..........       27,216
Craftsman Auto Body............       33,202
Creative Entertainment Group...       61,777
Creative Sound Productions.....       37,940
Creative Vision Graphics.......       33,037
Crs Design, Inc................       26,032
Crs Design, Inc................       41,460
Crystal Clear Design Dba,
  R.Baker......................       55,021


                                    TABLE VI

                                  (UNAUDITED)

ORIGINAL LESSEE                                                                            DATE         TOTAL           CASH
OR EQUIPMENT USER                       LOCATION                   EQUIPMENT            PURCHASED    FINANCING(1)   EXPENDED(2)
-----------------                -----------------------   --------------------------   ----------   ------------   ------------
Csk Auto.......................  Phoenix, AZ               Other                            Apr-98   $         0    $   358,401
Csk Auto Inc...................  Phoenix, AZ               Other                            Mar-98             0        696,718
Csk Auto,Inc...................  Phoenix, AZ               Other                            Jun-98             0         58,880
CT Junior Rebulic Assoc........  Litchfield, CT            Telecommunications               Mar-93             0         26,061
CT Transit/HNS Management......  Hartford, CT              Transportation                   May-93             0         44,728
C-Town.........................  Jersey City, NJ           Retail                           Dec-96             0         28,658
Cumberland Capital Dba The
  Mcintyre Llc.................  Brentwood, TN             Telecommunications               Oct-97             0         31,498
Cunningham Assoc...............  Mission Viejo, CA         Audio Equipment                  Oct-97             0         63,534
Curagen Corp...................  New Haven, CT             Computers                        Aug-97             0         69,436
Custom Paint & Body............  Moncks Corner, SC         Automotive                       Jan-97             0         33,354
Custom Print, Inc..............  Pleasanton, CA            Computers                        Mar-93             0         29,993
D & B Computing................  Wilton, CT                Telecommunications               May-93             0        132,764
D & L Offset Lithography
  Co., Inc.....................  New York, NY              Printing                         Oct-97             0         52,873
D & M Contractors, Inc.........  Suwanee, GA               Construction                     Dec-96             0         53,441
D & V Sound....................  San Jose, CA              Audio Equipment                  Aug-96             0         39,778
D B Basics, Inc................  Raleigh, NC               Computers                        Dec-97             0         41,900
D' La Colmena Mexican Food.....  Watsonville, CA           Restaurant                       Nov-92             0         28,211
D.A.O.R. Security, Inc.........  Bronx, NY                 Telecommunications               Sep-97             0         28,025
D2 Entertainment Corp..........  Rosemead, CA              Audio Equipment                  Nov-96             0         59,239
Dal Baffo......................  Menlo Park, CA            Restaurant                       Jan-97             0         53,520
Dallas Recording Co., Inc......  Denton, TX                Audio Equipment                  Nov-92             0         27,036
Dallo & Co.....................  National City, CA         Fixtures                         Aug-96             0         81,278
Danbury Eye Physicians.........  Danbury, CT               Telecommunications               Mar-93             0         25,267
Danbury Printing & Litho.......  Danbury, CT               Telecommunications               May-93             0         69,330
Danville Ob/Gyn Assoc..........  Windsor, CT               Medical                          Mar-93             0         41,481
Dark House Comics, Inc.........  Milwaukie, OR             Manufacturing & Production       May-94        57,129          6,362
Data Works.....................  Glen Avon, CA             Printing                         Nov-92             0         27,068
Datahr Rehabilitation..........  Brookfield, CT            Telecommunications               Mar-93             0         27,960
Dave Haynie
  Enterprises, Inc.............  Edmond, OK                Construction                     Oct-98             0         80,246
David A. Grossman DDA..........  Baldwin, NY               Medical                          Aug-95             0         86,381
David A. Kamlet, MD............  New York, NY              Medical                          Aug-95             0         27,479
Debra L. Bowers, Dds...........  Largo, FL                 Medical                          Sep-96             0         55,750
Deburr Company Inc.............  Plantsville, CT           Manufacturing & Production       May-95             0         34,928
Decarlo & Doll Inc.............  Hamden, CT                Telecommunications               May-93             0         25,611
Deitsch Plastic Co. Inc........  West Haven, CT            Telecommunications               May-93             0         32,671
Dejean Construction Co.........  Texas City, TX            Computers                        Apr-95             0         36,633
Del Taco.......................  Laguna Hills, CA          Restaurant                       Apr-96             0        492,266
Del Taco.......................  Laguna Hills, CA          Restaurant                       Apr-96             0        459,026
Delta Video Duplicating........  Anaheim, CA               Video Production                 Nov-92             0         30,301
Delta Video, Inc...............  Anaheim, CA               Audio Equipment                  Sep-97             0         27,595
Delta Video, Inc...............  Anaheim, CA               Video Production                 May-94             0         43,569
Denville Bagel Baking..........  Denville, NJ              Restaurant                       Nov-92             0         25,863
Detroit Osteopathic Hospital...  Southfield, MI            Medical                          Mar-93             0         47,853
Digital Computing
  System, Inc..................  Bryan, TX                 Furniture                        Mar-93             0         39,735
Digital Operations Technical...  New York, NY              Computers                        Mar-93             0         41,797
Dillon Video Production........  Ocala, FL                 Video Production                 Apr-93             0         28,363
Dino's.........................  Dallas, TX                Agriculture                      Nov-92             0         31,460
Discovery Research Group.......  Salt Lake City, UT        Copiers                          Nov-92             0         25,820
Distrib. Svcs. Of
  Atlanta,Inc..................  Hapeville, GA             Fixtures                         Nov-96             0         29,892
Distribution Svcs Of Atlnta....  Hopeville, GA             Fixtures                         Sep-96             0         34,488
Diversified Business
  Svcs., Inc...................  Newport Beach, CA         Telecommunications               Nov-97             0         31,019



ORIGINAL LESSEE                  ACQUISITION
OR EQUIPMENT USER                  COST(3)
-----------------                -----------
Csk Auto.......................  $   358,401
Csk Auto Inc...................      696,718
Csk Auto,Inc...................       58,880
CT Junior Rebulic Assoc........       26,061
CT Transit/HNS Management......       44,728
C-Town.........................       28,658
Cumberland Capital Dba The
  Mcintyre Llc.................       31,498
Cunningham Assoc...............       63,534
Curagen Corp...................       69,436
Custom Paint & Body............       33,354
Custom Print, Inc..............       29,993
D & B Computing................      132,764
D & L Offset Lithography
  Co., Inc.....................       52,873
D & M Contractors, Inc.........       53,441
D & V Sound....................       39,778
D B Basics, Inc................       41,900
D' La Colmena Mexican Food.....       28,211
D.A.O.R. Security, Inc.........       28,025
D2 Entertainment Corp..........       59,239
Dal Baffo......................       53,520
Dallas Recording Co., Inc......       27,036
Dallo & Co.....................       81,278
Danbury Eye Physicians.........       25,267
Danbury Printing & Litho.......       69,330
Danville Ob/Gyn Assoc..........       41,481
Dark House Comics, Inc.........       63,492
Data Works.....................       27,068
Datahr Rehabilitation..........       27,960
Dave Haynie
  Enterprises, Inc.............       80,246
David A. Grossman DDA..........       86,381
David A. Kamlet, MD............       27,479
Debra L. Bowers, Dds...........       55,750
Deburr Company Inc.............       34,928
Decarlo & Doll Inc.............       25,611
Deitsch Plastic Co. Inc........       32,671
Dejean Construction Co.........       36,633
Del Taco.......................      492,266
Del Taco.......................      459,026
Delta Video Duplicating........       30,301
Delta Video, Inc...............       27,595
Delta Video, Inc...............       43,569
Denville Bagel Baking..........       25,863
Detroit Osteopathic Hospital...       47,853
Digital Computing
  System, Inc..................       39,735
Digital Operations Technical...       41,797
Dillon Video Production........       28,363
Dino's.........................       31,460
Discovery Research Group.......       25,820
Distrib. Svcs. Of
  Atlanta,Inc..................       29,892
Distribution Svcs Of Atlnta....       34,488
Diversified Business
  Svcs., Inc...................       31,019


                                    TABLE VI

                                  (UNAUDITED)

ORIGINAL LESSEE                                                                            DATE         TOTAL           CASH
OR EQUIPMENT USER                        LOCATION                  EQUIPMENT            PURCHASED    FINANCING(1)   EXPENDED(2)
-----------------                  ---------------------   --------------------------   ----------   ------------   ------------
Do Net Inc.......................  Dayton, OH              Computers                        Sep-97   $         0    $    29,221
Donald L. Eger Jr., Inc..........  Cincinnati, OH          Computers                        May-94        27,791          2,788
Double Day, Inc..................  Grand Island, NY        Mining                           Dec-97             0        558,796
Douglas F. Johnson...............  Hillsboro, TX           Manufacturing & Production       Jun-94        25,853          2,848
Dralco, Inc......................  Weatherford, TX         Manufacturing & Production       Aug-96             0         46,589
Driscoll Motors, Inc.............  Hartford, CT            Telecommunications               May-93             0         44,565
Drs. Nat-Grant Associates........  Windsor, CT             Medical                          Mar-93             0         54,018
Drs. Tobin, Zwiebel & Aptman.....  Miami, FL               Telecommunications.              Aug-96             0         39,334
Drummey Donuts, Inc..............  Norwood, MA             Restaurant                       Mar-93             0         34,171
Dubois Growers, Inc..............  Boynton Beach, FL       Retail                           Dec-96             0         29,755
Dunkin Donuts & Baskin Robbins...  Austin, TX              Restaurant                       Jan-98             0         26,586
Dynaco Corp......................  Tempe, AZ               Computers                        Nov-97             0         57,044
Dynatenn, Inc....................  Weymouth, MA            Computers                        Mar-93             0         55,262
Dynatenn, Inc....................  Weymouth, MA            Manufacturing & Production       Mar-93             0         55,208
E & V Bakery Dba, Morris Park....  Bronx, NY               Restaurant                       Dec-97             0         66,216
Eagle Vision, Inc................  Stamford, CT            Video Production                 Jan-97             0         33,538
East Hartford Ltd. Partnership...  Windsor, CT             Medical                          Mar-93             0         37,746
Easter Seal Society..............  Hebron, CT              Telecommunications               Mar-93             0         27,304
Eastway Metals...................  Cleveland Heigh, OH     Manufacturing & Production       Nov-92             0         29,361
Edison Brothers Stores, Inc......  St. Louis, MO           Retail                           Jun-94     7,642,182        606,511
Edmond's Corner Body Shop........  Chesapeake, VA          Automotive                       Nov-92             0         28,783
Edward Greenberg.................  Nyack, NY               Video Production                 Mar-95             0         35,848
Eka Chemical.....................  Marietta, GA            Manufacturing & Production       Sep-98       526,499      1,402,960
Elderhaus Concepts, Ltd..........  Madison, WI             Furniture                        Nov-96             0         39,966
Electronic Imaging
  Center, Inc....................  Boston, MA              Printing                         Oct-97             0         31,245
Electronic Media Equip...........  West Bond, WI           Material Handling                Dec-96             0         53,542
Ellen Fitzenrider................  Barnwell, SC            Medical                          Nov-92             0         27,619
Elliot'S Famous Hot Dogs Dba
  First Elliot...................  N. Chelmsford, MA       Restaurant                       Sep-97             0         48,899
Ellman Hahn Schwartz.............  Windsor, CT             Medical                          Mar-93             0         39,195
Emco Sales & Service Inc.........  North Bergen, NJ        Manufacturing & Production       Aug-95             0         28,568
Emerald Studios, Inc.............  San Diego, CA           Video Production                 Oct-97             0         52,446
Empac Design, Inc................  Dallas, TX              Printing                         Mar-93             0         30,984
Empire of Orange Realtors........  Pomona, NY              Furniture                        Nov-92             0         31,271
Engineers Country Club, Inc......  Rosalyn Harbor, NY      Medical                          Mar-93             0         31,210
Enthone Omi, Inc.................  West Haven, CT          Telecommunications               Mar-93             0         29,686
Enthone Omi, Inc.................  West Haven, CT          Telecommunications               Nov-93             0         53,318
Enthone Omi, Inc.................  West Haven, CT          Telecommunications               May-93             0         34,295
Enthone Omi, Inc.................  West Haven, CT          Telecommunications               Mar-93             0         35,855
Eratex Enterprise, Inc...........  Los Angeles, CA         Manufacturing & Production       Dec-97             0         28,769
Ernie Sandoval Enterprises.......  Oceanside, CA           Restaurant                       May-96             0         38,992
Ernie'S Auto Parts Dba W.E.S.
  Corp...........................  Monrovia, CA            Computers                        Sep-97             0         29,575
Ernie'S Auto Parts Dba, W.E.S....  Monrovia, CA            Computers                        Dec-97             0         35,795
ESM/Exton, Inc...................  Blue Bell, PA           Restaurant                       Dec-94             0        416,000
ETS Water & Waste Mgt............  Roanoke, VA             Manufacturing & Production       Jan-97             0         34,310
Eugene Shiffett..................  Stafford, VA            Transportation                   Mar-93             0         35,688
Evernet Education
  Services, Inc..................  Los Angeles, CA         Computers                        May-94        24,423          3,043
Evolution Film & Tape............  North Hollywood, CA     Video Production                 Jul-96             0         43,749
Ewing Farms, Inc.................  Smyrna, DE              Transportation                   Mar-93             0         39,403
Excel Mortgage Corp..............  Grand Rapids, MI        Computers                        Jan-97             0         56,631
Executrain of Texas..............  Dallas, TX              Computers                        Apr-95             0         53,872
Extech Instruments Corp..........  Waltham, MA             Computers                        Mar-93             0         34,725

ORIGINAL LESSEE                    ACQUISITION
OR EQUIPMENT USER                    COST(3)
-----------------                  -----------
Do Net Inc.......................  $    29,221
Donald L. Eger Jr., Inc..........       30,579
Double Day, Inc..................      558,796
Douglas F. Johnson...............       28,701
Dralco, Inc......................       46,589
Driscoll Motors, Inc.............       44,565
Drs. Nat-Grant Associates........       54,018
Drs. Tobin, Zwiebel & Aptman.....       39,334
Drummey Donuts, Inc..............       34,171
Dubois Growers, Inc..............       29,755
Dunkin Donuts & Baskin Robbins...       26,586
Dynaco Corp......................       57,044
Dynatenn, Inc....................       55,262
Dynatenn, Inc....................       55,208
E & V Bakery Dba, Morris Park....       66,216
Eagle Vision, Inc................       33,538
East Hartford Ltd. Partnership...       37,746
Easter Seal Society..............       27,304
Eastway Metals...................       29,361
Edison Brothers Stores, Inc......    8,248,693
Edmond's Corner Body Shop........       28,783
Edward Greenberg.................       35,848
Eka Chemical.....................    1,929,459
Elderhaus Concepts, Ltd..........       39,966
Electronic Imaging
  Center, Inc....................       31,245
Electronic Media Equip...........       53,542
Ellen Fitzenrider................       27,619
Elliot'S Famous Hot Dogs Dba
  First Elliot...................       48,899
Ellman Hahn Schwartz.............       39,195
Emco Sales & Service Inc.........       28,568
Emerald Studios, Inc.............       52,446
Empac Design, Inc................       30,984
Empire of Orange Realtors........       31,271
Engineers Country Club, Inc......       31,210
Enthone Omi, Inc.................       29,686
Enthone Omi, Inc.................       53,318
Enthone Omi, Inc.................       34,295
Enthone Omi, Inc.................       35,855
Eratex Enterprise, Inc...........       28,769
Ernie Sandoval Enterprises.......       38,992
Ernie'S Auto Parts Dba W.E.S.
  Corp...........................       29,575
Ernie'S Auto Parts Dba, W.E.S....       35,795
ESM/Exton, Inc...................      416,000
ETS Water & Waste Mgt............       34,310
Eugene Shiffett..................       35,688
Evernet Education
  Services, Inc..................       27,466
Evolution Film & Tape............       43,749
Ewing Farms, Inc.................       39,403
Excel Mortgage Corp..............       56,631
Executrain of Texas..............       53,872
Extech Instruments Corp..........       34,725

                                      B-79

                                    TABLE VI

                                  (UNAUDITED)

ORIGINAL LESSEE                                                                            DATE         TOTAL           CASH
OR EQUIPMENT USER                        LOCATION                  EQUIPMENT            PURCHASED    FINANCING(1)   EXPENDED(2)
-----------------                  ---------------------   --------------------------   ----------   ------------   ------------
Eye Care Centers.................  San Antonio, TX         Retail                           Dec-97   $         0    $ 1,506,853
F.D. Mcginn, Inc.................  Providence, RI          Material Handling                Jul-96             0         44,150
Fair Auto Supply.................  Bridgeport, CT          Telecommunications               Mar-93             0         32,206
Fairmont Re-Bar
  Fabricators, Inc...............  Miami, FL               Computers                        Aug-97             0         31,791
Faith Pleases God Church.........  Harlingen, TX           Fixtures                         Apr-95             0         30,127
Fallick Klein Partnership........  Houston, TX             Manufacturing & Production       Apr-95             0         27,615
Family Foodservice, Inc..........  Ft. Pierce, FL          Restaurant                       Sep-97             0         51,164
Fantastic Sam'S Dba Alverben
  Enterprises....................  St. Petersbur, G FL     Fixtures                         Oct-97             0         27,759
Fantastic Sam'S Dba Gorski
  Enterprises, Inc...............  Mobile, AL              Fixtures                         Sep-97             0         53,427
Farah H Vikoren, MD..............  Windsor, CT             Medical                          Mar-93             0         48,666
Farish Media Dba Robert Farish...  Kailua Kona, HI         Telecommunications               Aug-97             0         45,919
Farm Acquisitions Corporation....  Pomfret, CT             Telecommunications               May-93             0         52,754
Farm To Market Inc...............  Laguna Niguel, CA       Retail                           Oct-96             0         55,257
Farmco, Inc......................  Seguin, TX              Manufacturing & Production       Jul-93             0        160,202
Felecia L. Dawson Md.............  Atlanta, GA             Medical                          May-95             0         33,861
Fergy's Expresso.................  Seattle, WA             Restaurant                       Nov-92             0         32,458
Fi-Del, Inc......................  Bridgeville, PA         Fixtures                         Nov-97             0         49,896
Fidelity Funding Financial
  Group, Inc.....................  Dallas, TX              Furniture                        Sep-97             0         42,052
Field's Bakery, Inc..............  Pleasentville, NJ       Restaurant                       Mar-93             0         37,631
Figs.............................  West Hollywood, CA      Restaurant                       Nov-92             0         25,400
Filterfresh Denver, Inc..........  Denver, CO              Restaurant                       Mar-93             0         33,886
First Quality Health Care........  Chicago, IL             Medical                          Nov-92             0         31,460
First Stop Bagel, Inc............  Babylon, NY             Restaurant                       Nov-92             0         31,460
Fiserv New Haven, Inc............  Wallingford, CT         Computers                        May-93             0         39,751
Fit Physique, Inc................  Longview, WA            Manufacturing & Production       Nov-92             0         34,174
Flextex..........................  Pinellas Park, FL       Printing                         Nov-92             0         33,251
Flint Hill School................  Oakton, VA              Retail                           Mar-93             0         26,950
Floor Covering
  Interiors, Inc.................  Tucson, AZ              Manufacturing & Production       Aug-94             0         28,449
Florida Health, Inc..............  Boca Raton, FL          Medical                          Oct-97             0         55,017
Florida Homes Showcase, Inc......  Lake City, FL           Telecommunications               Mar-93             0         26,532
Food Dude, Inc...................  Torrance, CA            Computers                        May-96             0         35,835
Food For Thought.................  Exton, PA               Restaurant                       Nov-92             0         30,609
Footprints Blueprinting..........  San Luis Bispop, CA     Photography                      Aug-96             0         35,757
Forward Logistics Group..........  Orlando, FL             Material Handling                Feb-98             0         39,743
Foster Medical Supply Inc........  Hartford, CT            Telecommunications               May-93             0         30,034
Foto 1 Dba, N Focus, Inc.........  Morgantown, WV          Manufacturing & Production       Dec-97             0         25,902
Foto Motal,Inc...................  New York, NY            Photography                      Oct-98             0         43,143
Francis Poirier..................  Ellington, CT           Manufacturing & Production       Mar-93             0         33,236
Francis Poirier..................  Ellington, CT           Printing                         Mar-93             0         42,219
Fred Talarico MD.................  Utica, NY               Manufacturing & Production       Aug-95             0         26,788
Freedman & Lorry, P.C............  Philadelphia, PA        Computers                        Oct-97             0         77,364
Freemont House Of Pizza, Inc.....  Fremont, NH             Restaurant                       Nov-92             0         26,510
Fuel Cell Manufacturing..........  Danbury, CT             Telecommunications               May-93             0         25,265
Fuller Roberts Clinic, Inc.......  Windsor, CT             Medical                          Mar-93             0         50,236
Future Hopes, Inc................  Miami, FL               Restaurant                       Dec-96             0         50,356
Future Productions, Inc..........  New York, NY            Video Production                 Mar-93             0         41,473
G And M Music Co., Inc...........  Sumter, SC              Fixtures                         May-97             0        100,000
Gale H. Pike.....................  Laguna Beach, CA        Furniture                        Dec-92             0         40,283
Gale H. Pike.....................  Laguna Beach, CA        Furniture                        Dec-92             0         63,573
Gale H. Pike.....................  Laguna Beach, CA        Furniture                        Dec-92             0         60,286

ORIGINAL LESSEE                    ACQUISITION
OR EQUIPMENT USER                    COST(3)
-----------------                  -----------
Eye Care Centers.................  $ 1,506,853
F.D. Mcginn, Inc.................       44,150
Fair Auto Supply.................       32,206
Fairmont Re-Bar
  Fabricators, Inc...............       31,791
Faith Pleases God Church.........       30,127
Fallick Klein Partnership........       27,615
Family Foodservice, Inc..........       51,164
Fantastic Sam'S Dba Alverben
  Enterprises....................       27,759
Fantastic Sam'S Dba Gorski
  Enterprises, Inc...............       53,427
Farah H Vikoren, MD..............       48,666
Farish Media Dba Robert Farish...       45,919
Farm Acquisitions Corporation....       52,754
Farm To Market Inc...............       55,257
Farmco, Inc......................      160,202
Felecia L. Dawson Md.............       33,861
Fergy's Expresso.................       32,458
Fi-Del, Inc......................       49,896
Fidelity Funding Financial
  Group, Inc.....................       42,052
Field's Bakery, Inc..............       37,631
Figs.............................       25,400
Filterfresh Denver, Inc..........       33,886
First Quality Health Care........       31,460
First Stop Bagel, Inc............       31,460
Fiserv New Haven, Inc............       39,751
Fit Physique, Inc................       34,174
Flextex..........................       33,251
Flint Hill School................       26,950
Floor Covering
  Interiors, Inc.................       28,449
Florida Health, Inc..............       55,017
Florida Homes Showcase, Inc......       26,532
Food Dude, Inc...................       35,835
Food For Thought.................       30,609
Footprints Blueprinting..........       35,757
Forward Logistics Group..........       39,743
Foster Medical Supply Inc........       30,034
Foto 1 Dba, N Focus, Inc.........       25,902
Foto Motal,Inc...................       43,143
Francis Poirier..................       33,236
Francis Poirier..................       42,219
Fred Talarico MD.................       26,788
Freedman & Lorry, P.C............       77,364
Freemont House Of Pizza, Inc.....       26,510
Fuel Cell Manufacturing..........       25,265
Fuller Roberts Clinic, Inc.......       50,236
Future Hopes, Inc................       50,356
Future Productions, Inc..........       41,473
G And M Music Co., Inc...........      100,000
Gale H. Pike.....................       40,283
Gale H. Pike.....................       63,573
Gale H. Pike.....................       60,286

                                      B-80

                                    TABLE VI

                                  (UNAUDITED)

ORIGINAL LESSEE                                                                            DATE         TOTAL           CASH
OR EQUIPMENT USER                        LOCATION                  EQUIPMENT            PURCHASED    FINANCING(1)   EXPENDED(2)
-----------------                  ---------------------   --------------------------   ----------   ------------   ------------
Game Creek Video Limited
  Partnership....................  Amherst, NH             Video Production                 Oct-97   $         0    $    63,004
Gamma One, Inc...................  North Haven, CT         Telecommunications               May-93             0         31,131
Garcia Masonry Inc...............  San Diego, CA           Computers                        Dec-96             0         39,688
Garrison Fuel Oil Of L.I.........  Plainview, NY           Office Equipment                 Aug-95             0         29,013
Gary Eagan.......................  Easton, MA              Restaurant                       Mar-93             0         38,295
Gas Post, Inc. & Savemart
  Stores.........................  Pelham Manor, NY        Fixtures                         Jan-97             0         31,718
Gasoline Merchants, Inc..........  Waltham, MA             Automotive                       Mar-93             0         29,568
Gasoline Merchants, Inc..........  Waltham, MA             Environmental                    Mar-93             0         35,439
Gaspari Corp.....................  Ocean Township, NJ      Medical                          Mar-93             0         48,434
GCSG Ob-Gyn Associates...........  Windsor, CT             Medical                          Mar-93             0         38,372
General Foam.....................  Sun Valley, CA          Construction                     Mar-93             0         39,399
General Video-Tex Corp...........  Cambridge, MA           Computers                        Mar-93             0         27,775
Genesis Mobile
  Diagnostic, Inc................  Miami, FL               Medical                          Nov-92             0         31,772
Geno's...........................  West Jefferson, NC      Restaurant                       Nov-92             0         27,626
Gibson Co........................  Norwalk, CT             Telecommunications               May-93             0        237,384
Glastonbury......................  Glastonbury, CT         Telecommunications               May-93             0         57,940
Goldberg & Assoc. Dba Maxine B.
  Reloj..........................  Omaha, NE               Manufacturing & Production       Sep-97             0         33,266
Goldbergs New York Bagels........  Bethlehem, PA           Restaurant                       Dec-97             0        106,434
Golden Corral Corporation........  Raleigh, NC             Furniture                        Jul-98             0        264,314
Golden Corral Steakhouse.........  Hueytown, AL            Restaurant                       Nov-92             0         28,005
Goldgate Enterprises, Inc........  Corpus Christi, TX      Manufacturing & Production       Jun-95             0         27,357
Gold's Gym.......................  Canton, MA              Medical                          Nov-92             0         29,529
Gourmet Boutique, Llc............  Jamaica, NY             Restaurant                       Dec-97             0         68,231
Grace'S Marketplace Dba Doria
  Enterprises, Inc...............  New York, NY            Restaurant                       Sep-97             0         74,456
Grady & Dicks, A Law
  Corporation....................  San Diego, CA           Computers                        Jan-98             0         84,977
Grand Union......................  Wayne, NJ               Retail                           Dec-93             0        331,713
Grand Union......................  Wayne, NJ               Retail                           Dec-93             0        260,075
Grand Union......................  Passaic, NJ             Retail                           Dec-93             0        217,409
Grandma'S Bagels, Inc............  Bend, OR                Restaurant                       Dec-97             0         64,586
Graphic Data of New
  Jersey, Inc....................  Mount Laurel, NJ        Computers                        Mar-93             0         46,867
Graphic Options Inc..............  Plainview, NY           Printing                         Jan-96             0         42,141
Graphic Press....................  Flint, MI               Printing                         Dec-92        24,124          2,371
Graphic Services, Inc............  Tacoma, WA              Manufacturing & Production       Jun-94        39,350          4,899
Graphic Trends...................  Paramount, CA           Printing                         Jan-97             0         53,233
Graphik Dimensions Ltd...........  Flushing, NY            Computers                        Mar-93             0         29,999
Great American
  Remodeling, Inc................  Ft Walton Bea, CH FL    Construction                     Sep-97             0         53,767
Greaves, Walker, Inc.............  Mobile, AL              Retail                           Dec-96             0         49,573
Green Acres Land Develpoment &...  Powells Point, NC       Manufacturing & Production       Feb-98             0         33,617
Grolier, Inc.....................  Danbury, CT             Telecommunications               Mar-93             0         32,525
Grolier, Inc.....................  Danbury, CT             Telecommunications               Mar-93             0         29,427
Gruen Optika Corp................  New York, NY            Medical                          Dec-97             0         47,076
Guadalajara Mexican Deli.........  Tracy, CA               Restaurant                       Nov-92             0         26,037
Gulf Coast Landscaping Corp......  Mobile, AL              Construction                     Aug-97             0         31,881
Gumby'S Pizza Systems Inc........  Gainesville, FL         Restaurant                       Apr-95             0         26,879
Gun Hill Collision...............  Bronx, NY               Manufacturing & Production       Apr-93             0         26,341
H & J Amoco......................  Gambrills, MD           Fixtures                         Sep-96             0         98,987
H & R Block......................  Lebanon, TN             Computers                        Nov-92             0         28,540
H & R Family Foods, Inc..........  Lancaster, SC           Fixtures                         Sep-97             0         46,439
H & S Construction...............  New Salisbury, IN       Construction                     Feb-98             0         73,104
H & T Tool.......................  Fairfield, NJ           Manufacturing & Production       Nov-92             0         27,286

ORIGINAL LESSEE                    ACQUISITION
OR EQUIPMENT USER                    COST(3)
-----------------                  -----------
Game Creek Video Limited
  Partnership....................  $    63,004
Gamma One, Inc...................       31,131
Garcia Masonry Inc...............       39,688
Garrison Fuel Oil Of L.I.........       29,013
Gary Eagan.......................       38,295
Gas Post, Inc. & Savemart
  Stores.........................       31,718
Gasoline Merchants, Inc..........       29,568
Gasoline Merchants, Inc..........       35,439
Gaspari Corp.....................       48,434
GCSG Ob-Gyn Associates...........       38,372
General Foam.....................       39,399
General Video-Tex Corp...........       27,775
Genesis Mobile
  Diagnostic, Inc................       31,772
Geno's...........................       27,626
Gibson Co........................      237,384
Glastonbury......................       57,940
Goldberg & Assoc. Dba Maxine B.
  Reloj..........................       33,266
Goldbergs New York Bagels........      106,434
Golden Corral Corporation........      264,314
Golden Corral Steakhouse.........       28,005
Goldgate Enterprises, Inc........       27,357
Gold's Gym.......................       29,529
Gourmet Boutique, Llc............       68,231
Grace'S Marketplace Dba Doria
  Enterprises, Inc...............       74,456
Grady & Dicks, A Law
  Corporation....................       84,977
Grand Union......................      331,713
Grand Union......................      260,075
Grand Union......................      217,409
Grandma'S Bagels, Inc............       64,586
Graphic Data of New
  Jersey, Inc....................       46,867
Graphic Options Inc..............       42,141
Graphic Press....................       26,495
Graphic Services, Inc............       44,249
Graphic Trends...................       53,233
Graphik Dimensions Ltd...........       29,999
Great American
  Remodeling, Inc................       53,767
Greaves, Walker, Inc.............       49,573
Green Acres Land Develpoment &...       33,617
Grolier, Inc.....................       32,525
Grolier, Inc.....................       29,427
Gruen Optika Corp................       47,076
Guadalajara Mexican Deli.........       26,037
Gulf Coast Landscaping Corp......       31,881
Gumby'S Pizza Systems Inc........       26,879
Gun Hill Collision...............       26,341
H & J Amoco......................       98,987
H & R Block......................       28,540
H & R Family Foods, Inc..........       46,439
H & S Construction...............       73,104
H & T Tool.......................       27,286

                                      B-81

                                    TABLE VI

                                  (UNAUDITED)

ORIGINAL LESSEE                                                                            DATE         TOTAL           CASH
OR EQUIPMENT USER                        LOCATION                  EQUIPMENT            PURCHASED    FINANCING(1)   EXPENDED(2)
-----------------                  ---------------------   --------------------------   ----------   ------------   ------------
H. John Schutze DDS..............  Queensbury, NY          Computers                        Aug-95   $         0    $    33,429
Hahner, Foreman &
  Harness, Inc...................  Wichita, KS             Computers                        Mar-96             0         41,888
Haig Press, Inc..................  Hauppauge, NY           Printing                         Sep-96             0         37,617
Harco Laboratories, Inc..........  Branford, CT            Telecommunications               Mar-93             0         25,156
Harlan King & Associates.........  Reno, NV                Computers                        May-96             0         46,553
Harold Hawes.....................  Charlottesville, VA     Transportation                   Mar-93             0         33,760
Harold Hawes.....................  Charlottesville, VA     Transportation                   Mar-93             0         47,557
Harold Wasson, Jr................  Corona, CA              Furniture                        Mar-93             0         38,041
Harrison & King Music
  Co., Inc.......................  Hartsville, SC          Fixtures                         May-97             0        100,000
Harr'S Surf & Turf Markets,Inc...  Palm Harbor, FL         Fixtures                         Jan-98             0         55,740
Harry's Oyster Bar Club..........  Oklahoma City, OK       Restaurant                       Nov-92             0         30,806
Hazen Inc........................  East Moline, IL         Manufacturing & Production       Dec-92        27,486          4,926
Hazen, Inc.......................  East Moline, IL         Environmental                    Feb-93             0         52,425
HBO & Co.........................  Atlanta, GA             Computers                        Sep-93       843,016        113,310
HBO & Co.........................  Atlanta, GA             Computers                        Sep-93       269,389         49,673
HBO & Co.........................  Atlanta, GA             Computers                        Sep-93       385,363         69,995
HBO & Co.........................  Atlanta, GA             Computers                        Sep-93        58,230         10,750
HBO & Co.........................  Atlanta, GA             Computers                        Sep-93       100,579         18,568
HBO & Co.........................  Atlanta, GA             Computers                        Sep-93       152,343         28,124
HBO & Co.........................  Atlanta, GA             Computers                        Sep-93       332,268         61,340
Headway Technologies,Inc.........  Milpitas, CA            Manufacturing & Production       Aug-98             0      1,498,917
Health Systems International.....  Wallingford, CT         Telecommunications               May-93             0         55,360
Hearndon Construction, Inc.......  Micco, FL               Construction                     Nov-97             0         43,478
Hebrew Home & Hospital...........  West Hartford, CT       Telecommunications               May-93             0        110,600
Hedges, David C..................  Nashville, TN           Retail                           Mar-93             0         32,425
Helotes Contractors, Inc.........  Austin, TX              Video Production                 Nov-97             0         30,891
Helvetia Coal Company............  Indiana, PA             Mining                           Dec-92       151,276         66,138
Helvetia Coal Company............  Indiana, PA             Mining                           Dec-92       427,481        151,020
Hendersonville Obst..............  Windsor, CT             Medical                          Mar-93             0         44,348
Hesco, Inc.......................  Watertown, SD           Manufacturing & Production       Jun-94        39,746          4,586
Hickey Chemists Ltd..............  New York, NY            Computers                        Aug-95             0         28,393
Hi-G Company Inc.................  Pitman, NJ              Telecommunications               May-93             0         26,945
Himani Enterprises, Inc..........  Rego Park, NY           Restaurant                       Mar-93             0         27,299
Historic Tours Of America,Inc....  Key West, FL            Automotive                       Oct-98             0        388,303
Hi-Tech of DFW...................  Hurst, TX               Automotive                       Nov-92             0         29,299
Hms Steakhouse Of Tampa, Inc.....  Tampa, FL               Retail                           Nov-97             0         56,990
Hocking Chemical Corp............  National City, CA       Manufacturing & Production       Apr-93             0         29,699
Holy Bagel.......................  Hackettstown, NJ        Restaurant                       Nov-92             0         30,904
Homecare, Inc....................  Wallingford, CT         Computers                        Oct-97             0         43,764
Homesteaders Life Company........  Des Moines, IA          Printing                         Feb-93             0         26,777
Hometown Buffet, Inc.............  San Diego, CA           Restaurant                       Feb-95             0        618,000
Honey Dew Associates, Inc........  Planville, MA           Restaurant                       Mar-93             0         47,019
Hospitality Franchise Systems....  Parsippany, NJ          Furniture                        Mar-93             0         40,219
Hospitality Springs..............  Atlanta, GA             Restaurant                       Dec-93             0        126,000
Hot Spot Casino, Inc.............  Surfside, SC            Fixtures                         Aug-97             0         49,131
Hough Krating, Inc...............  Richburg, SC            Material Handling                Sep-97             0         27,771
Houston Sportsco, Inc............  Houston, TX             Restaurant                       Jan-97             0         27,110
HPK Corporation..................  Mesquite, TX            Manufacturing & Production       Mar-95             0         26,949
HTB Restaurant, Inc..............  Salt Lake City, UT      Restaurant                       Mar-94             0        425,871
HTB Restaurant, Inc..............  Salt Lake City, UT      Restaurant                       Mar-94             0        426,137
Huggos Restaurant Dba Olu Kai
  Ltd............................  Kailua-Kona, HI         Restaurant                       Sep-97             0         52,935
Huston-Lynn Enterprises Inc......  Indianapolis, IN        Restaurant                       Jan-96             0         26,384
Hyundai Electronics America......  San Jose, CA            Computers                        Aug-98             0        500,756

ORIGINAL LESSEE                    ACQUISITION
OR EQUIPMENT USER                    COST(3)
-----------------                  -----------
H. John Schutze DDS..............  $    33,429
Hahner, Foreman &
  Harness, Inc...................       41,888
Haig Press, Inc..................       37,617
Harco Laboratories, Inc..........       25,156
Harlan King & Associates.........       46,553
Harold Hawes.....................       33,760
Harold Hawes.....................       47,557
Harold Wasson, Jr................       38,041
Harrison & King Music
  Co., Inc.......................      100,000
Harr'S Surf & Turf Markets,Inc...       55,740
Harry's Oyster Bar Club..........       30,806
Hazen Inc........................       32,412
Hazen, Inc.......................       52,425
HBO & Co.........................      956,326
HBO & Co.........................      319,063
HBO & Co.........................      455,358
HBO & Co.........................       68,980
HBO & Co.........................      119,147
HBO & Co.........................      180,467
HBO & Co.........................      393,608
Headway Technologies,Inc.........    1,498,917
Health Systems International.....       55,360
Hearndon Construction, Inc.......       43,478
Hebrew Home & Hospital...........      110,600
Hedges, David C..................       32,425
Helotes Contractors, Inc.........       30,891
Helvetia Coal Company............      217,414
Helvetia Coal Company............      578,501
Hendersonville Obst..............       44,348
Hesco, Inc.......................       44,333
Hickey Chemists Ltd..............       28,393
Hi-G Company Inc.................       26,945
Himani Enterprises, Inc..........       27,299
Historic Tours Of America,Inc....      388,303
Hi-Tech of DFW...................       29,299
Hms Steakhouse Of Tampa, Inc.....       56,990
Hocking Chemical Corp............       29,699
Holy Bagel.......................       30,904
Homecare, Inc....................       43,764
Homesteaders Life Company........       26,777
Hometown Buffet, Inc.............      618,000
Honey Dew Associates, Inc........       47,019
Hospitality Franchise Systems....       40,219
Hospitality Springs..............      126,000
Hot Spot Casino, Inc.............       49,131
Hough Krating, Inc...............       27,771
Houston Sportsco, Inc............       27,110
HPK Corporation..................       26,949
HTB Restaurant, Inc..............      425,871
HTB Restaurant, Inc..............      426,137
Huggos Restaurant Dba Olu Kai
  Ltd............................       52,935
Huston-Lynn Enterprises Inc......       26,384
Hyundai Electronics America......      500,756

                                      B-82

                                    TABLE VI

                                  (UNAUDITED)

ORIGINAL LESSEE                                                                            DATE         TOTAL           CASH
OR EQUIPMENT USER                        LOCATION                  EQUIPMENT            PURCHASED    FINANCING(1)   EXPENDED(2)
-----------------                  ---------------------   --------------------------   ----------   ------------   ------------
Icm Conversion, Inc..............  Phoenix, AZ             Retail                           Dec-96   $         0    $    50,118
Idea Television..................  Washington, DC          Video Production                 Aug-96             0         49,286
Il Bacio, Inc....................  Marlboro, NJ            Restaurant                       Nov-92             0         30,866
Ild Teleservices, Inc............  Dallas, TX              Telecommunications               Dec-97             0      1,080,625
Ild Teleservices,Inc.............  Dallas, TX              Telecommunications               Jul-98             0        983,835
Image Data Management Systems....  Orange, CA              Manufacturing & Production       Nov-92             0         25,762
Immaculate Conception Church.....  Towson, MD              Retail                           Mar-93             0         25,891
Impressions, Inc.................  East Windsor, CT        Computers                        Mar-93             0         44,541
In Hyun Cho......................  Whitestone, NY          Manufacturing & Production       Aug-95             0         34,285
Indiana Michigan Power Company...  Columbus, OH            Material Handling                Sep-92     9,082,384        363,295
Indiana Michigan Power Company...  Columbus, OH            Material Handling                Sep-92             0      4,610,840
Industrial Electric Service
  Co.............................  Hawthorne, NJ           Manufacturing & Production       Jan-97             0         61,390
Innerdyne Medical, Inc...........  Sunnyvale, CA           Furniture                        May-94        24,481          2,600
Inquo, Inc.......................  Draper, UT              Computers                        Oct-97             0         40,118
Inrad, Inc.......................  Northvale, NJ           Computers                        Mar-93             0         57,087
Inrad, Inc.......................  Northvale, NJ           Manufacturing & Production       Mar-93             0         41,547
Intense Bodyworks, Inc...........  Edgewood, NY            Medical                          Mar-93             0         48,200
Inter-Church Residences Inc......  Bridgeport, CT          Telecommunications               May-93             0         74,453
Intercommunictns Amer............  Adventura, FL           Computers                        Nov-96             0         54,788
Inter-Financial Group............  Schaumburg, IL          Furniture                        Apr-93             0         27,943
International Biotechnologies....  New Haven, CT           Telecommunications               May-93             0         68,672
International Equipment Logist...  Avenel, NJ              Material Handling                Jun-98             0        289,593
International Rectifier Corp.....  El Segundo, CA          Material Handling                Dec-92        91,681         16,147
International Rectifier Corp.....  El Segundo, CA          Material Handling                Dec-92        59,963         10,194
International Rectifier Corp.....  El Segundo, CA          Material Handling                Dec-92        27,603          4,837
International Rectifier Corp.....  El Segundo, CA          Material Handling                Dec-92        40,710          7,022
International Rectifier Corp.....  El Segundo, CA          Material Handling                Dec-92       928,919        168,139
International Rectifier Corp.....  El Segundo, CA          Material Handling                Dec-92       366,711         60,948
International Rectifier Corp.....  El Segundo, CA          Material Handling                Dec-92       540,297         92,579
International Rectifier Corp.....  El Segundo, CA          Material Handling                Dec-92       337,702         56,148
International Software...........  Frederick, MD           Printing                         Dec-92        22,653          3,445
Internet Broadcasting Corp.......  New York, NY            Video Production                 Sep-97             0         54,042
Investors Fudiciary Services.....  Atlanta, GA             Computers                        Nov-92             0         27,580
Isx Corp.........................  Westlake Vila, GE CA    Computers                        Nov-97             0         31,342
Item Nine........................  Montpeller, VT          Restaurant                       Mar-93             0         29,163
Itt Flygt Corporation............  Trumbull, CT            Telecommunications               May-93             0         56,986
Iverson Financial System, Inc....  Sunnyvale, CA           Computers                        Jan-98             0         35,980
IVF America, Inc.................  Greenwich, CT           Medical                          Dec-92             0        165,805
IVF America, Inc.................  Greenwich, CT           Medical                          Dec-92             0        123,254
IVI Travel, Inc..................  Northbrook, IL          Furniture                        Mar-93             0         35,784
IVI Travel, Inc..................  Northbrook, IL          Furniture                        Mar-93             0         39,314
J & H Auto & Truck Repair........  Peabody, MA             Fixtures                         Dec-96             0         63,141
J&J Burger, Inc. Dba Burger
  King...........................  Harrisburg, PA          Restaurant                       Dec-93             0        149,773
J&J Burger, Inc. Dba Burger
  King...........................  Harnsburg, PA           Restaurant                       Dec-93             0        167,885
J. Baker, Inc....................  Canton, MA              Manufacturing & Production       Mar-94             0        265,815
J. Sunset Enterprises............  Sandy, UT               Furniture                        Oct-97             0         27,111
J. Walter Thompson...............  New York, NY            Audio Equipment                  Jul-96             0         43,506
J. Walter Thompson USA, Inc......  New York, NY            Video Production                 Sep-93             0         80,952
J.L. Thompson Construction Co....  Mt. Holly, NC           Fixtures                         Nov-97             0         47,285
J.M. Ney Company.................  Bloomfield, CT          Telecommunications               Apr-96             0         41,813
J.W. Wood & Associates, Inc......  Battle Creek, MI        Retail                           Feb-98             0         81,331
Jackson'S Bistro & Bar, L.C.
  Oidc...........................  Tampa, FL               Telecommunications               Dec-97             0         38,989
Jacobs Mfg.......................  Bloomfield, CT          Telecommunications               May-93             0         48,356

ORIGINAL LESSEE                    ACQUISITION
OR EQUIPMENT USER                    COST(3)
-----------------                  -----------
Icm Conversion, Inc..............  $    50,118
Idea Television..................       49,286
Il Bacio, Inc....................       30,866
Ild Teleservices, Inc............    1,080,625
Ild Teleservices,Inc.............      983,835
Image Data Management Systems....       25,762
Immaculate Conception Church.....       25,891
Impressions, Inc.................       44,541
In Hyun Cho......................       34,285
Indiana Michigan Power Company...    9,445,679
Indiana Michigan Power Company...    4,610,840
Industrial Electric Service
  Co.............................       61,390
Innerdyne Medical, Inc...........       27,081
Inquo, Inc.......................       40,118
Inrad, Inc.......................       57,087
Inrad, Inc.......................       41,547
Intense Bodyworks, Inc...........       48,200
Inter-Church Residences Inc......       74,453
Intercommunictns Amer............       54,788
Inter-Financial Group............       27,943
International Biotechnologies....       68,672
International Equipment Logist...      289,593
International Rectifier Corp.....      107,828
International Rectifier Corp.....       70,157
International Rectifier Corp.....       32,439
International Rectifier Corp.....       47,732
International Rectifier Corp.....    1,097,058
International Rectifier Corp.....      427,660
International Rectifier Corp.....      632,877
International Rectifier Corp.....      393,850
International Software...........       26,098
Internet Broadcasting Corp.......       54,042
Investors Fudiciary Services.....       27,580
Isx Corp.........................       31,342
Item Nine........................       29,163
Itt Flygt Corporation............       56,986
Iverson Financial System, Inc....       35,980
IVF America, Inc.................      165,805
IVF America, Inc.................      123,254
IVI Travel, Inc..................       35,784
IVI Travel, Inc..................       39,314
J & H Auto & Truck Repair........       63,141
J&J Burger, Inc. Dba Burger
  King...........................      149,773
J&J Burger, Inc. Dba Burger
  King...........................      167,885
J. Baker, Inc....................      265,815
J. Sunset Enterprises............       27,111
J. Walter Thompson...............       43,506
J. Walter Thompson USA, Inc......       80,952
J.L. Thompson Construction Co....       47,285
J.M. Ney Company.................       41,813
J.W. Wood & Associates, Inc......       81,331
Jackson'S Bistro & Bar, L.C.
  Oidc...........................       38,989
Jacobs Mfg.......................       48,356

                                      B-83

                                    TABLE VI

                                  (UNAUDITED)

ORIGINAL LESSEE                                                                            DATE         TOTAL           CASH
OR EQUIPMENT USER                        LOCATION                  EQUIPMENT            PURCHASED    FINANCING(1)   EXPENDED(2)
-----------------                  ---------------------   --------------------------   ----------   ------------   ------------
James Hill, Inc..................  New Milford, CT         Automotive                       Jul-96   $         0    $    39,121
James Lyver......................  East Hartford, CT       Construction                     Mar-93             0         46,909
Janin Corp.......................  Perth Amboy, NJ         Computers                        Apr-93             0         26,047
Jardon & Howard Technologies.....  Winter Park, FL         Computers                        Jan-97             0         39,743
Jaymee Housefield................  Ft. Walton Beac, FL     Medical                          Mar-93             0         30,539
Jefferson Harvey Paschal.........  Jeffeeersonville, GA    Restaurant                       Jul-96             0         30,796
Jetson'S Inc.....................  Edison, NJ              Restaurant                       Feb-98             0         48,904
Jetstream Cafe...................  Avon, CT                Furniture                        Mar-93             0         28,537
Jim Whitman Studios, Inc.........  Clifton, NJ             Computers                        Jun-94        35,732          4,183
Jimmy Mac'S Roadhouse Dba........  Renton, WA              Retail                           Feb-98             0         36,861
Jo-Ann's Nut House...............  Garden City, NY         Manufacturing & Production       Jun-93             0         28,691
John & Frank Chaung DDS..........  New York, NY            Medical                          Aug-95             0         36,143
John Baird, Inc..................  Palm Desert, CA         Construction                     May-96             0         39,648
John F. Almeida Dairy............  Tulare, CA              Agriculture                      Nov-92             0         28,070
John Hassell's Dry Cleaning......  Plano, TX               Sanitation                       Nov-92             0         30,824
John Kruse DDS...................  New York, NY            Medical                          Aug-95             0         31,470
John M. Hulbrook.................  New York, NY            Furniture                        Mar-93             0         26,020
John Sandy Productions, Inc......  Englewood, CO           Video Production                 Dec-97             0         56,633
Jones Body Shop..................  Omaha, NE               Automotive                       Oct-97             0         42,058
Joseph H. Tees & Son Inc.........  Bensalem, PA            Manufacturing & Production       Aug-95             0         27,044
Joseph P. Mccain DMD PA..........  Miami, FL               Computers                        Aug-95             0         26,667
Joseph-Beth Booksellers Of
  Ohio...........................  Cincinnati, OH          Audio Equipment                  Jan-96             0         26,373
Joyland Country Enterprises......  Clearwater, FL          Restaurant                       Dec-92             0         52,369
Jpr Enterprises Inc..............  Marina Del Ray, CA      Computers                        Jul-95             0         40,681
Jst Consultants, Inc.............  St. Charles, MO         Computers                        Nov-96             0         41,495
Juliet Cafe Billiards............  Poughkeepsie, NY        Furniture                        Nov-92             0         25,428
K & K Ellsperman, Inc............  Newburgh, IN            Restaurant                       Sep-96             0         52,077
K & M Machine Co., Inc...........  Newport, NH             Manufacturing & Production       Mar-93             0         32,185
K.S. Fashions Inc................  Los Angeles, CA         Manufacturing & Production       May-95             0         37,210
Kallmart Telecom, Inc............  Satellite Beach, FL     Computers                        Jan-98             0         49,152
Kaman Aerospace..................  Bloomfield, CT          Telecommunications               May-93             0        276,151
Kaman Aerospace..................  Bloomfield, CT          Telecommunications               May-93             0         55,660
Kaman Aerospace..................  Bloomfield, CT          Telecommunications               Nov-95             0        131,743
Kaman Aerospace..................  Bloomfield, CT          Telecommunications               Nov-95             0         70,544
Kaman Aerospace..................  Bloomfield, CT          Telecommunications               Jan-94             0        208,323
Kaman Corp.......................  Boston, MA              Manufacturing & Production       Mar-94     1,391,054        159,268
Kapco Enterprises,Inc............  Boca Raton, FL          Medical                          Jul-98             0        233,484
Kapco Enterprises,Inc............  Boca Raton, FL          Medical                          Jul-98             0        233,484
Kapco Enterprises,Inc............  Boca Raton, FL          Medical                          Jul-98             0        233,484
Kapco Enterprises,Inc............  Boca Raton, FL          Medical                          Jul-98             0        233,484
Kapco Enterprises,Inc............  Boca Raton, FL          Medical                          Jul-98             0        233,484
Karen Lietz......................  Ionia, NY               Material Handling                May-94        24,280          3,135
Keja Associates Inc..............  Vista, CA               Manufacturing & Production       Aug-95             0         29,942
Kent Hylton......................  Santa Paula, CA         Construction                     Jun-96             0         56,620
Kent School Corp.................  Kent, CT                Telecommunications               May-93             0         69,262
Kerr Steamship Company, Inc......  Rosemont, IL            Telecommunications               Mar-93        45,117          8,993
Kerrin Graphics &
  Printing, Inc..................  Southbridge, MA         Printing                         Sep-97             0         35,863
Keywest Instant Images...........  Keywest, FL             Computers                        Nov-92             0         25,361
Kidco Enterprises, Inc...........  New York, NY            Computers                        Mar-95             0         31,667
Kiddoo, Roger....................  Joy, IL                 Manufacturing & Production       Jan-97             0         47,304
Kings Restaurant, Inc............  Newark, NJ              Restaurant                       Dec-97             0         28,601
Kinkos Of Thousand Oaks..........  W. Lake Village, CA     Furniture                        Aug-95             0         25,418
Kinnett Dairies, Inc.............  Columbus, GA            Manufacturing & Production       Aug-94             0        361,275

ORIGINAL LESSEE                    ACQUISITION
OR EQUIPMENT USER                    COST(3)
-----------------                  -----------
James Hill, Inc..................  $    39,121
James Lyver......................       46,909
Janin Corp.......................       26,047
Jardon & Howard Technologies.....       39,743
Jaymee Housefield................       30,539
Jefferson Harvey Paschal.........       30,796
Jetson'S Inc.....................       48,904
Jetstream Cafe...................       28,537
Jim Whitman Studios, Inc.........       39,914
Jimmy Mac'S Roadhouse Dba........       36,861
Jo-Ann's Nut House...............       28,691
John & Frank Chaung DDS..........       36,143
John Baird, Inc..................       39,648
John F. Almeida Dairy............       28,070
John Hassell's Dry Cleaning......       30,824
John Kruse DDS...................       31,470
John M. Hulbrook.................       26,020
John Sandy Productions, Inc......       56,633
Jones Body Shop..................       42,058
Joseph H. Tees & Son Inc.........       27,044
Joseph P. Mccain DMD PA..........       26,667
Joseph-Beth Booksellers Of
  Ohio...........................       26,373
Joyland Country Enterprises......       52,369
Jpr Enterprises Inc..............       40,681
Jst Consultants, Inc.............       41,495
Juliet Cafe Billiards............       25,428
K & K Ellsperman, Inc............       52,077
K & M Machine Co., Inc...........       32,185
K.S. Fashions Inc................       37,210
Kallmart Telecom, Inc............       49,152
Kaman Aerospace..................      276,151
Kaman Aerospace..................       55,660
Kaman Aerospace..................      131,743
Kaman Aerospace..................       70,544
Kaman Aerospace..................      208,323
Kaman Corp.......................    1,550,321
Kapco Enterprises,Inc............      233,484
Kapco Enterprises,Inc............      233,484
Kapco Enterprises,Inc............      233,484
Kapco Enterprises,Inc............      233,484
Kapco Enterprises,Inc............      233,484
Karen Lietz......................       27,415
Keja Associates Inc..............       29,942
Kent Hylton......................       56,620
Kent School Corp.................       69,262
Kerr Steamship Company, Inc......       54,110
Kerrin Graphics &
  Printing, Inc..................       35,863
Keywest Instant Images...........       25,361
Kidco Enterprises, Inc...........       31,667
Kiddoo, Roger....................       47,304
Kings Restaurant, Inc............       28,601
Kinkos Of Thousand Oaks..........       25,418
Kinnett Dairies, Inc.............      361,275

                                      B-84

                                    TABLE VI

                                  (UNAUDITED)

ORIGINAL LESSEE                                                                            DATE         TOTAL           CASH
OR EQUIPMENT USER                        LOCATION                  EQUIPMENT            PURCHASED    FINANCING(1)   EXPENDED(2)
-----------------                  ---------------------   --------------------------   ----------   ------------   ------------
Klein Rubbish Removal............  Sarasota, FL            Material Handling                Mar-93   $         0    $    42,636
Knight-Ridder, Inc...............  Washington, DC          Printing                         Mar-93             0         25,689
KNNC-FM..........................  Georgetown, TX          Audio Equipment                  Nov-92             0         29,938
Koerner, Silberberg & Weiner,
  Llp............................  New York, NY            Furniture                        Aug-97             0         51,622
Koman Sportswear Manufacturing...  Carlstadt, NJ           Computers                        Mar-95             0         35,731
Komplete Packaging Service.......  Arlington, TX           Manufacturing & Production       Dec-97             0         34,571
Kouri Capital Group, Inc.........  New York, NY            Computers                        May-94        24,132          2,628
Kurzweil Applied Intelligence....  Waltham, MA             Computers                        Mar-93             0         46,598
Kustaards Ltd....................  Bethel, CT              Fixtures                         Aug-95             0         49,980
L & N Label Co., Inc.............  Clearwater, FL          Printing                         Mar-94             0         33,526
L.A. Food Services...............  Sommerville, NJ         Restaurant                       Nov-97             0         78,586
L.J. Construction, Inc...........  S. Brunswick, NC        Construction                     Sep-97             0         44,931
La Bella Sausage, Inc............  Brooksville, FL         Fixtures                         Nov-96             0         52,779
La Parisienne Bakery, Inc........  Austin, TX              Restaurant                       Nov-92             0         29,234
Laminaide, Inc...................  Bayshore, NY            Manufacturing & Production       Oct-97             0         42,348
Landsdale Hotel Assoc. Lp T/A
  Norfalk........................  Norfolk, VA             Retail                           Oct-97             0         39,319
Lane Foods, Inc..................  Providence, RI          Restaurant                       Mar-93             0         39,811
Lane Randolph....................  New Castle, DE          Transportation                   Mar-93             0         39,868
Latham Tire......................  St. Louis, MO           Automotive                       Feb-93             0         37,371
Lawrence Delights Dba,
  Le-Liban.......................  Atlanta, GA             Restaurant                       Dec-97             0         33,981
Lawrence Friedman................  Brooklyn, NY            Furniture                        Mar-93             0         48,739
Lawrence Ob-Gyn..................  Windsor, CT             Medical                          Mar-93             0         47,062
Lechters, Inc....................  Harrison, NJ            Copiers                          Mar-93             0         60,876
Lee Family Clinic................  Durant, OK              Computers                        Aug-96             0         25,945
Legal Eagles Copy Service........  Irvine, CA              Copiers                          Nov-92             0         29,195
Lenders Bagel Bakery.............  West Haven, CT          Computers                        Mar-93             0         49,402
Lester Telemarketing, Inc........  Branford, CT            Computers                        Dec-97             0         45,705
Life Reassurance Corp. of
  America........................  Stamford, CT            Telecommunications               Mar-93             0         48,004
Lilyblad Petroleum, Inc..........  Tacoma, WA              Sanitation                       Mar-93             0         32,085
Linc Systems Corp................  Bloomfield, CT          Computers                        Mar-93             0         52,621
Linguistic Systems, Inc..........  Cambridge, MA           Printing                         Mar-93             0         33,176
Lino Press.......................  New York, NY            Manufacturing & Production       Aug-95             0         49,039
Little Angel Foods, Inc..........  Daytona Beach, FL       Restaurant                       Jan-98             0         58,027
LNS Group, Inc...................  Yantic, CT              Telecommunications               May-93             0         34,809
Load Star, Inc...................  Lavonia, GA             Computers                        Mar-93             0         34,963
Lo-Est Printing Co., Inc.........  Carmel, IN              Computers                        Mar-93             0         31,658
Loh Corporation..................  Arlington, TX           Computers                        Apr-95             0         42,005
Long Beach Acceptance Corp.......  Paramus, NJ             Computers                        Dec-97             0        345,530
Long Beach Acceptance Corp.......  Oradell, NJ             Computers                        Mar-97             0        366,242
Long View Dyeing & Finishing
  Corp...........................  Hickory, NC             Manufacturing & Production       Oct-97             0         28,349
Longford Homes of
  Nevada, Inc....................  Las Vegas, NV           Computers                        Nov-92             0         26,524
Louis Frey Co., Inc..............  New York, NY            Computers                        Mar-93             0         39,059
Louis Vinagro....................  Johnston, RI            Construction                     Mar-93             0         45,714
Louis Vinagro....................  Johnston, RI            Manufacturing & Production       Mar-93             0         58,707
Lowes Service Center, Inc........  Northborough, MA        Automotive                       Jan-98             0         86,125
Lung Diagnostics, Inc............  Glenridge, NJ           Medical                          Sep-96             0         35,492
Lustig & Brown...................  Buffalo, NY             Computers                        Sep-96             0         45,976
M.B.R.Management Corp............  St.Charles, MO          Fixtures                         Oct-98             0        284,022
Mac Scan, Inc....................  Monterey Park, CA       Computers                        Nov-96             0         27,617
Machining Center Dba, Paul
  Gajda..........................  Slippery Rock, PA       Manufacturing & Production       Dec-97             0         43,539
Madeux Vending...................  Fernandina, FL          Restaurant                       Nov-92             0         30,824
Madison Board of Education.......  Madison, CT             Computers                        Mar-93             0         56,540



ORIGINAL LESSEE                    ACQUISITION
OR EQUIPMENT USER                    COST(3)
-----------------                  -----------
Klein Rubbish Removal............  $    42,636
Knight-Ridder, Inc...............       25,689
KNNC-FM..........................       29,938
Koerner, Silberberg & Weiner,
  Llp............................       51,622
Koman Sportswear Manufacturing...       35,731
Komplete Packaging Service.......       34,571
Kouri Capital Group, Inc.........       26,759
Kurzweil Applied Intelligence....       46,598
Kustaards Ltd....................       49,980
L & N Label Co., Inc.............       33,526
L.A. Food Services...............       78,586
L.J. Construction, Inc...........       44,931
La Bella Sausage, Inc............       52,779
La Parisienne Bakery, Inc........       29,234
Laminaide, Inc...................       42,348
Landsdale Hotel Assoc. Lp T/A
  Norfalk........................       39,319
Lane Foods, Inc..................       39,811
Lane Randolph....................       39,868
Latham Tire......................       37,371
Lawrence Delights Dba,
  Le-Liban.......................       33,981
Lawrence Friedman................       48,739
Lawrence Ob-Gyn..................       47,062
Lechters, Inc....................       60,876
Lee Family Clinic................       25,945
Legal Eagles Copy Service........       29,195
Lenders Bagel Bakery.............       49,402
Lester Telemarketing, Inc........       45,705
Life Reassurance Corp. of
  America........................       48,004
Lilyblad Petroleum, Inc..........       32,085
Linc Systems Corp................       52,621
Linguistic Systems, Inc..........       33,176
Lino Press.......................       49,039
Little Angel Foods, Inc..........       58,027
LNS Group, Inc...................       34,809
Load Star, Inc...................       34,963
Lo-Est Printing Co., Inc.........       31,658
Loh Corporation..................       42,005
Long Beach Acceptance Corp.......      345,530
Long Beach Acceptance Corp.......      366,242
Long View Dyeing & Finishing
  Corp...........................       28,349
Longford Homes of
  Nevada, Inc....................       26,524
Louis Frey Co., Inc..............       39,059
Louis Vinagro....................       45,714
Louis Vinagro....................       58,707
Lowes Service Center, Inc........       86,125
Lung Diagnostics, Inc............       35,492
Lustig & Brown...................       45,976
M.B.R.Management Corp............      284,022
Mac Scan, Inc....................       27,617
Machining Center Dba, Paul
  Gajda..........................       43,539
Madeux Vending...................       30,824
Madison Board of Education.......       56,540


                                    TABLE VI

                                  (UNAUDITED)

ORIGINAL LESSEE                                                                            DATE         TOTAL           CASH
OR EQUIPMENT USER                        LOCATION                  EQUIPMENT            PURCHASED    FINANCING(1)   EXPENDED(2)
-----------------                  ---------------------   --------------------------   ----------   ------------   ------------
Magnetek Century Electric........  St. Louis, MO           Telecommunications               Dec-92   $    25,906    $     2,385
Magnitude Eight Productions......  Arieta, CA              Audio Equipment                  Aug-97             0         59,823
Magnolia Studios, Inc............  Burbank, CA             Audio Equipment                  Nov-97             0         61,871
Management Professional..........  Redondo Beach, CA       Computers                        May-93             0         27,082
Manchester Ob/Gyn Associates.....  Windsor, CT             Medical                          Mar-93             0         43,662
Mancuso Sr. Inc..................  Houston, TX             Manufacturing & Production       Feb-96             0         35,600
Mandell Armor Design &
  Mfg, Inc.......................  Phoenix, AZ             Manufacturing & Production       Aug-97             0         54,192
Manhattan Cable Television.......  New York, NY            Copiers                          Mar-93             0         41,371
Manufacturer's Lease Company.....  Norwalk, CT             Printing                         Mar-93             0         40,538
Manzo Contracting Co.............  Old Bridge, NJ          Construction                     Aug-96             0         55,252
Marikina Engineers...............  West Haven, CT          Construction                     Mar-93             0         32,958
Marine Container, Inc............  Los Angeles, CA         Computers                        Jul-93             0         25,899
Marine Mgt Systems...............  Stamford, CT            Computers                        May-96             0         33,038
Mario J. Dominquez, DC...........  La Puente, CA           Medical                          Mar-95             0         25,922
Marios Of Boca Dba...............  Boca Raton, FL          Restaurant                       Dec-96             0         59,923
Mario'S Of Boca Dba,
  M.O.B., Inc....................  Boca Raton, FL          Retail                           Dec-97             0         25,899
Market Street Grill..............  Columbus, OH            Computers                        Nov-92             0         26,808
Maro Electronic's................  Bristol, PA             Audio Equipment                  Jun-93             0         27,123
Marshall Real Sign Co. Dba Real
  Sign Co........................  Chicago, IL             Manufacturing & Production       Oct-97             0         31,052
Martin Mcgrath DPM...............  New York, NY            Medical                          Aug-95             0         30,379
Martin'S, Inc....................  Baltimore, MD           Fixtures                         Sep-97             0        334,930
Marymount University.............  Arlington, VA           Retail                           Mar-93             0         40,501
Marymount University.............  Arlington, VA           Retail                           Mar-93             0         28,867
Masco Corporation of Indiana.....  Cumberland, IN          Computers                        Mar-93             0         28,127
Mashantucket Pequot Gaming.......  Ledyard, CT             Computers                        Mar-93             0         35,365
Mashantucket Pequot Gaming.......  Ledyard, CT             Computers                        Mar-93             0         28,576
Mashantucket Pequot Gaming.......  Ledyard, CT             Computers                        Mar-93             0         40,460
Mashantucket Pequot Gaming.......  Ledyard, CT             Fixtures                         Mar-93             0         44,078
Mashantucket Pequot Gaming.......  Ledyard, CT             Fixtures                         Mar-93             0         45,174
Mashantucket Pequot Gaming.......  Ledyard, CT             Fixtures                         Mar-93             0         29,456
Mashantucket Pequot Gaming.......  Ledyard, CT             Furniture                        Mar-93             0         26,271
Mashantucket Pequot Gaming.......  Ledyard, CT             Furniture                        Mar-93             0         40,895
Mashantucket Pequot Gaming.......  Ledyard, CT             Furniture                        Mar-93             0         41,487
Mashantucket Pequot Gaming.......  Ledyard, CT             Manufacturing & Production       Mar-93             0         32,783
Mashantucket Pequot Gaming.......  Ledyard, CT             Photography                      Mar-93             0         41,581
Mashantucket Pequot Gaming.......  Ledyard, CT             Photography                      Mar-93             0         36,441
Mashantucket Pequot Gaming.......  Ledyard, CT             Restaurant                       Mar-93             0         40,352
Mashantucket Pequot Gaming.......  Ledyard, CT             Restaurant                       Mar-93             0         33,126
Mashantucket Pequot Gaming.......  Ledyard, CT             Telecommunications               Mar-93             0         43,122
Master Power Brakes, Ltd.........  Mooresville, NC         Computers                        May-96             0         33,623
Masterweld Products..............  South Bend, IN          Manufacturing & Production       Nov-97             0         53,431
Mazzetti & Associates, Inc.......  San Francisco, CA       Computers                        Jul-96             0         31,565
Mc Cue Mortgage Co., Inc.........  New Britain, CT         Telecommunications               May-93             0         36,360
McCullough Oil Service...........  Glen Rock, PA           Fixtures                         Dec-96             0        130,515
McKibben Communications..........  Chatsworth, CA          Video Production                 Dec-96             0         31,858
Med-Com & Health Services........  Pleasantville, NJ       Computers                        Nov-97             0         40,569
Medeast, Inc.....................  Pelham Manor, NY        Medical                          Sep-97             0        115,664
Medical Deveploment Corp Of......  Hudson, FL              Medical                          Jan-98             0         67,679
Medical Industries Of America....  Boynton Beach, FL       Computers                        Jan-98             0         31,543
Medserve, Inc....................  Huntington, NY          Medical                          Jan-98             0         32,691
Medstar Inc......................  Waterbury, CT           Telecommunications               May-93             0        115,110
Medstar, Inc.....................  Waterbury, CT           Medical                          Nov-92             0         28,789



ORIGINAL LESSEE                    ACQUISITION
OR EQUIPMENT USER                    COST(3)
-----------------                  -----------
Magnetek Century Electric........  $    28,291
Magnitude Eight Productions......       59,823
Magnolia Studios, Inc............       61,871
Management Professional..........       27,082
Manchester Ob/Gyn Associates.....       43,662
Mancuso Sr. Inc..................       35,600
Mandell Armor Design &
  Mfg, Inc.......................       54,192
Manhattan Cable Television.......       41,371
Manufacturer's Lease Company.....       40,538
Manzo Contracting Co.............       55,252
Marikina Engineers...............       32,958
Marine Container, Inc............       25,899
Marine Mgt Systems...............       33,038
Mario J. Dominquez, DC...........       25,922
Marios Of Boca Dba...............       59,923
Mario'S Of Boca Dba,
  M.O.B., Inc....................       25,899
Market Street Grill..............       26,808
Maro Electronic's................       27,123
Marshall Real Sign Co. Dba Real
  Sign Co........................       31,052
Martin Mcgrath DPM...............       30,379
Martin'S, Inc....................      334,930
Marymount University.............       40,501
Marymount University.............       28,867
Masco Corporation of Indiana.....       28,127
Mashantucket Pequot Gaming.......       35,365
Mashantucket Pequot Gaming.......       28,576
Mashantucket Pequot Gaming.......       40,460
Mashantucket Pequot Gaming.......       44,078
Mashantucket Pequot Gaming.......       45,174
Mashantucket Pequot Gaming.......       29,456
Mashantucket Pequot Gaming.......       26,271
Mashantucket Pequot Gaming.......       40,895
Mashantucket Pequot Gaming.......       41,487
Mashantucket Pequot Gaming.......       32,783
Mashantucket Pequot Gaming.......       41,581
Mashantucket Pequot Gaming.......       36,441
Mashantucket Pequot Gaming.......       40,352
Mashantucket Pequot Gaming.......       33,126
Mashantucket Pequot Gaming.......       43,122
Master Power Brakes, Ltd.........       33,623
Masterweld Products..............       53,431
Mazzetti & Associates, Inc.......       31,565
Mc Cue Mortgage Co., Inc.........       36,360
McCullough Oil Service...........      130,515
McKibben Communications..........       31,858
Med-Com & Health Services........       40,569
Medeast, Inc.....................      115,664
Medical Deveploment Corp Of......       67,679
Medical Industries Of America....       31,543
Medserve, Inc....................       32,691
Medstar Inc......................      115,110
Medstar, Inc.....................       28,789


                                    TABLE VI

                                  (UNAUDITED)


ORIGINAL LESSEE                                                                            DATE         TOTAL           CASH
OR EQUIPMENT USER                        LOCATION                  EQUIPMENT            PURCHASED    FINANCING(1)   EXPENDED(2)
-----------------                  ---------------------   --------------------------   ----------   ------------   ------------
Mee Mee Bakery...................  San Francisco, CA       Restaurant                       Sep-96   $         0    $    35,995
Mefa, Inc........................  Medford, MA             Manufacturing & Production       Nov-92             0         31,429
Megawats Dba, Saladin Westco.....  San Francisco, CA       Computers                        Dec-97             0        429,880
Mei-Chi-Na Beauty
  International, Inc.............  Irvine, CA              Retail                           Oct-97             0         27,337
Meikejohn & Stone Clinic Pc......  Windsor, CT             Medical                          Mar-93             0         53,763
Meirose & Friscia, P.A...........  Tampa, FL               Computers                        Nov-96             0         38,362
Mekka Java.......................  San Diego, CA           Restaurant                       Nov-92             0         27,416
Melvin J.Kordon, MD PA...........  Ellicott City, MD       Medical                          Nov-92             0         28,945
Meridian Off-Road
  Center, Inc....................  Butler, PA              Automotive                       Jan-98             0         38,733
Merlin Printing, Inc.............  Amityville, NY          Computers                        Jan-98             0         29,262
Mesh, Inc........................  Iselin, NJ              Restaurant                       Mar-93             0         27,921
Met Food & Jan Food Corp Dba Swf
  Food...........................  Jackson Heigh, TS NY    Fixtures                         Oct-97             0         50,581
Met Life Insurance Co............  Clayton, MO             Furniture                        Feb-94             0         37,773
Metal Leve.......................  Ann Arbor, MI           Manufacturing & Production       Sep-93       256,817         61,114
Metal Leve.......................  Ann Arbor, MI           Manufacturing & Production       Sep-93       241,282         54,650
Metal Leve.......................  Ann Arbor, MI           Manufacturing & Production       Sep-93     1,856,605        425,263
Metal Leve.......................  Ann Arbor, MI           Manufacturing & Production       Sep-93       963,924        220,375
Metal Leve.......................  Ann Arbor, MI           Manufacturing & Production       Sep-93       590,764        134,986
Metal Leve.......................  Ann Arbor, MI           Manufacturing & Production       Sep-93       504,410        115,125
Metal Leve.......................  Ann Arbor, MI           Manufacturing & Production       Sep-93       176,119         30,921
Metal Leve.......................  Ann Arbor, MI           Manufacturing & Production       Sep-93     1,636,613        389,489
Metric Display Corp. Dba,........  Providence, RI          Manufacturing & Production       Feb-98             0         29,595
Metrology Systems, Inc...........  Santa Ana, CA           Manufacturing & Production       Aug-93             0         29,446
Mhd, Inc.........................  Wingate, TX             Fixtures                         Oct-97             0         46,655
Michael Gulotta DDS..............  Holtsville, NY          Medical                          Aug-95             0         25,070
Microgenesys, Inc................  Meriden, CT             Computers                        Mar-93             0         32,634
Microgenesys, Inc................  Meriden, CT             Manufacturing & Production       Mar-93             0         27,458
Microgenesys, Inc................  Meriden, CT             Manufacturing & Production       Mar-93             0         53,737
Microgenesys, Inc................  Meriden, CT             Manufacturing & Production       Mar-93             0         34,763
Microgenesys, Inc................  Meriden, CT             Material Handling                Mar-93             0         37,064
Micrographic Imaging.............  Cameron Park, CA        Printing                         Oct-96             0         31,114
Microwave Satellite..............  Wycoff, NJ              Computers                        Mar-93             0         37,346
Microwave Satellite
  Technologies...................  Wyckoff, NJ             Telecommunications               Mar-96             0         49,538
Mid America Truck & Equip........  Rosemont, IL            Material Handling                Aug-95             0         29,476
Minute Mart Dba Breaux's Mart....  Lafayette, LA           Computers                        May-93             0         57,277
Mirkin'S Ideal Cleaning..........  Springfield, MA         Manufacturing & Production       Aug-95             0         30,185
Mission Fitness Center...........  Mission, KS             Furniture                        Nov-92             0         28,092
Mission Fitness Center...........  Mission, KS             Office Equipment                 Nov-92             0         29,404
Mntn Comprehensive Health........  Whitesbury, KY          Computers                        Aug-96             0         25,864
Mobile Clean, Inc................  Adel, IA                Construction                     Oct-97             0         55,667
Mobile Imaging...................  Smithtown, NY           Medical                          Oct-96             0         50,736
Mobile Radiology Services........  Philadelphia, PA        Medical                          Aug-95             0         42,109
Mohawk Ltd.......................  Chadwicks, NY           Manufacturing & Production       Aug-95             0         33,624
Mold Clinic Inc..................  West Union, SC          Computers                        Oct-96             0         26,652
Mona Lisa Bakery.................  Brooklyn, NY            Manufacturing & Production       Nov-96             0         32,391
Money Concepts, Inc..............  Dallas, TX              Computers                        Nov-97             0         44,014
Monmouth Mower, Inc..............  Middletown, NJ          Computers                        Jun-93             0         28,614
Moore Special Tool Co............  Bridgeport, CT          Telecommunications               May-93             0         92,193
Morande Ford, Inc................  Berlin, CT              Telecommunications               May-93             0         45,398
Moreau & Moreau..................  South Barre, VT         Fixtures                         Jul-96             0        102,455
Morgan's Creative Restaurant.....  Brachwood, OH           Restaurant                       Dec-94             0        205,463



ORIGINAL LESSEE                    ACQUISITION
OR EQUIPMENT USER                    COST(3)
-----------------                  -----------
Mee Mee Bakery...................  $    35,995
Mefa, Inc........................       31,429
Megawats Dba, Saladin Westco.....      429,880
Mei-Chi-Na Beauty
  International, Inc.............       27,337
Meikejohn & Stone Clinic Pc......       53,763
Meirose & Friscia, P.A...........       38,362
Mekka Java.......................       27,416
Melvin J.Kordon, MD PA...........       28,945
Meridian Off-Road
  Center, Inc....................       38,733
Merlin Printing, Inc.............       29,262
Mesh, Inc........................       27,921
Met Food & Jan Food Corp Dba Swf
  Food...........................       50,581
Met Life Insurance Co............       37,773
Metal Leve.......................      317,931
Metal Leve.......................      295,931
Metal Leve.......................    2,281,868
Metal Leve.......................    1,184,300
Metal Leve.......................      725,751
Metal Leve.......................      619,534
Metal Leve.......................      207,040
Metal Leve.......................    2,026,102
Metric Display Corp. Dba,........       29,595
Metrology Systems, Inc...........       29,446
Mhd, Inc.........................       46,655
Michael Gulotta DDS..............       25,070
Microgenesys, Inc................       32,634
Microgenesys, Inc................       27,458
Microgenesys, Inc................       53,737
Microgenesys, Inc................       34,763
Microgenesys, Inc................       37,064
Micrographic Imaging.............       31,114
Microwave Satellite..............       37,346
Microwave Satellite
  Technologies...................       49,538
Mid America Truck & Equip........       29,476
Minute Mart Dba Breaux's Mart....       57,277
Mirkin'S Ideal Cleaning..........       30,185
Mission Fitness Center...........       28,092
Mission Fitness Center...........       29,404
Mntn Comprehensive Health........       25,864
Mobile Clean, Inc................       55,667
Mobile Imaging...................       50,736
Mobile Radiology Services........       42,109
Mohawk Ltd.......................       33,624
Mold Clinic Inc..................       26,652
Mona Lisa Bakery.................       32,391
Money Concepts, Inc..............       44,014
Monmouth Mower, Inc..............       28,614
Moore Special Tool Co............       92,193
Morande Ford, Inc................       45,398
Moreau & Moreau..................      102,455
Morgan's Creative Restaurant.....      205,463


                                    TABLE VI

                                  (UNAUDITED)

ORIGINAL LESSEE                                                                           DATE         TOTAL           CASH
OR EQUIPMENT USER                       LOCATION                  EQUIPMENT            PURCHASED    FINANCING(1)   EXPENDED(2)
-----------------                ----------------------   --------------------------   ----------   ------------   ------------
Morgan's Creative Restaurant...  Beachwood, OH            Restaurant                       Nov-94   $         0    $   191,984
Mt Administrative Corp.........  Roswell, NM              Restaurant                       Dec-96             0         46,940
Murphy & Beane.................  New London, CT           Telecommunications               Mar-93             0         34,887
Mutnick Productions............  Santa Monica, CA         Video Production                 Sep-96             0         54,449
N & N Petroleum, Inc...........  Pelham, NH               Fixtures                         Jan-97             0        270,523
N & T Supermarkets Inc.........  Warminster, PA           Retail                           Aug-95             0         31,866
Nassau Mobil, LLC..............  Nassau, NY               Fixtures                         Mar-96             0         56,035
National Bio Systems, Inc......  Rockville, MD            Copiers                          Mar-93             0         44,574
National Sales
  Services, Inc................  Danbury, CT              Computers                        Feb-97             0         41,485
National Tele-
  Communications, Inc..........  Bloomfield, NJ           Computers                        Sep-97             0        363,630
Natural Pantry.................  Simi Valley, CA          Environmental                    Nov-92             0         25,027
Nature Labs,Llc................  Wichita Falls, TX        Manufacturing & Production       Oct-98             0         49,346
Nedlloyd Unitrans..............  Duesseldorf, Germany     Material Handling                Jun-97             0        724,982
Nelco Rehab. Medical
  Services.....................  Jackson Heights, NY      Computers                        Aug-95             0         38,811
Neptune Dental Associates......  Brooklyn, NY             Medical                          Aug-95             0         35,976
Network Programs Network
  Machines, Inc................  Piscataway, NJ           Computers                        Oct-97             0         51,172
Neumonics, Inc.................  Hopkinton, MA            Computers                        Mar-93             0         25,436
New Age Auto Repair............  Culver City, CA          Automotive                       Nov-97             0         43,444
New Britain Memorial
  Hospital.....................  New Britain, CT          Telecommunications               Mar-93             0         48,190
New Canaan Public Schools......  New Canaan, CT           Telecommunications               Mar-93             0         29,708
New Country Motors Cars........  Hartford, CT             Telecommunications               Dec-95             0         27,644
New Horizons Computer
  Learning.....................  Metairie, LA             Computers                        Nov-97             0         27,183
New Mexico Eye Clinic..........  Albuquerque, NM          Medical                          May-94        43,200          5,269
New Opportunities..............  Waterbury, CT            Telecommunications               Mar-93             0         39,030
New Wave Graphics..............  Costa Mesa, CA           Computers                        Nov-92             0         29,982
New York Institute.............  Tarrytown, NY            Computers                        Mar-93             0         52,840
Nidec Corporation..............  Torrington, CT           Telecommunications               May-93             0         48,477
Nissa High Resolution Cmyk.....  Woodland Hill, S CA      Copiers                          Dec-97             0         29,743
Nistico Inc....................  Yonkers, NY              Restaurant                       Sep-97             0         38,514
Nordberg Capital Inc...........  New York, NY             Computers                        Aug-95             0         26,936
Normandy Station, Inc..........  Sanford, FL              Medical                          Mar-93             0         41,866
North Aurora Inn, Inc..........  North Aurora, IL         Fixtures                         Dec-96             0         30,482
North Central
  Broadcasting, Inc............  Nappanee, IN             Furniture                        Nov-92             0         25,828
North Island
  Amusement, Inc...............  Conway, SC               Fixtures                         Sep-97             0         46,838
Northeast Nuclear Energy Co....  Hartford, CT             Telecommunications               May-93             0        776,263
Nos Communications, Inc........  Bethesda, MD             Computers                        Aug-97             0        229,916
Novametrix Medical.............  Wallingford, CT          Telecommunications               May-96             0         28,317
Novametrix Medical
  Sys. Inc.....................  Wallingford, CT          Telecommunications               May-93             0         62,676
NTN Communications, Inc........  Carsbad, CA              Telecommunications               Oct-96             0      1,137,500
Oak Park Electronics...........  Raleigh, NC              Computers                        Nov-92             0         26,707
Oakdale Images Inc.............  Binghamton, NY           Video Production                 Nov-96             0         55,008
Oakdale Locksmith..............  Oakdale, CA              Manufacturing & Production       Apr-93             0         26,398
Oakdale Printing Company.......  Detroit, MI              Printing                         Nov-97             0         75,000
Oaks Mill, Inc.................  Gainsville, FL           Retail                           May-96             0         28,814
Oakwood Card & Gifts...........  Edison, NJ               Fixtures                         Nov-92             0         28,886
Ob-Gyn Associates of
  Arlington....................  Windsor, CT              Medical                          Mar-93             0         44,475
Ob-Gyn Columbus................  Windsor, CT              Medical                          Mar-93             0         50,961
Obstetrics & Gynecolgoy........  Windsor, CT              Medical                          Mar-93             0         38,828
Old World Foods, Inc. &
  Spaghetti....................  Portland, OR             Restaurant                       Jan-97             0         44,710
Oldies 98 Diner................  Bartlett, TN             Restaurant                       Nov-92             0         28,102



ORIGINAL LESSEE                  ACQUISITION
OR EQUIPMENT USER                  COST(3)
-----------------                ------------
Morgan's Creative Restaurant...  $    191,984
Mt Administrative Corp.........        46,940
Murphy & Beane.................        34,887
Mutnick Productions............        54,449
N & N Petroleum, Inc...........       270,523
N & T Supermarkets Inc.........        31,866
Nassau Mobil, LLC..............        56,035
National Bio Systems, Inc......        44,574
National Sales
  Services, Inc................        41,485
National Tele-
  Communications, Inc..........       363,630
Natural Pantry.................        25,027
Nature Labs,Llc................        49,346
Nedlloyd Unitrans..............       724,982
Nelco Rehab. Medical
  Services.....................        38,811
Neptune Dental Associates......        35,976
Network Programs Network
  Machines, Inc................        51,172
Neumonics, Inc.................        25,436
New Age Auto Repair............        43,444
New Britain Memorial
  Hospital.....................        48,190
New Canaan Public Schools......        29,708
New Country Motors Cars........        27,644
New Horizons Computer
  Learning.....................        27,183
New Mexico Eye Clinic..........        48,469
New Opportunities..............        39,030
New Wave Graphics..............        29,982
New York Institute.............        52,840
Nidec Corporation..............        48,477
Nissa High Resolution Cmyk.....        29,743
Nistico Inc....................        38,514
Nordberg Capital Inc...........        26,936
Normandy Station, Inc..........        41,866
North Aurora Inn, Inc..........        30,482
North Central
  Broadcasting, Inc............        25,828
North Island
  Amusement, Inc...............        46,838
Northeast Nuclear Energy Co....       776,263
Nos Communications, Inc........       229,916
Novametrix Medical.............        28,317
Novametrix Medical
  Sys. Inc.....................        62,676
NTN Communications, Inc........     1,137,500
Oak Park Electronics...........        26,707
Oakdale Images Inc.............        55,008
Oakdale Locksmith..............        26,398
Oakdale Printing Company.......        75,000
Oaks Mill, Inc.................        28,814
Oakwood Card & Gifts...........        28,886
Ob-Gyn Associates of
  Arlington....................        44,475
Ob-Gyn Columbus................        50,961
Obstetrics & Gynecolgoy........        38,828
Old World Foods, Inc. &
  Spaghetti....................        44,710
Oldies 98 Diner................        28,102


                                    TABLE VI

                                  (UNAUDITED)

ORIGINAL LESSEE                                                                           DATE         TOTAL           CASH
OR EQUIPMENT USER                       LOCATION                  EQUIPMENT            PURCHASED    FINANCING(1)   EXPENDED(2)
-----------------                ----------------------   --------------------------   ----------   ------------   ------------
Olympian Discount
  Mart, Inc....................  Los Angeles, CA          Fixtures                         Oct-97   $         0    $    52,760
Omni Surgical Cupply...........  Farmingdale, NY          Office Equipment                 May-96             0        117,539
On Line Data, Inc..............  Richardson, TX           Computers                        Mar-93             0         27,576
On Site Deland, Inc............  Altamonte Springs, FL    Telecommunications               Mar-93             0         35,575
On Site Dyer Square, Inc.......  Altamonte Springs, FL    Telecommunications               Mar-93             0         39,329
Onty Casting Corp..............  New York, NY             Manufacturing & Production       Oct-97             0         28,324
Orange Police..................  Orange, CT               Telecommunications               Mar-93             0         33,493
Orient Exquisite...............  Orlando, FL              Fixtures                         Apr-96             0         53,913
Our Front Porch................  Pittsford, NY            Computers                        Jun-93             0         29,125
Oxford Health Plans Inc........  Norwalk, CT              Computers                        Apr-98             0      2,133,466
Oxford Health Plans, Inc.......  Norwalk, CT              Computers                        Jul-98     3,575,197        284,233
Oxford Health Plans, Inc.......  Norwalk, CT              Computers                        Sep-98       733,855         50,542
Oyster River
  Petroleum, Inc...............  West Haven, CT           Transportation                   Mar-93             0         33,045
Ozone Diagnostics Inc..........  Ozone Park, NY           Medical                          Aug-95             0         27,759
P.D. Ricci.....................  Kent, NY                 Construction                     Feb-98             0         34,414
P.M.Place Stores Company.......  Bethany, MO              Material Handling                Oct-98             0        201,186
Pacific Access Computers.......  Rancho Cordova, CA       Computers                        Jan-97             0         36,537
Pacific Bagel..................  Rancho Margarita, CA     Restaurant                       Jun-96             0        220,000
Pacific Bagel Partners.........  Rancho Margarita, CA     Restaurant                       May-96             0        220,000
Pacific Diezo Products.........  Gardenia, CA             Fixtures                         Nov-97             0         51,870
Pacific Shore Funding..........  Lake Forest, CA          Furniture                        Dec-97             0         66,733
Palestrini Film
  Editing, Inc.................  New York, NY             Video Production                 Mar-93             0         30,290
Palm Beach Kennel Club.........  W.Palm Beach, FL         Telecommunications               Jan-97             0         29,457
Panagos Services
  Station, Inc.................  Queens Village, NY       Automotive                       Mar-93             0         37,489
Panama City Disposal, Inc......  Panama City, FL          Construction                     Aug-97             0         54,509
Panaram International..........  Belleville, NJ           Automotive                       Oct-96             0         34,890
Panoram Technologies Inc.......  Burbank, CA              Video Production                 Jan-97             0         51,147
Papa Kelsey's Pizza............  Twin Falls, ID           Restaurant                       Nov-92             0         28,098
Paragon Receivable Management
  Group, Inc...................  Goose Creek, SC          Computers                        Sep-97             0         50,899
Paragon Steak House............  San Diego, CA            Restaurant                       Dec-93             0        412,517
Paragon Steak House............  San Diego, CA            Restaurant                       Dec-93             0        427,214
Paragon Steakhouse
  Restaurant...................  San Diego, CA            Furniture                        Jul-94       326,431         38,238
Paragon Steakhouse
  Restaurant...................  San Diego, CA            Furniture                        Oct-94       390,849         45,968
Paragon Steakhouse
  Restaurant...................  San Diego, CA            Restaurant                       Dec-94       395,347         46,582
Paragon Steakhouse
  Restaurant...................  San Diego, CA            Restaurant                       May-94       781,885         91,434
Paragon Steakhouse
  Restaurant...................  San Diego, CA            Restaurant                       Sep-94       418,639         48,960
Paragon Steakhouse
  Restaurant...................  San Diego, CA            Restaurant                       Mar-95     1,944,996        138,637
Paragon Steakhouse
  Restaurant...................  San Diego, CA            Restaurant                       Nov-94       269,224         31,488
Paragon Steakhouse
  Restaurant...................  San Diego, CA            Restaurant                       Jan-95        79,578          5,892
Paragon Steakhouse
  Restaurant...................  San Diego, CA            Restaurant                       Apr-95       186,883         21,789
Parctec, Inc...................  New York, NY             Retail                           Dec-93        39,158          3,565
Parctec, Inc...................  New York, NY             Retail                           Dec-93        79,437          7,231
Parctec, Inc...................  New York, NY             Retail                           Nov-93        88,165          7,670
Parctec, Inc...................  New York, NY             Retail                           Dec-93        83,894          7,299
Parctec, Inc...................  New York, NY             Retail                           Nov-93        40,752          3,545
Parctec, Inc...................  New York, NY             Retail                           Dec-93       119,197         10,851
Parctec, Inc...................  New York, NY             Retail                           Dec-93        41,400          3,769
Parctec, Inc...................  New York, NY             Retail                           Dec-93       131,040         11,400
Parctec, Inc...................  New York, NY             Retail                           Dec-93        74,954          6,823
Parctec, Inc...................  New York, NY             Retail                           Dec-93       321,220         29,242
Parctec, Inc...................  New York, NY             Retail                           Dec-93        49,912          4,544
Parctec, Inc...................  New York, NY             Retail                           Nov-93       203,367         17,693



ORIGINAL LESSEE                  ACQUISITION
OR EQUIPMENT USER                  COST(3)
-----------------                ------------
Olympian Discount
  Mart, Inc....................  $     52,760
Omni Surgical Cupply...........       117,539
On Line Data, Inc..............        27,576
On Site Deland, Inc............        35,575
On Site Dyer Square, Inc.......        39,329
Onty Casting Corp..............        28,324
Orange Police..................        33,493
Orient Exquisite...............        53,913
Our Front Porch................        29,125
Oxford Health Plans Inc........     2,133,466
Oxford Health Plans, Inc.......     3,859,430
Oxford Health Plans, Inc.......       784,397
Oyster River
  Petroleum, Inc...............        33,045
Ozone Diagnostics Inc..........        27,759
P.D. Ricci.....................        34,414
P.M.Place Stores Company.......       201,186
Pacific Access Computers.......        36,537
Pacific Bagel..................       220,000
Pacific Bagel Partners.........       220,000
Pacific Diezo Products.........        51,870
Pacific Shore Funding..........        66,733
Palestrini Film
  Editing, Inc.................        30,290
Palm Beach Kennel Club.........        29,457
Panagos Services
  Station, Inc.................        37,489
Panama City Disposal, Inc......        54,509
Panaram International..........        34,890
Panoram Technologies Inc.......        51,147
Papa Kelsey's Pizza............        28,098
Paragon Receivable Management
  Group, Inc...................        50,899
Paragon Steak House............       412,517
Paragon Steak House............       427,214
Paragon Steakhouse
  Restaurant...................       364,669
Paragon Steakhouse
  Restaurant...................       436,817
Paragon Steakhouse
  Restaurant...................       441,929
Paragon Steakhouse
  Restaurant...................       873,319
Paragon Steakhouse
  Restaurant...................       467,599
Paragon Steakhouse
  Restaurant...................     2,083,633
Paragon Steakhouse
  Restaurant...................       300,712
Paragon Steakhouse
  Restaurant...................        85,470
Paragon Steakhouse
  Restaurant...................       208,672
Parctec, Inc...................        42,723
Parctec, Inc...................        86,669
Parctec, Inc...................        95,836
Parctec, Inc...................        91,192
Parctec, Inc...................        44,298
Parctec, Inc...................       130,048
Parctec, Inc...................        45,168
Parctec, Inc...................       142,440
Parctec, Inc...................        81,778
Parctec, Inc...................       350,462
Parctec, Inc...................        54,456
Parctec, Inc...................       221,059


                                    TABLE VI

                                  (UNAUDITED)

ORIGINAL LESSEE                                                                           DATE         TOTAL           CASH
OR EQUIPMENT USER                       LOCATION                  EQUIPMENT            PURCHASED    FINANCING(1)   EXPENDED(2)
-----------------                ----------------------   --------------------------   ----------   ------------   ------------
Parker Oil Co., Inc............  South Hill, VA           Fixtures                         Dec-96   $         0    $   320,737
Parkside Mill, Inc.............  Atlanta, GA              Retail                           Jul-96             0         49,393
Parkview Nursing Home..........  Bountiful, UT            Manufacturing & Production       Nov-92             0         31,620
Parthenon Glass, Inc...........  Brooklyn, NY             Manufacturing & Production       Jan-98             0         28,153
Pasta Blitz, Inc...............  Rockaway, NJ             Restaurant                       Mar-93             0         49,972
Pathmark Stores Inc............  Carteret, NJ             Fixtures                         Mar-98             0        745,612
Patterson Country Club.........  Fairfield, CT            Telecommunications               May-93             0         31,844
Paul Evans.....................  Germantown, MD           Transportation                   Mar-93             0         55,519
Paul Evans.....................  Germantown, MD           Transportation                   Mar-93             0         57,517
Paul Robinson..................  Cannon Falls, NM         Agriculture                      Feb-95             0         35,080
Pct Services...................  Tucker, GA               Manufacturing & Production       Jun-93             0         28,348
PDH Enterprises, Inc...........  Merrifield, VA           Restaurant                       Mar-93             0         42,591
PDH Enterprises, Inc...........  Merrifield, VA           Restaurant                       Mar-93             0         48,624
PDH Enterprises, Inc...........  Merrifield, VA           Restaurant                       Mar-93             0         48,853
PDH Enterprises, Inc...........  Merrifield, VA           Restaurant                       Mar-93             0         49,577
PDH Enterprises, Inc...........  Merrifield, VA           Restaurant                       Mar-93             0         46,337
Peacock Cleaners...............  San Marcos, CA           Sanitation                       Nov-92             0         31,460
Pegasus Communications.........  Encino, CA               Video Production                 Jul-96             0         54,422
Penguin Natural Foods..........  San Francisco, CA        Manufacturing & Production       Dec-96             0         45,161
Peninsula Beauty Supply........  Burlingme, CA            Retail                           Oct-96             0         27,419
Peninsular Printing............  Daytona Beach, FL        Manufacturing & Production       Jun-94        36,636          4,198
Penn National Race Course......  Grantville, PA           Computers                        Mar-93             0         30,377
Penncro Asociates, Inc.........  Southhampton, PA         Computers                        Feb-98             0         65,477
Perfect Impressions Hair
  Salon........................  Greenville, NC           Fixtures                         Nov-92             0         27,609
Perma-Fix Environmental........  Gainsville, FL           Environmental                    Oct-98             0        207,307
Perry & Perry, Inc.............  Rockland, MA             Sanitation                       May-96             0         32,278
Pet Foods Plus, Inc............  Houston, TX              Furniture                        Mar-93             0         34,822
Peterson's Guides, Inc.........  Princeton, NJ            Computers                        Mar-93             0         34,845
Philbrick Booth &
  Spencer, Inc.................  Hartford, CT             Construction                     Mar-93             0         34,674
Phillips Medical Systems
  North........................  Shelton, CT              Telecommunications               May-93             0        558,853
Phillips Medical Systems
  North........................  Shelton, CT              Telecommunications               May-93             0         75,647
Phillips Medical Systems
  North........................  Shelton, CT              Transportation                   May-93             0        233,501
Phipps Construction Dba,.......  Siloam Springs, AR       Manufacturing & Production       Jan-98             0         68,131
Phone Power, Inc...............  San Antonio, TX          Office Equipmnt                  Oct-98             0         41,862
Photo Price Dba, Sang Rok Kim..  Van Nuys, CA             Photography                      Jan-98             0         76,201
Photocircuits..................  Glen Cove, NY            Manufacturing & Production       Apr-96             0      2,738,693
Photonika Inc..................  Richmond Hill, NY        Manufacturing & Production       Aug-95             0         52,556
Physical Therapy Services......  Leesville, LA            Medical                          Aug-95             0         47,272
Physiologic Reps...............  Glendale, CA             Manufacturing & Production       Mar-93             0         42,553
Physiques Unlimited, Inc.......  Belleville, NJ           Medical                          Mar-93             0         31,341
Physiques Unlimited, Inc.......  Belleville, NJ           Medical                          Mar-93             0         35,380
Piedmont Tool & Supply
  Co.,Inc......................  Bowling Green, SC        Fixtures                         Jan-98             0         28,730
Pinski Weiner Grasso, MD.......  Windsor, CT              Medical                          Mar-93             0         41,481
Pizza Innovative Equipment
  Co...........................  Rancho Cordova, CA       Restaurant                       Nov-92             0         25,351
Pizzas By Marchelloni..........  Mesa, AZ                 Restaurant                       Oct-98             0         74,099
Pk Graphics, Inc...............  Clarksville, MD          Computers                        Sep-97             0         33,330
Plainfield Medical Center......  Windsor, CT              Medical                          Mar-93             0         46,899
Planet Video, Inc..............  Waukesha, WI             Fixtures                         Oct-97             0         53,954
Pleasanton Hilton..............  Pleasanton, CA           Telecommunications.              Oct-98             0        387,640
Poli-Twine Western, Inc........  Dead Deal                Manufacturing & Production       Mar-95     1,082,910         92,090
Poly Tech Industries, Inc......  Madison Heights, MI      Computers                        Mar-93             0         28,085
Polygraphex Systems, Inc.......  Clearwater, FL           Computers                        Sep-97             0         86,475
Postma Dairy...................  Stephenville, TX         Agriculture                      Sep-97             0         29,159



ORIGINAL LESSEE                  ACQUISITION
OR EQUIPMENT USER                  COST(3)
-----------------                ------------
Parker Oil Co., Inc............  $    320,737
Parkside Mill, Inc.............        49,393
Parkview Nursing Home..........        31,620
Parthenon Glass, Inc...........        28,153
Pasta Blitz, Inc...............        49,972
Pathmark Stores Inc............       745,612
Patterson Country Club.........        31,844
Paul Evans.....................        55,519
Paul Evans.....................        57,517
Paul Robinson..................        35,080
Pct Services...................        28,348
PDH Enterprises, Inc...........        42,591
PDH Enterprises, Inc...........        48,624
PDH Enterprises, Inc...........        48,853
PDH Enterprises, Inc...........        49,577
PDH Enterprises, Inc...........        46,337
Peacock Cleaners...............        31,460
Pegasus Communications.........        54,422
Penguin Natural Foods..........        45,161
Peninsula Beauty Supply........        27,419
Peninsular Printing............        40,834
Penn National Race Course......        30,377
Penncro Asociates, Inc.........        65,477
Perfect Impressions Hair
  Salon........................        27,609
Perma-Fix Environmental........       207,307
Perry & Perry, Inc.............        32,278
Pet Foods Plus, Inc............        34,822
Peterson's Guides, Inc.........        34,845
Philbrick Booth &
  Spencer, Inc.................        34,674
Phillips Medical Systems
  North........................       558,853
Phillips Medical Systems
  North........................        75,647
Phillips Medical Systems
  North........................       233,501
Phipps Construction Dba,.......        68,131
Phone Power, Inc...............        41,862
Photo Price Dba, Sang Rok Kim..        76,201
Photocircuits..................     2,738,693
Photonika Inc..................        52,556
Physical Therapy Services......        47,272
Physiologic Reps...............        42,553
Physiques Unlimited, Inc.......        31,341
Physiques Unlimited, Inc.......        35,380
Piedmont Tool & Supply
  Co.,Inc......................        28,730
Pinski Weiner Grasso, MD.......        41,481
Pizza Innovative Equipment
  Co...........................        25,351
Pizzas By Marchelloni..........        74,099
Pk Graphics, Inc...............        33,330
Plainfield Medical Center......        46,899
Planet Video, Inc..............        53,954
Pleasanton Hilton..............       387,640
Poli-Twine Western, Inc........     1,175,000
Poly Tech Industries, Inc......        28,085
Polygraphex Systems, Inc.......        86,475
Postma Dairy...................        29,159


                                    TABLE VI

                                  (UNAUDITED)

ORIGINAL LESSEE                                                                           DATE         TOTAL           CASH
OR EQUIPMENT USER                       LOCATION                  EQUIPMENT            PURCHASED    FINANCING(1)   EXPENDED(2)
-----------------                ----------------------   --------------------------   ----------   ------------   ------------
Precision Automotive
  Engineers....................  Birmingham, AL           Automotive                       Nov-92   $         0    $    26,170
Preferred Health Strategies....  Rye, NY                  Computers                        Aug-95             0         25,469
Preferred Leads................  Indianapolis, IN         Computers                        Feb-98             0         25,591
Preferred Packaging............  San Dimas, CA            Manufacturing & Production       Aug-96             0         51,578
Premier Graphics, Inc..........  Phoenix, AZ              Printing                         Oct-97             0         38,541
Presbyterian Hospital In The...  New York, NY             Material Handling                Feb-93        76,925          6,483
Presta & Associates............  San Bruno, CA            Computers                        Jan-98             0         37,876
Prestige Financial Services
  Corp.........................  Deerfield Bea, CH FL     Computers                        Nov-97             0         33,173
Prime Energy Mgmt Corp.........  Stamford, CT             Telecommunications               May-93             0         26,479
Prime Tanning..................  Berwick, ME              Manufacturing & Production       Mar-94             0         59,796
Princeton Armored Services.....  Trenton, NJ              Manufacturing & Production       Aug-95             0         37,790
Printing Plus, Inc.............  Tucson, AZ               Copiers                          May-96             0         58,996
Pro Car Care of Garland........  Garland, TX              Automotive                       Nov-92             0         25,738
Producto Machine
  Company, Inc.................  Bridgeport, CT           Manufacturing & Production       Mar-93             0         50,289
Professional Dental Assoc......  Franklin, MA             Medical                          Dec-97             0         29,004
Professional Touch Answering...  Grapevine, TX            Computers                        Nov-92             0         25,738
Pro-Lign.......................  Orange, CA               Manufacturing & Production       Aug-95             0         25,973
Pros, Inc......................  Stratford, CT            Computers                        Mar-93             0         35,512
Pro-Tech
  Manufacturing, Inc...........  San Antonio, TX          Computers                        Mar-93             0         31,754
Prudential Empire of NY........  Pomona, NY               Furniture                        Nov-92             0         28,211
PSCU Service Centers, Inc......  Tampa, FL                Computers                        Jul-93             0        110,031
PTC Aerospace..................  Litchfield, CT           Telecommunications               May-93             0         25,565
Public Petroleum Inc...........  Marshfield, MA           Fixtures                         Oct-96             0         52,025
Pulmonary Dis. Spec. Center....  Passaic, NJ              Medical                          Aug-95             0         28,150
Purcell Natural Jojoba.........  Avila Beach, CA          Manufacturing & Production       Jul-96             0         56,559
Pure Software Inc..............  Sunnyvale, CA            Furniture                        Apr-93             0         94,119
Pure Software, Inc.............  Sunnyvale, CA            Computers                        Mar-93             0        124,107
Purvis Disposal................  Houston, TX              Transportation                   Mar-93             0         57,589
Qmed, Inc......................  Laurence Harbor, NJ      Furniture                        Mar-93             0         30,872
Quality Care Review, Inc.......  Middletown, CT           Computers                        Mar-93             0         27,033
Quality Web Dba Michael
  Roach Inc....................  Gainsville, FL           Computers                        Aug-97             0         58,303
Queen Anne Hotel...............  San Francisco, CA        Fixtures                         Jun-95             0         38,625
Quick Set Mailers, Inc.........  Monroe, NY               Printing                         Oct-97             0         38,468
R.B. Ventures, Inc.............  Channelview, TX          Manufacturing & Production       Sep-97             0         55,247
Rain Tree Cafe.................  San Francisco, CA        Restaurant                       Dec-96             0         34,841
Rainbow Industries, Inc........  Chantilly, VA            Material Handling                Mar-93             0         44,799
Raje Inc.......................  Ocean, NJ                Medical                          Aug-95             0         28,724
Ralin Medical, Inc.............  Buffalo Grove, IL        Medical                          Feb-98             0         39,863
Ramada Inn Dba Lifetime
  Fortunes, Inc................  Livingston, TX           Furniture                        Aug-97             0         52,091
Ramada Inn Mystic..............  Mystic, CT               Telecommunications               May-93             0         54,027
Ramsey Taylor Johnston.........  Windsor, CT              Medical                          Mar-93             0         48,753
Rappoport/Metropolitan.........  New York, NY             Computers                        Mar-93             0         43,566
Ratchford & Mc Daniel..........  Windsor, CT              Medical                          Mar-93             0         37,917
Raymond Engineering, Inc.......  Middletown, CT           Telecommunications               May-93             0         39,102
Ray'S Machines Dba, Ray
  Staples......................  Milton, NH               Manufacturing & Production       Nov-97             0         26,978
Re/Max Acclaimed Reality.......  Cincinnati, OH           Office Equipment                 Nov-92             0         30,844
Red Blazer Restaurant & Pub....  Concord, NH              Restaurant                       Nov-92             0         30,824
Refuse Systems.................  Cleveland, OH            Construction                     Mar-93             0         51,059
Regan Engineering & Srvc
  Corp.........................  Providence, RI           Manufacturing & Production       May-95             0         30,268
Regency Telecommunications.....  Houston, TX              Computers                        Apr-95             0         29,883
Regina O. Hillsman MD..........  Naugatuck, CT            Medical                          Aug-95             0         27,389



ORIGINAL LESSEE                  ACQUISITION
OR EQUIPMENT USER                  COST(3)
-----------------                ------------
Precision Automotive
  Engineers....................  $     26,170
Preferred Health Strategies....        25,469
Preferred Leads................        25,591
Preferred Packaging............        51,578
Premier Graphics, Inc..........        38,541
Presbyterian Hospital In The...        83,408
Presta & Associates............        37,876
Prestige Financial Services
  Corp.........................        33,173
Prime Energy Mgmt Corp.........        26,479
Prime Tanning..................        59,796
Princeton Armored Services.....        37,790
Printing Plus, Inc.............        58,996
Pro Car Care of Garland........        25,738
Producto Machine
  Company, Inc.................        50,289
Professional Dental Assoc......        29,004
Professional Touch Answering...        25,738
Pro-Lign.......................        25,973
Pros, Inc......................        35,512
Pro-Tech
  Manufacturing, Inc...........        31,754
Prudential Empire of NY........        28,211
PSCU Service Centers, Inc......       110,031
PTC Aerospace..................        25,565
Public Petroleum Inc...........        52,025
Pulmonary Dis. Spec. Center....        28,150
Purcell Natural Jojoba.........        56,559
Pure Software Inc..............        94,119
Pure Software, Inc.............       124,107
Purvis Disposal................        57,589
Qmed, Inc......................        30,872
Quality Care Review, Inc.......        27,033
Quality Web Dba Michael
  Roach Inc....................        58,303
Queen Anne Hotel...............        38,625
Quick Set Mailers, Inc.........        38,468
R.B. Ventures, Inc.............        55,247
Rain Tree Cafe.................        34,841
Rainbow Industries, Inc........        44,799
Raje Inc.......................        28,724
Ralin Medical, Inc.............        39,863
Ramada Inn Dba Lifetime
  Fortunes, Inc................        52,091
Ramada Inn Mystic..............        54,027
Ramsey Taylor Johnston.........        48,753
Rappoport/Metropolitan.........        43,566
Ratchford & Mc Daniel..........        37,917
Raymond Engineering, Inc.......        39,102
Ray'S Machines Dba, Ray
  Staples......................        26,978
Re/Max Acclaimed Reality.......        30,844
Red Blazer Restaurant & Pub....        30,824
Refuse Systems.................        51,059
Regan Engineering & Srvc
  Corp.........................        30,268
Regency Telecommunications.....        29,883
Regina O. Hillsman MD..........        27,389


                                    TABLE VI

                                  (UNAUDITED)


ORIGINAL LESSEE                                                                           DATE         TOTAL           CASH
OR EQUIPMENT USER                       LOCATION                  EQUIPMENT            PURCHASED    FINANCING(1)   EXPENDED(2)
-----------------                ----------------------   --------------------------   ----------   ------------   ------------
Regional School District.......  Higganum, CT             Telecommunications               Mar-93   $         0    $    25,165
Rembrandt Stampng & Embos......  Pennsauken, NJ           Manufacturing & Production       Aug-95             0         36,098
Remington Products Inc.........  Bridgeport, CT           Telecommunications               May-93             0         80,745
Rent Savers V..................  Ft Lauderdale, FL        Telecommunications               Dec-97             0         33,021
Reserve Iron & Metal...........  Chicago, IL              Structure                        Mar-94             0        361,000
Restaurant Management
  Nw Inc.......................  Portland, OR             Retail                           Jun-95             0        605,814
Rhone-Poulenc Basic............  Shelton, CT              Computers                        Mar-93             0         35,517
Ricardo'S Of Las
  Vegas, Inc...................  Las Vegas, NV            Restaurant                       Jan-98             0         62,575
Richard Marrus, Md.............  Cohoes, NY               Medical                          Dec-96             0         71,643
Richwood Food Stores Dba,
  Zenith.......................  South Houston, TX        Restaurant                       Nov-97             0         54,964
Rick's Quality Printing........  Cocoa, FL                Printing                         May-93             0         25,077
Riverside Gas & Oil, Inc.......  Chestertown, NY          Computers                        Nov-97             0         35,837
Riverside Sand Company.........  Jones, OK                Office Equipment                 Nov-92             0         26,981
Riviera Quality Cleaners.......  Redondo Beach, CA        Computers                        Nov-92             0         28,342
Roadhouse Grill Dba,Roadhouse..  Las Vegas, NV            Restaurant                       Nov-97             0        435,339
Robert Gohrs Photography.......  Montoursville, PA        Computers                        Jan-97             0         42,221
Robert Morgan &
  Company, Inc.................  Battle Creek, MI         Manufacturing & Production       Jun-94        28,137          3,141
Robustelli Coporate Services...  Stamford, CT             Telecommunications               May-93             0         28,108
Robustelli Corporate
  Services.....................  Stamford, CT             Telecommunications               May-93             0         48,281
Rockbestos Company, Inc........  East Granby, CT          Telecommunications               May-93             0        179,251
Rockville Family Physician.....  Windsor, CT              Medical                          Mar-93             0         29,106
Rocuant Crop...................  Culver City, CA          Computers                        Jun-96             0         55,212
Rod's Sign & Neon Company......  Elberton, GA             Manufacturing & Production       Jan-95             0         26,935
Ron Baker Chevrolet/Isuzu......  National City, CA        Automotive                       Sep-97             0         31,149
Ron'S Wood World, Inc..........  Richmond Hills, GA       Manufacturing & Production       Jul-96             0         46,508
Rowland Inc....................  Rocky Hill, CT           Telecommunications               May-93             0         30,157
Royal Laundry Of
  Texas, Inc...................  Arlington, TX            Fixtures                         Aug-97             0         53,030
Royal Metal Products...........  Denver, CO               Manufacturing & Production       Jul-98             0        480,528
Rubber Craft Corp..............  Gardena, CA              Manufacturing & Production       Mar-93             0         46,391
Rudolph G. Bruhel, DDS.........  Bullhead, AZ             Medical                          Nov-92             0         30,428
S.J.A. Society Inc.............  Virginia Beach, VA       Computers                        Feb-96             0         37,165
S.M.F. American Inc............  Billerica, MA            Furniture                        Mar-96             0         91,530
S.W.L. Corporation.............  Denver, CO               Fixtures                         Sep-97             0        261,555
Sabena.........................  Manhasset, NY            Aircraft                         Jun-98             0      1,599,758
Safe-T-Child, Inc..............  Austin, TX               Video Production                 Jul-96             0         35,206
Saigon Moi
  Supermarket, Inc.............  Westminster, CA          Fixtures                         Nov-97             0         47,390
Sandefur Companies.............  Sanford, FL              Medical                          Mar-93             0         31,538
Sandefur Companies.............  Sanford, FL              Medical                          Mar-93             0         44,402
Sandvik Milford Corp...........  Branford, CT             Telecommunications               Mar-93             0         27,414
Santa Anna Smog Repair.........  Santa Anna, CA           Manufacturing & Production       Dec-97             0         36,863
Saraga Oriental Market.........  Bloomington, IN          Fixtures                         Nov-97             0         26,472
Sargent Manufacturing Company..  New Haven, CT            Telecommunications               May-93             0        202,316
Sat Link, Inc..................  Stamford, CT             Telecommunications               Aug-96             0         60,148
Savco Drugs, Inc...............  Baton Rouge, LA          Computers                        Mar-93             0         27,197
Savings Bank Life Insurance....  Hartford, CT             Telecommunications               May-93             0         45,086
Scan Code, Inc.................  East Hartford, CT        Retail                           Mar-93             0         42,670
Schmidt & Sons, Inc............  Gonzales, TX             Fixtures                         Nov-97             0         25,628
Schwartz Coffee Enterprises....  Deer Park, NY            Restaurant                       Mar-93             0         43,741
Schwartz Coffee Enterprises....  Deer Park, NY            Restaurant                       Mar-93             0         43,202
Screen Printing Plus...........  Indianapolis, IN         Manufacturing & Production       Nov-92             0         30,599
Scriver........................  Oklahoma City, OK        Retail                           Sep-93     1,171,883        265,692
Scriver........................  Oklahoma City, OK        Retail                           Sep-93        42,220          9,397



ORIGINAL LESSEE                  ACQUISITION
OR EQUIPMENT USER                  COST(3)
-----------------                ------------
Regional School District.......  $     25,165
Rembrandt Stampng & Embos......        36,098
Remington Products Inc.........        80,745
Rent Savers V..................        33,021
Reserve Iron & Metal...........       361,000
Restaurant Management
  Nw Inc.......................       605,814
Rhone-Poulenc Basic............        35,517
Ricardo'S Of Las
  Vegas, Inc...................        62,575
Richard Marrus, Md.............        71,643
Richwood Food Stores Dba,
  Zenith.......................        54,964
Rick's Quality Printing........        25,077
Riverside Gas & Oil, Inc.......        35,837
Riverside Sand Company.........        26,981
Riviera Quality Cleaners.......        28,342
Roadhouse Grill Dba,Roadhouse..       435,339
Robert Gohrs Photography.......        42,221
Robert Morgan &
  Company, Inc.................        31,278
Robustelli Coporate Services...        28,108
Robustelli Corporate
  Services.....................        48,281
Rockbestos Company, Inc........       179,251
Rockville Family Physician.....        29,106
Rocuant Crop...................        55,212
Rod's Sign & Neon Company......        26,935
Ron Baker Chevrolet/Isuzu......        31,149
Ron'S Wood World, Inc..........        46,508
Rowland Inc....................        30,157
Royal Laundry Of
  Texas, Inc...................        53,030
Royal Metal Products...........       480,528
Rubber Craft Corp..............        46,391
Rudolph G. Bruhel, DDS.........        30,428
S.J.A. Society Inc.............        37,165
S.M.F. American Inc............        91,530
S.W.L. Corporation.............       261,555
Sabena.........................     1,599,758
Safe-T-Child, Inc..............        35,206
Saigon Moi
  Supermarket, Inc.............        47,390
Sandefur Companies.............        31,538
Sandefur Companies.............        44,402
Sandvik Milford Corp...........        27,414
Santa Anna Smog Repair.........        36,863
Saraga Oriental Market.........        26,472
Sargent Manufacturing Company..       202,316
Sat Link, Inc..................        60,148
Savco Drugs, Inc...............        27,197
Savings Bank Life Insurance....        45,086
Scan Code, Inc.................        42,670
Schmidt & Sons, Inc............        25,628
Schwartz Coffee Enterprises....        43,741
Schwartz Coffee Enterprises....        43,202
Screen Printing Plus...........        30,599
Scriver........................     1,437,575
Scriver........................        51,618


                                    TABLE VI

                                  (UNAUDITED)


ORIGINAL LESSEE                                                                           DATE         TOTAL           CASH
OR EQUIPMENT USER                       LOCATION                  EQUIPMENT            PURCHASED    FINANCING(1)   EXPENDED(2)
-----------------                ----------------------   --------------------------   ----------   ------------   ------------
SDC Properties, Inc............  Hilton Head, SC          Computers                        Jan-95   $         0    $    26,186
Sea Empress Seafood
  Restaurant...................  Gardenia, CA             Restaurant                       Oct-97             0         60,996
Seaberg Audio Services.........  Fresno, CA               Computers                        Nov-92             0         30,144
Seabrite Corp..................  Denver, PA               Automotive                       Dec-97             0         49,060
Seabury And Smith Inc..........  Washington, DC           Telecommunications               Jun-97             0         95,077
Seacoast Telecommunciations....  Dover, NH                Telecommunications               Nov-92             0         28,726
Seafare Seafood Restaurant.....  Murrells Inlet, SC       Restaurant                       Nov-92             0         32,713
Selective Chiropractic
  Services.....................  Dillon, SC               Medical                          Sep-97             0         34,029
Senior Care Center Of
  America......................  Cherry Hill, NJ          Furniture                        Feb-98             0         49,567
Sentinal Printers Dba Gong
  Lin..........................  Santa Cruz, CA           Printing                         Aug-97             0         39,772
Seoul House & Cheonwon Corp....  Edison, NJ               Restaurant                       Jan-98             0         57,041
Shaffner Coffee
  Company, Inc.................  Winston-Salem, NC        Restaurant                       Mar-93             0         42,903
Shake The Nations Dba World
  Focus Ministries.............  Sacramento, CA           Video Production                 Sep-97             0         33,380
Shalimar Sportswear............  Carle Place, NY          Computers                        Apr-96             0         37,083
Shelburg of Tucson.............  Tucson, AZ               Computers                        Nov-92             0         30,750
Sheplers, Inc..................  Witchita, KS             Computers                        Oct-93             0        991,120
Sheppard Ambulance Transport...  Philadelphia, NJ         Medical                          Oct-96             0         29,814
Shirey Thomason OD.............  Thousand Oaks, CA        Medical                          Aug-95             0         32,187
Shoreline Care Ltd
  Partnership..................  North Branford, CT       Telecommunications               May-93             0         80,886
Shutterbug Photo Centers.......  Aiken, SC                Telecommunications               Aug-95             0         43,769
Sibson & Co., Inc..............  Princeton, NJ            Computers                        Mar-93             0         29,009
Sigma Associates Dba Apogee
  Assoc........................  Columbus, GA             Video Production                 Oct-97             0         51,657
Signs Now Of Oregon............  Portland, OR             Printing                         Nov-97             0         29,574
Signs of the Times.............  Las Vegas, NV            Telecommunications               Nov-92             0         31,772
Sikorsky Aircraft Divison......  Stratford, CT            Telecommunications               May-93             0         65,692
Silver Systems, Inc............  Wyndmoor, PA             Printing                         Sep-96             0         43,053
Skf Usa, Inc...................  King Of Pruss, IA PA     Telecommunications               Jun-97             0        247,947
Smugglers Enterprises, Inc.....  Punta Gorda, FL          Restaurant                       Jul-93             0         25,081
SNA, Inc.......................  Cincinnati, OH           Restaurant                       Mar-93             0         44,367
SNA, Inc.......................  Cincinnati, OH           Restaurant                       Mar-93             0         48,187
SNA, Inc.......................  Cincinnati, OH           Restaurant                       Mar-93             0         45,248
SNA, Inc.......................  Cincinnati, OH           Restaurant                       Mar-93             0         45,350
Soaring Eagle Outerwear LLC....  Minot, ND                Manufacturing & Production       Sep-95             0         29,329
Soccer World Dba Soccer
  Sports, Inc..................  Hayward, CA              Fixtures                         Sep-97             0         49,475
Softaware, Inc.................  Marina Del Re, Y CA      Fixtures                         Oct-97             0         47,548
Solid Waste Disposal, Inc......  Larose, LA               Transportation                   Mar-93             0         26,777
Somerset Diner.................  Somerset, NJ             Restaurant                       Nov-97             0         52,503
Somerville Foreign Auto
  Repair.......................  Cambridge, MA            Automotive                       Nov-92             0         26,298
Soothe Your Soul Dba,..........  Redondo Beach, CA        Furniture                        Jan-98             0         27,053
Sophtech Dba, Sophisticated
  Tech.........................  Torrance, CA             Computers                        Jan-97             0         48,293
Soup Exchange..................  Hollywood, FL            Restaurant                       Nov-92             0         31,157
South Bay Cardiovascular.......  Bayshore, NY             Computers                        Aug-95             0         40,506
South Shore Veterinary.........  Staten Island, NY        Computers                        Aug-95             0         29,256
South Texas Deli Partners......  San Antonio, TX          Restaurant                       Dec-97             0         57,980
South Windsor..................  South Windsor, CT        Telecommunications               May-93             0         64,368
Southern Cross.................  O'Fallon, MO             Computers                        Mar-93             0         30,431
Southern New England Federal...  New Haven, CT            Telecommunications               Mar-93             0         25,489
Southwest Auto Supply..........  Little Rock, AR          Computers                        Mar-93             0         38,858
Southwest Nephrology...........  Evergreen Park, IL       Computers                        Sep-96             0         33,872
Spa Elysium Ltd................  Erdenheim, PA            Retail                           Nov-92             0         26,558


ORIGINAL LESSEE                  ACQUISITION
OR EQUIPMENT USER                  COST(3)
-----------------                ------------
SDC Properties, Inc............  $     26,186
Sea Empress Seafood
  Restaurant...................        60,996
Seaberg Audio Services.........        30,144
Seabrite Corp..................        49,060
Seabury And Smith Inc..........        95,077
Seacoast Telecommunciations....        28,726
Seafare Seafood Restaurant.....        32,713
Selective Chiropractic
  Services.....................        34,029
Senior Care Center Of
  America......................        49,567
Sentinal Printers Dba Gong
  Lin..........................        39,772
Seoul House & Cheonwon Corp....        57,041
Shaffner Coffee
  Company, Inc.................        42,903
Shake The Nations Dba World
  Focus Ministries.............        33,380
Shalimar Sportswear............        37,083
Shelburg of Tucson.............        30,750
Sheplers, Inc..................       991,120
Sheppard Ambulance Transport...        29,814
Shirey Thomason OD.............        32,187
Shoreline Care Ltd
  Partnership..................        80,886
Shutterbug Photo Centers.......        43,769
Sibson & Co., Inc..............        29,009
Sigma Associates Dba Apogee
  Assoc........................        51,657
Signs Now Of Oregon............        29,574
Signs of the Times.............        31,772
Sikorsky Aircraft Divison......        65,692
Silver Systems, Inc............        43,053
Skf Usa, Inc...................       247,947
Smugglers Enterprises, Inc.....        25,081
SNA, Inc.......................        44,367
SNA, Inc.......................        48,187
SNA, Inc.......................        45,248
SNA, Inc.......................        45,350
Soaring Eagle Outerwear LLC....        29,329
Soccer World Dba Soccer
  Sports, Inc..................        49,475
Softaware, Inc.................        47,548
Solid Waste Disposal, Inc......        26,777
Somerset Diner.................        52,503
Somerville Foreign Auto
  Repair.......................        26,298
Soothe Your Soul Dba,..........        27,053
Sophtech Dba, Sophisticated
  Tech.........................        48,293
Soup Exchange..................        31,157
South Bay Cardiovascular.......        40,506
South Shore Veterinary.........        29,256
South Texas Deli Partners......        57,980
South Windsor..................        64,368
Southern Cross.................        30,431
Southern New England Federal...        25,489
Southwest Auto Supply..........        38,858
Southwest Nephrology...........        33,872
Spa Elysium Ltd................        26,558


                                    TABLE VI


                                  (UNAUDITED)
ORIGINAL LESSEE                                                                           DATE         TOTAL           CASH
OR EQUIPMENT USER                       LOCATION                  EQUIPMENT            PURCHASED    FINANCING(1)   EXPENDED(2)
-----------------                ----------------------   --------------------------   ----------   ------------   ------------
Spectral Systems, Inc..........  Irvington, NY            Manufacturing & Production       Mar-93   $         0    $    35,687
Spectrascan Imaging Services...  Windsor, CT              Medical                          Mar-93             0         28,668
Spectrascan Imaging Systems....  Windsor, CT              Medical                          Mar-93             0         38,828
Spectrum Color Images..........  San Luis Bispop, CA      Printing                         Jan-97             0         57,825
Speer Air Conditioning.........  Denville, NJ             Manufacturing & Production       Aug-95             0         47,513
Spic "N Span Cleaners, Inc.....  Memphis, TN              Manufacturing & Production       Dec-96             0         48,200
Spring House Inn...............  Lagrange, GA             Restaurant                       Nov-92             0         34,054
Spruce Creek Development.......  Summerfield, FL          Agriculture                      Mar-93             0         45,594
St John's Home Health Agency...  Miramar, FL              Furniture                        May-94        23,857          2,668
Standard Knapp Inc.............  Portland, CT             Telecommunications               May-93             0         40,961
Standard Oil Of Connecticut....  Bridgeport, CT           Telecommunications               May-93             0         29,552
Stanley Rockwell Co............  Hartford, CT             Environmental                    Mar-93             0         26,466
Staples, Inc...................  Framingham, MA           Computers                        Jun-94     1,818,271        277,723
Staples, Inc...................  Framingham, MA           Retail                           Jun-94       136,194         19,100
Starter Sportswear, Inc........  New Haven, CT            Telecommunications               May-93             0        274,772
Stat Medical, Inc..............  Seattle, WA              Telecommunications.              Oct-98             0         28,700
Stephen C. Allen MD PC.........  New York, NY             Medical                          Aug-95             0         37,267
Steve A. Hamric................  Memphis, TN              Restaurant                       Apr-95             0         51,132
Stirling & Stirling Inc........  Milford, CT              Telecommunications               May-93             0         47,474
STM Industries, Inc............  Randolph, MA             Computers                        Mar-93             0         25,753
Stockbridge Truck Painting &...  Stockbridge, GA          Manufacturing & Production       Dec-97             0         30,254
Stone Safety Corp..............  Fairfield, CT            Telecommunications               May-93             0         28,286
Structured Computer Systems....  Avon, CT                 Telecommunications               Mar-93             0         26,453
Studio One, Inc................  New York, NY             Fixtures                         Jan-97             0         34,135
Sturm Ruger & Company Inc......  Southport, CT            Telecommunications               May-93             0         28,340
Sturm Ruger & Company Inc......  Southport, CT            Telecommunications               May-93             0         63,815
Suarez, Omar E., D.M.D.........  North Bergen, NJ         Medical                          Jan-97             0         26,701
Sublime Music, Inc.............  Hollywood, CA            Audio Equipment                  Dec-96             0         33,001
Subway Enterprises, Inc........  Quincy, FL               Restaurant                       Nov-92             0         29,283
Summit Asset Management........  London, England          Various                          Apr-98    13,059,611      2,077,182
Summit Energy Corp.(Ca.).......  Santa Monica, CA         Fixtures                         Oct-98             0        118,994
Summit Imaging Inc.............  Akron, OH                Medical                          Oct-95             0         58,146
Sun & Skin Care
  Research, Inc................  Melbourne, FL            Manufacturing & Production       Dec-97             0         58,216
Sunshine Products Dba,
  Linkens......................  Cerritos, CA             Computers                        Nov-97             0         35,258
Super Star Video Dba,
  Tejal, Inc...................  Winthrop, MA             Furniture                        Dec-97             0         30,449
Super Textile, Inc.............  Knoxville, TN            Manufacturing & Production       Mar-93             0         38,919
Superior Bar & Grill Inc.......  Birmingham, AL           Restaurant                       Oct-95             0        347,480
Susan Domuczicz................  West Briggwater, MA      Restaurant                       Mar-93             0         40,637
Sutter Audio...................  Tallahassee, FL          Automotive                       Nov-92             0         31,496
Sweet Water Restaurant.........  New York, NY             Computers                        Nov-92             0         26,681
Swen'S Schwinn
  Cyclery, Inc.................  Salt Lake Cit, Y UT      Video Production                 Oct-97             0         55,030
Synquest, Inc..................  Norcross, GA             Computers                        Dec-96             0         27,324
Synquest, Inc..................  Norcross, GA             Computers                        Jan-97             0         26,151
Syracuse Equipment Leasing
  Co...........................  No.Syracuse, NY          Construction                     Oct-98             0        720,765
T & T Liquors Inc..............  Lake Hopatcong, NJ       Retail                           Aug-95             0         34,492
T.B.G. of Great Neck, Inc......  Whitestone, NY           Restaurant                       Oct-94             0        312,000
Taco Mac Dba, Subway & Cay
  Chris........................  Tucker, GA               Fixtures                         Nov-97             0         60,361
Tans R Us, Inc.................  West Palm Beach, FL      Manufacturing & Production       Nov-92             0         27,751
Technovision Communications....  San Diego, CA            Video Production                 Nov-97             0         54,948
Tectonic Industries............  Berlin, CT               Telecommunications               May-93             0         25,813
Tejas Tubular
  Processing,Inc...............  Houston, TX              Manufacturing & Production       Oct-98             0      1,083,225
Tele-Pizza Gift Services.......  Vista, CA                Computers                        Nov-92             0         31,468



ORIGINAL LESSEE                  ACQUISITION
OR EQUIPMENT USER                  COST(3)
-----------------                ------------
Spectral Systems, Inc..........  $     35,687
Spectrascan Imaging Services...        28,668
Spectrascan Imaging Systems....        38,828
Spectrum Color Images..........        57,825
Speer Air Conditioning.........        47,513
Spic "N Span Cleaners, Inc.....        48,200
Spring House Inn...............        34,054
Spruce Creek Development.......        45,594
St John's Home Health Agency...        26,525
Standard Knapp Inc.............        40,961
Standard Oil Of Connecticut....        29,552
Stanley Rockwell Co............        26,466
Staples, Inc...................     2,095,995
Staples, Inc...................       155,295
Starter Sportswear, Inc........       274,772
Stat Medical, Inc..............        28,700
Stephen C. Allen MD PC.........        37,267
Steve A. Hamric................        51,132
Stirling & Stirling Inc........        47,474
STM Industries, Inc............        25,753
Stockbridge Truck Painting &...        30,254
Stone Safety Corp..............        28,286
Structured Computer Systems....        26,453
Studio One, Inc................        34,135
Sturm Ruger & Company Inc......        28,340
Sturm Ruger & Company Inc......        63,815
Suarez, Omar E., D.M.D.........        26,701
Sublime Music, Inc.............        33,001
Subway Enterprises, Inc........        29,283
Summit Asset Management........    15,136,793
Summit Energy Corp.(Ca.).......       118,994
Summit Imaging Inc.............        58,146
Sun & Skin Care
  Research, Inc................        58,216
Sunshine Products Dba,
  Linkens......................        35,258
Super Star Video Dba,
  Tejal, Inc...................        30,449
Super Textile, Inc.............        38,919
Superior Bar & Grill Inc.......       347,480
Susan Domuczicz................        40,637
Sutter Audio...................        31,496
Sweet Water Restaurant.........        26,681
Swen'S Schwinn
  Cyclery, Inc.................        55,030
Synquest, Inc..................        27,324
Synquest, Inc..................        26,151
Syracuse Equipment Leasing
  Co...........................       720,765
T & T Liquors Inc..............        34,492
T.B.G. of Great Neck, Inc......       312,000
Taco Mac Dba, Subway & Cay
  Chris........................        60,361
Tans R Us, Inc.................        27,751
Technovision Communications....        54,948
Tectonic Industries............        25,813
Tejas Tubular
  Processing,Inc...............     1,083,225
Tele-Pizza Gift Services.......        31,468


                                    TABLE VI

                                  (UNAUDITED)


ORIGINAL LESSEE                                                                           DATE         TOTAL           CASH
OR EQUIPMENT USER                       LOCATION                  EQUIPMENT            PURCHASED    FINANCING(1)   EXPENDED(2)
-----------------                ----------------------   --------------------------   ----------   ------------   ------------
Telescope Casual
  Fixture, Inc.................  Granville, NY            Computers                        Mar-93   $         0    $    33,398
Teltronics, Inc................  Sarasota, FL             Computers                        Dec-97             0         39,377
Terence Murphy Md PC...........  Mamaroneck, NY           Medical                          Aug-95             0         29,368
Texas Provisions, Inc..........  Houston, TX              Manufacturing & Production       Dec-97             0         49,294
Texas State Communications.....  Houston, TX              Telecommunications               Nov-92             0         26,067
Textile Unlimited Corp.........  Torrance, CA             Computers                        Feb-98             0         36,337
Thai Classic Corp..............  Chantilly, VA            Restaurant                       Nov-92             0         28,207
The Aaron Group Dba Aaron,
  Thomas & Hogue...............  Chatsworth, CA           Printing                         Aug-97             0         53,349
The Allen Products Co..........  Milford, CT              Computers                        Mar-93             0         32,047
The Alley Companies............  Little Rock, AR          Retail                           Dec-94             0        130,739
The Amity Street Cafe Dba Laux,
  C............................  Homestead, PA            Restaurant                       Jan-97             0         78,840
The Burbank Tennis Center......  Burbank, CA              Fixtures                         Sep-97             0         33,444
The Connecticut Muffin
  Co.,Inc......................  New York, NY             Restaurant                       Jan-98             0         32,702
The Consortium For Worker
  Education....................  New York, NY             Furniture                        Oct-97             0        388,702
The Cyberweb Cafe..............  New City, NY             Computers                        Sep-97             0         60,444
The Electric Beach.............  San Bruno, CA            Furniture                        Nov-92             0         27,492
The Futures Group Inc..........  Glastonbury, CT          Telecommunications               May-93             0         25,019
The Grand Union Company........  Wayne, NJ                Retail                           Mar-95             0        281,978
The Grand Union Company........  Wayne, NJ                Retail                           Dec-93             0        344,982
The Herzog-Hart Group, Inc.....  Boston, MA               Computers                        Jun-94        24,317          2,652
The Hollywood Stage Dba,.......  Hollywood, CA            Video Production                 Jan-98             0         44,095
The Hull Printing
  Company, Inc.................  Meriden, CT              Computers                        Mar-93             0         32,490
The J.M. Ney Company...........  Bloomfield, CT           Telecommunications               May-93             0         75,786
The Keith Companies............  Costa Mesa, CA           Computers                        Nov-97             0         52,597
The LTA Group, Inc.............  North Bergen, NJ         Computers                        Mar-94             0         85,143
The Magnolia Studios, Inc......  Burbank, CA              Audio Equipment                  Oct-97             0         57,208
The Maiden Foundry.............  Sandy, OR                Computers                        Sep-96             0         28,629
The Negative Shop..............  Charlotte, NC            Printing                         Jan-97             0         52,913
The Planet 4 Kidz, Inc.........  Jackson, MS              Video Production                 Jan-97             0         34,020
The Printing Press, Inc........  Boise, ID                Printing                         Mar-95             0         28,965
The Royal Bank Of Scotland.....  New York, NY             Computers                        Mar-93             0         37,575
The Sand Bar Restaurant........  Anna Maria, FL           Retail                           Jan-97             0         46,563
The Sherwood Group Inc.........  Northbrook, IL           Computers                        Jan-96             0         29,044
The Sports Center By Ron.......  Langhorne, PA            Medical                          Mar-93             0         35,904
The Women's Health Group.......  Windsor, CT              Medical                          Mar-93             0         50,236
Thornburg Logging..............  Wallace, CA              Manufacturing & Production       Nov-97             0         39,693
Thunderbird Greely Inc.........  San Diego, CA            Furniture                        Feb-98             0        139,688
Thurston Foods, Inc............  Wallingford, CT          Computers                        May-93             0         41,872
Timex..........................  Waterbury, CT            Telecommunications               May-93             0        164,926
Tims Amusements Inc............  Hickory Taver, N SC      Fixtures                         May-97             0        100,000
Tire Eagle, Inc................  Apopka, FL               Material Handling                Mar-93             0         36,264
Titan Sports, Inc..............  Stamford, CT             Telecommunications               Mar-93             0         25,223
Titan Sports, Inc..............  Stamford, CT             Telecommunications               Mar-93             0         36,065
Tkc Reprographics..............  Omaha, NE                Copiers                          Dec-97             0         73,810
Tokarczyk Enterprises, Inc.....  Eastwood, KY             Manufacturing & Production       Jan-98             0         50,991
Tom Orza Distribution..........  Selden, NY               Restaurant                       Mar-93             0         40,857
Tony's Guns & Police
  Supplies.....................  Sumter, SC               Fixtures                         Nov-97             0         46,439
Topolewski America, Inc........  Encino, CA               Material Handling                Dec-96             0         46,177
Torrington Co..................  Torrington, CT           Telecommunications               May-93             0        572,136
Torsys, Inc....................  Manhattan Bea, CH CA     Computers                        Sep-97             0         34,968



ORIGINAL LESSEE                  ACQUISITION
OR EQUIPMENT USER                  COST(3)
-----------------                ------------
Telescope Casual
  Fixture, Inc.................  $     33,398
Teltronics, Inc................        39,377
Terence Murphy Md PC...........        29,368
Texas Provisions, Inc..........        49,294
Texas State Communications.....        26,067
Textile Unlimited Corp.........        36,337
Thai Classic Corp..............        28,207
The Aaron Group Dba Aaron,
  Thomas & Hogue...............        53,349
The Allen Products Co..........        32,047
The Alley Companies............       130,739
The Amity Street Cafe Dba Laux,
  C............................        78,840
The Burbank Tennis Center......        33,444
The Connecticut Muffin
  Co.,Inc......................        32,702
The Consortium For Worker
  Education....................       388,702
The Cyberweb Cafe..............        60,444
The Electric Beach.............        27,492
The Futures Group Inc..........        25,019
The Grand Union Company........       281,978
The Grand Union Company........       344,982
The Herzog-Hart Group, Inc.....        26,969
The Hollywood Stage Dba,.......        44,095
The Hull Printing
  Company, Inc.................        32,490
The J.M. Ney Company...........        75,786
The Keith Companies............        52,597
The LTA Group, Inc.............        85,143
The Magnolia Studios, Inc......        57,208
The Maiden Foundry.............        28,629
The Negative Shop..............        52,913
The Planet 4 Kidz, Inc.........        34,020
The Printing Press, Inc........        28,965
The Royal Bank Of Scotland.....        37,575
The Sand Bar Restaurant........        46,563
The Sherwood Group Inc.........        29,044
The Sports Center By Ron.......        35,904
The Women's Health Group.......        50,236
Thornburg Logging..............        39,693
Thunderbird Greely Inc.........       139,688
Thurston Foods, Inc............        41,872
Timex..........................       164,926
Tims Amusements Inc............       100,000
Tire Eagle, Inc................        36,264
Titan Sports, Inc..............        25,223
Titan Sports, Inc..............        36,065
Tkc Reprographics..............        73,810
Tokarczyk Enterprises, Inc.....        50,991
Tom Orza Distribution..........        40,857
Tony's Guns & Police
  Supplies.....................        46,439
Topolewski America, Inc........        46,177
Torrington Co..................       572,136
Torsys, Inc....................        34,968


                                    TABLE VI

                                  (UNAUDITED)


ORIGINAL LESSEE                                                                           DATE         TOTAL           CASH
OR EQUIPMENT USER                       LOCATION                  EQUIPMENT            PURCHASED    FINANCING(1)   EXPENDED(2)
-----------------                ----------------------   --------------------------   ----------   ------------   ------------
Tournament Players Club........  Cromwell, CT             Telecommunications               May-93   $         0    $   107,027
Town of Plymouth...............  Terryville, CT           Telecommunications               Mar-93             0         26,456
Trad-A-House Corp..............  Slidell, LA              Fixtures                         Mar-94             0        850,949
Trading Merchandise............  Stafford, VA             Restaurant                       Aug-96             0         51,620
Trager And Trager, PC..........  Fairfield, CT            Telecommunications               Mar-93             0         45,368
Transformer Service, Inc.......  Concord, NH              Fixtures                         Mar-93             0         41,384
Transit Air Conditining........  Winter Garden, FL        Restaurant                       Jul-96             0         97,037
Transtrachael Systems, Inc.....  Englewood, CO            Fixtures                         Sep-97             0         38,394
Travelers Insurance Company....  Hartford, CT             Telecommunications               May-93             0         55,906
Travelers Insurance Company....  Hartford, CT             Telecommunications               May-93             0         47,518
Treats Bakery Cafe.............  Washington, DC           Restaurant                       Nov-92             0         31,460
Tri Con Geophysics, Inc........  Denver, CO               Computers                        Nov-96             0         30,252
Tri State Communications F/K/A
  Northern.....................  Tarrytown, NY            Telecommunications               Sep-97             0         26,681
Triangle Funding Corp..........  Sterling, VA             Computers                        Nov-97             0         52,308
Tri-Star Machines..............  Tewsbury, MA             Manufacturing & Production       Aug-96             0         34,176
Tri-State Communications,
  Llc..........................  Tarrytown, NY            Telecommunications               Nov-97             0         30,444
Triton Fuel Group, Inc.........  Dallas, TX               Fixtures                         Mar-93             0         28,892
Triton Fuel Group, Inc.........  Dallas, TX               Fixtures                         Mar-93             0         28,892
Triton Fuel Group, Inc.........  Dallas, TX               Fixtures                         Mar-93             0         57,783
Triton Fuel Group, Inc.........  Dallas, TX               Material Handling                Mar-93             0         37,320
Triton Fuel Group, Inc.........  Dallas, TX               Material Handling                Mar-93             0         37,320
Triumph Corporation............  Tempe, AZ                Manufacturing & Production       Jan-98             0        768,583
Tropical Screw Products........  Miami, FL                Manufacturing & Production       Nov-92             0         31,460
TW Recreational
  Services, Inc................  Orlando, FL              Telecommunications               Mar-93             0         42,388
Tyler Cooper...................  New Haven, CT            Telecommunications               May-93             0         73,532
Tyler Cooper & Alcorn..........  New Haven, CT            Computers                        May-93             0         39,170
Tyler Cooper & Alcorn..........  New Haven, CT            Computers                        May-93             0         30,544
Tyler Cooper & Alcorn..........  New Haven, CT            Computers                        May-93             0         34,673
Typed Letters Corp.............  Wichita, KS              Manufacturing & Production       Sep-92             0        106,105
Typed Letters Corp.............  Wichita, KS              Manufacturing & Production       Sep-92             0         40,019
Typography Plus................  Dania, FL                Computers                        Apr-96             0         26,129
U.S. Health Care Reports.......  Falmouth, ME             Computers                        Jan-97             0         32,331
U.S. Osiris Corp...............  Dallas, TX               Computers                        Dec-96             0         95,220
U3S Corp/Dba Must Software.....  Norwalk, CT              Telecommunications               May-93             0         27,440
U3S Corp/Dba Must Software.....  Norwalk, CT              Telecommunications               May-93             0         57,859
Udderside Dairy Dba............  Pingree, ID              Agriculture                      Oct-98             0         43,602
Ultimate Dog, Inc. & The
  Allstar......................  Pittsburgh, PA           Restaurant                       Dec-97             0         55,131
Ultra Diagnostics, Inc.........  Hingham, MA              Medical                          Mar-93             0         41,462
Ultra Mart, Inc................  La Grange, GA            Computers                        Nov-97             0         78,341
Union Camp.....................  Richmond, VA             Telecommunications               May-93             0         44,735
United Credit Counseling
  Svc..........................  Columbia, MD             Furniture                        Nov-97             0         38,600
United Credit Counseling
  Svc..........................  Columbia, MD             Furniture                        Nov-97             0         75,198
United Credit Counseling
  Svc..........................  Columbia, MD             Furniture                        Nov-97             0        177,028
United Illuminating............  New Haven, CT            Telecommunications               May-93             0         26,306
United Medical Centers.........  Eagle Pass, TX           Computers                        Mar-95             0        299,376
United Way of
  Connecticut, Inc.............  Hartford, CT             Telecommunications               Mar-93             0         43,407
Universal Seismic Assoc........  Sugerland, TX            Fixtures                         Apr-95             0         26,318
University Cardiovascular
  Med..........................  Los Angeles, CA          Medical                          Dec-97             0         47,444
University Of Southern Ca......  Farmington Hill, MI      Telecommunications               Nov-96       315,847        195,912
Uno Mill, Inc..................  Tempe, AZ                Restaurant                       Mar-94             0        602,000
Up Town Body & Fender..........  Oakland, CA              Automotive                       Nov-92             0         32,654
Urban League of Greater
  Hartford.....................  Hartford, CT             Telecommunications               Mar-93             0         29,690


ORIGINAL LESSEE                  ACQUISITION
OR EQUIPMENT USER                  COST(3)
-----------------                ------------
Tournament Players Club........  $    107,027
Town of Plymouth...............        26,456
Trad-A-House Corp..............       850,949
Trading Merchandise............        51,620
Trager And Trager, PC..........        45,368
Transformer Service, Inc.......        41,384
Transit Air Conditining........        97,037
Transtrachael Systems, Inc.....        38,394
Travelers Insurance Company....        55,906
Travelers Insurance Company....        47,518
Treats Bakery Cafe.............        31,460
Tri Con Geophysics, Inc........        30,252
Tri State Communications F/K/A
  Northern.....................        26,681
Triangle Funding Corp..........        52,308
Tri-Star Machines..............        34,176
Tri-State Communications,
  Llc..........................        30,444
Triton Fuel Group, Inc.........        28,892
Triton Fuel Group, Inc.........        28,892
Triton Fuel Group, Inc.........        57,783
Triton Fuel Group, Inc.........        37,320
Triton Fuel Group, Inc.........        37,320
Triumph Corporation............       768,583
Tropical Screw Products........        31,460
TW Recreational
  Services, Inc................        42,388
Tyler Cooper...................        73,532
Tyler Cooper & Alcorn..........        39,170
Tyler Cooper & Alcorn..........        30,544
Tyler Cooper & Alcorn..........        34,673
Typed Letters Corp.............       106,105
Typed Letters Corp.............        40,019
Typography Plus................        26,129
U.S. Health Care Reports.......        32,331
U.S. Osiris Corp...............        95,220
U3S Corp/Dba Must Software.....        27,440
U3S Corp/Dba Must Software.....        57,859
Udderside Dairy Dba............        43,602
Ultimate Dog, Inc. & The
  Allstar......................        55,131
Ultra Diagnostics, Inc.........        41,462
Ultra Mart, Inc................        78,341
Union Camp.....................        44,735
United Credit Counseling
  Svc..........................        38,600
United Credit Counseling
  Svc..........................        75,198
United Credit Counseling
  Svc..........................       177,028
United Illuminating............        26,306
United Medical Centers.........       299,376
United Way of
  Connecticut, Inc.............        43,407
Universal Seismic Assoc........        26,318
University Cardiovascular
  Med..........................        47,444
University Of Southern Ca......       511,759
Uno Mill, Inc..................       602,000
Up Town Body & Fender..........        32,654
Urban League of Greater
  Hartford.....................        29,690


                                    TABLE VI

                                  (UNAUDITED)

ORIGINAL LESSEE                                                                           DATE         TOTAL           CASH
OR EQUIPMENT USER                       LOCATION                  EQUIPMENT            PURCHASED    FINANCING(1)   EXPENDED(2)
-----------------                ----------------------   --------------------------   ----------   ------------   ------------
Us Mortgage Reduction, Inc.....  Jensen Beach, FL         Computers                        Aug-97   $         0    $    35,728
US Repeating Arms
  Company, Inc.................  New Haven, CT            Telecommunications               May-93             0        219,508
USI Of Westchester.............  Elmsford, NY             Computers                        May-93             0         27,309
USI, Inc.......................  Branford, CT             Telecommunications               May-93             0         61,353
USX Corp.......................  Pittsburgh, PA           Manufacturing & Production       Sep-94             0      2,862,296
USX Corp.......................  Pittsburgh, PA           Manufacturing & Production       Sep-94     1,236,437         49,457
Uvalde County Clinic...........  Uvalde, TX               Computers                        Apr-96             0         83,134
V & J Restaurant...............  Red Bank, NJ             Restaurant                       Jan-98             0         54,863
Vacation Escape, Inc...........  Boca Raton, FL           Telecommunications               Jul-96             0         39,535
Valley Best Way Building.......  Spokane, WA              Computers                        Mar-93             0         26,664
Valley Stream Sch Dist.........  Valley Stream, NY        Telecommunications               May-93             0         27,288
Valve Technologies, Inc........  Houston, TX              Manufacturing & Production       Jan-97             0         56,217
Van Den Bergh Foods Company....  Atlanta, GA              Environmental                    Feb-93             0         78,864
Van Gogh Offset Plat Co........  New York, NY             Manufacturing & Production       Aug-95             0         40,008
Van Gorderr Studios Inc........  Fairfield, CT            Fixtures                         Aug-95             0         34,638
Vaxa International Inc.........  San Diego, CA            Computers                        Apr-95             0         35,070
Venerable Companies, Ltd.......  New York, NY             Fixtures                         Nov-97             0         38,176
Venice Bakery
  Dba,Ronic, Inc...............  Garfield, NJ             Restaurant                       Nov-97             0         42,899
Vermont Yankee Nuclear.........  Brattleboro, VT          Manufacturing & Production       Mar-94             0        165,888
Vertex Group, Inc..............  Los Angeles, CA          Telecommunications               Jan-98             0         26,856
Veterinary Emergency...........  Richmond, VA             Medical                          Dec-96             0         37,865
Video-It, Inc..................  Culver City, CA          Video Production                 Jan-97             0         44,072
Viking Air Tools, Inc..........  Indanapolis, IN          Manufacturing & Production       Dec-93             0         89,992
Viking Air Tools, Inc..........  Indianapolis, IN         Manufacturing & Production       Jan-94             0        110,663
Viking Air Tools, Inc..........  Indianapolis, IN         Manufacturing & Production       Mar-94             0         43,874
Villa Enterprises Ltd..........  Morristown, NJ           Restaurant                       Mar-93             0         56,147
Villa Enterprises Ltd..........  Morristown, NJ           Restaurant                       Mar-93             0         31,568
Villa Enterprises Ltd..........  Morristown, NJ           Restaurant                       Mar-93             0         37,513
Virtuoso Dba, Wm. S.
  Sparling.....................  Greensboro, NC           Telecommunications               Nov-97             0         29,502
Visicom Laboratories Inc.......  San Diego, CA            Manufacturing & Production       Aug-95             0         32,964
Vitrex Corp....................  Ogden, UT                Computers                        Oct-97             0         27,945
Vk Productions, dba Van Karn...  W. Hollywood, CA         Audio Equipment                  Nov-96             0         55,145
Vnr-1 Video Public
  Relations, Inc...............  Arlington, TX            Video Production                 Oct-97             0         55,124
Vogt Construction Co., Inc.....  Omaha, NE                Computers                        Mar-95             0         32,368
Volante's Ranch
  Market, Inc..................  Rancho Santa Fe, CA      Retail                           Nov-92             0         29,972
Voyale Corp....................  Cleveland, OH            Computers                        Aug-95             0         34,843
Vraneberry'S, Inc..............  Brandon, OR              Manufacturing & Production       Dec-97             0         59,716
Waggoner Shumate Printing......  Rogers, AR               Printing                         Dec-92        59,662          5,778
Wagner College.................  Staten Island, NY        Environmental                    Mar-93             0         44,174
Waltec American
  Forgings, Inc................  Waterbury, CT            Computers                        Mar-93             0         26,944
Wam!Net,Inc....................  Minneapolis, MN          Telecommunications.              Jul-98             0      1,090,768
Wang's International, Inc......  Memphis, TN              Fixtures                         Dec-93       591,042        285,442
Wang's International, Inc......  Memphis, TN              Material Handling                Dec-92       946,723        333,462
Warren/Kremer/Cmp/
  Advertising, Inc.............  New York, NY             Computers                        Aug-97             0         52,558
Warren-Taylor Corp.............  New York, NY             Restaurant                       Aug-96             0         56,630
Waterford Hotel Group, Inc.....  Waterford, CT            Computers                        Mar-93             0         38,174
Welding Equip & Supply Corp....  Greenwich, CT            Material Handling                Mar-93             0         50,739
Well Built Radiator
  Manufact-....................  Gardena, CA              Manufacturing & Production       Oct-98             0        408,000
West Coast Video of Falls
  Church.......................  Falls Church, VA         Computers                        Nov-92             0         32,713
West Hollywood Printing &
  Copy.........................  Los Angeles, CA          Printing                         Jan-97             0         39,918



ORIGINAL LESSEE                  ACQUISITION
OR EQUIPMENT USER                  COST(3)
-----------------                ------------
Us Mortgage Reduction, Inc.....  $     35,728
US Repeating Arms
  Company, Inc.................       219,508
USI Of Westchester.............        27,309
USI, Inc.......................        61,353
USX Corp.......................     2,862,296
USX Corp.......................     1,285,895
Uvalde County Clinic...........        83,134
V & J Restaurant...............        54,863
Vacation Escape, Inc...........        39,535
Valley Best Way Building.......        26,664
Valley Stream Sch Dist.........        27,288
Valve Technologies, Inc........        56,217
Van Den Bergh Foods Company....        78,864
Van Gogh Offset Plat Co........        40,008
Van Gorderr Studios Inc........        34,638
Vaxa International Inc.........        35,070
Venerable Companies, Ltd.......        38,176
Venice Bakery
  Dba,Ronic, Inc...............        42,899
Vermont Yankee Nuclear.........       165,888
Vertex Group, Inc..............        26,856
Veterinary Emergency...........        37,865
Video-It, Inc..................        44,072
Viking Air Tools, Inc..........        89,992
Viking Air Tools, Inc..........       110,663
Viking Air Tools, Inc..........        43,874
Villa Enterprises Ltd..........        56,147
Villa Enterprises Ltd..........        31,568
Villa Enterprises Ltd..........        37,513
Virtuoso Dba, Wm. S.
  Sparling.....................        29,502
Visicom Laboratories Inc.......        32,964
Vitrex Corp....................        27,945
Vk Productions, dba Van Karn...        55,145
Vnr-1 Video Public
  Relations, Inc...............        55,124
Vogt Construction Co., Inc.....        32,368
Volante's Ranch
  Market, Inc..................        29,972
Voyale Corp....................        34,843
Vraneberry'S, Inc..............        59,716
Waggoner Shumate Printing......        65,440
Wagner College.................        44,174
Waltec American
  Forgings, Inc................        26,944
Wam!Net,Inc....................     1,090,768
Wang's International, Inc......       876,484
Wang's International, Inc......     1,280,185
Warren/Kremer/Cmp/
  Advertising, Inc.............        52,558
Warren-Taylor Corp.............        56,630
Waterford Hotel Group, Inc.....        38,174
Welding Equip & Supply Corp....        50,739
Well Built Radiator
  Manufact-....................       408,000
West Coast Video of Falls
  Church.......................        32,713
West Hollywood Printing &
  Copy.........................        39,918

                                    TABLE VI

                                  (UNAUDITED)

ORIGINAL LESSEE                                                                           DATE         TOTAL           CASH
OR EQUIPMENT USER                       LOCATION                  EQUIPMENT            PURCHASED    FINANCING(1)   EXPENDED(2)
-----------------                ----------------------   --------------------------   ----------   ------------   ------------
Western Franchise
  Development, Inc.............  Dublin, CA               Restaurant                       Sep-97   $         0    $   284,878
Western Franchise
  Development, Inc.............  Dublin, CA               Restaurant                       Oct-97             0        103,584
Western Giant
  Enterprises, Inc.............  Los Angeles, CA          Medical                          Dec-97             0         66,888
Western Interstate Mortgage....  Orange, CA               Computers                        Oct-97             0         52,679
Western Property
  Financial, Inc...............  Irvine, CA               Telecommunications               Feb-93             0         27,205
Western State Univ. Of So.
  Ca...........................  Fullerton, CA            Other--Books                     Nov-97             0         51,233
West-Reeves, Inc...............  Waxahatchie, TX          Manufacturing & Production       Feb-95             0         34,101
WFSB TV-3......................  Hartford, CT             Telecommunications               May-93             0         65,647
What's Cooking.................  Newport Beach, CA        Computers                        Nov-92             0         31,460
Whelen Engineering Company.....  Chester, CT              Telecommunications               May-93             0         85,982
Whiting Products Inc...........  Hamden, CT               Telecommunications               May-93             0         33,153
William A Schmidt &
  Sons, Inc....................  Chester, PA              Manufacturing & Production       Mar-93             0         28,961
William Carter Company.........  Shelton, CT              Telecommunications               May-93             0         47,049
William Pressley &
  Associates...................  Cambridge, MA            Computers                        Nov-92             0         25,232
Willow Oaks Farm, Inc..........  Columbia, SC             Restaurant                       Dec-96             0         27,674
WINK Investment Group..........  Bloomingdale, IL         Restaurant                       Nov-92             0         30,388
Winn Associates, Inc...........  Foster City, CA          Copiers                          Aug-94             0         30,026
Winners Hotel And Casino.......  Winnemucca, NV           Fixtures                         Apr-98             0        416,159
Wisconsin Color Press, Inc.....  Milwaukee, WI            Printing                         Jan-98             0         47,272
Wisconsin Truss, Inc...........  Cornell, WI              Computers                        Mar-93             0         26,664
Witter Gas & Oil...............  Port Allegany, PA        Fixtures                         Aug-96             0         37,346
Women's Health Consultants.....  Chicago, IL              Computers                        Feb-93             0         37,576
Women's Medical Care...........  Newburgh, NY             Medical                          Mar-93             0         30,101
Woodlawn Construction
  Co., Inc.....................  Ashland, VA              Computers                        Oct-97             0         28,217
Woodway Country Club...........  Darien, CT               Telecommunications               Mar-93             0         28,071
Worcester Brothers
  Company, Inc.................  Baltimore, MD            Manufacturing & Production       Mar-93             0         30,735
World Gym
  Poughkeepsie, Inc............  Poughkeepsie, NY         Medical                          Mar-93             0         26,500
World Gym Stamford.............  Stamford, CT             Medical                          Mar-93             0         25,883
World Wide Security Systems....  Garden City, NY          Computers                        Dec-97             0         57,336
Wymore Ob-Gyn..................  Windsor, CT              Medical                          Mar-93             0         47,995
Xerox Corp.....................  Webster, NY              Fixtures                         Jan-97       243,065        111,141
Young Men's Christian Center...  Stamford, CT             Fixtures                         Mar-93             0         34,635
Your Video Productions.........  Costa Mesa, CA           Video Production                 Sep-97             0         48,296
Yves' Bistro...................  Anaheim, CA              Restaurant                       Nov-92             0         28,556
YWC, Inc.......................  Monroe, CT               Telecommunications               Mar-93             0         30,856
Zbr Publications, Inc..........  Haverhill, MA            Printing                         Sep-97             0         46,025
                                 Total Equipment transactions less than $25,000..................     1,798,978     59,484,352
                                                                                                    -----------    ------------
                                                                                                    $80,961,864    $198,363,604
                                                                                                    ===========    ============


ORIGINAL LESSEE                  ACQUISITION
OR EQUIPMENT USER                  COST(3)
-----------------                ------------
Western Franchise
  Development, Inc.............  $    284,878
Western Franchise
  Development, Inc.............       103,584
Western Giant
  Enterprises, Inc.............        66,888
Western Interstate Mortgage....        52,679
Western Property
  Financial, Inc...............        27,205
Western State Univ. Of So.
  Ca...........................        51,233
West-Reeves, Inc...............        34,101
WFSB TV-3......................        65,647
What's Cooking.................        31,460
Whelen Engineering Company.....        85,982
Whiting Products Inc...........        33,153
William A Schmidt &
  Sons, Inc....................        28,961
William Carter Company.........        47,049
William Pressley &
  Associates...................        25,232
Willow Oaks Farm, Inc..........        27,674
WINK Investment Group..........        30,388
Winn Associates, Inc...........        30,026
Winners Hotel And Casino.......       416,159
Wisconsin Color Press, Inc.....        47,272
Wisconsin Truss, Inc...........        26,664
Witter Gas & Oil...............        37,346
Women's Health Consultants.....        37,576
Women's Medical Care...........        30,101
Woodlawn Construction
  Co., Inc.....................        28,217
Woodway Country Club...........        28,071
Worcester Brothers
  Company, Inc.................        30,735
World Gym
  Poughkeepsie, Inc............        26,500
World Gym Stamford.............        25,883
World Wide Security Systems....        57,336
Wymore Ob-Gyn..................        47,995
Xerox Corp.....................       354,206
Young Men's Christian Center...        34,635
Your Video Productions.........        48,296
Yves' Bistro...................        28,556
YWC, Inc.......................        30,856
Zbr Publications, Inc..........        46,025
                                   61,283,329
                                 ------------
                                 $279,325,468
                                 ============

------------------------------

(1) This is the financing at the date of acquisition.

(2) Cash expended is equal to cash paid plus amounts payable on equipment purchases at December 31, 1999

(3) Total acquisition cost is equal to the contractual purchase price plus acquisition fee.

                                    TABLE VI

                ACQUISITION OF EQUIPMENT--RECENT PUBLIC PROGRAMS

                                  (UNAUDITED)

                             SUPPLEMENTAL SCHEDULE

    The following is a summary of the types and amounts of equipment currently under management for ICON Cash Flow Partners, L.P., Series E at December 31, 1999 pursuant to leases or which secure its Financing Transactions.


EQUIPMENT                                                     EQUIPMENT    EQUIPMENT       TOTAL
CATEGORY                                                        LEASES     FINANCINGS    PORTFOLIO
--------                                                      ----------   ----------   -----------
Aircraft....................................................  22,307,742      702,508    23,010,250
Computer Systems............................................   8,561,647    5,611,135    14,172,782
Rotall Systems..............................................  15,270,263      703,587    15,973,850
Manufacturing & Production..................................  10,175,148    2,726,101    12,901,249
Telecommunications..........................................   7,816,337    2,160,452     9,976,789
Office Furniture & Fixtures.................................   3,391,855    6,105,844     9,497,699
Restaurant Equipment........................................   1,731,504    2,717,863     4,449,367
Medical.....................................................   1,599,934    1,487,306     3,087,242
Automotive..................................................      88,406    2,152,555     2,240,961
Construction................................................     388,964    1,165,769     1,554,753
Miscellaneous...............................................   2,050,483    1,726,473     3,776,956
Material Handling...........................................     787,160      616,833     1,403,993
Sanitation..................................................   1,014,544       39,750     1,054,294
                                                              ----------   ----------   -----------
                                                              75,184,007   27,916,178   103,100,185
                                                              ==========   ==========   ===========

                                    TABLE VI

                ACQUISITION OF EQUIPMENT--PRIOR PUBLIC PROGRAMS

                                  (UNAUDITED)

    The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Six at
December 31, 1999


ORIGINAL LESSEE                                                                           DATE         TOTAL           CASH
OR EQUIPMENT USER                       LOCATION                  EQUIPMENT            PURCHASED    FINANCING(1)   EXPENDED(2)
-----------------                 ---------------------   --------------------------   ----------   ------------   ------------
21-44 Utopia Parkway
  Restaurant....................  Washingtonville, NY     Fixture                        Mar-95     $         0    $    29,650
3 East 48th Restaurant, Inc.....  New York, NY            Retail                         Jun-94               0         26,897
A C Color Separators............  Los Angeles, CA         Printing                       Feb-95               0         41,118
A. I. Leasing Inc...............  Herndon, VA             Aircraft                       Aug-96      18,186,117      1,409,839
A.F. Salciccia, Inc.............  Campbell, CA            Retail                         Apr-94               0         27,931
A.J.L.C. Inc....................  Alamonte Spring, FL     Restaurant                     Dec-95               0         31,118
A.J.L.C. Inc....................  Altamonte Spring, FL    Restaurant                     Sep-95               0         39,620
A.W. Chesterton Company.........  Stoneham, MA            Copiers                        Jan-96         206,026         14,099
A.W. Chesterton Company.........  Stoneham, MA            Manufacturing & Production     Jan-96         118,415         12,062
A.W. Chesterton Company.........  Stoneham, MA            Manufacturing & Production     Jan-96         217,267         22,296
A.W. Chesterton Company.........  Stoneham, MA            Telecommunications             Jan-96         114,538         11,923
Act Manufacturing Inc...........  Hudson, MA              Computers                      Jan-96         589,879         55,535
Act Manufacturing Inc...........  Hudson, MA              Furniture                      Jan-96          71,318          6,643
Act Manufacturing Inc...........  Hudson, MA              Manufacturing & Production     Jan-96         618,516         64,137
Act Manufacturing Inc...........  Hudson, MA              Telecommunications             Jan-96         134,943         14,228
Action Printech, Inc............  Westland, MI            Printing                       Feb-95               0        163,066
Ad Press Communications.........  Greensboro, NC          Printing                       Feb-95               0         54,897
Ad-Mat Coasters USA, Inc........  Johnson City, TN        Printing                       Feb-95               0         55,658
Advance Mailing & Fulfillment...  Marietta, GA            Printing                       Feb-95               0         32,885
Advanced Graphics, Inc..........  Sandy, UT               Printing                       Feb-95               0         53,999
Advanco Fore Protection.........  Montclair, CA           Material Handling              Jul-96               0         44,189
Advertising Systems, Inc........  Marlton, NJ             Computers                      Jul-96               0         56,727
Aero Bookbinding................  Sterling, VA            Printing                       Feb-95               0         91,318
Afc Cable Systems Inc...........  New Bedford, MA         Manufacturing & Production     Jan-96       2,083,928        233,936
Air Age Images..................  Valencia, CA            Computers                      Apr-96               0         26,138
Alaska Air......................  Seatle, WA              Transportation                 Mar-95      16,316,603      3,630,337
Alberto's Printing..............  San Francisco, CA       Printing                       Feb-95               0         26,813
Alden Graphics, Inc.............  Lincoln Park, MI        Printing                       Feb-95               0         55,763
Alexander & Alexander...........  Owings Mills, MD        Computers                      Jan-96       2,699,221        347,976
All Pro Photo Lab,Inc...........  River Grove, IL         Printing                       Oct-96               0         53,499
All Star Printing, Inc..........  Woodstock, GA           Printing                       Feb-95               0         51,579
Allen Printing Co...............  Nashville, TN           Printing                       Feb-95               0        122,663
Allied Printing
  Services Inc..................  Manchester, CT          Computers                      Jan-96          84,339          7,259
Allied Printing
  Services Inc..................  Manchester, CT          Manufacturing & Production     Jan-96         401,449         54,708
Alvmar, Inc.....................  Lawrence, KS            Agriculture                    Mar-95               0         37,934
American Advertising
  Federation....................  Washington, DC          Printing                       Feb-95               0         35,792
American Foundrymen's Society...  Des Plaines, IL         Printing                       Feb-95               0         36,551
Amvets National Headquarters....  Lanham, MD              Printing                       Feb-95               0         29,071
Anderson Performance Printing...  Cookeville, TN          Printing                       Feb-95               0        580,736
Antoine Bonsorte................  N. Hollywood, CA        Computers                      Aug-96               0         44,049
ARG Enterprises, Inc............  Newport Beach, CA       Restaurant                     Dec-94               0        583,037
Arrow Comp, Inc.................  West Boylston, MA       Manufacturing & Production     Feb-95               0         55,110
Artco Printing, Inc.............  Boiceville, NY          Printing                       Feb-95               0         69,370
Artcraft Photo Lab, Inc.........  Statesville, NC         Printing                       Feb-95               0         40,079
Arthur Morgan Publishing Co.....  Morton Grove, IL        Computers                      Feb-95               0        237,800
Asa Solutions, Inc..............  Scottsdale, AZ          Computers                      Jan-97               0         39,262
Atlanta Printing & Design.......  Smyrna, GA              Printing                       Feb-95               0         48,510
Augat, Inc......................  Mansfield, MA           Computers                      Mar-95       1,111,386         97,107
Augustin Graphics...............  Fullerton, CA           Printing                       Feb-95               0         72,442


ORIGINAL LESSEE                   ACQUISITION
OR EQUIPMENT USER                   COST(3)
-----------------                 ------------
21-44 Utopia Parkway
  Restaurant....................  $     29,650
3 East 48th Restaurant, Inc.....        26,897
A C Color Separators............        41,118
A. I. Leasing Inc...............    19,595,956
A.F. Salciccia, Inc.............        27,931
A.J.L.C. Inc....................        31,118
A.J.L.C. Inc....................        39,620
A.W. Chesterton Company.........       220,126
A.W. Chesterton Company.........       130,477
A.W. Chesterton Company.........       239,563
A.W. Chesterton Company.........       126,461
Act Manufacturing Inc...........       645,414
Act Manufacturing Inc...........        77,961
Act Manufacturing Inc...........       682,653
Act Manufacturing Inc...........       149,172
Action Printech, Inc............       163,066
Ad Press Communications.........        54,897
Ad-Mat Coasters USA, Inc........        55,658
Advance Mailing & Fulfillment...        32,885
Advanced Graphics, Inc..........        53,999
Advanco Fore Protection.........        44,189
Advertising Systems, Inc........        56,727
Aero Bookbinding................        91,318
Afc Cable Systems Inc...........     2,317,864
Air Age Images..................        26,138
Alaska Air......................    19,946,940
Alberto's Printing..............        26,813
Alden Graphics, Inc.............        55,763
Alexander & Alexander...........     3,047,197
All Pro Photo Lab,Inc...........        53,499
All Star Printing, Inc..........        51,579
Allen Printing Co...............       122,663
Allied Printing
  Services Inc..................        91,598
Allied Printing
  Services Inc..................       456,157
Alvmar, Inc.....................        37,934
American Advertising
  Federation....................        35,792
American Foundrymen's Society...        36,551
Amvets National Headquarters....        29,071
Anderson Performance Printing...       580,736
Antoine Bonsorte................        44,049
ARG Enterprises, Inc............       583,037
Arrow Comp, Inc.................        55,110
Artco Printing, Inc.............        69,370
Artcraft Photo Lab, Inc.........        40,079
Arthur Morgan Publishing Co.....       237,800
Asa Solutions, Inc..............        39,262
Atlanta Printing & Design.......        48,510
Augat, Inc......................     1,208,493
Augustin Graphics...............        72,442

                                    TABLE VI

                                  (UNAUDITED)


ORIGINAL LESSEE                                                                           DATE         TOTAL           CASH
OR EQUIPMENT USER                       LOCATION                  EQUIPMENT            PURCHASED    FINANCING(1)   EXPENDED(2)
-----------------                 ---------------------   --------------------------   ----------   ------------   ------------
Aveka, Inc......................  Woodbury, MN            Manufacturing & Production     Feb-97     $         0    $    49,904
Bailey Oil Co., Inc.............  Heyburn, ID             Material Handling              Mar-95               0        115,273
Banana Blueprint, Inc...........  Costa Mesa, CA          Printing                       Feb-95               0         68,351
Best Shot, Inc..................  Landover, MD            Printing                       Feb-95               0         43,209
Bet Inc.........................  Atlanta, GA             Construction                   Dec-95      16,990,448      5,073,822
Birchwood Marketing Graphics....  Rancho Cucamong, CA     Computers                      Feb-95               0         27,414
Bistro 821 Dba, Mikli
  Enterprises, Inc..............  Naples, FL              Retail                         Jan-97               0         27,608
Black Lab, Inc..................  Richmond, VT            Printing                       Feb-95               0         35,945
Blacktop Industries.............  Kenova, WV              Manufacturing & Production     Aug-95               0         54,335
Blazing Pages, Inc..............  Huntington Beac, CA     Printing                       Feb-95               0        118,039
Bmg Printing....................  Holbrook, NY            Printing                       Feb-95               0        121,201
Boge/Nelson, Inc................  Anaheim, CA             Manufacturing & Production     Feb-95               0         70,269
Brenlar Investments, Inc........  Novaro, CA              Furniture                      Oct-94               0        312,090
Brett Corp......................  San Diego, CA           Printing                       Feb-95               0         33,178
Brett Corp......................  San Diego, CA           Printing                       Feb-95               0         86,013
Brevard County School Board.....  Melbourne, FL           Printing                       Feb-95               0         43,978
Brian D. Mudd DDS...............  Oceanside, CA           Computers                      Aug-95               0         35,593
Brookville Group, Inc...........  Melville, NY            Medical                        May-96               0         37,239
Brt Video Inc...................  Ft. Lauderdale, FL      Computers                      Nov-95               0         50,193
Burns & Kent, Inc...............  Atlanta, GA             Printing                       Feb-95               0         25,609
Bybee Studios...................  San Francisco, CA       Computers                      Oct-96               0         30,985
C&A Industries, Inc.............  Omaha, NE               Printing                       Feb-95               0        104,341
California Bottling Co..........  Auburn, CA              Manufacturing & Production     Jan-97               0         34,230
Camino West Coast Service.......  Redlands, CA            Computers                      Aug-95               0         32,857
Carrousel Saloon, Inc...........  West Mifflin, PA        Restaurant                     Sep-94               0         94,554
Cartersville Letter
  Shop, Inc.....................  Cartersville, GA        Printing                       Feb-95               0         33,952
Central Typesetting, Inc........  San Diego, CA           Printing                       Feb-95               0        362,431
Chia Financial Group............  Pico Rivers, CA         Retail                         Jan-96               0         30,958
CIS Corporation.................  Montvale, NJ            Telecommunications             Nov-96               0      2,753,118
CIS Corporation.................  Collegeville, PA        Telecommunications             Nov-96       8,265,902      2,880,326
Citi Habitats, Inc..............  New York, NY            Computers                      Nov-98               0         72,747
CJ Printing.....................  Montclair, CA           Printing                       Feb-95               0         63,150
Clancy's Inc....................  Noblesville, IN         Restaurant                     Oct-96               0        618,000
Coastal Offset Preparations.....  Santa Ana, CA           Printing                       Feb-95               0         42,061
Color On Line...................  New Berlin, WI          Printing                       Feb-95               0         39,236
Coloredge, Inc..................  Newport Beach, CA       Printing                       Feb-95               0        185,685
Colour Concepts.................  Riverside, CA           Manufacturing & Production     Feb-95               0        183,665
Colours Printing & Graphics.....  Irvine, CA              Printing                       Feb-95               0         64,543
Com/Tech Communication..........  New York, NY            Manufacturing & Production     Aug-95               0         58,004
Commercial Food Equipment Co....  Tempe, AZ               Computers                      Jan-97               0         33,299
Compuflex Systems...............  Edison, NJ              Computers                      Jun-96               0         99,228
Concept II Graphics, Inc........  Baltimore, MD           Manufacturing & Production     Feb-95               0        117,790
Coppinger & Affiliates..........  Cleveland, TN           Printing                       Feb-95               0         47,018
Copy Corner, Inc................  San Diego, CA           Printing                       Feb-95               0         25,592
Corporate Printing, Inc.........  Tampa, FL               Printing                       Feb-95               0         30,602
Creative Directors, Inc.........  Coral Gables, FL        Manufacturing & Production     Feb-95               0         26,041
Creative Playthings.............  Herndon, PA             Manufacturing & Production     Jun-95         343,336         35,301
Creative Playthings Ltd.........  Framingham, MA          Manufacturing & Production     Jan-96         272,439         30,196
Creative Playthings Ltd.........  Framingham, MA          Material Handling              Jan-96          39,397          4,607
Creative Printing & Graphic.....  Orlando, FL             Printing                       Feb-95               0         26,196
Crooks Printing
  Service, Inc..................  Hollywood, FL           Printing                       Feb-95               0         27,801
Crooks Printing
  Service, Inc..................  Hollywood, FL           Printing                       Feb-95               0         29,214


ORIGINAL LESSEE                   ACQUISITION
OR EQUIPMENT USER                   COST(3)
-----------------                 ------------
Aveka, Inc......................  $     49,904
Bailey Oil Co., Inc.............       115,273
Banana Blueprint, Inc...........        68,351
Best Shot, Inc..................        43,209
Bet Inc.........................    22,064,270
Birchwood Marketing Graphics....        27,414
Bistro 821 Dba, Mikli
  Enterprises, Inc..............        27,608
Black Lab, Inc..................        35,945
Blacktop Industries.............        54,335
Blazing Pages, Inc..............       118,039
Bmg Printing....................       121,201
Boge/Nelson, Inc................        70,269
Brenlar Investments, Inc........       312,090
Brett Corp......................        33,178
Brett Corp......................        86,013
Brevard County School Board.....        43,978
Brian D. Mudd DDS...............        35,593
Brookville Group, Inc...........        37,239
Brt Video Inc...................        50,193
Burns & Kent, Inc...............        25,609
Bybee Studios...................        30,985
C&A Industries, Inc.............       104,341
California Bottling Co..........        34,230
Camino West Coast Service.......        32,857
Carrousel Saloon, Inc...........        94,554
Cartersville Letter
  Shop, Inc.....................        33,952
Central Typesetting, Inc........       362,431
Chia Financial Group............        30,958
CIS Corporation.................     2,753,118
CIS Corporation.................    11,146,228
Citi Habitats, Inc..............        72,747
CJ Printing.....................        63,150
Clancy's Inc....................       618,000
Coastal Offset Preparations.....        42,061
Color On Line...................        39,236
Coloredge, Inc..................       185,685
Colour Concepts.................       183,665
Colours Printing & Graphics.....        64,543
Com/Tech Communication..........        58,004
Commercial Food Equipment Co....        33,299
Compuflex Systems...............        99,228
Concept II Graphics, Inc........       117,790
Coppinger & Affiliates..........        47,018
Copy Corner, Inc................        25,592
Corporate Printing, Inc.........        30,602
Creative Directors, Inc.........        26,041
Creative Playthings.............       378,637
Creative Playthings Ltd.........       302,634
Creative Playthings Ltd.........        44,004
Creative Printing & Graphic.....        26,196
Crooks Printing
  Service, Inc..................        27,801
Crooks Printing
  Service, Inc..................        29,214

                                    TABLE VI

                                  (UNAUDITED)


ORIGINAL LESSEE                                                                           DATE         TOTAL           CASH
OR EQUIPMENT USER                       LOCATION                  EQUIPMENT            PURCHASED    FINANCING(1)   EXPENDED(2)
-----------------                 ---------------------   --------------------------   ----------   ------------   ------------
Cumberland Farms Inc............  Canton, MA              Manufacturing & Production     Oct-95     $         0    $ 3,200,554
Curtin & Pease/Peneco, Inc......  Tampa, FL               Printing                       Feb-95               0         28,549
Custom Black & White............  Santa Ana, CA           Printing                       Feb-95               0         55,227
D.G.A. Printing, Inc............  Sterling Height, MI     Printing                       Feb-95               0         25,710
D.S.I. Graphics, Inc............  Irvine, CA              Printing                       Feb-95               0         47,158
David Levey.....................  Concord, CA             Restaurant                     Sep-95               0        117,421
David Levey.....................  Concord, CA             Restaurant                     Aug-95               0         85,143
Delco Oil, Inc..................  Deland, FL              Fixtures                       Oct-96               0        124,673
Developmental Dynamics,Inc......  Los Angeles, CA         Furniture                      Nov-98               0         35,500
Dicon Inc.......................  Fairlawn, NJ            Manufacturing & Production     Aug-95               0         46,388
Digit Imaging Centers, Inc......  Minneapolis, MN         Computers                      Feb-95               0        163,080
Diversifax, Inc.................  Valley Stream, NY       Manufacturing & Production     Feb-97               0         59,690
DJ's Woodshop...................  St. Augustine, FL       Computers                      Oct-96               0         33,377
DLD Partners....................  Sand City, CA           Manufacturing & Production     Apr-96               0         30,875
Doran Printing Co. Inc..........  New Brunswick, NJ       Manufacturing & Production     Aug-95               0         31,505
Doyle Printing & Offset
  Co., Inc......................  Landover, MD            Printing                       Feb-95               0        126,596
Draughon Brothers, Inc..........  Fayetteville, NC        Audio                          Nov-96               0         59,049
Duncan Oil Company, Inc.........  Beavercreek, OH         Fixture                        Mar-94               0        116,421
E. John Schmitz & Sons, Inc.....  Sparks, MD              Printing                       Feb-95               0         32,377
E.R.S. Wash Inc.................  Glouster, MA            Restaurant                     Nov-95               0         52,487
Eagle Graphics, Inc.............  Wall, NJ                Printing                       Feb-95               0         49,511
Eberle Communications Group.....  Mclean, VA              Furniture                      Nov-94               0        119,407
Economy Motels, Inc.............  Shreveport, LA          Fixture                        Jun-94               0         42,320
Econ-O-Plate, Inc...............  Los Angeles, CA         Printing                       Feb-95               0         39,520
Econ-O-Plate, Inc...............  Los Angeles, CA         Printing                       Feb-95               0        316,135
Editran, Inc....................  Milwaukee, WI           Video Production               Oct-96               0         31,807
Edwards Graphic Arts, Inc.......  Des Moines, IA          Printing                       Feb-95               0         38,291
Eka Chemical....................  Marietta, GA            Manufacturing & Production     Sep-98         526,499      1,402,960
Electric Pencil.................  Los Angeles, CA         Computers                      Feb-95               0         37,768
Electro Graphics................  Fountain Valley, CA     Printing                       Feb-95               0         58,499
Electronic Publishing
  Services......................  Kahului, HI             Printing                       Feb-95               0         88,012
Eli's, Inc......................  Omaha, NE               Computers                      Feb-95               0         33,797
Eli's, Inc......................  Omaha, NE               Manufacturing & Production     Mar-95               0        410,745
Eli's, Inc......................  Omaha, NE               Printing                       Feb-95               0        362,433
Elk Litho Service, Inc..........  Fraser, MI              Printing                       Feb-95               0         35,633
Elmwood Park Physcl Therapy.....  Elmwood Park, NJ        Medical                        Aug-95               0         38,614
Enhanced Commnctns..............  New Castle, DE          Furniture                      Jul-96               0         50,544
Entrepreneur, Inc...............  Irvine, CA              Printing                       Feb-95               0         43,448
Equinox Travel Inc..............  Manhasset, NY           Manufacturing & Production     Aug-95               0         30,195
Eurocolor Corp..................  San Francisco, CA       Office Equipment               Aug-95               0         27,724
Ever Ready Printers.............  San Francisco, CA       Printing                       Feb-95               0         25,092
Executive Computer Services.....  Clearwater, FL          Printing                       Feb-95               0         27,373
Eye Four Color, Inc.............  Marina Del Rey, CA      Printing                       Feb-95               0         47,067
F & F General Corp..............  Brooklyn, NY            Computers                      Aug-95               0         47,752
Fairfield Center................  East Orange, NJ         Manufacturing & Production     Aug-95               0         50,393
Fender Mender, Inc..............  Ft. Lauderdale, FL      Automotive                     Jan-97               0         60,969
Fidelity Printing Corp..........  Saint Petersbur, FL     Printing                       Feb-95               0         33,213
Fidelity Printing Corp..........  Saint Petersbur, FL     Printing                       Feb-95               0         75,061
Field Fresh Foods Inc...........  Inglewood, CA           Restaurant                     Feb-97               0         55,524
Fitch Graphics Ltd..............  New York, NY            Printing                       Feb-95               0         62,674
For Color.......................  Springfield, IL         Printing                       Feb-95               0         25,014
Fordick Corp....................  Lenexa, KS              Manufacturing & Production     Jan-95               0         28,250
Fox Family Printing.............  Las Vegas, NV           Printing                       Feb-95               0        115,553


ORIGINAL LESSEE                   ACQUISITION
OR EQUIPMENT USER                   COST(3)
-----------------                 ------------
Cumberland Farms Inc............  $  3,200,554
Curtin & Pease/Peneco, Inc......        28,549
Custom Black & White............        55,227
D.G.A. Printing, Inc............        25,710
D.S.I. Graphics, Inc............        47,158
David Levey.....................       117,421
David Levey.....................        85,143
Delco Oil, Inc..................       124,673
Developmental Dynamics,Inc......        35,500
Dicon Inc.......................        46,388
Digit Imaging Centers, Inc......       163,080
Diversifax, Inc.................        59,690
DJ's Woodshop...................        33,377
DLD Partners....................        30,875
Doran Printing Co. Inc..........        31,505
Doyle Printing & Offset
  Co., Inc......................       126,596
Draughon Brothers, Inc..........        59,049
Duncan Oil Company, Inc.........       116,421
E. John Schmitz & Sons, Inc.....        32,377
E.R.S. Wash Inc.................        52,487
Eagle Graphics, Inc.............        49,511
Eberle Communications Group.....       119,407
Economy Motels, Inc.............        42,320
Econ-O-Plate, Inc...............        39,520
Econ-O-Plate, Inc...............       316,135
Editran, Inc....................        31,807
Edwards Graphic Arts, Inc.......        38,291
Eka Chemical....................     1,929,459
Electric Pencil.................        37,768
Electro Graphics................        58,499
Electronic Publishing
  Services......................        88,012
Eli's, Inc......................        33,797
Eli's, Inc......................       410,745
Eli's, Inc......................       362,433
Elk Litho Service, Inc..........        35,633
Elmwood Park Physcl Therapy.....        38,614
Enhanced Commnctns..............        50,544
Entrepreneur, Inc...............        43,448
Equinox Travel Inc..............        30,195
Eurocolor Corp..................        27,724
Ever Ready Printers.............        25,092
Executive Computer Services.....        27,373
Eye Four Color, Inc.............        47,067
F & F General Corp..............        47,752
Fairfield Center................        50,393
Fender Mender, Inc..............        60,969
Fidelity Printing Corp..........        33,213
Fidelity Printing Corp..........        75,061
Field Fresh Foods Inc...........        55,524
Fitch Graphics Ltd..............        62,674
For Color.......................        25,014
Fordick Corp....................        28,250
Fox Family Printing.............       115,553

                                    TABLE VI

                                  (UNAUDITED)


ORIGINAL LESSEE                                                                           DATE         TOTAL           CASH
OR EQUIPMENT USER                       LOCATION                  EQUIPMENT            PURCHASED    FINANCING(1)   EXPENDED(2)
-----------------                 ---------------------   --------------------------   ----------   ------------   ------------
Fox Family Printing.............  Las Vegas, NV           Printing                       Feb-95     $         0    $    51,829
France Croissant, Ltd...........  New York, NY            Restaurant                     Oct-96               0         52,450
Frantz Printing
  Service, Inc..................  Dallas, TX              Printing                       Feb-95               0         43,863
Fredco Manufacturer's...........  Mission Viego, CA       Computers                      Apr-94               0         26,079
G & W Enterprises, Inc..........  Sacramento, CA          Printing                       Feb-95               0         81,747
General Computer Corp...........  Twinsburg, OH           Computers                      Aug-95               0         46,784
Gesek's, Inc....................  Glen Burnie, MD         Automotive                     Nov-94               0         27,829
Girardo & Decaro Cardiolo.......  Philadelphia, PA        Medical                        Aug-95               0         31,874
Glenville Family Dental.........  Glenville, NY           Computers                      Aug-95               0         26,209
Global Graphics, Inc............  Elmhurst, IL            Computers                      Feb-95               0         51,499
Global Group, Inc...............  Fort Worth, TX          Printing                       Feb-95               0         33,277
Glory Bound.....................  Nashville, TN           Printing                       Feb-95               0         51,168
Gopher State Litho Corp.........  Minneapolis, MN         Printing                       Feb-95               0         69,910
Graphicomm......................  San Diego, CA           Printing                       Feb-95               0         26,212
Graphics Plus Printing, Inc.....  Cortland, NY            Printing                       Feb-95               0        260,067
Great Impressions, Inc..........  Nashville, TN           Printing                       Feb-95               0         42,082
Greece Central School
  District......................  North Greece, NY        Printing                       Feb-95               0         41,635
Grossmont Medical Center........  La Mesa, CA             Computers                      Aug-95               0         27,239
Guffey Enterprises, Inc.........  Mammoth Lakes, CA       Retail                         Jul-96               0         31,757
H.W. Shepherd & Sons, Inc.......  Richburg, SC            Manufacturing & Production     Dec-96               0         38,812
Hafer Marketing Corp............  Clearwater, FL          Manufacturing & Production     Oct-95               0         47,614
Haig Press, Inc.................  Plainview, NY           Printing                       Feb-95               0         48,906
Haig's Printing.................  Palm Springs, CA        Printing                       Feb-95               0         33,566
Hamco Corp......................  Poughkeepsie, NY        Printing                       Feb-95               0        443,524
Hamco Corp......................  Poughkeepsie, NY        Printing                       Feb-95               0         26,382
Hampton Pediatric Dental........  Southampton, NY         Medical                        Aug-95               0         28,955
Harvard Pinnacle Group..........  Harvard, MA             Manufacturing & Production     Aug-95               0         30,535
Hauppauge Record Manuf..........  Hauppauge, NY           Manufacturing & Production     Nov-96               0         65,759
Healthsmart Inc.................  Ossining, NY            Manufacturing & Production     Aug-95               0         36,202
Heritage Printing & Graphics....  Lexington Park, MD      Printing                       Feb-95               0         62,626
Hodgins Printing Co., Inc.......  Batavia, NY             Printing                       Feb-95               0         36,113
Home Paramount Pest Control
  Co............................  Baltimore, MD           Printing                       Feb-95               0         37,676
Hotopp Associates Limited.......  New York, NY            Computers                      Feb-96               0         58,646
Howard Schwartz Recording.......  New York, NY            Audio Equipment                Aug-95               0         43,608
Howard University...............  Washington, DC          Printing                       Feb-95               0        125,401
HSM Packaging...................  Syracuse, NY            Printing                       Feb-95               0         26,008
Hunt Valley Motor
  Coach, Inc....................  Hunt Valley, MD         Computers                      Mar-95               0         34,977
Ibbetson Enterprises............  Mount Laurel, NJ        Manufacturing & Production     Apr-96               0         56,511
Idom Inc........................  Newark, NJ              Furniture                      Aug-95               0         35,487
Industrial Printing.............  Anaheim, CA             Manufacturing & Production     Feb-95               0         52,197
Ink On Paper Printing Co........  Farmington Hill, MI     Printing                       Feb-95               0         37,979
Inland Color Graphics...........  Corona, CA              Printing                       Feb-95               0        201,733
Inland Color Graphics...........  Corona, CA              Printing                       Feb-95               0         28,353
Inland Printworks...............  Riverside, CA           Printing                       Feb-95               0        110,604
Institute Publishing, Inc.......  Loganville, GA          Printing                       Feb-95               0        227,055
Institute Publishing, Inc.......  Loganville, GA          Printing                       Feb-95               0         27,568
Institutional Laundry
  Services......................  Lakewood, NJ            Manufacturing & Production     Aug-95               0         39,636
Intellisys Technology Corp......  Fairfax, VA             Printing                       Feb-95               0         28,768
Interactive Sites, Inc..........  Phoenix, AZ             Office Equipment.              Nov-96               0         28,701
Inter-Link Investment...........  Visalia, CA             Furniture                      Jun-96               0         55,078
International Circuits &
  Components....................  Anaheim, CA             Computers                      Jul-96               0         59,350
International Software..........  Frederick, MD           Printing                       Feb-95               0         50,695


ORIGINAL LESSEE                   ACQUISITION
OR EQUIPMENT USER                   COST(3)
-----------------                 ------------
Fox Family Printing.............  $     51,829
France Croissant, Ltd...........        52,450
Frantz Printing
  Service, Inc..................        43,863
Fredco Manufacturer's...........        26,079
G & W Enterprises, Inc..........        81,747
General Computer Corp...........        46,784
Gesek's, Inc....................        27,829
Girardo & Decaro Cardiolo.......        31,874
Glenville Family Dental.........        26,209
Global Graphics, Inc............        51,499
Global Group, Inc...............        33,277
Glory Bound.....................        51,168
Gopher State Litho Corp.........        69,910
Graphicomm......................        26,212
Graphics Plus Printing, Inc.....       260,067
Great Impressions, Inc..........        42,082
Greece Central School
  District......................        41,635
Grossmont Medical Center........        27,239
Guffey Enterprises, Inc.........        31,757
H.W. Shepherd & Sons, Inc.......        38,812
Hafer Marketing Corp............        47,614
Haig Press, Inc.................        48,906
Haig's Printing.................        33,566
Hamco Corp......................       443,524
Hamco Corp......................        26,382
Hampton Pediatric Dental........        28,955
Harvard Pinnacle Group..........        30,535
Hauppauge Record Manuf..........        65,759
Healthsmart Inc.................        36,202
Heritage Printing & Graphics....        62,626
Hodgins Printing Co., Inc.......        36,113
Home Paramount Pest Control
  Co............................        37,676
Hotopp Associates Limited.......        58,646
Howard Schwartz Recording.......        43,608
Howard University...............       125,401
HSM Packaging...................        26,008
Hunt Valley Motor
  Coach, Inc....................        34,977
Ibbetson Enterprises............        56,511
Idom Inc........................        35,487
Industrial Printing.............        52,197
Ink On Paper Printing Co........        37,979
Inland Color Graphics...........       201,733
Inland Color Graphics...........        28,353
Inland Printworks...............       110,604
Institute Publishing, Inc.......       227,055
Institute Publishing, Inc.......        27,568
Institutional Laundry
  Services......................        39,636
Intellisys Technology Corp......        28,768
Interactive Sites, Inc..........        28,701
Inter-Link Investment...........        55,078
International Circuits &
  Components....................        59,350
International Software..........        50,695

                                    TABLE VI

                                  (UNAUDITED)

ORIGINAL LESSEE                                                                           DATE         TOTAL          CASH
OR EQUIPMENT USER                       LOCATION                  EQUIPMENT            PURCHASED    FINANCING(1)   EXPENDED(2)
-----------------                 ---------------------   --------------------------   ----------   ------------   ------------
International Software..........  Frederick, MD           Printing                       Feb-95     $         0    $   177,146
International Software..........  Frederick, MD           Printing                       Feb-95               0         42,216
Intersolv, Inc..................  Rockville, MD           Computers                      Dec-94         956,149         99,775
Intersolve, Inc.................  Rockville, MD           Computers                      Mar-95       2,373,543        314,047
Interstate Graphics.............  Dayton, OH              Printing                       Feb-95               0         58,119
IPS Corporation.................  Gardena, CA             Printing                       Feb-95               0         26,606
Isons Kwick Printing Center.....  Winter Park, FL         Printing                       Feb-95               0         36,636
J & B Finishing.................  Tucker, GA              Printing                       Feb-95               0         47,067
J & M Ventures..................  Morgan Hill, CA         Manufacturing & Production     Apr-96               0         54,083
J & M Ventures, Inc.............  Morgan Hill, CA         Manufacturing & Production     Mar-96               0         46,382
J & R Graphics, Inc.............  Hanover, MA             Printing                       Feb-95               0        207,509
J K Strauss, Inc................  Indianapolis, IN        Printing                       Feb-95               0         26,872
J.M. Rosen Corp.................  Petaluma, CA            Retail                         Jul-96               0         50,375
Jaguar Litho, Inc...............  Anaheim, CA             Computers                      Feb-95               0        166,979
Jimmy the Printer...............  Upland, CA              Printing                       Feb-95               0         48,982
John M. Riddle..................  Mendota, CA             Medical                        Feb-96               0         58,295
Joseph Sansevere DMD............  Flemington, NJ          Medical                        Aug-95               0         41,026
JP Graphics & Printing..........  Lake Elsinore, CA       Printing                       Feb-95               0         27,996
JRS Trucking, Inc. & A & J
  Container.....................  Springfld Gdns, NY      Material Handling              Jan-97               0         31,079
K T Press.......................  Orlando, FL             Printing                       Feb-95               0         49,745
K.C. Gutenberg, Inc.............  Phoenix, AZ             Printing                       Feb-95               0        249,944
Kaminer & Thomson, Inc..........  Charlottesville, VA     Printing                       Feb-95               0        122,579
Kandall Fabr. & Supply..........  East Rutherford, NJ     Computers                      Aug-95               0         32,696
Kennel-Aire, Inc................  Plymouth, MN            Fixtures                       Nov-96               0         43,777
Kevin Berg & Assoc., Inc........  Chicago, IL             Office Equipment.              Nov-96               0         57,676
Keystone Custodian Funds........  Boston, MA              Computers                      Mar-95       2,000,558        242,355
Keystone Investment Mgmt Co.....  Boston, MA              Computers                      Sep-95         421,324         49,527
Kilpatrick Graphics.............  Marietta, GA            Manufacturing & Production     Feb-95               0         48,083
Kilpatrick Graphics.............  Marietta, GA            Printing                       Feb-95               0         34,382
Kilpatrick Graphics.............  Marietta, GA            Printing                       Feb-95               0         34,230
Kings Smile Dental & Medical....  Brooklyn, NY            Medical                        Aug-95               0         34,647
Knight's Inc....................  Beebe, AR               Retail                         Oct-95               0        128,694
Knight'S Inc....................  Beebe, AR               Retail                         Jun-95               0        125,141
Kobayashi Electronics Corp......  Long Beach, CA          Furniture                      Jan-97               0         31,584
Kochar/Gurprett MD..............  Ridley Park, PA         Medical                        Aug-95               0         41,546
Kohn, Inc.......................  Owings Mills, MD        Printing                       Feb-95               0         51,178
Kolton/Shimlock & Gruss.........  New York, NY            Medical                        Aug-95               0         29,853
Korobkin & Associates...........  Irvine, CA              Computers                      Feb-95               0         25,614
Kovin Corp., Inc................  San Diego, CA           Printing                       Feb-95               0         26,330
L.A.W. Development Corp.........  N. Miami Beach, FL      Restaurant                     Jul-96               0         36,386
La Grange Printers, Inc.........  La Grange, IL           Printing                       Feb-95               0         36,537
Laberge Printers, Inc...........  Orlando, FL             Printing                       Feb-95               0         27,512
Laguna Graphic Design...........  Irvine, CA              Printing                       Feb-95               0         25,076
Laguna Graphics Arts............  Irvine, CA              Printing                       Feb-95               0         49,380
Lasergraphics Printing..........  Torrance, CA            Printing                       Feb-95               0         45,049
Laws Technology, Inc............  Hickory, NC             Manufacturing & Production     Jul-96               0         46,205
Leavens Awards Co Inc...........  Attleboro, MA           Computers                      Aug-95               0         54,711
Legend Lithograph...............  Van Nuys, CA            Printing                       Feb-95               0         30,884
Lenexa Dental Group Chartered...  Lenexa, KS              Telecommunications             Dec-94               0         35,338
Lettermen Inc...................  Blane, MN               Manufacturing & Production     Sep-95               0         26,525
Limra International Inc.........  Windsor, CT             Computers                      Jan-96         490,477         46,494
Lisa M Mcconnell, Inc...........  San Diego, CA           Printing                       Feb-95               0        104,938


ORIGINAL LESSEE                   ACQUISITION
OR EQUIPMENT USER                   COST(3)
-----------------                 ------------
International Software..........  $    177,146
International Software..........        42,216
Intersolv, Inc..................     1,055,923
Intersolve, Inc.................     2,687,590
Interstate Graphics.............        58,119
IPS Corporation.................        26,606
Isons Kwick Printing Center.....        36,636
J & B Finishing.................        47,067
J & M Ventures..................        54,083
J & M Ventures, Inc.............        46,382
J & R Graphics, Inc.............       207,509
J K Strauss, Inc................        26,872
J.M. Rosen Corp.................        50,375
Jaguar Litho, Inc...............       166,979
Jimmy the Printer...............        48,982
John M. Riddle..................        58,295
Joseph Sansevere DMD............        41,026
JP Graphics & Printing..........        27,996
JRS Trucking, Inc. & A & J
  Container.....................        31,079
K T Press.......................        49,745
K.C. Gutenberg, Inc.............       249,944
Kaminer & Thomson, Inc..........       122,579
Kandall Fabr. & Supply..........        32,696
Kennel-Aire, Inc................        43,777
Kevin Berg & Assoc., Inc........        57,676
Keystone Custodian Funds........     2,242,913
Keystone Investment Mgmt Co.....       470,851
Kilpatrick Graphics.............        48,083
Kilpatrick Graphics.............        34,382
Kilpatrick Graphics.............        34,230
Kings Smile Dental & Medical....        34,647
Knight's Inc....................       128,694
Knight'S Inc....................       125,141
Kobayashi Electronics Corp......        31,584
Kochar/Gurprett MD..............        41,546
Kohn, Inc.......................        51,178
Kolton/Shimlock & Gruss.........        29,853
Korobkin & Associates...........        25,614
Kovin Corp., Inc................        26,330
L.A.W. Development Corp.........        36,386
La Grange Printers, Inc.........        36,537
Laberge Printers, Inc...........        27,512
Laguna Graphic Design...........        25,076
Laguna Graphics Arts............        49,380
Lasergraphics Printing..........        45,049
Laws Technology, Inc............        46,205
Leavens Awards Co Inc...........        54,711
Legend Lithograph...............        30,884
Lenexa Dental Group Chartered...        35,338
Lettermen Inc...................        26,525
Limra International Inc.........       536,971
Lisa M Mcconnell, Inc...........       104,938

                                    TABLE VI

                                  (UNAUDITED)

ORIGINAL LESSEE                                                                           DATE         TOTAL           CASH
OR EQUIPMENT USER                       LOCATION                  EQUIPMENT            PURCHASED    FINANCING(1)   EXPENDED(2)
-----------------                 ---------------------   --------------------------   ----------   ------------   ------------
Litho Impressions, Inc..........  Temple Hills, MD        Printing                       Feb-95     $         0    $   195,078
Litho Legends, Inc..............  Fairfax, VA             Printing                       Feb-95               0         34,845
Lodge Laser Graphics............  Las Vegas, NV           Printing                       Feb-95               0         40,214
Lote Enterprises................  Chicago, IL             Restaurant                     Feb-96               0         30,415
Lotus Productions Inc...........  Atlanta, GA             Video Production               Oct-96               0         43,639
Lowes & Kendis, Inc.............  Tustin, CA              Computers                      Feb-95               0        343,309
M Copiers, Inc..................  San Diego, CA           Printing                       Feb-95               0         58,378
Mac Press Group, Inc............  Hyde Park, MA           Printing                       Feb-95               0        209,961
Main Office Supply..............  Coshocton, OH           Printing                       Feb-95               0         42,963
Manufacturer's Products.........  Warren, MI              Manufacturing & Production     Sep-96               0        258,267
Manufacturers Products Co.......  Warren, MI              Manufacturing & Production     Dec-95               0        846,717
Manufacturers Products Co.......  Warren, MI              Manufacturing & Production     Apr-96               0        218,566
Marick, Inc.....................  Phoenix, AZ             Printing                       Feb-95               0         52,869
Mario G. Loomis MD PC...........  Middletown, NY          Computers                      Aug-95               0         31,252
Mark Levenson MD................  New York, NY            Medical                        Aug-95               0         37,475
Mark Popkin MD..................  Morristown, NJ          Medical                        Aug-95               0         31,076
Marsh Printing, Inc.............  Gainesville, FL         Printing                       Feb-95               0         28,217
Mates Graphics Corp.............  Clifton, NJ             Computers                      Mar-96               0         36,865
Max Loftin's Quality Graphics...  Santa Ana, CA           Printing                       Feb-95               0        326,634
Mazhar Elamir MD................  Jersey City, NJ         Medical                        Aug-95               0         41,805
McK's Tavern dba,
  Claddagh, Inc.................  New Smyrna Bch., FL     Retail                         Feb-97               0         28,212
Mega Mart Inc...................  Astoria, NY             Retail                         Aug-95               0         45,774
Mekong Printing.................  Santa Ana, CA           Printing                       Feb-95               0        137,276
Mekong Printing.................  Santa Ana, CA           Printing                       Feb-95               0         65,238
Mel Printing Co., Inc...........  Melvindale, MI          Printing                       Feb-95               0         36,206
Melco Group, Inc................  Fishers, IN             Printing                       Feb-95               0         36,193
Meldrum Associates, Inc.........  Sommersville, NJ        Computers                      Jul-96               0         29,419
Merlin Group....................  Colorado Spring, CO     Fixtures                       Jul-96               0         44,404
Met Food Dba, JCA Food Corp.....  Jamaica, NY             Fixtures                       Jan-97               0         51,937
Metro Graphics, Inc.............  Orlando, FL             Printing                       Feb-95               0         52,588
Michael Gershanok DDS...........  Scarsdale, NY           Medical                        Aug-95               0         27,174
Microtrek Enterprises Inc.......  New York, NY            Telecommunications             Jun-95               0         44,888
Millflow Spice Corp.............  Lindenhurst, NY         Manufacturing & Production     Aug-95               0         29,345
Miltburne Drug Co...............  Melrose Park, IL        Retail                         Aug-95               0         33,425
Mini-Maid Systems, Inc..........  Coeur D Alene, ID       Printing                       Feb-95               0        289,781
Mise En Place Inc...............  Tampa, FL               Computers                      Mar-96               0         27,086
Mixed Media Dba, Martin
  Bamanian......................  Glendale, CA            Printing                       Feb-97               0         36,547
Modern Age Business Forms.......  Phoenix, AZ             Manufacturing & Production     Feb-95               0         52,456
Mohammed Jawed..................  Garland, TX             Manufacturing & Production     Jun-95               0         31,828
Monabeth'S, Inc.................  Bluefield, WV           Restaurant                     Nov-98               0         27,916
Monitor, Co.....................  Cambridge, MA           Computers                      Jun-95         779,370         58,517
Moon & Stars Specialty Foods....  Los Angeles, CA         Restaurant                     Jun-95               0         28,043
Morgan's Creative Restaurant....  Beachwood, OH           Restaurant                     Jun-95               0        138,653
Morris Lithostrippers...........  Anaheim, CA             Printing                       Feb-95               0         30,619
Moss Beach Distillery...........  Moss Beach, CA          Restaurant                     Oct-96               0         50,757
Multi-Image Graphics, Inc.......  Buffalo, NY             Manufacturing & Production     Feb-95               0        115,349
My Own Printing Co..............  Anaheim, CA             Printing                       Feb-95               0         27,654
N.Y.C.B. Enterprises,Inc........  Parsipanny, NJ          Restaurant                     Oct-96               0         32,948
Nanda D'Aleo DDS................  Inwood, NY              Medical                        Aug-95               0         34,230
Nassau County Eye Associcates...  Garden City, NY         Medical                        Aug-95               0         29,907
National Wire Alloy, Inc........  Fountain Inn, SC        Manufacturing & Production     Nov-94               0         33,180
Nationwide Business Systems.....  Norcross, GA            Printing                       Feb-95               0         29,922


ORIGINAL LESSEE                   ACQUISITION
OR EQUIPMENT USER                   COST(3)
-----------------                 ------------
Litho Impressions, Inc..........  $    195,078
Litho Legends, Inc..............        34,845
Lodge Laser Graphics............        40,214
Lote Enterprises................        30,415
Lotus Productions Inc...........        43,639
Lowes & Kendis, Inc.............       343,309
M Copiers, Inc..................        58,378
Mac Press Group, Inc............       209,961
Main Office Supply..............        42,963
Manufacturer's Products.........       258,267
Manufacturers Products Co.......       846,717
Manufacturers Products Co.......       218,566
Marick, Inc.....................        52,869
Mario G. Loomis MD PC...........        31,252
Mark Levenson MD................        37,475
Mark Popkin MD..................        31,076
Marsh Printing, Inc.............        28,217
Mates Graphics Corp.............        36,865
Max Loftin's Quality Graphics...       326,634
Mazhar Elamir MD................        41,805
McK's Tavern dba,
  Claddagh, Inc.................        28,212
Mega Mart Inc...................        45,774
Mekong Printing.................       137,276
Mekong Printing.................        65,238
Mel Printing Co., Inc...........        36,206
Melco Group, Inc................        36,193
Meldrum Associates, Inc.........        29,419
Merlin Group....................        44,404
Met Food Dba, JCA Food Corp.....        51,937
Metro Graphics, Inc.............        52,588
Michael Gershanok DDS...........        27,174
Microtrek Enterprises Inc.......        44,888
Millflow Spice Corp.............        29,345
Miltburne Drug Co...............        33,425
Mini-Maid Systems, Inc..........       289,781
Mise En Place Inc...............        27,086
Mixed Media Dba, Martin
  Bamanian......................        36,547
Modern Age Business Forms.......        52,456
Mohammed Jawed..................        31,828
Monabeth'S, Inc.................        27,916
Monitor, Co.....................       837,887
Moon & Stars Specialty Foods....        28,043
Morgan's Creative Restaurant....       138,653
Morris Lithostrippers...........        30,619
Moss Beach Distillery...........        50,757
Multi-Image Graphics, Inc.......       115,349
My Own Printing Co..............        27,654
N.Y.C.B. Enterprises,Inc........        32,948
Nanda D'Aleo DDS................        34,230
Nassau County Eye Associcates...        29,907
National Wire Alloy, Inc........        33,180
Nationwide Business Systems.....        29,922

                                    TABLE VI

                                  (UNAUDITED)

ORIGINAL LESSEE                                                                           DATE         TOTAL           CASH
OR EQUIPMENT USER                       LOCATION                  EQUIPMENT            PURCHASED    FINANCING(1)   EXPENDED(2)
-----------------                 ---------------------   --------------------------   ----------   ------------   ------------
Needleworks Inc.................  Millersburg, PA         Manufacturing & Production     Aug-95     $         0    $    48,740
Nehoc Enterprises...............  Coral Springs, FL       Manufacturing & Production     Jul-96               0         53,029
Network Circuit Technologies....  Redmond, WA             Manufacturing & Production     Nov-95               0         93,598
Network Printing, Inc...........  Gaithersburg, MD        Manufacturing & Production     Feb-95               0         39,297
News World
  Communications, Inc...........  Washington, DC          Manufacturing & Production     Feb-95               0        204,921
Newscape Technology.............  Seattle, WA             Computers                      Jul-96               0         61,213
NFA Corp........................  Chestnut Hill, MA       Manufacturing & Production     Jan-96       2,251,872        260,524
Niehaus Ryan Group..............  S.San Francisco, CA     Furniture                      Oct-96               0         50,255
Nix Printing....................  Columbus, GA            Printing                       Feb-95               0         41,675
No Anchovies Italian
  Restaurant....................  Palm Beach, FL          Restaurant                     Mar-95               0        205,485
Norman Smith MD.................  Florham Park, NJ        Computers                      Aug-95               0         30,802
Nyt Video News International....  Conshohocken, PA        Manufacturing & Production     Aug-95               0         25,421
Oakdale Printing................  Pleasant Ridge, MI      Printing                       Feb-95               0         40,176
Occupational & Hand Therapy.....  Orland Park, IL         Manufacturing & Production     Aug-95               0         26,237
Ocean Medical Group PC..........  Brooklyn, NY            Medical                        Aug-95               0         26,111
Ohio Clinic For Aesthetic C/O...  Westlake, OH            Medical                        Aug-95               0         30,250
Old Dominion Freight Line.......  Highpoint, NC           Manufacturing & Production     Mar-95         402,443         42,460
Omni Printing, Inc..............  Clearwater, FL          Printing                       Feb-95               0        141,345
Onfopower Internat'L.,Inc.......  Heathrow, FL            Furniture                      Oct-96               0         52,450
Open Development Corp...........  Norwood, MA             Computers                      Apr-96               0         55,125
Open Development Corp...........  Norwood, MA             Computers                      Jun-96               0         53,303
Orange County Nameplate
  Co., Inc......................  Santa Fe Spring, CA     Printing                       Feb-95               0         35,942
Orthodontics For Children.......  Haddonfield, NJ         Medical                        Aug-95               0         27,807
Output..........................  San Francisco, CA       Printing                       Feb-95               0         36,829
Ozark Printing, Inc.............  Ozark, MO               Printing                       Feb-95               0         61,954
Pacific Bagel Partners, L.P.....  Rancho Snta Mar, CA     Restaurant                     Jan-97               0        304,273
Pacific Equity Services.........  Vancouver, WA           Computers                      Jul-96               0         50,127
Pacific Homes...................  Woodland Hills, CA      Telecommunications             Mar-96               0         31,272
Pacific Homes...................  Woodland Hills, CA      Telecommunications             Apr-96               0         32,562
Pacific West Litho, Inc.........  Anaheim, CA             Printing                       Feb-95               0        118,017
Palm Print, Inc.................  West Palm Beach, FL     Printing                       Feb-95               0         27,921
Patricia L. Johnson DMD.........  Philadelphia, PA        Medical                        Aug-95               0         32,381
Peninsula Blueprint, Inc........  Mountain View, CA       Computers                      Mar-96               0         31,270
Peninsula Printing
  Corporation...................  Newport News, VA        Printing                       Feb-95               0         37,967
People'S Value
  Services, Inc.................  West Orange, NJ         Fixtures                       Jan-97               0         25,461
Performance Press, Inc..........  Orlando, FL             Printing                       Feb-95               0         67,956
Portland General Electric.......  Portland, OR            Material Hndlng                Dec-98               0      3,801,108
Phillips Productions, Inc.......  Dallas, TX              Video Production               Jun-94               0         82,844
Phoenix Manufacturers Inc.......  Mcallen, TX             Manufacturing & Production     Aug-95               0         27,816
Photo Finish....................  Las Vegas, NV           Manufacturing & Production     Aug-95               0         26,758
Pioneer Press, Inc..............  Rockville, MD           Printing                       Feb-95               0         49,752
Platinum Communications Inc.....  Dallas, TX              Computers                      Feb-96               0         37,781
Ponte Vedra Printing, Inc.......  Ponte Vedra Bea, FL     Printing                       Feb-95               0         43,480
Popcorn Press, Inc..............  Troy, MI                Printing                       Feb-95               0        150,780
Post Modern Edit, Inc...........  Santa Ana, CA           Video Production               Jan-97               0         37,456
Potomac Press, Inc..............  Sterling, VA            Printing                       Feb-95               0         40,861
Precision Converter.............  Oxford, PA              Printing                       Feb-95               0         51,328
Precision Graphics..............  Amherst, NY             Printing                       Feb-95               0         36,038
Precision Pallets & Lumber......  Addison, PA             Manufacturing & Production     Aug-95               0         33,215
Precision Pre Press, Inc........  Burke, VA               Printing                       Feb-95               0         61,335
Press Express, Inc..............  Hanover, MD             Printing                       Feb-95               0         35,157
Prestige Graphics, Inc..........  New Berlin, WI          Printing                       Feb-95               0        135,363


ORIGINAL LESSEE                   ACQUISITION
OR EQUIPMENT USER                   COST(3)
-----------------                 ------------
Needleworks Inc.................  $     48,740
Nehoc Enterprises...............        53,029
Network Circuit Technologies....        93,598
Network Printing, Inc...........        39,297
News World
  Communications, Inc...........       204,921
Newscape Technology.............        61,213
NFA Corp........................     2,512,396
Niehaus Ryan Group..............        50,255
Nix Printing....................        41,675
No Anchovies Italian
  Restaurant....................       205,485
Norman Smith MD.................        30,802
Nyt Video News International....        25,421
Oakdale Printing................        40,176
Occupational & Hand Therapy.....        26,237
Ocean Medical Group PC..........        26,111
Ohio Clinic For Aesthetic C/O...        30,250
Old Dominion Freight Line.......       444,903
Omni Printing, Inc..............       141,345
Onfopower Internat'L.,Inc.......        52,450
Open Development Corp...........        55,125
Open Development Corp...........        53,303
Orange County Nameplate
  Co., Inc......................        35,942
Orthodontics For Children.......        27,807
Output..........................        36,829
Ozark Printing, Inc.............        61,954
Pacific Bagel Partners, L.P.....       304,273
Pacific Equity Services.........        50,127
Pacific Homes...................        31,272
Pacific Homes...................        32,562
Pacific West Litho, Inc.........       118,017
Palm Print, Inc.................        27,921
Patricia L. Johnson DMD.........        32,381
Peninsula Blueprint, Inc........        31,270
Peninsula Printing
  Corporation...................        37,967
People'S Value
  Services, Inc.................        25,461
Performance Press, Inc..........        67,956
Portland General Electric.......     3,801,108
Phillips Productions, Inc.......        82,844
Phoenix Manufacturers Inc.......        27,816
Photo Finish....................        26,758
Pioneer Press, Inc..............        49,752
Platinum Communications Inc.....        37,781
Ponte Vedra Printing, Inc.......        43,480
Popcorn Press, Inc..............       150,780
Post Modern Edit, Inc...........        37,456
Potomac Press, Inc..............        40,861
Precision Converter.............        51,328
Precision Graphics..............        36,038
Precision Pallets & Lumber......        33,215
Precision Pre Press, Inc........        61,335
Press Express, Inc..............        35,157
Prestige Graphics, Inc..........       135,363

                                    TABLE VI

                                  (UNAUDITED)

ORIGINAL LESSEE                                                                           DATE         TOTAL           CASH
OR EQUIPMENT USER                       LOCATION                  EQUIPMENT            PURCHASED    FINANCING(1)   EXPENDED(2)
-----------------                 ---------------------   --------------------------   ----------   ------------   ------------
Prestige Graphics, Inc..........  Las Vegas, NV           Printing                       Feb-95     $         0    $    40,349
Prestige Graphics, Inc..........  New Berlin, WI          Printing                       Feb-95               0         29,542
Primary Color Systems
  Corporation...................  Irvine, CA              Printing                       Feb-95               0         58,058
Prime Mover.....................  Irvine, CA              Printing                       Feb-95               0         33,823
Print Perfect, Inc..............  Batavia, IL             Printing                       Feb-95               0         63,112
Print Rite Printing &
  Graphics......................  San Diego, CA           Printing                       Feb-95               0         25,416
Printastic, Inc.................  Carlsbad, CA            Printing                       Feb-95               0         75,619
Printing By Rodney..............  Campbell, CA            Printing                       Feb-95               0         86,395
Printing Gallery................  Florence, KY            Printing                       Feb-95               0         77,448
Printing Impressions, Inc.......  Pompano Beach, FL       Printing                       Feb-95               0         31,980
Prism Printing & Design.........  Warren, NJ              Printing                       Aug-95               0         35,752
Professional Litho Art, Inc.....  Minneapolis, MN         Printing                       Feb-95               0        111,430
Professional Packaging..........  Fairfield, NJ           Manufacturing & Production     Aug-95               0         28,250
Prospect Park Press, Inc........  West Chesterfie, NH     Printing                       Feb-95               0        106,705
Proteus Typography, Inc.........  Palo Alto, CA           Printing                       Feb-95               0         94,788
Prout/Ross Dds Inc..............  Tarzana, CA             Medical                        Aug-95               0         28,304
PRW Holding Corporation.........  Greenwich, CT           Retail                         Apr-94               0         27,050
Psinet Inc......................  Herndon, VA             Telecommunications             Aug-95               0      1,626,078
Quality House Envelope..........  Grants Pass, OR         Printing                       Feb-95               0         37,306
Quality Printing
  Services, Inc.................  Athens, TN              Printing                       Feb-95               0         83,981
Quick Print & Bindery of
  Florida.......................  Tallahassee, FL         Printing                       Feb-95               0        100,769
R Martin Printing &
  Design, Inc...................  Costa Mesa, CA          Printing                       Feb-95               0         34,916
Racing Technology Corp..........  Milwaukee, WI           Video Production               Nov-96               0         53,819
Rainbow Printing, Inc...........  Marietta, GA            Printing                       Feb-95               0        240,561
Rainbow Printing, Inc...........  Marietta, GA            Printing                       Feb-95               0         29,592
Rainbow Property Mgt............  West Orange, NJ         Computers                      Aug-96               0         33,658
Raymond Access Limited..........  Mansfield, UK           Construction                   Aug-98         560,462        142,269
Reading Cleaner & Tailoring
  In............................  Reading, MA             Manufacturing & Production     Jun-95               0         43,243
Rehabilitation Associates.......  Utica, NY               Manufacturing & Production     Aug-95               0         37,152
Reliance Graphics, Inc..........  Marietta, GA            Printing                       Feb-95               0         56,332
River Valley Family Medical.....  Barryville, NY          Manufacturing & Production     Aug-95               0         45,114
Rmh Sales & Marketing...........  Wynnewood, PA           Manufacturing & Production     Aug-95               0         28,478
Robertshaw Controls Co..........  New Stanton, PA         Manufacturing & Production     Oct-95          49,806          5,904
Robertshaw Controls Co..........  Kittery, ME             Manufacturing & Production     Oct-95         114,190         14,239
Roc Communities, Inc............  Ellenton, FL            Manufacturing & Production     Aug-96               0         63,149
Rose Casual Dining Inc..........  Newtown, PA             Restaurant                     Sep-95               0        268,961
Royal Business Group, Inc.......  Oceanside, CA           Printing                       Feb-95               0        393,783
Royal Press of Central
  Florida.......................  Longwood, FL            Printing                       Feb-95               0         44,349
RPM Color Graphics..............  San Diego, CA           Printing                       Feb-95               0         67,066
RSE, Inc........................  Bakersfield, CA         Printing                       Feb-95               0        184,184
Ryden, Inc......................  Austin, TX              Printing                       Feb-95               0        111,669
Santoro Printing................  North Hollywood, CA     Printing                       Feb-95               0         28,846
Satterwhite Printing
  Co., Inc......................  Richmond, VA            Manufacturing & Production     Feb-95               0         41,603
Scannercraft, Inc...............  Salt Lake City, UT      Computers                      Feb-95               0         98,903
Schmidt-Fletcher Medical........  Newton, NJ              Medical                        Aug-95               0         31,209
Schonfeld Securities, Inc.......  Jericho, NY             Furniture                      Dec-94               0        362,371
Sciandra Enterprises, Inc.......  Jacksonville, FL        Printing                       Feb-95               0         33,110
Scores International, Inc.......  Boston, MA              Audio                          Feb-97               0         25,206
Scott E. Newman MD PC...........  Yonkers, NY             Medical                        Aug-95               0         28,054
Scott-Merriman, Inc.............  Dallas, TX              Printing                       Feb-95               0         35,583
Sentinel Printing Co., Inc......  Saint Cloud, MN         Printing                       Feb-95               0         45,234
Shasta Graphics, Inc............  El Toro, CA             Printing                       Feb-95               0         35,003
Shasta Graphics, Inc............  El Toro, CA             Printing                       Feb-95               0        189,656


ORIGINAL LESSEE                   ACQUISITION
OR EQUIPMENT USER                   COST(3)
-----------------                 ------------
Prestige Graphics, Inc..........  $     40,349
Prestige Graphics, Inc..........        29,542
Primary Color Systems
  Corporation...................        58,058
Prime Mover.....................        33,823
Print Perfect, Inc..............        63,112
Print Rite Printing &
  Graphics......................        25,416
Printastic, Inc.................        75,619
Printing By Rodney..............        86,395
Printing Gallery................        77,448
Printing Impressions, Inc.......        31,980
Prism Printing & Design.........        35,752
Professional Litho Art, Inc.....       111,430
Professional Packaging..........        28,250
Prospect Park Press, Inc........       106,705
Proteus Typography, Inc.........        94,788
Prout/Ross Dds Inc..............        28,304
PRW Holding Corporation.........        27,050
Psinet Inc......................     1,626,078
Quality House Envelope..........        37,306
Quality Printing
  Services, Inc.................        83,981
Quick Print & Bindery of
  Florida.......................       100,769
R Martin Printing &
  Design, Inc...................        34,916
Racing Technology Corp..........        53,819
Rainbow Printing, Inc...........       240,561
Rainbow Printing, Inc...........        29,592
Rainbow Property Mgt............        33,658
Raymond Access Limited..........       702,731
Reading Cleaner & Tailoring
  In............................        43,243
Rehabilitation Associates.......        37,152
Reliance Graphics, Inc..........        56,332
River Valley Family Medical.....        45,114
Rmh Sales & Marketing...........        28,478
Robertshaw Controls Co..........        55,711
Robertshaw Controls Co..........       128,428
Roc Communities, Inc............        63,149
Rose Casual Dining Inc..........       268,961
Royal Business Group, Inc.......       393,783
Royal Press of Central
  Florida.......................        44,349
RPM Color Graphics..............        67,066
RSE, Inc........................       184,184
Ryden, Inc......................       111,669
Santoro Printing................        28,846
Satterwhite Printing
  Co., Inc......................        41,603
Scannercraft, Inc...............        98,903
Schmidt-Fletcher Medical........        31,209
Schonfeld Securities, Inc.......       362,371
Sciandra Enterprises, Inc.......        33,110
Scores International, Inc.......        25,206
Scott E. Newman MD PC...........        28,054
Scott-Merriman, Inc.............        35,583
Sentinel Printing Co., Inc......        45,234
Shasta Graphics, Inc............        35,003
Shasta Graphics, Inc............       189,656

                                    TABLE VI

                                  (UNAUDITED)

ORIGINAL LESSEE                                                                           DATE         TOTAL           CASH
OR EQUIPMENT USER                       LOCATION                  EQUIPMENT            PURCHASED    FINANCING(1)   EXPENDED(2)
-----------------                 ---------------------   --------------------------   ----------   ------------   ------------
Shriji Corp.....................  Gallup, NM              Furniture                      Mar-94     $         0    $   138,094
Siebe North Inc.................  Rockford, IL            Manufacturing & Production     Sep-95         242,278         23,016
Siebe North Inc.................  Cranston, RI            Manufacturing & Production     Sep-95         151,257         14,561
Simon/Drabkin & Margulies.......  New York, NY            Computers                      Aug-95               0         26,705
Sir Speedy Printing.............  Canoga Park, CA         Printing                       Feb-95               0         35,056
Smith Lithographic
  Arts, Inc.....................  Tustin, CA              Printing                       Feb-95               0        146,438
Smithkline Beecham Clinical
  Labs, Inc.....................  Collegeville, PA        Telecommunications             Jun-97               0         78,627
Snewo Graphics, Inc.............  Tempe, AZ               Printing                       Feb-95               0         41,548
So. Island Medical Associates...  Far Rockaway, NY        Medical                        Aug-95               0         26,955
Somers Leasing Corp.............  Somers, NY              Medical                        Feb-97               0         25,817
Sound Chamber Records...........  N. Hollywood, CA        Audio                          Jan-97               0         39,986
Spc Semaan Printing
  Co., Inc......................  Placentia, CA           Printing                       Feb-95               0         57,450
Spectrum Graphics...............  Roswell, GA             Printing                       Feb-95               0         26,888
Spectrum Press, Inc.............  Richmond, VA            Manufacturing & Production     Feb-95               0         25,090
Spectrum Press, Inc.............  Richmond, VA            Manufacturing & Production     Feb-95               0         72,886
Spectrum Press, Inc.............  Richmond, VA            Printing                       Feb-95               0         32,051
Spectrum Press, Inc.............  Richmond, VA            Printing                       Feb-95               0         28,300
Spectrum Press, Inc.............  Richmond, VA            Printing                       Feb-95               0         48,353
Spectrum Press, Inc.............  Richmond, VA            Printing                       Feb-95               0         98,636
Speedy Bindery, Inc.............  San Diego, CA           Printing                       Feb-95               0         32,003
Speedy Bindery, Inc.............  San Diego, CA           Printing                       Feb-95               0        150,175
Spindler/Andre & Bellovin.......  Bayside, NY             Medical                        Aug-95               0         31,398
St. Bernard R.C. Church.........  Levittown, NY           Manufacturing & Production     Aug-95               0         36,862
St. George Quality Car
  Wash, Inc.....................  St.George, UT           Manufacturing & Production     Feb-97               0         25,380
St. Joseph's University.........  Philadelphia, PA        Manufacturing & Production     Feb-95               0         38,535
St. Mary's Children.............  Syosset, NY             Computers                      Jun-94               0         42,682
St. Mary's Children.............  Syosett, NY             Computers                      Dec-94               0         91,213
Staines, Inc....................  Somerdale, NJ           Printing                       Feb-95               0         25,209
Standard-Hart Printing
  Co., Inc......................  Topeka, KS              Manufacturing & Production     Feb-95               0        233,870
Starr Printing Co...............  Casselberry, FL         Printing                       Feb-95               0         25,970
Staunton-Chow Engineers.........  Jersey City, NJ         Furniture                      Oct-96               0         52,752
Sterling Litho..................  Placentia, CA           Printing                       Feb-95               0        153,287
Stinnett Printing...............  Maryville, TN           Printing                       Feb-95               0         26,032
Strube Packing Co...............  Rowena, TX              Restaurant                     Jul-96               0         34,204
Sun Photo.......................  Morehead City, NC       Printing                       Feb-95               0         48,400
Supreme Printing Co.............  Dallas, TX              Printing                       Feb-95               0        204,496
Swell Printing..................  Irvine, CA              Printing                       Feb-95               0        191,289
T W Recreational
  Services, Inc.................  Yellowstone Nat, WY     Printing                       Feb-95               0         34,014
T.B.G. of Flushing, Inc.........  Whitestone, NY          Restaurant                     Nov-94               0        309,000
Takahiro Kono, Inc..............  Honolulu, HI            Printing                       Feb-95               0         29,220
Tani Farms, Inc.................  Santa Maria, CA         Manufacturing & Production     Oct-96               0         55,551
Taufig Ahmed....................  Ft. Worth, TX           Manufacturing & Production     Apr-95               0         27,720
TBJ Graphic Arts
  Supply, Inc...................  Coventry, RI            Computers                      Feb-95               0         29,602
Technical Graphics Services.....  Severna Park, MD        Manufacturing & Production     Feb-95               0         38,390
Technographics..................  Pontiac, MI             Printing                       Feb-95               0         89,093
Teleproduction Systems..........  Santa Monica, CA        Video Production               Nov-98               0         49,592
Tendler Printing, Inc...........  Mableton, GA            Printing                       Feb-95               0        104,956
Terrapin Cleaners, Inc..........  Ft. Lauderdale, FL      Manufacturing & Production     Sep-94               0         27,001
Terry W. Slaughter DDS..........  Salinas, CA             Computers                      Aug-95               0         40,120
Terry'S Autobody & Paint........  Oceanside, CA           Computers                      Aug-95               0         27,953
Texas Utilities
  Services Inc..................  Dallas, TX              Telecommunications             Mar-97               0         46,349
Texas Utilities
  Services Inc..................  Dallas, TX              Telecommunications             Mar-97         186,715         31,830


ORIGINAL LESSEE                   ACQUISITION
OR EQUIPMENT USER                   COST(3)
-----------------                 ------------
Shriji Corp.....................  $    138,094
Siebe North Inc.................       265,294
Siebe North Inc.................       165,818
Simon/Drabkin & Margulies.......        26,705
Sir Speedy Printing.............        35,056
Smith Lithographic
  Arts, Inc.....................       146,438
Smithkline Beecham Clinical
  Labs, Inc.....................        78,627
Snewo Graphics, Inc.............        41,548
So. Island Medical Associates...        26,955
Somers Leasing Corp.............        25,817
Sound Chamber Records...........        39,986
Spc Semaan Printing
  Co., Inc......................        57,450
Spectrum Graphics...............        26,888
Spectrum Press, Inc.............        25,090
Spectrum Press, Inc.............        72,886
Spectrum Press, Inc.............        32,051
Spectrum Press, Inc.............        28,300
Spectrum Press, Inc.............        48,353
Spectrum Press, Inc.............        98,636
Speedy Bindery, Inc.............        32,003
Speedy Bindery, Inc.............       150,175
Spindler/Andre & Bellovin.......        31,398
St. Bernard R.C. Church.........        36,862
St. George Quality Car
  Wash, Inc.....................        25,380
St. Joseph's University.........        38,535
St. Mary's Children.............        42,682
St. Mary's Children.............        91,213
Staines, Inc....................        25,209
Standard-Hart Printing
  Co., Inc......................       233,870
Starr Printing Co...............        25,970
Staunton-Chow Engineers.........        52,752
Sterling Litho..................       153,287
Stinnett Printing...............        26,032
Strube Packing Co...............        34,204
Sun Photo.......................        48,400
Supreme Printing Co.............       204,496
Swell Printing..................       191,289
T W Recreational
  Services, Inc.................        34,014
T.B.G. of Flushing, Inc.........       309,000
Takahiro Kono, Inc..............        29,220
Tani Farms, Inc.................        55,551
Taufig Ahmed....................        27,720
TBJ Graphic Arts
  Supply, Inc...................        29,602
Technical Graphics Services.....        38,390
Technographics..................        89,093
Teleproduction Systems..........        49,592
Tendler Printing, Inc...........       104,956
Terrapin Cleaners, Inc..........        27,001
Terry W. Slaughter DDS..........        40,120
Terry'S Autobody & Paint........        27,953
Texas Utilities
  Services Inc..................        46,349
Texas Utilities
  Services Inc..................       218,545

                                    TABLE VI

                                  (UNAUDITED)

ORIGINAL LESSEE                                                                           DATE         TOTAL           CASH
OR EQUIPMENT USER                       LOCATION                  EQUIPMENT            PURCHASED    FINANCING(1)   EXPENDED(2)
-----------------                 ---------------------   --------------------------   ----------   ------------   ------------
Texas Utilities
  Services, Inc.................  Dallas, TX              Telecommunications             Dec-97     $         0    $   139,209
Tex-World, Inc..................  Marietta, GA            Manufacturing & Production     Oct-96               0         50,287
The Art Department of Rome......  Rome, GA                Printing                       Feb-95               0         30,291
The Automobile Club of
  Missouri......................  Saint Louis, MO         Manufacturing & Production     Feb-95               0        113,154
The Bagel Peddler Inc...........  Tallahassee, FL         Restaurant                     Nov-95               0         42,669
The Barton-Gillet Co., Inc......  Baltimore, MD           Computers                      Feb-95               0         36,207
The Big Room....................  Irvine, CA              Printing                       Feb-95               0        124,780
The Elson Sudi Corporation......  Pittsburgh, PA          Printing                       Feb-95               0         25,669
The Fisher Co...................  Grand Rapids, MI        Printing                       Feb-95               0         25,456
The Fisher Co...................  Grand Rapids, MI        Printing                       Feb-95               0         96,944
The Foxboro Company.............  Foxboro, MA             Computers                      Mar-95       2,719,251        344,980
The Foxboro Company.............  Foxboro, MA             Computers                      Jun-95       1,226,129         88,589
The Foxboro Company.............  Foxboro, MA             Manufacturing & Production     Dec-94       2,208,437        318,179
The George Group Inc............  Dallas, TX              Audio Equipment                Feb-96               0         47,167
The Grand Union Company.........  Wayne, NJ               Retail                         Mar-94               0        285,267
The Monitor Company.............  Cambridge, MA           Computers                      Mar-95       2,436,477        196,773
The Print Shop..................  Orlando, FL             Printing                       Feb-95               0         42,838
The Print Shop..................  Orlando, FL             Printing                       Feb-95               0         44,990
The Printery....................  Greensboro, NC          Printing                       Feb-95               0         30,954
The Printing Gallery............  Florence, KY            Printing                       Feb-95               0         39,198
The Printing Standard Corp......  Kennesaw, GA            Printing                       Feb-95               0         36,554
The Printmaker Ltd..............  Santa Fe, NM            Manufacturing & Production     Feb-95               0         37,174
The Proceres Companies, Inc.....  Savage, MD              Construction                   Nov-94               0         32,848
The West Company................  Lionville, PA           Manufacturing & Production     Mar-95         754,335        100,354
The World & News
  Communications................  Washington, DC          Computers                      Feb-95               0        107,248
Thorpe Printing
  Services, Inc.................  Marysville, MI          Printing                       Feb-95               0        499,345
Thunder Audio Inc...............  Lincoln Park, MI        Audio Equipment                Jan-96               0         61,281
Thunderbird Press...............  Titusville, FL          Printing                       Feb-95               0         90,708
TJ Printing, Inc................  New Berlin, WI          Printing                       Feb-95               0         40,678
TLC Printing & Copying
  Co., Inc......................  Metairie, LA            Printing                       Feb-95               0         50,498
Tollgate Laundry Ctr............  Groton, CT              Manufacturing & Production     Aug-96               0         43,057
Tomken Die Cutting, Inc.........  Opa Locka, FL           Printing                       Feb-95               0         47,916
Trade Bindery, Inc..............  Fort Lauderdale, FL     Manufacturing & Production     Feb-95               0         26,310
Trade Bindery, Inc..............  Fort Lauderdale, FL     Printing                       Feb-95               0         39,030
Truck Toys, Inc.................  Sedro Wooley, WA        Automotive                     Jul-96               0         34,777
Turning Point Rock, Llc Dba.....  Denver, CO              Manufacturing & Production     Nov-98               0         45,997
Twin Rivers Printing............  Madison, NC             Manufacturing & Production     Feb-95               0         45,105
Typography Plus, Inc............  Dania, FL               Printing                       Feb-95               0         38,994
Ultrasound Health Systems.......  Brooklyn, NY            Medical                        Aug-95               0         29,194
Ultrasound Hlth.Sys Inc.........  Brooklyn, NY            Medical                        Oct-96               0         48,823
United Consumers Club...........  San Diego, CA           Telecommunications             Jan-97               0         37,437
Universal Press Ltd.............  San Clemente, CA        Printing                       Feb-95               0         34,585
Universal Press Ltd.............  San Clemente, CA        Printing                       Feb-95               0         30,290
University Residential..........  Bridgeport, CT          Furniture                      Jun-96               0         58,986
Unlimited Design
  Resources, Inc................  Lawrenceville, GA       Manufacturing & Production     Jan-97               0         42,362
US Exterior Distributors........  Phoenix, AZ             Telecommunications             Apr-96               0         33,478
U-Save Auto Rental of America...  Hanover, MD             Printing                       Feb-95               0         38,371
V I P Printing, Inc.............  Hauppauge, NY           Printing                       Feb-95               0         44,860
Versatype, Inc..................  Long Beach, CA          Printing                       Feb-95               0         39,883
Video Plaza.....................  Milford, CT             Furniture                      Mar-95               0         29,923
Viking Bakery dba, BCR Viking
  Bake Shop.....................  Denville, NJ            Restaurant                     Jan-97               0         27,938


ORIGINAL LESSEE                   ACQUISITION
OR EQUIPMENT USER                   COST(3)
-----------------                 ------------
Texas Utilities
  Services, Inc.................  $    139,209
Tex-World, Inc..................        50,287
The Art Department of Rome......        30,291
The Automobile Club of
  Missouri......................       113,154
The Bagel Peddler Inc...........        42,669
The Barton-Gillet Co., Inc......        36,207
The Big Room....................       124,780
The Elson Sudi Corporation......        25,669
The Fisher Co...................        25,456
The Fisher Co...................        96,944
The Foxboro Company.............     3,064,231
The Foxboro Company.............     1,314,718
The Foxboro Company.............     2,526,616
The George Group Inc............        47,167
The Grand Union Company.........       285,267
The Monitor Company.............     2,633,250
The Print Shop..................        42,838
The Print Shop..................        44,990
The Printery....................        30,954
The Printing Gallery............        39,198
The Printing Standard Corp......        36,554
The Printmaker Ltd..............        37,174
The Proceres Companies, Inc.....        32,848
The West Company................       854,689
The World & News
  Communications................       107,248
Thorpe Printing
  Services, Inc.................       499,345
Thunder Audio Inc...............        61,281
Thunderbird Press...............        90,708
TJ Printing, Inc................        40,678
TLC Printing & Copying
  Co., Inc......................        50,498
Tollgate Laundry Ctr............        43,057
Tomken Die Cutting, Inc.........        47,916
Trade Bindery, Inc..............        26,310
Trade Bindery, Inc..............        39,030
Truck Toys, Inc.................        34,777
Turning Point Rock, Llc Dba.....        45,997
Twin Rivers Printing............        45,105
Typography Plus, Inc............        38,994
Ultrasound Health Systems.......        29,194
Ultrasound Hlth.Sys Inc.........        48,823
United Consumers Club...........        37,437
Universal Press Ltd.............        34,585
Universal Press Ltd.............        30,290
University Residential..........        58,986
Unlimited Design
  Resources, Inc................        42,362
US Exterior Distributors........        33,478
U-Save Auto Rental of America...        38,371
V I P Printing, Inc.............        44,860
Versatype, Inc..................        39,883
Video Plaza.....................        29,923
Viking Bakery dba, BCR Viking
  Bake Shop.....................        27,938

                                     B-109

                                    TABLE VI

                                  (UNAUDITED)

ORIGINAL LESSEE                                                                           DATE         TOTAL           CASH
OR EQUIPMENT USER                       LOCATION                  EQUIPMENT            PURCHASED    FINANCING(1)   EXPENDED(2)
-----------------                 ---------------------   --------------------------   ----------   ------------   ------------

Viking Color
  Separations, Inc..............  Fairfield, CT           Printing                       Feb-95     $         0    $    79,584
Village Of Freeport Inc.........  Freeport, NY            Office Equipment               Aug-95               0         39,090
Vinings Printing Co., Inc.......  Atlanta, GA             Printing                       Feb-95               0         44,873
Vinro, Inc......................  Albuquerque, NM         Printing                       Feb-97               0         45,331
W C G P, Inc....................  Van Nuys, CA            Printing                       Feb-95               0         63,728
Warners,A Div.Of Warnaco........  Bridgeport, CT          Fixtures                       Nov-96               0         27,722
Warren & Stiles, Inc............  Calhoun, GA             Printing                       Feb-95               0         58,612
Wayne Provision Co..............  Vernon, CA              Manufacturing & Production     Apr-96               0         56,374
Wegman Companies, Inc...........  Rochester, NY           Computers                      Nov-94               0        103,000
Westcott Press, Inc.............  Altadena, CA            Printing                       Feb-95               0        316,150
Westwind Forms & Graphics.......  San Diego, CA           Printing                       Feb-95               0         28,787
Wholesale Printers, Inc.........  Norfolk, VA             Printing                       Feb-95               0         27,575
Wilderness Plantation
  Holdings, Inc.................  Jane Lew, WV            Furniture                      Feb-97               0         49,667
Winnett Motels, Inc.............  Asheville, NC           Fixture                        Sep-94               0         32,998
Winterhawk Graphics, Inc........  Hunt Valley, MD         Printing                       Feb-95               0        132,666
Wissing's, Inc..................  San Diego, CA           Printing                       Feb-95               0        131,986
Woodbridge Stereo...............  Woodbridge, NJ          Computers                      Aug-95               0         38,287
Woodfine Printing Co., Inc......  Buffalo, NY             Printing                       Feb-95               0         26,646
XL Graphics, Inc................  Phoenix, AZ             Printing                       Feb-95               0        105,295
York International Corp.........  New York, NY            Telecommunications             Aug-95               0         37,252
Young Phillips..................  Clemmons, NC            Computers                      Feb-95               0         29,055
Z T Enterprisess, Inc...........  Irving, TX              Manufacturing & Production     Apr-95               0         35,670
                                  Total Equipment transactions less than $25,000.................       168,351     11,009,432
                                                                                                    -----------    -----------
                                                                                                    $89,885,389    $76,226,372
                                                                                                    ===========    ===========


ORIGINAL LESSEE                   ACQUISITION
OR EQUIPMENT USER                   COST(3)
-----------------                 ------------
Viking Color
  Separations, Inc..............  $     79,584
Village Of Freeport Inc.........        39,090
Vinings Printing Co., Inc.......        44,873
Vinro, Inc......................        45,331
W C G P, Inc....................        63,728
Warners,A Div.Of Warnaco........        27,722
Warren & Stiles, Inc............        58,612
Wayne Provision Co..............        56,374
Wegman Companies, Inc...........       103,000
Westcott Press, Inc.............       316,150
Westwind Forms & Graphics.......        28,787
Wholesale Printers, Inc.........        27,575
Wilderness Plantation
  Holdings, Inc.................        49,667
Winnett Motels, Inc.............        32,998
Winterhawk Graphics, Inc........       132,666
Wissing's, Inc..................       131,986
Woodbridge Stereo...............        38,287
Woodfine Printing Co., Inc......        26,646
XL Graphics, Inc................       105,295
York International Corp.........        37,252
Young Phillips..................        29,055
Z T Enterprisess, Inc...........        35,670
                                    11,177,783
                                  ------------
                                  $166,111,761
                                  ============

------------------------------

(1) This is the financing at the date of acquisition.

(2) Cash expended is equal to cash paid plus amounts payable on equipment purchases at December 31, 1999

(3) Total acquisition cost is equal to the contractual purchase price plus acquisition fee.

                                    TABLE VI

                ACQUISITION OF EQUIPMENT--RECENT PUBLIC PROGRAMS

                                  (UNAUDITED)

                             SUPPLEMENTAL SCHEDULE

    The following is a summary of the types and amounts of equipment currently under management for ICON Cash Flow Partners, L.P. Six at December 31, 1999 pursuant to leases or which secure its Financing Transactions.


EQUIPMENT                                                     EQUIPMENT    EQUIPMENT      TOTAL
CATEGORY                                                        LEASES     FINANCINGS   PORTFOLIO
--------                                                      ----------   ----------   ----------
Aircraft....................................................  19,100,646           0    19,100,646
Manufacturing & Production..................................  13,776,975     681,281    14,458,256
Telecommunications..........................................  10,355,164     141,836    10,497,000
Computer Systems............................................   1,260,119     497,605     1,757,724
Construction................................................     702,731           0       702,731
Printing....................................................     490,490     138,831       629,311
Restaurant Equipment........................................           0     370,218       370,218
Office Furniture & Fixtures.................................     270,831      19,249       290,080
Material Handling...........................................     109,515     153,542       263,057
Medical.....................................................           0     192,291       192,291
Video Production............................................      49,592           0        49,592
Retail Systems..............................................           0       9,407         9,407
                                                              ----------   ---------    ----------
                                                              46,116,063   2,204,260    48,320,313
                                                              ==========   =========    ==========

                                    TABLE VI
                ACQUISITION OF EQUIPMENT--PRIOR PUBLIC PROGRAMS
                                  (UNAUDITED)

    The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Seven at December 31, 1999


ORIGINAL LESSEE                                                                           DATE         TOTAL           CASH
OR EQUIPMENT USER                     LOCATION                    EQUIPMENT            PURCHASED    FINANCING(1)   EXPENDED(2)
-----------------            --------------------------   --------------------------   ----------   ------------   ------------
Agripac, Inc...............  Salem, OR                    Agriculture                    Nov-98     $         0    $   201,725
AJK Associates.............  Islandia, NY                 Manufacturing & Production     Oct-96               0    $    56,361
Alexander & Alexander......  Owings Mills, MD             Computers                      Jan-96       2,805,739    $   366,163
All Car Distributors.......  Antigo, WI                   Automotive                     Aug-96               0    $   147,658
All Car Distributors.......  Antigo, WI                   Automotive                     May-96               0    $   129,745
All Car Distributors.......  Antigo, WI                   Automotive                     May-96               0    $    25,122
All Car Distributors.......  Antigo, WI                   Automotive                     Mar-96               0    $   101,445
Alpha 1 Products Inc,......  Hauppauge, NY                Computers                      Oct-96               0    $    36,546
America Online, Inc........  Dulles, VA                   Computers                      Jun-97      11,770,673    $   714,189
America Online, Inc........  Dulles, VA                   Computers                      Feb-97       5,574,241    $   801,620
ANS
  Communications, Inc......  Purchase, NY                 Computers                      Oct-97       3,186,815    $   301,047
ANS
  Communications, Inc......  Purchase, NY                 Computers                      Oct-97       3,687,562    $   348,351
ANS
  Communications, Inc......  Purchase, NY                 Computers                      Oct-97       3,798,716    $   358,851
ANS
  Communications, Inc......  Purchase, NY                 Manufacturing & Production     Dec-97       2,141,857    $   193,993
ANS
  Communications, Inc......  Purchase, NY                 Manufacturing & Production     Dec-97       2,386,664    $   217,433
ANS
  Communications, Inc......  Purchase, NY                 Manufacturing & Production     Dec-97       2,457,862    $   223,919
ANS
  Communications, Inc......  Purchase, NY                 Manufacturing & Production     Dec-97       2,681,039    $   244,251
ANS
  Communications, Inc......  Purchase, NY                 Manufacturing & Production     Dec-97       3,641,398    $   329,809
Arcade Printing Services...  North Highlands, CA          Printing                       Nov-96               0    $    27,652
Arcade Textiles, Inc.......  Rock Hill, SC                Manufacturing & Production     Aug-96               0    $   116,364
Audio By The Bay...........  Garden Grove, CA             Audio                          Aug-96               0    $    59,925
Automotive Sevice &
  Parts....................  Wilmington, OH               Automotive                     Sep-96               0    $    33,062
AZ 3, Inc..................  Vernon, CA                   Manufacturing & Production     Feb-98               0    $   523,640
Bio-Medical
  Devices, Inc.............  Irvine, CA                   Manufacturing & Production     May-96               0    $    40,310
Blount Inc.................  Montgomery, AL               Computers                      Jan-96         471,271    $    37,083
Boca Tecca Cleaners........  Boca Raton, FL               Manufacturing & Production     Sep-96               0    $    53,029
C & C Finishing............  No. Babylon, NY              Manufacturing & Production     Sep-96               0    $    25,792
C. Kirk Root Designs.......  Austin, TX                   Manufacturing & Production     Nov-98               0    $    32,207
C.J. Menendez Co...........  Miami, FL                    Construction                   May-96               0    $    50,702
C.M. Repographics, Inc.....  Las Vegas, NV                Reprographics                  Jul-96               0    $    44,804
C.P. Shades Inc............  Sausalito, CA                Manufacturing & Production     Mar-96               0    $   247,608
Car Tech Of
  Gwinnett, Inc............  Roswell, GA                  Automotive                     Nov-98               0    $    49,565
Carlos Remolina, Md........  Roselle, NJ                  Medical                        Dec-96               0    $    55,028
Carnival Cruise Lines......  Miami, FL                    Computers                      Jun-96         877,527    $    77,826
CCI Diversified, Inc.......  Newport Beach, CA            Computers                      Jul-96               0    $    57,766
CID Hosiery Mills, Inc.....  Lexington, NC                Manufacturing & Production     Oct-96               0    $    47,658
CIS Corp...................  Jersey City, NJ              Telecommunications             Nov-96       3,870,877    $ 1,319,304
Cleaners Plus..............  Boca Raton, FL               Manufacturing & Production     Oct-96               0    $    63,937
Comm. Task Group,Inc.......  Buffalo, NY                  Telecommunications             Oct-96               0    $    51,470
Comshare Inc...............  Ann Arbor, MI                Computers                      Sep-96               0    $   426,019
Continental Airlines.......  Houston, TX                  Aircraft                       Jul-97      13,102,299    $ 1,663,700
Continental Airlines.......  Houston, TX                  Aircraft                       Dec-96       9,309,759    $ 2,462,884
Creative Financial Svcs....  Fayetteville, NC             Computers                      Jul-96               0    $    37,193
Creative Host
  Services, Inc............  San Diego, CA                Furniture                      Dec-98               0    $   476,294
Csk Auto, Inc..............  Phoenix, AZ                  Other                          Aug-98               0    $    53,429
Csk Auto, Nc...............  Phoenix, AZ                  Other                          Oct-98               0    $    53,429
CT Plastics &
  Fabrications.............  Simsbury, CT                 Manufacturing & Production     Oct-96               0    $    39,769
C-Town Supermarket Dba
  Lye......................  Astoria, NY                  Retail                         Oct-98               0    $    95,463
Dads Farms.................  Henderson, NE                Agriculture                    Oct-96               0    $    50,835
DCR Communications Inc.....  Washington, DC               Furniture                      Feb-96               0    $   123,781
Diagnostic Health
  Systems, Inc.............  Lakewood, NJ                 Medical                        Nov-98               0    $    26,752


ORIGINAL LESSEE              ACQUISITION
OR EQUIPMENT USER              COST(3)
-----------------            ------------
Agripac, Inc...............  $    201,725
AJK Associates.............        56,361
Alexander & Alexander......     3,171,902
All Car Distributors.......       147,658
All Car Distributors.......       129,745
All Car Distributors.......        25,122
All Car Distributors.......       101,445
Alpha 1 Products Inc,......        36,546
America Online, Inc........    12,484,862
America Online, Inc........     6,375,861
ANS
  Communications, Inc......     3,487,862
ANS
  Communications, Inc......     4,035,913
ANS
  Communications, Inc......     4,157,568
ANS
  Communications, Inc......     2,335,849
ANS
  Communications, Inc......     2,604,096
ANS
  Communications, Inc......     2,681,781
ANS
  Communications, Inc......     2,925,291
ANS
  Communications, Inc......     3,971,208
Arcade Printing Services...        27,652
Arcade Textiles, Inc.......       116,364
Audio By The Bay...........        59,925
Automotive Sevice &
  Parts....................        33,062
AZ 3, Inc..................       523,640
Bio-Medical
  Devices, Inc.............        40,310
Blount Inc.................       508,354
Boca Tecca Cleaners........        53,029
C & C Finishing............        25,792
C. Kirk Root Designs.......        32,207
C.J. Menendez Co...........        50,702
C.M. Repographics, Inc.....        44,804
C.P. Shades Inc............       247,608
Car Tech Of
  Gwinnett, Inc............        49,565
Carlos Remolina, Md........        55,028
Carnival Cruise Lines......       955,353
CCI Diversified, Inc.......        57,766
CID Hosiery Mills, Inc.....        47,658
CIS Corp...................     5,190,181
Cleaners Plus..............        63,937
Comm. Task Group,Inc.......        51,470
Comshare Inc...............       426,019
Continental Airlines.......    14,765,999
Continental Airlines.......    11,772,643
Creative Financial Svcs....        37,193
Creative Host
  Services, Inc............       476,294
Csk Auto, Inc..............        53,429
Csk Auto, Nc...............        53,429
CT Plastics &
  Fabrications.............        39,769
C-Town Supermarket Dba
  Lye......................        95,463
Dads Farms.................        50,835
DCR Communications Inc.....       123,781
Diagnostic Health
  Systems, Inc.............        26,752


                                    TABLE VI

                                  (UNAUDITED)

ORIGINAL LESSEE                                                                           DATE         TOTAL           CASH
OR EQUIPMENT USER                     LOCATION                    EQUIPMENT            PURCHASED    FINANCING(1)   EXPENDED(2)
-----------------            --------------------------   --------------------------   ----------   ------------   ------------
Digio, Inc.................  Woodland Hills, CA           Computers                      Sep-96     $         0    $    45,176
Direct Technologies........  Suwanee, GA                  Telecommunications             Mar-97               0    $   232,862
Dryclean USA Dba
  Osmar, Inc...............  Miami, FL                    Manufacturing & Production     Nov-96               0    $    61,964
Eka Chemicals..............  Marietta, GA                 Manufacturing & Production     Sep-98       1,052,998    $ 2,921,688
Environmental Resources....  Epping, NH                   Material Handling              Dec-96               0    $    55,854
Federal Express Corp.......  Memphis, TN                  Aircraft                       Aug-96      34,973,585    $ 7,229,208
First Consumer Funding.....  Kenilworth, NJ               Computers                      Oct-96               0    $    43,207
Florida Power
  Corporation..............  St Petersburgh, FL           Telecommunications             Mar-97               0    $   243,016
Forsyth &
  Associates, Inc..........  West Covina, CA              Transportation                 Dec-98               0    $    69,219
G & G Amusement............  Commerce, CA                 Computers                      Sep-96               0    $    27,375
Golden Blasting, Inc.......  Windham, NH                  Manufacturing & Production     Oct-96               0    $    58,322
Golden City Chinese........  Margate, FL                  Restaurant                     Dec-96               0    $    42,104
Golden Corral
  Corporation..............  Raleigh, NC                  Furniture                      Nov-98               0    $   431,468
Golden Pharmaceutical......  Golden, CO                   Computers                      Apr-96               0    $    56,357
Greg Street Plating &
  Metal....................  Sparks, NV                   Fixture                        Nov-98               0    $    60,509
Grupo Aunt
  Chilada's, LLC...........  Phoenix, AZ                  Retail                         Nov-98               0    $    60,028
Haemonetics Corp...........  Braintree, MA                Telecommunications             Nov-96               0    $    36,529
Hastings...................  London, England              Computers                      Jun-98      27,402,357    $ 3,016,036
Headway
  Technologies, Inc........  Milpitas, CA                 Manufacturing & Production     Nov-98               0    $   155,952
Heartland Christian
  Center...................  Orlando, FL                  Video Production               Dec-98               0    $    29,679
High Bluff Construction
  Co.......................  Tempe, AZ                    Computers                      Oct-98               0    $    77,034
Hollywood Recording
  Srvcs....................  Hollywood, CA                Audio                          Nov-96               0    $    45,631
Horizon Financial Corp.....  Fairfield, NJ                Computers                      Oct-96               0    $    54,008
ICT Group, Inc.............  Langhorne, PA                Furniture                      Aug-96         173,406    $    61,034
ICT Group, Inc.............  Langhorne, PA                Furniture                      Aug-96         211,809    $    61,034
Infinity Studios, Inc......  Brooklyn, NY                 Audio                          Jul-96               0    $    53,561
Intersolv Inc..............  Rockville, MD                Computers                      Jan-96         576,678    $    47,155
IVL, Inc...................  Minneapolis, MN              Computers                      Jul-96               0    $    49,526
J.C. Penney, Inc...........  Plano, TX                    Office Equipment               Jun-96       2,199,583    $   406,402
Kent-Transamericas.........  Brooklyn, NY                 Computers                      Aug-96               0    $    34,946
Kim Hannaford, Dds.........  Los Alamitos, CA             Medical                        Apr-96               0    $    38,775
Knoxville Men's Medical....  Knoxville, TN                Medical                        Oct-96               0    $    42,156
La Dolce Vita Of Mt Ver....  Mount Vernon, NY             Restaurant                     Oct-96               0    $    26,952
LAN Chile..................  Chicago, IL                  Aircraft                       Mar-98      11,752,300    $ 1,457,821
Leomar Miami, Inc..........  Miami, FL                    Retail                         Jul-96               0    $    43,506
Life Pro Financial
  Services.................  Solano Beach, CA             Furniture                      Nov-98               0    $    37,114
Lindy Bixby Dds............  Capitola, CA                 Medical                        Oct-96               0    $    27,794
Long Beach Acceptance......  Oradell, NJ                  Computers                      Sep-96               0    $   721,382
Market Service, Inc........  Great Neck, NY               Telecommunications             Sep-96               0    $    48,898
Mazda Motors of
  America, Inc.............  Irvine, CA                   Computers                      Mar-97       5,874,729    $   915,766
Michael Stephenson.........  Evanston, IL                 Photography                    Aug-96               0    $    35,648
Miracle Mortgage...........  Orem, UT                     Computers                      Jul-96               0    $    98,589
MNP Enterprises............  Miami Lakes, FL              Retail                         Sep-96               0    $    27,556
Modern Planning
  LI, Inc..................  Brooklyn, NY                 Computers                      Dec-96               0    $    57,324
Nashville Men's Medical....  Nashville, TN                Medical                        Oct-96               0    $    42,161
New Horizons Computer......  Fairborn, OH                 Computers                      Sep-96               0    $    53,974
Newport Shores Financial...  Mission Viego, CA            Furniture                      Jul-96               0    $    55,093
Northgate
  Communications, Inc......  Santa Monica, CA             Computers                      Dec-98               0    $    74,565
Occidental.................  Los Angeles, CA              Vessels                        Mar-97       5,853,364    $ 3,708,501
OEO, Inc...................  Springfield, VA              Telecommunications             Mar-97         160,103    $   215,453
Pacific Bagel Partners.....  Rancho Saint Margarita, CA   Restaurant                     Sep-96               0    $   309,000
Pat's Bug Shop.............  Donalds, SC                  Automotive                     Oct-96               0    $    53,596
Peppino's Inc..............  Irvine, CA                   Restaurant                     Aug-96               0    $    31,171



ORIGINAL LESSEE              ACQUISITION
OR EQUIPMENT USER              COST(3)
-----------------            ------------
Digio, Inc.................  $     45,176
Direct Technologies........       232,862
Dryclean USA Dba
  Osmar, Inc...............        61,964
Eka Chemicals..............     3,974,685
Environmental Resources....        55,854
Federal Express Corp.......    42,202,793
First Consumer Funding.....        43,207
Florida Power
  Corporation..............       243,016
Forsyth &
  Associates, Inc..........        69,219
G & G Amusement............        27,375
Golden Blasting, Inc.......        58,322
Golden City Chinese........        42,104
Golden Corral
  Corporation..............       431,468
Golden Pharmaceutical......        56,357
Greg Street Plating &
  Metal....................        60,509
Grupo Aunt
  Chilada's, LLC...........        60,028
Haemonetics Corp...........        36,529
Hastings...................    30,418,393
Headway
  Technologies, Inc........       155,952
Heartland Christian
  Center...................        29,679
High Bluff Construction
  Co.......................        77,034
Hollywood Recording
  Srvcs....................        45,631
Horizon Financial Corp.....        54,008
ICT Group, Inc.............       234,440
ICT Group, Inc.............       272,843
Infinity Studios, Inc......        53,561
Intersolv Inc..............       623,834
IVL, Inc...................        49,526
J.C. Penney, Inc...........     2,605,985
Kent-Transamericas.........        34,946
Kim Hannaford, Dds.........        38,775
Knoxville Men's Medical....        42,156
La Dolce Vita Of Mt Ver....        26,952
LAN Chile..................    13,210,121
Leomar Miami, Inc..........        43,506
Life Pro Financial
  Services.................        37,114
Lindy Bixby Dds............        27,794
Long Beach Acceptance......       721,382
Market Service, Inc........        48,898
Mazda Motors of
  America, Inc.............     6,790,495
Michael Stephenson.........        35,648
Miracle Mortgage...........        98,589
MNP Enterprises............        27,556
Modern Planning
  LI, Inc..................        57,324
Nashville Men's Medical....        42,161
New Horizons Computer......        53,974
Newport Shores Financial...        55,093
Northgate
  Communications, Inc......        74,565
Occidental.................     9,561,865
OEO, Inc...................       375,556
Pacific Bagel Partners.....       309,000
Pat's Bug Shop.............        53,596
Peppino's Inc..............        31,171

                                    TABLE VI

                                  (UNAUDITED)

ORIGINAL LESSEE                                                                           DATE         TOTAL           CASH
OR EQUIPMENT USER                     LOCATION                    EQUIPMENT            PURCHASED    FINANCING(1)   EXPENDED(2)
-----------------            --------------------------   --------------------------   ----------   ------------   ------------
Petsmart, Inc..............  Pheonix, AZ                  Fixtures                       Dec-97     $         0    $ 2,658,049
Petsmart, Inc..............  Phoenix, AZ                  Fixture                        Jul-98               0    $   362,790
Petsmart, Inc..............  Phoenix, AZ                  Furniture                      Sep-98               0    $ 3,250,130
Petsmart, Inc..............  Phoenix, AZ                  Furniture                      Oct-98               0    $ 2,017,116
Photocircuits..............  Glen Cove, NY                Computers                      Aug-96               0    $ 1,995,051
Pollinaise Intimate
  Apparel..................  Boyertown, PA                Computers                      Aug-96               0    $    48,000
Press Point, Inc...........  New York, NY                 Furniture                      Dec-98               0    $   377,788
Progressive Technology.....  Miami, FL                    Manufacturing & Production     Sep-96               0    $    32,397
Progrssve Extrsn Die
  Corp.....................  Anahiem, CA                  Manufacturing & Production     Dec-96               0    $    46,832
Quality Baking, LLC........  Maplewood, MO                Furniture                      Jul-96               0    $   283,250
Quality Baking, LLC........  Maplewood, MO                Furniture                      Sep-96               0    $   315,404
R.B. Apparel Co., Inc......  Hialeah, FL                  Manufacturing & Production     Sep-96               0    $    46,114
Rainbow Abstracts Group....  Glandale, CA                 Video Production               Oct-96               0    $    56,347
Ral III Trading Inc........  Biloxi, MS                   Manufacturing & Production     Oct-96               0    $    51,077
Rapid Link, Inc............  Atlanta, GA                  Computers                      Dec-98               0    $   102,237
Rehab Excel, Inc...........  Lafayettle, CO               Computers                      Dec-96               0    $    34,545
Roger Doss
  Catering, Inc............  Lyndhurst, NJ                Restaurant                     Dec-96               0    $    29,222
Rowan Companies............  Memphis, TN                  Oil Rig                        Aug-96      12,325,000    $   369,750
Sabena.....................  Chicago, IL                  Aircraft                       Nov-97       1,832,359    $ 1,979,380
Sabena.....................  Manhasset, NY                Aircraft                       Aug-98               0    $ 1,236,010
Sabena.....................  Manhasset, NY                Aircraft                       Sep-98               0    $ 1,472,720
Sabreliner Corporation.....  St Louis, MO                 Fixture                        Dec-98               0    $ 1,070,958
Seacor Smit, Inc...........  Houston, TX                  Vessels                        Sep-97      12,825,000    $ 4,793,150
Seacor Smit, Inc...........  Houston, TX                  Vessels                        Jan-98      14,232,634    $ 4,822,366
Seacor Smit, Inc...........  Houston, TX                  Vessels                        Mar-98      11,742,000    $ 2,935,500
Siamac A. Najah............  Redondo Beach, CA            Video Production               Jul-96               0    $    51,970
Sportscare Specialists.....  Troy, MI                     Medical                        Sep-96               0    $    29,411
Steamtech Environmental....  Bakersfield, CA              Enviromental                   Sep-96               0    $    55,557
Stratford Studios..........  Phoenix, AZ                  Printing                       Sep-96               0    $    42,525
Sturgeon & Sturgeon,DDS....  West Hills, CA               Medical                        Nov-96               0    $    61,736
Sunfire Prod. Dba
  Sequoia..................  Aspen, CO                    Video Production               Oct-96               0    $    46,760
Tejas Tubular
  Processing, Inc..........  Houston, TX                  Manufacturing & Production     Dec-98               0    $   102,971
Third Coast Productions....  Ft. Worth, TX                Video Production               Aug-96               0    $    52,682
Threespace Imagery.........  Reseda, CA                   Computers                      Oct-96               0    $    53,169
Tierce, Inc................  Fort Worth, TX               Medical                        Jun-96               0    $    33,310
Title Escrow Inc...........  Nashville, TN                Computers                      Oct-96               0    $    51,946
Traceanalysis, Inc.........  Lubbock, TX                  Medical                        Nov-98               0    $    71,196
Tucson Bagel Company, LLC..  Brainerd, MN                 Restaurant                     Mar-96               0    $   261,319
Tucson Bagel Company, LLC..  Brainerd, MN                 Restaurant                     Sep-96               0    $   298,886
Uinta Brewing Company......  Salt Lake City, UT           Manufacturing & Production     May-96               0    $   183,600
United Consumers Club......  Fishkill, NY                 Telecommunications             Dec-96               0    $    48,670
United Consumers Club......  Elmsford, NY                 Telecommunications             Oct-96               0    $    48,670
Visual Impulse Co..........  Quincy, FL                   Computers                      Dec-96               0    $    40,635
Wal-Mart Stores,Inc........  Bentonville, AR              Material Handling              Oct-96       1,751,640    $ 2,939,819
Waterwrks Restaurant.......  Winooski, VT                 Retail                         May-96               0    $    33,323
Westover Investment Corp...  Richmond, VA                 Computers                      Dec-96               0    $    26,625
WH Smith Limited...........  London, England              Retail                         Mar-97      20,049,773    $ 1,495,109
White's Pastry
  Shop, Inc................  Brockton, MA                 Restaurant                     Nov-98               0    $    27,655
                             Total Equipment transactions less than $25,000......................             0        972,160
                                                                                                    ------------   -----------
                                                                                                    $236,753,616   $74,628,068
                                                                                                    ============   ===========


ORIGINAL LESSEE              ACQUISITION
OR EQUIPMENT USER              COST(3)
-----------------            ------------
Petsmart, Inc..............  $  2,658,049
Petsmart, Inc..............       362,790
Petsmart, Inc..............     3,250,130
Petsmart, Inc..............     2,017,116
Photocircuits..............     1,995,051
Pollinaise Intimate
  Apparel..................        48,000
Press Point, Inc...........       377,788
Progressive Technology.....        32,397
Progrssve Extrsn Die
  Corp.....................        46,832
Quality Baking, LLC........       283,250
Quality Baking, LLC........       315,404
R.B. Apparel Co., Inc......        46,114
Rainbow Abstracts Group....        56,347
Ral III Trading Inc........        51,077
Rapid Link, Inc............       102,237
Rehab Excel, Inc...........        34,545
Roger Doss
  Catering, Inc............        29,222
Rowan Companies............    12,694,750
Sabena.....................     3,811,739
Sabena.....................     1,236,010
Sabena.....................     1,472,720
Sabreliner Corporation.....     1,070,958
Seacor Smit, Inc...........    17,618,150
Seacor Smit, Inc...........    19,055,000
Seacor Smit, Inc...........    14,677,500
Siamac A. Najah............        51,970
Sportscare Specialists.....        29,411
Steamtech Environmental....        55,557
Stratford Studios..........        42,525
Sturgeon & Sturgeon,DDS....        61,736
Sunfire Prod. Dba
  Sequoia..................        46,760
Tejas Tubular
  Processing, Inc..........       102,971
Third Coast Productions....        52,682
Threespace Imagery.........        53,169
Tierce, Inc................        33,310
Title Escrow Inc...........        51,946
Traceanalysis, Inc.........        71,196
Tucson Bagel Company, LLC..       261,319
Tucson Bagel Company, LLC..       298,886
Uinta Brewing Company......       183,600
United Consumers Club......        48,670
United Consumers Club......        48,670
Visual Impulse Co..........        40,635
Wal-Mart Stores,Inc........     4,691,459
Waterwrks Restaurant.......        33,323
Westover Investment Corp...        26,625
WH Smith Limited...........    21,544,881
White's Pastry
  Shop, Inc................        27,655
                                  972,160
                             ------------
                             $311,381,684
                             ============

                                    TABLE VI

                ACQUISITION OF EQUIPMENT--RECENT PUBLIC PROGRAMS

                                  (UNAUDITED)

                             SUPPLEMENTAL SCHEDULE

    The following is a summary of the types and amounts of equipment currently under management for ICON Cash Flow Partners, L.P. Seven at December 31, 1999 pursuant to leases or which secure its Financing Transactions.


EQUIPMENT                                                      EQUIPMENT    EQUIPMENT       TOTAL
CATEGORY                                                        LEASES      FINANCINGS    PORTFOLIO
---------                                                     -----------   ----------   -----------
Aircraft....................................................   90,952,788           0     90,952,788
Vessels.....................................................   49,855,000           0     49,855,000
Computer Systems............................................   49,778,571      74,565     49,853,136
Retail Systems..............................................   20,977,388     143,862     21,121,250
Manufacturing & Production..................................   18,652,318     183,663     18,835,981
Office Furniture & Fixtures.................................   13,654,451   1,239,209     14,893,660
Energy......................................................   12,325,000           0     12,325,000
Automotive..................................................    6,618,448      49,565      6,668,013
Medical.....................................................    3,882,457           0      3,882,457
Telecommunications..........................................    3,720,818      60,054      3,780,872
Office Equipment............................................    2,764,522           0      2,764,522
Miscellaneous...............................................    1,641,909     152,823      1,794,732
                                                              -----------   ---------    -----------
                                                              274,823,670   1,903,741    276,727,411
                                                              ===========   =========    ===========

                                    TABLE VI

               ACQUISITION OF EQUIPMENT--CURRENT PUBLIC PROGRAMS

                                  (UNAUDITED)

    The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Income Fund Eight A L.P. at December 31, 1999


ORIGINAL LESSEE                                                            DATE         TOTAL           CASH       ACQUISITION
OR EQUIPMENT USER            LOCATION              EQUIPMENT            PURCHASED    FINANCING(1)   EXPENDED(2)      COST(3)
-----------------         --------------   --------------------------   ----------   ------------   ------------   ------------
Petsmart, Inc...........  Phoenix, AZ      Furniture                      Oct-98     $         0    $         0    $    958,962
Petsmart, Inc...........  Phoenix, AZ      Furniture                      Dec-98               0              0       1,567,526
Oxford Health Plans,
  Inc...................  Norwalk, CT      Computers                      Dec-98       3,990,257        327,073       4,317,330
Oxford Health Plans,
  Inc...................  Norwalk, CT      Computers                      Dec-98       4,427,213        362,889       4,790,102
Oxford Health Plans,
  Inc...................  Norwalk, CT      Computers                      Dec-98       4,090,551        335,299       4,425,850
Oxford Health Plans,
  Inc...................  Norwalk, CT      Computers                      Dec-98       4,016,690        329,240       4,345,930
Pharma Print, Inc.......  Irvine, CA       Manufacturing & Production     Mar-99       1,408,127        278,708       1,686,834
Pharma Print, Inc.......  Irvine, CA       Manufacturing & Production     Mar-99         448,408         88,752         537,160
Sabena Belgian World
  Airways...............  Manhasset, NY    Aircraft                       Mar-99               0              0       3,067,695
Amazon.Com..............  Seattle, WA      Computers                      Mar-99               0              0       5,222,100
Amazon.Com..............  Seattle, WA      Computers                      Mar-99               0              0         962,760
Amazon.Com..............  Seattle, WA      Computers                      Mar-99               0              0         750,668
Amazon.Com..............  Seattle, WA      Computers                      Mar-99               0              0         751,788
BP Amoco Corp...........  Cleveland, OH    Vessel                         Mar-99       7,294,424      6,015,821      13,310,245
America West............  Tempe, AZ        Aircraft                       Mar-99      10,069,375      3,629,625      13,699,000
Portland General
  Electric..............  Portland, OR     Material Handling              Mar-99       7,643,867      8,005,042      15,648,909
Portland General
  Electric..............  Portland, OR     Material Handling              Dec-98      12,228,718        366,856      12,595,574
CMGI....................  Dallas,TX        Computers                      Sep-99       4,168,089      4,168,089       4,168,089
CMGI....................  Dallas,TX        Computers                      Sep-99               0        450,163         450,163
KLM.....................  Schipol,         Aircraft                       Sep-99      31,701,386      5,898,614      37,600,000
Rental Services.........  Various          Trucks & Trailers              Jun-99       2,984,130        537,694       3,521,824
Regus...................  Various          Furniture                      Dec-99               0      5,000,000       5,000,000
                                                                                     -----------    -----------    ------------
                                                                                     $94,471,234    $35,793,865    $139,378,509
                                                                                     ===========    ===========    ============

------------------------------

(1) This is the financing at the date of acquisition.

(2) Cash expended is equal to cash paid plus amounts payable on equipment purchases at December 31, 1999.

(3) Total acquisition cost is equal to the contractual purchase price plus acquisition fee.

                                    TABLE VI

                ACQUISITION OF EQUIPMENT--RECENT PUBLIC PROGRAMS

                                  (UNAUDITED)

                             SUPPLEMENTAL SCHEDULE

    The following is a summary of the types and amounts of equipment currently under management for Income Fund Eight A L.P. at December 31, 1999 pursuant to leases or which secure its Financing Transactions.

                                                               EQUIPMENT       TOTAL
EQUIPMENT CATEGORY                                              LEASES       PORTFOLIO
------------------                                            -----------   -----------
Aircraft....................................................   53,878,345    53,878,345
Material Handling...........................................   27,038,665    27,038,665
Telecommunications..........................................    4,861,629     4,861,629
Computer Systems............................................   29,440,123    29,440,123
Trucks & Trailers...........................................    3,521,824     3,521,824
Vessels.....................................................   12,922,568    12,922,568
Office Furniture & Fixtures.................................    2,452,900     2,452,900
Manufacturing...............................................    2,159,218     2,159,218
                                                              -----------   -----------
                                                              136,275,272   136,275,272
                                                              ===========   ===========

                                     B-117

                                   EXHIBIT C


                             SUBSCRIPTION DOCUMENTS
                             ICON INCOME FUND EIGHT
             INSTRUCTIONS FOR COMPLETING THE SUBSCRIPTION AGREEMENT



INSTRUCTIONS: To purchase or acquire ownership interests in ICON Income Fund Eight, please complete and sign the Subscription Agreement. Please print or type your responses clearly in the spaces provided.

1. INVESTMENT:   Units Purchased. Indicate the total dollar amount and the
                 number of Units you wish to purchase in ICON Income Fund
                 EIGHT. Each whole Unit has a cost of $100.00 and each 1/10,000th of a Unit costs $.01. (Example: For an investment of $2,723.25, the number of units will equal 27.2325 Units.)
                 The Partnership has a minimum Initial Investment requirement of $2,500 except for IRAs, SEPs and Qualified Pension,
                 Profit-Sharing or Stock Option Plans including Keogh Plans for which the minimum Investment is $1,000. (Please see the "INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS;
                 SUBSCRIPTION PROCEDURES" section in the Prospectus for details and restrictions).

2. REGISTRATION  A.  Subscriber or Investor Information. Fill in the name,
INFORMATION      address and tax identification number or social security
                     number for each subscriber. (If necessary, attach an additional sheet and have the additional subscribers sign such sheet.)

                 B. Trustee or Custodian Information. Please have the Trustee(s) or Custodian(s) of your fiduciary account complete Section 2B, if the investment is to be held in a trustee or custodial account (such as your IRA, SEP or Qualified Plan), or in another fiduciary account. (Note:
                     Section 2A must be completely filled out with all subscriber information.)

                 C. Citizenship. Please indicate if you are a U.S. Citizen, U.S. Resident Alien or the citizen of a country other than the United States. If so, please specify the country of which you are a citizen.

3. FORM OF OWNERSHIP  (Mark only one box. Information as to signatures that are required, depending on the type of ownership, is provided below.)
                      INDIVIDUAL OWNERSHIP-investor's signature required. HUSBAND AND WIFE, AS COMMUNITY PROPERTY-both parties' signature required.
                      JOINT TENANTS-signatures of all parties are required. TENANTS IN COMMON-signatures of all parties are required. PARTNERSHIP-signature of an authorized partner required. CORPORATION-signature of an authorized officer.
                      IRA, SEP, KEOGH-signature of trustee or custodian required.
                      CUSTODIAL ACCOUNT-signature of custodian required. TRUST-signature of trustee required.

4. DISTRIBUTION       If you want your distribution checks to be mailed to an
ALTERNATIVES:         address other than shown in Section 2, please complete
                      Section 4. If you desire multiple payees or direct deposit for your distributions, please complete the Special
                      Payment Instruction Form (Page C-5).

5. SIGNATURES:        Please complete the Investor Data Sheet of the
                      Subscription Agreement (Page C-3) and read the Investor
                      Suitability Requirements and Representations on the reverse side of the Data Sheet (see Page C-4). After you have done so, please sign, initial and date the Subscription Agreement. (Please refer to Section 3 above for information as to who should sign.)

6. BROKER/DEALER      The Registered Representative must complete this section
INFORMATION:          of the Subscription Agreement. An authorized Branch
                      Manager or Registered Principal of the Broker/Dealer firm must sign the Subscription Agreement. Orders cannot be accepted without this Broker/Dealer authorization.

7. INVESTMENT CHECKS  Until you are notified that the escrow condition of the
& SUBSCRIPTIONS:      sale of 12,000 Units has been completed, please make
                      checks payable to "The Chase Manhattan Bank ICON Income
                      Fund EIGHT Escrow Account." Thereafter, checks should be made payable to "ICON Income Fund EIGHT" Your check should be in the amount of your subscription as shown in
                      Section 1 of the Subscription Agreement.

                      Mail your completed white and pink copies of the Subscription Agreement (Page C-3) together with your Special Payment Instruction Form (Page C-5) (if applicable) and subscription check, in the amount of the subscription price (as shown in Section 1 on page C-3) to: ICON Securities Corp., 111 Church Street, White Plains, New York 10601. An original executed pink copy of this Subscription Agreement will be returned to you for your files.

NO SUBSCRIPTION AGREEMENT WILL BE PROCESSED UNLESS FULLY COMPLETED AND ACCOMPANIED BY PAYMENT IN FULL. ANY SUBSCRIPTION PAYMENT WHICH IS DISHONORED WILL CAUSE THE SUBSCRIPTION AND ANY CERTIFICATE FOR UNITS TO BE VOID AS OF THE SUBSCRIPTION DATE AND SHALL OBLIGATE THE SUBSCRIBER TO PAY ALL COSTS AND CHARGES ASSOCIATED THEREWITH.

PLEASE SEE PAGE C-2 FOR GENERAL INSTRUCTIONS AND PAGE C-4 FOR INVESTOR SUITABILITY REQUIREMENTS AND REPRESENTATIONS.

If you have any questions about completing this Subscription Agreement, please call ICON Securities Corp., Subscription Processing Desk, at
(800) 343-3736.

         White-ICON copy, Yellow-Broker/Dealer copy, Pink-Investor copy

                              GENERAL INSTRUCTIONS

    1. Each Subscriber is hereby instructed that: (a) no offer to sell Units may be made except by means of the Prospectus and, consequently, (b) SUBSCRIBER SHOULD NOT RELY UPON ANY ORAL STATEMENTS BY ANY PERSON, OR UPON ANY WRITTEN INFORMATION OTHER THAN AS SPECIFICALLY SET FORTH IN THE PROSPECTUS AND SUPPLEMENTS THERETO OR IN PROMOTIONAL BROCHURES CLEARLY MARKED AS BEING PREPARED AND AUTHORIZED BY THE GENERAL PARTNER, ICON CAPITAL CORP., OR BY THE DEALER-MANAGER, ICON SECURITIES CORP., FOR USE IN CONNECTION WITH OFFERING OF UNITS TO THE GENERAL PUBLIC BY MEANS OF THE PROSPECTUS. Subscriber is hereby further advised that an investment in Units of the Partnership involves certain risks including, without limitation, the matters set forth in the Prospectus under the captions "Risk Factors", "Conflicts of Interest", "Management" and "Income Tax Considerations." Subscriber is hereby advised that the representations set forth herein do not constitute a waiver of any of Subscriber's rights under the Delaware Limited Partnership Act and applicable federal and state securities laws.

    2. Subscriber is hereby instructed that: (a) the Units are subject to substantial restrictions on transferability; (b) there will be no public market for the Units; and (c) it may not be possible for Subscriber to readily liquidate his investment in the Partnership, if at all, even in the event of an emergency. Any transfer of Units is subject to the General Partner's approval and must comply with the terms of Section 10 of the Partnership Agreement. In particular, any purchaser or transferee must satisfy the minimum investment and investor suitability standards for his domiciliary state set forth in the

"INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES" section. Various states may also impose more stringent standards than the general requirements described under the "INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES" section in the Prospectus. In addition, the State of California has additional transfer requirements as summarized in the following legend, which are in addition to the provisions of Section 10 of the Partnership Agreement:

    "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMISSIONER'S RULES."

                             SUBSCRIPTION AGREEMENT
                         ICON INCOME FUND EIGHT B L.P.
                         A Delaware Limited Partnership

1. INVESTMENT:             A.   UNITS PURCHASED  Dollar Amount ---------  No. of Units     ICON USE ONLY
(Check Appropriate         B.   ---------                                                  Subscription
Boxes)                          TYPE OF INVESTMENT                                         Received
                                ------ Initial Investment  ------ Additional Investment    Date: -------------
                                                                                           No. of Units: ------
                                                                                           Blue Sky State:
                                                                                           -----

2. REGISTRATION            A.   SUBSCRIBER INFORMATION (Please specify Mr. or Ms.)
INFORMATION:                    Subscriber's Name(s)
(Please type or                 ------------------------------------------------------------
print clearly)                  ------------------------- Subscriber Tax I.D. No. or Social
                                Security No. -------------------------
                                Subscriber's Residential Address
                                Street
                                ------------------------------------------------------------
                                City/Town ------------------------- State
                                ------------------- Zip Code ----------------------
                                Telephone No. (Day)
                                ------------------------------------------------------------
                           B.   TRUSTEE OR CUSTODIAL INFORMATION (of IRAs, Qualified Plans,
                                other Trustees, etc., if
                                applicable)
                                Trustee's or Custodian's Name(s)
                                ---------------------- Trustee Tax I.D. No.
                                ---------------------
                                FBO ------------------------------------------- Acct. No
                                ----------------------------------
                                Date Trust or Account Established ------------------ Year to
                                which Subscription applicable 19 ------
                                Trustee's or Custodian's Address
                                Street
                                ------------------------------------------------------------
                                City/Town ------------------------------------------ State
                                ------ Zip Code ------------------
                                Contact Name ------------------------------------ Phone
                                ------------------------------------
                           C.   CITIZENSHIP (Check One) --- U.S. Citizen --- U.S. Resident
                                Alien --- Non-Resident (Specify
                                Country) -

3. FORM OF           ------ Individual Ownership             ------ Partnership   FIDUCIARY ACCOUNTS
OWNERSHIP: (Mark     ------ Husband and Wife, as Community   ------ Corporation   (All Sections in 2B must be filled
only one box)        Property                                ------ Trust         out)
                     ------ Joint Tenants                                         ------ IRA, SEP, Keogh  ------ Trust
                     ------ Tenants in Common                                     ------ Custodial Account

4. DISTRIBUTION      Check if:   ------ You wish Distributions of the Partnership to be
ALTERNATIVES:                    reinvested in additional Units during the
(Complete Only if                Offering Period.
Payee is Different               ------ You wish Direct Deposit of Distributions or that they
than Section 2A or               be sent to more than one Payee.
2B Above)                        Complete the Special Payment Instruction Form.
                                 ------ You wish Distributions to be sent to the Payee and
                                 Address listed below. Complete the
                                 following information:
                                 Payee Name:
                                 ------------------------------------------------------------
                                 Branch: ------------------ Account Number:
                                 ------------------ ABA #: -----------------
                                 Street Address:
                                 ------------------------------------------------------------
                                 City/Town: ------------------------------ State
                                 --------------- Zip Code ---------------

5. SIGNATURES AND    (Initial          ) The undersigned confirms that he/she: has received a copy of the Prospectus and
INITIALS:            has read page C-2 hereof, makes the representations contained on Page C-4 hereof, acknowledges that an investment in Units is not liquid; declares that, to the best of his/her knowledge, all information in Sections 1-4 of the Page C-3 is accurate and may be relied upon by the General
                     Partner; and appoints the General Partner as his/her attorney-in- fact as described in Paragraph 2 on Page C-4.
                     Sign       X ------------------------------    Sign       X
                                                                               -----------------------------------------
                                Subscriber's Signature        Date             Authorized Signature
                     Here                                           Here       (Custodian/Trustee/Officer/Partner)  Date
                                X ------------------------------               X
                                                                               -----------------------------------------
                                Subscriber's Signature        Date             Print Name
                                                                               (Custodian/Trustee/Officer/Partner)     Date


6. BROKER/ DEALER    The Selling Dealer must sign below to complete the order
INFORMATION:         and, by doing so, thereby represents that (1) both it and
(Please type or      its registered representative which solicited the
print clearly)       subscription (the "Registered Representative"): (a) is duly licensed by, and in good standing with, the NASD and may
                     lawfully offer Units in the State(s) listed in Section 2.A above; (b) has reasonable grounds to believe, based on
                     information obtained from the Subscriber concerning his/her investment objectives, other investments, financial
                     situation and needs and any other information known by the
                     Selling Dealer or Registered Representative, that the
                     Investment described in Section 1, above is suitable in
                     light of Subscriber's income, net worth and other
                     characteristics; and (c) the Registered Representative has
                     (i) informed the Subscriber as to the limited liquidity of the Units and (ii) delivered a current copy of the
                     Prospectus to the Subscriber in connection with the offering of Units.
                                             PLEASE PRINT
                     Brokerage Firm Name --------------------------- Supervisor
                     ------------- Tele. Number ------------
                     Registered Representative Name --------------- Rep. Number
                     ------------ Tele. Number -------------
                     Representative Street Address
                     ------------------------------------------------------------
                     City/Town
                     ----------------------------------------------- State
                     ------------ Zip Code ------------
                     Authorized signature (Branch Manager or Registered
                     Principal). Order cannot be completed without signature.
                     X
                     ------------------------------------------------------------

7. INVESTMENT        Mail the completed Subscription Agreement with a check
CHECKS & SUB-        payable as indicated in the instructions to: ICON Securities
SCRIPTIONS.          Corp., 111 Church Street, White Plains, New York 10601.

                     ACCEPTANCE BY GENERAL PARTNER                     ICON Capital Corp., General Partner
                     ICON INCOME FUND EIGHT
                                                                       By: --------------------------------------------
                                                                       Authorized Signature            Date

    1. SUBSCRIPTION FOR UNITS. Each subscriber (a "Subscriber") desiring to become a Limited Partner of ICON Income Fund Eight, an equipment leasing program consisting of two Delaware limited partnerships, ICON Income Fund Eight A L.P., a Delaware limited partnership, ("ICON Eight A") and ICON Income Fund Eight B L.P., a Delaware limited partnership, ("ICON Eight B") (collectively, the "Partnerships", or, individually, a "Partnership"), hereby signs his/her name in Section 5 on Page C-3, and thereby (a) subscribes for the number and dollar amount of limited partnership units ("Units") as set forth in Section 1.A on Page C-3; (b) agrees to become a Limited Partner of a Partnership upon acceptance of his/her subscription by the General Partner of such Partnership, ICON Capital Corp. (the "General Partner"); and (c) adopts, and agrees to be bound by each and every provision of, the Partnership Agreement and this Subscription Agreement. Subscriber hereby subscribes for the number of Units (whole and fractional), and has tendered good funds herewith in full payment of the "Dollar Amount" therefor (computed at $100 per whole Unit/$.01 for each 1/10,000th of a Unit as shown in Section 1.A on Page C-3, subject to (i) discounts (as described in the "Plan of Distribution" Section of the Prospectus) and to the minimum investment requirements (as described in the "INVESTOR SUITABILITY AND MINIMUM REQUIREMENTS; SUBSCRIPTION PROCEDURES" Section of the Prospectus).

    2. APPOINTMENT OF THE GENERAL PARTNER AS SUBSCRIBER'S ATTORNEY-IN-FACT. By signing his/her name in Section 5 on Page C-3, (and effective upon admission to the Partnership), each Subscriber thereby makes, constitutes and appoints the General Partner, each authorized officer of the General Partner and each Person who shall thereafter become a Substitute General Partner during the term of the Partnership, with full power of substitution, as the true and lawful attorney-in-fact of, in the name, place and stead of, such Limited Partner, to the full extent, and for the purposes and duration, set forth in Section 15 of the Partnership Agreement (all of the terms of which are hereby incorporated herein by this reference). Such purposes include, without limitation, the power to make, execute, sign, acknowledge, affirm, deliver, record and file any (a) document or instrument which the General Partner deems necessary or desirable to carry out fully the provisions of the Partnership Agreement (in the manner and for the purposes provided in Section
15.1 of the Partnership Agreement) and (b) amendment to the Partnership Agreement and to the Certificate of Limited Partnership of the Partnership (in the manner and for the purposes provided in Section 15.2 of the Partnership Agreement, including, without limitation, admission of Limited Partners to the Partnership and any application, certificate, instrument, affidavit or other document required or appropriate in connection with registration or documentation of the Partnership's Investments). The foregoing appointment shall not in any way limit the authority of the General Partner as attorney-in-fact for each Limited Partner of the Partnership under
Section 15 of the Partnership Agreement. The power of attorney hereby granted is coupled with an interest, is irrevocable and shall survive Subscriber's death, incapacity, insolvency or dissolution or his/her delivery of any assignment of all or any portion of his/her Units.

    3. GENERAL SUBSCRIBER REPRESENTATIONS. As a condition to Subscriber's being admitted to the Partnership, Subscriber hereby represents that he/she:
(a) either (i) has annual gross income of $30,000 plus a net worth of $30,000 (exclusive of his/her investment in Units, home, home furnishings and automobiles) or a net worth of $75,000 (determined in the same manner) or
(ii) meets any higher investor gross income and/or net worth standards applicable to residents of his/her State, as set forth in the "INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES" Section of the Prospectus; (b) if Subscriber is an IRA or a Qualified Plan, it has been accurately identified as such in Sections 2.A and 3 on Page C-3;
(c) has accurately identified himself/herself in Section 2.C on Page C-3 as either a U.S. Citizen or a non-U.S. Citizen (Note: a Subscriber which is a corporation, a partnership or trust should review the requirements for being considered a U.S. Citizen described in the "INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES" Section of the Prospectus); and (d) each subscriber who is purchasing Units for Individual Ownership (as indicated in Section 3 on Page C-3) is purchasing for his or her own account. If Subscriber is investing in a fiduciary or representative capacity, such investment is being made for one or more persons, entities or trusts meeting the above requirements.

    4. ADDITIONAL FIDUCIARY AND ENTITY REPRESENTATIONS. If the person signing this Subscription Agreement is doing so on behalf of another person or entity who is the Subscriber, including, without limitation, a corporation, a partnership, an IRA, a Qualified Plan, or a trust (other than a Qualified Plan), such signatory by signing his/her/its name in Section 5 of Page C-3 thereby represents and warrants that (a) he is duly authorized to
(i) execute and deliver this Subscription Agreement, (ii) make the representations contained herein on behalf of Subscriber and (iii) bind Subscriber thereby and (b) this investment is an authorized investment for Subscriber under applicable documents and/or agreements (e.g., articles of incorporation or corporate by-laws or action, partnership agreement, trust indenture, etc.) and applicable law.

    5. Under the penalties of perjury, by signing his/her name in Section 5 on Page C-3, each Subscriber thereby certifies that: (a) the Taxpayer Identification Number or Social Security Number listed in Section 2.A on Page C-3 is correct; and (b) he/she is not subject to backup withholding either because the Internal Revenue Service has (i) not notified such Subscriber that he/she is subject to backup withholding as a result of a failure to report all interest or dividends or (ii) has notified such Subscriber that he/she is no longer subject to backup withholding. (If you have been notified that you are currently subject to backup withholding, strike the language under clause (b) of this paragraph 5 before signing).

        UPON SUBSCRIBER'S EXECUTION OF THIS SUBSCRIPTION AGREEMENT AND ACCEPTANCE THEREOF BY THE GENERAL PARTNER, THIS SUBSCRIPTION AGREEMENT (CONSISTING OF PAGES C-1 THROUGH C-4) WILL BECOME A PART OF THE PARTNERSHIP AGREEMENT.

                         ICON INCOME FUND EIGHT B L.P.
                111 CHURCH STREET, WHITE PLAINS, NEW YORK 10601

                        SPECIAL PAYMENT INSTRUCTION FORM

        DISTRIBUTIONS TO DIRECT DEPOSIT ACCOUNTS AND/OR MULTIPLE PAYEES

Please use this form only if you would like your cash distributions to be directly deposited into an account and/or sent to more than one account, location or payee. A maximum of two (2) choices are allowed. If these instructions are being delivered in connection with an additional investment in this Partnership which is being combined with a prior investment, the designations of account, location and payee(s) must be exactly the same unless we are advised that you are requesting prior instructions be changed. Original signatures of all joint investors or custodial authorization are required.

Deposit / /    Checksing / /        First Payee    Direct

Bank Name --------------------------------        Bank Address -------------------------------
                                                              City          State          Zip
Bank ABA# --------------------------------        Bank Routing No. ---------------------------

Name of Account Holder --------------------       Account Type -------------------------------
                                                  Account No. --------------------------------

% to be Paid* ------------------------------      New instructions:    Yes / /      No / /

----------------------------------------------------------------------------------------------

                                    Second Payee    Direct
Deposit / /    Checking / /

Bank Name --------------------------------        Bank Address -------------------------------
                                                              City          State          Zip

Bank ABA# --------------------------------        Bank Routing No. ---------------------------

Name of Account Holder --------------------       Account Type -------------------------------
                                                  Account No. --------------------------------

% to be Paid* ------------------------------      New instructions:    Yes / /      No / /

*Please note that the total of First Payee and Second Payee (if applicable) should equal 100% of distribution.

-------------------------------------------       -------------------------------------------
Original Signature - Subscriber - Limited         Original Signature - Subscriber - Limited
Partner                                           Partner
or Authorized/Custodial Representative

-------------------------------------------       -------------------------------------------
Date Signed                                       Original Signature - Subscriber - Limited
                                                  Partner

                      Please make a copy for your records

--------------------------------------------------------------------------------

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS OR IN SUPPLEMENTS HERETO OR IN SUPPLEMENTAL SALES LITERATURE ISSUED BY THE PARTNERSHIP AND REFERRED TO IN THIS PROSPECTUS OR IN SUPPLEMENTS THERETO, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE UNITS TO WHICH IT RELATES OR ANY OF SUCH UNITS TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.


--------------------------------------------------------------------------------

                         ICON INCOME FUND EIGHT B L.P.
                        --------------------------------

                         $75,000,000 (MAXIMUM OFFERING)
                 750,000 UNITS OF LIMITED PARTNERSHIP INTEREST

                    (MINIMUM CAPITALIZATION OF 12,000 UNITS)

                                $100.00 PER UNIT

                      MINIMUM INVESTMENT 25 UNITS ($2,500)
                (10 UNITS OR $1,000 FOR IRAS OR QUALIFIED PLANS)

                                ---------------
                                   PROSPECTUS
                                ---------------
                             ICON SECURITIES CORP.
                                 DEALER-MANAGER

                                  MAY 19, 2000

                        --------------------------------
                        --------------------------------

                             ICON SECURITIES CORP.
                               111 CHURCH STREET
                          WHITE PLAINS, NEW YORK 10601
                                 (914) 993-1700

UNTIL AUGUST 19, 2000 (90 DAYS FROM THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT FOR THIS OFFERING, AS AMENDED), ALL DEALERS EFFECTING TRANSACTIONS IN THE UNITS, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                     [LOGO]
                             ICON SECURITIES CORP.
                                  800-435-5697
                             WWW.ICONSECURITIES.COM
--------------------------------------------------------------------------------


                               PART II
                INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION  *

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 6.3 of the Partnership Agreement of the Partnership, included in the prospectus as Exhibit A, provides for indemnification of the General Partner under certain circumstances. Reference is made to such section of the Partnership Agreement, and to "Summary of the Partnership Agreement" in the prospectus for a summary of this provision.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES - NOT APPLICABLE

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         (a)      Exhibits. See Exhibits Index.

         (b)      Financial Statement Schedules.

                  All schedules have been omitted as the requested information is inapplicable or is presented in the Prospectus, the balance sheets, financial statements or related notes.

ITEM 17.  UNDERTAKINGS

         The Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) That all post-effective amendments will comply with the applicable forms, rules and regulations of the commission in effect at the time such post-effective amendments are filed.

                  (5) To send to each limited partner at least on an annual basis a detailed statement of any transactions with the General Partner or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the General Partner or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

                  (6) To send to the limited partners, within 45 days after the close of each quarterly fiscal period, the information specified by the Form 10-Q, if such report is required to be filed with the Commission.

                  (7) To send to the limited partners the financial statements required by Form 10-K for the first full fiscal year of operations of the Partnership.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the General Partner of the Registrant (or controlling persons of the General Partner or of the Registrant) pursuant to the provisions described under Item 14 above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by the General Partner or controlling person of the Registrant in the successful defense of any action suit or proceeding) is asserted by any such General Partner or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                  The registrant further undertakes (i) to file a sticker supplement pursuant to Rule 424(c) under the Act describing each lease transaction not described in the prospectus or a prior supplement promptly after there arises a reasonable probability that such transaction will be acquired if the transaction would require commitment by the registrant of an amount of offering proceeds in excess of 10% of the offering proceeds received as of that date by the registrant; and (ii) to consolidate all such sticker supplements into a post-effective amendment filed at least once every three months during the offering period.

* Filed in Amendment No. 2 to the S-1 Registration Statement filed on September 18, 1998 and is incorporated herein.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 8 to the S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the locations and on the dates indicated.

                                                     ICON INCOME FUND EIGHT,

                                                     ICON INCOME FUND EIGHT B L.P.
                                                     (a Delaware limited partnership)

                                                     By:    ICON CAPITAL CORP.,
                                                            General Partner
                                                     By:

                                                                              Paul B. Weiss,
                                                                                 PRESIDENT

         Pursuant to the requirements of the Securities Act of 1933, the Post-Effective Amendment No. 8 to the S-1 Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities indicated, on this 19th day of January, 2001.

                     SIGNATURES                     TITLE(S)
                     ----------                     --------
              /s/ BEAUFORT J. B. CLARKE              Chief Executive Officer and Chairman of ICON Capital Corp., the General
        ------------------------------------         Partner of the Registrant
               Beaufort J. B. Clarke

                 /s/ PAUL B. WEISS                   President of ICON Capital Corp.
        ------------------------------------
                   Paul B. Weiss

                /s/ THOMAS W. MARTIN                 Executive Vice President, Treasurer and Director of ICON Capital Corp.
          --------------------------------
                  Thomas W. Martin


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   -----------

                                    EXHIBITS
                         POST-EFFECTIVE AMENDMENT NO. 8
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                   -----------

                             ICON INCOME FUND EIGHT
         ICON INCOME FUND EIGHT B, L.P., a Delaware limited partnership

                         ICON INCOME FUND EIGHT B, L.P.
                                  EXHIBIT INDEX


EXHIBIT
NO.           DESCRIPTION                                                                                                      PAGE
-------       -----------                                                                                                      ----

1.       Underwriting agreements.

         1.1 Form of Dealer-Manager Agreement(4)

         1.2 Form of Selling Dealer Agreement(1)

4.       Instruments defining the rights of security holders

         4.1 The Partnership's Amended and Restated Agreement of Limited
         Partnership is included as Exhibit A to the Prospectus
         4.2 The Subscription Agreement, including the Limited Partner Signature Page and Power of Attorney, is included as Exhibit C to the Prospectus
         4.3 Copy of the Partnership's Certificate of Limited Partnership filed with the Delaware Secretary of State on February 7, 2000(5)

5.       Opinion re legality

         5.1 Opinion of Greene Radovsky Maloney & Share LLP with respect to securities being registered

8.       Opinion re tax matters

         8.1 Opinion of Greene Radovsky Maloney & Share LLP with respect to certain tax matters

10.      Material Contracts

         10.2 Escrow Agreement(3)

23.      Consents of experts and counsel

         23.1 Consent of KPMG LLP

         23.2 Consent of Greene Radovsky Maloney & Share LLP appears in that firm's opinion (Exhibit 5.1) and is incorporated herein by reference

         23.3 Consent of Greene Radovsky Maloney & Share LLP appears in that firm's opinion (Exhibit 8.1) and is incorporated herein by reference

24.      Power of Attorney

         24.1 Powers of Attorney(1)

-----------

(1)      Filed as an Exhibit to the S-1 Registration Statement filed on May 29,
         1998 and is incorporated herein by reference.


(2) Filed as an Exhibit to Amendment No. 1 filed on July 24, 1998 and is incorporated herein.

(3) Filed as an Exhibit to Amendment No. 2 filed on September 18, 1998 and is incorporated herein.

(4)      Filed as an Exhibit to Post-Effective Amendment No. 1 filed on January
         29, 1999 and is incorporated herein.

(5)      Filed as an Exhibit to Post-Effective Amendment No. 5 filed on February
         17, 2000 and is incorporated herein.
